SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[X]  Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement/Prospectus
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  eGlobe, Inc.
                (Name of Registrant as Specified In Its Charter)

     _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[  ] No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which Merger applies:  Common Stock

     2) Aggregate number of securities to which Merger applies:       40,000,000

     3) Per unit price or other underlying value of Merger computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): 40,000,000 shares valued at $10.34375 per share (average of high and low sales price on January 27,
        2000)

     4) Proposed maximum aggregate value of Merger:                 $413,750,000

     5) Total fee paid:                                               $82,750.00

[  ] Fee paid previously with preliminary materials:
     ___________________________________________________________________________
[  ] Check box  if  any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid:
        ________________________________________________________________________
     2) Form, Schedule or Registration Statement No.:
        ________________________________________________________________________
     3) Filing Party:
        ________________________________________________________________________
        Date Filed:

                                  EGLOBE, INC.
                        1250 24TH STREET, N.W., SUITE 725
                             WASHINGTON, D.C. 20037


                                                             _____________, 2000

Dear Stockholder,

     You are cordially invited to attend a special meeting of stockholders of eGlobe, Inc. to be held on __________________, 2000, at ____, local time, at
_________________________________.

     THE PROPOSALS. At the special meeting, you will be asked to consider the following proposals:

         (1) the issuance of up to 40,000,000 shares of eGlobe common stock, par value $.001, to the stockholders of Trans Global Communications, Inc. in a merger under which Trans Global will become a wholly owned subsidiary of eGlobe, and the deposit of 2,000,000 shares into escrow to serve as the remedy for additional payment that may be required in the event of non-compliance with certain provisions of the merger agreement (the Trans Global stockholders will also be depositing 2,000,000 of the shares issued to them into the escrow under the same conditions);

         (2) an amendment to the Restated Certificate of Incorporation of eGlobe to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000;

         (3) an  amendment   to  eGlobe's   1995   Employee   Stock  Option  and
             Appreciation   Rights  Plan  to  increase   the  number  of  shares
             authorized under that plan from 3,250,000 to 7,000,000; and

         (4) a proposal to allow the preferred stock issued in our recent acquisition of Coast International, Inc. to become convertible into up to 3,220,000 shares of eGlobe common stock.

     THE SHARE ISSUANCE. At the eGlobe special meeting, you will be asked to consider and approve a proposal to authorize the issuance of 40,000,000 shares of common stock, par value $.001 per share, of eGlobe, to the stockholders of Trans Global, and the deposit of 2,000,000 shares into escrow to serve as the remedy for additional payment that may be required in the event of non-compliance with certain provisions of the Merger Agreement (the Trans Global stockholders will also be depositing 2,000,000 of the shares issued to them into the escrow under the same conditions). The shares will be issued in a merger between a wholly owned subsidiary of eGlobe and Trans Global. Trans Global operates an international communications network that generated $84 million in revenues for the first nine months of 1999.

     Under the merger agreement, assuming no dissenters, shares of Trans Global common stock will be converted in the aggregate into the right to receive
40,000,000 shares of eGlobe common stock, plus cash to be paid in lieu of fractional shares. The shares of eGlobe common stock held by eGlobe stockholders immediately prior to the merger will remain unchanged by the merger. If the merger is completed, former Trans Global stockholders will hold a significant number of shares of eGlobe common stock and several Trans Global officers and directors will assume management and director positions with eGlobe.

     The merger is subject to several conditions, including approval of the share issuance by eGlobe stockholders. A summary of the basic terms and conditions of the merger, as well as certain financial and other information relating to eGlobe and Trans Global, are set forth in the accompanying proxy statement. A copy of the merger agreement is attached to the accompanying proxy statement as Appendix A. If the approval of the stockholders of eGlobe is received, the merger is expected to be concluded shortly thereafter.

     Our board of directors unanimously approved the merger agreement, the merger and the share issuance. Our board of directors believes the merger offers eGlobe and its stockholders many important benefits, including a strategic fit between eGlobe's and Trans Global's network services businesses and long-term administrative and operational economies of scale. Our board of directors recommends that you vote FOR the share issuance in connection with the merger.

     THE CHARTER AMENDMENT. At the eGlobe special meeting, you will also be asked to consider and approve a proposed amendment to eGlobe's Restated Certificate of Incorporation to increase the authorized number of shares of eGlobe common stock from 100,000,000 to 200,000,000 shares. The share issuance is conditioned upon the approval of this proposed amendment since we do not currently have enough shares available for such issuance. Our board of directors approved the proposed amendment and recommends that you vote FOR its approval.

     THE EMPLOYEE PLAN AMENDMENT. At the eGlobe special meeting, you will also be asked to consider a proposed amendment to eGlobe's 1995 Employee Stock Option and Appreciation Rights Plan to increase the number of shares authorized under the employee plan from 3,250,000 to 7,000,000. This increase will be needed to have options available for grants made to our outside directors and executive officers, as well as Trans Global employees and employees of other companies acquired by eGlobe or that may be acquired in the future. The merger is not conditioned upon the approval of this proposed amendment. The proposed amendment to the employee plan will not be implemented if the share issuance is not approved. Our board of directors has approved the proposed amendment to the employee plan and recommends that you vote FOR its approval.

     THE RIGHT TO CONVERT. At the eGlobe special meeting, you will also be asked to consider a proposal that the eGlobe preferred stock issued in our recent acquisition of Coast International become convertible into up to 3,220,000 shares of eGlobe common stock. In that transaction we issued to the Coast stockholders shares of our 10% Series O Cumulative Convertible Preferred Stock, which cannot become convertible into eGlobe common stock until stockholder approval is obtained. We believe Coast is important to our future growth, and that approval of the convertibility of this preferred stock is important to maintain the support of the former Coast stockholders. Our board of directors recommends a vote FOR approval of this conversion right.

     THE SPECIAL MEETING. All stockholders are invited to attend the meeting in person. Approval of the amendment to the Restated Certificate of Incorporation requires the affirmative vote of a majority of the issued and outstanding shares of eGlobe common stock and Series H Convertible Preferred Stock (at 25% of the as-converted shares of common stock). The share issuance, the amendment to the employee plan and the right to convert require the affirmative vote of a majority of shares of eGlobe common stock and Series H Convertible Preferred Stock (at 25% of the as-converted shares of common stock) cast in person or by proxy at the eGlobe special meeting. Stockholders are urged to review carefully the information contained in the accompanying proxy statement.

     Whether or not you expect to attend the eGlobe special meeting in person, please complete, sign and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope to assure representation of your shares. You may revoke your proxy at any time before it has been voted, and if you attend the meeting you may vote in person even if you have previously returned your proxy card.

     We hope that you can attend the special meeting of stockholders. Your interest and support in the affairs of eGlobe are appreciated.



                                           Sincerely,




                                           Christopher J. Vizas
                                           Chairman of the Board of Directors
                                               and Chief Executive Officer


YOUR PROXY IS IMPORTANT-PLEASE VOTE PROMPTLY.

                                  EGLOBE, INC.
                        1250 24TH STREET, N.W., SUITE 725
                             WASHINGTON, D.C. 20037

                               ___________________

                          NOTICE OF SPECIAL MEETING OF
                           STOCKHOLDERS TO BE HELD ON
                             ________________, 2000
                               ___________________

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of eGlobe, Inc. will be held on _______________, 2000, at _______ local time, at
_________________________________ for the following purposes:

         1. To consider and vote upon a proposal to approve the issuance of up to 40,000,000 shares of eGlobe common stock, par value $0.001, to the stockholders of Trans Global Communications, Inc., and the deposit of an additional 2,000,000 shares into escrow for possible future issuance to these stockholders in the event of non-compliance by eGlobe with certain provisions of the Agreement and Plan of Merger, under an Agreement and Plan of Merger, dated as of December 16, 1999, among eGlobe, a wholly owned subsidiary of eGlobe, Trans Global and the stockholders of Trans Global under which Trans Global will become a wholly owned subsidiary of eGlobe;

         2. To consider and vote upon a proposed amendment to eGlobe's Restated Certificate of Incorporation to increase the authorized number of shares of eGlobe common stock from 100,000,000 to 200,000,000 shares;

         3. To consider and vote upon a proposed amendment to eGlobe's 1995 Employee Stock Option and Appreciation Rights Plan to increase the authorized number of shares under the employee plan from 3,250,000 to 7,000,000;

         4. To consider and vote upon a proposal to allow the preferred stock issued in our recent acquisition of Coast International to become convertible into up to 3,220,000 shares of eGlobe common stock; and

         5. To transact such other business as may properly come before the eGlobe special meeting, or any adjournments or postponements thereof.

     The board of directors of eGlobe has fixed the close of business on February 1, 2000 as the record date for the determination of stockholders of eGlobe entitled to notice of and to vote at the eGlobe special meeting. Only holders of record of eGlobe common stock and Series H Convertible Preferred Stock at the close of business on that date will be entitled to notice of and to vote at the eGlobe special meeting or any adjournments or postponements thereof. The share issuance, the charter amendment, the employee plan amendment, the right to convert and other related matters are more fully described in the accompanying proxy statement and the Appendices thereto, which form a part of this notice and should be read carefully by all stockholders.

                              By Order of the Board of Directors


                              Christopher J. Vizas
                              Chairman of the Board and Chief Executive Officer



_______ __, 2000



WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE EGLOBE SPECIAL MEETING IN PERSON. YOUR PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED AT THE EGLOBE SPECIAL MEETING.

                                TABLE OF CONTENTS


                                                                            PAGE



SUMMARY.....................................................................   5

THE SPECIAL MEETING.........................................................  11
   Date, Time and Place; Matters to Be Considered...........................  11
   Record Date and Voting...................................................  11
   Revocability of Proxies..................................................  12
   No Appraisal Rights......................................................  12
   Solicitation of Proxies..................................................  12

PROPOSAL 1 - APPROVAL OF ISSUANCE OF SHARES IN THE TRANS GLOBAL MERGER......  14
   General..................................................................  14
   Nasdaq Requirement for Stockholder Approval..............................  14
   Risks Related to the Share Issuance and the Merger.......................  14
   Background of the Merger.................................................  16
   Recommendation of eGlobe's Board of Directors and Reasons for the Merger
     and the Share Issuance.................................................  17
   Opinion of eGlobe's Financial Advisor....................................  19
   Accounting Treatment.....................................................  24
   Regulatory Approvals Required............................................  25
   Restrictions on Resales by Affiliates of Trans Global and eGlobe.........  25
   Federal Securities Law Consequences; Resale Registration Statement.......  25
   Listing of eGlobe Common Stock to be Issued in the Merger on Nasdaq......  25
   Terms Of the Merger Agreement, the Merger and the Share Issuance.........  25
   Selected Consolidated Condensed Financial Data of Trans Global...........  29
   Selected Consolidated Condensed Financial Data of eGlobe.................  30
   Selected Pro Forma Condensed Combined Financial Data of eGlobe and Trans
     Global.................................................................  33
   Comparative Per Share Data...............................................  35

INFORMATION ABOUT TRANS GLOBAL..............................................  37
   General..................................................................  37
   Business of Trans Global.................................................  37
   Risks Relating to the Business of Trans Global...........................  48
   Management's Discussion and Analysis of Financial Condition and Results of
     Operations of Trans Global.............................................  52
   Management of Trans Global...............................................  58
   Security Ownership of Trans Global's Principal Shareholders and Management 59
   Certain Relationships and Related Transactions of Trans Global...........  60

INFORMATION ABOUT EGLOBE....................................................  61
   General..................................................................  61
   Business of eGlobe.......................................................  61
   Price Range of eGlobe Common Stock and Dividend Policy...................  85
   Risks Relating to the Business of eGlobe.................................  86
   Management's Discussion and Analysis of Financial Condition and Results of
     Operations of eGlobe...................................................  94
   Security Ownership of eGlobe's Management................................ 113

PROPOSAL 2 - APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF
   INCORPORATION............................................................ 115
   Vote Required and Recommendation of our Board............................ 115
PROPOSAL 3 - APPROVAL OF AMENDMENT TO THE 1995 EMPLOYEE STOCK OPTION AND
   APPRECIATION RIGHTS PLAN................................................. 116
   Vote Required and Recommendation of our Board............................ 116

   Description of the 1995 Employee Stock Option and Appreciation Rights
     Plan................................................................... 117
   Federal Income Tax Consequences.......................................... 118

PROPOSAL 4 - APPROVAL OF THE RIGHT TO CONVERT PREFERRED SHARES ISSUED IN COAST
   TRANSACTION.............................................................. 120
   Vote Required in Recommendation of our Board............................. 120
   General Description of Series O Preferred Stock.......................... 121

OTHER MATTERS............................................................... 123
   Legal Matters............................................................ 123
   Other Matters............................................................ 123
   Where You Can Find More Information...................................... 123

                                   APPENDICES

APPENDIX A - Agreement and Plan
    of Merger............................................................... A-1


APPENDIX B - Opinion of Gerard Klauer
    Mattison & Co, Inc...................................................... B-1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS................. P-1

INDEX TO FINANCIAL STATEMENTS............................................... F-1

                                 PROXY STATEMENT

                                       OF

                                  EGLOBE, INC.
                             ______________________

     This proxy statement is being furnished to stockholders of eGlobe, Inc. It relates to the special meeting of eGlobe stockholders to be held on ___________, 2000, at __ local time, at ____________________________, and to any adjournments or postponements of the eGlobe special meeting. This proxy statement is first being mailed to eGlobe stockholders on or about _____ __, 2000.

     At the eGlobe special meeting, the eGlobe stockholders will be asked to approve, in separate votes:

         (1) the issuance of up to 40,000,000 shares of our common stock, par value $0.001, to the stockholders of Trans Global Communications, Inc., and the deposit of an additional 2,000,000 shares into escrow for possible future issuance to these stockholders in payment of any claims (collectively, the "Share Issuance"), in a merger under an Agreement and Plan of Merger, dated as of December 16, 1999 (the "Merger Agreement"), by and between eGlobe, a wholly owned subsidiary of eGlobe ("Merger Sub"), Trans Global and the stockholders of Trans Global under which Trans Global will become a wholly owned subsidiary of eGlobe (the "Merger");

         (2) an amendment to our Restated Certificate of Incorporation that would increase the maximum number of authorized shares of eGlobe common stock from 100,000,000 to 200,000,000 shares (the "Charter Amendment");

         (3) an amendment to our 1995 Employee Stock Option and Appreciation Rights Plan (the "Employee Plan") that would increase the number of shares authorized under the Employee Plan from 3,250,000 to 7,000,000 (the "Employee Plan Amendment");

         (4) a proposal to allow the preferred stock issued in our recent acquisition of Coast International to become convertible into up to 3,220,000 shares of eGlobe common stock (the "Right to Convert"); and

         (5) such other business as may properly come before the eGlobe special meeting, or any adjournments or postponements of the eGlobe special meeting.

     The proposal of each of the Charter Amendment and the Employee Plan Amendment arise out of the Share Issuance and the Merger. These transactions, if approved, are expected to exceed our available unissued common stock (other than reserved shares), and proposed option grants to Trans Global employees are expected to use most of the authorized Employee Plan option shares. While approval of the Charter Amendment is a condition to the Share Issuance, approval of the Employee Plan Amendment is not. The Right to Convert relates to a merger completed by eGlobe in early December and is unrelated to the Merger or the Share Issuance.

     THE SHARE ISSUANCE. The Merger Agreement provides for the merger of Merger Sub with and into Trans Global, with Trans Global continuing as the surviving corporation and becoming a wholly owned subsidiary of eGlobe. As part of the Merger, the outstanding shares of Trans Global common stock will be converted into 40,000,000 shares of eGlobe common stock, less shares issuable to dissenters, if any. Cash will be paid in lieu of fractional shares. The Merger Agreement provides that we will withhold and deposit in escrow 2,000,000 of the shares of eGlobe common stock issued to Trans Global stockholders in the Merger to cover the indemnification obligations of the Trans Global stockholders under the Merger Agreement. Similarly, we will deposit into escrow 2,000,000 additional shares of eGlobe common stock (collectively with the shares to be withheld by eGlobe, the "Escrow Shares") to cover our indemnification obligations to the Trans Global stockholders.

     The Merger is subject to various conditions, including approval of the Share Issuance by eGlobe stockholders. We expect that the Merger will be consummated shortly after all stockholder approvals are obtained. If the Merger is not consummated by April 15, 2000, either party, subject to certain exceptions, may terminate the Merger Agreement.

     The Merger is expected to be accounted for as a pooling of interests. If the Merger is consummated, we will restate, retroactively at the effective time of the Merger, our consolidated financial statements to include the assets, liabilities, stockholders' equity and results of operations of Trans Global, as if the companies had been combined as of the earliest date reported by the combined financial statements.

     Our financial advisor, Gerard Klauer Mattison & Co., Inc., has delivered an opinion to our board of directors that the exchange ratio eGlobe is paying in the Merger is fair, from a financial point of view, to the eGlobe stockholders. Gerard Klauer Mattison's opinion describes the matters it considered and the scope of its review undertaken in rendering the opinion. A copy of Gerard Klauer Mattison's opinion is attached to the accompanying proxy statement as Annex B.

     A summary of the material terms and conditions of the Merger, specified financial and other information relating to eGlobe and Trans Global are set forth in this proxy statement. A copy of the Merger Agreement is attached hereto as Appendix A. For a more detailed description of the Share Issuance and the Merger Agreement, see "PROPOSAL 1 - APPROVAL OF ISSUANCE OF SHARES IN THE TRANS GLOBAL MERGER."

     THE CHARTER AMENDMENT. eGlobe stockholders will also be asked to approve a proposed amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of eGlobe common stock from 100,000,000 to 200,000,000 shares. This amendment is necessary to consummate the Share Issuance and will provide us with additional shares for issuance at the discretion of the board of directors in connection with future acquisitions, stock splits and stock dividends, equity financings, employee benefit plans and other corporate purposes. For a more detailed description of the Charter Amendment, see
"PROPOSAL  2  -  APPROVAL  OF   AMENDMENT  TO  THE   RESTATED   CERTIFICATE   OF
INCORPORATION."

     THE EMPLOYEE PLAN AMENDMENT. eGlobe stockholders will also be asked to consider a proposed amendment to our 1995 Employee Stock Option and Appreciation Rights Plan to increase the number of shares authorized under the Employee Plan from 3,250,000 to 7,000,000. This increase will be needed to have options available for grants made to our outside directors and executive officers, as well as Trans Global employees and employees of other companies acquired by us or that may be acquired in the future. For a more detailed description of the Employee Plan and the Employee Plan Amendment, see "PROPOSAL 3 - APPROVAL OF AMENDMENT TO THE 1995 EMPLOYEE STOCK OPTION AND APPRECIATION RIGHTS PLAN."

     THE RIGHT TO CONVERT. eGlobe stockholders will also be asked to consider a proposal that the eGlobe preferred stock issued in our recent acquisition of Coast International become convertible into up to 3,220,000 shares of eGlobe common stock. In that transaction we issued to the Coast stockholders shares of our 10% Series O Cumulative Convertible Preferred Stock, which cannot become convertible into eGlobe common stock until stockholder approval is obtained because a majority of such shares are held by an affiliate of EXTL Investors, currently our largest stockholder. We believe Coast is important to our future growth, and that approval of the convertibility of this preferred stock is important to maintain the support of the former Coast stockholders, including the affiliate of EXTL Investors and Bijan Moaveni who became our chief operating officer as part of the Coast acquisition. For a more detailed description of the Right to Convert, see "PROPOSAL 4 - APPROVAL OF THE RIGHT TO CONVERT PREFERRED SHARES ISSUED IN COAST TRANSACTION."

                                     ______________________

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EGLOBE. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, EGLOBE COMMON STOCK TO ANY TRANS GLOBAL STOCKHOLDER IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT BE MADE LAWFULLY.
                                     ______________________

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT TO THE EGLOBE STOCKHOLDERS NOR ANY DISTRIBUTION OF EGLOBE COMMON STOCK TO THE TRANS GLOBAL STOCKHOLDERS PURSUANT TO THE MERGER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF EGLOBE OR TRANS GLOBAL SINCE THE DATE HEREOF.
                                     ______________________

              The date of this proxy statement is ______ __, 2000.

                           FORWARD LOOKING STATEMENTS

     Some of the statements contained in or considered a part of this proxy statement discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading "Risk Factors Related to the Share Issuance and the Merger," "Risks Relating to the Business of Trans Global" and "Risks Relating to the Business of eGlobe" and throughout this proxy statement.

                                     SUMMARY

     The following is a brief summary of certain information contained elsewhere in this proxy statement. This summary is not intended to be a complete description and is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained elsewhere in this proxy statement and the documents incorporated herein by reference.

SPECIAL MEETING OF EGLOBE STOCKHOLDERS (PAGE 11)

The special meeting will be held on ________ __, 2000 at _______ local time, at ______________________. At the special meeting, you will be asked to consider and vote upon:

(1)   a proposal to approve the Share Issuance;

(2)   a proposal to approve and adopt the Charter Amendment;

(3)   a proposal to approve and adopt the Employee Plan Amendment;

(4)   a proposal to approve the Right to Convert; and

(5)   such other matters as may be brought properly before the special meeting.

You can vote, or submit a proxy to vote, at the special meeting if you were a record holder of eGlobe common stock or Series H Convertible Preferred Stock (the "Series H Preferred Stock") at the close of business on February 1, 2000. You can vote your shares by attending the meeting and voting in person or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy at any time before it has been voted.

RECORD DATE AND VOTING (PAGE 11)

The board of directors has fixed February 1, 2000 as the record date for determination of holders of eGlobe common stock entitled to notice of and to vote at the eGlobe special meeting. Only holders of record of our common stock and our Series H Preferred Stock at the close of business on the eGlobe record date, will be entitled to notice of and to vote at the special meeting or any adjournment thereof.

Approval of each of the Share Issuance, Employee Plan Amendment and Right to Convert requires the affirmative vote of the majority of the total votes cast regarding each proposal. Approval of the Charter Amendment requires the affirmative vote of a majority of the issued and outstanding shares of eGlobe common stock and Series H Preferred Stock (at 25% of the as-converted shares of common stock) represented in person or by proxy at the Special Meeting.

PROPOSAL 1 - THE SHARE ISSUANCE

GENERAL

If the Share Issuance is approved and the Merger is consummated, Trans Global will merge with and into Merger Sub and become a wholly owned subsidiary of eGlobe. As consideration for the Merger, the outstanding shares of Trans Global common stock will be converted into an aggregate of 40,000,000 shares of eGlobe common stock, less shares issuable to dissenters, if any. Cash will be paid in lieu of fractional shares. We will deposit into escrow 2,000,000 additional shares of eGlobe common stock to cover possible indemnification obligations to the Trans Global stockholders.

RISKS RELATED TO THE SHARE ISSUANCE AND THE MERGER

Risks related to the Share Issuance and the  Merger include, among others,

     - immediate and substantial dilution of eGlobe stockholders' percentage equity and voting interest

     - ability of the Trans Global stockholders to significantly influence eGlobe following the Merger

     -   inability of combined company to raise required additional financing

     - inability of eGlobe to successfully integrate Trans Global into its operations

     -   possible loss of contracts with customers and other third partie

     -   inability to treat the Merger as a pooling of interests

REASONS FOR THE MERGER AND THE SHARE ISSUANCE; RECOMMENDATION OF EGLOBE'S BOARD OF DIRECTORS (PAGE 7)

The board of directors considered a variety of factors in approving the Merger Agreement and decided that it would recommend that eGlobe stockholders approve the Share Issuance. These factors included:

-     the business and financial condition of eGlobe and Trans Global
-     the business advantages of a combination, including:
      -     a significant increase in revenues
      -     a significant  expansion of eGlobe's  network and network  services business
      -     the addition of experienced members of management
      -     additional customer relationships
      -     other advantages discussed below
-     the  alternatives   to the Merger;  including  leaving our  business as it
      currently is or acquiring other companies.

After considering these factors, our board of directors concluded that the Merger is in the best interests of eGlobe and its stockholders at large. Our board of directors has unanimously approved the issuance of shares of eGlobe common stock pursuant to the Merger Agreement and has directed that such issuance be submitted to the stockholders of eGlobe. The board of directors unanimously recommends that you vote "FOR" the Share Issuance.

For a more detailed discussion of the factors considered by the board of directors in reaching its decision, see "Background of the Merger" and "Recommendation of the eGlobe Board of Directors and Reasons for the Merger."

OPINION OF EGLOBE'S FINANCIAL ADVISOR (PAGE 19)

At a board meeting held on December 16, 1999 to evaluate the Merger, the eGlobe board received the opinion of its financial advisor, Gerard Klauer Mattison & Co, Inc. ("Gerard Klauer Mattison"), that the exchange ratio to be paid by us in the Merger was fair, from a financial point of view, to eGlobe. The full text of the written opinion of Gerard Klauer Mattison dated December 16, 1999 is attached as Appendix B to this proxy statement, and should be read carefully in its entirety. Gerard Klauer Mattison's opinion is directed to our board, addresses only the fairness of the exchange ratio from a financial point of view, and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Share Issuance in connection with the Merger.

ACCOUNTING TREATMENT

The Merger is expected to be accounted for using the pooling of interests method of accounting. As a result, if the Merger is consummated, we will restate, retroactively at the effective time of the Merger, our consolidated financial statements to include the assets, liabilities, stockholders' equity and results of operations of Trans Global, as if the companies had been combined as of the earliest date reported by the combined financial statements.

REGULATORY APPROVALS REQUIRED (PAGE 25)

Before the Merger can occur, U.S. antitrust authorities must determine not to seek to prevent the Merger and the applicable pre-merger waiting period must expire. The Federal Communication Commission ("FCC") must also approve a transfer of control of Trans Global's FCC licenses. eGlobe and Trans Global have filed all of the required applications or notices with the U.S. antitrust authorities and the FCC. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will receive them.


RESALE REGISTRATION STATEMENT

The eGlobe common shares issued to Trans Global stockholders in connection with the Merger will be "restricted securities" which cannot be resold until they are registered under the Securities Act or unless an exemption is available. However, the Merger Agreement requires us, within 90 days after the effective time of the Merger, to prepare and file a registration statement covering the resale of all of the eGlobe common stock by the Trans Global stockholders, and to maintain the effectiveness of the resale registration statement. Trans Global stockholders that will receive a majority of the shares of eGlobe common stock issued in the Merger will be senior officers and/or directors of eGlobe and will be subject to resale restrictions even after their stock has been registered under our internal policies regarding sale of shares by officers and directors.

TERMS OF THE MERGER AGREEMENT, THE MERGER AND THE SHARE ISSUANCE

     THE MERGER AGREEMENT

The Merger Agreement is included as Appendix A to this proxy statement. It is the legal document that governs the Merger.

     THE PARTIES (PAGE 37)

eGlobe, Inc.
1250 24TH Street, N.W., Suite 725
Washington, D.C. 20037
(202) 822-8981

We provide enhanced global communications services and products to national carriers and internet service providers around the world that allow our customers to offer enhanced, usually IP-based services to their national customers. Our business consists of the following:

- Global Internet protocol or IP (as it is sometimes called) voice and fax telephony services,

- a new suite of IP based services, including unified messaging services (the ability to retrieve voice mail, e-mail and faxes over a telephone or computer) and telephone portal services (the ability to obtain information from a portal site using the telephone) which we launched in 1999,

- global calling card services including validation, routing, billing and payment services,

- customer care services enabling e-commerce, including our own enhanced services, and

-      retail services consisting of domestic long-distance.

We principally offer our services to telecommunication companies, internet service providers, and financial institutions.

Trans Global Communications, Inc.
421 Seventh Avenue
New York, NY  10001
(212) 364-3500

Trans Global provides its clients with services that include international and domestic connectivity, co-location facilities and switch partitioning through a facilities-based, direct connection and resale network. Trans Global has points-of-presence in New York, Los Angeles, London and Cairo. Through its main switching centers in New York and London, Trans Global can transport and terminate voice, fax or data calls to any country with a hard wire or cell-based communications system.

     STRUCTURE OF THE MERGER (PAGE 25)

The Merger Agreement provides that eGlobe will acquire Trans Global by merger, with Trans Global being merged into Merger Sub, a wholly owned subsidiary of eGlobe. Trans Global will be the surviving corporation, and will become a wholly owned subsidiary of eGlobe. We hope to complete the Merger by March 31, 2000.

     TAX TREATMENT

We expect the Merger to qualify as a tax-free reorganization.

     WHAT WE WILL ISSUE IN THE MERGER -- THE SHARE ISSUANCE (PAGE 25)

When we complete the Merger, all shares of Trans Global common stock outstanding will be converted into the right to receive an aggregate of up to 40,000,000 shares of eGlobe common stock, 2,000,000 of which will be held in escrow to indemnify us. The 40,000,000 shares of eGlobe common stock will be allocated among the Trans Global stockholders in proportion to the number of shares of Trans Global that each holds. eGlobe will pay cash in lieu of any fractional shares. The Merger Agreement also provides that we will deposit an additional 2,000,000 shares in an escrow account to indemnify the Trans Global stockholders for any losses resulting from any breach by us of its representations and warranties under the Merger Agreement.

     SOME TRANS GLOBAL DIRECTORS AND OFFICERS WILL BECOME DIRECTORS AND EXECUTIVE OFFICERS OF EGLOBE (PAGE 26)

When we complete the Merger, a number of Trans Global directors and officers will become directors and/or members of management of eGlobe. Our board of directors will elect Arnold S. Gumowitz, Trans Global's chairman, Gary S. Gumowitz, Trans Global's president, and John W. Hughes, Trans Global's general counsel, as additional directors of eGlobe. We have also agreed to use our best reasonable efforts to ensure that one of these directors is appointed to serve on the executive committee. Arnold S. Gumowitz will become Co-Chairman of eGlobe, Gary S. Gumowitz will become President of eGlobe Development Corp., a wholly owned subsidiary of eGlobe, and John W. Hughes will become Senior Vice President and General Counsel of eGlobe.

     WHAT IS NEEDED TO COMPLETE THE MERGER (PAGE 27)

Several conditions must be satisfied before the Merger will be completed. These include:

     -   approval of the Share Issuance by the eGlobe stockholders

     -   receipt of all required consents and approvals from government agencies

     - receipt of letters from Trans Global's and eGlobe's independent certified public accountants as to the availability of the pooling of interests accounting method

     -   other  customary  contractual   conditions  set  forth  in  the  Merger
         Agreement


If the law permits, eGlobe or Trans Global may each waive conditions for the benefit of their respective company and stockholders and complete the Merger even though one or more of these conditions has not been met. We cannot assure you that the conditions will be satisfied or waived or that the Merger will occur.

     INDEMNIFICATION (PAGE 27)


We will make various customary representations and warranties to the Trans Global stockholders, and the Trans Global stockholders will make various customary representations and warranties to us. The additional 2,000,000 shares deposited into escrow by us will be subject to claims by Trans Global stockholders for any breach by us. Similarly, 2,000,000 of the 40,000,000 shares issued by us in the Merger will be held in escrow subject to claims by us.

     INTERESTS OF EGLOBE'S DIRECTORS AND OFFICERS IN THE MERGER (PAGE 26)


We intend to enter into an employment agreement with Christopher J. Vizas, our Chairman of the Board of Directors and Chief Executive Officer, as a condition to the Merger. Mr. Vizas' existing employment with us expires on December 5, 2000.

     TERMINATION OF THE MERGER AGREEMENT; EXPENSES (PAGE 28)

The Merger Agreement specifies a number of situations when the agreement may be terminated by eGlobe or Trans Global, which are described on page 28. We will each pay our own fees, costs and expenses incurred in connection with the Merger Agreement, and we have both agreed to share certain fees associated with the governmental filings required.


PROPOSAL 2 - THE CHARTER AMENDMENT

eGlobe stockholders are being asked to approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 shares. This amendment will provide eGlobe with the shares necessary for the Share Issuance, plus additional shares for issuance at the discretion of the board of directors in connection with future acquisitions, stock splits, stock dividends, equity financings, employee benefit plans and other corporate purposes.

Approval and adoption of the Charter Amendment is effectively a condition to the Share Issuance. We will not have enough shares of common stock available for the Share Issuance unless the proposed amendment is approved.

Our board of directors believes that the Charter Amendment is in the best interests of eGlobe and its stockholders, and unanimously recommends that you vote "FOR" the Charter Amendment.


PROPOSAL 3 - THE EMPLOYEE PLAN AMENDMENT

eGlobe stockholders are being asked to approve an amendment to our 1995 Employee Stock Option and Appreciation Rights Plan to increase the number of shares authorized under the Employee Plan from 3,250,000 to 7,000,000 shares of common stock. This increase will be needed to have options available for grants made to our outside directors and executive officers, as well as Trans Global employees and employees of other companies acquired by us or that may be acquired in the future. With our recent acquisitions and the proposed Merger, our number of employees has grown or will grow significantly, and we need additional options to grant to employees to serve as an incentive for superior performance. Following the Share Issuance, the number of shares authorized under the Employee Plan would constitute less than 7.1% of our capital stock (assuming conversion of convertible preferred stock and exercise of outstanding warrants).

Approval and adoption of the Employee Plan Amendment is not a condition to the Share Issuance.

Our board of directors believes that the Employee Plan Amendment is in the best interests of eGlobe and its stockholders, and unanimously recommends that you vote "FOR" the Employee Plan Amendment.


PROPOSAL 4 - THE RIGHT TO CONVERT

eGlobe stockholders are being asked to approve a proposal that the preferred stock of eGlobe issued in our recent acquisition of Coast International become convertible into up to 3,220,000 shares of eGlobe common stock. In that transaction, we issued to the Coast stockholders 16,100 shares of our 10% Series O Cumulative Convertible Preferred Stock, which cannot become convertible into eGlobe common stock until stockholder approval is obtained because a majority of such shares are held by an affiliate of EXTL Investors, currently our largest stockholder. On January 27, 2000, the closing sales price of eGlobe common stock was over the required threshold for the requisite number of trading days and, accordingly, on the date that we receive stockholder approval and satisfy certain other conditions, the outstanding Series O Preferred Stock will be converted into 3,220,000 shares of eGlobe common stock. We believe Coast is important to our future growth, and that approval of the convertibility of this preferred stock is important to maintain the support of the former Coast stockholders, including the affiliate of EXTL Investors and Bijan Moaveni who became our chief operating officer as part of the Coast acquisition.

This proposal is not related to the Share Issuance and the Merger or any of the other proposals included in this proxy statement. Our board of directors believes this proposal is in the best interests of eGlobe and its stockholders, and recommends that you vote "FOR" approval of Right to Convert.

                               THE SPECIAL MEETING


     This proxy statement is first being mailed or delivered by eGlobe to its stockholders on or about _____ __, 2000, and is accompanied by the notice of the special meeting and a form of proxy that is solicited by the eGlobe board of directors for use at the special meeting and at any adjournments or postponements thereof.


    DATE, TIME AND PLACE; MATTERS TO BE CONSIDERED

     The special meeting is scheduled to be held on ______ __, 2000, at _____ local time, at _________________________________. At the special meeting, eGlobe stockholders will be asked to consider and approve:

-     the Share Issuance;

-     the Charter Amendment;

-     the Employee Plan Amendment;

-     the Right to Convert; and

- such other matters as may properly be submitted to a vote at the special meeting.

Approval of the Share Issuance by the eGlobe stockholders is a condition to the Merger, while approval of each of the Charter Amendment, the Employee Plan Amendment and the Right to Convert is not. However, the Share Issuance is effectively conditioned upon the approval of the Charter Amendment.


    RECORD DATE AND VOTING

     The board of directors has fixed February 1, 2000 as the record date for determination of holders of eGlobe common stock entitled to notice of and to vote at the eGlobe special meeting. Only holders of record of our common stock and our Series H Preferred Stock at the close of business on the eGlobe record date, will be entitled to notice of and to vote at the special meeting or any adjournment thereof. On February 1, 2000, there were issued and outstanding, and entitled to vote, __________ shares of common stock and _________ shares of Series H Preferred Stock.

     Each holder of our common stock of record on such date will be entitled to one vote on all matters to be voted upon at the special meeting. The holders of our Series H Preferred Stock of record are generally entitled to one vote for each four shares of Series H Preferred Stock held on all matters to be voted upon at the special meeting. Our common stock and Series H Preferred Stock vote as a single class. Holders of a majority of the common stock and Series H Preferred Stock represented at the meeting may approve all of the proposals submitted to the stockholders except for the Charter Amendment.

     A quorum consists of a majority of our outstanding common stock and Series H Preferred Stock represented in person or by proxy and entitled to vote at the special meeting. Any stockholder present in person or by proxy who abstains from voting on any particular matter will be counted in determining whether or not a quorum is present. For purposes of voting on the matters described in this proxy statement, at any meeting of stockholders at which a quorum is present, the required vote is as follows:

     - the affirmative vote of a majority of the shares of common stock and Series H Preferred Stock (at 25% of the as-converted shares of common stock) present or represented by proxy at the special meeting, voting together as a single class, is required to approve the Share Issuance, the Employee Plan and the Right to Convert, and in such a case, the aggregate number of votes cast by all stockholders present in person or by proxy will be used to determine whether a motion will carry, and

     - the affirmative vote of a majority of the shares of common stock and Series H Preferred Stock (at 25% of the as-converted shares of common stock) outstanding, voting together as a single class, is required to approve the Charter Amendment.

     If the enclosed proxy card is executed properly and received by eGlobe in time to be voted at the special meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED PROXIES WITH NO INSTRUCTIONS INDICATED THEREON WILL BE VOTED "FOR" THE SHARE ISSUANCE, THE CHARTER AMENDMENT, THE EMPLOYEE PLAN AMENDMENT AND THE RIGHT TO CONVERT.

     The board of directors of eGlobe is not aware of any matters other than the Share Issuance, the Charter Amendment, the Employee Plan Amendment and the Right to Convert that may be properly brought before the eGlobe special meeting. If any other matters properly come before the eGlobe special meeting or any adjournments or postponements of the Special Meeting and are voted on, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the board of directors of eGlobe.

    REVOCABILITY OF PROXIES

     The accompanying form of proxy is for use at the meeting if a holder of eGlobe common stock is unable to attend in person. The presence of a stockholder at the eGlobe special meeting will not automatically revoke such stockholder's proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by:

     - delivering to Graeme Brown, Assistant General Counsel and Secretary, eGlobe, Inc., 1250 24th Street, N.W., Suite 725, Washington, D.C. 20037, a written notice of revocation prior to the special meeting or a duly executed proxy bearing a later date or

     -  attending the eGlobe special meeting and voting in person.

All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are voted, will be voted in the manner specified therein.

    NO APPRAISAL RIGHTS

     Under the Delaware General Corporation Law, the stockholders of eGlobe are not entitled to appraisal rights with respect to the issuance of shares of eGlobe in connection with the Share Issuance or any other matters addressed herein.

    SOLICITATION OF PROXIES

     We have engaged __________________ to assist in the distribution of proxy materials and solicitation of votes for a fee of approximately $__________ plus out-of-pocket expenses. The cost of soliciting proxies in the form enclosed herewith will be borne entirely by eGlobe. In addition to the solicitation of proxies by mail, proxies may be solicited by our officers and directors and our regular employees, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. We may also utilize the services of our transfer agent, American Stock Transfer & Trust Company, to provide broker search and proxy distribution services at an estimated cost of $2,500. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock and our Series H Preferred Stock and normal handling charges may be paid for such forwarding service.

                                   PROPOSAL 1

            APPROVAL OF ISSUANCE OF SHARES IN THE TRANS GLOBAL MERGER

GENERAL

     The Merger Agreement provides that, at the Effective Time, Merger Sub will merge with and into Trans Global, whereupon Trans Global will become a wholly owned subsidiary of eGlobe and each outstanding share of Trans Global common stock will be converted into the right to receive, without interest, a number of shares of eGlobe common stock equal to 40,000,000 shares of eGlobe common stock, less shares issuable to dissenters, if any. Cash will be paid in lieu of fractional shares. At the Effective Time, each issued and outstanding share of Trans Global common stock will be converted into 200,000 shares of eGlobe common stock.

     Based upon the number of shares of eGlobe common stock outstanding as of January 27, 2000, the former holders of Trans Global common stock will hold approximately 52.7% of the total outstanding shares of eGlobe and 37.2% of the shares of eGlobe outstanding on a fully diluted basis, assuming conversion of outstanding preferred stock and options and warrants with an exercise price below the stock price of eGlobe common stock on January 27, 2000.

NASDAQ REQUIREMENT FOR STOCKHOLDER APPROVAL

     The Nasdaq Stock Market ("Nasdaq") regulations require that we obtain approval of our stockholders in connection with a transaction, other than a public offering, involving the sale or issuance by us of common stock (or securities convertible into, or exercisable for, common stock) equal to 20% or more of the common stock, or 20% or more of the voting power of our securities, which were outstanding before the issuance of the common stock in connection with the Merger. As a result, even though the Share Issuance is not required to be approved by eGlobe's stockholders under the terms of the Delaware General Corporation Law, such stockholder approval is required under the regulations of Nasdaq to which eGlobe is subject. A majority of the total votes cast in person or by proxy at the Special Meeting are required to approve the Share Issuance.

RISKS RELATED TO THE SHARE ISSUANCE AND THE MERGER

     YOU WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION OF YOUR PERCENTAGE EQUITY AND VOTING INTEREST.

     We will issue 40,000,000 shares of common stock in the Share Issuance, less shares issuable to dissenters, if any, and an additional 2,000,000 shares of eGlobe common stock will be deposited into escrow to cover possible indemnification obligations. The 40,000,000 shares would represent approximately 52.7% of the number of shares of common stock outstanding as of January 27, 2000 and 37.2% of the shares of eGlobe common stock outstanding on a fully diluted basis, assuming the conversion of outstanding preferred stock and exercise of outstanding options and warrants with an exercise price below the stock price of eGlobe common stock. Accordingly, the Merger will have the effect of substantially reducing the percentage equity and voting interest held by each of our stockholders.

     THE TRANS GLOBAL STOCKHOLDERS MAY BE ABLE TO SIGNIFICANTLY INFLUENCE US FOLLOWING THE SHARE ISSUANCE.

     The substantial ownership of common stock by the Trans Global stockholders after the Merger will provide them with the ability to exercise substantial influence in the election of directors and other matters submitted for approval by eGlobe's stockholders. Following the closing of the Merger, the ownership of common stock by the eleven Trans Global stockholders, including those who will become directors and/or executive officers of eGlobe, will represent approximately 52.7% of the outstanding shares of eGlobe and 37.2% of the shares of eGlobe outstanding on a fully diluted basis, assuming the conversion of outstanding preferred stock and exercise of outstanding options and warrants with an exercise price below the stock price of eGlobe common stock on January 27, 2000. This concentration of ownership of eGlobe's common stock may make it difficult for other eGlobe stockholders to successfully approve or defeat matters which may be submitted for stockholder action. It may also have the effect of delaying, deterring or preventing a change in control of eGlobe without the consent of the Trans Global stockholders. In addition, sales of common stock by the Trans Global stockholders to a third party may result in a change of control of eGlobe.

     THE COMBINED COMPANY MAY BE UNABLE TO OBTAIN REQUIRED ADDITIONAL CAPITAL.

     As indicated in the risk factors relating to each of eGlobe and Trans Global below, each of eGlobe and Trans Global needs to raise additional capital to operate its business as currently intended. After the Merger, the combined company will need to raise up to $17.6 million in a combination of debt and equity securities to have sufficient working capital to run and grow the combined business and take advantage of joint opportunities through September 30, 2000. Should the combined company be unsuccessful in its efforts to raise additional capital, it will be required to curtail its plans or it may be required to cut back or stop operations. There can be no assurance that the combined company will raise additional capital or generate cash from operations sufficient to meet its obligations and planned requirements. Additional information is included under the captions "Information About Trans Global - Risks Relating to the Business of Trans Global -Trans Global could be required to cut back or stop its operations if it is unable to obtain needed funding" and "Information About eGlobe - Risks Relating to the Business of eGlobe -We could be required to cut back or stop our operations if we are unable to obtain needed funding."

     WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE TRANS GLOBAL INTO OUR OPERATIONS.

     The integration of Trans Global into our operations involves a number of risks, including:

     -  difficulty integrating Trans Global's operations and personnel;

     -  diversion of management attention;

     -  potential disruption of ongoing business;

     -  inability to retain key personnel;

     - inability to successfully incorporate Trans Global's customer base and arrangements into our service offerings;

     - inability to maintain uniform standards, controls, procedures and policies; and

     -  impairment of relationships with employees, customers or vendors.

Failure to overcome these risks or any other problems encountered in connection with the Merger or other similar mergers could reduce the value of the Merger to us and slow our growth or lower the quality of our services. This could reduce the value of eGlobe common stock.

     WE MAY LOSE RIGHTS UNDER CONTRACTS WITH CUSTOMERS AND OTHER THIRD PARTIES AS A RESULT OF THE MERGER.

     eGlobe and Trans Global each have numerous contracts with suppliers, customers, licensors, licensees and other business partners. The Share Issuance may trigger requirements under some of these contracts to obtain the consent, waiver or approval of the other parties. If we cannot do so, we may lose some of these contracts or have to renegotiate the contracts on terms that may be less favorable. In addition, many of these contracts have short terms or can be terminated following a short notice period. Loss of these contracts would reduce our revenues and may, in the case of some contracts, affect rights that are important to the operation of our business.

     WE MAY NOT BE ABLE TO TREAT THE MERGER AS A "POOLING OF INTERESTS" FOR ACCOUNTING PURPOSES.


     For the Merger to qualify as a pooling of interests for accounting and financial reporting purposes, eGlobe and Trans Global, and their respective affiliates, must meet the criteria for pooling of interests accounting treatment as established in opinions published by the Accounting Principles Board and interpreted by the Financial Accounting Standards Board and the SEC. These opinions are complex and the interpretation of them is subject to change. Recent actions and comments from the SEC have indicated that the SEC is scrutinizing the application of the pooling of interests method of accounting for business combinations. The SEC may challenge our conclusions and ultimately seek to treat the Merger under the purchase method of accounting.

     If the requirements are not met before the closing of the Merger, then one of the parties may elect not to consummate the Merger. If the parties consummate the Merger despite the conditions not being met, the Merger would be accounted for under the purchase method of accounting. Trans Global's assets would be recognized at their fair value and any excess of the purchase price over such fair value, other than amounts charged to in-process research and development costs, if any, would be recognized as goodwill on eGlobe's balance sheet. The goodwill would be amortized as an expense over its anticipated useful life. Since the amount of goodwill would be substantial, purchase accounting treatment could materially adversely affect the combined company's financial results throughout the amortization period.

BACKGROUND OF THE MERGER

     Since new management began formulating a new strategy for us in 1998, we have been moving into new areas of business through acquisitions and strategic alliances. As part of this strategy, we have evaluated other businesses as potential strategic partners and have engaged in discussions with certain businesses regarding possible transactions.

     In June 1999, Trans Global contacted Gerard Klauer Mattison, our investment bankers, inquiring as to possible acquisition opportunities and Gerard Klauer Mattison suggested that Trans Global meet with us. In June 1999, Trans Global met with Gerard Klauer Mattison several times to discuss possible synergies between the two companies.

     On July 18, 1999, representatives from both companies held a meeting at Trans Global headquarters in New York to review the merits of a combination of the two companies. At this meeting, each party expressed the view that the network architectures, business strategies and management teams of the respective companies were compatible and that a merger should be further explored.

     In early August 1999, Trans Global advised us that because of matters affecting our stock, Trans Global was not ready to proceed with further discussions or negotiations. Later that month, we informed Trans Global that these matters had been resolved and the discussions toward a possible merger were reopened.

     On September 7, 1999, senior executives from eGlobe and Trans Global met in New York to discuss an initial transaction framework for a possible merger between the two companies. Between September 15 and 16, 1999, the parties outlined a detailed framework of how the two companies could fit together structurally, including functional areas of responsibility. On September 16, 1999, we presented a letter of intent to Trans Global which outlined proposed terms of a merger. Between September 16 and September 27, 1999, the terms of the letter of intent were negotiated.

     On September 27, 1999, both companies executed the letter of intent and commenced various reviews of each other's operations, business and finances. The execution of the letter of intent was announced in a press release on September 27, 1999. Over the course of the next day, the price of eGlobe's common stock increased from approximately $2.00 per share to as high as $6.00 before settling to over $4.00 per share.

     On September 28, 1999, Trans Global visited our Reston, Virginia operating center to begin a review of eGlobe's operations. From October 6 to 7, 1999, representatives of eGlobe and Trans Global met to plan how to combine the operating networks of each company. On October 21, 1999, senior management of each company met to plan technical and operational integration activities. From October through December, each company conducted on-site reviews of the other's operational centers.

     During the period from September 27, 1999 to December 16, 1999, representatives of eGlobe and Trans Global, including their counsel and accountants, had several meetings, in person or by telephone, to discuss the merger and to prepare and negotiate a definitive merger agreement. These meetings also included discussions of

          -     the structure of the transaction,
          -     tax and accounting treatment,
          -     preparation of the requisite financial statements, and
          -     similar matters.

     On December 16, 1999, our board of directors met with its legal and financial advisors. Gerard Klauer Mattison made a financial presentation to the eGlobe board and delivered its oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated December 16, 1999, to the effect that, as of that date and based on and subject to the matters described in the opinion, the exchange ratio to be paid by us in the Merger was fair, from a financial point of view, to eGlobe and its stockholders. The opinion of Gerard Klauer Mattison is set forth in full as Appendix B to this proxy statement. See "Opinion of eGlobe's Financial Advisor." Following the presentation by Gerard Klauer Mattison and further discussion by the board, our board of directors unanimously approved the Merger Agreement and the transactions contemplated thereby.

     Trans Global's board of directors also approved the transaction on December 16, 1999.

     The Merger Agreement was executed by the parties as of December 16, 1999. A joint press release announcing the merger was released by eGlobe and Trans Global.

     We filed this proxy statement with the SEC on a preliminary basis on January 28, 2000 and on a definitive basis on February __, 2000.


RECOMMENDATION OF OUR BOARD OF DIRECTORS AND REASONS FOR THE MERGER AND THE SHARE ISSUANCE

     On December 16, 1999, our board of directors concluded unanimously that the Merger was in the best interests of eGlobe and its stockholders, authorized and approved the Merger, the Merger Agreement and the issuance of shares of eGlobe common stock in connection with the Merger, and recommended that its stockholders approve the Share Issuance.

     The decision of the board of directors was based upon potential benefits of the Merger, including the following:

     - the advantages of a strategic combination with Trans Global, which would result in a combined company with a greater depth of service offerings, marketing opportunities and resources, growth prospects and competitive position;

     -  a significant increase in revenues;

     - the expansion of our international telecommunications network and network services business, particularly the addition of network capacity in some key geographic areas;

     - the business, reputation and capabilities of the management of Trans Global, as well as the compatibility of the management teams and corporate cultures of eGlobe and Trans Global;

     - the addition of experienced members of Trans Global's management to the combined company; and

     - the achievement of operating and revenue efficiencies as a result of the Merger.

     In its evaluation of the Merger, our board reviewed several factors, including the following:

     -  historical information concerning eGlobe's and Trans Global's respective
        businesses,   financial   performance  and  condition,   operations  and
        management;

     - eGlobe's management's view of the financial condition, results of operations and businesses of eGlobe and Trans Global before and after giving effect to the Merger and information regarding the Merger's effect on stockholder value;

     - reports from management and legal, financial and accounting advisors as to the results of the due diligence investigation of Trans Global;

     - the potential impact of the Merger on our clients, employees, suppliers, licensors, licensees and other business partners;

     - the potential impact of the Merger on our business, including economies of scale, compatibility of the networks and management and consolidation of operating centers;

     - the opinion of Gerard Klauer & Mattison as to the fairness, from a financial point of view, of the exchange ratio to eGlobe;

     - the belief that the terms of the Merger Agreement are fair and reasonable; and

     - the expectation that the Merger will be accounted for as a pooling of interests and will be a tax-free reorganization for federal income tax purposes.

     In its deliberations concerning the Merger, our board of directors also considered various additional risks and uncertainties, including:

     - the risk of immediate and substantial dilution of the percentage equity and voting interest of eGlobe stockholders;

     - the risk that the Trans Global stockholders may be able to significantly influence eGlobe following the Share Issuance;

     - the risk that the combined company may not be able to raise required capital;

     - the risk that we may not be able to successfully integrate Trans Global into our operations;

     - the risk that we may lose rights under contracts with customers and other third parties;
                                       18

     -  the risk that the Merger may not be treated as a pooling of interests.

These risks are described in more detail under "Risks Related to the Share Issuance and the Merger" above.

     Our board concluded that on balance the potential benefits of the Merger and Share Issuance to us and our stockholders significantly outweigh the risks associated with the Merger and Share Issuance.

     The discussion of the information and factors considered by our board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger and the Share Issuance, our board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination.

     After careful consideration, the eGlobe board of directors has unanimously determined the Merger Agreement, the Merger and the Share Issuance to be advisable and fair to and in the best interests of us and our stockholders.

            OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

OPINION OF EGLOBE'S FINANCIAL ADVISOR

     eGlobe retained Gerard Klauer Mattison to act as its financial advisor in connection with the Merger and to evaluate the fairness, from a financial point of view, to eGlobe of the exchange ratio to be paid by eGlobe in the Merger. For purposes of Gerard Klauer Mattison's opinion, the exchange ratio is defined as that number of shares of eGlobe common stock that each share of Trans Global will be exchanged for in the Merger equal to 40,000,000 million shares of eGlobe common stock divided by the number of shares of Trans Global common stock outstanding immediately prior to the effective time of the Merger.

     On December 16, 1999, at a meeting of our board held to evaluate the proposed Merger, Gerard Klauer Mattison delivered to our board an oral opinion, which was subsequently confirmed by delivery of a written opinion, to the effect that, as of that date and based upon and subject to the matters described in the opinion, the exchange ratio to be paid by eGlobe in the Merger was fair, from a financial point of view, to eGlobe.

     The full text of the written opinion of Gerard Klauer Mattison, dated as of December 16, 1999, which sets forth the assumptions made, matters considered and limits on the scope of review undertaken, is attached as Appendix B to this proxy statement and is incorporated by reference herein. eGlobe stockholders are urged to read this opinion in its entirety.

     Gerard Klauer Mattison's opinion is directed to our board, addresses only the fairness of the exchange ratio from a financial point of view, and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Share Issuance in connection with the Merger.

     In  conducting  its analysis and  arriving at its  opinion,  Gerard  Klauer
Mattison:

     -  reviewed the Merger Agreement;

     - held discussions with the managements of eGlobe and Trans Global regarding the businesses, operations and prospects of eGlobe and Trans Global as well as other matters Gerard Klauer Mattison considered relevant to its inquiry;
                                       19

     - reviewed certain publicly available business and financial information relating to eGlobe and certain business and financial information relating to Trans Global, as well as certain forecasts and other information and data for eGlobe and Trans Global, which were provided to or discussed with Gerard Klauer Mattison by the managements of eGlobe and Trans Global;

     - reviewed the financial terms of the Merger as described in the Merger Agreement in relation to current and historical market prices and trading volume of eGlobe common stock and the financial condition and historical and projected earnings and other data of eGlobe and Trans Global;

     - considered financial, stock market and other publicly available information relating to the businesses of certain companies whose operations Gerard Klauer Mattison considered relevant in evaluating eGlobe and Trans Global;

     - considered the financial terms of certain other recent transactions that Gerard Klauer Mattison considered relevant in evaluating the Merger; and

     - conducted such other analyses and examinations and considered such other financial, economic and market criteria as Gerard Klauer Mattison deemed appropriate in arriving at its opinion.

     In rendering its opinion, Gerard Klauer Mattison relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information publicly available or furnished or otherwise communicated to it. With respect to the financial forecasts, projections and other information provided to or otherwise reviewed by it, Gerard Klauer Mattison was advised by the managements of eGlobe and Trans Global that such forecasts, projections and other information were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of eGlobe and Trans Global as to the expected future competitive, operating and financial performance of eGlobe and Trans Global. Gerard Klauer Mattison assumes no responsibility for and expresses no view as to such forecasts and projections or the assumption on which they are based.

     Gerard Klauer Mattison has assumed, with the consent of our board, that the Merger will be consummated in accordance with the terms as described in the Merger Agreement. Gerard Klauer Mattison has not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of eGlobe or Trans Global. Gerard Klauer Mattison has also assumed, with the consent of our board, that the Merger will qualify as a tax-free reorganization for federal income tax purposes and be treated as a pooling of interests in accordance with generally accepted accounting principles.

     Gerard Klauer Mattison's opinion relates to the relative values of eGlobe and Trans Global. Gerard Klauer Mattison's valuation is necessarily based upon information made available to it and business, market, economic, monetary and other conditions as they exist on, and can be evaluated as of, the date of its opinion and does not address the underlying business decision of eGlobe to effect the Merger or any other transaction in which eGlobe may engage. In addition, Gerard Klauer Mattison expresses no opinion as to what the value of eGlobe common stock will be when issued to Trans Global stockholders pursuant to the Merger or the price at which eGlobe common stock will trade subsequent to the Merger. Although Gerard Klauer Mattison evaluated the exchange ratio from a financial point of view, Gerard Klauer Mattison was not asked to and did not recommend the specific consideration payable in the Merger, which was determined through negotiation between eGlobe and Trans Global. No other instructions or limitations were imposed by us on Gerard Klauer Mattison with respect to the investigations made or procedures followed by Gerard Klauer Mattison in rendering its opinion.

     In preparing its opinion, Gerard Klauer Mattison performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Gerard Klauer Mattison believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Gerard Klauer Mattison considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of eGlobe and Trans Global. No company, transaction or business used in those analyses as a comparison is identical to eGlobe, Trans Global or the proposed Merger, and an evaluation of those analyses is not entirely mathematical.
Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

     The estimates contained in Gerard Klauer Mattison's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Gerard Klauer Mattison's analyses and estimates are inherently subject to substantial uncertainty.

     Gerard Klauer Mattison's opinion and analyses were only one of many factors considered by our board in its evaluation of the Merger and should not be viewed as determinative of the views of our board or management with respect to the exchange ratio or the proposed Merger.

     The following is a summary of the material financial analyses performed by Gerard Klauer Mattison in connection with the rendering of its opinion dated December 16, 1999. The financial analyses summarized below include information presented in tabular format. In order to fully understand Gerard Klauer Mattison's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Gerard Klauer Mattison's financial analyses.

     Merger Consideration. Gerard Klauer Mattison calculated the value of the 40,000,000 shares of eGlobe common stock to be paid as consideration in the Merger based on a 15 day average closing price for eGlobe common stock ending on September 27, 1999, the date on which the signed letter of intent between eGlobe and Trans Global was publicly announced. The announcement of the Merger had caused the price of eGlobe common stock to move up significantly and trade at higher levels. Gerard Klauer Mattison determined the consideration to be paid in the Merger using this unaffected pre-announcement average closing price of eGlobe common stock to be $76.25 million. Gerard Klauer Mattison also determined that based on the closing price of eGlobe common stock on December 15, 1999, the day before the Merger was considered by our board and the definitive merger agreement was signed, the consideration to be paid in the Merger would be $117.5 million.

     Selected  Transactions  Analysis.   Gerard  Klauer  Mattison  reviewed  the
acquisition prices and implied multiples in the following twelve merger and acquisition transactions effected in the international long distance industry:

  Acquiror                                                                       Target

- Viatel, Inc.                                                                   Destia Communications, Inc.
- World Access, Inc.                                                             FaciliCom International, Inc.
- Cincinnati Bell, Inc.                                                          IXC Communications, Inc.
- Primus Telecommunications Group, Inc.                                          Telegroup, Inc.
- IXC Communications, Inc.                                                       Coastal Telecom Ltd. Co.
- Global TeleSystems Group, Inc.                                                 Esprit Telecom Group plc
- Teleglobe, Inc.                                                                Excel Communications, Inc.
- Qwest Communications International                                             LCI International, Inc.
- Primus Telecommunications Group, Inc.                                          Trescom International, Inc.
- Star Telecommunications, Inc.                                                  United Digital Network, Inc.
- LCI International, Inc.                                                        USLD Communications, Inc.
- Excel Communications, Inc.                                                     Telco Communications Group, Inc.


     Gerard Klauer Mattison compared the enterprise values in the selected transactions as a multiple of latest quarter annualized, or LQA, revenue. All financial information was based on financial information available at the time of the relevant transaction. Applying the median multiple of LQA revenue of the selected transactions to corresponding financial datum for Trans Global resulted in an implied enterprise value for Trans Global of approximately $158.3 million.

     Selected Companies Analysis. Using publicly available information, Gerard Klauer Mattison analyzed the market values and trading multiples of the following eight publicly traded international long distance companies and four internet telephony companies:

International Long Distance Companies:

-     IDT Corp.
-     Pacific Gateway Exchange, Inc.
-     Primus Telecommunications Group, Inc.
-     RSL Communications, Ltd.
-     Startec Global Communications Corp.
-     Star Telecommunications, Inc.
-     Teleglobe, Inc.
-     World Access, Inc.

Internet Telephony Companies:

-     Net2Phone, Inc.
-     iBasis, Inc.
-     Deltathree.com, Inc.
-     ITXC Corp.

Gerard Klauer Mattison compared, among other things, market values as a multiple of revenues for LQA ended September 30, 1999, projected fourth quarter annualized, or 4QA, and estimated calendar years 1999, 2000 and 2001, based upon research analyst reports in the case of the selected companies and internal estimates of management of Trans Global in the case of Trans Global.

     Gerard Klauer Mattison applied the median multiples of LQA ended September 30, 1999, 4QA and estimated calendar years 1999, 2000 and 2001 revenues of the international long distance and internet telephony selected companies to corresponding financial data for Trans Global's international long distance and internet telephony business segments in order to determine the implied enterprise value for Trans Global based on the combined enterprise values of its international long distance and internet telephony business segments. Given the high values and the large trading multiples for the internet telephony selected companies, Gerard Klauer Mattison also performed this analysis for Trans Global assuming no internet telephony revenues and applying the median multiples of the international long distance selected companies to corresponding financial data of Trans Global. The results of the analysis are indicated below:

                                             Implied Enterprise Value for Trans Global
                                             -----------------------------------------
                                        Based on Combined                     Assuming no
                                    International Long Distance            Internet Telephony
                                       and Internet Telephony                  Revenues
                                   -----------------------------          --------------------
(in millions)
LQA Revenue .........                        $434.0                            $101.3
4QA Revenue..........                        $842.8                             $81.7
Estimated 1999 Revenue...                    $390.4                            $127.9
Estimated 2000 Revenue...                    $765.6                            $135.6
Estimated 2001 Revenue...                    $506.3                            $164.1

     Discounted  Cash  Flow  Analysis.   Gerard  Klauer  Mattison   performed  a
discounted cash flow analysis in order to estimate the present value of the after-tax cash flows adjusted for capital expenditures and change in working capital that Trans Global could generate for estimated calendar years 1999 to 2003, based on internal estimates of the management of Trans Global. The range of estimated terminal values for Trans Global was calculated by applying terminal value multiples of 12x to 14x to the projected 2003 earnings before interest, taxes, depreciation and amortization ("EBITDA") for Trans Global. The cash flows and terminal values were discounted to present value using discount rates of 18% to 22% based on a estimated weighted average cost of capital for Trans Global of 20%. This analysis resulted in an implied reference range for Trans Global of approximately $143.8 million to $198.0 million.

     Discounted Equity Value Analysis. Gerard Klauer Mattison performed a discounted equity value analysis in order to derive an estimated equity value for Trans Global. The range of estimated total equity value was calculated by applying terminal value multiples of 12x to 14x to the projected 2003 EBITDA for Trans Global and subtracting estimated net debt. Discount rates ranging from 30% to 40% (based on an estimated cost of equity for Trans Global of 35%) were then applied to this result. This analysis resulted in an implied equity reference range for Trans Global of approximately $93.4 million to $147.4 million.

     Contribution Analysis. Gerard Klauer Mattison reviewed the projected relative contributions of eGlobe and Trans Global to the pro forma combined company with respect to revenue, EBITDA and net income for calendar years 1999 through 2001. Estimated financial data used in this analysis were based on internal estimates of our management, without taking into account revenue increases, cost savings or other potential synergies from the Merger. Based on internal estimates of the managements of eGlobe and Trans Global, the three year mean for calendar years 1999 through 2001 indicated that Trans Global would contribute 47.4% of revenue, 20.9% of EBITDA and 37.7% of net income, as compared to the ownership by the stockholders of Trans Global in the pro forma combined company of 43.1% on a fully diluted basis based on the issuance of 40,000,000 shares of eGlobe common stock.

     Accretion/Dilution Analysis. Gerard Klauer Mattison analyzed the potential pro forma effects resulting from the Merger on our estimated earnings per share for calendar years 1999 and 2000. Estimated financial data used in this analysis were based on internal estimates of our management, without taking into account revenue increases, cost savings or other potential synergies from the Merger. The results of this analysis suggested that the Merger could be accretive, or represent an increase, to eGlobe's earnings per share in calendar years 1999 and 2000. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Gerard Klauer  Mattison,  as part of its investment  banking  services,  is regularly  engaged  in the  valuation  of  businesses  and their  securities  in
connection   with   mergers,   acquisitions,
divestitures, restructurings, recapitalizations, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Gerard Klauer Mattison has acted as financial advisor to eGlobe in connection with the Merger and will receive a fee and expense reimbursement in the aggregate of approximately $1,750,000 for such services contingent upon consummation of the Merger. eGlobe has agreed to indemnify Gerard Klauer Mattison against various liabilities, including liabilities under the federal securities laws, arising out of its engagement by us in connection with the Merger. Gerard Klauer Mattison is our regular financial advisor and was selected to provide the fairness opinion due to its familiarity with eGlobe and its expertise in this area. Gerard Klauer Mattison has in the past provided services to us for which it has received compensation and it may in the future perform certain financial advisory services for us for which it may receive a fee. In the ordinary course of business, Gerard Klauer Mattison may actively trade our securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a short or long position in such securities.

     Gerard Klauer Mattison and several of its officers are currently shareholders of eGlobe. In addition, effective January 1, 2000 a former officer of Gerard Klauer Mattison now serves as our Chief Financial and Administrative Officer.

ACCOUNTING TREATMENT

     eGlobe intends to account for the Merger as a pooling of interests for financial reporting and accounting purposes under generally accepted accounting principles. One of the closing conditions of the Merger and the Share Issuance is that each of eGlobe's and Trans Global's independent certified public accountants must have delivered to the parties a letter to the effect that the Merger will qualify for pooling of interests accounting treatment.

     Under this  method of  accounting,  at the  effective  time of the  Merger,
eGlobe will retroactively restate its consolidated financial statements to include the assets, liabilities, stockholders' equity and results of operations of Trans Global, subject to any adjustments required to conform with the accounting policies and financial statement classifications of the two companies, as if the companies had been combined as of the earliest date reported by the combined financial statements. In future financial statements, the results of operations of the combined entity will include the results of both eGlobe and Trans Global for the entire fiscal year in which the Merger occurs and all prior periods presented.

     Under SEC guidelines interpreting generally accepted accounting principles, with certain limited exceptions, the sale of eGlobe common stock or Trans Global common stock by an affiliate of either eGlobe or Trans Global generally within 30 days prior to the Effective Time or thereafter prior to the publication of results that include a minimum of at least 30 days of combined operations of eGlobe or Trans Global after the effective time could preclude pooling of interests accounting treatment for the Merger.

     None of the executive officers, directors or affiliates of either eGlobe or Trans Global may sell any shares of either eGlobe or Trans Global until the combined company releases financial results covering at least 30 days of combined operations of eGlobe and Trans Global. Therefore, pooling of interests accounting treatment for the Merger may not be available if these stockholders sell any shares before the combined company releases its financial results. If we elect to consummate the Merger despite the fact that the Merger does not qualify for treatment as a pooling of interests, the Merger would be accounted for under the purchase method of accounting. This would mean that Trans Global's assets would be recognized at their fair value and that any excess of the purchase price over such fair value, other than amounts charged to in-process research and development costs, if any, would be recognized as goodwill on eGlobe's balance sheet. The goodwill would be amortized as an expense over its anticipated useful life.

     Each of our current executive officers, directors and other affiliates and each of the current executive officers, directors and other affiliates of Trans Global has entered into an affiliate agreement agreeing to comply with the above described restrictions on selling shares of eGlobe and Trans Global. See "- Restrictions on Resales by Affiliates of Trans Global and eGlobe."

REGULATORY APPROVALS REQUIRED

     The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act"), which prevents certain transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the appropriate waiting periods end or expire. eGlobe and Trans Global have filed all of the required applications or notices with the U.S. antitrust authorities and the FCC. All filings or notices necessary to be made with the FCC in connection with the Merger have been made and FCC consent is pending.

     While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will receive them.

RESTRICTIONS ON RESALES BY AFFILIATES OF TRANS GLOBAL AND EGLOBE

     The Merger Agreement provides that eGlobe and Trans Global will use their reasonable efforts to cause each of their respective officers, directors and each other person who is an "affiliate" of eGlobe or Trans Global, respectively, to deliver on or prior to the effective time a written agreement to the effect that such persons will not offer to sell or otherwise dispose of any shares of eGlobe or Trans Global stock, as the case may be, during the 30 days prior to the Effective Time until after the results covering at least 30 days of post-Merger combined operations of eGlobe and Trans Global have been filed with the SEC, sent to stockholders of eGlobe or otherwise publicly issued.

FEDERAL SECURITIES LAW CONSEQUENCES; RESALE REGISTRATION STATEMENT

     The shares of eGlobe common stock to be issued in connection with the Merger have not been registered under the Securities Act and therefore will be "restricted securities" which cannot be resold in the United States unless they are registered under the Securities Act or unless an exemption from registration is available. In general, restricted securities may be sold in the public market only if registered under the Securities Act or sold in compliance with Rule 144 under the Securities Act. Under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of those securities that does not exceed the greater of 1% of the then-outstanding shares of the issuer in the same class or the average weekly trading volume in the public market during the four calendar weeks preceding the filing of the seller's Form 144 on the date of sale, provided that certain requirements concerning the availability of public information concerning the issuer, the manner of sale and the filing of the seller's Form 144 are satisfied. A person who is not an affiliate, has not been an affiliate within three months prior to the sale and has beneficially owned restricted securities for at least two years is entitled to sell those securities under Rule 144(k) without regard to any of the other limitations described above. Rule 144 also provides that affiliates who are selling shares that are not restricted securities must nonetheless comply with the same restrictions applicable to restricted securities with the exception of the holding period requirement.

     Under the Merger Agreement, we have agreed to prepare and file, within 90 days following the Effective Time, a registration statement covering the resale by the Trans Global stockholders of the eGlobe common stock issued to them in connection with the Merger (the "Resale Registration Statement"). We have further agreed to use our reasonable best efforts to cause the Resale
Registration Statement to be declared effective and to keep the Resale Registration Statement continuously effective until the earlier of (1) the date on which the Trans Global stockholders have disposed of all shares of eGlobe common stock issued to them in connection with the Merger or (2) the date the eGlobe common stock issued to them is otherwise eligible for public resale under applicable securities laws. We have also agreed, if necessary during the time that the Resale Registration Statement is required to be maintained effective, to amend or supplement the Resale Registration Statement when required by the registration form or the instructions applicable to such form, or by the Securities Act or the rules and regulations thereunder, and the Trans Global stockholders have agreed, subject to certain limitations, to discontinue disposition of the eGlobe common stock covered by the Resale Registration Statement until appropriate amendments or supplements have been received by them. Trans Global stockholders that will receive a majority of the shares of eGlobe common stock issued in the Merger will be senior officers and/or directors of eGlobe and will be subject to resale restrictions even after their stock has been registered under our internal policies regarding sale of shares by officers and directors. We will pay all expenses incurred in preparing and filing the Resale Registration Statement.


LISTING OF EGLOBE COMMON STOCK TO BE ISSUED IN THE MERGER ON NASDAQ

     We have agreed to file a Notification for Additional Listing of Shares with The Nasdaq Stock Market so that the shares of eGlobe common stock to be issued in the Merger will be included for quotation on The Nasdaq Stock Market, subject to official notice of issuance.

TERMS OF THE MERGER AGREEMENT, THE MERGER AND THE SHARE ISSUANCE

     The following summary of the material terms and provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement is attached as Appendix A to this proxy statement and is considered a part of this document.

     STRUCTURE OF THE MERGER

     The Merger Agreement provides that Merger Sub will merge with and into Trans Global with Trans Global being the surviving entity. As a result of the Merger, Trans Global will become a wholly owned subsidiary of eGlobe. eGlobe expects that the Merger will be completed no later than March 31, 2000 subject to the conditions of the Merger being met or waived.

     CONVERSION OF TRANS GLOBAL STOCK

     At the Effective Time, all shares of Trans Global common stock, no par value, issued and outstanding will be converted into the right to receive an aggregate of up to 40,000,000 shares of eGlobe common stock, par value $.001 per share. The 40,000,000 shares of eGlobe common stock will be allocated among the Trans Global stockholders in proportion to the number of share each holds immediately prior to the Effective Time.

     FRACTIONAL SHARES

     No fractional shares of eGlobe common stock will be issued in the Merger in exchange for Trans Global common shares. Any such fractional share interests will not entitle the holder thereof to vote or to any rights of an eGlobe stockholder. eGlobe will pay cash in lieu of any fractional shares.

     DEPOSIT OF SHARES INTO ESCROW

     The Merger Agreement provides that eGlobe will withhold and deposit into escrow 2,000,000 shares of the 40,000,000 shares of eGlobe common stock issued to Trans Global stockholders in the Merger. These escrowed shares will cover the indemnification obligations of the Trans Global stockholders under the Merger Agreement. The Merger Agreement further provides that eGlobe will deposit an additional 2,000,000 shares of its common stock into escrow to cover its indemnification obligations under the Merger Agreement. See "Indemnification" below.

     EFFECTIVE TIME OF THE MERGER

     The Merger will become effective upon filing the Merger Agreement, certificate of merger or other appropriate documents with the Secretary of State of the State of New York and the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Business Corporation Law of the State of New York and the General Corporation Law of the State of Delaware, respectively (the "Effective Time").

     EGLOBE'S BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     Promptly after the Effective Time, our board of directors will take all necessary actions to elect Arnold S. Gumowitz (Trans Global's Chairman), Gary S. Gumowitz (Trans Global's President) and John W. Hughes (Trans Global's General Counsel) to eGlobe's board of directors. We have also agreed to use our best reasonable efforts to ensure that one of these directors is appointed to serve on the executive committee. Arnold S. Gumowitz will become Co-Chairman of eGlobe, Gary Gumowitz will be appointed President of eGlobe Development Corp., a wholly owned subsidiary of eGlobe and John W. Hughes will become a Senior Vice President and General Counsel.

     EMPLOYMENT AGREEMENTS

     The Merger Agreement provides that we will use our reasonable best efforts to cause Christopher J. Vizas, eGlobe's Chairman and CEO, and Arnold S. Gumowitz, Trans Global's Chairman, to enter into long term employment and non-competition agreements with us. The terms of the employment arrangement with Mr. Vizas will be determined by negotiations with our board of directors. Mr. Gumowitz's employment agreement will provide for a term of one year at a salary which is below market for similarly situated companies.

     REPRESENTATIONS AND WARRANTIES

     The  Merger  Agreement  contains  various  customary   representations  and
warranties of Trans Global, Trans Global's stockholders and eGlobe. See the Merger Agreement which is attached to the proxy statement as Appendix A for further information.

     CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME

     EGLOBE. During the time between the execution of the Merger Agreement and the Effective Time (or date of the termination of the Merger Agreement, if sooner), we must operate our business consistent with past practices and in accordance with applicable laws. We have also agreed to preserve our business organization, maintain our rights and franchises, use our best efforts to retain our key employees and maintain our relationship with suppliers, contractors, distributors, customers and others. In addition, we must maintain our properties and assets. We have also agreed to consult with Trans Global on certain matters, including mergers, consolidations and acquisitions, transfers of more than 20% of our assets, and any action that would have a material adverse effect on our business.

     TRANS GLOBAL. During the time between the execution of the Merger Agreement and the Effective Time (or date of the termination of the Merger Agreement, if sooner), Trans Global must operate its business consistent with past practices and in accordance with applicable laws, must preserve its business organization, maintain its rights and franchises, use its best efforts to retain key employees, maintain relationships with suppliers, contractors, distributors, customers and others and to maintain its properties and assets. In addition, Trans Global has agreed to terminate all intercompany accounts between it and any subsidiary, stockholder or affiliate. Trans Global has also agreed to additional customary covenants. See the Merger Agreement which is attached to the proxy statement as Appendix A for further information.

     In addition, the Trans Global stockholders have agreed to refrain from disposing of their shares of Trans Global common stock, entering into a voting trust arrangement and taking any action that would prevent such stockholder from performing its obligations under the Merger Agreement.

     NO SOLICITATION

     Trans Global has agreed not to solicit, negotiate or facilitate any transaction involving a merger or business combination or the disposition of 10% or more of the outstanding voting securities or assets of Trans Global during the period from the execution of the Merger Agreement to the Effective Time (or until the Merger Agreement is terminated, if sooner). We have entered into a parallel covenant not to solicit such a transaction.

     INDEMNIFICATION

     The Merger Agreement provides that, after the Effective Time, each Trans Global stockholder will jointly and severally indemnify, defend and hold harmless eGlobe and its officers, directors, employees, agents and representatives from and against any and all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements ("Losses") to which we may be subjected related to or arising out of any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other agreements, given or made by Trans Global or a Trans Global stockholder pursuant to the Merger Agreement. The Merger Agreement also contains a similar obligation of eGlobe to indemnify Trans Global and the Trans Global stockholders. The Merger Agreement also provides that, except in cases of fraud by Trans Global or its stockholders, the Trans Global stockholders will not be liable to indemnify us for Losses until the aggregate value of such Losses is greater than $100,000. Any indemnification for Losses will come from and be limited to the Escrow Shares.

     CONDITIONS TO THE MERGER

     Certain conditions must be satisfied prior to the Effective Time in order to consummate the Merger contemplated by the Merger Agreement. Any or all of the following conditions may be waived, in whole or in part, to the extent permitted by law:

     STOCKHOLDER APPROVAL. eGlobe stockholders must approve the Share Issuance. Trans Global stockholders must approve the Merger.

     ACCOUNTING TREATMENT. We must receive a letter from Trans Global's independent accountants stating that (1) after reasonable investigation, the independent accountants are not aware of any fact concerning Trans Global or its affiliates that could preclude Trans Global from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC, and (2) the Merger is eligible to be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC. It is also a condition to the Merger that Trans Global receive a similar letter from our independent accountants.

     GOVERNMENTAL AND REGULATORY APPROVALS. The applicable waiting period with regard to the Merger under the HSR Act must have expired or been terminated, and all consents, assignments, filings and notices necessary to be obtained from or made with the FCC must have been obtained or made, in order to consummate the Merger.

     NO STATUTE OR INJUNCTION PREVENTING THE MERGER. No government entity or federal or state court of competent jurisdiction will have taken any action which will prevent or prohibit the consummation of the Merger contemplated in the Merger Agreement. Both eGlobe and Trans Global have an obligation to use their reasonable efforts to try and reverse any such prohibition.

     OTHER CONDITIONS. eGlobe will have received any other federal or state securities permits or authorizations necessary to complete the Share Issuance and the Merger.

     TERMINATION, AMENDMENT AND WAIVER OF MERGER AGREEMENT

     TERMINATION. The Merger Agreement may be terminated at any time prior to the closing, as follows:

     -  by the mutual written consent of eGlobe and Trans Global;

     - by eGlobe if Trans Global or a Trans Global stockholder has committed a material breach of any representation, warranty, covenant or agreement, and such breach has not been cured within ten business days following receipt of written notice of the breach;

     - by Trans Global if eGlobe or Merger Sub has committed a material breach of any representation, warranty, covenant or agreement, and such breach has not been cured within ten business days following receipt of written notice of the breach;

     - by either eGlobe or Trans Global if an action by any governmental authority or court of competent jurisdiction preventing or prohibiting the Merger becomes final and nonappealable; or

     - by either eGlobe or Trans Global if the Effective Time has not occurred by April 15, 2000, unless such date has been extended by the mutual written consent of the parties, provided that the right to terminate the Merger Agreement for this reason is not available to any party whose breach of a representation, warranty, covenant or agreement has been the cause of, or resulted in, the delay in the Effective Time.

     WAIVER. At any time prior to the closing, the parties may agree to extend the deadline for performance of any obligation under the Merger Agreement. The parties may also agree to waive inaccuracies in any representation or warranty in the Merger Agreement, and may waive compliance with any of the agreements or conditions contained in the Merger Agreement to the extent permitted by law. Any such waiver must be in writing and must be signed by the waiving party.

     AMENDMENT. The Merger Agreement can only be amended by a written instrument signed by all of the parties to the Merger Agreement.

     MERGER FEES

     Each party has agreed to pay for its own fees, costs and expenses in connection with the Merger Agreement and the Merger contemplated in the Merger Agreement. eGlobe and the Trans Global stockholders have agreed to share the filing fees required under the HSR Act.

SELECTED CONSOLIDATED CONDENSED FINANCIAL DATA OF TRANS GLOBAL

     The historical consolidated financial data as of September 30, 1999 and for the nine month periods ended September 30, 1999 and 1998 have been derived from Trans Global's unaudited interim consolidated financial statements included elsewhere in this proxy statement. In the opinion of Trans Global's management, such unaudited financial statements include all adjustments necessary for the fair presentation of such data, consisting only of normal recurring accruals necessary for a fair presentation of the financial information for the periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for a full financial year. The historical consolidated financial data as of September 30, 1998, December 31, 1996 and 1995 and for the period from inception to December 31, 1995 have been derived from Trans Global's unaudited consolidated financial statements which are not included in this proxy. The selected financial data set forth below as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996 have been derived from Trans Global's audited consolidated financial statements which are included elsewhere in this proxy statement. The following financial information should be read in conjunction with, and are qualified in their entirety by reference to, Trans Global's
Consolidated Financial Statements and the related Notes and Trans Global's "Management's Discussion and Analysis of Financial Condition and Results of Operations" section appearing elsewhere in this proxy statement.


                                                                                                          PERIOD FROM
                                 FOR THE NINE MONTHS                                                      INCEPTION TO
                                 ENDED SEPTEMBER 30,            FOR THE YEARS ENDED DECEMBER 31,          DECEMBER 31,
                                 -------------------           ----------------------------------        ------------
CONSOLIDATED STATEMENT OF        1999          1998            1998           1997           1996             1995
OPERATIONS DATA:
Net Revenues                 $83,955,911    $58,951,943     $85,119,076    $46,473,342    $4,168,885          $26,465
Income (Loss) from
   Operations                 (2,722,862)     2,375,223       2,092,526      2,623,915      (361,161)        (134,025)
Other Income (Expense)           367,533        242,173         448,867       (269,951)      (51,635)               0
Net Income (Loss)             (1,820,329)     1,598,396       1,406,393      1,564,964      (275,796)        (134,025)
Net Earnings (Loss) per
   Common Share - Basic
   and Diluted (1):            (9,101.65)      7,991.98        7,031.97       7,824.82     (1,378.98)         (670.13)

                                       AS OF
                                   SEPTEMBER 30,                                AS OF DECEMBER 31,
                               ---------------------         -----------------------------------------------------
CONSOLIDATED BALANCE            1999           1998           1998            1997           1996            1995
SHEET DATA:
Cash and Cash Equivalents    $ 2,454,138    $ 5,099,405    $ 2,623,772     $ 1,044,787     $  569,505      $    865
Total Assets                  36,484,157     22,065,954     28,087,499      11,840,017      4,556,788       352,967
Long-Term Obligations          6,474,135        329,000        523,000         329,000      2,531,861       435,540
Total Liabilities             35,567,344     19,146,045     25,349,704      10,503,315      4,784,378       436,992
Total Stockholders'
   Equity (Deficit)              916,813      2,919,909      2,737,795       1,336,702       (227,590)      (84,025)

(1) Based on the weighted average number of shares outstanding for both basic and diluted net earnings (loss) per common share of 200 for all periods presented.

         SELECTED CONSOLIDATED CONDENSED FINANCIAL DATA OF EGLOBE

     The  following  is  a  summary  of  selected   historical   and  pro  forma
consolidated financial data of eGlobe for the periods ended as of the dates indicated. Effective with the period ended December 31, 1998, we converted to a December 31 fiscal year end. Therefore, the historical period ended December 31, 1998 represents a nine-month period as compared to the twelve-month fiscal years ended March 31, 1998, 1997, 1996 and 1995.

     The summary pro forma consolidated financial data for the nine months ended September 30, 1999 and 1998 and twelve months ended December 31, 1998 reflect adjustments, where appropriate, to our historical financial data to give effect to the 1998 completed acquisitions of IDX International, Inc. ("IDX") and UCI Tele Networks, Ltd. ("UCI") and the 1999 completed acquisitions of Telekey, Inc. and Subsidiary and Travelers Teleservices, Inc. ("Telekey"), Connectsoft Communications Corporation and Connectsoft Holding Corp. (collectively, "Connectsoft"), iGlobe, Inc. ("iGlobe") and Oasis Reservations Services, Inc. ("ORS"), as if these acquisitions had occurred on January 1, 1998. In addition, the subsequent increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders, the renegotiations of the terms of the IDX purchase agreement, the reclassification of acquired goodwill to other identifiable intangibles and the exchange of the Series G Preferred Stock for the Series K Preferred Stock were assumed to have occurred on January 1, 1998. UCI was acquired on December 31, 1998 and had minimal operations which have not been reflected in the summary pro forma consolidated financial data. However, the recurring effect of the goodwill amortization related to the UCI acquisition has been included in the summary pro forma consolidated financial data. All acquisitions as well as the increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders, the June 1999 renegotiation of the terms of the IDX purchase agreement, the reclassification of acquired goodwill to other identifiable intangibles and the exchange of the Series G Preferred Stock for the Series K Preferred Stock were completed prior to September 30, 1999 and are included in our historical unaudited September 30, 1999 balance sheet. Accordingly, pro forma consolidated balance sheet data as of September 30, 1999 has not been included in the tables below. The Coast acquisition, completed subsequent to September 30, 1999, is not included due to the recent conclusion of the acquisition and the fact that it is not significant to the summary pro forma consolidated financial data.

     The historical consolidated financial data as of September 30, 1999 and 1998, have been derived from our unaudited interim consolidated financial statements included elsewhere in this proxy statement and, in the opinion of management, include all adjustments necessary, consisting only of normal recurring accruals necessary for the fair presentation of the financial information for the periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for a full financial year. The following financial information should be read in conjunction with, and is qualified in its entirety by reference to, our Consolidated Financial Statements and the related Notes, our Unaudited Interim Consolidated Financial Statements and the related Notes, our Unaudited Pro Forma Condensed Combined Financial Statements and the related Notes, and the "Management's Discussion and Analysis of the Financial Condition and Results of Operations" section appearing elsewhere in this proxy statement.


                                                                       Historical
                                   ------------------------------------------------------------------------------------------------
                                       FOR THE NINE              FOR THE NINE
                                       MONTHS ENDED              MONTHS ENDED
                                       SEPTEMBER 30,             DECEMBER 31,            FOR THE YEARS ENDED MARCH 31,
                                    -------------------          -------------   -------------------------------------------------
                                    1999(1)(2)     1998           1998(1)          1998          1997        1996         1995

CONSOLIDATED
STATEMENT OF
OPERATIONS
DATA:
Net Revenues                       $28,136,000    $23,152,000   $22,491,000     $33,123,000  $33,994,000 $30,298,000   $22,981,000
Income (Loss) from Operations      (25,545,000)    (4,286,000)   (5,939,000)     (5,701,000)   2,423,000   3,098,000      (292,000)
Other Income (Expense)              (5,814,000)    (5,063,000)   (1,151,000)     (5,949,000)  (1,401,000)     70,000    (4,324,000)
Net Income (Loss)                  (31,359,000)   (10,849,000)   (7,090,000)    (13,290,000)     774,000   2,853,000    (4,617,000)
Preferred Stock Dividends           10,783,000             -            -            -             -           -           -
Net Income (Loss) Attributable
  to Common Stock                  (42,142,000)   (10,849,000)   (7,090,000)    (13,290,000)     774,000   2,853,000    (4,617,000)
Weighted Average Shares
 Outstanding:
  Basic                             19,375,000     17,595,000    17,737,000      17,082,000   15,861,000  15,850,000    15,390,000
  Diluted                           19,375,000     17,595,000    17,737,000      17,082,000   16,159,000  15,850,000    15,390,000
Net Earnings (Loss)  per
  Common Share: (3)(4)
      Basic                        $    (2.18)    $     (0.62)  $     (0.40)    $     (0.78) $     0.05  $      0.18   $     (0.30)
      Diluted                      $    (2.18)    $     (0.62)  $     (0.40)    $     (0.78) $     0.05  $      0.18   $     (0.30)

                                                                       Historical
                                -------------------------------------------------------------------------------------------------
                                           AS OF                  AS OF
                                       SEPTEMBER 30,            DECEMBER 31,                        AS OF MARCH 31,
                                 ----------------------------  ------------     ----------------------------------------------------
                                   1999(1)(2)       1998          1998(1)           1998          1997         1996         1995
CONSOLIDATED BALANCE
SHEET DATA:
Cash and Cash Equivalents         $ 2,562,000    $   940,000   $  1,508,000    $  2,391,000  $  2,172,000  $   950,000  $ 1,734,000
Total Assets                       70,189,000     24,359,000     36,388,000      22,900,000    23,680,000   16,732,000   12,943,000
Long-Term Obligations              14,459,000      1,483,000      1,237,000       7,736,000     9,738,000    2,151,000      672,000
Total Liabilities and
     Minority Interest             45,113,000     19,023,000     31,045,000      15,780,000    15,720,000    9,692,000    9,023,000
Total Stockholders' Equity         25,076,000      5,336,000      5,343,000       7,120,000     7,960,000    7,040,000    3,920,000

(1) Includes the results of operations from the date of acquisition for the December 2, 1998 acquisition of IDX and the December 31, 1998 acquisition of UCI. See Note 6 to the Consolidated Financial Statements for the Nine Months ended December 31, 1998 and the Years Ended March 31, 1998 and 1997.

(2) Includes the results of operations from the date of acquisition for the February 12, 1999 acquisition of Telekey, the June 17, 1999 acquisition of Connectsoft, the August 1, 1999 effective acquisition of iGlobe and the September 20, 1999 acquisition of ORS. See Note 4 to the Unaudited Consolidated Financial Statements for the Nine Months Ended September 30, 1999 and 1998.

(3) Based on the historical weighted average number of shares outstanding during the period.

(4) The weighted average number of shares outstanding during the periods has been adjusted to reflect two ten percent (10%) stock splits, effected in the form of stock dividends and distributed August 25, 1995 and August 5, 1996.



                                                      PRO FORMA REFLECTING ALL COMPLETED ACQUISITIONS EXCEPT FOR COAST
                                                      ----------------------------------------------------------------
                                                                                                      FOR THE YEAR
                                                      FOR THE NINE MONTHS ENDED SEPTEMBER 30,      ENDED DECEMBER 31,
                                                      -----------------------------------------    -------------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:                    1999                 1998                   1998
Net Revenues                                             $ 37,307,000         $ 35,125,000           $ 45,494,000
Loss from Operations                                      (35,623,000)         (18,026,000)           (25,436,000)
Other Expenses                                             (5,978,000)          (5,549,000)            (6,230,000)
Net Loss                                                  (41,563,000)         (25,058,000)           (33,151,000)
Preferred Stock Dividends                                   6,328,000            6,846,000              7,596,000
Net Loss Attributable to Common Stock                     (47,891,000)         (31,904,000)           (40,747,000)
Weighted Average Shares Outstanding:
     Basic                                                 19,375,000           17,799,000             17,941,000
     Diluted                                               19,375,000           17,799,000             17,941,000
Net Loss per Common Share:(1)(2)
     Basic                                               $      (2.47)         $     (1.79)          $      (2.27)
     Diluted                                             $      (2.47)         $     (1.79)          $      (2.27)

(1) Based on the weighted historical average number of shares outstanding during the period.

(2) The weighted average number of shares outstanding during the periods has been adjusted to reflect two ten percent (10%) stock splits, effected in the form of stock dividends and distributed August 25, 1995 and August 5, 1996.

SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA OF EGLOBE AND TRANS GLOBAL

     The following tables present a summary of selected unaudited pro forma combined financial information after giving effect to the probable Merger under the pooling of interests method of accounting. The tables have been derived from, or on a basis consistent with, the unaudited pro forma combined financial information included elsewhere in this proxy statement.

     The summary unaudited pro forma combined statement of operations data for the nine months ended September 30, 1999 and 1998 and twelve months ended December 31, 1998 reflects adjustments where appropriate, to our historical financial data to give effect to the 1998 completed acquisitions of IDX and UCI and the 1999 completed acquisitions of Telekey, Connectsoft, iGlobe and ORS, assuming the acquisitions had occurred at the beginning of the periods presented. In addition, the following transactions were assumed to have occurred on January 1, 1998:

     - the subsequent increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders;

     -  the renegotiations of the terms of the IDX purchase agreement;

     -  the   reclassification   of  acquired  goodwill  to  other  identifiable
        intangibles; and

     - the exchange of the Series G Preferred Stock for the Series K Preferred Stock.


     UCI was acquired on December 31, 1998 and had minimal operations which have not been reflected in the unaudited historical pro forma combined statement of operations. However, the recurring effect of the goodwill amortization related to the UCI acquisition has been included in the unaudited pro forma combined financial information data. All acquisitions were completed prior to September 30, 1999 and are included in our unaudited September 30, 1999 consolidated balance sheet.

     The unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 1999 and 1998 and for the year ended December 31, 1998 gives effect to the probable Merger as if it had occurred at the beginning of the periods presented, combining the pro forma results of eGlobe for the nine months ended September 30, 1999 and 1998 and for the year ended December 31, 1998 with the results of Trans Global for the same periods.

     Effective with the period ended December 31, 1998, we converted from a March 31 to a December 31 fiscal year end. Our summary pro forma consolidated financial data for the twelve months ended December 31, 1998 and March 31, 1998 both include our historical financial data for the three months ended March 31, 1998. The effect of the inclusion of the three months ended March 31, 1998 on the two periods presented is as follows: Net revenues $7,539,000; Loss from operations ($1,977,000); Other Combined Expenses ($4,477,000) and Net Income
(Loss) and Net Loss Attributable to common stockholders ($7,954,000).

     The unaudited pro forma condensed financial information as of and for the years ended March 31, 1998, 1997, and 1996 gives effect to the probable Merger as if it had occurred at the beginning of the periods presented, combining the pro forma results of eGlobe for the years ended March 31, 1998, 1997 and 1996 with the results of Trans Global for the years ended December 31, 1997, 1996 and 1995. Trans Global was incorporated on February 22, 1995 and had minimal operations as of and for the period ended March 31, 1995 which have not been reflected, as if the Merger had occurred at the beginning of the period presented, in the unaudited pro forma condensed combined financial information as of and for the year ended March 31, 1995.

     The selected unaudited pro forma combined financial information should be read in conjunction with, and is qualified in its entirety by reference to the Unaudited Pro Forma Condensed Combined Financial Statements and the related Notes appearing elsewhere in this proxy statement. The following data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred or that will occur after consummation of the Merger.

                                                            PRO FORMA
--------------------------- ----------------------------- --------------- -------------------------------------------------------
                                                           FOR THE YEAR
                             FOR THE NINE MONTHS ENDED        ENDED
                                   SEPTEMBER 30,           DECEMBER 31,               FOR THE YEARS ENDED MARCH 31,
--------------------------- ----------------------------- --------------- -------------------------------------------------------


                                1999           1998            1998          1998         1997          1996          1995(1)
--------------------------- ------------- --------------- --------------- ------------ ------------ -------------- --------------
  COMBINED STATEMENT OF
     OPERATIONS DATA:
Net Revenues                $121,263,000   $94,077,000    $ 130,613,000    $79,596,000  $38,163,000  $  30,324,000   $ 22,981,000
Income (Loss) from
   Operations                (38,346,000)  (15,651,000)     (23,344,000)    (3,078,000)   2,062,000      2,963,000       (292,000)
Other Combined Income
   (Expenses)                 (5,610,000)   (5,307,000)      (5,781,000)    (6,218,000)  (1,453,000)        70,000     (4,324,000)
Net Income (Loss)            (43,383,000)  (23,460,000)     (31,745,000)   (11,725,000)     498,000      2,719,000     (4,617,000)
Preferred Stock Dividends      6,328,000     6,846,000        7,596,000              -            -              -              -
Net Income (Loss)
    Attributable to
    Common Stock             (49,711,000)  (30,306,000)     (39,341,000)   (11,725,000)     498,000      2,719,000     (4,617,000)
Weighted Average Shares
   Outstanding: (2)
         Basic                59,375,000    57,799,000       57,941,000      57,082,000  55,861,000     55,850,000     55,390,000
         Diluted              59,375,000    57,799,000       57,941,000      57,082,000  56,159,000     55,850,000     55,390,000
Net Earnings (Loss) per
   Common Share:
     Basic                   $    (0.84)   $     (0.52)    $      (0.68)    $     (0.21) $     0.01  $        0.05   $      (0.08)
     Diluted                 $    (0.84)   $     (0.52)    $      (0.68)    $     (0.21) $     0.01  $        0.05   $      (0.08)

                                                           PRO FORMA
--------------------------- ----------------------------- --------------- -------------------------------------------------------
                                                              As of
                                As of September 30,        December 31,                      As of March 31,
--------------------------- ----------------------------- --------------- -------------------------------------------------------

                                1999           1998            1998          1998         1997          1996          1995(1)
--------------------------- ------------- --------------- --------------- ------------ ------------ -------------- --------------
COMBINED BALANCE SHEET
DATA:
Cash and Cash Equivalents  $  5,016,000    $ 6,039,000    $  4,132,000   $ 3,436,000  $ 2,742,000    $   951,000    $  1,734,000
Total Assets                106,673,000     46,425,000      64,476,000    34,740,000   28,236,000     17,085,000      12,943,000
Long-Term Obligations        20,933,000      1,812,000       1,760,000     8,065,000   12,270,000      2,587,000         672,000
Total Liabilities and
    Minority Interest        83,088,000     40,577,000      58,803,000    28,691,000   22,912,000     12,537,000       9,023,000
Total Stockholders' Equity   23,585,000      5,848,000       5,673,000     6,049,000    5,324,000      4,548,000       3,920,000

(1) Trans Global was incorporated on February 22, 1995 and had minimal operations as of and for the period ended March 31, 1995 which have not been reflected, as if the Merger had occurred at the beginning of the period presented, in the unaudited pro forma condensed combined financial information as of and for the year ended March 31, 1995.

(2) Gives effect to the additional 40,000,000 shares of eGlobe common stock expected to be issued in connection with the probable Trans Global Merger based on the exchange ratio of 200,000 to 1.

COMPARATIVE PER SHARE  DATA

     The comparative per share data gives effect to the probable Merger as if it occurred at the beginning of the earliest period presented. The comparative net income (loss) per share data combines the pro forma results of eGlobe for the nine months ended September 30, 1999 and the twelve months ended December 31, 1998 with the results of Trans Global for these periods and the results of eGlobe for the years ended March 31, 1998 and 1997 and the results of Trans Global for the years ended December 31, 1997 and 1996. The pro forma results of eGlobe for the nine months ended September 30, 1999 and for the year ended December 31, 1998 reflect adjustments where appropriate, to our historical financial data to give effect to the 1998 completed acquisitions of IDX and UCI and the 1999 completed acquisitions of Telekey, Connectsoft, iGlobe and ORS, assuming the acquisitions had occurred at the beginning of the periods in which they were acquired. In addition, the subsequent increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders, the renegotiations of the terms of the IDX purchase agreement, the reclassification of acquired goodwill to other identifiable intangibles and the exchange of the Series G Preferred Stock for the Series K Preferred Stock were assumed to have occurred on January 1, 1998. See the Unaudited Pro Forma Combined Financial Statements and the related Notes thereto appearing elsewhere in this prospectus for further information.

The following table summarizes the following information:

     - unaudited pro forma per share data for the nine months ended September 30, 1999 and the year ended December 31, 1998 of eGlobe, and unaudited historical per share data for the years ended March 31, 1998 and 1997 of eGlobe;

     - unaudited historical per share data of Trans Global for the nine months ended September 30, 1999 and the years ended December 31, 1998, 1997 and 1996;

     - unaudited pro forma combined per share data for each share of eGlobe common stock held immediately after the Merger, giving effect to the Merger under the pooling of interests method of accounting as if the Merger had been consummated as of the beginning of the earliest period presented;

     - unaudited equivalent pro forma combined per share data for each share of Trans Global common stock held immediately prior to the Merger. This information has been calculated by multiplying the pro forma combined per share data of eGlobe common stock by the exchange ratio of 200,000 to 1.

     The comparative per share data should be read in conjunction with the Selected Consolidated Condensed Financial Data of Trans Global, the Selected Consolidated Condensed Financial Data of eGlobe, the Selected Pro Forma Combined Financial Data, the Unaudited Pro Forma Condensed Combined Financial Statements and the related Notes thereto and the consolidated historical financial statements and related notes of Trans Global and eGlobe appearing elsewhere in this proxy statement. This pro forma combined data is not necessarily indicative of what our results of operations or financial position would have been if the Merger had actually been consummated as of the beginning of the earliest period presented. It is also not necessarily indicative of the future operating results or financial position of the combined company. Neither eGlobe or Trans Global has paid cash dividends on its common stock.

                                               AS OF AND FOR
                                                THE NINE                                 AS OF AND FOR         AS OF AND FOR
                                                 MONTHS                                    THE YEAR               THE YEAR
                                                  ENDED            AS OF AND FOR             ENDED                  ENDED
                                               SEPTEMBER 30,       THE YEAR ENDED        MARCH 31, 1998        MARCH 31, 1997
                                                   1999           DECEMBER 31, 1998          (1)(2)                (1)(2)
                                             ------------------------------------------------------------------------------------
                                                                                                                           >
NET INCOME (LOSS) PER SHARE--BASIC/DILUTED
   eGlobe (3)                                   $     (2.47)         $    (2.27)         $     (0.78)          $     0.05
   Trans Global (1)                               (9,101.65)           7,031.97             7,824.82            (1,378.98)
   Pro Forma Combined                                 (0.84)              (0.68)               (0.21)                0.01
   Equivalent Pro Forma Combined
      per Trans Global Share (1) (4)            (168,000.00)        (136,000.00)          (42,000.00)            2,000.00
BOOK VALUE PER COMMON SHARE
   eGlobe (5)                                          1.17                0.33
   Trans Global (5)                                4,584.07           13,688.98
   Pro Forma Combined (5)                              0.38                0.10
   Equivalent Pro Forma Combined
      per Trans Global Share (4)                  76,000.00           20,000.00


(1) The historical Trans Global per share amounts for the years ended December 31, 1997 and 1996 are reflected under the years ended March 31, 1998 and 1997, respectively.

(2) Book value per common share data is not required to be provided for these periods.

(3) The net income (loss) per share of eGlobe for the nine months ended September 30, 1999 and the year ended December 31, 1998, includes the pro forma effect of the acquisitions of IDX, UCI, Telekey, Connectsoft, iGlobe, and ORS, assuming the acquisitions had occurred at the beginning of the periods presented. In addition, the subsequent increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders, the renegotiations of the terms of the IDX purchase agreement, the reclassification of acquired goodwill to other identifiable intangibles and the exchange of the Series G Preferred Stock for the Series K Preferred Stock were assumed to have occurred on January 1, 1998.

(4) The equivalent pro forma combined Trans Global per share amounts are calculated by multiplying the pro forma combined per share amounts by the assumed exchange ratio of 200,000 to 1.

(5) The historical book value per share is computed by dividing total stockholders' equity by the number of shares of common stock outstanding at the end of the period. The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the number of shares of common stock outstanding at the end of the respective periods.

                         INFORMATION ABOUT TRANS GLOBAL

GENERAL

     Trans Global Communications, Inc. was incorporated in New York on February 22, 1995. Trans Global's principal executive offices are located at 421 Seventh Avenue, New York, New York 10001, its telephone number is (212) 364-3500 and its Internet Website is http://www.tgc.net. Information on Trans Global's Website is not, and should not be deemed to be, a part of this proxy statement.


BUSINESS OF TRANS GLOBAL


     GENERAL


     Trans Global was incorporated in 1995 as a privately held company that began to provide pre-paid calling card services in late 1995. Due to adverse results in the pre-paid business, in 1996 Trans Global began to shift its focus to offer international communications services to other telecommunications providers and become what is often referred to in the industry as a carriers' carrier. Significant milestones were:

     - In 1996, Trans Global acquired and installed a Lucent 5ESS switch. An initial supplier agreement was signed with a large U.S. based carrier.

     - In 1997, technical and sales resources were added to begin to broaden market contact and develop a near real time billing system.

     - In 1998, Trans Global began to expand internationally by acquiring a license to operate in the United Kingdom as TGC U.K. Ltd. Trans Global installed switching facilities and acquired sales and technical staff to operate the United Kingdom office. An initial agreement was formalized with Telecom Egypt to allow Trans Global to begin running traffic to and from Egypt in 1999.

     - In 1999, Trans Global began operations in Egypt and began expansion into other markets in the Middle and Far East.


     Today, Trans Global provides its international long distance carrier clients and debit card service providers with services that include international and domestic terminations, co-location facilities and switch partitioning through a facilities-based, direct connection and resale network. Trans Global has points-of-presence in New York, Los Angeles, London and Cairo. Through its main switching centers in New York and London, Trans Global can transport and terminate voice, fax or data calls to any country with a hard wire or cell-based communications system. Trans Global operates in conjunction with telephone companies and card providers around the world.

     STRATEGY


     Trans Global's objective is to strengthen its position as a facilities-based international telecommunications services provider by increasing its customer base in the United States and abroad and positioning itself for continued growth. Trans Global's strategy for achieving this objective consists of the following key elements:

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

     - Introduce Internet Telephony. Trans Global has begun to introduce new services utilizing Internet telephony in countries that permit it by establishing new IP telephony relationships with several of its operating partners and by converting its owned port facilities to an IP network. This allows Trans Global to develop new, low-cost termination arrangements and offer new services in conjunction with existing or new in-country service providers.

     - Focus on strategic routes in overseas market. Trans Global intends to focus additional resources on expanding its traffic over routes with lower competition among existing carriers, such as its routes in the Middle East and the Indian subcontinent. Since Trans Global primarily sells its services to other carriers, Trans Global is more successful on routes not already covered by most other carriers. Trans Global believes that these routes have higher revenue and gross profit per minute and higher projected growth rate compared to the U.S. based carrier market. Trans Global began to shift sales and managerial emphasis in the third quarter of fiscal 1999 to the foreign carrier market rather than the U.S. based market. Trans Global has begun to target international markets such as the Middle East which have high volumes of traffic, relatively high per-minute rates and favorable prospects for deregulation and privatization.

     - Expand the addressable market. Trans Global plans to continue to enhance its ability to terminate traffic, thereby expanding its addressable market. It plans to do this through additional operating agreements, transit arrangements and, if appropriate opportunities arise, strategic acquisitions and alliances. Trans Global seeks to increase its penetration of its existing and prospective markets by targeting additional carrier clients and increasing its marketing and sales efforts to build new relationships in areas it currently does not operate.

     - Expand international network facilities. Trans Global plans to expand its telecommunications network where traffic volumes justify such an investment. Building network facilities and expanding operating agreements with foreign carriers should enable Trans Global to carry an increasing percentage of its existing traffic on its own network, thus reducing the reliance on other carriers and ensure greater control over quality of service.

     - Maximize network utilization and efficiency through use of Trans Global's near real time billing system. Trans Global's proprietary billing system allows it to capture current call volume, quality levels and distribution paths in near real time, supplying information to its customers in a timely manner to allow customers to make more frequent adjustments to traffic routing/distribution paths. This allows Trans Global to increase its network efficiency and be better able to respond to customer routing changes, which Trans Global believes is one of its competitive strengths. Trans Global maintains a detailed information database of its customers, which it uses to monitor usage, track customer satisfaction and analyze a variety of customer behaviors, including buying patterns and needs. In some cases Trans Global has provided such customers with detailed reports on traffic distribution that customers were unable to provide themselves.

     - Build brand loyalty. Trans Global seeks to build and maintain long-term customer relationships through an overall approach to the business that focuses on high quality service, reliability, and dependability. Trans Global believes that even in a price driven market, this approach to business allows Trans Global to retain business at slightly higher prices due to improved call completion, accurate billing, and ability to respond quickly to customer issues. This also facilitates Trans Global's ability to approach foreign carriers with a service level appropriate to meet their needs. Trans Global believes that foreign carriers tend to partner with smaller service providers who do not threaten their embedded customer base.

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



     - Pursue strategic alliances and acquisitions. In order to accelerate its business plan and take advantage of the rapidly changing telecommunications environment, Trans Global intends to carefully evaluate and pursue alliances and possibly acquisitions. Trans Global, however, has no present commitments, agreements or understandings with respect to any particular acquisition, alliance or investment except for its proposed merger with a subsidiary of eGlobe.

     INDUSTRY BACKGROUND

     The international long distance telecommunications services industry involves the transmission of voice and data that originates in the domestic telecommunications network of one country and terminates in the domestic telecommunications network of another. This industry is undergoing a period of fundamental change, which has resulted in substantial growth in international telecommunications traffic. According to TeleGeography, Inc., worldwide gross revenues for providers of international telephone service were approximately $66.0 billion in 1997. In 1997, the international long distance telecommunications industry accounted for approximately 83 billion minutes of use, an increase of 15% from 72 billion minutes of use in 1996, and up from approximately 26.3 billion minutes of use in 1989. The volume of international traffic on the public telephone network is expected to grow at a compound annual growth rate of approximately 14% from 1998 through the year 2002. TeleGeography has estimated that by 2002 this market may approach $70.7 billion in revenues and 157 billion minutes of use, representing compound annual growth rates from 1997 of 10.0% and 15.0%, respectively. The strong growth experienced in the international telecommunications market is expected to continue into the foreseeable future, driven principally by the following factors:

     - Dramatic increases in the availability of telephones and the number of access lines in service around the world, stimulated by economic growth and technological advancements.

     - Opening of overseas telecommunications markets due to deregulation and the privatization of government-owned monopoly carriers, permitting the emergence of new carriers.

     - Rapid globalization of commerce, trade and travel, which is creating increased communications needs.

     - Reduction of international long distance rates, driven by competition and technological advancements, which is making international calling available to a much larger customer base and stimulating increasing traffic volumes.

     - Increased availability and quality of digital undersea fiber optic cable, which have enabled long distance carriers to improve the quality of their service while reducing customer access cost.

     - Global proliferation of new communications services such as cellular telephones, facsimile machines, the Internet and other forms of data communications services.

     International long distance traffic to and from the U.S. is often transmitted through an international gateway switching facility across undersea digital fiber optic cable to a termination point. International gateway switches are digital computerized routing facilities that receive calls, route calls through transmission lines to their destination and record information about the source, destination and duration of calls. When a caller initiates an international call in the U.S., that call typically originates on the caller's local telephone company's network and is switched to the caller's domestic long distance carrier. The domestic long distance provider then transports the call to its own or to another carrier's international gateway switch. From there it is carried to a corresponding gateway switch operated in the country of termination by the dominant international carrier of that country and then is routed to the call recipient through that country's domestic telephone network. A similar process occurs when an international call is originated in a foreign country.

     Under an operating agreement, each carrier agrees to terminate traffic in its country and provide proportional return traffic to the carrier on the other end for mutual compensation at negotiated rates. Bilateral or reciprocal operating agreements between international long distance carriers in different countries are key components of the international long distance telecommunications market. Under such an arrangement, the international long distance provider that originates more traffic compensates the long distance provider in the other country by paying an amount based upon the difference between minutes sent and minutes received. Under a typical operating agreement, each carrier has a right in its portion of the transmission facilities between two countries.

     In addition to utilizing an operating agreement to terminate traffic delivered from one country directly to another, an international long distance provider may enter into transit agreements. Under these arrangements, a long distance provider in an intermediate country carries the traffic to the country of termination.

     International long distance providers can generally be categorized by the extent of their ownership and use of switches and transmission facilities. Generally only a small number of carriers are licensed by a foreign country for international long distance service, and in many countries only the dominant carrier is licensed to provide international long distance service. The largest U.S. carriers, AT&T, MCI WorldCom and Sprint, primarily utilize owned U.S. transmission facilities and tend to use other international long distance providers only to reach markets where they do not own enough network, to take advantage of lower prices, and to carry their overflow traffic. A group of long distance providers has emerged, which own and operate their own switches but either rely solely on resale agreements with other long distance carriers to terminate traffic or use a combination of resale agreements and leased or owned facilities in order to terminate their traffic.

     A carrier may gain ownership rights in a fiber optic cable by purchasing direct ownership in a particular cable, by acquiring an indefeasible right of use or by leasing or obtaining capacity from another long distance provider that either has direct ownership or indefeasible rights in the cable. In situations where a long distance provider has sufficiently high traffic volume, routing calls across an indefeasible right of use or leased cable capacity is generally more cost-effective on a per-call basis than the use of resale arrangements with other long distance providers. However, leased capacity and acquisition of an indefeasible right of use requires a substantial initial investment based on the amount of capacity acquired.

     A resale arrangement typically involves the wholesale purchase of termination services on a variable, per-minute basis by one long distance provider from another. A single international call may pass through the facilities of several long distance resellers before it reaches the foreign facilities-based carrier that ultimately terminates the call. Resale arrangements set per-minute prices for different routes, which may be guaranteed for a set time period or which may be subject to change. Price fluctuations and the emergence of new long distance resellers characterize the resale market for international transmission. In order to effectively manage costs when utilizing resale arrangements, long distance providers need timely access to changing market data and must quickly react to changes in costs through pricing adjustments or routing decisions.

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


     TRANS GLOBAL'S SERVICES

     Trans Global is a provider of reliable, low cost switched voice and data services to U.S. and international long distance carriers. Trans Global provides international long distance service through a flexible network comprised of various foreign termination relationships, international gateway switches, owned transmission facilities and resale arrangements with long distance and Internet providers. Trans Global acts as a carrier's carrier, providing other telecommunications companies with services at rates that typically are designed to be lower than those offered by the larger telecommunications companies such as AT&T, MCI WorldCom and Sprint. During fiscal 1999, network services/carrier sales represented approximately 98% of Trans Global's total consolidated revenues.

     Trans Global markets its services to large global telecommunications carriers seeking lower rates and high quality overflow capacity or IP telephone capabilities, as well as to small and medium sized long distance companies that do not have sufficient traffic volume to invest in their own international transmission facilities or to obtain volume discounts from the larger facilities-based carriers. Trans Global offers competitive rates through:

     -  its relationships in the long distance telecommunications industry;

     - advantageous rates negotiated with foreign telecommunications carriers that have been dominant in their home markets which may be wholly or partially government-owned (often referred to as Post Telephone and Telegraph or PTTs) and competitive carriers;

     - its ability to generate a high volume of international long distance traffic;

     - its expertise in providing flexible and least-cost traffic routing based on its understanding of the complex accounting rate system that applies to traffic origination, transportation and termination; and

     -  use of Trans Global's proprietary billing system.

     Trans Global offers its services in the U.S. and to approximately seven foreign countries. Trans Global began to shift sales and managerial emphasis in the third quarter of fiscal 1999 to the origination of traffic in foreign markets rather than the U.S. based market. Trans Global has begun to target international markets such as the Middle East with high volumes of traffic, relatively high per-minute rates and favorable prospects for deregulation and privatization. Trans Global believes that the ongoing trend toward deregulation and privatization will create new opportunities for Trans Global to increase its revenues and to reduce its termination costs.

     SWITCHES AND TRANSMISSION FACILITIES

     Trans Global currently operates international gateway switches in New York, New York and London, England linked by owned trans-Atlantic cable facilities. Trans Global utilizes switching equipment supplied by vendors such as Lucent, Nortel and Nokia for its major network elements. Trans Global has recently completed installation of a Nortel Global Services Platform for international gateway functionality in its New York City office. Trans Global uses a Nokia DX220 switch in its London facility.

     Trans Global originally used a Lucent 5ESS switch for its domestic originated traffic in its New York City office. Due to its recent addition of the Nortel Global Services Platform, Trans Global intends to sell its Lucent switch or, in the alternative, to lease capacity on such switch to other telecommunications companies.

     All of Trans Global's switches are modular, scaleable and equipped to signal in such protocols as ISDN or SS7 to be compatible with either domestic or foreign networks. Trans Global uses a multiple switch configuration which provides redundant capability to minimize the effect of a single network switch component failure.

     Trans Global also has rights in digital undersea fiber optic cable between New York and London. These rights, also known as indefeasible rights of use, are in the Gemini cable system. In addition, facilities leases on such cable systems as Flag are utilized for customer connectivity out of the London switching center. By using the Flag cable system, Trans Global is capable of routing traffic to various points-of-presence, such as Cairo. Trans Global has invested in these indefeasible rights of use based on its expectations for traffic between its two switching facilities.

     Trans Global serves its carrier customers and monitors its network from its network operating centers in New York City and London. Each operating center is monitored by experienced personnel 24 hours a day, 7 days a week. Trans Global also has points-of-presence created out of the New York City and London network operating centers in New York, Los Angeles, London and Cairo. Each point-of-presence site contains telecommunications equipment that is scaleable to accommodate traffic volume demands of each region.

     Trans Global's switching facilities are linked to a proprietary billing system, which Trans Global believes provides it with a competitive advantage by permitting management on a near real-time basis to determine the most cost-effective termination alternatives and manage gross margins by route. This allows Trans Global to increase its network efficiency and immediately respond to customer routing changes to maximize revenue and margin. Trans Global maintains a detailed information database of its customers, which it uses to monitor usage, track customer satisfaction and analyze a variety of customer behaviors, including buying patterns and needs. In some cases Trans Global has provided customers with detailed reports on traffic distribution that customers were unable to provide themselves.

     Trans Global is installing Internet protocol equipment that allows for the integration of IP voice and circuit switched voice. If successfully implemented, Internet protocol could provide additional cost efficiencies for transporting a substantial portion of Trans Global's international voice and data traffic. This would allow Trans Global to develop new, low-cost termination arrangements and offer new services in conjunction with existing or new in-country service providers. The existing Trans Global network has been devised to allow the integration of Internet protocol-based telephony with the circuit switched facilities by following Nortel's succession strategy pursuant to which additional modules may be purchased and added to Trans Global's existing equipment.

     Trans Global believes that its existing equipment and physical resources are sufficient to support its current business requirements through the end of the first quarter of 2000. Trans Global's ability to take advantage of new market opportunities thereafter may require significant additional network capacity, which could require a substantial capital investment.

     TERMINATION AND RESALE ARRANGEMENTS

     Trans Global terminates traffic in six foreign countries pursuant to various resale arrangements. Trans Global utilizes resale arrangements when cost effective for routing traffic through its switches to each destination country. Traffic under resale arrangements typically is obtained on a variable, per minute and short-term basis, subjecting Trans Global to the possibility of unanticipated price increases and service cancellations. Trans Global's contracts with its vendors provide that rates may fluctuate, with rate change notice periods generally varying from 5 days to 10 days. Some of Trans Global's longer term arrangements require Trans Global to make minimum usage commitments in order to achieve volume discounts. As a result of deregulation and competition in the international telecommunications market, the pricing of termination services
                                       42
varies by carrier depending on such factors as call traffic and time of day. Since Trans Global does not typically enter into long-term contracts with these providers, pricing can change significantly over short periods of time. Trans Global's proprietary billing systems enable it to track the pricing variations in the international telecommunications market on a daily basis, allowing Trans Global's management to locate and reroute traffic to cost-effective alternatives.

     Trans Global currently has an operating agreement with Telecom Egypt that affords Trans Global the ability to terminate minutes in Egypt with a proportional amount of traffic to be carried from Egypt to the U.S. and is in the process of negotiating additional operating agreements for other countries. Trans Global also has agreements with international providers of long distance services for termination of traffic that Trans Global routes over its network to such countries, and Trans Global is in the process of expanding its coverage of such countries and entering into similar arrangements in additional countries.

     SALES AND MARKETING

     Trans Global has a direct sales force of 9 sales personnel dedicated to marketing and maintaining its relationships with its carrier customers. Marketing is typically conducted on a personalized basis with ongoing senior-level attention to each account. Trans Global believes participation at industry conferences, referrals from other carriers and long-term relationships are key factors in establishing the visibility, reputation and personal trust necessary to obtain this business. Trans Global believes that it has been able to compete effectively by offering more personalized service than its competitors.

     Trans Global initiates and maintains its relationships with foreign carriers in its targeted markets through the combined efforts of its senior management team. Trans Global believes that its success in entering into operating agreements with its foreign partners is due largely to its reputation along with personal relationships which its senior management team have developed with the appropriate officials at foreign carriers.

     ENGINEERING

     Trans Global's engineering personnel are responsible for the planning, implementation and maintenance of the firm's network elements. In addition, its engineering staff works with customers to identify and resolve network related issues. Trans Global's software engineering efforts include the updating of its proprietary near real time billing system and identifying extensions to or enhancements of its network elements to improve operations.

     INTELLECTUAL PROPERTY

     Trans Global regards its carrier billing system as proprietary and relies on a combination of copyright, employee and third-party non-disclosure agreements and other methods to protect its proprietary rights in the software underlying its carrier billing system. It has implemented some protective measures of a practical nature to protect its proprietary rights such as operationally limiting access to this system. There can be no assurance, however, the steps Trans Global has taken to protect its proprietary software will be adequate to deter misappropriation of its technology. There can be no assurance that Trans Global's competitors will not independently develop technologies that are substantially equivalent or superior to Trans Global's technology.

     There can be no assurance that third parties will not assert intellectual property infringement claims against Trans Global or that such claims will not require Trans Global to enter into royalty arrangements or result in costly litigation. Trans Global is not aware of any violations of proprietary rights claimed by any third party relating to Trans Global or Trans Global's billing system.

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

     Trans Global believes that, due to the rapid pace of technological innovation in the telecommunications industry, Trans Global's ability to establish and maintain a position of leadership in the industry is dependent more upon the knowledge, ability and experience of its management and development personnel and its name recognition than upon the legal protections afforded its software.

     CUSTOMERS AND VENDORS

     Trans Global offers wholesale telecommunications services to other international long distance carriers in the U.S., Middle East and Europe. These carrier customers include first- and second-tier long distance carriers seeking competitive rates and high-quality transmission capacity. The number of Trans Global's carrier customers has grown significantly since Trans Global first began marketing its services to this segment in 1996. As of December 31, 1999, Trans Global had 50 carrier customers. In a number of cases, Trans Global provides services to carriers that are also suppliers to Trans Global. For the year ended December 31, 1998, each of World Access, Inc. (formerly Resurgens Communications Group), PT-1 Communications, Inc. and Teleglobe USA Inc. were at least ten percent or more of Trans Global's net revenues. For the nine month period ended September 30, 1999, each of World Access and MCI WorldCom Inc. were at least ten percent or more of Trans Global's net revenues. As of September 30, 1999, the only vendor that was ten percent or more of Trans Global's 1999 revenues was AT&T.

     COMPETITION

     The international telecommunications industry is intensely competitive and subject to rapid change precipitated by changes in the regulatory environment and advances in technology. Trans Global's success depends upon its ability to compete with a variety of other telecommunications providers in the U.S. and in each of its international markets, including the national provider in each country in which Trans Global operates or plans to operate in the future.

     Competitors include large, facilities-based multinational carriers such as AT&T, Sprint and MCI WorldCom, smaller facilities-based wholesale long distance service providers in the U.S. and overseas that have emerged as a result of deregulation and global alliances among some of the world's largest telecommunications carriers, such as the AT&T and British Telecom alliance. The telecommunications industry is also being impacted by a large number of mergers and acquisitions whose impact is yet to be assessed.

     International telecommunications providers such as Trans Global compete on the basis of price, customer service, transmission quality, breadth of service offerings and value-added services. Trans Global's customers generally use the services of a number of international long distance telecommunications providers, and are especially price sensitive. In addition, many of Trans Global's competitors enjoy economies of scale that can result in a lower cost structure for termination and network costs, which could cause significant pricing pressures within the international communications industry. Recently, competition has intensified, causing prices for wholesale international long distance services to decrease substantially. Prices are expected to continue to decrease in most of the markets in which Trans Global currently competes. Trans Global believes, however, that these reductions in prices have been and will continue to be more than offset by reduction in the cost to Trans Global of providing such services along with increasing call volumes.

     The telecommunications industry is also experiencing change as a result of rapid technological evolution, marked by the introduction of new product and service offerings and increasing undersea cable transmission capacity for services similar to those provided by Trans Global. Such technologies include the utilization of the Internet for international voice and data communications and undersea cable facilities such as MCI WorldCom's Gemini and Global Crossing. Trans Global is unable to predict which of many possible future products and service
                                       44
offerings will be important to maintain its competitive position or what expenditures will be required to develop and provide such products and services.

     REGULATION

     As a multinational telecommunications company, Trans Global is subject to varying degrees of regulation in each of the jurisdictions in which it provides services, both in the United States and abroad. Applicable laws and regulations, and the interpretation of such laws and regulations, differ significantly in these jurisdictions. In addition, Trans Global may be affected indirectly by the laws of other jurisdictions that affect foreign carriers with which Trans Global does business. The FCC and the various authorizing agencies generally have the authority to condition, modify, cancel, terminate or revoke a telecommunication company's operating authority for failure to comply with federal and state laws and applicable rules, regulations and policies. Fines or other penalties also may be imposed for such violations. Because regulatory frameworks in many countries are relatively new, the potential for enforcement action in these countries is difficult to assess. Any regulatory enforcement action by United States or foreign authorities could have a material adverse effect on Trans Global's business, financial conditions and results of operations.

     Since February 1997, under the auspices of the World Trade Organization, over 70 countries have made various commitments to open their telecommunications markets to competition from foreign telecommunications suppliers. Those commitments, most of which became effective February 5, 1998, seek to open markets to competition in telecommunications services, improve foreign investment opportunities in the telecommunications industry, and adopt pro-competitive regulatory principles. The FCC has adopted rules to implement the U.S. schedule of commitments under this WTO agreement.

     U.S. International Authorizations. International common carriers, such as Trans Global, are required to obtain authority from the FCC under Section 214 of the Communications Act, as amended to provide international telecommunications services that originate or terminate in the U.S. The FCC's streamlined Section 214 authorizations and tariff regulation processes provide for shorter tariff notice and review periods for certain U.S. international carriers, including Trans Global, as well as for other streamlined regulatory requirements for "non-dominant" carriers found to lack market power on the routes served. Trans Global has obtained the required Section 214 authority to provide international telecommunications services. The FCC classifies Trans Global as a non-dominant international and domestic carrier.

     FCC International Settlements Policy. The FCC's international settlements policy places limits on the arrangements that U.S. international carriers may enter into with foreign carriers that have market power in foreign telecommunications markets. The policy is primarily intended to prevent dominant foreign carriers from playing U.S. carriers against each other to the disadvantage of U.S. carriers and U.S. ratepayers. The international settlements policy provides that a U.S. carrier that enters into an operating agreement for the exchange of public switched traffic with a dominant foreign carrier must file a copy of that agreement with the FCC. Any such agreement that is materially different from an agreement filed by another carrier on the same international route must be approved by the FCC. Absent FCC approval, no such agreement may provide for the U.S. carrier to receive more than its proportionate share of inbound traffic. Certain competitive routes are exempt from the international settlements policy.

     The FCC's rules also prohibit a U.S. carrier from accepting a "special concession" from any foreign carrier that possesses sufficient market power on the foreign end of the route to affect competition adversely in the U.S. market. A "special concession" is defined by the FCC as an exclusive arrangement (i.e., one not offered to similarly situated U.S. carriers) involving services, facilities or functions on the foreign end of a U.S. international route that are necessary for providing basic telecommunications.

     The FCC's policies also require U.S. international carriers to negotiate and adopt settlement rates with foreign correspondents that are at or below certain benchmark rates beginning January 1, 1999. Trans Global expects that any IMTS operating agreement that it has or may have with a foreign affiliate will satisfy the foregoing benchmarks requirement.

     Regulatory Fees. The Communications Act and FCC rules and policies impose certain fees upon carriers providing interstate and international telecommunication services. These fees are levied, among other things, to defray the FCC's operating expenses, to underwrite universal telecommunication service (e.g., by subsidizing certain services used by schools and libraries, such as Internet access, and by other telecommunications users in areas of the U.S. where service costs are significantly above average), to fund the Telecommunications Relay Service ("TRS"), which provides special options for hearing-impaired users, and to support the administration of telephone numbering plans. Trans Global generally offers its services only to other carriers, which in turn provide services to end-users. Such carrier-to-carrier revenues are not subject to universal service fees, and thus Trans Global generally is not liable to pay universal service fees. The foregoing regulatory fees typically change annually.

     Recent FCC Actions. Recent FCC actions have lowered the entry barriers for new international carriers by streamlining the processing of new applications and granting carriers greater flexibility in establishing non-standard settlement arrangements with non-dominant foreign carriers, including the non-dominant U.S. affiliates of such carriers. In addition, the FCC's rules implementing the WTO agreement presume that competition will be advanced by the U.S. entry of carriers from WTO member countries, thus further increasing the number of potential competitors in the U.S. market and the number of carriers that may also offer end-to-end services.

     The FCC also recently has sought to reduce the foreign termination costs of U.S. international carriers by prescribing maximum or benchmark settlement rates which foreign carriers may charge U.S. carriers for terminating switched telecommunications traffic. The FCC's action may reduce Trans Global's settlement costs, although the costs of other U.S. international carriers also may be reduced in a similar fashion. Any future FCC enforcement of its benchmark settlement rates could disrupt Trans Global's transmission arrangements to certain countries or require Trans Global to modify its existing arrangements; other U.S. international carriers might be similarly affected.

     The FCC routinely reviews the contribution rate and service providers applicable for various levels of regulatory fees, including the rate for fees levied to support universal service, which fees may be increased in the future for various reasons, including the need to support the universal service programs mandated by the Communications Act, the total costs for which are still under review by the FCC. The FCC also is continually reviewing the extent to which it permits international carriers to route international traffic in nontraditional ways, such as through refile, switched hubbing, and international simple resale. Future FCC rule changes could affect Trans Global by, for example, requiring it to discontinue certain termination arrangements that it now has or to implement alternative routing arrangements for certain countries; on the other hand, the FCC may further liberalize its rules and policies, in which case Trans Global is likely to be well positioned to expand the extent to which it employs nontraditional routing arrangements, even though new opportunities may become available to its competitors.

     Trans Global cannot predict the net effect of these or other possible future FCC actions on its business, operating result and financial condition, although the net effect could be material.

     U.S. Reporting Requirements. The FCC's international service rules require Trans Global to file periodically a variety of reports regarding its international traffic flows and use of international facilities. Prior to consummating the Merger, Trans Global will have filed each of its annual circuit-status and traffic-and-revenue data reports in the years required. The FCC has reduced these reporting requirements in recent years and may further modify these requirements in the near future. Trans Global is unable to predict any such future FCC initiatives or their effect.

     United Kingdom. In the United Kingdom, telecommunications services offered by Trans Global through its affiliate, TGC UK Ltd., are subject to regulation by various United Kingdom regulatory agencies. The United Kingdom generally permits competition in all sectors of the telecommunications market, subject to licensing requirements and license conditions. TGC UK has been granted licenses to provide international traffic on a resale basis and over its own facilities, which licenses are subject to a number of restrictions. Implementation of these licenses has permitted Trans Global to engage in cost-effective routing of traffic between the U.S. and the United Kingdom and beyond.

     Other Countries. Trans Global plans to expand or initiate services in certain Middle East countries including Egypt and Kuwait. These services will include largely voice services as regulatory liberalization in those countries permits. Although Trans Global plans to obtain authority to provide service under current and future laws of those countries, or, where permitted, to provide service without government authorization, there can be no assurance that foreign laws will be adopted and implemented providing Trans Global with effective practical opportunities to compete in these countries. Moreover, there can be no assurance of the nature and pace of liberalization in any of these markets. Trans Global's inability to take advantage of such liberalization could have a material adverse affect on the Trans Global's ability to expand its services as planned.

     EMPLOYEES

     As of December 31, 1999, Trans Global employed 40 full-time employees, of which thirteen (13) employees work in the sales department, twelve (12) employees work in the technical and engineering department and five (5) employees work in each of the accounting department, administrative department and management department. Trans Global engages a consultant to manage its office in Cairo and also engages a consultant in its London office. Trans Global is not subject to any collective bargaining agreement and it believes that its relationships with its employees are good.

     FACILITIES

     Trans Global's corporate headquarters are located in New York in a leased facility consisting of approximately 20,000 square feet. The New York facility is owned by Arnold Gumowitz, Trans Global's Chairman and Chief Financial Officer. See "Certain Relationships and Related Transactions of Trans Global." Trans Global also leases facilities in London and Cairo. The New York facility houses both the Lucent 5ESS CM2 and the Nortel DMS-Global Services Platform
(GSP) switches. Trans Global's European headquarters are located in London, England in a leased facility consisting of approximately 4,200 square feet. The London facility houses a Nokia DX220 switch. Trans Global owns a Gemini STM-1 IRU between its London, England and New York, New York switching complexes. In addition, Trans Global leases cable facilities between London, England and Cairo, Egypt and between New York, New York and Los Angeles, California. Trans Global also has an office in Raleigh, North Carolina where two employees are starting up a calling card operation. Trans Global believes that its facilities are adequate to support its current needs and that additional facilities will be available at competitive rates as needed.

     LEGAL PROCEEDINGS

     The following information sets forth information relating to material legal proceedings involving Trans Global and certain of its executive officers and directors. From time to time, Trans Global and its executive officers and directors become subject to litigation which is incidental to and arises in the ordinary course of business. There are no pending legal proceedings involving Trans Global or its executive officers and directors. However, Trans Global has been threatened with potential litigation as set forth below.

     A claim has been asserted against Trans Global by SPE Operations, Ltd. under an indemnification given by Trans Global for the non-performance by TGC Trans Global Communications (Canada), Inc. under an Offer to Lease dated May 6, l999 in connection with the rental of office space in Toronto, Ontario. Trans Global has made an offer to settle this matter but no response has been made by the landlord.

     A claim has been asserted against Trans Global by Teleglobe in connection with the Teleglobe Cantat-3 and Canus-l Cable Systems. If Teleglobe pursues this claim, Trans Global intends to defend vigorously on the basis that the cable system did not perform as represented and was constantly out of service.

     Trans Global is also involved in a dispute with Rakisons, an English law firm, over billing for legal services allegedly rendered by Rakisons. Trans Global will defend this matter vigorously alleging overbilling, unfair billing and deceptive practices.

     Arnold Gumowitz, the Chairman and Chief Financial Officer of Trans Global, was involved in substantial litigation in the early 1990's in connection with his real estate business and various mortgages and loans. Most of the litigation was settled and terminated in 1994 before Trans Global was formed. Presently, Mr. Gumowitz is involved in litigation which is usual and ordinary in the real estate business such as landlord-tenant disputes, personal injuries and similar matters.

RISKS RELATING TO THE BUSINESS OF TRANS GLOBAL

     TRANS GLOBAL INCURRED LOSSES IN THE FIRST NINE MONTHS OF 1999 AND MAY NOT BE ABLE TO BECOME PROFITABLE IN THE FUTURE.

     Losses. Trans Global incurred a net loss of approximately $1.8 million for the first nine months of fiscal 1999 and its working capital deficiency reached approximately $9.0 million as of September 30, 1999. These losses are due in part to narrowing margins and lower prices in the international telecommunications market combined with a change in pricing by Trans Global's primary supplier during the third quarter of 1999. See "-Trans Global's business with a large supplier resulted in a revenue decline in 1999" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

     Ability to maintain profitability. Trans Global's ability to maintain profitability and positive cash flow depends upon many factors, including its ability to increase revenue while reducing costs and increasing its revenues from markets other than the U.S., where margins have narrowed during 1999. A variety of factors, external and internal, may keep Trans Global from succeeding in increasing or maintaining revenue and positive cash flow in the future. Failure to become profitable in the future could inhibit obtaining cash to continue Trans Global's operations.

     TRANS GLOBAL COULD BE REQUIRED TO CUT BACK OR STOP ITS OPERATIONS IF IT IS UNABLE TO OBTAIN NEEDED FUNDING.

     Trans Global estimates that it will need to raise up to $20.5 million to have sufficient capital to run its business, repay indebtedness incurred in connection with upgrading its facilities, fund anticipated expansions and meet pre-existing cash obligations through the end of the third quarter of

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

2000. It is projected that approximately $10.6 million of this capital will be needed in the first quarter of 2000. Should Trans Global be unsuccessful in its efforts to raise capital, it will be required to curtail its expansion plans or it may be required to cut back or stop operations. There can be no assurance that Trans Global will raise additional capital or generate funds from operations sufficient to meet its obligations and planned requirements.

     TRANS GLOBAL'S BUSINESS WITH A LARGE SUPPLIER RESULTED IN A REVENUE DECLINE IN 1999.

     One of Trans Global's major suppliers substantially increased its prices to Trans Global beginning in the third quarter of 1999. As a result, Trans Global decided to discontinue several of its routes until new suppliers could be found. This decision resulted in a significant decline in revenue during the third quarter. Although Trans Global has reached agreement with several new suppliers and has begun implementation of new routes, it has not generated enough additional new revenue nor reduced costs of transmission services to offset the decline. A failure to replace the supplier and any further reductions in revenues could negatively and materially impact Trans Global's business, financial condition and results of operations.

     A SIGNIFICANT PORTION OF TRAN GLOBAL'S REVENUES ARE BASED ON SALES TO ITS LARGEST CUSTOMERS AND ITS REVENUES COULD DECLINE AS A RESULT OF THE LOSS OF THESE CUSTOMERS.

     World Access, Inc. accounted for approximately 16% and 37%, MCI WorldCom Inc. accounted for approximately 3% and 28%, Teleglobe accounted for approximately 17% and 8%, and our three largest customers as a group accounted for approximately 68% and 73% of Trans Global's net revenues for fiscal 1998 and the nine months ended September 30, 1999, respectively. Although Trans Global cannot assure you that its principal customers will continue to purchase products from it at past levels, Trans Global expects a significant portion of its revenue will continue to be concentrated within a small number of customers. The loss of, or significant reduction of, purchases by one or more of these customers could have a material adverse effect on Trans Global.

     TRANS GLOBAL MAY HAVE TO LOWER PRICES OR SPEND MORE MONEY TO COMPETE EFFECTIVELY AGAINST COMPANIES WITH GREATER RESOURCES THAN TRANS GLOBAL, WHICH COULD RESULT IN LOWER REVENUES AND MARGINS.

     This industry is intensely competitive and rapidly evolving. The international communications industry is dominated by companies much larger than Trans Global, with much greater name recognition, larger customer bases and financial, personnel, marketing, engineering, and other resources substantially greater than Trans Global. To the extent that these companies offer services similar to and priced competitively with Trans Global's services, there likely would be a negative effect on Trans Global's revenues and margins.

     IF TRANS GLOBAL FAILS TO CREATE AND MAINTAIN STRATEGIC RELATIONSHIPS WITH INTERNATIONAL CARRIERS ITS REVENUES WILL DECLINE.

     Trans Global's success depends in part on its ability to maintain and develop relationships with international carriers. The quality of these relationships and the ability of these carriers to market services effectively directly affects Trans Global's revenue. Trans Global has been pursuing joint ventures and business opportunities with new and emerging carriers in foreign markets. These transactions commonly involve certain risks, including, among others, that:

     - A strategy or business direction change from a major carrier could have a significant short term impact on Trans Globals' revenue.

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

     - The new and emerging carriers may not acquire as much business as projected due to market competition or other factors, which could lead them to reduce their business with Trans Global.

     - If Trans Global is not able to find suitable carriers operating in attractive markets, it may not be able to enter those markets on a cost-effective basis.

     RAPID TECHNOLOGICAL AND MARKET CHANGES CREATE SIGNIFICANT RISKS FOR TRANS GLOBAL.


     Communications technology is changing rapidly. These changes influence the demand for Trans Global's services. Trans Global may not be able to keep up with rapid technological and market changes in a timely manner to be able to compete successfully. In addition, competitors may develop or use technologies that will render Trans Global's services noncompetitive.

     TRANS GLOBAL'S BUSINESS IS EXPOSED TO REGULATORY RISKS THAT MAY RESULT IN INCREASED COSTS OR AFFECT ITS ABILITY TO RUN ITS BUSINESS.

     As Trans Global both owns telecommunications transmission facilities and uses telecommunications transmission facilities of others, it is subject to regulation in many jurisdictions which affect its business and cost structure.

     U.S. Federal Regulation. Trans Global's business is subject to various U.S. regulations, agency actions and court decisions. Trans Global's U.S. international telecommunications service offerings are subject to regulation by the FCC. The FCC requires international carriers to obtain certificates of public convenience and necessity prior to acquiring international facilities by purchase or lease, or providing international service to the public. Trans Global is also subject to FCC policies and rules that regulate the manner in which international telecommunication services may be provided, including, for instance, the circumstances under which a carrier may provide international switched services using International Private Lines facilities and under which it may route traffic through third countries to or from its final destination.

     The Communications Act and the FCC's rules and policies also impose certain other obligations on carriers providing international telecommunication services. These include the obligation to file at the FCC and to maintain tariffs containing the rates, terms and conditions applicable to their services; to file certain reports regarding international traffic and facilities; to file certain contracts with correspondent carriers; to disclose affiliations with foreign carriers and significant foreign ownership interests; to pay certain regulatory fees based, among other things, upon the carrier's revenues and ownership of international transmission capacity.

     Trans Global's management believes that it will be in compliance with the relevant regulations and agency rules prior to the Merger closing relating to Trans Global's arrangements with foreign operators. If the FCC determines that Trans Global has violated its international settlement policies and other rules, the FCC could order Trans Global to terminate any non-conforming arrangement and Trans Global could be subject to a monetary forfeiture and to other penalties, including revocation of its FCC authorizations to operate as a international carrier. Any such FCC action could have a material adverse effect upon Trans Global's business, operating results and financial condition.

     Other Government Regulation. In most countries where Trans Global operates, Trans Global must obtain appropriate approvals to connect its equipment to the telephone network. In most jurisdictions where Trans Global conducts business, it relies on a local partner to obtain the requisite authority to conduct business and comply with operational and administrative requirements. If any carrier on which Trans Global is relying ceases to accommodate Trans Global's requirements at any time, this could have a materially adverse effect on Trans Global's business and prospects in the applicable country. These carriers relationships could cease at any time and government authorities could seek to regulate Trans Global's services or require it to obtain licenses to conduct its business.

     TRANS GLOBAL'S BUSINESS IS EXPOSED TO REGULATORY, POLITICAL AND OTHER RISKS ASSOCIATED WITH INTERNATIONAL BUSINESS.

     Trans Global conducts a significant portion of its business outside the U.S. and accordingly derives a portion of its revenues and accrues expenses in foreign currencies. Accordingly, Trans Global's results of operations may be materially affected by international events and fluctuations in foreign currencies. Trans Global does not employ foreign currency controls or other financial hedging instruments.

     Trans Global's international operations and business expansion plans are also subject to a variety of government regulations, currency fluctuations, political uncertainties and differences in business practices, staffing and managing foreign operations, longer collection cycles in certain areas and potential changes in tax laws. Governments may adopt regulations or take other actions, including raising tariffs, that would have a direct or indirect adverse impact on Trans Global's business opportunities within such governments' countries. Furthermore, from time to time, the political, cultural, and economic climate in various national markets and regions of the world may not be favorable to its operations and growth strategy.

     TRANS GLOBAL'S OPERATING PLATFORMS AND SYSTEMS MAY FAIL OR BE CHANGED, EXPOSING ITS BUSINESS TO DOWNTIME.

     Trans Global's operations depend upon protecting and maintaining its operating platforms and switching centers against damage, technical failures, unauthorized intrusion, computer viruses, natural disasters, sabotage and similar events. Trans Global cannot ensure that such an event would not cause the failure of one or more of its communication platforms or even its entire network. Such an interruption could have a material adverse effect on Trans Global's business, financial condition and results of operations. In addition, customers or others may assert claims of liability against Trans Global as a result of any such interruption.

     THE LOSS OF KEY PERSONNEL COULD WEAKEN TRANS GLOBAL'S TECHNICAL AND OPERATIONAL EXPERTISE, DELAY ENTRY INTO NEW MARKETS AND LOWER THE QUALITY OF ITS SERVICE.

     Trans Global's success depends upon the continued efforts of its senior management team and its technical, marketing and sales personnel. Trans Global also believes that to be successful it must hire and retain highly qualified engineering personnel. Competition in the recruitment of highly qualified personnel in the telecommunications industry is intense. Hiring employees with the skills and attributes required to carry out its strategy can be time consuming. Trans Global may not be able to retain or successfully integrate existing personnel or identify and hire additional qualified personnel. If Trans Global loses the services of key personnel or is unable to attract additional qualified personnel, its business could be materially and adversely affected. Trans Global does not have key-man life insurance. Trans Global initiates and maintains its relationships with foreign carriers in its targeted markets through the combined efforts of its senior management team. Trans Global believes that its success in entering into operating agreements with its foreign partners is due largely to its reputation along with personal relationships which its senior management team have developed with the appropriate officials at foreign carriers.

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

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS OF  FINANCIAL  CONDITION  AND RESULTS OF
     OPERATIONS OF TRANS GLOBAL

     OVERVIEW

     Trans Global is a facilities-based international telecommunications company providing telecommunication services primarily to international long distance carriers. Trans Global provides these services through a combination of owned and operated network facilities and contractual arrangements with several U.S. and foreign-based carriers. Trans Global owns international gateway switching facilities in New York, New York and London, England linked by owned trans-Atlantic cable facilities. Trans Global has entered into operating agreements with several foreign national carriers under which traffic can be both delivered and received. In addition to operating agreements, Trans Global utilizes termination agreements with a few carriers.

     Revenue. Trans Global's telecommunications revenues are based upon the number of minutes used upon completion of a call. Trans Global's telecommunications services generally are priced at a lower rate than the larger, more established carriers. Prices in the long distance industry have declined in recent years, Trans Global believes that as competition continues to increase, prices are likely to continue to decrease. In addition, as deregulation accelerates and competition increases in overseas markets, Trans Global's revenues per minute and margins could be adversely impacted. A period of declining margins due to increases in cost during the first nine months of 1999 adversely affected Trans Global's profitability. Trans Global believes that decreases in prices will be offset by increased telecommunications usage, but needs to offset declining margins by seeking more profitable routes or other arrangements.

     Trans Global derives non-recurring revenue from sales of its network services and limited recurring revenues from monthly service fees for circuit capacity and for co-location/switch partitioning services. The non-recurring charges  to  customers  for  network  services  vary with the  amount of minutes utilized and the country of termination. For capacity and co-location/switch partitioning services customers pay monthly fees in advance, which are recognized as service revenues as the services are provided. Trans Global records revenue for non-recurring telecommunications services when the service is rendered.

     Cost of Revenue. Trans Global's cost of services consists of transmission and termination charges by other U.S. and foreign carriers to originate, carry or terminate calls. Transmission expenses are largely fixed month-to-month payments associated with capacity on domestic and international facilities and associated switching expense. Termination expenses consist of variable cost per minute charges paid to foreign PTTs and alternative carriers to terminate Trans Global's international long distance traffic. Cost of service expenses associated with non-recurring services accrue in the month incurred.

     Traffic under resale arrangements typically is obtained on a variable, per minute and short-term basis, subjecting Trans Global to the possibility of unanticipated price increases and service cancellations. Some of Trans Global's longer term arrangements require Trans Global to make minimum usage commitments in order to achieve volume discounts. As a result of deregulation and competition in the international telecommunications market, the pricing of termination services varies by carrier depending on such factors as call traffic and time of day. Since Trans Global does not typically enter into long-term contracts with these providers, pricing can change significantly over short periods of time. As Trans Global purchases more undersea cable and facilities, cost of revenue should decrease as a percentage of total revenue.

     Sales, General and Administrative Expenses. Trans Global's sales, general, and administrative expenses consist of salaries, commissions, facilities' lease costs, sales and marketing expenses, advertising expenses, and administrative and corporate overhead. These expenses have been increasing consistently with the expansion of Trans Global's operations. Management expects this trend to continue and believes that Trans Global will incur additional sales, general and administrative expenses to support the expansion of its operations into new markets.

     RESULTS OF OPERATIONS

     NINE MONTHS ENDING SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDING SEPTEMBER 30, 1998

     Revenue. Total revenue for the nine months ending September 30, 1999 was $84.0 million, an increase of $25 million from the first nine months of 1998 revenue of $59.0 million. The increase resulted from an increase in the number of minutes to 229 million during the nine months ended September 30, 1999, from 163 million during the same period in 1998. The increase in the number of minutes resulted from an increase in the number of wholesale-carrier customers to 34 at September 30, 1999, from 25 at September 30, 1998, and the increase in demand associated with decreasing prices.

     Gross Margin. Gross margin for the nine months ending September 30, 1999 was $3.8 million, a decrease of $3.2 million compared to a gross margin for the first nine months of 1998 of $7.0 million. Increased competition continues to drive wholesale telecommunication prices downward, resulting in decreased wholesale telecommunication gross margins. The direct cost of revenue as a percentage for the nine months ending September 30, 1999 increased to 96% of the total revenue as compared to 88% for the similar period of 1998. This increase in the direct cost of revenue was primarily due to three factors:

     - Trans Global was required to terminate minutes at specific termination rates to qualify for licenses in the Middle East, resulting in a one time loss over a six month period;

     - overall margins in the U.S. wholesale market decreased significantly beginning in the third quarter of 1999 as a result of several major carriers demanding lower prices;

     - several operating agreements reduced their contribution to gross margin as a result of deregulation in foreign markets; and

Management believes that as it continues to purchase more undersea cable and transitions its network to a packet-based IP network, gross margins should be able to once again grow towards their historical levels.

     Sales, General and Administrative Expenses. Sales, general and administrative expenses were $4.5 million for the nine months ending September 30, 1999 compared to $3.5 million in the same period for 1998. This represents a decrease as a percentage of revenue from 5.9% to 5.4% when compared. The increase in expense for the nine month period ending September 30, 1999 from the same period of 1998 reflects increased sales commissions and costs due to additional personnel hiring.

     Depreciation Expense. Depreciation expense was $1.7 million for the nine months ending September 30, 1999, representing an increase of $0.7 million (or 70%) from the expense of $1.0 million for same period of 1998. This increase reflects the additional depreciation associated with capital assets purchased in 1999 and 1998.

     Operating Income (Loss). Trans Global incurred a net operating loss of approximately $2.7 million for the first nine months of fiscal 1999. These losses are due in part to narrowing margins and lower prices in the international telecommunications market combined with a change in pricing by Trans Global's primary supplier during 1999.

     Interest Income (Expense). Net interest income increased approximately $0.2 million or 60% for the nine months ending September 30, 1999 to $0.5 million compared to interest of approximately $0.3 million for the same period of 1998. This increase is primarily due to increased sales revenue and increases in short term interest rates.

     YEAR ENDING DECEMBER 31, 1998 COMPARED TO YEAR ENDING DECEMBER 31, 1997

     Revenue. Total revenue in 1998 was $85.1 million, an increase of 83% or $38.6 million as compared to total revenue of $46.5 million for 1997. The increase in total revenue in 1998 was due primarily to the addition of new customers, market growth, and an increased demand for services from existing clients.

     Gross Margin. Gross margin in 1998 increased to $8.9 million or 10.4% of revenue from $6.6 million or 14.2% in 1997. This reduction in gross margin percentage was due to the overall increasing competitive environment for international wholesale services.

     Sales, General and Administrative Expenses. Sales, general and administrative expenses increased to $5.0 million in 1998, an increase of $1.9 million from the total expense of $3.1 million in 1997. Sales, general and administrative expenses decreased as a percentage of total revenue to 5.8% in 1998 from 6.6% in 1997. Expenses that increased in 1998 included incentive based compensation, sales commissions and salaries, largely due to additional personnel.

     Depreciation Expense. Depreciation expense increased by $0.7 million in 1998 to $1.5 million from $0.8 million in 1997. This increase is largely due to the depreciation of additional fixed assets purchased during 1998 and 1997.

     Operating Income (Loss). Operating income in 1998 decreased by $0.5 million to $2.1 million from $2.6 million in 1997. As a percentage of revenues, operating income decreased to 2.5% of revenues from 5.6% of revenues in 1997, due to increased expenses in 1998 to support the expansion of the network. Trans Global expects the expanded network to generate additional revenue in 1999 and beyond.

     Interest Income (Expense). Net interest income increased to approximately $0.4 million in 1998 compared with $34,000 in 1997. The increase in interest income in 1998 was due to increased yields earned from short-term investments.

     YEAR ENDING DECEMBER 31, 1997 COMPARED TO YEAR ENDING DECEMBER 31, 1996

     Revenue. In 1997, revenue from operations was $46.5 million, compared to revenue of $4.2 million in 1996. The increase of $42.3 million was primarily the result of a business strategy change to become a wholesale carrier in 1997 from being a calling card retailer in 1996, which resulted in the addition of new customers and related growth in a new market.

     Gross Margin. Gross margin was $6.6 million in 1997. For 1996, the gross margin was $0.3 million. The increase in 1997 resulted from the contribution made from the wholesale carrier market.

     Sales, General and Administrative Expenses. Sales, general and administrative expenses in 1997 were $3.1 million. For 1996 the sales, general and administrative expenses were $0.5 million. The increase in sales, general and administrative expenses is related to the hiring of additional personal and the resultant increase in sales commissions due to higher sales and gross margins.

     Depreciation Expense. Depreciation expense increased by $0.6 million to $0.8 million in 1997 from $0.2 million in 1996. This increase was due to switching equipment purchased in the fourth quarter of 1996 and during 1997 along with telecommunications assets purchased in 1997.

     Operating Income (Loss). Operating income was $2.6 million in 1997 as compared to an operating loss of approximately $0.4 million in 1996. The increase of $3.0 million resulted from significant increases to the gross margins earned as a wholesale carrier in 1997 as compared to the gross margins realized as a calling card retailer during 1996.

     Interest Income (Expense). Net interest income increased to approximately $34,000 in 1997 as compared to a net expense of approximately $38,000 in 1996 due to increased sales revenue in 1997 resulting in higher cash balances and related interest income.

     LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents were $2.5 million at September 30, 1999 compared to $2.6 million at December 31, 1998. Short-term investments were $6.3 million at September 30, 1999 as compared to $12.3 million at December 31, 1998. The $6.0 million decrease in short-term investments was primarily due to funds used for fixed assets purchases associated with the expansion and development of Trans Global's international network. Accounts receivable, net, increased by $6.0 million to $9.4 million at September 30, 1999 from $3.4 million at December 31, 1998, mainly due to higher revenues and extending credit terms. Accounts payable and accrued expenses totaled $27.1 million at September 30, 1999, as compared to $24.8 million at December 31, 1998, resulting principally from the increase in purchased minutes and partially from deferrals of payments to certain vendors. (See further discussion in Current Funding Requirements below.) Net cash inflows from operating activities for the nine month period ended September 30, 1999 totaled $0.7 million, compared to net cash inflows of $9.2 million for the nine month period ended September 30, 1998. The decrease in 1999 was due primarily to the operating loss caused by lower gross margins and increased net accounts receivable.

     There was a net working capital deficiency of $9.0 million at September 30, 1999 compared to a deficiency of $4.4 million at December 31, 1998.

     Net cash outflows from investing activities for the nine months ended September 30, 1999 totaled $1.5 million, which was $2.0 million less than the net cash outflows for the same period in 1998. This decrease was the net effect of two principal items:

     - capital outflows for purchases of property and equipment of $7.5 million, an increase of $4.9 million from the same period last year, and

     - capital inflows from sales of short-term investments of $6.0 million, an increase of $6.9 million from the same period last year.

     Net cash generated from financing activities totaled $0.6 million during the nine months ended September 30, 1999 compared to net cash used in financing activities of $1.7 million for the same period last year. In 1998, Trans Global repaid $1.7 million of borrowings and in 1999, Trans Global borrowed $1.0 million in bank loans partially offset by $353,000 in payments on capital lease obligations.

     CURRENT FUNDING REQUIREMENTS

     Trans Global estimates that it will need to raise up to $20.5 million to have sufficient capital to run its business, repay indebtedness incurred in connection with upgrading its facilities, fund anticipated expansions and meet pre-existing cash obligations through the end of the third quarter of 2000. It is projected that approximately $10.6 million of this capital will be needed in the first quarter of 2000. Should Trans Global be unsuccessful in its efforts to raise capital, it will be required to curtail its expansion plans or it may be required to cut back or stop operations. There can be no assurance that Trans
Global will raise additional capital or generate funds from operations sufficient to meet its obligations and planned requirements.

     Trans Global has the following estimated cash obligations and requirements through the first quarter of 2000:

Capital lease payments                                                     $     300,000
Scheduled installment payments to vendor                                       3,800,000
Purchases of switch equipment and transmission
    facilities                                                                 2,000,000
Annual renewal of rights to use and maintenance                                  700,000
Letter of credit obligations related to new business                           1,300,000
Working capital (including pre-existing 1999
    obligations)                                                               2,500,000
                                                                               ---------
                                                                           $  10,600,000

Trans Global has the following estimated cash obligations and requirements during the second and third quarters of 2000:

Capital lease payments                                                     $     600,000
Scheduled installment payments to vendor                                       6,300,000
Purchases of switch equipment and
  transmission facilities                                                      2,000,000
Working capital                                                                1,000,000
                                                                               ---------
                                                                           $   9,900,000

     Trans Global anticipates that increased sales in the international market with higher gross margins will reduce its net working capital deficiency and contribute to its first through third quarter funding requirements. These funding requirements also do not account for synergies in the Merger (which may or may not materialize) or for the sale of unnecessary equipment. However, Trans Global will most likely be required to borrow or raise additional funds in order to meet its funding requirement through September 30, 2000. Presently, Trans Global has no bank or institutional indebtedness except for a partially funded term loan entered into in connection with its purchase of its Nortel DMS-GSP. Trans Global's other capital assets are subject to security interests in favor of its major supplier, AT&T Corp. On December 14, 1999, Trans Global entered into an agreement with AT&T regarding the payment of various past due 1999 switch and circuit costs. Pursuant to that agreement, Trans Global has agreed to pay AT&T approximately $13.8 million in roughly equal monthly installments at 9% interest through January 1, 2001. During the first quarter of 2000, Trans Global anticipates completion of the second phase of its term loan to partially fund its outstanding capital expenditure for the Nortel DMS-GSP and entering into an operating line of credit based on its accounts receivable. In addition, Trans Global believes that the proposed merger with a subsidiary of eGlobe will provide additional financing opportunities. No assurances can be given that sufficient additional borrowings will be available to meet Trans Global's current funding requirements.

     Should Trans Global be unsuccessful in its efforts to raise capital, it will be required to curtail its expansion plans or it may be required to cut back or stop operations. There can be no assurance that Trans Global will raise additional capital or generate funds from operations sufficient to meet its obligations and planned requirements.

     TAXES

     Trans Global estimates incurring a net operating loss for 1999 which is being carried back to prior years as a deduction and is expected to result in a federal income tax refund of approximately $1.1 million. This refund is expected to be received during the second quarter of 2000.

     YEAR 2000 ISSUES

     Trans Global is aware of the issues associated with the programming code in existing computer systems. The "Year 2000 Issue" or "Y2K Issue" arises because many computer and hardware systems use only two digits to represent the year. As a result, these systems and programs may not process dates beyond the year 1999, which may cause errors in information or system failures. Because Trans Global uses Unix-based systems for its platforms and operating systems to deliver service to customers, management determined that material operating systems modifications would not be required to ensure Year 2000 compliance. This determination was validated by testing the operating software resident on the Unix-based systems (completed in March 1999). In addition, all of the software that was developed for internal systems, was developed in the last three years, with Year 2000 readiness considered, and addressed in the design. Reprogramming and testing of Trans Global's core application software was completed. Trans Global has used internal resources to identify, correct or reprogram, and test its other, non-operational computer systems for Year 2000 compliance. All reprogramming efforts, including testing were completed in October 1999. Nevertheless, a contingency plan was developed.

     Trans Global is not aware of any cases in which its software or hardware has malfunctioned due to interpreting the date code "00" as the year 1900 instead of the year 2000. Any malfunctions that may occur or have occurred and are detected later could result in disruption of Trans Global's ability to engage in normal business activities. Trans Global is aware of the potential for claims for damages arising from products and services that malfunctioned. Trans Global believes that such claims against it would be without merit.

     Trans Global is not aware of any malfunctions that may have affected its suppliers. In addition, Trans Global cannot assure you that governmental agencies, utility companies, third party service providers and other companies outside its control will not encounter Year 2000 problems in the future. The failure by these entities to timely detect and correct any Year 2000 problems that may occur could result in a systematic failure beyond Trans Global's control.

     The expectation as to the extent and timeliness of modifications required in order to achieve Year 2000 compliance is a forward-looking statement subject to risks and uncertainties. Actual results may vary materially as a result of a number of factors, including, among others, those described above. There can be no assurance however, that Trans Global will be able to successfully modify on a timely basis such products, services and systems to comply with Year 2000 requirements, which failure could have a material adverse effect on its business, results of operations and financial condition.

MANAGEMENT OF TRANS GLOBAL

     DIRECTORS AND EXECUTIVE OFFICERS

     Shown below are the names of all directors and executive officers of Trans Global.

Name                                                   Position
----                                                   --------
Arnold Gumowitz                                        Chairman and Chief Financial Officer
Gary Gumowitz                                          President, Chief Executive Officer and Director
Milton Gumowitz                                        Director
John Hughes                                            Director
Jonathan Lynn                                          Secretary, Chief Technical Officer and Director
Richard Patton                                         Vice President and Director


     ARNOLD GUMOWITZ, age 71, has been the Chairman and Chief Financial Officer of Trans Global since its inception in 1995. Before joining Trans Global, Mr. Gumowitz was a co-founder and Chairman of AAG Management, Inc., a real estate concern which commenced operations in 1979. In addition, Mr. Gumowitz has over 40 years experience in the textile, apparel and manufacturing fields.

     GARY GUMOWITZ, age 38, is the founder of Trans Global and has served as its Chief Executive Officer since its inception in 1995. In addition, Mr. Gumowitz serves on Trans Global's board of directors. Previously, Mr. Gumowitz served on the board of AAG Management Company and GGB Associates with interests in the real estate and hospitality industries since 1990. He is a graduate of the University of Rhode Island and holds a degree in Economics.

     MILTON GUMOWITZ, age 72, has been a director of Trans Global since 1998. He has been employed as a sales person at Trans Global, since 1998. Prior to joining Trans Global he was involved with various textile, apparel, manufacturing and real estate concerns.

     JOHN HUGHES, age 50, has been the outside General Counsel of Trans Global since its inception in 1995. Mr. Hughes, a sole proprietor, has practiced law in New York for twenty-five years specializing in the areas of taxation, business organizations, and contracts. Mr. Hughes served as a faculty member in the tax department at Pace University and as a lecturer at the Cornell University Graduate School of Business Administration. In addition, Mr. Hughes serves on Trans Global's board of directors. He is an alumnus of Cornell University, where he earned a Bachelor's Degree in l970, an MBA in 1971 and a J.D. in l974.

     JONATHAN LYNN, age 37, has been the Chief Technical Officer of Trans Global since July 1, 1997. In addition, Mr. Lynn serves on Trans Global's board of directors. Prior to joining Trans Global, Mr. Lynn co-founded and served as Senior Vice President of Physicians Online since its inception in 1993. Physicians Online serves as a clearinghouse and reference source that connects over 175,000 doctors, medical facilities and health care professionals throughout the United States. As a graduate of Boston University, Mr. Lynn holds a B.S. in Computer Engineering.

     RICHARD PATTON, age 43, has been a Vice President of Trans Global since January 1, 1998. In addition, Mr. Patton serves on Trans Global's board of directors. Previously, Mr. Patton worked for over 18 years with AT&T Corp., holding various positions and was the Division Manager, Strategic Planning and Product Management when he left to join Trans Global. Mr. Patton holds a B.S. in Mechanical Engineering and an M.S. in Computer Science.

     Arnold Gumowitz is the father of Gary Gumowitz and brother of Milton Gumowitz.

     EXECUTIVE COMPENSATION

     The following table summarizes the compensation for the three most recent fiscal periods ended December 31, 1999, December 31, 1998 and December 31, 1997 of Trans Global's Chief Executive Officer and the other executive officers of Trans Global whose total annual salary and bonus exceed $100,000 in 1999.

                           SUMMARY COMPENSATION TABLE

                                                     Annual Compensation
                                          -------------------------------------------
                                                                            Other
                                                                            Annual
Name and Principal Position                                              Compen-sation
                              Year          Salary ($)       Bonus ($)         ($)
----------------------------- ----------- --------------- -------------- ------------
Gary Gumowitz                  1999          $175,000               0           0
  President and Chief          1998           171,635          75,000           0
  Executive Officer (1)        1997            79,500         100,000(2)        0



Richard Patton                 1999          $175,000               0           0
  Vice President (4)           1998           171,635         155,000           0
                               1997                 0               0           0



(1) Mr. Gumowitz has served as Trans Global's President and Chief Executive Officer since its inception. The Trans Global board determines Mr. Gumowitz's annual base salary and bonus.

(2) Mr. Gumowitz's 1997 year end bonus was paid in calendar year 1998 and included in his 1998 W-2.

(3) Mr. Lynn has served as Trans Global's Chief Technical Officer since July 1, 1997. Mr. Lynn's employment agreement provides for (i) an initial base salary of $140,000 per annum which increased to $170,000 as of January 1, 1998 and was further increased at the discretion of the Board of Directors to $175,000 in 1999; (ii) a one time bonus of $50,000 for completing the billing system which was paid in 1999; (iii) five (5%) percent equity interest; and (iv) additional bonus at the discretion of the Board of Directors.

(4) Mr. Patton has served as Tran Global's Vice President since January 1, 1998. The Trans Global board determines Mr. Patton's base salary and bonus.

SECURITY OWNERSHIP OF TRANS GLOBAL'S PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of Trans Global's common stock owned beneficially, as of January 27, 2000, by each director, executive officer and 5% stockholder of Trans Global, and by all directors and executive officers of Trans Global as a group.

Information as to beneficial ownership is based upon statements furnished to Trans Global by such persons. Unless otherwise indicated, the address of each of the named individuals is c/o Trans Global Communications, Inc., 421 Seventh Avenue, New York, New York 10001. As of January 27, 2000, Trans Global has 200 shares of its common stock outstanding.

                                     Number of shares            Percent of
     Name of                        owned beneficially          common stock
beneficial owner                                                 outstanding

Arnold Gumowitz                             56                      28%
Gary Gumowitz                               70                      35%
Milton Gumowitz                              5                     2.5%
John Hughes                                 20                      10%
Jonathan Lynn                               10                       5%
Richard Patton                               4                       2%
Robert Grayson Family Trust                 10                       5%
Stephen Levy                                10                       5%
Joan Matthews                               10                       5%
All Named Executive Officers and           165                    82.5%
Directors as a Group (6 persons)


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF TRANS GLOBAL

     Arnold Gumowitz, a significant stockholder of Trans Global, its Chairman and Chief Financial Officer, owns the building located at 421 Seventh Avenue, New York, New York and leases space in this building to Trans Global for its executive offices and telecommunications switching equipment. Trans Global leases 20,000 square feet at that location at an annual rate of $568,800 and increases to $600,000 by the end of the lease term. The lease terminates on March 31, 2003.

                            INFORMATION ABOUT EGLOBE


GENERAL

     eGlobe was incorporated in Delaware on February 19, 1987 as International 800 TeleCard, Inc. We later changed our name to Executive TeleCard, Ltd. On June 17, 1999, eGlobe changed its name to "eGlobe, Inc." eGlobe's principal executive offices are located at 1250 24th Street, N.W., Suite 725, Washington, D.C.
20037, its telephone number is (202) 822-8981 and its Internet Website is http://www.eglobe.com. Information on eGlobe's Website is not, and should not be deemed to be, a part of this proxy statement.

BUSINESS OF EGLOBE

     GENERAL

         Today, we are a global supplier of enhanced telecommunications and information services, including Internet protocol transmission services, telephone portal and unified messaging services. We operate in partnership with telephone companies and Internet service providers around the world. Through our World Direct network, we originate traffic in 90 territories and countries and terminate traffic anywhere in the world and through our IP network, we can originate and terminate IP-based telecommunication services in 30 countries and 5 continents. We provide our services principally to large national telecommunications companies, to Internet service providers and to financial institutions.

     We incorporated in 1987 as International 800 TeleCard, Inc., a wholly owned subsidiary of Residual, a publicly traded company that provided toll-free (800) and related value-added telecommunications services to businesses around the world. We changed our name to Executive TeleCard, Ltd. in October 1988. We built on the national relationships with telecommunications administrations, and in 1989 we began installing calling card platforms in or close to the facilities of various national telephone companies. We went public that same year by way of a stock dividend by our former parent company.

     In December 1997, we brought in new management to handle adverse results in our calling card business. Until 1998, our entire focus was on supporting calling card services. In 1998, with the help of new management that focus began to change.

     - In 1998, we restructured key portions of our operations and refocused our business to include Internet protocol transmission technologies through an acquisition.

     - In 1999, we developed the Internet protocol transmission portion of our business, which is now a principal business for eGlobe.

     - In early 1999, we acquired a specialty calling card service that improved the overall margins on our calling card business.

     - In mid-1999, we added global unified messaging (the ability to retrieve voice mail and faxes over a telephone or computer) capabilities through another acquisition.

     - In June 1999, we changed our name to eGlobe, Inc. to signal that we have a new product line and a new focus.

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     -  We acquired another company  effective August 1999 that brought us Latin
        American Internet protocol transmission operations.

     - We added some needed assets and operating abilities by acquiring network operating centers and a call center in September 1999.

     - We recently acquired a company which will strengthen our telephone portal and unified messaging offerings, as well as adding to our customer support capabilities and providing us with several large e-commerce customers.

     OPERATING PLATFORMS AND IP NETWORK

     Operating Platforms. We have installed operating platforms in more than 40 locations around the world. These platforms are computers, software and related communications termination equipment. In many instances, our platforms are co-located with the international gateway facilities of the dominant telephone company in a national market. Frequently that company is both our operating partner and our customer. See Note 13 to the Consolidated Financial Statements for further discussion of our foreign sales. See also "Risk Factors-Our business is exposed to the risks associated with international business."

     The platforms are connected to both the local telephone network and to international networks. The platforms supply global services to our customers. Their functions include:

     -  managing voice and data access to one or more networks;

     -  identifying and validating user access;

     -  providing various levels of transaction processing;

     -  routing calls or data messages;

     - providing access to additional service functions (for example, our unified messaging service); and

     -  supplying billing and accounting information.

     One of the strengths of the platform is its inherent flexibility. Subject to our adding necessary interfaces and applications programming, it supports a range of different services.

     IP Network. Until the end of 1998, we had no transmission facilities of our own. Our network of platforms relied on transmission services supplied by others to route calls or messages. With the acquisition of an Internet protocol transmission services business, that began to change. We have developed and are expanding an international network of telecommunications trunks that employ Internet protocol, known as IP, as the basic method of transporting telephone calls, faxes or data messages. A telecommunications trunk is a large communications channel configured for data traffic. Our platforms use this IP network to route calls and messages.

     Although the IP network we acquired had a global presence, until recently most of that network was based in Asia-Pacific. In 1999, we added more than a dozen countries to our IP network through a combination of new agreements and our acquisition of iGlobe effective August 1, 1999 with its network of telecommunications trunks in Latin America. Our network now extends to approximately 30 countries. The Merger would provide us with an opportunity to further expand our network into other regions of the world, particularly Egypt and the Middle East.

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     Our network  services  business  serves  principally  as a provider to, and operating partner with, telephone companies and Internet service providers. This key element of our IP network service helps it mesh with our operating platform service. Using our privately-managed global IP network to provide transmission services for our other services will reduce costs and create other operating efficiencies. Perhaps most important, it will permit us to offer new Internet based services to our customers, which would have been difficult to supply without our expanding privately-managed network.

     We are concentrating on developing business and operating arrangements with our existing customers to keep expanding our network and our range of network services.

     SERVICES

     Due to recent acquisitions, we, on a going-forward basis, will principally offer the following:

     -  Network  Services,   including  our  Internet  protocol  voice  and  fax
        capabilities, our clearing and settlement services and our toll-free services;

     - Enhanced Services, consisting of domestic IP-based enhanced services such as:

        -  unified messaging,

        -  telephone portal, and

        - our combined IVR (Interactive Voice Response) and IDR (Interactive Data Response) services along with our traditional global post paid calling card enhancement service;

     - Customer Care, consisting of our state-of-the-art calling center which provides 24 hours a day, seven days a week, customer service in 12 languages for both eGlobe services and other customers, including customer care for a number of e-commerce companies; and

     - Retail Services, primarily consisting of our domestic long-distance and Internet service provider business acquired as a part of the Coast acquisition.

     Network Services. As of August 1999, network services has become our largest revenue generator. Our network services experienced an increase in revenues to $6.4 million in the third quarter of 1999 from $3.8 million in the prior quarter. The majority of that increase represented growth in telephone traffic generated by our IP network. The remainder represented new private line service generated by the recently acquired Latin American IP network. Paralleling the growth in revenue, minutes carried by our IP network in the third quarter of 1999 increased almost 60% over the prior quarter to more than 27 million. Our revenues from voice over IP services have increased 350% since the first quarter of 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Nine Month Period Ended September 30, 1999 Compared to Nine Month Period Ended September 30, 1998."

     We offer new, low-cost transmission services by transmitting digitized and compressed voice and data messages as Internet protocol packets over an international packet-switched private network. Packet switching is a way of transmitting digitally-encoded messages by splitting the data to be sent into packets of a certain size. This approach resembles that used by many large corporations to transport voice and data over their wide area networks.

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     Our voice service, CyberCall, and fax service, CyberFax, allow customers to make calls and send faxes over the Internet. We believe that when these services are transmitted over the IP network, they provide significant efficiencies to customers compared to more traditional public switched telephone network transmission. Although a portion of the telephony connection must be routed over the public switched telephone network, we expect to reduce the portion of the call flowing over the public switched telephone network by increasing the number of nodes on our IP network over time, as supported by traffic flow. This should reduce cost and increase the network's efficiency, since the call or fax can be delivered to the intended recipient from the closest network node.

     We believe that call quality is vital to consumers. Call quality includes voice quality, the ability to connect easily and quickly, the lack of delay in system interaction with the customer and ease of use of the service by the customer. Consumers expect call quality when they pick up a telephone, whether they are using a traditional telephone network or an Internet protocol service. We believe that the telephone quality of CyberCall and CyberFax is comparable to that of the traditional circuit switched public telephone network.

     Our network services include several additional services, including billing and report generation designed exclusively to support the CyberFax and CyberCall products. We believe that these features enhance the attractiveness of our
Internet  protocol   services  to  telephone   companies  and  Internet  service
providers. We are working with telephone companies and Internet service providers to increase the use of our IP network and increase the number of network nodes through which service can be delivered.

     We recently began offering an Internet protocol clearing and settlement service through a strategic alliance with Cisco and TransNexus. This service enables Internet and circuit based telephone companies to terminate calls anywhere in the world and settle payments among other eGlobe clearinghouse members. The transition from circuit switched networks to packet networks using Internet protocol has created a need for alternative methods of efficiently clearing and settling revenue among Internet protocol network operators. eGlobe's clearinghouse provides a solution for billing Internet protocol traffic between networks that include both Internet protocol and circuit-switched elements.

     We offer standards-based, carrier-grade clearinghouse services for voice over IP traffic that comply with the internationally accepted open settlement protocol standard. After joining our clearinghouse, members can terminate calls world wide using their own Internet access and other clearinghouse members' voice over IP rate structure. Members can originate and terminate long distance traffic at their option and control the rates they offer to other members.

     Enhanced Services.

     Unified Messaging Services. We recently launched our new unified messaging service, Vogo, through our subsidiary Vogo Networks, acquired in mid-1999. This unified messaging service, in combination with the voice and data access capabilities of our operating platforms, will provide global capability for an end user to dial up the Internet while traveling, or dial into a corporate intranet, and retrieve and manage voice mail, e-mail and faxes around the world with a local telephone call. Though our unified messaging technology is software-based, we will add a server to the operating platform to support the messaging functionality.

     We believe unified messaging services will be attractive to customers because they make communications readily available to the recipient in the most convenient form. We believe unified messaging is likely to be deployed by carriers and mobile network operators in the near future. Although we are only in the first phase of offering our unified messaging service, we believe early indications are positive with regard to consumer response and acceptance.

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     Our initial version of Vogo enables end-users to use a telephone to:

     -  Check and listen to personal and corporate e-mail messages.

     -  Automatically reply to e-mail messages over the phone.

     -  Send voice messages to any e-mail address via an address book.

     We intend to expand the first phase of the offering over the course of the next year to add additional features and functionality.

     This new offering is being developed in combination with key customers, primarily a handful of national telephone companies with dominant local telephone and Internet businesses in their home markets. The service will be supplied to the telephone company, which will in turn make it available to their telephone and Internet customers. We are also offering the service in conjunction with strategic partners, who are expected to add our unified messaging service to their computer messaging offerings. The target audience is the early technology adopter and the business executive and professional who needs telephone access to the Internet and e-mail when away from home or office.

     Telephone Portal Service. Through the use of the Vogo technology, in September 1999, we introduced our telephone portal in a production environment through our partner, Visto Corporation.

     The telephone portal allows the users to access on a global basis all information that resides on a subscribers particular portal site through a telephone. For example, a Visto subscriber who keeps his electronic briefcase resident at the Visto portal site can access that briefcase via a local call in any of approximately 30 countries on five continents. We have recently began offering services in conjunction with Paltalk and expect shortly to begin services with the first of our traditional national telephone company partners. Since its introduction, we have been fully operational. This service is the first in a line of services that will ultimately allow the user to access any information available on the Internet.

     Interactive Voice and Data Response Service. Through our recent acquisition of Coast and its wholly owned subsidiary Interactive Media Works, we have just begun offering an interactive response system which interfaces with traditional voice telephone, with voice over IP transmission, and with data access from the Internet and the World Wide Web. We believe this dual telephone and Internet response platform is valuable in e-commerce and in a variety of services that bridge between the telephone and Internet. Interactive Media Works introduced a service using two platforms, one for voice and one for the Internet, approximately one year ago, but has recently launched its product combining these services on the one integrated platform. It has had some success in selling to firms in the advertising, promotional and marketing industries in a few markets in the United States. We believe that the new, integrated platform will substantially enhance Interactive Media Work's capabilities. We plan to offer this interactive response system on a global basis to and through our existing customer base.

     Card Services. Until 1998, our entire focus was on supporting calling card services. In 1998, that focus began to change. In 1998, we restructured key portions of our operations, refocused our business to include Internet protocol technologies through an acquisition. Card services generated $16.3 million for the first nine months ended September 30, 1999, representing 58% of our total revenue for that period.

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     Revenues  from our global post paid calling card  enhancement  services for national carriers remained steady during the third quarter of 1999, while revenues related to prepaid calling card services declined by $1.1 million. The decline resulted from a management decision to stop supporting the prepaid card business and resulted in an overall decline of 22% in revenues derived from card services. We continue to believe that post paid card services are important to our customers and intend to continue to offer these services as part of our service offerings.

     We provide our customers, such as telephone companies, Internet service providers, specialized carriers and banks, with the ability to offer calling card programs to their customers. These calling card enhancement services include validation, routing, multi-currency billing and payments, in addition to credit, prepaid and true debit functionality. Through our acquisition of Telekey in February 1999, we have incorporated a range of card based services including calling, e-mail, voice-mail and other features into our service offerings.

     Card Services are designed for telecommunications operators, including integrated telephone companies, wholesale network providers, resale carriers and Internet service providers. These customers want us to originate and terminate calls domestically and internationally. Customers are billed for use of the platform and transmission on a per minute basis. Contracts are ordinarily multi-year, sometimes with minimum use requirements.

     Customer Care Services.

     With the acquisition of ORS, we now have a state-of-the art call center that provides customer care services for both our operations and other e-commerce providers such as lowestfare.com and cheaptickets.com. The customer care center operates 24 hours a day, 7 days a week and services 12 different languages and multiple dialects with most of the languages. We are in the process of moving our internal customer care center to the ORS center. This will allow us to change customer care, a service demanded by our telephone company partners, from a cost center to a profit center, along with giving us the expertise to professionally support our newest Internet based enhanced services and e-commerce offerings.

     We provide 24-hour operator assistance and other customer service options. This assistance includes "default to operator" assistance for calls from rotary and pulse-tone telephones. Our operating platforms divert calls placed from such telephones to an operator who processes the call. The default-to-operator feature enables access to our platforms from any telephone in any country or territory in our network

     Retail Services.

     With the acquisition of Coast, we now have a small North American retail presence that includes both a domestic long distance business and an internet service provider. Both businesses currently target small to mid-sized business generally located in the midwestern U.S. Besides generating positive cash flow, these groups will also be used as a test bed for our new enhanced services and marketing/promotional concepts.

     STRATEGY

     Our goal is to become a leading network-based global outsource provider of services that interface the telephone with the internet. To achieve this goal, our present strategy includes:

     Building on global presence and strategic relationships. We believe that international relationships and alliances are important in offering services and that these relationships will be even more important as competition expands globally. We have long-standing relationships with national telephone companies and Internet service providers. We want to deepen our relationships


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with these  telecommunications  companies and increase the number of services we provide to them. We believe that we will have a competitive advantage to the extent that we can maintain and further develop our existing relationships.

     Expanding service offerings and functionality. We believe that it will be necessary to offer a suite of enhanced business communications services, and that the early providers of credible multi-service offerings will have an advantage. We have introduced CyberCall and CyberFax, global IP voice and IP fax services, Vogo, unified messaging services, and clearinghouse and settlement services. We plan to introduce a broad range of other services. We believe that new service offerings and increased product diversification will make our suite of services attractive to customers.

     Focusing on national telephone companies, Internet service providers and other card companies. Many telecommunications companies market their services directly to businesses and other end users. We offer our services principally to national telephone companies and Internet service providers, as well as to some specialized telecommunications companies and card issuers. These companies, in turn, use our services to provide an enhanced service to their customers. We believe that many of these providers will continue to outsource the kind of services we offer and are increasingly seeking new revenue sources by offering value-added services such as those we intend to offer. We also believe that we provide a cost-efficient opportunity because of our existing international network and low cost processing made possible by the network operating platforms. We further believe that we derive a significant advantage in marketing to these customers because of our independence from the major global carriers, which allows national telephone companies, Internet service providers and card issuers to do business with us without risking their customer bases.

     Continuing focus on the business traveler. In identifying and offering new services to support our customers, we will continue to pursue services which build upon our strengths, particularly our global reach. As a result, we have focused on providing services that will be valuable to the business or professional user away from the office, anywhere around the world.

     Continue to offer the highest quality service. For us, quality encompasses customer care, voice quality and ease of use of our enhanced services. With the acquisition of ORS, we believe that we have upgraded our state-of-the-art call center to handle all of the needs of our customers for both traditional telephone and e-commerce capabilities. Voice quality and ease-of-use are essential to our telephone company customers. National telephone companies will not accept a service that is either difficult to use or does not offer telephone quality voice. Although we will continue to seek to improve our quality, we believe that our services are as good as anyone in the industry.

     Expanding our IP network by entering previously underserved markets. We intend to pursue geographic markets which we believe are emerging and offer opportunities for exploitation, but which have been underserved previously. We have entered new markets within Asia, Latin America and the Middle East.

     INDUSTRY BACKGROUND

     During the last decade, due to changing regulatory environments and numerous mergers, acquisitions and alliances among the major communications providers, there has been a convergence in the services offered by communications companies. The result has been increased globalization of services, strong competition from new entrants into different communications industry segments and the increasing need to differentiate services. In addition, companies have been focusing on areas where they have expertise, superior technology and cost advantages, and have sought to purchase or outsource the portions of the service where they do not have such advantages. We believe that this trend is precipitating the pursuit of new services and expect that it will result in increased

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outsourcing of more complex value-added  services that are unrelated to the core expertise of an organization.

     The evolving environment for communications has increased the number of messages sent and received and the types and means of communications mobile professionals use. Today, many companies are utilizing Internet-related services as lower-cost alternatives to certain traditional telecommunications services. The relatively low cost of the Internet has resulted in its widespread use for certain applications, most notably Web access and e-mail. Internet protocol has become the communications protocol of choice for the desktop and the local area network. With advances in many areas of communications technology, professionals and other travelers are demanding additional features from their telephone and Internet providers, particularly ease of Internet access, true global access and unified messaging.

     Internet Protocol (IP). Historically, the communications services industry has transmitted voice and data over separate networks using different technologies. Traditional voice carriers have typically built telephone networks based on circuit switching technology, which is the basis of the public switched telephone network. Circuit switching technology establishes and maintains a dedicated connection for each telephone call, where voice and data are transported in the form of relatively continuous analog and digital signals. The circuit remains unavailable to transmit any other call until the call is terminated.

     Data networks, in contrast, typically divide information into packets that are simultaneously routed over different channels to a final destination where they are reassembled in the original order in which they were transmitted. Unlike circuit switching technology, Internet protocol based transmission over a data network transports voice and data in the form of data packets which do not flow in a continuous channel. As a result of this essentially "random" packet transport system, the information being transported - whether voice, video, fax or other forms of messages or information - is much more easily managed and manipulated. As a result of the ability to manage and manipulate the information being transported, substantially greater traffic can be transmitted over a packet-switched network, such as the Internet, than circuit switched network.

     Internet protocol networks are packet switched networks that use the widely accepted Internet protocol for transmission. This enables easy interconnection of multiple data networks and even combination of data networks with traditional circuit switched networks. A computer server converts the public switched telephone network voice into data packets and routes the data over the Internet or another IP network. A second computer server in the destination area converts the data back to analog form and switches it to the local phone network as a local call.

     In addition, transmitting voice over the Internet or IP telephony permits telecommunications providers to avoid the costly rate structures that may apply to transmission over the traditional circuit switched networks. Circuit switched networks are generally owned by carriers or governments that charge long distance telephone tariffs for their use, thereby increasing the costs associated with the use of the network. There are presently no comparable costs associated with the use of data switched networks. As a result, packet switching technology, such as Internet protocol, is now allowing service providers to combine their traditional voice and data networks and more efficiently utilize their networks by carrying voice, fax and data traffic over the same network at lower costs.

     Traditional telephone networks had the advantage of being ubiquitous. However, with the increasing use of Internet protocol networks, and the ability of Internet protocol to be combined with traditional networks to transmit traffic, Internet protocol networks are achieving increased acceptance.

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     Internet protocol technology have the ability to simultaneously send voice, fax and data transmissions over a single network. The relative ease of data management and manipulation also leads to a wide range of new functions and services, all of which are possible as a result of the underlying Internet protocol capability. This has led to a proliferation of Internet protocol based services, including shared and dedicated Web hosting and server co-location, security services, and advanced applications such as Internet protocol-based voice, fax and video services, and is rapidly making Internet protocol the technical basis for many new value-added and enhanced services, including voice (telephone) services. Indeed, our card services already rely on Internet protocol capabilities in key billing and transaction management functions.

     Early Internet voice transmission was of poor quality, but Internet protocol transmission quality improved significantly with the development of an Internet protocol "gateway" that connects telephone calls between Internet protocol networks and public switched telephone network networks. Internet protocol gateways have enabled IP telephony to evolve into numerous new services and networks. Today a voice call placed over an Internet protocol network can sound virtually indistinguishable from the same call made over the traditional telephone system.

     IP telephony offers many benefits:

     -  simplified management;

     - use for both voice and data transmission allows consolidation of traffic over a single network;

     - reduction of overhead and maintenance costs for the Internet protocol portion of the transmission; and

     - use of applications such as video, voice mail, conferencing, messaging, data-sharing, and directory services over the same network.

     The communications industry requires large scale acceptance of new technologies to justify the massive investment in infrastructure needed to implement them. The universal access and critical mass that the Internet has achieved has attracted significant investment and application development, which also have promoted and developed Internet protocol transmission. In our judgment, IP ultimately will become the dominant underlying service protocol. That means that without regard to the type of information - whether voice or data, card service or messaging, the ability to call home or surf the web - IP will be a key building block for enhanced, value added, or intelligent network services in the future.

     MARKET FOR TELECOMMUNICATIONS SERVICES

     The global telecommunications services industry is growing significantly. Two of the fastest growth areas have been mobile communication related services and international telecommunications services.

     We believe that demand for global telecommunications services, including our offerings, will continue to grow substantially as a result of increased (1) reliance by business users on telecommunications services; (2) globalization of business; and (3) use of the Internet.

     Changes in global telecommunications services have dramatically increased both the number of messages and the form of media used. Messages are increasingly taking electronic form as electronic mail and other electronic communications tools usage has grown. Increased e-mail usage, in turn, has led to increased demand for mobile, dial-up access to the Internet.

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     The  growth in the  global  telecommunications  market  also  reflects  the increasingly international nature of business, the significant growth of emerging and newly industrialized economies and the increase in international trade. We believe that as multinational corporations globalize, and expand into new markets, their demand for diverse and customized telecommunications services will continue to grow. Increased globalization will lead to increased demand for products and services that address the communication and information management needs of an increasingly mobile society. Growth in communication and information demand on the part of international travelers is further evidenced by the proliferation of electronic devices (such as notebook and subnotebook computers with modems, both wireline and wireless) and the explosive growth of the Internet, corporate intranets and network services that allow travelers remote access to their home offices. As business travel grows, the percentage of
travelers   who  have  a  need  for  remote   office  access  to  messaging  and
communication services will increase.

     The Internet continues to become a preferred solution to the increased message and communication needs of mobile consumers. The worldwide commercial Internet/intranet market has grown very rapidly, and this growth is expected to continue. Many factors are driving this increase in demand for Internet access by an increasingly more mobile group of end users. Strategic developments affecting this demand for accessing the Internet from anywhere include:

     -  increasing deregulation and competition in telecommunications markets;

     - growth of Internet usage to a critical mass to achieve near universal acceptance;

     -  dramatic increase in the use of e-mail; and

     -  decreasing access costs to backbone providers and end users.

     In addition to consumer use, corporations have been moving online. The number of large companies with a Web presence continues to increase, as does the number of registered commercial domains. This increase in corporate use indicates how quickly the Internet has become a mainstream channel for corporate marketing, communications and business transactions.

     COMPETITION

     Our industry is intensely competitive and rapidly evolving. We face competition from a variety of sources, including some telecommunications carriers that are much larger than us, with much greater name recognition, much larger customer bases and substantially greater financial, personnel, marketing, engineering, technical and other resources than we have. We also compete with several smaller companies that focus primarily on Internet telephony.

     Large telecommunications carriers such as AT&T Corp., British Telecom, Deutsche Telekom, MCI/Worldcom and Global One either have deployed, or are in the process of developing, packet switched networks to carry voice and fax traffic. These carriers have substantial resources and large budgets available for research and development. Their participation in the market might further enhance the quality and acceptance of the transmission of voice over the Internet.

     In addition, a number of smaller companies have started Internet telephony operations in the last few years. ITXC Corp., iBasis (formerly VIP Calling) and GRIC Communications route voice and fax traffic over the Internet to destinations worldwide and compete with us directly. ITXC and iBasis, along with JFAX.com and Premiere Technologies, also offer, or plan to offer, messaging services that will compete with our enhanced services.

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     We also  compete  indirectly  with  companies,  like  Net2Phone  and  Delta
Three.com, that focus principally on a retail customer base. Moreover, we expect other parties to develop platform products and services similar to the services we offer.

     In our view, the principal factors affecting competition include services and features, geographic coverage, price, quality, reliability of service and name recognition. We expect to build upon our global network and operating platform by offering a broader range of services, by expanding our relationships with national telephone companies and other large companies that outsource business to us, and by continuing to provide processing services efficiently. We believe we will be able to compete effectively if we can successfully implement our competitive strategy. However, to the extent other companies are successful in offering superior enhanced communications services or introducing such services before we do, we likely would be adversely affected and such effects could be material. See "Risk Factors - Rapid technological and market changes create significant risks to us."

     SALES AND MARKETING

     We market our services to national telephone companies, Internet service providers, specialized telecommunications companies which in turn provide our services to their customers. During 1998, we established a direct sales force which has grown to approximately 32 people as of December 31, 1999, to focus on sales to these customers. To be close to our customers, we have based much of our direct sales force in Europe and Asia. During 1998, we established a marketing staff responsible primarily for providing marketing support to the sales efforts at varying levels of involvement. The marketing staff also promotes our corporate image in the marketplace and provides marketing support to our customers to encourage their customers to use our services. We pay sales commissions to our sales employees and agents.

     ENGINEERING

     Our engineering personnel are responsible for provisioning and implementing network upgrades and expansion and updating, testing and supporting proprietary software applications, as well as creating and improving enhanced system features and services. Our software engineering efforts include (1) updating our proprietary network of operating platforms and integrating our software with commercially available software and hardware when feasible and (2) identifying and procuring improved services compatible with our existing services and platforms.

     TECHNOLOGY: INTELLECTUAL PROPERTY RIGHTS

     We regard our operating platforms and our global IP voice, IP fax and other software as proprietary and have implemented some protective measures of a legal and practical nature to ensure they retain that status. We have filed a patent application relating to aspects of the operating platform with the U.S. Patent and Trademark Office, and are taking steps to extend our patent application to certain international jurisdictions. We have also registered trade or service marks with the U.S. Patent and Trademark Office, and applications for registration of additional marks are currently pending. We have also registered trade or service marks in some European and other countries, and applications for registration of additional marks are pending. In addition to filing patents and registering marks in various jurisdictions, we obtain contractual protection for our technology by entering into confidentiality agreements with our employees and customers. We also limit access to and distribution of our operating platforms, hardware, software, documentation and other proprietary information.

     There can be no assurance, however, the steps we have taken to protect our proprietary rights will be adequate to deter misappropriation of our technology. Despite these measures, competitors could copy certain aspects of our operating platform and our global IP voice, IP fax and

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other software or obtain information which we regard as trade secrets.  Further, if challenged, there can be no assurance we can successfully defend any patent issued to us or any marks registered by us. In any event, we believe that such technological innovation and expertise and market responsiveness are as (or more) important than the legal protections described above. We believe it is likely our competitors will independently develop similar technology and we will not have any rights under existing laws to prevent the introduction or use of such technology.

     CUSTOMERS

     Our traditional customers are national telephone companies, primarily PTTs and former PTTs, which are the dominant telephone company in their home markets for both wired and cellular telephone and, in most cases, the dominant Internet service provider in their home markets that use our IP network to send their telecommunications traffic to international destinations through the least code route. These customers include Chunghua (Taiwan), PLDT (Philippines), Shanghai Post and Telecommunications (China), Telia (Sweden), Telstra (Australia), Telekom South Africa, CYTA (Cyprus), CAT (Thailand) and others.

     Our new customers include new telephone carriers liberalizing markets, Internet service providers, e-commerce providers and portal service providers. We have new carrier customers in the European Community, Brazil, Canada, Greece, Guatemala, Mexico, Russia and the United States, and new Internet and e-commerce providers in Scandinavia, Taiwan and the United States.

     For the nine month period ended December 31, 1998, Telefonos de Mexico, S.A., de C.V. ("Telmex"), MCI and Worldcom, Inc. (primarily its subsidiaries, ATC and LDDS), and Telstra accounted for 19%, 16% and 10%, respectively, of our revenues and were the only customers accounting for 10% or more of our revenues. In the nine month period ended September 30, 1999, these customers individually generated less than 10% of revenue. A new customer, American Prepaid, with whom a contract has been signed, generated approximately 14% of our revenue during the nine month period ended September 30, 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     REGULATION

     We are subject to regulation as a telecommunications service provider in some jurisdictions. In addition, we or a local partner are required to have licenses or approvals in those countries where we operate and where equipment is installed.

     United States Federal Regulation. Pursuant to the Communications Act, the FCC is required to regulate the telecommunications industry in the U. S. Under current FCC policy, telecommunications carriers reselling the services of other carriers, and not owning domestic telecommunications transmission facilities of their own, are considered non-dominant and, as a result, are subject to streamlined regulation. The degree of regulation varies between domestic telecommunications services (services which originate and terminate within the U.S.) and international telecommunications services (services which originate in the U.S. and terminate in a foreign country or vice versa).

     Non-dominant providers of domestic services do not require prior authorization from the FCC to provide service. However, non-dominant providers of international services must obtain authorization to provide service from the FCC pursuant to Section 214 of the Communications Act. Carriers providing international service also must file a tariff with the FCC, setting forth the terms and conditions under which they provide international services. The FCC has determined that it no longer will require non-dominant providers of domestic services to file tariffs, but instead will require carriers to post this information on the Internet. That decision has been stayed, pending appeal by the U.S. Court of Appeals for the District of Columbia Circuit. We provide both domestic and

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international services to and from the U.S. and therefore must possess authority under Section 214 of the Communications Act and must file tariffs for domestic and international services with the FCC. We have held an authorization to provide service since 1989. We also have tariffs on file with the FCC setting forth the terms and conditions under which we provide domestic and international services.

     In addition to these authorization and tariff requirements, the FCC imposes a number of additional requirements on all telecommunications carriers, such as obligations to pay regulatory fees and other fees that support universal service and Telecommunications Relay Service.

     The regulatory requirements in force today impose a relatively minimal burden on us. There can be no assurance, however, that the current regulatory environment and the present level of FCC regulation will continue, or that we will continue to be considered non-dominant.

     Non-U.S. Government Regulation. Telecommunications activities are subject to government regulation to varying degrees in every country throughout the world. In many countries where we operate, equipment cannot be connected to the telephone network without regulatory approval, and therefore installation and operation of our operating platform or other equipment requires such approval.
We have licenses or other equipment approvals in the jurisdictions where we operate. In most jurisdictions where we conduct business, we rely on our local partner to obtain the requisite authority. In many countries our local partner is a national telephone company, and in some jurisdictions also is (or is controlled by) the regulatory authority itself.

     As a result of relying on our local partners, we are dependent upon the cooperation of the telephone utilities with which we have made arrangements for our authority to conduct business, as well as for operational and some of our administrative requirements. Our arrangements with these utilities are nonexclusive and take various forms. Although some of these arrangements are embodied in formal contracts, any telephone utility could cease to accommodate our requirements at any time. Depending upon the location of the telephone utility, such action could have a material adverse effect on our business and prospects. In some cases, principally countries which are members of the European Community and the U.S., laws and regulations provide that the arrangements necessary for us to conduct our service may not be arbitrarily terminated. However, the time and cost of enforcing our rights may make legal remedies impractical. We presently have good relations with most of the foreign utilities with which we do business. There can be no assurance, however, that such relationships will continue or that governmental authorities will not seek to regulate aspects of our services or require us to obtain a license to conduct our business.

     Many aspects of our international operations and business expansion plans are subject to foreign government regulations, including currency regulations. There can be no assurance that foreign governments will not adopt regulations or take other actions that would have a direct or indirect adverse impact on our business opportunities. See "Risk Factors-Our business is exposed to the risks associated with international business."

     IP Telephony The regulation of IP telephony is still evolving. The FCC has stated that some forms of IP telephony appear to be similar to "traditional" telephone service, but the FCC has not decided whether, or how, to regulate providers of IP telephony. In addition, several efforts have been made to enact U.S. federal legislation that would either regulate or exempt from regulation services provided over the Internet. State public utility commissions also may retain intrastate jurisdiction and could initiate proceedings to regulate the intrastate aspects of IP telephony. A number of countries currently prohibit IP telephony. Other countries permit but regulate IP telephony. If and to the extent that governments prohibit or regulate IP telephony, we could be subject to regulation and possibly to a variety of penalties under foreign or U.S. law, including without limitation, orders to cease operations or to limit future operations, loss of licenses or of license opportunities, fines, seizure of equipment and, in certain foreign jurisdictions, criminal prosecution.


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     RECENT DEVELOPMENTS

     Private Placement of Unsecured Notes and Warrants. On April 9, 1999, we and our wholly owned subsidiary, eGlobe Financing Corporation, entered into a loan and note purchase agreement with EXTL Investors (which, together with its affiliates, is our largest stockholder). eGlobe Financing initially borrowed $7 million from EXTL Investors and we granted EXTL Investors warrants (1/3 of which are presently exercisable) to purchase 1,500,000 shares of our common stock at an exercise price of $.01 per share. As a condition to receiving this $7.0 million unsecured loan, we entered into a subscription agreement with eGlobe Financing to subscribe for eGlobe Financing stock for an aggregate subscription price of up to $7.5 million (the amount necessary to repay the loan and accrued interest).

     We used the proceeds of this financing to fund capital expenditures relating to network enhancement of IP trunks and intelligent platforms for calling card and unified messaging services, and for working capital and general corporate purposes. See discussion under "Completion of $20 million financing" below.

     Acquisition of Connectsoft. On June 17, 1999, we acquired substantially all the assets and assumed certain liabilities of Connectsoft Communications
Corporation and Connectsoft Holding Corp. (collectively "Connectsoft"). Connectsoft was engaged in the business of developing a unified, intelligent communications system, which it is marketing as Vogo and was transferred to us. Under our ownership, Vogo continues to be enhanced. Vogo is a telephone portal that integrates messaging, Internet access and content. The software is presently being marketed as a service in the United States. Connectsoft owned and operated a central telecommunications network center located in Seattle, Washington, and the hardware networking equipment, computers and software associated with such network center. The network center provides internet connectivity and co-location services to corporate customers in the northwestern United States

     In August 1999, we issued American United Global, Inc., the stockholder of Connectsoft in the aggregate one share of the 6% Series G cumulative convertible redeemable preferred stock (the "Series G Preferred Stock") with a liquidation preference of $3 million, and assumed approximately $5 million in liabilities of Connectsoft, consisting primarily of long-term lease obligations.

     In September 1999, we issued 30 shares of 5% Series K cumulative convertible preferred stock (the "Series K Preferred Stock") in exchange for the then outstanding share of Series G Preferred Stock. The Series G Preferred Stock was eliminated in December 1999.

     Completion of $20 million financing. As of June 30, 1999, the loan and note purchase agreement with EXTL Investors was amended to add two additional borrowers (IDX Financing Corporation and Telekey Financing Corporation), each of which is an indirect wholly owned subsidiary of us. Also effective as of that date, EXTL Investors purchased $18.5 million of 5% secured notes from eGlobe Financing, IDX Financing and Telekey Financing (collectively, the "Financing Companies"). As required by the loan and note purchase agreement, eGlobe Financing used proceeds of the $20 million financing to repay the $7 million April 1999 loan from EXTL Investors and approximately $8 million of senior indebtedness to IDT Corporation. We granted EXTL Investors warrants to purchase 5,000,000 shares of our common stock at an exercise price of $1.00 per share, and 2/3 of the warrants to purchase 1,500,000 shares granted in connection with the $7 million loan expired upon issuance of the secured notes. See discussion under "Private Placement of Unsecured Notes and Warrants" above and "Issuance of preferred stock to prepay $4 million of $20 million note" below.

     The 5% secured notes must be repaid in 36 specified monthly installments commencing on August 1, 1999, with the remaining unpaid principal and accrued interest being due in a lump sum with the last payment. The entire amount becomes due earlier if we complete an offering of debt or


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equity securities from which we receive net proceeds of at least $100 million (a
"Qualified Offering"). The principal and interest of the 5% secured notes may be paid in cash. However, up to 50% of the original principal amount of the 5% secured notes may be paid in our common stock at our option if:

     - the closing price of our common stock on Nasdaq is $8.00 or more for any 15 consecutive trading days;

     - we close a public offering of equity securities at a price of at least $5.00 per share and with gross proceeds to us of at least $30 million; or

     - we close a Qualified Offering (at a price of at least $5.00 per share, in the case of an offering of equity securities).

EXTL Investors also has agreed to make advances to the Financing Companies from time to time based upon eligible accounts receivables. These advances may not exceed the lesser of:

     -  50% of eligible accounts receivable; or

     - the aggregate amount of principal payments made by the Financing Companies under the 5% secured notes.

As of December 31, 1999, we have borrowed $1.1 million under the accounts receivable facility.

     The 5% secured notes and the accounts receivable revolving note are secured by substantially all of our and our subsidiaries' equipment and other personal property and our and IDX's accounts receivables. In order to provide such security arrangements, we and each of our subsidiaries transferred equipment and other personal property to the Financing Companies and we have agreed that we will and will cause our subsidiaries to transfer equipment and other personal property acquired after the closing date to the Financing Companies. We and our operating subsidiaries have guaranteed payment of the secured notes.

     Our loan and note purchase agreement with EXTL Investors contains several covenants which we believe are fairly customary, including prohibitions on:

     -  mergers and sales of substantially all assets;

     - sales of material assets other than on an arm's length basis and in the ordinary course of business;

     -  encumbering any of our assets (except for certain permitted liens);

     - incurring or having outstanding indebtedness other than certain permitted debt (which includes certain existing debt and future equipment and facilities financing), or prepaying any subordinated indebtedness; or

     - paying any dividends or distributions on any class of our capital stock (other than any dividend on outstanding preferred stock or additional preferred stock issued in the future) or repurchasing any shares of our capital stock (subject to certain exceptions).

     Our loan and note purchase agreement with EXTL Investors contains several fairly standard events of default, including:


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     -  non-payment  of any  principal or interest on the 5% secured  notes,  or non-payment of $250,000 or more on any other indebtedness (other than specified existing indebtedness, as to which a cross default has been waived);

     - failure to perform any obligation under the loan and note purchase agreement or related documents;

     - breach of any representation or warranty in the loan and note purchase agreement;

     -  inability to pay our debts as they become due, or  initiation or consent
        to  judicial   proceedings   relating  to   bankruptcy,   insolvency  or
        reorganization;

     -  dissolution or winding up, unless approved by EXTL Investors; and

     -  final judgment ordering payment in excess of $250,000.


     We are currently in arrears on scheduled principal payments under this debt facility. In addition, we are in default under certain other of our debt agreements. We have obtained a waiver through February 14, 2000 from EXTL Investors for the above defaults.

     Swiftcall Acquisition. In August 1999, we acquired Swiftcall Equipment and Services (USA) Inc., a privately-held Virginia corporation ("Swiftcall"), and related switching and transmission facilities of Swiftcall USA, Inc. Among Swiftcall's assets acquired in the merger is the network operating center ("NOC"). Combined with operating facilities of the Network Services division of eGlobe in Reston, Virginia, the NOC gives us a gateway for our growing Internet voice and fax business, as well as an enhanced facility for circuit-switched telephone services. Swiftcall will operate with its existing facilities in Reston, Virginia.

     As a result of the Swiftcall acquisition, we acquired all of the common stock of Swiftcall outstanding immediately prior to the effective time in exchange for of $3,430,000, consisting of (1) $3,290,000 due in two equal payments on December 3, 1999 and June 2, 2000 payable in shares of our common stock and (2) direct acquisition costs of approximately $140,000. The payments may be made at our option, in whole or in part, in cash or stock, by issuing to Swiftcall Holdings (USA) Ltd., the former stockholder of Swiftcall ("Swiftcall Stockholder"), the number of shares of our common stock equal to the first payment amount or the second payment amount, as the case may be, divided by the 15 day average closing sales price of our common stock. On August 12, 1999, we elected to make payment on both notes by issuing common stock. On December 12, 1999, as payment of the first installment of the purchase price, we issued the Swiftcall Stockholder 526,063 shares of our common stock.

     As part of the transaction, Swiftcall Stockholder, which also owns VIP Communications, Inc., a calling card company in Herndon, Virginia, has agreed to cause VIP to purchase services from us, of the type previously being purchased by VIP from IDX. The parties have agreed that the arrangement with VIP will result in revenue to us of at least $500,000 during the 12 months ending August 3, 2000. If we receive less than $500,000 under the arrangement with VIP, any revenue shortfall will be paid by a reduction in the number of shares of common stock issued to Swiftcall Stockholder. We may deposit the applicable portion of the second payment of the purchase price into escrow on June 1, 2000 if it appears that there will be a revenue shortfall under the arrangement with VIP.

     The acquisition was accounted for using the purchase method of accounting. The final allocation of the purchase price is based on appraisals performed by a third-party. In August 1999, we borrowed the remaining $1.5 million under our $20.0 million loan and note agreement and used $1.1 million to prepay a certain Swiftcall lease.

     Renegotiation of arrangements with former IDX stockholders. In July 1999, we renegotiated the terms of the IDX purchase agreement with the former IDX stockholders. We reacquired:


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     -  500,000 shares of Series B convertible  preferred  stock in exchange for
        500,000 shares of our Series H convertible preferred stock ("Series H Preferred Stock");

     - the original IDX Warrants in exchange for new warrants to acquire up to 1,250,000 shares of our common stock, subject to IDX meeting certain revenue, traffic and EBITDA levels at September 30, 2000 or December 31, 2000; and

     - the original convertible subordinated notes payable to the former IDX stockholders of $1.5 million and $2.5 million (previously due in June 1999 and October 1999, respectively) in exchange for 400,000 shares of Series I convertible preferred stock ("Series I Preferred Stock").

     In addition, the maturity date of the convertible subordinated promissory note, face value of $418,024, was extended to July 15, 1999 from May 31, 1999, and subsequently paid by issuance of 140,599 shares of our common stock. We also waived our right to reduce the principal balance of the $2.5 million note payable by certain claims as provided for under the terms of the original IDX purchase agreement.

     The shares of Series H Preferred Stock convert automatically into up to 3,750,000 shares of common stock, subject to adjustment as described below, on January 31, 2000 or earlier if the closing sales price of our common stock is equal to or greater than $6.00 per share for 15 consecutive trading days. We have a 45-day period in which to determine whether the earnout relating to the Series H preferred stock has been met. We have guaranteed a price of $6.00 per share on January 31, 2000. If the market price of the common stock is less than $6.00 per share on January 31, 2000, we will issue additional shares of our common stock upon conversion of the Series H Preferred Stock based on the ratio of $6.00 to the market price (as defined, but not less than $3.3333 per share), but not more than 3.0 million additional shares of our common stock.

     We may redeem 150,000 shares of our Series I Preferred Stock prior to February 14, 2000 and the remainder prior to July 17, 2000 at a price of $10 per share plus 8% of the value of the Series I Preferred Stock per annum from December 2, 1998 through the date of redemption. The redemption may be made in cash, shares of our common stock or a combination of the two. Any Series I Preferred Stock not redeemed by the applicable date will be converted automatically into shares of our common stock based on a conversion price equal to $10 per share plus 8% of the value of the Series I Preferred Stock per annum from December 2, 1998 through the date of conversion divided by the greater of $2.00 or the market price of Common Stock up to a maximum of 3.9 million shares of common stock.

     In December 1999, we agreed to reduce the Series H Preferred Stock and warrants consideration paid to the IDX stockholders by a value equivalent to the consideration paid by us for 4,500 shares of IDX. In exchange we agreed to issue eGlobe options to certain employees and others related to IDX, as well as 150,000 shares of our common stock as payment of the original consideration allocated as purchase consideration for an acquisition of a subsidiary by IDX.

     Issuance of preferred stock to prepay $4 million of $20 million note. In November 1999, pursuant to an agreement reached in August 1999, we issued to EXTL Investors 40 shares of our 5% Series J cumulative convertible preferred stock (the "Series J Preferred Stock"), as prepayment of $4 million of the outstanding $20 million secured note issued to EXTL Investors. The carrying value of the $4.0 million note, net of unamortized discount of $2.1 million, was approximately $1.9 million. The excess of the fair value of the Series J Preferred Stock over the carrying value of the note of $2.1 million was recorded as a loss on debt extinguishment in November 1999. The $4.0 million prepayment was allocated to reflect a reduction of $649,000 in the current portion of the note with



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the remainder to reduce long-term maturities. The $4.0 million prepayment is not subject to redraw under the note. See discussion under "Completion of $20 million financing" above.

     The shares of Series J Preferred Stock are convertible, at the holder's option, into shares of our common stock at any time at a conversion price equal to $1.56. The shares of Series J Preferred Stock are also convertible into shares of our common stock at a lower price upon a change of control (as defined) if the market price of our common stock on the date immediately preceding the change of control is less than the conversion price. The shares of Series J Preferred Stock will automatically be converted into shares of our common stock, on the earliest to occur of:

     - the first date as of which the last reported sales price of our common stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which Series J Preferred Stock is outstanding;

     - the date that 80% or more of the Series J Preferred Stock we have issued has been converted into our common stock; or

     - we complete a public offering of equity securities at a price of at least $3.00 per share and with gross proceeds to us of at least $20 million.

If the events in the prior sentence occur prior to the expiration or early termination of the HSR waiting period, the Series J Preferred Stock will not be converted into our common stock until the HSR waiting period expires or terminates.

     Nasdaq Continued Listing Status. We were notified by a letter from Nasdaq at the end of the business day on August 17, 1999 that trading in our common stock would be moved from the Nasdaq National Market to the OTC Bulletin Board on Wednesday, August 18, 1999. We immediately requested reconsideration of the decision, and our common stock resumed trading on the Nasdaq National Market effective at the opening of trading on Monday, August 23, 1999. Our continued listing on the Nasdaq National Market is subject to our maintaining compliance with certain requirements imposed by Nasdaq that are related to the amount of "net tangible assets" reported on our balance sheet.

     As a result of the restructuring of eGlobe in 1998 and the initiation of our growth plan at the beginning of 1999, our compliance with the net tangible asset requirement of the Nasdaq National Market continued listing criteria became an issue which needed to be resolved between Nasdaq and us. Net tangible assets, as defined by Nasdaq, equals assets minus liabilities and minus goodwill. Following an inquiry by Nasdaq to us, written submissions by us, and a hearing before a Nasdaq listing qualifications panel, Nasdaq concluded in July and advised us on August 10, 1999 that we had presented a plan which would enable us to comply with all requirements for continued listing on an ongoing basis. Accordingly, Nasdaq continued the listing of our common stock on the Nasdaq National Market.

     The August 10 determination required that we demonstrate that we were implementing the plan by (1) reporting, on our 10-Q for the quarter ended June 30, a minimum of $9.9 million in net tangible assets, and (2) making a public filing with the SEC by October 15, 1999 reporting $20 million in net tangible assets.

     On August 16, 1999, we filed our quarterly report on Form 10-Q containing a June 30, 1999 balance sheet with pro forma adjustments. The Form 10-Q reported what we believed to be net tangible assets of $10.5 million. However, on August 17, Nasdaq informed us that we failed to satisfy the $9.9 million net tangible asset requirement set by the panel. This decision resulted from the treatment of $3 million of our redeemable Series G Preferred Stock by Nasdaq as a liability; we


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(reflecting the reported balance sheet treatment  pursuant to generally accepted accounting principles) had not treated the Series G Preferred Stock as a liability.

     In seeking reconsideration and in discussions with Nasdaq relative to the reconsideration, we recognized the need to further restructure our balance sheet, in particular to reflect the Nasdaq treatment of redeemable stock. After consultations with Nasdaq, we undertook several actions which resulted in a positive decision on Friday, August 20 by Nasdaq to return us to National Market Listing. In restoring us to listing status, Nasdaq required us to meet two specific requirements for continued listing. We were required to make a public filing with the SEC by September 3, 1999 which included a July 31, 1999 balance sheet evidencing a minimum of $9.9 million of net tangible assets. In addition, we were required to make a further filing by October 15, 1999 which included an August 31, 1999 balance sheet evidencing a minimum of $20.0 million of net tangible assets.

     On September 3, 1999, we filed our Current Report on Form 8-K with the SEC evidencing net tangible assets in excess of the minimum of $9.9 million required by Nasdaq and on October 15, 1999, we filed our Current Report on Form 8-K with the SEC evidencing net tangible assets in excess of the minimum of $20 million required by Nasdaq. Nasdaq notified us by letters dated September 8, 1999 and November 17, 1999 that we had satisfied all the higher standards imposed on us by Nasdaq.

     Exchange of Series G Preferred Stock. In September 1999, pursuant to agreements reached in August 1999, we issued 30 shares of the Series K Preferred Stock in exchange for the share of our Series G Preferred Stock held by American United Global, Inc. The exchange of the Series G Preferred Stock for the nonredeemable Series K Preferred Stock permitted the Series K Preferred Stock to be classified as equity rather than a liability on our July 31, 1999 unaudited condensed consolidated balance sheet. Nasdaq had previously determined that the Series G Preferred Stock, which was valued at $3,006,411 on our June 30, 1999 unaudited condensed consolidated balance sheet, should be treated as a liability for the tangible net asset calculation which reduced our net tangible asset calculation set forth in our quarterly report filed on August 16, 1999.

     The shares of Series K Preferred Stock are convertible, at the holder's option, into shares of our common stock at any time at a conversion price equal to $1.56. The shares of Series K Preferred Stock are also convertible into shares of our common stock at a lower price upon a change of control (as defined) if the market price of our common stock on the date immediately preceding the change of control is less than the conversion price. The shares of Series K Preferred Stock will automatically be converted into shares of our common stock, on the earliest to occur of:

     - the first date as of which the last reported sales price of our common stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which Series K Preferred Stock is outstanding,

     - the date that 80% or more of the Series K Preferred Stock we have issued has been converted into our common stock, or

     - we complete a public offering of equity securities at a price of at least $3.00 per share and with gross proceeds to us of at least $20 million.

     Sale of Restricted Stock. On August 25,1999, we issued Seymour Gordon, an existing shareholder, 160,257 shares of our common stock and warrants to purchase 60,000 additional shares of our common stock for an aggregate purchase price of $250,000. Additionally, Mr. Gordon acquired an option to exchange the principal of an existing note (up to a maximum of $500,000) for (1) shares of



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our  common  stock at a price per share of $1.56 and (2)  warrants  to  purchase shares of our common stock at a price of $1.00 (60,000 shares per $250,000 of debt exchanged).

     iGlobe  Acquisition.  Effective  August 1, 1999, we acquired  iGlobe,  Inc.
("iGlobe"), a California corporation and wholly owned subsidiary of Highpoint Telecommunications, Inc. at a closing held on October 14, 1999. Recently established by Highpoint, iGlobe has created an infrastructure supplying telecommunications services, including Internet protocol services, particularly voice over Internet protocol ("VoIP"), throughout Latin America. With this purchase we acquired:

     -  critical operating capabilities;

     -  licenses to operate in four Latin American countries;

     -  twelve reciprocal operating agreements with Latin American carriers;

     -  a teleport in Mountain View, California;

     -  a transponder lease with coverage of Latin America;

     -  long term leases for international fiber optic cable;

     - international gateway switches located in New York, Los Angeles and Denver; and

     - a carrier billing system and Internet protocol operating systems compatible with those we currently utilize.

iGlobe's network in Latin America complements the network we are building in Asia and the rest of the world.

     We acquired iGlobe for one share of our Series M Preferred Stock valued at $9.6 million, direct acquisition costs of approximately $0.3 million, and Highpoint received a non-voting beneficial twenty percent (20%) interest of the equity interest subscribed or held by us in a yet to be completed joint venture business currently known as IP Solutions, B.V. The preliminary purchase price allocation reflects the preliminary estimates of the fair value of the assets acquired and liabilities assumed based on management's review and preliminary third-party appraisals. The final purchase price allocation will be determined as additional information becomes available.


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     The share of  Series M  Preferred  Stock is  convertible,  at the  holder's option, into shares of eGlobe common stock beginning on October 15, 2000 at a conversion price equal to $2.385. The share of Series M Preferred Stock will automatically be converted into shares of eGlobe common stock, on the earliest to occur of:

     - the first date as of which the last reported sales price of eGlobe common stock on Nasdaq is $5.00 or more for any 10 consecutive trading days during any period in which Series M Preferred Stock is outstanding

     -  the date that is seven years after the date of issuance, or

     - we complete a public offering of equity securities at a price of at least $4.00 per share and with gross proceeds to us of at least $20 million,


but in no event shall the Series M Preferred Stock convert prior to the first anniversary of the date of issuance. We may repurchase the Series M Preferred Stock for $9 million plus any accrued but unpaid dividends on the Series M Preferred Stock at any time prior to Highpoint's exercise of its conversion rights.

     Transaction Support Services and Call Center Acquisition. On September 20, 1999, we, acting through a newly formed subsidiary, acquired control of Oasis Reservations Services, Inc. ("ORS"), a Miami-based transaction support services and call center, from its sole stockholder, Outsourced Automated Services and Integrated Solutions, Inc. ("Oasis"). ORS provides customer care and transaction support services employing both Internet access and traditional telephone access. ORS supplies outsource service to the travel industry and to e-commerce providers. All of our customer service capabilities will be moved from Denver to ORS' Miami facility. This is expected to generate substantial cost savings, although there is no assurance of this.

     Together with Oasis, we formed eGlobe/Oasis Reservations LLC, a limited liability company (the "eGlobe/Oasis LLC"), which is responsible for conducting ORS' business operations. We manage and control the eGlobe/Oasis LLC and receive 90% of the profits and losses from ORS' business.

     The eGlobe/Oasis LLC was funded by contributions effected by the members under a contribution agreement, dated as of September 15, 1999 (the "Contribution Agreement"), and related documents. We issued 1.5 million shares of our common stock, valued at $3 million on the date of issuance, as our contribution to the eGlobe/Oasis LLC. In addition, we contributed warrants to purchase additional shares of our common stock to the eGlobe/Oasis LLC as follows:

     -  shares equal to the  difference  between $3 million and the value of our
        1.5 million share contribution on the date that the shares of common stock (including the shares underlying the warrants) contributed to the eGlobe/Oasis LLC are registered with the SEC (if the value of the 1.5 million shares on that date is less than $3 million);

     - shares equal to $100,000 of our common stock for each 30-day period beyond December 14, 1999 that the shares of common stock (including the shares underlying the warrants) contributed to the eGlobe/Oasis LLC remain unregistered;

     - shares equal to up to $2 million of our common stock, subject to adjustment based upon ORS achieving certain revenue and EBITDA targets; and

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


     - additional shares based upon (a) ORS achieving revenue and EBITDA targets, and (b) the market price of our common stock at the date of registration of the shares contributed. Under certain circumstances, these shares may be equal to the greater of (A) 50% of the incremental revenue for the Second Measurement Period (as defined in the agreements) over $9,000,000 or (B) four times the incremental Adjusted EBITDA (as defined in the agreements) for the Second Measurement Period over $1,000,000 provided, however, that such number of shares shall not exceed the greater of (x) 1,000,000 shares or (y) that number of shares determined by dividing $8,000,000 by the Second Measurement Date Market Value (as defined in the agreements); and provided further, that if the basis for the issuance of such shares is incremental revenue over $9,000,000 then EBITDA for the Second Measurement Period must be at least $1,000,000 for revenue between $9,000,000 and $12,000,000 or at least $1,500,000 million for revenue above $12,000,000. Additionally the eGlobe/Oasis LLC may receive 500,000 shares of our common stock if the revenue for the Second Measurement Period is equal to or greater than $37,000,000 and the Adjusted EBITDA for the Second Measurement Period is equal to or greater than $5,000,000.

The exercise of the warrants is subject to compliance with SEC and Nasdaq rules, including the approval of our stockholders with respect to the issuance of 20% or more of our common stock outstanding on the date of contribution.

     Oasis contributed all of the issued and outstanding shares of ORS as its contribution to the eGlobe/Oasis LLC. If we declare bankruptcy, Oasis may repurchase the ORS shares. The eGlobe/Oasis LLC is an interim step to our full ownership of ORS. Pursuant to the operating agreement of eGlobe/Oasis Reservations LLC, once we have raised $10 million in new capital or generated three consecutive months of positive cash flow and registered the common stock issued in this transaction, the eGlobe/Oasis LLC will be dissolved and ORS will become one of our wholly owned subsidiaries. Under these circumstances, Oasis would receive the common stock and warrants contributed to the eGlobe/Oasis LLC by us. Additionally, even if these conditions are not fulfilled, Oasis has the right to redeem its interest in the eGlobe/Oasis LLC in exchange for the shares of common stock and warrants contributed to the eGlobe/Oasis LLC by us. We have satisfied the first condition to full ownership of ORS by completing a $15 million financing. Accordingly, upon registration of the shares of stock issued and the shares of stock issuable upon exercise of the warrants granted in this transaction, eGlobe/Oasis LLC will be dissolved and ORS will become one of our wholly owned subsidiaries See"- Rose Glen Financing for discussion of our recent $15 million financing.

     In connection with the purchase and installation of equipment and leasehold improvements at ORS' new facility in Miami, Oasis agreed to loan ORS up to $451,400. The loan is due in six quarterly installments beginning November 30, 1999. We guaranteed ORS' obligations under such loan and granted Oasis a security interest in our ownership interest in the eGlobe/Oasis LLC.

     Series N Private Placement. We conducted a private placement to accredited investors of shares of our Series N cumulative convertible preferred stock (the "Series N Preferred Stock") and warrants to purchase shares of our common stock. We have raised approximately $3.1 million from the sale of 3,195 shares of Series N Preferred Stock and warrants to purchase 347,093 shares of common stock. Prior to January 27, 2000, holders of 1,685 shares of Series N Preferred Stock opted to convert such shares into 607,888 shares of eGlobe common stock. On January 27, 2000, the remaining shares of Series N Preferred Stock automatically converted into 366,060 shares of eGlobe common stock because the closing sales price of eGlobe common stock was over the required threshold for the requisite number of trading days.

     Coast Acquisition. On December 2, 1999, we acquired Coast International, Inc. ("Coast"), a provider of enhanced long-distance interactive voice and Internet services. We acquired all of the common stock of Coast in exchange for 16,100 shares of our 10% Series O cumulative convertible preferred stock ("Series O Preferred Stock") and 882,905 shares of our common stock. The acquisition was accounted for using the purchase method of accounting. The preliminary purchase price allocation reflects the preliminary estimates of the fair value of the assets acquired based on management's review and preliminary third-party appraisals. The final purchase price allocation will be determined as additional information becomes available.


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


     The shares of Series O Preferred Stock are convertible, at the holder's option, into shares of our common stock at any time after the later of (A) one year after the date of issuance and (B) the date we have received stockholder approval for such conversion and the applicable HSR waiting period has expired or terminated (the "Clearance Date"), at a conversion price equal to $5.00. The shares of Series O Preferred Stock will automatically be converted into shares of our common stock, on the earliest to occur of:

     -  the date that is five years after the date of issuance;

     - the first date as of which the last reported sales price of our common stock on Nasdaq is $6.00 or more for any 15 consecutive trading days during any period in which Series O Preferred Stock is outstanding;

     - the date that 80% or more of the Series O Preferred Stock we have issued has been converted into our common stock; or

     - we complete a public offering of equity securities at a price of at least $5.00 per share and with gross proceeds to us of at least $25 million.

Notwithstanding the foregoing, the Series O Preferred Stock will not be converted into eGlobe common stock prior to eGlobe's receipt of stockholder approval for such conversion and the expiration or termination of the applicable HSR waiting period. If the events listed in the preceding sentence occur prior to the Clearance Date, the automatic conversion will occur on the Clearance Date. On January 27, 2000, the closing sales price of eGlobe common stock was over the required threshold for the requisite number of trading days and accordingly, on the Clearance Date, the outstanding Series O Preferred Stock will be converted into 3,220,000 shares of eGlobe common stock.

     Scythian Loan and Security Arrangements. On December 23, 1999, we entered into a loan agreement with Scythian Group under which we are currently eligible to borrow $5.3 million from Scythian. We have the ability to borrow up to an additional $4.7 million under certain conditions including, if and as necessary, shareholder approval and the possible provision of additional collateral.

     As part of a security arrangement in connection with the loan, we issued 4,961,000 shares of our common stock to Scythian to be held solely as collateral by Scythian in exchange for a promissory note from Scythian for $10,335,000, bearing interest at a rate of 8% per year. As security for the performance of its obligations under this note, Scythian granted us a "reciprocal" security interest in the shares. Scythian has granted us an irrevocable proxy to vote the shares as long as we are not in default under the loan agreement. In the event that we do not draw down the loan, we have no obligations under the note agreement and Scythian must return our common stock.

     Rose Glen Financing. On January 27, 2000, we closed a $15 million equity private placement with RGC International Investors, LDC, a company organized under the laws of the Cayman Islands. Pursuant to the terms of securities purchase agreement, we issued Rose Glen 15,000 shares of our Series P convertible preferred stock (the "Series P Preferred Stock") and warrants to purchase 375,000 shares of our common stock with a per share exercise price equal to $12.04, subject to adjustment for issuances of shares of our common stock below market price. We intend to use the proceeds of the private placement to repay indebtedness, pay vendors and suppliers, pay expenses related to the Merger and for general working capital.

     The shares of Series P Preferred Stock carry an effective annual interest rate of 5% and are convertible, at the holder's option, into shares of common stock. The shares of Series P Preferred Stock will automatically be converted into shares of common stock on January 26, 2003, subject to delay for specified events. The conversion price for the Series P Preferred Stock is $12.04 until April 27, 2000, and thereafter is equal to the lesser of:

     - 120% of the five day average closing price of our common stock on Nasdaq during the 22-day period prior to conversion, and

     -    $12.04.

     We can force a conversion of the Series P Preferred Stock on any trading day following a period in which the closing bid price of our common stock has been greater than $24.08 for a period of at least 35 trading days after the earlier of:

     - the first anniversary of the date the common stock issuable upon conversion of the Series P Preferred Stock and warrants is registered for resale, and

     - the completion of a firm commitment underwritten public offering with gross proceeds to us of at least $45 million.

     The Series P Preferred Stock is convertible into a maximum of 5,151,871 shares of common stock. This maximum share amount is subject to increase if the average closing bid prices of our common stock for the 20 trading days ending on the later of June 30, 2000 and the 60th calendar day after the common stock issuable upon conversion of the Series P Preferred Stock and warrants is registered is less than $9.375, provided that under no circumstances will the Series P Preferred Stock be convertible into more than 7,157,063 shares of our common stock. In addition, no holder may convert the Series P Preferred Stock or exercise the warrants it owns for any shares of common stock that would cause it to own following such conversion or exercise in excess of 4.9% of the shares of our common stock then outstanding.

     Except in the event of a firm commitment underwritten public offering of our securities or a sale of up to $15,000,000 of common stock to a specified investor, we may not obtain any additional equity financing without Rose Glen's consent for a period of 120 days following the date the common stock issuable upon conversion of the Series P Preferred Stock and warrants is registered for resale. Rose Glen also has a right of first offer to provide any additional equity financing that we need until the first anniversary of such registration.

     We may be required to redeem the Series P Preferred Stock in the following circumstances:

     - if we fail to perform specified obligations under the securities purchase agreement or related agreements;

     - if we or any of our subsidiaries make an assignment for the benefit of creditors or become involved in bankruptcy, insolvency, reorganization or liquidation proceedings;

     - if we merge out of existence without the surviving company assuming the obligations relating to the Series P Preferred Stock;

     - if our common stock is no longer listed on the Nasdaq National Market, the Nasdaq SmallCap Market, the NYSE or the AMEX;

     - if the Series P Preferred Stock is no longer convertible into common stock because it would result in an aggregate issuance of more than 5,151,871 shares of common stock, as such number may be adjusted, and we have not waived such limit or obtained stockholder approval of a higher limit; or

     - if the Series P Preferred Stock is no longer convertible into common stock because it would result in an aggregate issuance of more than 7,157,063 shares of our common stock and we have not obtained stockholder approval of a higher limit.



     EMPLOYEES

     As of December 31, 1999, we employed two hundred and seventy-six (276) employees, as follows: seventy-nine (79) in Denver, Colorado, two (2) in Tarrytown, New York, nine (9) in Washington, D.C., twenty-eight (28) in Reston, Virginia; eight (8) in Atlanta, Georgia, fourteen (14) in Seattle, Washington, thirty-three (33) in San Jose and Los Angeles, California, fifty-nine (59) in Kansas City, Missouri, and Minneapolis, Minnesota, three (3) in Miami, Florida, one (1) in Nyon, Switzerland, seven (7) in Silkeborg, Denmark, ten (10) in Hong Kong, fifteen (15) in Taipei, Taiwan, two (2) in Singapore, one (1) in Brussels, Belgium, four (4) in Godalming, United Kingdom and one (1) in Limassol, Cyprus. See Note 13 to the Consolidated Financial Statements for geographic business segment information for the fiscal period ended December 31, 1998.


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     FACILITIES

     Our corporate headquarters are located in Washington, D.C. in a leased facility consisting of approximately 11,000 square feet. We also own a facility at 4260 East Evans Avenue, Denver, Colorado, consisting of approximately 14,000 square feet, which we purchased in December 1992. In addition, we lease office space for sales and operations at the following locations: Tarrytown, New York; Paris, France; Brussels, Belgium; Nyon, Switzerland; Hong Kong, H.K.; Silkeborg, Denmark; Godalming, United Kingdom; Washington, D.C.; Reston, Virginia; Atlanta, Georgia; Denver, Colorado; Miami, Florida; Los Angeles and San Jose, California; Kansas City, Missouri; Minneapolis, Minnesota; Seattle, Washington; Taipei, Taiwan; and Limassol, Cyprus. We believe that our existing facilities are adequate for operations over the next year.

     LEGAL PROCEEDINGS

     The following information sets forth information relating to material legal proceedings involving us and certain of our executive officers and directors. From time to time, we and our executive officers and directors become subject to litigation which is incidental to and arises in the ordinary course of business. Other than as set forth herein, there are no material pending legal proceedings involving us or our executive officers and directors.

     Phil Madden Litigation. In January 1999, we terminated Mr. Phil Madden from his duties as Vice President of the Europe, Africa and Middle East region. We have been negotiating with Mr. Madden to arrange a settlement amount but the parties have so far been unable to reach agreement. Mr. Madden filed suit against us in April 1999 in the High Court of Justice, Queen's Bank Division, in the United Kingdom alleging that certain sums are owed to him by us arising in connection with his termination and the terms of his employment contract. We intend to defend this suit on the basis that Mr. Madden has breached his fiduciary duties to us by committing acts of fraud, and is therefore not entitled to any sums under his employment contract.

     American International Telephone v. Executive TeleCard, Inc. This suit was filed in July 1999 in the Supreme Court of New York, New York County and concerns a transmission vendor seeking to collect approximately $300,000. We, as successor to Executive Telecard, Inc., have substantial counterclaims and are vigorously defending this suit.

     MCI Worldcom, Inc. Litigation. In October 1999, MCI Worldcom filed suit against us in the District Court, City and County of Denver, Colorado seeking in excess of $2,000,000 pursuant to various service contracts. We dispute the amounts allegedly owed and are evaluating our options with respect to our response. These options include a vigorous defense of the suit based on the quality of service provided and unfair and deceptive billing practices.

PRICE RANGE OF EGLOBE COMMON STOCK AND DIVIDEND POLICY

     Our common stock traded on the Nasdaq National Market under the symbol "EXTL" from December 1, 1989 through September 18, 1998 and since that date, except between August 17 and August 20, 1999 when our common stock was listed on the OTC Bulletin Board, under the symbol "EGLO." The following table reflects the high and low prices reported on the Nasdaq National Market for each quarter listed.

                                                   High          Low
                                                   ----          ---

Quarter Ended June 30, 1997                      $ 9-1/4       $ 4-1/2
Quarter Ended September 30, 1997                   8-3/4         3-1/4
Quarter Ended December 31, 1997                    4             1-19/32
Quarter Ended March 31, 1998                       4-19/32       2-1/4
Quarter Ended June 30, 1998                        4-1/4         2-1/32
Quarter Ended September 30, 1998                   3-9/16        1-9/16
Quarter Ended December 31, 1998                    2-1/2         1-1/4
Quarter Ended March 31, 1999                       3-5/16        1-1/2
Quarter Ended June 30, 1999                        5-3/4         2-5/8
Quarter Ended September 30, 1999                   3-27/32       1-9/16
Quarter Ended December 31, 1999                    4-7/16        2-3/8
Quarter Commencing January 1, 2000                 11            5
  Through January 24, 2000

     The approximate number of holders of our common stock as of January 27, 2000 was in excess of 4,200 record and beneficial owners.

     DIVIDEND POLICY

     We have not paid or declared any cash dividends on our common stock since our inception and do not anticipate paying any cash dividends on our common stock in the near future. We declared a ten percent (10%) common stock split, effected in the form of a stock dividend, on June 30, 1995 and distributed it on August 25, 1995 to stockholders of record as of August 10, 1995. On May 21, 1996, we declared another ten percent (10%) stock split, effected in the form of a stock dividend. Stockholders of record as of June 14, 1996 received the dividend on August 5, 1996.

     Our payment of cash dividends is currently restricted under the terms of the Series E Preferred Stock, the recent debt placement with EXTL Investors, the Series J Preferred Stock, Series K Preferred Stock and the Series O Preferred Stock. Each of these series of our convertible preferred stock accrues dividends. In all cases, the dividends accrue until declared and paid by us. No dividends may be granted on common stock or any preferred stock ranking junior to any senior preferred stock until all accrued but unpaid dividends on the senior preferred stock are paid in full.

RISKS RELATING TO THE BUSINESS OF EGLOBE


     WE HAVE INCURRED SIGNIFICANT LOSSES AND WE MAY NOT BE ABLE TO BECOME PROFITABLE IN THE FUTURE.

     Losses. We incurred a net loss of $31.4 million for the first nine months ended September 30, 1999, a net loss of $7.1 million for the nine month period ended December 31, 1998 and a net loss of $13.3 million for the fiscal year ended March 31, 1998, of which $13.6 million, $2.9 million, and $11.0 million, respectively, is due to increased costs and expenses related to growth, acquisition costs and other non-cash charges. We continue to incur operating losses and are likely to report net losses for the next year, due in part to large non-cash charges for goodwill amortization and amortization of the value of warrants associated with financings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of eGlobe."

     Ability to Become Profitable. Our ability to achieve profitability and positive cash flow depends upon many factors, including our ability to increase revenue while maintaining or reducing costs. A variety of factors, both external and internal, may keep us from succeeding in increasing or maintaining revenue or achieving or sustaining economies of scale and positive cash flow in the future, and our failure to do so could prevent or delay us from becoming profitable. If we do not become profitable in the future, the value of our shares could fall and we could have difficulty obtaining funds to continue our operations.

     WE COULD BE REQUIRED TO CUT BACK OR STOP OUR OPERATIONS IF WE ARE UNABLE TO OBTAIN NEEDED FUNDING.

     We estimate we will need to raise up to $24.3 million to have sufficient working capital to run our business, acquire assets and technology, repay indebtedness primarily incurred in connection with acquisitions, upgrade our facilities, develop new services, continue to fund certain anticipated operating losses and meet the pre-existing 1999 cash obligations through the third quarter of 2000. To the extent that we spend more on acquisitions or service development, our need for additional financing will increase. Should we be unsuccessful in our efforts to raise additional capital, we will be required to curtail our expansion plans or we may be required to cut back or stop operations. There can be no assurance that we will raise additional capital or generate funds from operations sufficient to meet our obligations and planned requirements.

     WE HAVE BEEN, AND WILL CONTINUE TO BE, SUBJECT TO LARGE AND NON-CASH ACCOUNTING CHARGES.

     During the twelve and nine months ended March 31, 1998 and December 31, 1998, we recorded significant charges totaling $11.0 million and $2.9 million respectively; resulting from corporate realignment cost of $3.1 million and $0, settlement costs of $0 and $1.0 million, provision for additional income taxes related to corporate entity restructure of $1.5 million and $0, allowance for doubtful accounts increase of $1.4 million and $0.8 million, proxy litigation settlement costs of $3.9 million and $0.1 million, the value of warrants associated with debt and equity financings of $0.6 million and $0.4 million and other charges of $0.5 and $0.6. We incurred significant charges during the first nine months of fiscal 1999 totaling $13.6 million related primarily to acquisition related amortization of goodwill and other intangibles of $4.9 million, deferred compensation to employees of acquired companies of $1.1 million, depreciation and amortization of $3.0 million, and amortization of debt discount including the value of warrants and other direct costs of $4.6 million.

     WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE ACQUIRED COMPANIES INTO OUR OPERATIONS, WHICH COULD SLOW OUR GROWTH.

     Since December 1998, we have completed eight acquisitions or joint ventures and signed agreements for two more. Completed acquisitions and joint ventures include:

     -  IDX, a voice over Internet protocol company, in December 1998;

     -  UCI, a calling card services company in Greece, in December 1998;

     - Telekey, a card based provider of enhanced communications services, in February 1999;

     - the assets of Connectsoft, a developer of unified messaging software, in June 1999;

     -  Swiftcall, the owner of a network operating center, in June 1999;

     - iGlobe, a supplier of Internet protocol services, particularly voice over Internet protocol in the Latin American market effective on August 1, 1999 and closing on October 14, 1999;

     - a joint venture to operate a transaction support services and call center with Outsourced Automated Services and Integrated Solutions, in September 1999; and

     - Coast, a provider of enhanced long-distance interactive voice and Internet services, in December 1999.

     As a result of these acquisitions and joint venture we added 163 employees and 13 operating locations. This does not include call center representatives leased under a services contract for ORS who are neither employees of eGlobe or ORS. We may have difficulty integrating these companies, assimilating the new employees and implementing reporting, monitoring and forecasting procedures. In addition, the continuing integration of these companies may divert management attention from our existing businesses and may result in additional administrative expense. We acquired these companies subject to a variety of existing obligations. Moreover, in our due diligence investigation of these companies, we may not have discovered all matters of a material nature relating to these companies and their businesses.

     WE DEPEND ON THE COMPANIES WE ACQUIRE TO EXPAND OUR MARKETS, OPERATIONS, NETWORKS AND SERVICES.

     As part of our business strategy, we will continue to evaluate strategic acquisitions of businesses and to pursue joint ventures principally relating to our current operations. These transactions commonly involve certain risks, including, among others, that:

     - we may experience difficulty in assimilating acquired operations, services, products and personnel, which may slow our revenue growth;

     - we may not be able to successfully incorporate acquired technology and rights into our service offerings and maintain uniform standards, controls, procedures and policies; and

     - we may not be able to locate or acquire appropriate companies at attractive prices.

     Expected benefits from future acquisitions may not be realized, revenues of acquired companies may be lower than expected, and operating costs or customer loss and business disruption may be greater than expected.

     Additional acquisitions may require additional capital resources. We may not have timely access to additional financing sources on acceptable terms. If we do not, we may not be able to expand our markets, operations, facilities, network and services through acquisitions as we intend.

     WE MAY HAVE TO LOWER PRICES OR SPEND MORE MONEY TO COMPETE EFFECTIVELY AGAINST COMPANIES WITH GREATER RESOURCES THAN US, WHICH COULD RESULT IN LOWER REVENUES.

     Our industry is intensely competitive and rapidly evolving. The communications industry is dominated by companies much larger than us, with much greater name recognition, larger customer bases and financial, personnel, marketing, engineering, technical and other resources substantially greater than ours. To the extent that these companies offer services similar to and priced competitively with our services, there likely would be a negative effect on our pricing which would result in lower revenues. In addition, several other companies have offered or have announced intentions to offer enhanced communications services similar to certain of the enhanced services we plan to offer. To the extent that such entities are successful in offering superior services or introducing credible service offerings before we do, we likely would be adversely affected and such effects could be material. We expect new types of products and services not yet announced or available in the marketplace to be developed and introduced which will compete with the services we offer today and plan to offer.

     RAPID TECHNOLOGICAL AND MARKET CHANGES CREATE SIGNIFICANT RISKS FOR US.

     Communications technology is changing rapidly. These changes influence the demand for our services. We need to be able to anticipate these changes and to develop new and enhanced products and services quickly enough for the changing market. We, like others in our industry, believe it will be necessary to offer a suite of enhanced business communications services, and that those companies which do not offer acceptable services in a timely manner will not be able to compete successfully. We may not be able to keep up with rapid technological and market changes and we may not be able to offer acceptable new services in a timely manner to be able to compete successfully. In addition, others may develop services or technologies that will render our services or technology noncompetitive or obsolete.

     IF  WE  FAIL  TO  CREATE  AND   MAINTAIN   STRATEGIC   RELATIONSHIPS   WITH
     INTERNATIONAL CARRIERS, OUR REVENUES WILL DECLINE.

     Relations with international carriers enable us to offer additional services that we cannot offer on our own and to offer our services to a larger customer base than we could otherwise reach through our direct marketing efforts. We believe international relationships and alliances are important in offering calling card services and that such relationships will be even more important as providers add new services. Our success depends in part on our ability to maintain and develop such relationships, the quality of these relationships and the ability of these strategic partners to market services effectively. Our failure to maintain and develop such relationships or our strategic partners' failure to market our services successfully could lower our sales, delay product launches and hinder our growth plans.

     WE RELY ON IP VOICE TELEPHONY, THE REGULATION OF WHICH IS CHANGING AND UNCERTAIN AND MAY NEGATIVELY AFFECT OUR BUSINESS.

     Since IP telephony is a recent market development, the regulation of IP telephony is still evolving. A number of countries currently prohibit IP telephony. Other countries permit but regulate IP telephony. In the U.S., the FCC has stated that some forms of IP telephony appear to be similar to traditional telephone services, but the FCC has not decided whether, or how, to regulate providers of IP telephony. In addition, several efforts have been made to enact U.S. federal legislation that would either regulate or exempt from regulation services provided over the Internet. State public utility commissions also may retain intrastate jurisdiction and could initiate proceedings to regulate the intrastate aspects of IP telephony.

     If governments prohibit or regulate IP telephony we could be subject to a variety of regulatory requirements or penalties, including without limitation, orders to cease operations or to limit future operations, loss of licenses or of license opportunities, fines, seizure of equipment and, in some jurisdictions, criminal prosecution. The revenue and/or profit generated from IP telephony may have become a significant portion of our overall revenue and/or profit at the time IP telephony is regulated and/or curtailed. Any of the developments described above could have a material adverse effect on our business, operating results and financial condition.

     DURING 1999 WE HAVE SIGNIFICANTLY INCREASED OUR OUTSTANDING SHARES OF CAPITAL STOCK AND YOU LIKELY WILL SUFFER FURTHER DILUTION.

     Since December 1998, we issued 14 separate series of convertible preferred stock, 8 of which remain outstanding. We also granted warrants to providers of bridge loans, the former IDX stockholders, investors in various financings and the lender in a $20 million debt placement. As a result, the number of shares of common stock on a fully-diluted basis has increased from 17.8 million shares as of November 1, 1998 to 64.4 million shares as of January 28, 2000. These figures exclude employee and director options and assume conversion of all preferred stock, exercise of all options and warrants and achievement of all earnout provisions related to acquisitions by companies acquired as of January 28, 2000. This has resulted in a significant reduction in the respective percentage interests of eGlobe and voting power held by our stockholders other than those purchasing additional stock in the recent financings. We expect to issue additional shares of capital stock in connection with further financings, acquisitions and joint ventures, including our planned acquisition of Trans Global. Also, we will be required under the terms of existing agreements to issue additional stock upon conversion of the Series H Preferred if the market price of our common stock does not equal $6.00 on January 31, 2000, $8.00 (subject to UCI meeting its performance objectives) by February 2000 or $10.00 (related to the stockholder litigation settlement) by mid 2000 which will further add to the dilution of existing stockholders.

     THE CONVERSION OF OUTSTANDING PREFERRED STOCK MAY HAVE A SIGNIFICANT NEGATIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

     Each class of preferred stock we have issued is convertible into shares of our common stock. The conversion prices at which the preferred stock converts into common stock may adjust below the market price of our common stock in some circumstances. The conversion price may adjust if we sell common stock or securities convertible into common stock for less than the conversion price. To the extent the preferred stockholders convert and then sell their common stock, the common stock price may decrease due to the additional shares in the market.

     The conversion of the convertible preferred stock may result in substantial dilution to the interests of other holders of common stock since each holder of convertible preferred stock may ultimately convert and sell the full amount issuable on conversion.

     WE HAVE ONLY LIMITED PROTECTION OF PROPRIETARY RIGHTS AND TECHNOLOGY.

     We rely primarily on a combination of intellectual property laws and contractual provisions to protect our proprietary rights and technology. However, these laws and contractual provisions provide only limited protection. Unauthorized parties may copy our technology, reverse engineer our software or otherwise obtain and use information we consider proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the U.S. Our means of protecting our proprietary rights and technology may not be adequate. In addition, it is likely that our competitors will independently develop similar technology and that we will not have any rights under existing laws to prevent the introduction or use of such technology.

     WE ARE EXPOSED TO RISKS OF INFRINGEMENT CLAIMS.

     Many patents, copyrights and trademarks have been issued in the telecommunication service area. We believe that in the ordinary course of our business third parties may claim that our current or future products or services infringe the patent, copyright or trademark rights of such third parties. We cannot ensure that actions or claims alleging patent, copyright or trademark infringement will not be brought against us, or that, if such actions are brought, we will ultimately prevail. Any such claims, regardless of their merit, could be time consuming, result in costly litigation, cause delays in introducing new or improved products or services, require us to enter into royalty or licensing agreements, or cause us to stop using the challenged technology, trade name or service mark at potentially significant expense to us. If our key technology is found to infringe the intellectual property rights of others, it could have a material adverse effect on our business, financial condition and results of operations.

     OUR OPERATING PLATFORMS AND SYSTEMS MAY FAIL OR BE CHANGED, EXPOSING OUR BUSINESS TO DOWNTIME.

     Our operations depend upon protecting and maintaining our operating platforms and central processing center against damage, technical failures, unauthorized intrusion, computer viruses, natural disasters, sabotage and similar events. We cannot ensure that an event would not cause the failure of one or more of our communications platforms or even our entire network. Such an interruption could have a material adverse effect on our business, financial condition and results of operations. In addition, customers or others may assert claims of liability against us as a result of any such interruption.

     THE LOSS OF KEY PERSONNEL COULD WEAKEN OUR TECHNICAL AND OPERATIONAL EXPERTISE, DELAY OUR INTRODUCTION OF NEW SERVICES OR ENTRY INTO NEW MARKETS AND LOWER THE QUALITY OF OUR SERVICE.

     Our success depends upon the continued efforts of our senior management team and our technical, marketing and sales personnel. We believe our continued success will depend to a significant extent upon the efforts and abilities of Christopher J. Vizas, our Chairman and Chief Executive Officer (who joined us in December 1997), and other key executives. We also believe that to be successful we must hire and retain highly qualified engineering personnel. In particular, we rely on key employees to design and develop our proprietary operating platforms and related software, systems and services.

     Competition in the recruitment of highly qualified personnel in the telecommunications services industry is intense. Hiring employees with the skills and attributes required to carry out our strategy can be extremely competitive and time-consuming. We may not be able to retain or successfully integrate existing personnel or identify and hire additional qualified personnel. If we lose the services of key personnel or are unable to attract additional qualified personnel, our business could be materially and adversely affected. We do not have key-man life insurance.

     COMPUTER SYSTEMS MAY MALFUNCTION AND INTERRUPT OUR SERVICES IF WE AND OUR SUPPLIERS DO NOT ATTAIN YEAR 2000 READINESS.

     We and our major suppliers of communications services and network elements rely greatly on computer systems and other technological devices. These computer systems may not be capable of recognizing January 1, 2000 or subsequent dates. This problem could cause any or all of our systems or services to malfunction or fail. We have reviewed our computer systems and programs and other technological devices to determine which were not capable of recognizing the Year 2000 and verified system readiness for the millennium date. This review may not be sufficient, however, to prevent interruptions to our systems and services. We are not aware of any cases in which our software or hardware has malfunctioned due to interpreting the date code "00" as the year 1900 instead of the year

2000. However, no assurance can be given that we will not detect unanticipated Year 2000 problems in the future.

     Some of our critical operations and services depend on other companies. For example, we depend on the existing local telephone companies, primarily the regional Bell operating companies, to provide most of our local services. To the extent US WEST or Bell Atlantic fail to address Year 2000 issues that might interfere with their ability to fulfill their obligations to us, it could interfere with our operations. We cannot assure you that governmental agencies, utility companies, third party service providers and other companies outside our control will not encounter Year 2000 problems in the future. The failure by these entities to timely detect and correct any Year 2000 problems that may occur or may have occurred could result in a systematic failure beyond our control.

     A significant portion of our business is conducted outside of the U. S. Material service providers located outside of the U. S. may face significantly more severe Year 2000 issues than similar entities located in the U. S. If we, our major vendors, our material service providers or our customers - whether domestic or international - fail to address Year 2000 issues in a timely manner, our business, results of operations and financial condition could be significantly harmed. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Accounting Pronouncements and Year 2000 Issues-Year 2000 Issues."

     OUR BUSINESS IS EXPOSED TO REGULATORY, POLITICAL AND OTHER RISKS ASSOCIATED WITH INTERNATIONAL BUSINESS.

     We conduct a significant portion of our business outside the U. S. and accordingly, derive a portion of our revenues and accrue expenses in foreign currencies. Accordingly, our results of operations may be materially affected by international events and fluctuations in foreign currencies. We do not employ foreign currency controls or other financial hedging instruments.

     Our international operations and business expansion plans are also subject to a variety of government regulations, currency fluctuations, political uncertainties and differences in business practices, staffing and managing foreign operations, longer collection cycles in certain areas, potential changes in tax laws, and greater difficulty in protecting intellectual property rights. Governments may adopt regulations or take other actions, including raising tariffs, that would have a direct or indirect adverse impact on our business opportunities within such governments' countries. Furthermore, from time to time, the political, cultural and economic climate in various national markets and regions of the world may not be favorable to our operations and growth strategy.

     OUR BUSINESS IS SUBJECT TO REGULATORY RISKS THAT MAY RESULT IN INCREASED COSTS OR AFFECT OUR ABILITY TO RUN OUR BUSINESS.

     Though we do not own telecommunications transmission facilities, but instead use the facilities of other carriers, we are subject to regulation in many jurisdictions.

     U.S. Federal Regulation. Under current FCC policy, telecommunications carriers reselling the services of other carriers and not owning their own telecommunications transmission facilities are considered non-dominant and, as a result, are subject to streamlined regulation. We must have an authorization from the FCC to provide international services, and must file tariffs at the FCC setting forth the terms and conditions under which we provide both international and domestic services. These and other regulatory requirements impose a relatively minimal burden on us at the present time. However, we cannot ensure that the current U.S. regulatory environment and the present level of FCC regulation will continue, or that we will continue to be considered non-dominant.

     Other Government Regulation. In most countries where we operate, equipment cannot be connected to the telephone network without appropriate approvals, and therefore, we must obtain such approval to install and operate our operating platforms or other equipment. In most jurisdictions where we conduct business we rely on our local partner to obtain the requisite authority. Relying on local partners causes us to depend entirely upon the cooperation of the telephone utilities with which we have made arrangements for our authority to conduct business, as well as operational and some of our administrative requirements. Any telephone utility could cease to accommodate our requirements at any time. Depending upon the location of the telephone utility, this action could have a material adverse effect on our business and prospects. Such relationships may not continue and governmental authorities may seek to regulate our services or require us to obtain a license to conduct our business.

     OUR STOCK PRICE WILL FLUCTUATE, AND COULD DECLINE SIGNIFICANTLY AS A RESULT OF VOLATILITY IN TELECOMMUNICATIONS STOCKS.

     Market prices for securities of telecommunications services companies have generally been volatile. Since our common stock has been publicly traded, the market price of our common stock has fluctuated over a wide range and may continue to do so in the future. The market price of our common stock could be subject to significant fluctuations in response to various factors and events, including, among other things:

     -  the depth and liquidity of the trading market for our common stock;

     -  quarterly variations in actual or anticipated operating results;

     -  growth rates;

     -  changes in estimates by analysts;

     -  market conditions in the industry;

     -  announcements by competitors;

     -  regulatory actions; and

     -  general economic conditions.

     In addition, the stock market has from time to time experienced significant price and volume fluctuations, which have particularly affected the market prices of the stocks of high-technology companies and which may be unrelated to the operating performance of particular companies. Furthermore, our operating results and prospects from time to time may be below the expectations of public market analysts and investors. Any such event could result in a decline in the price of our common stock.

     PROVISIONS IN OUR CHARTER AND BYLAWS AND IN DELAWARE LAW COULD DISCOURAGE TAKEOVER ATTEMPTS WE OPPOSE EVEN IF OUR STOCKHOLDERS MIGHT BENEFIT FROM A CHANGE IN CONTROL OF EGLOBE.

     Our restated certificate of incorporation allows our Board of Directors to issue up to ten million shares of preferred stock and to fix the rights, privileges and preferences of those shares without any further vote or action by the stockholders. The rights of the holders of the common stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock that we may issue in the future. Any issuances of preferred stock in the future could


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


have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. In addition, our restated certificate of incorporation divides our board of directors into three classes serving staggered three year terms which may have the effect of delaying or preventing changes in control or of our management. Our certificate of incorporation also imposes an ownership limit of 30% (40% on a fully diluted basis) on stockholders except where the stockholder makes a tender offer resulting in the stockholder owning 85% or more of our outstanding common stock, or receives prior approval of our board of directors. Further, as a Delaware corporation, we are subject to section 203 of the Delaware General Corporation Law. This section generally prohibits us from engaging in mergers and other business combinations with stockholders that beneficially own 15% or more of our voting stock, or with their affiliates, unless our directors or stockholders approve the business combination in the prescribed manner. These provisions may discourage any attempt to obtain control of us by merger, tender offer or proxy contest or the removal of incumbent management.



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


MANAGEMENT'S  DISCUSSION  AND  ANALYSIS OF  FINANCIAL  CONDITION  AND RESULTS OF
     OPERATIONS OF EGLOBE

     The following discussion contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements.

     GENERAL

     We provide global outsource services to large telecommunications companies, to specialized telephone companies and to Internet service providers and issuers of credit cards. Our first products and services revolved around calling cards. In 1998 and the first nine months of 1999 we extended our technology platforms to include IP voice and fax capabilities and unified messaging products and services. We continue to look for ways to integrate other services into our operating platforms and networks, especially those which might complement our current offerings or extend our portfolio of services.

     In 1998, we made two principal investments in growth - the acquisition of IDX and the investment in, and the acquisition of, a technology license for unified messaging technology. We acquired the unified messaging technology company, Connectsoft Communications in mid-1999. Also in 1999 we acquired companies that added a network operating center and call center operations that we needed to expand our business. We also acquired a specialty calling card business and Latin American voice over Internet protocol operations.

     Since December 1998, we have been actively acquiring companies consistent with our strategy to grow the business. In December 1998, we acquired IDX and UCI. During the first nine months of the year, we completed several acquisitions, including Telekey, ConnectSoft, Swiftcall, iGlobe and ORS. All of these acquisitions were accounted for using the purchase method of accounting. We have not completed the review of the purchase price allocations for some of the acquisitions and will determine the final allocations based on final appraisals and resolution of contingencies. See Note 4 to the Unaudited Consolidated Financial Statements for the nine months ended September 30, 1999 and 1998 for further discussion. Also in December 1999, we completed the acquisition of Coast which is discussed further below.

     On December 2, 1998, we acquired IDX which provides IP voice and fax transmission services, principally to telephone companies and Internet service providers. We acquired all of the common and preferred stock of IDX for (a) 500,000 shares of Series B convertible preferred stock originally valued at $3.5 million which was convertible into 2,500,000 shares (2,000,000 shares until stockholder approval was obtained on June 16, 1999 and subject to adjustments as described below) of common stock; (b) warrants to purchase up to an additional 2,500,000 shares of common stock (subject to stockholder approval which was obtained July 16, 1999 and IDX meeting "earnout" objectives); (c) $5.0 million in 7.75% convertible subordinated promissory notes (subject to adjustment); (d) $1.5 million in bridge loan advances to IDX made prior to the acquisition which were converted into part of the purchase price plus accrued interest charges of $0.04 million; (e) $0.4 million for IDX dividends accrued and unpaid on IDX's preferred stock under a convertible subordinated promissory note; and (f) direct costs associated with the acquisition of $0.6 million. The shares of Series B preferred stock, original warrants and notes were subject to certain adjustments related to IDX's ability to achieve certain performance criteria, working capital levels and price guarantees.

     The acquisition has been accounted for under the purchase method of accounting. Our financial statements reflect the preliminary allocation of the purchase price. The preliminary allocation has resulted in acquired goodwill as of September 30, 1999 of $12.6 million, which is being amortized on a straight-line basis over seven years. We obtained a final appraisal of IDX's assets



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


from independent appraisers in the third quarter of 1999. This appraisal resulted in a net reclassification of approximately $4.1 million of IDX's acquired goodwill to other identifiable intangibles. These other identifiable intangibles consist of assembled and trained workforce, partnership network and non-compete agreements and are being amortized on a straight-line basis from one to four years.

     In July 1999, we renegotiated the terms of the IDX purchase agreement with the former IDX stockholders. We issued, pursuant to the terms of an exchange agreement, (a) 500,000 shares of Series H convertible preferred stock in exchange for 500,000 shares of Series B convertible preferred stock; (b) new warrants to acquire up to 1,250,000 shares of our common stock, subject to IDX meeting certain revenue, traffic and EBITDA levels at September 30, 2000 or December 31, 2000, if not achieved by September 30, 2000, in exchange for the original warrants; and (c) 400,000 shares of Series I convertible optional redemption preferred stock in exchange for the notes payable of $1.5 million and $2.5 million (previously due in June 1999 and October 1999, respectively). In addition, the maturity date of the convertible subordinated promissory note in the original principal amount of $418,024, was extended to July 15, 1999 from May 31, 1999, and subsequently paid by issuance of 140,599 shares of common stock. We also waived our right to reduce the principal balance of the $2.5 million note payable by certain claims as provided for under the terms of the original IDX purchase agreement. As a result of the exchange agreement, we recorded the excess of the fair value of the new preferred stock issuances and the warrants over the carrying value of the reacquired preferred stock, warrants and notes payable as a dividend to the Series B preferred stockholders. The estimated dividend of approximately $6.4 million was recorded in July 1999.

     The shares of Series H Preferred Stock convert automatically into up to 3,750,000 shares of common stock, subject to certain price adjustment, on January 31, 2000 or earlier if the 15 day consecutive closing sales price of our common stock is equal or greater than $6.00.

     In December 1999, we agreed to reduce the Series H Preferred Stock and warrants consideration paid to the IDX stockholders by a value equivalent to the consideration paid by us for 4,500 shares of IDX. In exchange we agreed to issue eGlobe options to certain employees and others related to IDX, as well as 150,000 shares of our common stock as payment of the original consideration allocated as purchase consideration for an acquisition of a subsidiary by IDX. As a result of the above renegotiation, we will record the reduction in consideration of approximately $1.5 million to be paid to the IDX stockholders as a negative dividend and reduce the loss attributable to common stock in the fourth quarter of 1999 since this transaction reduced the fair value of the new preferred stock and warrants.

     Our financial statements reflect the preliminary allocation of the purchase price and we will determine the final purchase price allocation based on final review and resolution of the contingent purchase price elements discussed above. Goodwill may materially increase when these contingencies are resolved. See Notes 4 and 10 to the Unaudited Consolidated Financial Statements for the nine months ended September 30, 1999 and 1998 for further discussion.

     The consolidated revenues and costs for the period ended December 31, 1998 included the IDX results of operations for the month of December 1998 which are not material to the consolidated financial statements.

     On February 12, 1999, we acquired Telekey, a communications services company with a card based range of services including calling, e-mail, voicemail and other features which will be incorporated into our expanded service offerings. We acquired Telekey for the following: (1) $0.1 million at closing;
(2) issued a promissory note for $0.2 million payable in equal monthly installments over one year; (3) issued 1,010,000 shares of Stock; and (4) agreed to issue at least 505,000 and up to an additional 1,010,000 shares of Series F Preferred Stock two years from the date of closing (or upon a change of control or certain events of default if they occur before the end of two years), subject to Telekey meeting certain revenue and EBITDA objectives.


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


     This acquisition has been accounted for using the purchase method of accounting. Our financial statements reflect the preliminary allocation of the purchase price. The initial preliminary purchase price allocation based on our review and preliminary appraisals resulted in acquired goodwill of $3.5 million and an acquired intangible of approximately $1.5 million related to the value of certain distribution networks. These acquired intangibles are being amortized on a straight-line basis over their estimated useful lives of seven years. We obtained a final appraisal of Telekey's assets from independent appraisers in the third quarter of 1999. This appraisal resulted in a net reclassification of approximately $2.5 million of Telekey's goodwill to other identifiable intangibles. These other identifiable intangibles are being amortized on a straight-line basis over the useful lives of three to seven years. The final purchase price allocation has not been finalized pending resolution of several purchase price elements, which are contingent upon Telekey meeting certain revenue and EBITDA objectives. Based on the contingent purchase price elements as listed above, goodwill associated with the acquisition may materially increase when these contingencies are resolved.

     In June 1999 we acquired substantially all the assets, including the unified messaging technology software marketed as Vogo, and assumed certain liabilities of Connectsoft, a software based service company for (a) one share of our Series G Preferred Stock valued at $3.0 million; (b) assumed liabilities of approximately $5.0 million, consisting primarily of long-term lease obligations; and (c) $1.8 million in advances to Connectsoft made by us.

     This acquisition has been accounted for under the purchase method of accounting. The allocation of the purchase price resulted in acquired intangibles of $10.1 million that are being amortized on a straight-line basis over their estimated useful lives. The acquired intangibles consist of goodwill of $1.0 million to be amortized over seven years, existing technology of $8.4 million to be amortized over five years and other identified intangibles of $0.7 million to be amortized over seven years. The final allocation of the purchase price was based on appraisals performed by a third party.

     In August 1999, we acquired Swiftcall Equipment and Services (USA) Inc., a privately-held Virginia corporation and related switching and transmission facilities of Swiftcall USA, Inc. Among Swiftcall's assets acquired in the merger is the network operating center. Combined with operating facilities of the Network Services division of eGlobe in Reston, Virginia, the network operating center gives us a gateway for our growing Internet voice and fax business, as well as an enhanced facility for circuit-switched telephone services. We acquired Swiftcall for of $3.3 million of our common stock to be issued in two installments.

     This acquisition has been accounting for using the purchase method of accounting. The final allocation of the purchase price was based on appraisals performed by a third party. The final allocation has resulted in acquired property and equipment valued at approximately $5.0 million that is being depreciated on a straight-line basis over seven years.

     Effective August 1, 1999, we assumed operational control of Highpoint International Telecom, Inc. and certain assets and operations of Highpoint Carrier Services, Inc. and Vitacom, Inc. (collectively "Highpoint"). The three entities were majority owned subsidiaries of Highpoint Telecommunications Inc. ("HGP"). In July 1999, we and HGP agreed that we would manage the business of Highpoint and would take responsibility for the ongoing financial condition of Highpoint from August 1, 1999, pursuant to a Transition Services and Management Agreement ("TSA"). Pursuant to this agreement, HGP advanced working capital through the closing date to Highpoint for which we issued a note payable of $1.2 million. On October 14, 1999, HGP transferred substantially all of the operating assets and operations of Highpoint to iGlobe and on October 14, 1999, we acquired all of the issued and outstanding common stock of iGlobe, a newly formed subsidiary of HGP. With this purchase, we acquired critical operating capabilities including: licenses to operate in four Latin American countries, twelve reciprocal operating agreements with


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Latin American carriers, a teleport in Mountain View, California,  a transponder lease with coverage of Latin America, and long term leases for international fiber optic cable; international gateway switches located in New York, Los Angeles and Denver, a carrier billing system and IP operating systems compatible with those we currently utilize. iGlobe's network in Latin America complements the network we are building in Asia and the rest of the world. We acquired iGlobe for one (1) share of our Series M Preferred Stock valued at $9.6 million, direct acquisition costs of approximately $0.3 million, and Highpoint received a non-voting beneficial twenty percent (20%) interest of the equity interest subscribed or held by us in a yet to be completed joint venture business currently known as IP Solutions, B.V.

     The share of Series M Preferred Stock is convertible, at the holder's option, into shares of eGlobe common stock beginning on October 15, 2000 at a conversion price equal to $2.385. The share of Series M Preferred Stock will automatically be converted into shares of eGlobe common stock, on the earliest to occur of:

     - the first date as of which the last reported sales price of eGlobe common stock on Nasdaq is $5.00 or more for any 10 consecutive trading days during any period in which Series M Preferred Stock is outstanding

     -  the date that is seven years after the date of issuance, or

     - we complete a public offering of equity securities at a price of at least $4.00 per share and with gross proceeds to us of at least $20 million,

but in no event shall the Series M Preferred Stock convert prior to the first anniversary of the date of issuance. We may repurchase the Series M Preferred Stock for $9 million plus any accrued but unpaid dividends on the Series M Preferred Stock at any time prior to Highpoint's exercise of its conversion rights.

     The iGlobe acquisition has been accounted for using the purchase method of accounting. Our financial statements reflect the preliminary allocation of the purchase price. This initial preliminary purchase price allocation based on our review and preliminary appraisals resulted in acquired goodwill of $0.4 million and acquired intangibles of $4.6 million related to a customer base, licenses and operating agreements, a sales agreement, and an assembled workforce. The goodwill is being amortized on a straight-line basis over seven years and the acquired intangibles are being amortized on a straight-line basis over the estimated useful lives of three years. We will determine the final purchase price allocation based on completion of our review and final appraisals of iGlobe's assets.

     In September 1999, we acquired control of ORS, a Miami-based transaction support services and call center, from its sole stockholder, Outsourced
Automated Services and Integrated Solutions, Inc. ("Oasis"). ORS provides customer care and transaction support services employing both Internet access and traditional telephone access. ORS supplies outsource service to the travel industry and to e-commerce providers. Together with Oasis, we formed eGlobe/Oasis Reservations LLC, a limited liability company (the "eGlobe/Oasis LLC"), which is responsible for conducting ORS' business operations. We manage and control the eGlobe/Oasis LLC and receive 90% of the profits and losses from ORS' business. We contributed 1.5 million shares of our common stock valued at $3 million on the date of issuance and warrants to purchase additional shares of common stock as our contribution to the eGlobe/Oasis LLC. The warrants are exercisable contingent upon ORS meeting certain performance objectives and other contingencies. Oasis contributed all the outstanding shares of ORS as its contribution to the LLC which we valued at approximately $2.3 million. See "Certain Recent Developments-Transaction Support Services and Call Center Acquisition" for further discussion. The eGlobe/Oasis LLC is an interim step to our full ownership of ORS. If we declare bankruptcy, Oasis may repurchase ORS from the eGlobe/Oasis LLC. Once we have raised $10 million in new capital and


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registered the common stock issued in the ORS transaction,  the eGlobe/Oasis LLC will be dissolved and ORS will become one of our wholly owned subsidiaries.

     In December 1999, we acquired Coast, a provider of enhanced long-distance interactive voice and Internet services. We acquired Coast for (1) 16,100 shares of our Series O Preferred Stock, which are convertible into a maximum of 3,220,000 shares of common stock and (2) 882,905 shares of our common stock.

     OVERVIEW

     Revenue

     Through December 31, 1998, most of our revenue resulted from providing services and was generated through contracts for card services, the sale of international toll free services, and to a limited degree, by use of our legacy proprietary calling cards. The charge for service is on a per call basis, determined primarily by minutes of use and the originating and terminating points of the call. The charging structure for IDX is substantially similar. Some contracts call for monthly minimums and almost all contracts are multi-year agreements. As we begin to provide new services, we expect our model for charging for services to remain basically the same, although in certain new offerings, such as unified messaging, there are likely to be basic monthly subscriber charges in addition to per transaction charges. In prior years, we generated revenue from other sources, generally sales of billing and platform systems and non-recurring special projects.

     Costs

     The principal component of the cost of revenue is transmission costs. We continue to pursue strategies for reducing costs of transmission. These strategies include purchasing underlying capacity, increasing minutes to generate economies of scale, establishing partnering arrangements with various carriers, negotiating more cost-effective agreements with other carriers and routing traffic to the lowest-cost, highest quality providers. Also, in fiscal year 1999 and thereafter, the strategy will include cost effective provisioning of our own IP trunks.

     Other components of operating costs are selling, general and administrative expenses, which include personnel costs, consulting and legal fees, travel expenses, bad debt allowances and other administrative expenses. Depreciation and amortization expense includes the allocation of the cost of transmission equipment, property and office equipment, and various intangible assets, principally goodwill and intangibles arising from several recent acquisitions, over their useful lives.

     RESULTS OF OPERATIONS

     NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998

     Overview

     We continued to grow as revenues from our new IP voice services grew by 55% or $2.0 million as compared to the prior quarter, including some sales from services using the iGlobe Latin American network in August and September. Existing iGlobe contracts also contributed approximately $0.6 million in IP private line revenues. Revenue from card services declined. As anticipated by management, the unified messaging and telephone access to Internet services did not begin to generate material revenues until the nine month period ended September 30, 1999 and the acquisition of ORS, the transaction service call center, late in the nine month period had minimal impact on overall revenue. Network services continued the expansion of its direct network into more than a dozen countries during the third quarter with the iGlobe acquisition, and increased the


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

number of minutes carried from the second to the third quarter by more than 50%, from 16.9 million minutes to more than 27 million minutes. The decline in the card services business resulted directly from a series of management policy decisions which have removed us from most aspects of the prepaid card business in North America. These decisions led to the migration of customers off our platforms and a decline in minutes and associated revenue as a result of contract modifications to strengthen services and control.

     Analyzing network services on a route-by-route basis, operating margins for the provision of IP voice service continued to improve in this quarter over last quarter when adjusted for the up-front costs of implementing new direct routes for IP voice, although the investment in new routes, primarily the recurring expenses which need to be absorbed as part of the Latin American network acquired with iGlobe, did result in overall negative gross margins for network services. We showed improvement in margins for card services. Vogo and the continuing development work being undertaken in unified messaging and telephone access to the Internet contributed substantial expenses without adding material revenues for the quarter. In addition, we incurred significant non-cash charges to income related primarily to goodwill and warrant amortization associated with various acquisitions and financings completed since December 1998. Overall, gross margin improved when compared with the previous quarter.

     Our anticipated increases in cost of revenue related to leases of capacity and other up-front costs needed to implement new routes and support new business arrangements and contracts, as well as an anticipated increase in expenses related to the operational needs of new contracts that are expected to be concluded in the fourth quarter. The gross margin for the quarter included not only the up-front costs to increase the global reach of the IP network, but a margin loss of approximately $1.4 million related to up-front pricing inducements on new contracts designed to build toward a profitable long-term revenue stream. Management views these costs and expenses as an investment in our future.

     Primarily as a result of the increased costs and expenses related to growth, acquisition costs and other non-cash charges, we incurred a net loss of $31.4 million for the nine months ended September 30, 1999 compared to a net loss of $10.8 million for the same period last year. Almost 47% of such losses in the current period (approximately $14.8 million) reflect non-cash items. The table below shows a comparative summary of certain significant charges to income in the periods, which affected the reported losses:


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


                                                           (in millions)
                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                        1999           1998
                                                        ----           ----
Acquisition - related:
Amortization of goodwill and other intangibles      $   4.9        $    __
  Deferred compensation to employees of                 1.1             __
  Depreciation and amortization                         3.0            2.2
Amortization of debt discount including
  value of warrants and direct costs                    4.6            0.5
Proxy-related litigation settlement costs                __            3.5
Additional income tax provision                          __            1.5
Settlement costs                                         __            1.0
Corporate realignment costs                              __            1.0
                                                    --------       --------
                                                    $  13.6        $   9.7
                                                    --------       --------

     After deducting these items, the loss for the nine months ended September 30, 1999 and 1998 the loss, after deducting the non-cash items noted above was $17.8 million and $1.1 million, respectively. Included in the nine months ended September 30, 1999 loss are operating losses of approximately $6.2 million, excluding depreciation and amortization, of our newly acquired business.

     For the nine months ended September 30, 1999, we recorded accrued dividends of $0.6 million, and deemed dividends related to the issuance of warrants of $2.0 million. In the first quarter of 1999, we issued 3,000,000 shares of common stock for the 75 shares of Series C Preferred Stock (convertible into 1,875,000 shares of common stock on the exchange date). The market value of the 1,125,000 incremental shares of common stock issued was recorded as a preferred stock dividend of approximately $2.2 million. In the third quarter 1999, we renegotiated the terms of the IDX purchase agreement. We exchanged Series B Preferred Stock, warrants, and notes payable of $4.0 million for shares of Series H Preferred Stock, new warrants, and shares of Series I Preferred Stock. As the result of the exchange, we recorded the excess of the fair market value of the new preferred issuances and the warrants over the carrying value of the reacquired preferred stock, warrants and notes payable as dividends to the Series B Preferred stockholders of $6.0 million. In addition, we issued 30 shares of Series K Preferred Stock in exchange for the one share of Series G Preferred Stock in the third quarter. The carrying value of Series G Preferred Stock exceeded the fair market value of Series K Preferred Stock because of accrued dividends that were not paid pursuant to the exchange. The excess of $36,411 reduced the accrued dividends. After giving effect to the above dividends of $10.8 million, the net loss attributable to the holders of common stock was $42.1 million for nine months ended September 30, 1999.

     Revenue. For the nine months ended September 30, 1999 and 1998 revenue increased to $28.1 million from $23.2 million. Of this amount, approximately $8.6 million during the nine month period ended September 30, 1999 was derived from card services provided globally to post paid card


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


issuers - that is, to customers who were in place by the second quarter of 1998. Contracts and business arrangements entered into in the last twelve months accounted for approximately $19.5 million of the revenue for the nine month period ended September 30, 1999 and included $11.9 million in revenue from network services. The network services revenue included some sales in August and September using the Latin American network acquired with iGlobe and $0.6 million in IP private line revenues from existing iGlobe contracts. The services of Vogo Networks (unified messaging and telephone access to Internet content and services) were launched with its first customer late in the second quarter and will not contribute materially to revenues in the fourth quarter, although it is anticipated that there will be recognizable growth and a measurable revenue stream in 2000.

     Gross Profit. For the nine months ended September 30, 1999 and 1998, gross profit was $0.7 million and $10.6 million, respectively. An anticipated increase in the cost of revenue related to leases of capacity and other up-front costs necessary to implement new routes and services in network services was the key element of this margin difference - as long as the IP voice network is growing with new routes and services, such up-front costs will be incurred. It is also expected that costs to build out the recently acquired iGlobe routes and services will contribute negatively to gross margins through the first quarter of 2000. Also reflected in the difference between the nine month period ending September 30, 1999 and the prior year period are costs incurred primarily in the first quarter of 1999 due to pricing decisions which led to large negative margins in some card service contracts. We believe margins will improve as we more efficiently fill our routes and obtain additional owned capacity through the proposed Merger.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses totaled $17.3 million and $10.7 million for the nine months ended September 30, 1999 and 1998. Included in these amounts is a provision for doubtful accounts of $0.7 million and $1.0 million for the nine month periods ended September 30, 1999 and 1998, respectively. Excluding the provision for doubtful accounts, selling, general and administrative expenses equaled $16.3 million for the nine months ended September 30, 1999 as compared to $9.7 million for the same period in 1998. The increase in the nine month period is mainly due to the inclusion, during the nine month period of the operating results of the newly acquired subsidiaries for which selling, general and administrative expenses, principally employee compensation, totaled $5.2 million. Once the operations are integrated (e.g., consolidating the Denver and Miami call centers to Miami) costs as a percentage of revenues should decrease.

     Deferred Compensation. These non-cash credits/charges totaled a charge of $1.1 million for the nine month period ended September 30, 1999 and relate to the stock allocated to employees of acquired companies by their former owners out of the acquisition consideration paid by us. Such transactions, adopted by the acquired companies prior to acquisition, require us to record the market value of the stock issuable to employees as of the date of acquisition as compensation expense with a corresponding credit to stockholders' equity and to continue to record the effect of subsequent changes in the market price of the issuable stock until actual issuance. Accordingly, deferred compensation in future reporting periods will be reported based on changes in the market price of our common stock. See Note 10 to the Unaudited Consolidated Financial Statements for the nine months ended September 30, 1999 and 1998 for further discussion of subsequent renegotiation of certain of these issuances.

     Depreciation and Amortization Expense. These expenses increased from $2.2 million to $7.8 million for the nine month periods ended September 30, 1999 and 1998, respectively, principally due to amortization charges related to goodwill and other intangibles of $4.9 million in the nine months ended September 30, 1999 related to acquisitions completed since December 1, 1998. The balance of the increase was attributable to increases in the fixed assets of acquired companies.


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


     Proxy Related Litigation Expense. In the quarter ended March 31, 1998, we recorded a $3.5 million charge for the value of stock issued in connection with the settlement of stockholder class action litigation.

     Interest Expense. Interest expense totaled $5.8 million compared to $1.3 million for the nine month periods ended September 30, 1999 and 1998, respectively. This increase was primarily due to amortization of the debt discount related to the value of the warrants associated with acquisitions and financings, as well as an increase in debt.

     Taxes on Income. In the quarter ended March 31, 1998, we recorded a $1.5 million provision for income taxes based on the initial results of a restructuring study which identified potential international tax issues. Settlements and payments made with various tax jurisdictions have decreased the provision to $1.2 million as of September 30, 1999. We continue to work with various jurisdictions to settle outstanding tax obligations for prior years. No income tax provision was required for the nine month period ended September 30, 1999.

     NINE MONTH PERIOD ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED MARCH 31, 1998

     Overview

     We incurred a net loss of $7.1 million for the nine month period ended December 31, 1998 compared to a net loss of $13.3 million for the year ended March 31, 1998. The table below shows a comparative summary of certain significant charges to income in both periods, some of which are non-recurring, which affected net operating results:

                                                           (IN MILLIONS)
                                                  NINE MONTH
                                                 PERIOD ENDED          YEAR ENDED
                                                 DECEMBER 31,           MARCH 31,
                                                     1998                 1998
                                                 ------------          ----------
Corporate realignment costs                         $  --               $  3.1
Proxy-related litigation settlement costs              0.1                 3.9
Settlement costs                                       1.0                 --
Additional income tax provision                        --                  1.5
Allowance and write-offs for bad debts                 0.8                 1.4
Amortization of value of warrants                      0.6                 0.5
Other items                                            0.4                 0.6
                                                    -------             -------
                                                    $  2.9              $ 11.0
                                                    -------             -------


     After deducting these items, the loss for the nine month period ended December 31, 1998 totaled $4.2 million compared to $2.3 million for the full year ended March 31, 1998.

     The principal factors in the loss for the nine month period are: (1) reduction in business arrangements, including the termination of contracts or business arrangements which did not fit with our focus; (2) reduction in prices to provide more competitive offerings; (3) more aggressive


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


collection efforts, including demands for timely payments from customers with outstanding delinquent accounts, which resulted in a substantial decline in revenues from what had formerly been our largest customer; (4) a continuing decline in revenue from non-core, but large, North American customers; (5) the inclusion of revenue from a major card service contract which, in the first phase of this contract in the fourth calendar quarter of 1998, was billed largely on a cost reimbursable basis; and (6) continued weakness in our Asian customer base during the entire nine month period. The negative effect of these factors on gross profit contribution is estimated to be $2.2 million for the nine month period ended December 31, 1998.

     We have taken steps to reverse this trend through the expansion of our service offerings to our existing customers, expansion of the customer base through revamped sales and marketing and through acquisitions. We believe that these steps will result in significant revenue growth throughout 1999 and an improvement in margins beginning in the second and third quarters of 1999.

     Revenue. Revenue for the nine month period ended December 31, 1998 totaled $22.5 million compared to $33.1 million for the full year ended March 31, 1998. Of this total, $18.6 million was derived from the card services customer base with which we began the period (the "legacy customer base"). For the six months ended September 30, 1998, revenue from our legacy calling card customer base averaged $7.2 million per quarter. (For the fiscal year ended March 31, 1998 services revenue averaged approximately $7.7 million per quarter). As discussed above, revenue from this legacy customer base declined over the period and represented only $4.2 million in the quarter ended December 31, 1998. These declines from the legacy customer base are expected to be permanent (with the exception of the decline in Asia) and are derived largely from North American customers, including particularly the large customer which had substantial delinquencies in payment. The legacy customers that represent most of the decline are not crucial to our network of operating platforms nor to the global growth strategy and the extension of services upon which management is focusing.

     Offsetting this decline somewhat is the inclusion in revenue for the nine month period ended December 31, 1998 of $2.0 million, mainly in the last three months, from a significant card services contract with a new North American customer. However, in the first phase of this contract, we have agreed to bill this customer on a cost-reimbursable basis for the major portion of this business. Accordingly, this revenue source has contributed only a minor amount of margin to our operating results to date. In 1999, we began a second phase of the contract which is expected to provide higher revenue and margins than the cost-reimbursable basis experienced in the quarter ended December 31, 1998.

     Revenue from our Asian card service base was $5.9 million for the nine month period ended December 31, 1998 compared to $10.3 million for the year ended March 31, 1998. Economic activity in most areas of the Asia-Pacific region remains weak and our near term outlook for card services revenue in this market is that it will continue at current levels. However, we anticipate that a significant portion of the expected revenue growth from new services, such as those acquired with IDX, will come from this region.

     Also included in the consolidated revenue for the nine month period ended December 31, 1998 is $0.6 million, which represents IDX revenues for the month of December 1998. Based on new contracts executed during late 1998 and the first quarter of 1999, revenue contribution from IDX is expected to be significant in calendar 1999.

     Gross Profit. Gross profit was 44% of total revenue or $9.9 million for the nine month period ended December 31, 1998, compared to 43% or $14.3 million for the full year ended March 31, 1998. Excluding the effects of the low margin first phase of the large new card services contract described above, gross profit from our card service business was 46% for the nine month period ended December 31, 1998. This margin improvement over that realized in the previous year (43%) is due primarily to active efforts to reduce operating costs. Cost of revenue is expected to continue to fluctuate as new pricing and contractual arrangements are put in place and as our revenue mix continues to change. Transmission costs, the principal element of cost of service, should also begin to show the positive impact in 1999 arising from use of the expanding IP transmission network of IDX.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses totaled $12.6 million for the nine month period ended December 31, 1998 compared to $14.0 million for the full year ended March 31, 1998. Included in the nine month total is a $0.8 million provision for doubtful accounts compared to $1.4 million for the full year ended March 31, 1998. In the fourth calendar quarter of 1998, we incurred a non-cash charge of $0.4 million for compensation expense related to the IDX acquisition for a granting by the IDX stockholders of acquisition consideration to a number of IDX employees. Excluding this charge, other selling, general and administrative expenses, principally salaries and benefits, travel, legal and professional fees and other overhead costs averaged $3.8 million per quarter during the nine month period ended December 31, 1998, compared to $3.2 million per quarter for the year ended March 31, 1998. The principal factors in this increase are higher personnel costs resulting from recruitment and upgrading of management and additions to the marketing and sales staff.

     Settlement Costs. As described in Note 7 to the Consolidated Financial Statements for the nine months ended December 31, 1998, and for the years ended March 31, 1998 and 1997, we entered into a settlement agreement with our then largest stockholder to resolve all current and future claims. The difference in value between the convertible preferred stock issued to the stockholder and the common stock surrendered by the stockholder was $1.0 million, which resulted in a non-cash charge to the statement of operations in the quarter ended September 30, 1998.

     Depreciation and Amortization Expense. This expense for the nine month period ended December 31, 1998 totaled $2.3 million compared to $2.8 million for the full year ended March 31, 1998. These charges are expected to increase significantly in the future as the full effect of amortization of goodwill arising from recent acquisitions is charged to the statement of operations.

     Other Expenses (Income). Interest expense totaled $1.0 million for the nine month period ended December 31, 1998 compared to $1.6 million for the full year ended March 31, 1998. This cost will increase in future reporting periods due to the increase in debt assumed as part of the acquisition program in 1998 and 1999 as well as the $7.0 million in financing finalized in April 1999.

     We recorded a foreign currency transaction loss of $0.1 million during the nine month period ended December 31, 1998 arising from foreign currency cash and accounts receivable balances we maintained during the period in which the U.S. dollar strengthened. For the year ended March 31, 1998, this charge was $0.4 million. Our exposure to foreign currency losses is mitigated due to the variety of customers and markets which comprise our customer base, as well as geographic diversification of that customer base. In addition, the majority of our largest customers settle their accounts in U.S. dollars.

     During the nine months ended December 31, 1998, we incurred $0.1 million proxy related litigation expenses as compared to $3.9 million for the year ended March 31, 1998 related to the class action lawsuit for which a settlement agreement was reached in April 1998. Of the amount recorded in the year ended March 31, 1998, $3.5 million related to the escrow of 350,000 shares of our common stock, which have been valued at $10.00 per share pursuant to the terms of the settlement agreement. Such value relates to our obligation to issue additional stock or cash if the market price of our stock is less than $10.00 per share during the defined periods. See Note 8 to the Consolidated Financial Statements for the nine months ended December 31, 1998, and for the years ended March 31, 1998 and 1997 for further discussion.

     Taxes on Income. No income tax provision was recorded for the nine month period ended December 31, 1998 due to the operating losses incurred. Taxes on income for the year ended March 31, 1998 were $1.6 million. The tax provision for amounts currently due is primarily the result of our completion of a study to simplify our tax and corporate structure wherein we identified potential tax issues arising out of our international subsidiaries. In connection with this study, we realized we had potential tax liabilities and recorded an additional tax provision of $1.5 million in the fourth quarter of the year ended March 31, 1998. Our study was completed in January 1999 and no additional reserve for taxes was recorded as of December 31, 1998. The eventual outcome cannot be predicted with certainty. No tax claims have been asserted against us. See Note 12 to the Consolidated Financial Statements for the nine months ended December 31, 1998, and for the years ended March 31, 1998 and 1997 for further discussion regarding taxes on income.

     YEAR ENDED MARCH 31, 1998 COMPARED TO YEAR ENDED MARCH 31, 1997

     Overview

     We incurred a net loss of $13.3 million for the year ended March 31, 1998, of which $11.0 million is attributable to the following charges:

                                                     (in millions)
                                                    ----------------
Corporate realignment costs                             $  3.1
Proxy-related litigation settlement costs                  3.9
Additional income tax provision                            1.5
Additional allowance for doubtful accounts                 1.4
Amortization of value of warrants associated with debt     0.5
Other items                                                0.6
                                                    ----------------

                                                        $ 11.0
                                                    ----------------

     Some of these charges resulted principally from a detailed review of our activities that new management initiated in the last few months of fiscal year ended March 31, 1998 and are described in more detail below.

     Excluding these items, we incurred a net loss for the year ended March 31, 1998 of $2.3 million compared to net income in fiscal 1997 of $0.8 million. The difference is principally due to a $1.6 million contribution to net income in fiscal 1997 of revenues from non-services sources which did not reoccur in fiscal 1998. Also in the year ended March 31, 1998, gross profit from our services business remained flat compared to fiscal 1997 while we incurred additional recurring operating expenses of $1.1 million, principally depreciation and amortization. Interest expense, excluding a $0.5 million charge related to the amortization of debt discount associated with warrants (see Note 11 to the Consolidated Financial Statements for the nine months ended December 31, 1998, and for the years ended March 31, 1998 and 1997 for further information), increased by $0.3 million over fiscal 1997. Foreign exchange losses increased by $0.3 million over fiscal 1997.

     New management has taken steps to increase revenues and improve margins. They have completed a review of our operations and activities and have refocused our marketing and sales activities with an emphasis on stabilizing and growing the existing core business and on adding new services. In practical terms, this means that: (1) we refocused our resources on both expanding our customer base and extending our line of services to realize the value of our global network of operating platforms; (2) we established a small staff devoted to improving our network structure and reducing our marginal transmission costs (and, therefore, our cost of revenue), and contracts were entered into which will help to reduce transmission costs in the next fiscal year; (3) we increased our



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


sales and marketing staff and allocated additional funds for marketing and promotional activities; and (4) staffing needs were assessed and reductions and realignments were completed. We instituted a process to add new network and operations staff as necessary to support new contracts.

     New management completed a thorough review of corporate practices and procedures in 1998. This review resulted in a number of improvements to internal reporting and review procedures. We also undertook a study to simplify our organizational and tax structure and identified potential international tax issues. In connection with this study, we realized we had potential tax liabilities and recorded an additional tax provision of $1.5 million in the fiscal year ended March 31, 1998 to reserve against liabilities which might arise under the existing structure. Our study was completed in January 1999 and we recorded no additional reserve for taxes as of December 31, 1998. The eventual outcome cannot be predicted with certainty. No tax claims have been asserted against us.

     Revenue for the year ended March 31, 1998 was $33.1 million. By comparison, revenue for the year ended March 31, 1997 was $34.0 million, including $2.0 million attributable to non-service revenue (principally billing and platform equipment sales, revenue from calling card production and contract settlement charges related to disputes over special projects). Although total revenue decreased from the year ended March 31, 1997 to the year ended March 31, 1998, services revenue increased $1.0 million or 3%. The increase was due to increased customer usage partially offset by a combination of three elements: a decline in revenue from our long distance resale services; lower per minute revenue due to new pricing programs which went into effect in the first and second quarters of the year ended 1998; and a lack of new revenue generating contracts in the fiscal year ended March 31, 1998.

     Gross Profit. Gross profit was 43% or $14.3 million for the year ended March 31, 1998, compared to 47% or $16.1 million for the year ended March 31, 1997. This decline was due partially to the positive margin contribution of non-service revenues in the year ended March 31, 1997 which did not reoccur in the year ended March 31, 1998. Excluding the effects of non-service revenue, gross profit for services revenue was 43% for the year ended March 31, 1998 compared to 45% for fiscal 1997. This decrease was due to lower pricing related to various customer contracts which was not offset by corresponding decreases in transmission costs, the principal component of cost of revenue. Cost of revenue was expected to fluctuate in the next few periods as new pricing and contractual arrangements were put in place and as we worked to improve our network structure and transmission costs.

     Selling, General and Administrative expenses. Selling, general and administrative expenses were $14.0 million for the year ended March 31, 1998, compared to $11.9 million for the year ended March 31, 1997, an increase of $2.1 million or 18%. As a percentage of revenue, selling, general and administrative expenses were 42% and 35% for the years ended March 31, 1998 and 1997, respectively. A major factor in the increase was the addition of $1.3 million to the allowance for doubtful accounts. Of this amount, half was related to one customer who, in our view, unilaterally took unsubstantiated credits off invoiced amounts and refused to pay a large invoice for contract settlement charges related to a special project. We had an allowance as of March 31, 1998 to reflect potential costs of collection. (In the quarter ending December 31, 1998, we recovered $1.5 million in cash and a $0.4 million usage credit from this customer. This settlement resulted in no additional write-off for bad debts). The balance of the remaining increase in the allowance was spread among several accounts, principally in the Asia-Pacific area, to provide for collection issues that may arise from economic and other factors. We incurred $0.8 million in other selling, general and administrative expenses related to increases in payroll due to the hiring of new management and other personnel, consulting and legal fees, travel expenses and for internal communication costs.

     Corporate Realignment Expense. We incurred various realignment costs during the year ended March 31, 1998 resulting from the review of operations and activities undertaken by new


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


corporate management. These costs, which totaled $3.1 million, include employee severance, legal and consulting fees and the write down of certain investments made in our Internet service development program.

     Depreciation and Amortization Expense. Depreciation and amortization expense for the year ended March 31, 1998 was $2.8 million compared to $1.7 million for the year ended March 31, 1997, an increase of $1.1 million or 59%. In addition to an increase in the asset base of $2.1 million in the year ended March 31, 1998, a full year's depreciation was recorded in the year ended March 31, 1998 for fiscal 1997 property additions of $5.0 million, a significant portion of which occurred in the latter part of fiscal 1997.

     Other Expense (Income). Interest expense for the year ended March 31, 1998 was $1.6 million compared to $0.8 million for the year ended March 31, 1997, an increase of $0.8 million or 101%. This increase relates primarily to expenses of $0.5 million related to additional interest expense associated with warrants to purchase common stock issued in connection with debt obligations. Also, there was an increase in average borrowings during the year ended March 31, 1998 and we incurred additional finance charges relating to the extensions of a term loan.

     We recorded a foreign currency transaction loss of $0.4 million for the year ended March 31, 1998 arising from foreign currency cash and accounts receivable balances we maintained during the year. Our exposure to foreign currency losses is mitigated due to the variety of customers and markets which comprise our customer base, as well as geographic diversification of that customer base. In addition, most of our largest customers settle their accounts in U.S. dollars.

     During the year ended March 31, 1998, we incurred proxy related litigation expense of $3.9 million arising from the class action lawsuit for which a settlement agreement was reached. Of this amount, $3.5 million related to the escrow of 350,000 shares of our common stock, which was valued at $10.00 per share pursuant to the terms of the settlement agreement. Such value related to our obligation to issue additional stock or cash if the market price of our common stock is less than $10.00 per share during the defined periods. See Note 8 to the Consolidated Financial Statements for the nine months ended December 31, 1998, and for the years ended March 31, 1998 and 1997 for further discussion.

     Taxes on Income. Taxes on income for the year ended March 31, 1998 were $1.6 million with no comparable tax provision for the year ended March 31, 1997. This tax provision was primarily the result of our study to simplify our tax structure wherein we identified potential international tax issues and realized we had potential tax liabilities. Refer to Note 12 to the Consolidated Financial Statements for the nine months ended December 31, 1998, and for the years ended March 31, 1998 and 1997 for further discussion regarding taxes on income.

     LIQUIDITY, CAPITAL RESOURCES AND OTHER FINANCIAL DATA

     As we continue our aggressive growth plan into the year 2000 and we intend to pursue that plan into the foreseeable future, it will require large cash demands and aggressive cash management. In meeting our objectives, we have raised significant financing through a combination of issuances of preferred stock, proceeds from the exercise of warrants and options and a significant debt placement with one of our major stockholders. Cash and cash equivalents were $2.2 million at September 30, 1999 compared to $1.4 million at December 31, 1998. Accounts receivable, net, increased by $2.0 million to $8.9 million at September 30, 1999 from $6.9 million at December 31, 1998, mainly due to higher revenues and acquisitions. Accounts payable and accrued expenses totaled $18.5 million at September 30, 1999 (as compared to $12.0 million at December 31,
1998) resulting principally from deferrals of payments to certain vendors, and the assumption of approximately $3.6 million of such liabilities in the Connectsoft acquisition. Cash outflows from operating activities for the nine month period ended September 30, 1999 totaled $19.0 million, compared to cash inflows of $1.4 million for the nine month period ended September 30, 1998, and was due primarily to the operating loss caused by lower gross margin and higher selling, general administrative expenses.

     There was a net working capital deficiency of $15.2 million at September 30, 1999 compared to a deficiency of $21.0 million at December 31, 1998.

     Cash outflows from investing activities for the nine months ended September 30, 1999 totaled $3.0 million which was $1.5 million less than the cash outflow for the same period in 1998. This decrease was due to lower purchases of property and equipment and no advances to non-affiliates subsequently acquired in 1999 as compared to 1998. This decrease was offset by our purchases of Telekey, Connectsoft, Swiftcall and iGlobe requiring approximately $2.1 million. See Note 4 to the Unaudited Consolidated Financial Statements for the nine months ended September 30, 1999 and 1998 for further discussion.

     Cash generated from financing activities totaled $22.8 million during the nine month period ended September 30, 1999 compared to $1.0 million during the nine months ended September 30, 1998. This increase of $21.8 million was primarily due to our receiving a financing commitment of $20.0 million in the form of long-term debt with our largest stockholder ("Lender"). Under this arrangement, we initially received an unsecured loan of $7.0 million until stockholder approval was received. Upon stockholder approval in June 1999, the Lender purchased $20.0 million in secured notes with which we repaid the initial $7.0 million loan. Under this agreement, we could borrow up to $20.0 million with monthly principal and interest payments of $377,000 with a balloon payment of $8.6 million due in June 2002. Also, under the agreement, the Lender purchased an accounts receivable revolver credit note ("Revolver") for an amount up to the lesser of (1) 50% of eligible receivables (as defined) or (2) the aggregate amount of principal that has been repaid to date. Principal and interest on the Revolver are payable on the earliest to occur of (i) the third anniversary of the agreement, June 30, 2002, or (ii) the date of closing of a Qualified Offering as defined in the agreement. In August, we agreed to issue to the Lender 40 shares of Series J Preferred Stock as prepayment of $4.0 million of the outstanding $20.0 million. The exchange was finalized in November 1999. Pursuant to the exchange agreement, the $4.0 million is not subject to redraw under the Revolver. See Notes 7 and 10 to the Unaudited Consolidated Financial Statements. In addition, we received proceeds of $10.0 million from the sale of preferred stock which consisted of proceeds of $5.0 million from the sale of Series D Preferred and proceeds of $5.0 million from the sale of Series E Preferred. See Note 8 to the Unaudited Consolidated Financial Statements for the nine months ended September 30, 1999 and 1998. We also received proceeds of $0.7 million from the exercise of warrants. These proceeds were offset by the principal payments of $15.7 million on notes payable consisting of payment of $7.0 million on an unsecured loan, as discussed earlier, and payment of $7.5 million on an unsecured note due to a telecommunications company. See Note 7 to the Unaudited Consolidated Financial Statements for the nine months ended September 30, 1999 and 1998.

     On an operating level, we are renegotiating our relationship with an entity that was formerly one of our largest customers. At September 30, 1999, 21.7% of our net accounts receivable of $8.9 million was due from this entity to which extended credit terms have been granted. The new arrangement will assure more effective and timely collection of receivables from that customer and will permit renewed growth in the customers business. This arrangement will also assist in the collection of certain amounts due to us under the extended credit terms - the anticipated arrangement will include eGlobe managing the cash collections from the ultimate users of the services supplied to the customer.

     Current Funding Requirements

     Current funds will not permit us to achieve the growth, both short and long-term, that management is targeting. That growth will require additional capital. The plan under which we are currently operating requires substantial funding through the third quarter of 2000. We anticipate that this capital will come from financing of debt or equity primarily in the first nine months of 2000 of up to $54.1 million, with the possibility that this total will be diminished by secured equipment-based financings. The funding requirements as discussed below do not account for synergies as the result of recently completed acquisitions, the proposed Merger as discussed below nor the cash flow benefits from the sale of unnecessary equipment.

     If we meet our projections of reaching breakeven in the second quarter of 2000, the estimated capital requirements through September 2000, needed to continue to fund certain anticipated operating losses, to meet the pre-existing liabilities and notes payable obligations, to purchase capital equipment, to finance the modest growth plan and to meet the needs of our announced acquisition program (excluding Trans Global which is discussed below) will approximate $24.3 million.

     We anticipate seeking to meet these cash needs from (1) proceeds from the exercise of options and warrants of $1.2 million, (2) proceeds of $3.2 million from the sale of Series N Preferred Stock, (3) net proceeds under a financing agreement secured by securities of $5.0 million and (4) proceeds of $15.0 million from the sale of Series P Convertible Preferred Stock, with the possibility that some of this total will be diminished by secured, asset-based financing. These capital transactions are discussed below:

     - Subsequent to September 30, 1999, we have received proceeds, totaling $1.2 million, from the exercise of various options and warrants. These exercises occurred primarily as a result of the improvement in our stock price during the month of January 2000.

     - As of January 28, 2000, we have received proceeds of approximately $3.2 million from the sale of the Series N Preferred Stock. See Note 10 to the Consolidated Financial Statements of eGlobe, Inc. for further discussion.

     - On December 23, 1999, we entered into a loan agreement with Scythian Group under which we are currently eligible to borrow $5.3 million from Scythian. We have the ability to borrow up to an additional $4.7 million under certain conditions including, if and as necessary, shareholder approval and the possible provision of additional collateral. As part of a security arrangement in connection with the loan, we issued 4,961,000 shares of our common stock to Scythian to be held solely as collateral by Scythian in exchange for a promissory note from Scythian for $10,335,000, bearing interest at a rate of 8% per year. As Security for the performance of its obligations under this note, Scythian granted us a "reciprocal" security interest in the shares. Scythian has granted us an irrevocable proxy to vote the shares as long as we are not in default under the loan ageement. In the event that we do not draw down the loan, we have no obligations under the note agreement and Scythian must return our common stock.

     - On January 28, 2000, we received proceeds of $15.0 million from the sale of Series P Convertible Preferred Stock. See Note 10 to the Consolidated Financial Statements for further discussion.

     In addition to the firm financing commitments discussed previously, we are proceeding with other financing opportunities, which have not been finalized. These opportunities could potentially result in additional capital of up to $29.7 million from the following sources:

     - In December 1999, we entered into a non-binding agreement with an asset-based lender, which upon satisfactory completion of due diligence, could provide us with up to $10.0 million in financing. Cash receipts from trade receivables would be used to pay down the principal and interest on the loan.

     - We are working with another potential equity-based investor, under which preferred stock would be sold to the investor and up to $15.0 million in proceeds could be received once the agreement is finalized.

     - The same lender that has entered into a secured promissory note agreement for an initial net principal amount of $5.0 million has also included stipulations in that same agreement that would provide for an additional note in the principal amount of up to $4.7 million, if so requested by our board of directors and if any required approval by our stockholder is obtained. See Note 10 to the Consolidated Financial Statements for futher discussion.

     There is a risk that we will not reach breakeven as projected and will continue to incur operating losses. If this occurs and should we be unsuccessful in our efforts to raise additional funds to cover such losses, then our plans would have to be sharply curtailed and our business would be adversely affected.

     In December 1999, we signed a definitive agreement to merge with Trans Global, a leading provider of international voice and data services to carriers in several markets around the world. Upon the completion of the Merger, it is anticipated that we will require additional funds to meet the cash requirements of Trans Global of approximately $20.5 million needed to run its business, repay indebtedness incurred in connection with upgrading its facilities, fund anticipated expansions and meet pre-existing cash obligations through September 30, 2000. It is anticipated that approximately $10.6 million of this capital will be needed in the first quarter of 2000 and approximately $9.9 million in the second and third quarters of 2000. When the Merger is completed, we anticipate that we will be able to raise $10.0 million to $15.0 million in additional funds through debt and equity financings to meet these additional needs. There can be no assurance that the Merger will be completed and if and when completed there are certain business risks related to the Merger that may negatively impact our liquidity. Further, there can be no assurance that subsequent to the successful completion of the Merger that we will be able to raise the additional capital or generate funds from operations sufficient to meet our obligations and planned requirements for growth. Should we be unable to raise additional funds from these or other sources, then our plans would need to be sharply curtailed and our business would be adversely affected.

     Taxes. During 1998, we undertook a study to simplify our organizational and tax structure and identified potential international tax issues. In connection with this study, we determined that we had potential tax liabilities and recorded an additional tax provision of $1.5 million in the year ended March 31, 1998 to reserve against liabilities which could have arisen under the existing structure. We initiated discussions with the Internal Revenue Service ("IRS") related to the U. S. Federal income tax issues identified by the study and filed with the IRS returns for eGlobe for the years ended March 31, 1991 through 1998 reflecting these findings. Neither the eventual outcome of these discussions or of any other issues can be predicted with certainty.

     As of December 31, 1998, we have recorded a net deferred tax asset of $8.3 million and have approximately $16.3 million of net operating loss carryforwards available. We have recorded a valuation allowance equal to the net deferred tax asset as management has not been able to determine that it is more likely than not that the deferred tax asset will be realized based in part on the foreign operations and availability of the operating loss carryforwards to offset only U.S. tax provisions. In addition, included in the net operating carryforwards are approximately $6.0 million acquired in the IDX acquisition that are limited in use to approximately $0.3 million per year and must be offset only by taxable income generated from IDX. See Note 12 to the Consolidated Financial Statements regarding further discussion of taxes on income.

     Effect of Inflation. We believe that inflation has not had a material effect on the results of operations to date.

     ACCOUNTING AND YEAR 2000 ISSUES

     Recent Accounting Pronouncements

     The Financial Accounting Standards Board ("FASB") has issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for fiscal years beginning after September 15, 2000 and is currently not applicable to us because we do not enter into hedging or derivative transactions.

     Year 2000 Issues

     We are aware of the issues associated with the programming code in existing computer systems known as the "Year 2000 Issue or "Y2K Issue." The "Year 2000 Issue" or "Y2K Issue" arises because many computer and hardware systems use only two digits to represent the year. As a result, these systems and programs may not process dates beyond the year 1999, which may cause errors in information or system failures. Assessments of the potential effects of the Y2K issue vary markedly among different companies, governments, consultants, economists and commentators, and it is not possible to predict what the actual impact may be. Because we use Unix-based systems for our platforms and operating systems to deliver service to customers, we have determined that material operating systems modifications may not be required to ensure Y2K compliance. This determination was validated by testing the operating software resident on the Unix-based systems, which was completed in October 1999. Reprogramming and testing of our core application software has been completed. We have used internal resources to identify, correct or reprogram, and test our other, non-operational computer systems for Y2K compliance. All reprogramming efforts, including testing were completed in November 1999. Deployment of Y2K compliant hardware and software was completed in November 1999. Nevertheless, a contingency plan was developed. Our worst-case Year 2000 scenarios would include: (1) undetected errors or uncorrected defects in our current systems and offerings; (2) corruption of data contained in our internal information systems; and (3) the failure of infrastructure and services provided by external providers. Our contingency planning in all of these areas includes, among other things, the availability of support personnel to assist with customer support issues, manual "work arounds" for internal software failure, and substitution of systems, if needed. To date, we have incurred material costs relating to Y2K compliance totaling approximately $550,000.

     We are not aware of any cases in which our software or hardware has malfunctioned due to interpreting the date code "00" as the year 1900 instead of the year 2000. Any malfunctions that may occur or have occurred and are detected later could result in disruption of our ability to engage in normal business activities. We are aware of the potential for claims for damages arising from products and services that malfunctioned. We believe that such claims against us would be without merit.

     We undertook the process of assessing Year 2000 readiness of our key suppliers and customers. This project was undertaken with a view toward assuring that we have adequate resources to cover our various telecommunications requirements. A failure of our suppliers or customers to address adequately their Year 2000 readiness could affect our business adversely. We are not aware of any malfunctions that may have affected our suppliers or customers.

     Finally, the Year 2000 presents a number of risks and uncertainties that could affect us, including utilities failures, competition for personnel skilled in the resolution of Year 2000 issues and the nature of government responses to the issues among others. We cannot assure you that governmental agencies, utility companies, third party service providers and other companies outside our control will not encounter Year 2000 problems in the future. The failure by these entities to timely detect and correct any Year 2000 problems that may occur or may have occurred could result in a systematic failure beyond our control.

     Our expectations as to the extent and timeliness of modifications required in order to achieve Year 2000 compliance is a forward-looking statement subject to risks and uncertainties. Actual results may vary materially as a result of a number of factors, including, among others, those described in this paragraph. There can be no assurance however, that we will be able to successfully modify on a timely basis such products, services and systems to comply with Year 2000 requirements, which failure could have a material adverse effect on our business, results of operations and financial condition.

     QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     We measure our exposure to market risk at any point in time by comparing the open positions to a market risk of fair value. The market prices we use to determine fair value are based on management's best estimates, which consider various factors including: closing exchange prices, volatility factors and the time value of money. At September 30, 1999, we were exposed to some market risk through interest rates on our long-term debt and preferred stock and foreign currency. At September 30, 1999, our exposure to market risk was not material. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SECURITY OWNERSHIP OF EGLOBE'S MANAGEMENT

     The following table sets forth the number and percentage of shares of eGlobe common stock owned beneficially, as of January 27, 2000, by each Director and Executive Officer of eGlobe, and by all directors and executive officers of eGlobe as a group. Information as to beneficial ownership is based upon statements furnished to us by such persons. Unless otherwise indicated, the address of each of the named individuals is c/o eGlobe, Inc., 1250 24th Street, N.W., Suite 725, Washington, DC 20037.

                                         NUMBER OF               PERCENT OF
     NAME OF                           SHARES OWNED             COMMON STOCK
BENEFICIAL OWNER                      BENEFICIALLY (1)         OUTSTANDING (2)
----------------                   ----------------------      ---------------
Christopher J. Vizas (3)                  625,434                   1.7%
David W. Warnes (4)                       121,000                     *
Richard A. Krinsley (5)                   190,182                     *
Donald H. Sledge (6)                      120,000                     *
James O. Howard (7)                       105,000                     *
Richard Chiang (8)                      1,425,301                   3.8%
John H. Wall (9)                           50,000                     *
David Skriloff (10)                        50,061                     *
Bijan Moaveni (11)                        287,214                     *
Ronald A. Fried (12)                       78,750                     *
Anne Haas (13)                             37,284                     *
All executive officers and              3,090,226                   8.0%
  directors as a Group
  (11 persons)(14)

________________________

* Less than 1%

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days from January 27, 2000. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power, except as otherwise indicated. This table includes shares of common stock subject to outstanding options granted pursuant to our option plans.

(2) For the purpose of computing the percentage ownership of each beneficial owner, any securities which were not outstanding but which were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days were deemed to be outstanding in determining the percentage owned by such person, but were deemed not to be outstanding in determining the percentage owned by any other person.

(3) Includes options to purchase 570,666 shares of common stock exercisable within 60 days from January 27, 2000. Does not include options to purchase 933,334 shares of common stock which are not exercisable within such period.

(4) Consists solely of options to purchase common stock exercisable within 60 days from January 27, 2000.

(5) Includes options to purchase 106,000 shares of common stock exercisable within 60 days from January 27, 2000.

(6) Consists solely of options to purchase common stock exercisable within 60 days from January 27, 2000.

(7) Includes options to purchase 95,000 shares of common stock exercisable within 60 days from January 27, 2000.

(8) Includes (1) 645,322 shares of common stock issuable within 60 days from January 27, 2000 upon the conversion of the Series H Convertible Preferred Stock, (2) 771,439 shares of common stock issuable within 60 days from January 27, 2000 upon the conversion of the Series I Convertible Preferred Stock and (3) warrants to purchase 8,540 shares of common stock exercisable within 60 days from January 27, 2000, owned by Tenrich Holdings Ltd., of which Mr. Chiang is the sole stockholder. Does not include warrants owned by Tenrich Holdings Ltd. to purchase 215,107 shares of common stock which are not exercisable within such period.

(9) Includes options to purchase 50,000 shares of common stock exercisable within 60 days from January 27, 2000. Does not include 15% interest in warrants to purchase 18,000 shares of common stock which are not exercisable within such a period.

(10) Includes options to purchase 36,000 shares of common stock exercisable within 60 days from January 27, 2000. Does not include (1) warrants to purchase 4,218 shares of common stock or (2) options to purchase 264,000 shares of common stock which are not exercisable within such period.

(11) Includes options to purchase 40,000 shares of common stock exercisable within 60 days from January 27, 2000. Does not include 901,600 shares of common stock which are not issuable within 60 days from January 27, 2000 upon the conversion of the Series O Preferred Stock.

(12) Includes options to purchase 73,750 shares of common stock exercisable within 60 days from January 27, 2000. Does not include options to purchase 353,867 shares of common stock which are not exercisable within such period.

(13) Consists solely of options to purchase common stock exercisable within 60 days from January 27, 2000. Does not include options to purchase 99,999 shares of common stock which are not exercisable within 60 days from January 27, 2000.

(14) Includes (1) options to purchase 1,249,700 shares of common stock exercisable within 60 days from January 27, 2000, (2) 645,322 shares of common stock issuable upon conversion of the Series H Convertible Preferred Stock within 60 days from January 27, 2000, (3) 771,439 shares of common stock issuable upon conversion of the Series I Convertible Preferred Stock, within 60 days from January 27, 2000 and (4) warrants to purchase 8,540 shares of common stock exercisable within 60 days from January 27, 2000. Does not include (1) 901,600 shares of common stock not issuable upon conversion of the Series O Preferred Stock within 60 days from January 27, 2000, (2) options to purchase 1,651,200 shares of common stock or (3) warrants to purchase 237,325 shares of common stock which are not exercisable within such period.

                                   PROPOSAL 2

       APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION


     Our board of directors has previously approved and is presently proposing for stockholder approval to increase our authorized shares of common stock to 200,000,000. eGlobe currently has authorized common stock of 100,000,000 shares. As of January 27, 2000, 35,778,976 shares of common stock are issued and outstanding and 16,925,342 shares of additional common stock are reserved for issuance upon the conversion of outstanding options or warrants. We do not currently have sufficient authorized shares of common stock, other than these reserved shares, to effect the Share Issuance.

     The board of directors believes that this amendment is necessary in order to effect the Merger and provide eGlobe with shares for issuance at the board of directors' discretion for future acquisitions, stock splits, stock dividends, equity financings, employee benefit plans and other corporate purposes. Our board believes it is desirable to have our authorized capital sufficiently flexible so that future business needs and corporate opportunities may be dealt with by our board of directors without undue delay or the necessity of holding another special stockholders' meeting.

     The proposed increase in authorized common stock could result in the dilution of the ownership interest of existing stockholders.

VOTE REQUIRED AND RECOMMENDATION OF OUR BOARD

     The affirmative vote of a majority of the shares of common stock and Series H Preferred Stock (at 25% of the as-converted shares of common stock) outstanding will be required to increase the authorized common stock to 200,000,000 shares. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to increase the authorized common stock to 200,000,000 shares.

            OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3

           APPROVAL OF AMENDMENT TO THE 1995 EMPLOYEE STOCK OPTION AND
                            APPRECIATION RIGHTS PLAN


     In December 1995, our board of directors adopted, and the stockholders subsequently approved, our 1995 Employee Stock Option and Appreciation Rights Plan (the "Employee Plan"). In February 1998, our board of directors adopted, and the stockholders subsequently approved, an increase in the shares available for issuance under the Employee Plan from 1,000,000 to 1,750,000. In May 1999, our board of directors adopted, and the stockholders subsequently approved, an amendment to the Employee Plan to increase the number of shares of common stock that may be issued thereunder to 3,250,000 shares. As of January 27, 2000, no shares remained available for grant under the Employee Plan.

     On December 16, 1999, our board of directors adopted an amendment to the Employee Plan, subject to stockholder approval at the special meeting, to increase the number of shares of common stock that may be issued thereunder to 7,000,000 shares. This increase will be needed to have options available for grants made to our outside directors and executive officers, as well as Trans Global employees and employees of other companies acquired by eGlobe or that may be acquired in the future. With our recent acquisitions and the proposed Merger, our number of employees has grown or will grow significantly, and we need additional options to grant to employees to serve as an incentive for superior performance. Following the Share Issuance, the number of shares authorized under the Employee Plan would constitute under 7.1% of our capital stock (assuming conversion of convertible preferred stock and exercise of outstanding warrants). eGlobe's board of directors has granted, subject to approval of the Employee Plan Amendment by the stockholders, the following options to the outside directors and executive officers of eGlobe:

NAME                                  NUMBER OF OPTIONS                          EXERCISE PRICE
----                                  -----------------                          --------------
Christopher J. Vizas                      1,000,000                                 2.8125
Richard W. Warnes                            50,000                                  3.125
Richard A. Krinsley                          50,000                                  3.125
James O. Howard                              50,000                                  3.125
Donald H. Sledge                             50,000                                  3.125
Richard Chiang                               50,000                                  3.125
John H. Wall                                 50,000                                  3.125
Bijan Moaveni                                     0                                    --
Anne Haas                                    80,000                                 2.8125
Ronald A. Fried                             225,000                                 2.8125
David A. Skriloff                           300,000                                   4.44


VOTE REQUIRED AND RECOMMENDATION OF OUR BOARD

     At the special meeting, eGlobe's stockholders will be asked to consider and vote on the proposed amendment to the Employee Plan increasing the number of shares authorized for issuance thereunder from 3,250,000 to 7,000,000. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the proposed amendment to the Employee Plan. The affirmative vote of a majority of the shares of common stock and the Series H Preferred Stock (at 25% of the as-converted shares of common stock) present or represented by proxy at the special meeting will be required to approve the amendment of the Employee Plan.


            OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

     The purpose of the Employee Plan is to advance our interests by providing eligible individuals, including employees, consultants and other key persons, an opportunity to acquire or increase a proprietary interest in us, which thereby will create a stronger incentive to expend maximum effort for our growth and success and will encourage such eligible individuals to maintain their affiliation with us. Our board of directors believes that stock options and other stock-based incentive awards are important to attract and to encourage the continued employment and service of officers, other key employees and non-employee directors by facilitating their purchase of a stock interest in us and that increasing the aggregate number of shares available under the Employee Plan will afford us additional flexibility in making awards deemed necessary in the future.

     The proposed amendment to the Employee Plan will increase the number of shares that may be issued under the Employee Plan from 3,250,000 to 7,000,000. The following is a summary description of the Employee Plan, as amended, originally approved by our stockholders, effective December 14, 1995. A copy of the Employee Plan is available upon written request to us.

DESCRIPTION OF THE 1995 EMPLOYEE STOCK OPTION AND APPRECIATION RIGHTS PLAN

     GENERAL. The Compensation Committee administers the Employee Plan. The Compensation Committee, in its sole discretion, may grant a variety of stock incentive awards based on our common stock, including nonqualified stock options, incentive stock options and stock appreciation rights. All of our employees, advisors, consultants and non-employee directors are eligible to receive stock incentive awards under the Employee Plan; provided, however that incentive stock options may be granted only to our employees. Our board of directors may terminate or suspend the Employee Plan at any time. Unless previously terminated, the Employee Plan will terminate automatically on December 14, 2005, the tenth anniversary of the date of adoption of the Employee Plan by our board of directors.

     STOCK OPTIONS. Incentive stock options granted under the Employee Plan are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, unless they exceed certain limitations or are specifically designated otherwise. All other options granted under the Employee Plan are nonqualified stock options, meaning an option not intended to qualify as an incentive stock option or an incentive stock option which is converted into a nonqualified stock option under the terms of the Employee Plan.

     The option exercise price for incentive stock options granted under the Employee Plan may not be less than 100% of the Fair Market Value (as defined in the Employee Plan) of our common stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of our outstanding common stock). For nonqualified stock options, the option price shall be equal to the Fair Market Value of our common stock on the date the option is granted. The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding common stock). Moreover, the aggregate Fair Market Value (determined as of the time that option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by any individual employee during any single calendar year under the Employee Plan shall not exceed $100,000. The right to purchase shares covered by any option under the Employee Plan shall be exercisable only in accordance with the terms and conditions of the grant to the participant. Such terms and conditions may include a time period or schedule whereby some of the options granted may become exercisable, or "vested," over time and certain conditions, such as continuous service or specified performance criteria or goals, must be satisfied for such vesting. Whether to impose any such vesting schedule or performance criteria, and the terms of such schedule or criteria, shall be within the sole discretion of the Compensation Committee. These terms and conditions may be different for different participants so long as all options satisfy the requirements of the Employee Plan.

     Payment for shares purchased under the Employee Plan may be made either in cash or in shares of our common stock, or any combination thereof. Shares tendered as payment for option exercises shall, if acquired from us, have been held for at least six months and shall be valued at the Fair Market Value of the shares on the date of exercise. The Compensation Committee may also permit a participant to effect a net exercise of an option without tendering any shares of our stock as payment for the option. In such an event, the participant will be deemed to have paid for the exercise of the option with shares of our stock and shall receive from us a number of shares equal to the difference between the shares that would have been tendered and the number of options exercised. Members of the Compensation Committee may effect a net exercise of their options only with the approval of our board of directors.

     STOCK APPRECIATION RIGHTS. Pursuant to the Employee Plan, the Compensation Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option, however, the Compensation Committee has decided not to grant any more tandem stock appreciation rights with stock options. If the stock appreciation right is granted in tandem with a stock option, exercise of the option cancels the related stock appreciation right. Upon exercise of the stock appreciation right, the holder will be entitled to receive an amount equal to the excess of the Fair Market Value on the date of exercise of our common stock over the exercise price per share specified in the related stock option (or, in the case of freestanding stock appreciation rights, the price per share specified in such right) times the number of shares of common stock with respect to which the stock appreciation right is exercised. This amount may be paid in cash, common stock, or a combination thereof, as determined by the Compensation Committee.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material Federal income tax consequences of stock incentive awards under the Employee Plan. It does not describe all Federal tax consequences under the Employee Plan, nor does it describe state or local tax consequences.

     INCENTIVE STOCK OPTIONS. An optionee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of shares of common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the optionee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

     For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the optionee generally must be one of our employees from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period requirement for shares of common stock received pursuant to the exercise of the option are waived.

     If all of the requirements for incentive option treatment are met except for the holding period requirement, the optionee will recognize ordinary income upon the disposition of shares of common stock received pursuant to the exercise of an incentive stock option in an amount equal to the excess of the fair market value of the shares of common stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares of common stock were sold more than one year after the option was exercised. We will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Internal Revenue Code as summarized below.

     If an optionee exercises an incentive stock option by tendering shares of common stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the holding period requirement summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than alternative minimum taxable income as noted above) and the tax basis of the shares of common stock exchanged would be treated as the substituted basis for the shares of common stock received. If the optionee used shares received pursuant to the exercise of an incentive stock option (or another statutory option) as to which the optionee had not satisfied the holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, and the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

     NON-QUALIFIED OPTIONS. Upon exercising an option that is not an incentive stock option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise. Upon a subsequent sale or exchange of shares of common stock acquired pursuant to the exercise of a non-qualified stock option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares of common stock plus the amount treated as ordinary income at the time the option was exercised).

     STOCK  APPRECIATION   RIGHTS.   Recipients  of  stock  appreciation  rights
generally do not recognize income upon the grant of such rights. When a participant elects to receive payment of a stock appreciation right, the participant recognizes ordinary income in an amount equal to the cash and fair market value of shares of common stock received, and we are entitled to a deduction equal to such amount.

                                   PROPOSAL 4

                APPROVAL OF THE RIGHT TO CONVERT PREFERRED SHARES
                           ISSUED IN COAST TRANSACTION

     On December 2, 1999, we acquired all of the outstanding stock of Coast International, Inc., a developer of Internet products and services which we believe will strengthen our telephone portal and unified messaging offerings, as well as improve our customer support capabilities by providing services on an outsource basis to telephone companies and Internet service providers around the world. Prior to the Coast acquisition, Coast was owned by Ronald Jensen, who is affiliated with eGlobe's largest current stockholder EXTL Investors, Bijan Moaveni, who has become our chief operating officer, and Jose Valdez.

     We paid the Coast stockholders, in the aggregate, (1) 16,100 shares of our 10% Series O Cumulative Convertible Preferred Stock, which if stockholder approval is obtained would become convertible into up to 3,220,000 shares of eGlobe common stock, and (2) 882,905 shares of eGlobe common stock.

     The rules of the Nasdaq currently require stockholder approval by issuers of securities quoted on the Nasdaq National Market, on which eGlobe common stock is currently quoted, as to the issuance of shares of common stock (or securities convertible into common stock) in acquisition transactions where any director, officer or substantial stockholder of the issuer has a 5% or greater interest in the company or the assets to be acquired and where the present or potential issuance could result in an increase in the voting power or outstanding common shares of 5% or more. For purposes of the Nasdaq rule, an interest consisting of 5% or more of the common stock outstanding causes the holder of such an interest to be regarded as a substantial stockholder.

     Prior to consummation of the Coast acquisition, EXTL Investors, eGlobe's largest stockholder, owned 3,000,000 shares of eGlobe common stock, and had the right to acquire an additional 10,917,043 shares of eGlobe common stock upon the conversion of preferred stock and exercise of warrants. This represented approximately 12.4% of the outstanding shares of eGlobe common stock as of December 2, 1999 and 22.6% on a fully diluted basis, assuming the conversion of outstanding preferred stock and exercise of outstanding options and warrants with an exercise price below the stock price of eGlobe common stock.

     eGlobe's stockholders have previously approved at the most recent annual meeting of stockholders, held on June 16, 1999, a proposal to allow EXTL Investors to own 20% or more of eGlobe common stock outstanding now or in the future. They also approved the possible issuance of eGlobe common stock upon the exercise of warrants held by EXTL Investors and the possible repayment of up to 50% of the $20 million credit facility provided by EXTL Investors using shares of eGlobe common stock, where the number of shares issuable may equal or exceed 20% of eGlobe common stock outstanding.

     Ronald Jensen and his wife, Gladys, are the sole members of EXTL Investors and, accordingly, may each be deemed to be beneficial owners of the shares held by EXTL Investors, and may be deemed under the Nasdaq rule to be substantial stockholders of eGlobe. The issuance of shares of eGlobe common stock upon conversion of the Series O Preferred Stock will increase the issued and outstanding eGlobe common stock by more than 5% and, accordingly, eGlobe is seeking stockholder approval of making the Series O Preferred Stock convertible into common stock.

VOTE REQUIRED AND RECOMMENDATION OF OUR BOARD

     The affirmative vote of a majority of the shares of common stock and Series H Preferred Stock (at 25% of the as-converted shares of common stock) present in person or represented by proxy and entitled to vote at the special meeting will be required in connection with the foregoing transactions.

     If the stockholders fail to approve this Proposal 4, the Series O Preferred Stock will not become convertible. This would not place eGlobe in breach of any contract with the Coast stockholders or EXTL Investors. However, such an event could have an adverse effect on the relationship between eGlobe and EXTL Investors, our largest stockholder and the provider of much of our recent financing. Further, we believe Coast is important to our future. Failure to approve Proposal 4 could adversely affect the morale of the Coast stockholders whose efforts are important to us, including Bijan Moaveni who became our chief operating officer as part of the Coast acquisition.

            OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

     Material terms and conditions of the Series O Preferred Stock are described below.

GENERAL DESCRIPTION OF SERIES O PREFERRED STOCK

     VOTING RIGHTS. The holders of the Series O Preferred Stock do not have voting rights, unless otherwise provided by Delaware corporation law. The holders of the Series O Preferred Stock are entitled to notice of all stockholder meetings in accordance with our Bylaws. The affirmative vote of 66-2/3% of the holders of the Series O Preferred Stock is required for the issuance of any class or series of stock of eGlobe ranking senior to or on a parity with the Series O Preferred Stock as to dividends or rights on liquidation, winding up and dissolution.

     LIQUIDATION RIGHTS. Upon our dissolution, liquidation, or winding-up, the holders of the Series O Preferred Stock are entitled on a parity basis with any preferred stock ranking on a parity with the Series O Preferred Stock to a liquidation preference over eGlobe common stock and any preferred stock ranking junior to the Series O Preferred Stock, but after all preferential amounts due holders of any class of stock having a preference over the Series O Preferred Stock are paid in full, equal to $1,000 divided by the number of shares of Series O Preferred Stock then outstanding, plus any accrued and unpaid dividends.

     DIVIDENDS. The Series O Preferred Stock carries an annual dividend of 10% which is payable annually in shares of eGlobe common stock beginning December 31, 2000, if declared by our board of directors. If our board of directors does not declare dividends, they accrue and remain payable. All dividends that would accrue on each share of Series O Preferred Stock through November 30, 2001 will be payable in full upon conversion of such share of Series O Preferred Stock. No dividends may be granted on eGlobe common stock or any preferred stock ranking junior to the Series O Preferred Stock until all accrued but unpaid dividends on the Series O Preferred Stock are paid in full. Dividends on the Series O Preferred Stock are not payable until all accrued but unpaid dividends on preferred stock ranking senior to the Series O Preferred Stock are paid in full.

     CONVERSION. The shares of Series O Preferred Stock are convertible, at the holder's option, into shares of eGlobe common stock at any time after the later of (A) one year after the date of issuance and (B) the date we have received stockholder approval for such conversion and the applicable HSR waiting period has expired or terminated, at a conversion price equal to $5.00. The shares of Series O Preferred Stock will automatically be converted into shares of eGlobe common stock, on the earliest to occur of (1) the fifth anniversary of the first issuance of Series O Preferred Stock, (2) the first date as of which the last reported sales price of eGlobe common stock on Nasdaq is $6.00 or more for any 15 consecutive trading days during any period in which Series O Preferred Stock is outstanding, (3) the date that 80% or more of the Series O Preferred Stock we have issued has been converted into eGlobe common stock, or (4) we complete a public offering of equity securities at a price per share of at least $5.00 and with gross proceeds to us of at least $25 million. Notwithstanding the foregoing, the Series O Preferred Stock will not be converted into eGlobe common stock prior to our receipt of stockholder approval for the conversion and the expiration or termination of the applicable HSR waiting period.

     On January 27, 2000, the closing sales price of eGlobe common stock was over the required threshold for the requisite number of trading days and, accordingly, on the date that we receive stockholder approval and the applicable HSR waiting period expires or terminates, the outstanding Series O Preferred Stock will be converted into 3,220,000 shares of eGlobe common stock.

     The Certificate of Designations of Series O Preferred Stock provides for adjustments to the number of shares issuable upon conversion in the event of certain dividends and distributions to holders of common stock, certain reclassifications of the common stock, stock splits, combinations and mergers and similar transactions and certain changes of control.

                                  OTHER MATTERS


     LEGAL MATTERS

     The validity of the shares of eGlobe common stock to be issued to Trans Global stockholders will be passed upon by Hogan & Hartson L.L.P., Washington, D.C.

     OTHER MATTERS

     As of the date of this proxy statement, eGlobe's board of directors knows of no matter that will be presented for consideration at the special meeting other than as described in this proxy statement. If any other matters come before the special meeting or any adjournments or postponements thereof and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the management of eGlobe.

     WHERE YOU CAN FIND MORE INFORMATION

     eGlobe files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any of this information at the following locations of the SEC:

 Public Reference Room      New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.        7 World Trade Center           Citicorp Center
       Room 1024                   Suite 1300            500 West Madison Street
Washington, D.C. 20549      New York, New York 10048           Suite 1400
                                                           Chicago, Illinois
                                                               60661-2511

     You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet Web site that contains reports, proxy statements and other information regarding issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for our documents filed under the Securities Exchange Act is 1-10210.

     You can obtain copies of our documents filed under the Securities Exchange Act from the SEC, through the SEC's Web site at the address described above, or from us, by requesting them in writing or by telephone at the following address:

                                  eGlobe, Inc.
                        1250 24TH Street, N.W., Suite 725
                             Washington, D.C. 20037
                            Attn: Investor Relations
                            Telephone (202) 822-8981

     These documents are available from us without charge, excluding any exhibits to them. If you would like to request documents, please do so by ____________, 2000 to receive them before the special meeting of eGlobe's stockholders. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means, within two business days after we receive your request.

     This document is a proxy statement of eGlobe. Trans Global has supplied all information contained in, or considered a part of, this proxy statement relating to Trans Global, and we have supplied all such information relating to eGlobe.

     Neither Trans Global nor eGlobe has authorized anyone to give any information or make any representation about the Merger or Trans Global or eGlobe that is different from, or in addition to, that contained in this proxy statement or in any of the materials that eGlobe has incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                  eGLOBE, INC.
                         UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

     The Unaudited Pro Forma Condensed Combined Financial Statements reflect the proposed acquisition of all of the outstanding stock of Trans Global Communications, Inc. ("Trans Global").

     The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet presents the financial position of the Company as if the proposed merger (treated as a pooling of interests) had occurred on September 30, 1999. The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1999 and 1998, for the year ended December 31, 1998 and for the years ended March 31, 1998 and 1997 give effect to the proposed merger as if it had occurred at the beginning of the earliest period presented. Effective with the period ended December 31, 1998, the Company changed its year end from a March 31 to a December 31 fiscal year end.

     In the proposed merger, the Company will acquire all of the outstanding common stock of Trans Global in exchange for 40,000,000 shares of Company common stock.

     In addition to the proposed acquisition of Trans Global, the acquisitions of IDX International, Inc. and Subsidiaries ("IDX"), Telekey, Inc. and Subsidiary and Travelers Teleservices, Inc. ("Telekey"), Connectsoft Communications Corporation ("Connectsoft"), iGlobe, Inc. ("iGlobe") and Oasis Reservations Services, Inc. ("ORS"), as well as the subsequent increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders, the July 1999 renegotiation of the terms of the IDX purchase agreement, the reclassification of acquired goodwill to other identifiable intangibles and the exchange of the Series G Cumulative Convertible Redeemable Preferred Stock ("Series G Preferred") for the Series K Cumulative Convertible
Preferred Stock ("Series K Preferred") are reflected in eGlobe's historical Unaudited Consolidated Balance Sheet as of September 30, 1999 contained elsewhere herein. These acquisitions, as well as the related subsequent transactions, are described further below. The Unaudited Pro Forma Condensed Combined Balance Sheet does not reflect the Coast International, Inc. ("Coast") acquisition due to the recent conclusion of the acquisition and it is not significant to the Unaudited Pro Forma Condensed Combined Financial Statements.

     The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1999 and 1998 and for the year ended December 31, 1998 include the operating results of the Company, IDX, Telekey, Connectsoft, iGlobe and ORS, assuming the acquisitions had occurred at the beginning of the periods presented. Also, the subsequent increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders, the renegotiations of the terms of the IDX purchase agreement, the reclassification of acquired goodwill to other identifiable intangibles and the exchange of the Series G Preferred Stock for the Series K Preferred Stock were assumed to have occurred on January 1, 1998. These transactions are described further below. UCI Tele Networks, LTD. ("UCI") was acquired on December 31, 1998 and had minimal operations which have not been reflected in the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1998 and the year ended December 31, 1998. However, the recurring effect of the goodwill amortization related to the UCI acquisition has been included in the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1998 and the year ended December 31, 1998. The statements of operations of Coast are not included in the periods presented due to the recent conclusion of the acquisition and it is not significant to the Unaudited Pro Forma Condensed Combined Financial Statements.

     The following Unaudited Pro Forma Condensed Combined Financial Statements give effect to the proposed acquisition of Trans Global and to the acquisitions by the Company of the entities detailed above and are based on the estimates and assumptions set forth herein and in the notes to such financial statements. This pro forma presentation has been prepared utilizing historical financial statements and notes thereto certain of which are included herein as well as pro forma adjustments as described in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

     The Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not purport to represent what the Company's results of operations or financial position would have been had the acquisitions described herein occurred on the dates indicated for any
                                 eGLOBE, INC.
                         UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS - (CONTINUED)

future period or at any future date, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical consolidated financial statements of the Company and the historical financial statements of IDX, Telekey, Connectsoft, ORS, iGLOBE and Trans Global contained elsewhere herein.


ACQUISITIONS

 IDX International, Inc and Subsidiaries


     On December 2, 1998, the Company acquired all of the common and preferred stock of IDX, a privately-held IP based fax and telephone company, for (a) 500,000 shares of the Company's Series B Convertible Preferred Stock ("Series B Preferred") originally valued at $3.5 million which were convertible into 2,500,000 shares (2,000,000 shares until stockholder approval was obtained on June 16, 1999 and subject to adjustment as described below) of common stock; (b) warrants ("IDX Warrants") to purchase up to an additional 2,500,000 shares of common stock (subject to stockholder approval which was obtained on June 16, 1999 and an adjustment as described below); (c) $5.0 million in 7.75% convertible subordinated promissory notes ("IDX Notes") (subject to adjustment as described below); (d) $1.5 million in bridge loan advances to IDX made by the Company prior to the acquisition which were converted into part of the purchase price plus associated accrued interest of $0.04 million; (e) $0.4 million for IDX dividends accrued and unpaid on IDX's Preferred Stock under a convertible subordinated promissory note and (f) direct costs associated with the acquisition of $0.4 million. The Company also advanced approximately $0.4 million to IDX prior to acquisition under an agreement to provide IDX up to $2.3 million for working capital purposes over the next twelve months. These pre-acquisition advances were not considered part of the purchase price. This acquisition was accounted for using the purchase method of accounting. The shares of Series B Preferred, IDX Warrants and IDX Notes were subject to certain adjustments related to IDX's ability to achieve certain performance criteria, working capital levels and price guarantees.


     At the Company's annual meeting in June 1999, the stockholders approved the increase of the convertibility of the Series B Preferred and IDX Warrants as discussed in (a) and (b) above, respectively. As a result, the acquired goodwill associated with the IDX purchase was increased by approximately $1.5 million in the second quarter of 1999 to reflect the higher conversion feature approved in June 1999. As a result, the preliminary purchase price allocation resulted in goodwill of $12.6 million as of June 30, 1999.


     The Company obtained a final appraisal of IDX's assets from independent appraisers in the third quarter of 1999. This appraisal resulted in a gross reclassification of approximately $6.5 million of IDX's acquired goodwill to other identifiable intangibles. These other identifiable intangibles consist of assembled and trained workforce, partnership network and non-compete agreements and are being amortized on a straight-line basis from one to four years. Goodwill is being amortized on a straight-line basis over seven years.


     In July 1999, the Company renegotiated the terms of the IDX purchase agreement with the IDX stockholders as follows;


   (a) The 500,000 shares of Series B Preferred were reacquired by the Company in exchange for 500,000 shares of Series H Convertible Preferred Stock ("Series H Preferred"), with a par value of $.001 per share.


   (b) The Company reacquired the original IDX Warrants in exchange for new warrants to acquire up to 1,250,000 shares of the Company's common stock, subject to IDX meeting certain revenue, traffic and EBDITA levels at September 30, 2000 or December 31, 2000 if not achieved by September 30, 2000.

                                 eGLOBE, INC.
                         UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS - (CONTINUED)

   (c) The Company reacquired the outstanding IDX Notes of $1.5 million and $2.5 million (previously due in June 1999 and October 1999, respectively) in exchange for 400,000 shares of Series I Convertible Optional Redemption Preferred Stock ("Series I Preferred"), with a par value of $.001 per share.


   (d) The maturity date of the convertible subordinated promissory note, face value of $418,024, was extended to July 15, 1999 from May 31, 1999, and subsequently paid by issuance of 140,599 shares of common stock.


   (e) The Company waived its right to reduce the principal balance of the $2.5 million note payable by certain claims as provided for under the terms of the original IDX purchase agreement.


     The shares of the Series H Preferred Stock convert automatically into up to 3,750,000 shares of common stock, subject to certain price adjustments, on January 31, 2000 or earlier if the 15 day consecutive closing sales price of common stock is equal or greater than $6.00.


     As a result of the above exchange agreement, the Company recorded the excess of the fair market value of the new preferred stock issuances and the warrants over the carrying value of the reacquired preferred stock, warrants and notes payable as a dividend to Series B Preferred stockholders of approximately $6.0 million.


     The financial statements of the Company reflect the preliminary allocation of the purchase price. The Company will determine the final purchase price allocation based on final review and resolution of the contingent purchase price elements discussed above. Goodwill may materially increase when these contingencies are resolved.


     At the acquisition date, the stockholders of IDX originally received Series B Preferred Stock and warrants as discussed above, which were ultimately convertible into common stock subject to IDX meeting its performance objectives. These stockholders in turn granted preferred stock and warrants, each of which was convertible into a maximum of 240,000 shares of the Company's common stock, to IDX employees. The increase in the market price during the first nine months of 1999 of the underlying common stock granted by the IDX stockholders to certain employees has resulted in a charge to income of $0.5 million. The actual number of common shares issued upon conversion of the preferred stock and warrants was ultimately determined by the achievement, by IDX, of certain performance goals and the market price of the Company's stock over the contingency period of up to twelve months from the date of acquisition. The stock grants were performance based and were required to be adjusted each reporting period (but not below zero) for the changes in the stock price until the shares and/or warrants (if and when) issued were converted to common stock.


     In December 1999, the Company and the IDX stockholders agreed to reduce the preferred stock and warrants consideration paid to the IDX stockholders by a value equivalent to the consideration paid by eGlobe for 4,500 shares of IDX. In exchange, the IDX stockholders will not issue the original preferred stock and warrants to the above IDX employees or other parties. The Company agreed to issue eGlobe options to the employees and others related to IDX. The options will have an exercise price of $1.20 and a three year term. The options will vest 75% at March 31, 2000 and the other 25% will vest on an accelerated basis if IDX meets its earn out or in three years if it does not. The Company also agreed to issue 150,000 shares of common stock as payment of the original consideration allocated as purchase consideration for an acquisition of a subsidiary by IDX.


     As a result of the above renegotiation which resulted in the reduction of the value of the new preferred stock and warrants and the issuance of eGlobe options, the Company will record the reduction in consideration of approximately $1.5 million to be paid to the IDX stockholders as a negative dividend and reduce the loss attributable to common stock in the fourth quarter of 1999.

                                 eGLOBE, INC.
                         UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS - (CONTINUED)

 UCI Tele Networks, Ltd

     On December 31, 1998, the Company acquired all of the common stock issued and outstanding of UCI for 125,000 shares of common stock (50% delivered at the acquisition date and 50% to be delivered February 1, 2000, subject to adjustment as described below), and $2.1 million payable as follows: (a) $75,000 payable in cash in January 1999; (b) $0.5 million in the form of a note, with 8% interest payable monthly due June 30,1999; (c) $0.5 million in the form of a note, with 8% interest payable monthly due no later than June 30, 2000; and (d) $1.0 million in the form of a non-interest bearing note ("Anniversary Payment") to be paid on February 1, 2000 or December 31, 2000, depending on the percentage of projected revenue achieved, subject to adjustment. In August 1999, the Company completed renegotiation of the terms of this loan with the new terms providing that 50% of the principal is to be paid in August 1999 and 50% plus accrued interest in December 1999. In connection with the $0.5 million note payable due in June 1999, a warrant to purchase 50,000 shares of common stock was issued with an exercise price of $1.63 per share. The warrant was valued at $43,000 and recorded as a discount to the note payable to be amortized through June 1999 as additional interest expense over the term of the note payable. The 62,500 shares of common stock issued at the acquisition date were valued at $101,563. The Company has agreed to register for resale the shares of common stock and common stock underlying UCI warrants. At September 30, 1999, these warrants had not been exercised.

     This acquisition has been accounted for under the purchase method of accounting. The 1998 financial statements of the Company reflect the preliminary purchase price allocation. The Company obtained a final appraisal of UCI's assets from independent appraisers in the third quarter of 1999. This appraisal resulted in a gross reclassification of approximately $0.6 million of UCI's acquired goodwill to other identifiable intangibles. The other identifiable intangible relates to the value of certain contracts and is being amortized on a straight-line basis over two years. Goodwill is being amortized on a straight-line basis over seven years. The preliminary purchase price allocation will be finalized pending resolution of certain purchase price contingencies.

     Since UCI was acquired on December 31, 1998 and had minimal operations, these operations have not been included in the Unaudited Pro Forma Condensed Statements of Operations for the nine months ended September 30, 1998 and the year ended December 31, 1998. However, the recurring effect of the goodwill amortization has been included. Also, the components of the purchase price and its preliminary allocation are not included in the "Pro Forma Allocations" below as the acquisition was not significant.

 Telekey, Inc. and Subsidiary and Teleservices, Inc.

     On February 12, 1999, the Company completed the acquisition of Telekey for which it paid: (i) $0.1 million at closing; (ii) issued a promissory note for $0.2 million payable in equal monthly installments over one year; (iii) issued 1,010,000 shares of Series F Convertible Preferred Stock ("Series F Preferred"); and (iv) agreed to issue at least 505,000 and up to an additional 1,010,000 shares of Series F Preferred two years from the date of closing (or upon a change of control or certain events of default if they occur before the end of two years), subject to Telekey meeting certain revenue and EBITDA objectives. The 1,515,000 shares of Series F Preferred Stock which were not contingently issuable were originally valued at $2.9 million.

     The shares of Series F Preferred initially issued will automatically convert into shares of common stock on the earlier to occur of (a) the first date as of which the market price is $4.00 or more for any 15 consecutive trading days during any period that the Series F Preferred stock is outstanding, or (b) July 1, 2001. The Company guaranteed a price of $4.00 per share at December 31, 1999 to recipients of the common stock issuable upon the conversion of the Series F Preferred, subject to Telekey's achievement of certain defined revenue and EBITDA objectives. At December 31, 1999, the Company's stock price exceeded $4.00 per share. On January 3, 2000, the former stockholders of Telekey converted their combined 1,010,000 shares of Series F Preferred Stock into a total of 1,209,584 shares of common stock.

                                 eGLOBE, INC.
                         UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS - (CONTINUED)

     This acquisition has been accounted for using the purchase method of accounting. The financial statements of the Company reflect the preliminary allocation of the purchase price. The initial preliminary purchase price allocation based on management's review and preliminary appraisals resulted in acquired goodwill of $3.5 million and an acquired intangible of approximately $1.5 million related to the value of certain distribution networks. These acquired intangibles are being amortized on a straight-line basis over their estimated useful lives of seven years. The Company obtained a final appraisal of Telekey's assets from independent appraisers in the third quarter of 1999. This appraisal resulted in a gross reclassification of approximately $3.0 million of Telekey's goodwill to other identifiable intangibles. These other identifiable intangibles are being amortized on a straight-line basis over the useful lives of three to seven years. The final purchase price allocation has not been finalized pending resolution of several purchase price elements, which are contingent upon the following:

   (a) Telekey's ability to achieve certain revenue and EBITDA objectives two years from the date of closing (or upon a change of control or certain events of default if they occur before the end of two years) may limit the amount of additional shares to be issued (with at least 505,000 being issued and up to a maximum of 1,010,000 shares of Series F Preferred being issued) as well as eliminate the Company's price guarantee as discussed in (b) below.

   (b) The Company guaranteed a price of $4.00 per common stock share at December 31, 1999 to recipients of the common stock issuable upon the conversion of the Series F Preferred subject to Telekey's achievement of certain defined revenue and EBITDA objectives. If the market price was less than $4.00 on December 31, 1999, the Company would issue additional shares of common stock upon the conversion of the Series F Preferred based on the ratio of $4.00 to the market price, but not more than an aggregate of 600,000 additional shares of common stock. At December 31, 1999, the closing market price of the Company's common stock was $4.44; therefore, no additional shares under the price guarantee will be issuable.

     Based on the contingent purchase price elements as listed above, goodwill associated with the acquisition may materially increase when these contingencies are resolved.

     At the acquisition date, the stockholders of Telekey received Series F Preferred Stock as discussed above, which in January 2000 was converted into common stock. In addition, the stockholders may receive additional shares of Series F Preferred Stock subject to Telekey meeting its performance objectives. These stockholders in turn have agreed to grant upon conversion of the Series F Preferred a total of 240,000 shares of eGlobe common stock to certain Telekey employees. Of this total, 60,000 shares will be issued only if Telekey meets certain performance objectives. As of September 30, 1999, the value of the underlying non-contingent 180,000 shares of common stock granted by the Telekey stockholders to certain employees has resulted in a charge to income of $0.5 million. The stock grants are performance based and will be adjusted each reporting period (but not less than zero) for the changes in the stock price until the shares are issued to the employees.


 Connectsoft Communications Corporation

     In  June  1999,  the  Company,   through  its  subsidiary  Vogo,  purchased
substantially all the assets of Connectsoft Communications Corporation ("Connectsoft"), for (a) one share of the Company's 6% Series G Cumulative Convertible Redeemable Preferred Stock ("Series G Preferred") valued at $3.0 million; (b) assumed liabilities of approximately $5.0 million, consisting primarily of long-term lease obligations; (c) $1.8 million in advances to Connectsoft made by the Company prior to the acquisition which were converted into part of the purchase price and (d) direct costs associated with the acquisition of $0.4 million. This acquisition has been accounted for under the purchase method of accounting. The financial statements of the Company reflect the preliminary allocation of the purchase price. The preliminary allocation has resulted in acquired intangibles of $10.1 million that are being amortized on
                                 eGLOBE, INC.
                         UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS - (CONTINUED)

a straight-line basis over their estimated useful lives. The acquired intangibles consist of goodwill of $1.0 million to be amortized over seven years, existing technology of $8.4 million to be amortized over five years and other identified intangibles of $0.7 million to be amortized over seven years. The allocation of the purchase price was based on appraisals performed by a third party.

     The Company also borrowed $0.5 million from the seller, which bears interest at a variable rate (8.0% at September 30, 1999). Principal and interest payments are due in twelve (12) equal monthly payments commencing on September 1, 1999. The remaining principal and accrued interest also become due on the first date on which (i) the Company receives in any transaction or series of transactions any equity or debt financing of at least $50.0 million or (ii) Vogo receives in any transaction or series of transactions any equity or debt financing of at least $5.0 million.

     In August 1999, the Company issued 30 shares of Series K Cumulative Convertible Preferred Stock ("Series K Preferred") in exchange for its Series G Preferred held by the seller of Connectsoft.

     The shares of Series K Preferred are convertible, at the holder's option, into shares of the Company's common stock at any time at a conversion price equal to $1.56. The shares of Series K Preferred are also convertible into the Company's common stock at a lower price upon a change of control (as defined) if the market price of the Company's common stock on the date immediately preceding the change of control is less than the conversion price. The shares of Series K Preferred will automatically be converted into the Company's common stock, on the earliest to occur of (i) the first date as of which the last reported sales price of the Company's common stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which Series K Preferred is outstanding, (ii) the date that 80% or more of the Series K Preferred the Company has issued has been converted into the Company's common stock, or (iii) the Company completes a public offering of equity securities at a price of at least $3.00 per share and with gross proceeds to the Company of at least $20.0 million.

 iGLOBE, Inc.

     Effective August 1, 1999, the Company assumed operational control of Highpoint International Telecom, Inc. and certain assets and operations of Highpoint Carrier Services, Inc, and Vitacom, Inc. (collectively "Highpoint"). The three entities were majority owned subsidiaries of Highpoint Telecommunications Inc. ("HGP"), a publicly traded company on the Canadian Venture Exchange. On October 14, 1999 substantially all of the operating assets of Highpoint were transferred to iGLOBE, Inc. ("iGLOBE"), a newly formed subsidiary of HGP and the Company acquired all of the issued and outstanding common stock of iGLOBE. iGLOBE possesses an infrastructure supplying Internet Protocol ("IP") services, particularly voice over IP, throughout Latin America. In July 1999, the Company and HGP agreed that the Company would manage the business of Highpoint and would take responsibility for the ongoing financial condition of Highpoint from August 1, 1999, pursuant to a Transition Services and Management Agreement ("TSA"). Pursuant to this agreement, HGP financed working capital through the closing date to Highpoint for which the Company has issued a note payable of $1.2 million. The note was due November 1999, subject to agreement by both parties on the amount owed. eGlobe and Highpoint are currently negotiating the amount of the principal balance. The purchase price consisted of (i) one share of 20% Series M Convertible Preferred Stock ("Series M Preferred") valued at $9.6 million, (ii) direct acquisition costs of approximately $0.3 million; and (iii) HGP was given a non-voting beneficial 20% interest of the equity interest subscribed or held by the Company in a yet-to-be-completed joint venture known as IP Solutions B.V.

     The one share of Series M Preferred, par value $.001, has a liquidation value of $9.0 million and carries an annual cumulative dividend of 20% which will accrue and be payable annually or at conversion in cash or shares of common stock, at the option of the Company. The premium of $643,000 will be amortized as deemed preferred dividends over the one year period from the issuance date.

     The Series M Preferred is convertible, at the option of the holder, one year after the issue date at a conversion price of $2.385. The Company will record a dividend to the iGLOBE stockholders of approximately $1.4 million for the beneficial conversion feature based on the excess of the common stock
                                 eGLOBE, INC.
                         UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS - (CONTINUED)

closing price on the effective date of the acquisition over the conversion price. This dividend will be amortized as a deemed preferred dividend over the one year period from the date of issuance. The Company has the right to repurchase the Series M Preferred for cash upon a determination by eGlobe's Board that it has sufficient cash to fund operations and make the purchase. The share of Series M Preferred shall automatically be converted into shares of common stock, based on the then-effective conversion rate, on the earliest to occur of (but no earlier than one year from issuance) (i) the first date as of which the last reported sales price of the common stock is $5.00 or more for any 10 consecutive trading days during any period in which Series M Preferred is outstanding, (ii) the date that is seven years after the issue date, or (iii) the date upon which the Company closes a public offering of equity securities of the Company at a price of at least $4.00 per share and with gross proceeds of at least $20.0 million.

     The acquisition has been accounted for using the purchase method of accounting. The financial statements of the Company reflect the preliminary allocation of the purchase price. This initial preliminary purchase price allocation, based on management's review and preliminary appraisals, resulted in acquired goodwill of $0.4 million and acquired intangibles of $4.6 million related to a customer base, licenses and operating agreements, a sales agreement, and an assembled workforce. The goodwill is being amortized on a straight-line basis over seven years and the acquired intangibles are being amortized on a straight-line basis over the estimated useful lives of three years. The Company will determine the final purchase price allocation based on completion of management's review and final appraisals of iGLOBE's assets.

 Oasis Reservations Services, Inc.

     On September 20, 1999, the Company, acting through a newly formed subsidiary, acquired control of Oasis Reservations Services, Inc. ("ORS") from its sole stockholder, Outsourced Automated Services and Integrated Solutions, Inc. ("Oasis"). The Company and Oasis formed eGlobe/Oasis Reservations LLC, a limited liability company ("LLC"), which is responsible for conducting the business operations of ORS. The Company manages and controls the LLC and receives 90% of the profits and losses from ORS' business. The LLC was funded by contributions effected by the members under a Contribution Agreement ("Contribution Agreement"). Oasis contributed all the outstanding shares of ORS valued at approximately $2.3 million as its contribution to the LLC. The Company contributed 1.5 million shares of its common stock valued at $3.0 million on the date of issuance and warrants to purchase additional shares of its common stock to the LLC. The warrants are exercisable for the shares of common stock as discussed below:

   (a) shares equal to the difference between $3.0 million and the value of the Company's 1.5 million share contribution on the date that the shares of common stock (including the shares underlying the warrants) contributed to the LLC are registered with the SEC if the value of the 1.5 million shares on that date is less than $3.0 million;

   (b) shares equal to $100,000 of the Company's common stock for each 30-day period beyond 90 days following the date of contribution that the shares of the Company's common stock (including the shares underlying the warrants) contributed to the LLC remain unregistered;

   (c) shares equal to up to $2.0 million of the Company's common stock, subject to adjustment based upon ORS achieving certain revenue and EBITDA targets during the measurement period of August 1, 1999 to January 31, 2000: provided however, that Oasis may select a different period if: (i) ORS obtains a new customer contract at any time between the closing date and March 31, 2000 and (ii) the Company enters into a new contract with a specific customer at any time between the closing date and March 31, 2000.

                                 eGLOBE, INC.
                         UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS - (CONTINUED)

       If either of these events occur, then Oasis may select as the measurement period, in its discretion, any of the following; (a) the period from August 1, 1999 to January 31, 2000, (b) the period from September 1, 1999 to February 29, 2000 or (c) the period from October 1, 1999 to March 31, 2000;

   (d) additional shares based upon (1) ORS achieving certain revenue and EBIDTA targets, and (2) the Company's share price at the date of registration of the shares for this transaction. Under certain circumstances, these shares may be equal to the greater of (A) 50% of the incremental revenue for the Second Measurement Period (as defined in the agreements) over $9.0 million or (B) four times the incremental Adjusted EBITDA (as defined in agreements) over $1.0 million provided, however, such number of shares shall not exceed the greater of; (i) 1,000,000 shares of the Company's common stock or (ii) the number of shares of the Company's common stock determined by dividing $8.0 million by the Second Measurement Period Date Market Value (as defined in the agreements); and provided further, that if the basis for issuance of such shares is incremental revenue over $9.0 million then EBITDA for the Second Measurement Period must be at least $1.0 million for the revenue between $9.0 million and $12.0 million or at least $1.5 million for revenue above $12.0 million. In addition, the LLC may receive 0.5 million shares of the Company's common stock if the revenue for the Second Measurement Period is equal to or greater than $37.0 million and the Adjusted EBITDA for the Second Measurement Period is equal to or greater than $5.0 million.

     According to the Operating Agreement, the net profits and net losses of the LLC will be allocated 90% to the Company and 10% to Oasis. Proceeds from the sale of the Company's common stock or warrants would be allocated 90% to the Company and 10% to Oasis. Proceeds from the sale of the ORS stock or its assets will be allocated 100% to Oasis until Oasis has received distributions of at least $9.0 million and then 90% to Oasis and 10% to the Company. Pursuant to the LLC's Operating Agreement, the LLC is an interim step to full ownership of ORS by the Company. Once the Company has either raised $10.0 million in new capital or generated three consecutive months of positive cash flow and registered the shares issued in this transaction, the LLC will be dissolved and ORS will become a wholly owned subsidiary of the Company. Under these circumstances, Oasis would receive the shares of common stock and warrants contributed to the LLC by the Company. Additionally, even if these conditions are not fulfilled, Oasis has the right to redeem its interest in the LLC at any time in exchange for the shares of common stock and the warrants issued to the LLC by eGlobe. On January 28, 2000, the Company issued Series P Convertible Stock for $15.0 million. Following the registration of the shares issued to the LLC, Oasis will exchange its interest in the LLC for the eGlobe common stock and warrants.

     This acquisition has been accounted for using the purchase method of accounting. The financial statements of the Company reflect the preliminary allocation of the purchase price based on preliminary appraisals of ORS's assets. The Company has not completed the review of the purchase price allocation and will determine the final allocation based on final appraisals and resolution of the contingencies discussed earlier.

     As the Company controls the operations of the LLC, the LLC has been included in the historical Consolidated Financial Statements for the nine months ended September 30, 1999 with Oasis' interest in the LLC recorded as a Minority Interest in the LLC.

     In connection with the purchase and installation of equipment and leasehold improvements at ORS' new facility in Miami, Florida, Oasis agreed to loan ORS up to $451,400. The loan is required to be repaid in six equal quarterly principal installments beginning November 30, 1999. The Company guaranteed ORS'
obligations under this loan and granted Oasis a security interest in its ownership interest in the LLC. As of September 30, 1999, there was no amount outstanding under this commitment.


 Acquisition of Coast International, Inc.

     On December 2, 1999, the Company completed the acquisition of Coast International, Inc. ("Coast"), valued at $12.6 million, for which it issued 882,904 shares of common stock and 16,100 shares
                                 eGLOBE, INC.
                         UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS - (CONTINUED)

of Series O Convertible Preferred Stock ("Series O Preferred"). The Series O Preferred Stock is convertible into a maximum of 3,220,000 shares of common stock and has a liquidation value of $16.1 million.

     The shares of Series O Preferred Stock are convertible, at the holder's option, into shares of common stock at any time after the later of (A) one year after the date of issuance and (B) the date eGlobe has received stockholder approval for such conversion and the applicable Hart-Scott-Rodino waiting period has expired or terminated (the "Clearance Date"), at a conversion price equal to $5.00. The shares of Series O Preferred Stock will automatically be converted into shares of common stock, on the earliest to occur of (a) the fifth anniversary of the first issuance of Series O Preferred Stock, (b) the first date as of which the last reported sales price of common stock on Nasdaq is $6.00 or more for any 15 consecutive trading days during any period in which Series O Preferred Stock is outstanding, (c) the date that 80% or more of the Series O Preferred Stock eGlobe has issued has been converted into common stock, or (d) eGlobe completes a public offering of equity securities with gross proceeds to eGlobe of at least $25 million at a price per share of $5.00.
Notwithstanding the foregoing, the Series O Preferred Stock will not be converted into eGlobe common stock prior to eGlobe's receipt of stockholder approval for such conversion and the expiration or termination of the applicable Hart-Scott-Rodino waiting period. If the events listed in the preceding sentence occur prior to the Clearance Date, the automatic conversion will occur on the Clearance Date. On January 27, 2000, the closing sales price of the Company's common stock was $6.00 or more for 15 consecutive trading days and accordingly, on the Clearance Date, the outstanding Series O Preferred Stock will be converible into 3,220,000 shares.

     The balance sheet and the results of operations of Coast are not included in the Unaudited Pro Forma Condensed Combined Financial Statements presented due to the recent conclusion of the acquisition and it is not significant to the Unaudited Pro Forma Condensed Combined Financial Statements.


Purchase Price Allocations

     The preliminary allocation of the purchase prices for IDX, Telekey, Connectsoft, iGLOBE and ORS and the final allocation of the purchase price for Connectsoft are based on the fair value of the assets acquired and the liabilities assumed. The final allocations will be determined when certain contingencies are resolved as discussed earlier and as additional information becomes available. Accordingly, the final purchase price allocation may have a material effect on the supplemental unaudited pro forma information presented below. The components of the purchase price and its preliminary allocation to the assets and liabilities acquired are as follows for these five acquisitions:

                                 eGLOBE, INC.
                         UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS - (CONTINUED)


IDX
 COMPONENTS OF PURCHASE PRICE (IN THOUSANDS):
   Notes payable to former shareholders of IDX (See A below) ....................    $  5,000
   Company's Series B Convertible Preferred Stock (See A below) .................       4,985
   Company's bridge loans converted to investment in IDX ........................       1,500
   Direct acquisition costs .....................................................         477
   Note payable to former shareholders of IDX for preferred dividends payable             418
   Accrued interest on bridge loans .............................................          44
                                                                                     --------
 TOTAL PURCHASE PRICE ...........................................................      12,424
 ALLOCATION OF PURCHASE PRICE (IN THOUSANDS):
   Cash .........................................................................        (119)
   Accounts receivable ..........................................................        (707)
   Other current assets .........................................................        (394)
   Property and equipment .......................................................        (975)
   Other assets .................................................................        (172)
   Goodwill .....................................................................      (5,940)
   Intangibles ..................................................................      (6,510)
   Current liabilities ..........................................................       1,978
   Long-term liability ..........................................................         415
                                                                                     --------
                                                                                     $     --
                                                                                     ========


   (A) As discussed earlier, the Company renegotiated the terms of the purchase agreement with the IDX stockholders in July 1999. Under the renegotiated agreement, the Company reacquired the 500,000 shares of Series B Preferred Stock in exchange for 500,000 shares of Series H Preferred Stock and the outstanding notes payable of $4.0 million for 400,000 shares of Series I Preferred Stock. In addition, in December 1999, the Company and the IDX stockholders agreed to reduce the preferred stock and warrants consideration in exchange for the issuance by eGlobe of certain options and common stock.



TELEKEY
 COMPONENTS OF PURCHASE PRICE (IN THOUSANDS):
   Company's Series F Convertible Preferred Stock ...........    $  2,935
   Company's note to former shareholders of Telekey .........         150
   Cash payment to former shareholders of Telekey ...........         125
   Direct acquisition costs .................................         111
                                                                 --------
 TOTAL PURCHASE PRICE .......................................       3,321
 ALLOCATION OF PURCHASE PRICE (IN THOUSANDS):
   Cash and cash equivalents ................................         (99)
   Accounts receivable ......................................         (73)
   Other current assets .....................................        (185)
   Property and equipment ...................................        (497)
   Goodwill .................................................      (2,101)
   Intangibles ..............................................      (2,978)
   Current liabilities ......................................       1,594
   Long-term debt, including current maturities .............       1,018
                                                                 --------
                                                                 $     --
                                                                 ========


                                 eGLOBE, INC.
                         UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS - (CONTINUED)


CONNECTSOFT
 COMPONENTS OF PURCHASE PRICE (IN THOUSANDS):
   Company's Series K Convertible Preferred Stock (See B below) .........    $  3,000
   Company's advances converted to investment in Connectsoft ............       1,851
   Direct acquisition costs .............................................         450
                                                                             --------
 TOTAL PURCHASE PRICE ...................................................       5,301
 ALLOCATION OF PURCHASE PRICE (IN THOUSANDS):
   Cash and cash equivalents ............................................         (35)
   Other current assets .................................................         (20)
   Property and equipment ...............................................        (513)
   Intangibles ..........................................................      (9,120)
   Goodwill .............................................................        (993)
   Current liabilities ..................................................       3,516
   Long-term debt .......................................................       1,864
                                                                             --------
                                                                             $     --
                                                                             ========


   (B) As discussed earlier, in August 1999 the Company issued 30 shares of Series K Preferred in exchange for one share of Series G Preferred.



iGLOBE
 COMPONENTS OF PURCHASE PRICE (IN THOUSANDS):
   Company's Series M Convertible Preferred Stock ($9.0 million face value and $643,000
    premium) ..........................................................................     $ 9,643
   Direct acquisition costs ...........................................................         300
                                                                                            --------
 TOTAL PURCHASE PRICE .................................................................       9,943
 ALLOCATION OF PURCHASE PRICE (IN THOUSANDS):
   Deposits ...........................................................................        (900)
   Property and equipment .............................................................      (5,577)
   Intangibles ........................................................................      (2,640)
   Investment in Joint Venture ........................................................      (1,950)
   Goodwill ...........................................................................        (376)
   Current liabilities ................................................................         107
   Notes Payable, including current maturities ........................................       1,393
                                                                                            --------
                                                                                            $    --
                                                                                            ========
ORS
 COMPONENTS OF PURCHASE PRICE (IN THOUSANDS):
   Common stock valued at $3.0 million; however, eliminated in consolidation as LLC
    owns the stock ....................................................................     $    --
                                                                                            --------
 TOTAL PURCHASE PRICE .................................................................          --
 ALLOCATION OF PURCHASE PRICE (IN THOUSANDS):
   Cash ...............................................................................          (3)
   Accounts receivable ................................................................        (483)
   Other current assets ...............................................................        (192)
   Property and equipment .............................................................        (671)
   Intangibles ........................................................................      (1,580)
   Accounts payable ...................................................................          52
   Current liabilities ................................................................         158
   Deferred revenue ...................................................................         389
   Minority interest in LLC ...........................................................       2,330
                                                                                            ---------
                                                                                            $    --
                                                                                            =========



 Proposed Merger with Trans Global Communications, Inc.

     On December 16, 1999, the Company signed a definitive agreement to merge with Trans Global Communications, Inc. ("Trans Global"), a leading provider of international voice and data services to carriers in several markets around the world. Under the proposed merger agreement, the Company will exchange up to 40,000,000 shares of its common stock for the stock of Trans Global. The merger is subject to approval of shareholders of both companies and other regulatory approvals. If the merger is approved, former Trans Global stockholders will own a significant percentage of the Company's shares on a fully diluted basis assuming the conversion of outstanding preferred stock, options and warrants. The companies expect to hold shareholders' meetings and conclude the merger in the first quarter of 2000.

     The merger is expected to be accounted for as a pooling of interests. If the merger is consummated, the Company will restate, retroactively at the effective time of the merger, its consolidated financial statements to include the assets, liabilities, stockholders' equity and results of operations of Trans Global as if the companies had been combined as of the earliest date reported by the combined financial statements.

                                                                   eGLOBE, INC.

                           UNAUDITED PRO FORMA CONDENSED COMBINED BALANCED SHEET
                                                             SEPTEMBER 30, 1999
                                                                 (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                    eGLOBE     TRANS GLOBAL
--------------------------------------------------------------------------------

ASSETS
CURRENT:
 Cash and cash equivalents .....................................................  $    2,562     $2,454
 Short-term investments ........................................................          --      6,280
 Accounts receivable, net ......................................................       8,894      9,369
 Other current assets ..........................................................       1,683      1,959
--------------------------------------------------------------------------------

TOTAL CURRENT ASSETS ...........................................................      13,139     20,062
--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, NET ....................................................      23,783     16,175
GOODWILL, NET ..................................................................       8,808         --
OTHER INTANGIBLES, NET .........................................................      22,031         --
OTHER ASSETS:
 Deposits ......................................................................       1,742         --
 Other assets ..................................................................         686        247
--------------------------------------------------------------------------------

TOTAL OTHER ASSETS .............................................................       2,428        247
--------------------------------------------------------------------------------

TOTAL ASSETS ...................................................................  $   70,189     $36,484
--------------------------------------------------------------------------------

LIABILITIES, MINORITY INTEREST
 IN LLC AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable ..............................................................  $    9,473     $26,343
 Accrued expenses ..............................................................       9,035        708
 Notes payable and line of credit principally related to
  acquisitions .................................................................       2,118         --
 Notes payable and current maturities of long-term debt ........................       4,041      2,033
 Income tax payable ............................................................       1,293         --
 Other current liabilities .....................................................       2,365          9
--------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES ......................................................      28,325     29,093
--------------------------------------------------------------------------------

DEFERRED TAX LIABILITY .........................................................          --        537
LONG-TERM DEBT, NET OF CURRENT MATURITIES ......................................      14,459      5,937
--------------------------------------------------------------------------------

TOTAL LIABILITIES ..............................................................      42,784     35,567
--------------------------------------------------------------------------------

MINORITY INTEREST IN LLC .......................................................       2,329         --
STOCKHOLDERS' EQUITY
 Preferred stock ...............................................................           2         --
 Common stock ..................................................................          21         50
 Additional paid-in capital ....................................................      70,859        132
 Stock to be issued ............................................................      13,912         --
 Retained earnings (deficit) ...................................................     (59,926)       741
 Accumulated other comprehensive income (loss) .................................         208         (6)
--------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY .....................................................      25,076        917
--------------------------------------------------------------------------------

TOTAL LIABILITIES, MINORITY INTEREST IN LLC AND STOCKHOLDERS'
 EQUITY ........................................................................  $   70,189     $36,484
--------------------------------------------------------------------------------




                                                                                    ADJUSTMENTS     PRO FORMA
                                                                                     (NOTE A)       COMBINED
--------------------------------------------------------------------------------

ASSETS
CURRENT:
 Cash and cash equivalents .....................................................   $       --      $   5,016
 Short-term investments ........................................................           --          6,280
 Accounts receivable, net ......................................................           --         18,263
 Other current assets ..........................................................           --          3,642
--------------------------------------------------------------------------------

TOTAL CURRENT ASSETS ...........................................................           --         33,201
--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, NET ....................................................           --         39,958
GOODWILL, NET ..................................................................           --          8,808
OTHER INTANGIBLES, NET .........................................................           --         22,031
OTHER ASSETS:
 Deposits ......................................................................           --          1,742
 Other assets ..................................................................           --            933
--------------------------------------------------------------------------------

TOTAL OTHER ASSETS .............................................................           --          2,675
--------------------------------------------------------------------------------

TOTAL ASSETS ...................................................................   $       --      $ 106,673
--------------------------------------------------------------------------------

LIABILITIES, MINORITY INTEREST
 IN LLC AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable ..............................................................   $       --      $  35,816
 Accrued expenses ..............................................................        2,408 (1)     12,151
 Notes payable and line of credit principally related to
  acquisitions .................................................................           --          2,118
 Notes payable and current maturities of long-term debt ........................           --          6,074
 Income tax payable ............................................................           --          1,293
 Other current liabilities .....................................................           --          2,374
--------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES ......................................................        2,408         59,826
--------------------------------------------------------------------------------

DEFERRED TAX LIABILITY .........................................................           --            537
LONG-TERM DEBT, NET OF CURRENT MATURITIES ......................................           --         20,396
--------------------------------------------------------------------------------

TOTAL LIABILITIES ..............................................................        2,408         80,759
--------------------------------------------------------------------------------

MINORITY INTEREST IN LLC .......................................................           --          2,329
STOCKHOLDERS' EQUITY
 Preferred stock ...............................................................           --              2
 Common stock ..................................................................          (10)(2)         61
 Additional paid-in capital ....................................................           10 (2)     71,001
 Stock to be issued ............................................................           --         13,912
 Retained earnings (deficit) ...................................................       (2,408)(1)    (61,593)
 Accumulated other comprehensive income (loss) .................................           --            202
--------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY .....................................................       (2,408)        23,585
--------------------------------------------------------------------------------

TOTAL LIABILITIES, MINORITY INTEREST IN LLC AND STOCKHOLDERS'
 EQUITY ........................................................................   $       --      $ 106,673
--------------------------------------------------------------------------------


   See notes to unaudited pro forma condensed combined financial statements
                                                                         eGLOBE

                 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                           NINE MONTHS ENDED SEPTEMBER 30, 1999
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                                                                        eGLOBE         TELEKEY
                                                                                     NINE MONTHS      ONE MONTH
                                                                                    ENDED 9/30/99   ENDED 1/31/99
--------------------------------------------------------------------------------

REVENUE ..........................................................................    $  28,136        $ 190
COST OF REVENUE ..................................................................       27,442           59
--------------------------------------------------------------------------------

GROSS PROFIT (LOSS) ..............................................................          694          131
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................       18,393          141
 Research and development ........................................................           --           --
 Depreciation and amortization ...................................................        7,846           16
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................       26,239          157
--------------------------------------------------------------------------------

LOSS FROM OPERATIONS .............................................................      (25,545)         (26)
OTHER INCOME (EXPENSE) ...........................................................       (5,814)          (6)
--------------------------------------------------------------------------------

LOSS BEFORE MINORITY INTEREST IN LOSS OF SUBSIDIARY AND
 TAX BENEFIT .....................................................................      (31,359)         (32)
MINORITY INTEREST IN LOSS OF SUBSIDIARY ..........................................           --           --
TAX BENEFIT ......................................................................           --           --
--------------------------------------------------------------------------------

NET LOSS .........................................................................      (31,359)         (32)
PREFERRED STOCK DIVIDENDS ........................................................       10,783           --
--------------------------------------------------------------------------------

NET LOSS ATTRIBUTABLE TO COMMON STOCK ............................................    $ (42,142)       $ (32)
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................    $   (2.18)          --
 Diluted .........................................................................    $   (2.18)          --
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................       19,375           --
 Diluted .........................................................................       19,375           --
--------------------------------------------------------------------------------




                                                                                     CONNECTSOFT         ORS            iGLOBE
                                                                                     FIVE MONTHS     EIGHT MONTHS    SEVEN MONTHS
                                                                                    ENDED 5/31/99   ENDED 8/31/99   ENDED 7/31/99
--------------------------------------------------------------------------------

REVENUE ..........................................................................    $     73       $ 4,055          $  5,067
COST OF REVENUE ..................................................................          65         3,746             5,220
--------------------------------------------------------------------------------

GROSS PROFIT (LOSS) ..............................................................           8           309              (153)
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................         436           253             4,794
 Research and development ........................................................       1,092            --                --
 Depreciation and amortization ...................................................         129           160             1,411
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................       1,657           413             6,205
--------------------------------------------------------------------------------

LOSS FROM OPERATIONS .............................................................      (1,649)         (104)           (6,358)
OTHER INCOME (EXPENSE) ...........................................................        (162)           (4)             (182)
--------------------------------------------------------------------------------

LOSS BEFORE MINORITY INTEREST IN LOSS OF SUBSIDIARY AND
 TAX BENEFIT .....................................................................      (1,811)         (108)           (6,540)
MINORITY INTEREST IN LOSS OF SUBSIDIARY ..........................................          --            --                --
TAX BENEFIT ......................................................................          --            --                --
--------------------------------------------------------------------------------

NET LOSS .........................................................................      (1,811)         (108)           (6,540)
PREFERRED STOCK DIVIDENDS ........................................................          --            --                --
--------------------------------------------------------------------------------

NET LOSS ATTRIBUTABLE TO COMMON STOCK ............................................    $ (1,811)        $(108)         $ (6,540)
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................          --            --                --
 Diluted .........................................................................          --            --                --
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................          --            --                --
 Diluted .........................................................................          --            --                --
--------------------------------------------------------------------------------




                                                                                                         PRO FORMA
                                                                                       ADJUSTMENTS       (COMPLETED
                                                                                        (NOTE B)       ACQUISITIONS)
--------------------------------------------------------------------------------

REVENUE ..........................................................................   $      (214) (3)    $  37,307
COST OF REVENUE ..................................................................          (214) (4)       36,318
--------------------------------------------------------------------------------

GROSS PROFIT (LOSS) ..............................................................            --               989
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................           148 (5)        24,165
 Research and development ........................................................            --             1,092
 Depreciation and amortization ...................................................         1,793 (6)        11,355
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................         1,941            36,612
--------------------------------------------------------------------------------

LOSS FROM OPERATIONS .............................................................        (1,941)          (35,623)
OTHER INCOME (EXPENSE) ...........................................................           190 (7)        (5,978)
--------------------------------------------------------------------------------

LOSS BEFORE MINORITY INTEREST IN LOSS OF SUBSIDIARY AND
 TAX BENEFIT .....................................................................        (1,751)          (41,601)
MINORITY INTEREST IN LOSS OF SUBSIDIARY ..........................................            38 (8)            38
TAX BENEFIT ......................................................................            --                --
--------------------------------------------------------------------------------

NET LOSS .........................................................................        (1,713)          (41,563)
PREFERRED STOCK DIVIDENDS ........................................................        (4,455) (9)        6,328
--------------------------------------------------------------------------------

NET LOSS ATTRIBUTABLE TO COMMON STOCK ............................................   $     2,742         $ (47,891)
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................            --         $   (2.47)
 Diluted .........................................................................            --         $   (2.47)
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................            --            19,375
 Diluted .........................................................................            --            19,375
--------------------------------------------------------------------------------




                                                                                       TRANS GLOBAL
                                                                                       NINE MONTHS
                                                                                          ENDED          PRO FORMA
                                                                                         9/30/99         COMBINED
--------------------------------------------------------------------------------

REVENUE ..........................................................................    $    83,956       $ 121,263
COST OF REVENUE ..................................................................         80,199         116,517
--------------------------------------------------------------------------------

GROSS PROFIT (LOSS) ..............................................................          3,757           4,746
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................          4,754          28,919
 Research and development ........................................................             --           1,092
 Depreciation and amortization ...................................................          1,726          13,081
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................          6,480          43,092
--------------------------------------------------------------------------------

LOSS FROM OPERATIONS .............................................................         (2,723)        (38,346)
OTHER INCOME (EXPENSE) ...........................................................            368          (5,610)
--------------------------------------------------------------------------------

LOSS BEFORE MINORITY INTEREST IN LOSS OF SUBSIDIARY AND
 TAX BENEFIT .....................................................................         (2,355)        (43,956)
MINORITY INTEREST IN LOSS OF SUBSIDIARY ..........................................             --              38
TAX BENEFIT ......................................................................           (535)           (535)
--------------------------------------------------------------------------------

NET LOSS .........................................................................         (1,820)        (43,383)
PREFERRED STOCK DIVIDENDS ........................................................             --           6,328
--------------------------------------------------------------------------------

NET LOSS ATTRIBUTABLE TO COMMON STOCK ............................................    $    (1,820)      $ (49,711)
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................             --       $   (0.84)
 Diluted .........................................................................             --       $   (0.84)
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................         40,000 (10)     59,375
 Diluted .........................................................................         40,000 (10)     59,375
--------------------------------------------------------------------------------


    See notes to unaudited pro forma condensed combined financial statements
                                                                   eGLOBE, INC.

                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                            NINE MONTHS ENDED SEPTEMBER 30, 1998
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                                                                      eGLOBE        IDX      TELEKEY
--------------------------------------------------------------------------------

REVENUE ..........................................................................  $  23,152    $  1,971    $3,892
COST OF REVENUE ..................................................................     12,557       1,944     1,084
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................     10,595          27     2,808
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................     12,709       2,606     2,249
 Research and development ........................................................         --          --        --
 Depreciation and amortization ...................................................      2,172         412       136
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................     14,881       3,018     2,385
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................     (4,286)     (2,991)      423
OTHER INCOME (EXPENSE)
 Proxy related litigation expenses ...............................................     (3,531)         --        --
 Other income (expense) net ......................................................     (1,532)         26       (42)
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) .....................................................     (5,063)         26       (42)
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE MINORITY INTEREST IN (INCOME) LOSS OF
 SUBSIDIARY AND TAXES ON INCOME ..................................................     (9,349)     (2,965)      381
MINORITY INTEREST IN (INCOME) LOSS OF SUBSIDIARY .................................         --          66       (65)
TAXES ON INCOME ..................................................................      1,500          --        --
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................    (10,849)     (2,899)      316
PREFERRED STOCK DIVIDENDS ........................................................         --          --        --
--------------------------------------------------------------------------------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK ...................................  $ (10,849)   $ (2,899)   $  316
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................  $   (0.62)         --        --
 Diluted .........................................................................  $   (0.62)         --        --
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................     17,595          --        --
 Diluted .........................................................................     17,595          --        --
--------------------------------------------------------------------------------




                                                                                                    ORS
                                                                                                  (NOTE C
                                                                                    CONNECTSOFT    (12))     iGLOBE
--------------------------------------------------------------------------------

REVENUE ..........................................................................   $    216     $3,859     $2,027
COST OF REVENUE ..................................................................        186      2,658      1,559
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................         30      1,201        468
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................      1,855        598        585
 Research and development ........................................................      1,543         --         --
 Depreciation and amortization ...................................................        173        226        647
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................      3,571        824      1,232
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................     (3,541)       377       (764)
OTHER INCOME (EXPENSE)
 Proxy related litigation expenses ...............................................         --         --         --
 Other income (expense) net ......................................................       (283)       147         --
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) .....................................................       (283)       147         --
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE MINORITY INTEREST IN (INCOME) LOSS OF
 SUBSIDIARY AND TAXES ON INCOME ..................................................     (3,824)       524       (764)
MINORITY INTEREST IN (INCOME) LOSS OF SUBSIDIARY .................................         --         --         --
TAXES ON INCOME ..................................................................         --         --         --
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................     (3,824)       524       (764)
PREFERRED STOCK DIVIDENDS ........................................................         --         --         --
--------------------------------------------------------------------------------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK ...................................   $ (3,824)    $  524     $ (764)
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................         --         --         --
 Diluted .........................................................................         --         --         --
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................         --         --         --
 Diluted .........................................................................         --         --         --
--------------------------------------------------------------------------------




                                                                                                           PRO FORMA
                                                                                        ADJUSTMENTS        (COMPLETED
                                                                                         (NOTE C)        ACQUISITIONS)
--------------------------------------------------------------------------------

REVENUE ..........................................................................     $  8  (14)         $   35,125
COST OF REVENUE ..................................................................          (116) (15)        19,872
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................           124              15,253
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................           897 (16)         21,499
 Research and development ........................................................            --               1,543
 Depreciation and amortization ...................................................         6,471 (17)         10,237
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................         7,368              33,279
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................        (7,244)            (18,026)
OTHER INCOME (EXPENSE)
 Proxy related litigation expenses ...............................................            --              (3,531)
 Other income (expense) net ......................................................          (334) (18)        (2,018)
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) .....................................................          (334)             (5,549)
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE MINORITY INTEREST IN (INCOME) LOSS OF
 SUBSIDIARY AND TAXES ON INCOME ..................................................        (7,578)            (23,575)
MINORITY INTEREST IN (INCOME) LOSS OF SUBSIDIARY .................................            16 (19)             17
TAXES ON INCOME ..................................................................            --               1,500
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................        (7,562)            (25,058)
PREFERRED STOCK DIVIDENDS ........................................................         6,846 (21)          6,846
--------------------------------------------------------------------------------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK ...................................     $ (14,408)         $  (31,904)
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................            --          $    (1.79)
 Diluted .........................................................................            --          $    (1.79)
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................           204 (22)         17,799
 Diluted .........................................................................           204 (22)         17,799
--------------------------------------------------------------------------------




                                                                                                         PRO FORMA
                                                                                       TRANS GLOBAL      COMBINED
--------------------------------------------------------------------------------

REVENUE ..........................................................................    $    58,952       $  94,077
COST OF REVENUE ..................................................................         51,977          71,849
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................          6,975          22,228
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................          3,552          25,051
 Research and development ........................................................             --           1,543
 Depreciation and amortization ...................................................          1,048          11,285
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................          4,600          37,879
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................          2,375         (15,651)
OTHER INCOME (EXPENSE)
 Proxy related litigation expenses ...............................................             --          (3,531)
 Other income (expense) net ......................................................            242          (1,776)
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) .....................................................            242          (5,307)
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE MINORITY INTEREST IN (INCOME) LOSS OF
 SUBSIDIARY AND TAXES ON INCOME ..................................................          2,617         (20,958)
MINORITY INTEREST IN (INCOME) LOSS OF SUBSIDIARY .................................             --              17
TAXES ON INCOME ..................................................................          1,019           2,519
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................          1,598         (23,460)
PREFERRED STOCK DIVIDENDS ........................................................             --           6,846
--------------------------------------------------------------------------------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK ...................................    $     1,598       $ (30,306)
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................             --       $   (0.52)
 Diluted .........................................................................             --       $   (0.52)
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................         40,000 (23)     57,799
 Diluted .........................................................................         40,000 (23)     57,799
--------------------------------------------------------------------------------


    See notes to unaudited pro forma condensed combined financial statements
                                                                   eGLOBE, INC.

                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                           TWELVE MONTHS ENDED DECEMBER 31, 1998
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                                                                        eGLOBE
                                                                                        TWELVE          IDX
                                                                                        MONTHS        ELEVEN
                                                                                        ENDED         MONTHS
                                                                                       12/31/98        ENDED
                                                                                    (NOTE C (13))    11/30/98
--------------------------------------------------------------------------------

REVENUE ..........................................................................    $  30,030      $  2,795
COST OF REVENUE ..................................................................       16,806         3,176
--------------------------------------------------------------------------------

GROSS PROFIT (LOSS) ..............................................................       13,224          (381)
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................       18,070         3,011
 Research and development ........................................................           --            --
 Depreciation and amortization ...................................................        3,070           510
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................       21,140         3,521
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................       (7,916)       (3,902)
OTHER INCOME (EXPENSE)
 Proxy related litigation expenses ...............................................       (3,647)           --
 Other income (expense) net ......................................................       (1,981)          358
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) .....................................................       (5,628)          358
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE MINORITY INTEREST IN
 (INCOME) LOSS OF SUBSIDIARY AND TAXES ON
 INCOME ..........................................................................      (13,544)       (3,544)
MINORITY INTEREST IN (INCOME) LOSS OF SUBSIDIARY.                                            --            --
TAXES ON INCOME ..................................................................        1,500            --
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................      (15,044)       (3,544)
PREFERRED STOCK DIVIDENDS ........................................................           --            --
--------------------------------------------------------------------------------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK                                        $ (15,044)     $ (3,544)
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................    $   (0.85)           --
 Diluted .........................................................................    $   (0.85)           --
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................       17,737
 Diluted .........................................................................       17,737
--------------------------------------------------------------------------------




                                                                                     TELEKEY   CONNECTSOFT        ORS
                                                                                     TWELVE       TWELVE     TWELVE MONTHS
                                                                                     MONTHS       MONTHS         ENDED
                                                                                      ENDED       ENDED         12/31/98
                                                                                    12/31/98     12/31/98    (NOTE C (12))
--------------------------------------------------------------------------------

REVENUE ..........................................................................   $4,705     $    288         $5,094
COST OF REVENUE ..................................................................    1,294          248          3,657
--------------------------------------------------------------------------------

GROSS PROFIT (LOSS) ..............................................................    3,411           40          1,437
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................    2,811        2,473            834
 Research and development ........................................................       --        2,057             --
 Depreciation and amortization ...................................................      192          231            302
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................    3,003        4,761          1,136
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................      408       (4,721)           301
OTHER INCOME (EXPENSE)
 Proxy related litigation expenses ...............................................       --           --             --
 Other income (expense) net ......................................................      (61)        (377)           227
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) .....................................................      (61)        (377)           227
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE MINORITY INTEREST IN
 (INCOME) LOSS OF SUBSIDIARY AND TAXES ON
 INCOME ..........................................................................      347       (5,098)           528
MINORITY INTEREST IN (INCOME) LOSS OF SUBSIDIARY.                                       (59)          --             --
TAXES ON INCOME ..................................................................       --           --             --
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................      288       (5,098)           528
PREFERRED STOCK DIVIDENDS ........................................................       --           --             --
--------------------------------------------------------------------------------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK                                       $  288     $ (5,098)        $  528
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................       --           --             --
 Diluted .........................................................................       --           --             --
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................
 Diluted .........................................................................
--------------------------------------------------------------------------------




                                                                                      iGLOBE
                                                                                      TWELVE
                                                                                      MONTHS
                                                                                       ENDED         ADJUSTMENTS
                                                                                     12/31/98         (NOTE C)
--------------------------------------------------------------------------------

REVENUE ..........................................................................   $  2,703        $   (121) (14)
COST OF REVENUE ..................................................................      2,079             (65) (15)
--------------------------------------------------------------------------------

GROSS PROFIT (LOSS) ..............................................................        624             (56)
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................        780             230 (16)
 Research and development ........................................................         --              --
 Depreciation and amortization ...................................................        862           8,302 (17)
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................      1,642           8,532
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................     (1,018)         (8,588)
OTHER INCOME (EXPENSE)
 Proxy related litigation expenses ...............................................         --              --
 Other income (expense) net ......................................................         --            (749) (18)
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) .....................................................         --            (749)
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE MINORITY INTEREST IN
 (INCOME) LOSS OF SUBSIDIARY AND TAXES ON
 INCOME ..........................................................................     (1,018)         (9,337)
MINORITY INTEREST IN (INCOME) LOSS OF SUBSIDIARY.                                          --              95 (19)
TAXES ON INCOME ..................................................................         --              21 (20)
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................     (1,018)         (9,263)
PREFERRED STOCK DIVIDENDS ........................................................         --           7,596 (21)
--------------------------------------------------------------------------------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK                                       $ (1,018)       $(16,859)
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................         --              --
 Diluted .........................................................................         --              --
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................                        204 (22)
 Diluted .........................................................................                        204 (22)
--------------------------------------------------------------------------------




                                                                                      PRO FORMA        TRANS GLOBAL
                                                                                      (COMPLETED      TWELVE MONTHS
                                                                                    ACQUISITIONS)     ENDED 12/31/98
--------------------------------------------------------------------------------

REVENUE ..........................................................................    $  45,494       $    85,119
COST OF REVENUE ..................................................................       27,195            76,240
--------------------------------------------------------------------------------

GROSS PROFIT (LOSS) ..............................................................       18,299             8,879
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................       28,209             5,273
 Research and development ........................................................        2,057                --
 Depreciation and amortization ...................................................       13,469             1,514
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................       43,735             6,787
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................      (25,436)            2,092
OTHER INCOME (EXPENSE)
 Proxy related litigation expenses ...............................................       (3,647)               --
 Other income (expense) net ......................................................       (2,583)              449
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) .....................................................       (6,230)              449
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE MINORITY INTEREST IN
 (INCOME) LOSS OF SUBSIDIARY AND TAXES ON
 INCOME ..........................................................................      (31,666)            2,541
MINORITY INTEREST IN (INCOME) LOSS OF SUBSIDIARY.                                            36                --
TAXES ON INCOME ..................................................................        1,521             1,135
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................      (33,151)            1,406
PREFERRED STOCK DIVIDENDS ........................................................        7,596                --
--------------------------------------------------------------------------------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK                                        $ (40,747)      $     1,406
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................    $   (2.27)               --
 Diluted .........................................................................    $   (2.27)               --
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................       17,941            40,000 (23)
 Diluted .........................................................................       17,941            40,000 (23)
--------------------------------------------------------------------------------




                                                                                     PRO FORMA
                                                                                     COMBINED
--------------------------------------------------------------------------------

REVENUE ..........................................................................  $ 130,613
COST OF REVENUE ..................................................................    103,435
--------------------------------------------------------------------------------

GROSS PROFIT (LOSS) ..............................................................     27,178
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................     33,482
 Research and development ........................................................      2,057
 Depreciation and amortization ...................................................     14,983
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................     50,522
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................    (23,344)
OTHER INCOME (EXPENSE)
 Proxy related litigation expenses ...............................................     (3,647)
 Other income (expense) net ......................................................     (2,134)
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) .....................................................     (5,781)
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE MINORITY INTEREST IN
 (INCOME) LOSS OF SUBSIDIARY AND TAXES ON
 INCOME ..........................................................................    (29,125)
MINORITY INTEREST IN (INCOME) LOSS OF SUBSIDIARY.                                          36
TAXES ON INCOME ..................................................................      2,656
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................    (31,745)
PREFERRED STOCK DIVIDENDS ........................................................      7,596
--------------------------------------------------------------------------------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK                                      $ (39,341)
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................  $   (0.68)
 Diluted .........................................................................  $   (0.68)
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................     57,941
 Diluted .........................................................................     57,941
--------------------------------------------------------------------------------


    See notes to unaudited pro forma condensed combined financial statements
                                                                   eGLOBE, INC.

                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                              TWELVE MONTHS ENDED MARCH 31, 1998
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                                                                        eGLOBE
                                                                                     TWELVE MONTHS
                                                                                         ENDED
                                                                                    MARCH 31, 1998
--------------------------------------------------------------------------------

REVENUE ..........................................................................    $  33,123
--------------------------------------------------------------------------------

COST OF REVENUE ..................................................................       18,867
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................       14,256
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................       14,048
 Research and development ........................................................        3,139
 Depreciation and amortization ...................................................        2,770
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................       19,957
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................       (5,701)
--------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
 Other income (expense) ..........................................................       (2,048)
 Proxy related litigation expense ................................................       (3,901)
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) .....................................................       (5,949)
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE TAXES ON INCOME .............................................      (11,650)
TAXES ON INCOME ..................................................................        1,640
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................    $ (13,290)
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................    $   (0.78)
 Diluted .........................................................................    $   (0.78)
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................       17,082
 Diluted .........................................................................       17,082




                                                                                       TRANS GLOBAL
                                                                                      TWELVE MONTHS
                                                                                          ENDED            ADJUSTMENTS
                                                                                    DECEMBER 31, 1997        (NOTE E)
--------------------------------------------------------------------------------

REVENUE ..........................................................................       $46,473          $        --
--------------------------------------------------------------------------------

COST OF REVENUE ..................................................................        39,886                   --
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................         6,587                   --
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................         3,206                   --
 Research and development ........................................................            --                   --
 Depreciation and amortization ...................................................           758
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................         3,964                   --
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................         2,623                   --
--------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
 Other income (expense) ..........................................................          (269)                  --
 Proxy related litigation expense ................................................            --                   --
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) .....................................................          (269)                  --
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE TAXES ON INCOME .............................................         2,354                   --
TAXES ON INCOME ..................................................................           789                   --
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................       $ 1,565          $        --
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................            --                   --
 Diluted .........................................................................            --                   --
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................            --               40,000 (25)
 Diluted .........................................................................            --               40,000 (25)




                                                                                     PRO FORMA
                                                                                      COMBINED
--------------------------------------------------------------------------------

REVENUE ..........................................................................   $  79,596
--------------------------------------------------------------------------------

COST OF REVENUE ..................................................................      58,753
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................      20,843
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................      17,254
 Research and development ........................................................       3,139
 Depreciation and amortization ...................................................       3,528
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................      23,921
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................      (3,078)
--------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
 Other income (expense) ..........................................................      (2,317)
 Proxy related litigation expense ................................................      (3,901)
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) .....................................................      (6,218)
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE TAXES ON INCOME .............................................      (9,296)
TAXES ON INCOME ..................................................................       2,429
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................   $ (11,725)
--------------------------------------------------------------------------------

NET LOSS PER SHARE
 Basic ...........................................................................   $   (0.21)
 Diluted .........................................................................   $   (0.21)
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................      57,082
 Diluted .........................................................................      57,082


    See notes to unaudited pro forma condensed combined financial statements
                                                                    eGLOBE, INC.

                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                              TWELVE MONTHS ENDED MARCH 31, 1997
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                                                                        eGLOBE
                                                                                     TWELVE MONTHS
                                                                                         ENDED
                                                                                    MARCH 31, 1997
--------------------------------------------------------------------------------

REVENUE ..........................................................................     $ 33,994
--------------------------------------------------------------------------------

COST OF REVENUE ..................................................................       17,914
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................       16,080
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................       11,916
 Depreciation and amortization ...................................................        1,741
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................       13,657
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................        2,423
--------------------------------------------------------------------------------

OTHER INCOME (EXPENSE) ...........................................................       (1,401)
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE TAXES (BENEFIT) ON INCOME .                                          1,022
TAXES (BENEFIT) ON INCOME ........................................................          248
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................     $    774
--------------------------------------------------------------------------------

NET INCOME PER SHARE
 Basic ...........................................................................     $   0.05
 Diluted .........................................................................     $   0.05
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................       15,861
 Diluted .........................................................................       16,159




                                                                                       TRANS GLOBAL
                                                                                      TWELVE MONTHS
                                                                                          ENDED            ADJUSTMENTS
                                                                                    DECEMBER 31, 1996        (NOTE F)
--------------------------------------------------------------------------------

REVENUE ..........................................................................       $4,169           $        --
--------------------------------------------------------------------------------

COST OF REVENUE ..................................................................        3,877                    --
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................          292                    --
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................          468                    --
 Depreciation and amortization ...................................................          185                    --
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................          653                    --
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................         (361)                   --
--------------------------------------------------------------------------------

OTHER INCOME (EXPENSE) ...........................................................          (52)                   --
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE TAXES (BENEFIT) ON INCOME .                                           (413)                   --
TAXES (BENEFIT) ON INCOME ........................................................         (137)                   --
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................       $ (276)          $        --
--------------------------------------------------------------------------------

NET INCOME PER SHARE
 Basic ...........................................................................       $ 0.01                    --
 Diluted .........................................................................       $ 0.01                    --
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................           --                40,000 (26)
 Diluted .........................................................................           --                40,000 (26)




                                                                                    PRO FORMA
                                                                                    COMBINED
--------------------------------------------------------------------------------

REVENUE ..........................................................................  $ 38,163
--------------------------------------------------------------------------------

COST OF REVENUE ..................................................................    21,791
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................    16,372
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................    12,384
 Depreciation and amortization ...................................................     1,926
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................    14,310
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................     2,062
--------------------------------------------------------------------------------

OTHER INCOME (EXPENSE) ...........................................................    (1,453)
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE TAXES (BENEFIT) ON INCOME .                                         609
TAXES (BENEFIT) ON INCOME ........................................................       111
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................  $    498
--------------------------------------------------------------------------------

NET INCOME PER SHARE
 Basic ...........................................................................  $   0.01
 Diluted .........................................................................  $   0.01
--------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...........................................................................    55,861
 Diluted .........................................................................    56,159


   See notes to unaudited pro forma condensed combined financial statements.

                                  eGLOBE, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE A. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1999

     The following pro forma adjustments to the condensed combined balance sheet are as if the Trans Global acquisition had been completed as of September 30, 1999 and are not indicative of what would have occurred if the merger actually had been completed as of such date.



 (1)        To accrue for costs associated with the merger                                        $2,408
                                                                                                  ======
 (2)        To reclass the par value of the shares of Trans Global Common Stock to additional
            paid-in capital, net of the par value of the newly issued eGlobe common stock         $  (10)
                                                                                                  ======

NOTE  B. UNAUDITED  PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
       NINE MONTHS ENDED SEPTEMBER 30, 1999

     The following pro forma adjustments to the condensed combined statements of operations are as if eGlobe's acquisitions and related transactions had been completed at the beginning of the fiscal period presented and are not indicative of what would have occurred had the acquisitions actually been made as of such date. ORS was acquired in September 1999, iGLOBE was acquired effective August 1999, Connectsoft was acquired in June 1999 and Telekey was acquired in February 1999; therefore, the results of operations of ORS for the month of September 1999, the results of operations of iGLOBE for August through September 1999, the results of operations of Connectsoft for June through September 1999 and the results of operations of Telekey for February through September 1999 are included in the historical results of eGlobe for the nine months ended September 30, 1999. The results of operations of Trans Global for January through September 1999 are included in the Unaudited Pro Forma Condensed Combined Statement of Operations. The results of operations of Coast for January through September 1999 are not included in the pro forma adjustments due to the recent completion of the acquisition and it is not significant to the Unaudited Pro Forma Condensed Combined Financial Statements.




 (3)        Adjustments to revenue:
            Elimination of iGLOBE billings to the Company                                            $ (214)
                                                                                                     ======
 (4)        Adjustment to cost of revenue:
            Elimination of iGLOBE billings to the Company                                            $ (214)
                                                                                                     ======
 (5) Adjustments to selling, general and administrative expenses:
            Adjustment for the incremental increase in Connectsoft management compensation           $   72
            Adjustment for various general and administrative services provided by Oasis to
            ORS not reflected in statement of operations                                                 76
                                                                                                     ------
                                                                                                     $  148
                                                                                                     ======
 (6) Adjustments to depreciation and amortization expenses:
            One month of amortization of identifiable intangibles acquired in the Telekey
            purchase (3-7 year straight-line amortization)                                           $   47
            One month of amortization of costs in excess of net assets acquired in the Telekey
            purchase (7 year straight-line amortization)                                                 25
            Five months of amortization of identifiable intangibles acquired in the Connectsoft
            purchase (3-5 year straight-line amortization)                                              779
            Five months of amortization of costs in excess of net assets acquired in the
            Connectsoft purchase (7 year straight-line amortization)                                     59
            Seven months of amortization of identifiable intangibles acquired in the iGLOBE
            purchase (3 year straight-line amortization)                                                513

                                 eGLOBE, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


            Seven months of amortization of cost in excess of net assets acquired in the
            iGLOBE purchase (7 year straight-line amortization)                                               31
            Eight months of amortization of identifiable intangibles acquired in the ORS
            purchase (3-5 year straight-line amortization)                                                   339
                                                                                                             ---
                                                                                                         $ 1,793
                                                                                                         =======
      (7) Adjustments to other income (expenses):
            Interest on $0.5 million note payable to seller of Connectsoft                               $   (30)
            Interest on $0.451 million Oasis note                                                             (9)
            Reverse interest recorded on $0.4184 million IDX notes subsequently exchanged
            for Series I Preferred Stock                                                                     182
            Reverse interest recorded on $.418 million IDX note paid by issuance of common
            stock                                                                                             14
            Reverse interest recorded on $0.5 million UCI note originally due June 1999 as
            reflected in the December 31, 1998 pro forma adjustments                                          20
            Reverse interest recorded on $1.0 million IDX note due February 1999 as
            reflected in the December 31, 1998 pro forma adjustments                                          13
                                                                                                         ---------
                                                                                                         $   190
                                                                                                         =========
      (8)   Adjustment to record 10% minority interest in LLC's loss owned by Oasis                      $    38
                                                                                                         =========
      (9) Adjustment to preferred stock dividends:
            Eight months dividend on 5% Series K Preferred (exchanged for 6% Series G
            Preferred Stock issued in Connectsoft acquisition)                                           $   100
            Accrued dividend on Series I Preferred Stock                                                     187
            Nine months dividend on 20% Series M Preferred                                                 1,350
            Less dividend to IDX stockholders related to the renegotiation of the purchase
            agreement                                                                                     (6,092)
                                                                                                         ---------
                                                                                                         $(4,455)
                                                                                                         =========
   (10)     Adjustment to the basic weighted average number of shares outstanding of 19,375 (in thousands) as if the Trans Global merger had been completed at the beginning of the period presented:
            Issuance of additional common stock expected to be issued in connection with the
            merger                                                                                        40,000
                                                                                                         =========
   (11)     Convertible preferred stock was not included in diluted (loss) per share due to eGlobe recording a loss for the period presented. The following table reflects the shares of common stock that would have been issuable upon conversion as of September 30,
            1999. In January 2000, the Series F Preferred Stock was converted into common stock.
            Series H Preferred Stock                                                                       3,263
            Series I Preferred Stock, including payment of accrued dividends                               1,521
            Series F Preferred Stock                                                                       1,814
            Series K Preferred Stock                                                                       1,923
            Series M Preferred Stock                                                                       3,774
                                                                                                         ---------
                                                                                                          12,295
                                                                                                         =========

                                 eGLOBE, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE  C. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE
       NINE MONTHS ENDED SEPTEMBER 30, 1998 AND THE TWELVE MONTHS ENDED DECEMBER 31, 1998



(12)       ORS' statements of operations for the nine months ended September 30,
           1998 and the twelve  months ended  December 31, 1998  consists of the statement  of  operations  for the  period  June  1,  1998  (date  of
           inception)   through  September  30,  1998  plus  revenue  and  costs
           associated with the ORS  predecessor  line of business for the period
           January 1, 1998  through  May 31, 1998 to reflect the period when ORS was part of Oasis.
(13)       Effective  with the period  ended  December  31,  1998,  the  Company changed  from a March 31 to a  December  31  fiscal  year  end.  As a result,  the following  table is required to reflect twelve months of operations:

                                                                    eGLOBE, INC.

                                          NOTES TO UNAUDITED PRO FORMA CONDENSED
                                                   COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                                                                       NINE        THREE        TWELVE
                                                                                      MONTHS       MONTHS       MONTHS
                                                                                       ENDED       ENDED        ENDED
                                                                                     12/31/98     3/31/98      12/31/98
--------------------------------------------------------------------------------

REVENUE ..........................................................................   $ 22,491    $  7,539     $  30,030
COST OF REVENUE ..................................................................     12,619       4,187        16,806
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................      9,872       3,352        13,224
COST AND EXPENSES:
 Selling, general and administrative .............................................     13,555       4,515        18,070
 Depreciation and amortization ...................................................      2,256         814         3,070
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................     15,811       5,329        21,140
--------------------------------------------------------------------------------

LOSS FROM OPERATIONS .............................................................     (5,939)     (1,977)       (7,916)
OTHER INCOME (EXPENSES):
 Other expense ...................................................................     (1,031)       (950)       (1,981)
 Proxy related litigation expense ................................................       (120)     (3,527)       (3,647)
--------------------------------------------------------------------------------

TOTAL OTHER EXPENSES .............................................................     (1,151)     (4,477)       (5,628)
--------------------------------------------------------------------------------

LOSS BEFORE TAXES ON INCOME ......................................................     (7,090)     (6,454)      (13,544)
INCOME TAX EXPENSE ...............................................................         --       1,500         1,500
--------------------------------------------------------------------------------

NET LOSS .........................................................................   $ (7,090)   $ (7,954)    $ (15,044)
--------------------------------------------------------------------------------


     UCI was acquired on December 31, 1998 and had minimal operations which have not been reflected on the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998. However, the reoccurring effect of goodwill amortization related to the UCI acquisition has been included in the Unaudited Pro Forma Condensed Combined Statement of Operations.


     The following pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations are as if the acquisitions and related transactions had been completed at the beginning of the periods presented and are not indicative of what would have occurred had the Company's acquisitions and related transactions actually been made at such date. IDX was acquired on December 2, 1998; therefore, the results of operations of IDX for the month of December 1998 are included in the historical results of the Company for the twelve months ended December 31, 1998. The historical results of Trans Global for the nine months ended September 30, 1998 and twelve months ended December 31, 1998 are included in the Unaudited Pro Forma Condensed Combined Statements of Operations. The results of operations of Coast for the periods presented are not included in the pro forma adjustments due to the recent conclusion of the acquisition and it is not significant to the Unaudited Pro Forma Condensed Combined Financial Statements.

                                                                    eGLOBE, INC.

                                          NOTES TO UNAUDITED PRO FORMA CONDENSED
                                                   COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)





                                                                                                  NINE MONTHS   TWELVE MONTHS
                                                                                                     ENDED          ENDED
                                                                                                    9/30/98       12/31/98
                                                                                                 ------------- --------------
(14)     Adjustments to revenue:
           Elimination of IDX billings to eGlobe                                                    $   --         $  (41)
           Adjustment to revenue to give the effect to IDX's purchase of a subsidiary in April
             1998 and its sale of another subsidiary in November 1998 as if the purchase and sale
             had been completed at the beginning of the periods presented                                8            (80)
                                                                                                    ------         ------
                                                                                                    $    8         $ (121)
                                                                                                    ======         ======
(15)     Adjustments to cost of revenue:
           Elimination of IDX billings to eGlobe                                                    $   --         $  (41)
           Adjustment to cost of revenue to give the effect to IDX's purchase of a subsidiary in
             April 1998 and its sale of another subsidiary in November 1998 as if the purchase
             and sale had been completed at the beginning of the periods presented                    (116)           (24)
                                                                                                    ------         ------
                                                                                                    $ (116)        $  (65)
                                                                                                    ======         ======
(16)     Adjustments to selling, general and administrative expenses:
           Adjustment for the incremental increase in IDX and Telekey management
             compensation                                                                           $   59         $   78
           Adjustment for the incremental increase in Connectsoft management compensation              129            173
           Adjustment for deferred compensation related to IDX purchase                                450             --
           Adjustment for deferred compensation related to Telekey purchase                            338            232
           Adjustment to give effect to IDX's purchase of a subsidiary in April 1998 and its sale of another subsidiary in November 1998 as if the purchase and sale had been
             completed at the beginning of the periods presented                                      (207)          (423)
           Adjustment for various general and administrative services provided by Oasis to ORS
             not reflected in ORS' statements of operations                                            128            170
                                                                                                    ------         ------
                                                                                                    $  897         $  230
                                                                                                    ======         ======
(17) Adjustments to depreciation and amortization expenses:
         Amortization   for  nine  months  and  eleven  months  of  identifiable
           intangibles  acquired in the IDX purchase which was effective  December 2,
           1998 (1-4 year straight-line amortization)                                               $2,160         $2,640
         Amortization of original cost in excess of net assets (including value related to stockholder approval in June 1999 of the increase in conversion IDX purchase feature) acquired in the which was effective December 2, 1998 (7 years straight-line
           amortization)                                                                               771            943
         Amortization of identifiable intangibles acquired in the UCI purchase which was
           effective December 31, 1998 (2 year straight-line amortization)                             245            327
         Amortization of original cost in excess of net assets acquired in the UCI purchase
           which was effective December 31, 1998 (7 year straight-line amortization)                    51             68
         Amortization of identifiable intangibles acquired in the Telekey purchase (3-5 year
           straight-line amortization)                                                                 428            570
         Amortization of original cost in excess of net assets acquired in the Telekey purchase
           (7 year straight-line amortization)                                                         225            300
         Amortization of intangibles acquired in the Connectsoft purchase (3-5 year
           straight-line amortization)                                                               1,403          1,870
         Amortization of cost in excess of net assets acquired in the Connectsoft purchase (7
           year straight-line amortization)                                                            106            142

                                                                    eGLOBE, INC.

                                          NOTES TO UNAUDITED PRO FORMA CONDENSED
                                                   COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)





                                                                                                    NINE MONTHS   TWELVE MONTHS
                                                                                                       ENDED          ENDED
                                                                                                      9/30/98       12/31/98
                                                                                                   ------------- --------------
         Amortization of identifiable intangibles acquired in the ORS purchase (3-5 year
         straight line amortization)                                                                      381            508
         Amortization of identifiable intangibles acquired in the iGLOBE purchase (3 year
         straight line amortization)                                                                      660            880
         Amortization of cost in excess of net assets acquired in the iGLOBE purchase (7 year
         straight-line amortization)                                                                       41             54
                                                                                                     --------       --------
                                                                                                     $  6,471       $  8,302
                                                                                                     ========       ========
(18)     Adjustments to other income (expense):
         Adjustment  to  revenue  to give  the  effect  to IDX's  purchase  of a subsidiary in April 1998 and its sale of another subsidiary in November
         1998 as if the purchase and sale
         had been completed at the beginning of the periods presented                                $      9       $   (411)
         Interest on $0.5 million UCI note @8% originally due 6/99                                        (20)           (20)
         Interest on $0.5 million UCI note @8% due 5/2000                                                 (30)           (40)
         Interest on $1.0 million IDX note @7.75% due 2/99                                                (19)           (19)
         Additional interest recorded for value of 50,000 warrants issued in connection with
         the UCI purchase                                                                                 (43)           (43)
         Interest on $0.5 million note payable to seller of Connectsoft                                   (30)           (40)
         Interest on $0.451 million Oasis note @8% due in six quarterly installments                      (20)           (26)
         Less other income related to guaranteed reimbursement of expenses by Oasis' parent to
         ORS                                                                                             (181)          (181)
                                                                                                     --------       --------
                                                                                                         (334)          (780)
         Less interest expense recorded by eGlobe in the historical results of operations for the
         periods presented                                                                                 --             31
                                                                                                     --------       --------
                                                                                                     $   (334)      $   (749)
                                                                                                     ========       ========
(19)     Adjustments to minority interests in (income) loss of subsidiaries:  To reverse  the  minority  interest  in  income  of  Telekey,  because  in connection  with the  acquisition  of Telekey by the  Company,  the 20%
         minority interest in Telekey, L.L.C.
         was acquired by Telekey.                                                                    $     65       $     59
         To reverse the minority interest in loss of IDX's subsidiary which was sold in 11/98             (66)            --
         To record 10% minority interest in LLC's (income) loss owned by Oasis.                            17             36
                                                                                                     --------       --------
                                                                                                     $     16       $     95
                                                                                                     ========       ========
(20)     To reflect income taxes (Telekey was previously an S-corporation) at 6%
         as  Georgia  does not  allow for a  consolidated  filing.  The  Telekey federal taxable income can be
         offset with the Company's current period loss.                                              $     --       $     21
                                                                                                     ========       ========
         No tax provision has been  reflected  for IDX or  Connectsoft  as these companies had book and tax net losses.  No provision has been reflected for ORS as the  federal and state  taxable  income of ORS can be offset with the Company's current period losses.
(21)     To reflect the  preferred  stock  dividends  associated  with these  eGlobe transactions:
         Annual dividend on Series K Preferred Stock                                                 $    113       $    150
         Annual dividend on the Series I Preferred                                                        240            320
         Dividend to IDX stockholders related to renegotiation of purchase agreement                    6,092          6,092
         Dividend reduction related to December 1999 IDX renegotiation                                 (1,500)        (1,500)
         Annual dividend on Series M Preferred Stock, net of premium amortization of $643                 868          1,157
         Dividend to iGLOBE stockholders related to Series M conversion feature                         1,033          1,377
                                                                                                     --------       --------
                                                                                                     $  6,846       $  7,596
                                                                                                     ========       ========

                                                                    eGLOBE, INC.

                                          NOTES TO UNAUDITED PRO FORMA CONDENSED
                                                   COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                                   NINE MONTHS   TWELVE MONTHS
                                                                                                      ENDED          ENDED
                                                                                                     9/30/98       12/31/98
                                                                                                  ------------- --------------
(22)     Adjustment to the basic weighted average number of shares outstanding of 17,595 (in thousands) as of September 30, 1998 and 17,737 (in thousands) shares as of December 31,
         1998  as if the  acquisitions  and  the  IDX  renegotiations  had  been completed at the beginning of the periods presented:
           Issuance of common stock in payment of $0.4 million IDX note                                  141           141
           Issuance of common stock in UCI purchase                                                       63            63
                                                                                                         ---           ---
                                                                                                         204           204
                                                                                                         ===           ===
(23)     Adjustment to the basic weighted average number of shares outstanding as if the Trans
           Global merger had been completed at the beginning of the periods presented:
           Issuance of additional common stock expected to be issued in connection with the
             merger.                                                                                  40,000        40,000
                                                                                                      ======        ======
(24)     Convertible preferred stock and convertible notes were not included in diluted earnings
           (loss) per share due to eGlobe recording a loss for the periods presented. The following table reflects the shares of common stock that would have been issuable upon conversion [SERIES H AND I TO BE UPDATED BY THE COMPANY]:
             Series H Preferred Stock                                                                  3,263         3,263
             Series I Preferred Stock, including payment of accrued dividend                           1,413         1,440
             Convertible $1.0 million IDX note payable, including interest (Converted in 1999)           474           474
             Series F Preferred Stock                                                                  1,814         1,814
             Series K Preferred Stock                                                                  1,923         1,923
             Series M Prefered Stock                                                                   3,774         3,774
                                                                                                      ------        ------
                                                                                                      12,661        12,688
                                                                                                      ======        ======

NOTE D. CONTINGENCIES AFTER THE TRANS GLOBAL MERGER

     The following adjustments to the pro forma basic net loss per share are to reflect the following: (1) the issuance of additional shares of Series F Preferred Stock and IDX warrants which would have occurred if Telekey and IDX, respectively, had met their earn-out formulas at the beginning of the periods presented; (2) the additional shares of common stock to be issued to UCI shareholders assuming UCI had met its earn-out provision; (3) the estimated additional compensation expense related to the Telekey stockholders' grant of shares under the original agreements; (4) the assumption that the Company's common stock met the guaranteed trading price of $8.00 per share for UCI related shares and $4.00 for the Telekey related shares and (5) the assumption that ORS met its earn-out formulas and Oasis exchanged its ownership in the LLC for the Company's common stock and warrants at the beginning of the periods presented. The increase in goodwill amortization expense is the result of additional goodwill recorded as a result of the above issuances amortized over 7 years using straight-line amortization. It is assumed that the warrants related to the IDX and ORS earn-outs are exercised at the beginning of the period presented. In addition, if the Company's common stock does not trade at the guaranteed trading prices for UCI related shares and, subject to UCI meeting its earn-out objectives, the Company will be required to issue additional shares of common stock and the estimated goodwill amortization reflected below will change.

                                                                    eGLOBE, INC.

                                          NOTES TO UNAUDITED PRO FORMA CONDENSED
                                                   COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE D. CONTINGENCIES AFTER THE TRANS GLOBAL MERGER (CONT'D)

     The final purchase price allocations will be determined when certain contingencies are resolved as discussed earlier and additional information becomes available. This is not indicative of what would have occurred had the acquisitions actually been completed as of such date.


                                                                  NINE MONTHS     NINE MONTHS     TWELVE MONTHS
                                                                     ENDED           ENDED            ENDED
                                                                    9/30/99         9/30/98         12/31/98
                                                                 -------------   -------------   --------------
PRO FORMA BASIC AND DILUTED LOSS PER SHARE:
NUMERATOR
 Pro forma loss attributable to common stock .................     $ (49,711)      $ (30,306)      $ (39,341)
 Increase in goodwill amortization expense for earn-out
   formulas (7 year straight-line amortization) ..............        (2,469)         (2,469)         (3,292)
 Estimated compensation adjustment related to stock granted
   to Telekey employees by Telekey stockholders after
   eGlobe's purchase of Telekey ..............................           574            (622)           (728)
 Reversal of minority interest in (income) loss of ORS due to
   Oasis's exchange of its interest in the LLC ...............           (38)            (17)            (36)
                                                                   ---------       ---------       ---------
 Adjusted pro forma net loss .................................     $ (51,644)      $ (33,414)      $ (43,397)
                                                                   =========       =========       =========
DENOMINATOR
 Pro forma weighted average shares outstanding ...............        59,375          57,799          57,941
 Number of shares of common stock issuable under earn-out
   formulas:
 UCI .........................................................            63              63              63
 IDX warrants ................................................         1,088           1,088           1,088
 Number of shares of common stock issuable to Oasis for its
   ownership in LLC (assuming exercise of warrants) ..........         4,000           4,000           4,000
                                                                   ---------       ---------       ---------
 Adjusted pro forma basic weighted average shares
   outstanding ...............................................        64,526          62,950          63,092
                                                                   ---------       ---------       ---------
PER SHARE AMOUNTS
 Adjusted pro forma basic and diluted loss per share .........     $   (0.80)      $   (0.53)      $   (0.69)
                                                                   =========       =========       =========

     The diluted loss per share for the nine months ended September 30, 1999 and 1998 and the twelve months ended December 31, 1998 in the above table does not reflect the 12,295, 12,661 and 12,688 shares (in thousands) of common stock that would be issuable upon the conversion of the preferred stock as discussed in Notes B(11) and C(24). As the Company reported losses in these periods, the effects of these transactions are anti-dilutive.

NOTE  E. UNAUDITED  PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
       TWELVE MONTHS ENDED MARCH 31, 1998



(25)       Adjustment to the basic weighted average number of shares outstanding of 17,082 (in thousands) as if the Trans Global merger had been completed at the beginning of the period presented:
           Issuance of additional common stock expected to be issued in connection with the
           merger.                                                                                       40,000
                                                                                                         ======

NOTE  F. UNAUDITED  PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
       TWELVE MONTHS ENDED MARCH 31, 1997



(26)       Adjustment to the basic and diluted weighted average number of shares outstanding of 15,861 and 16,159 (in thousands), respectively, as if the Trans Global merger had been completed at the beginning of the period presented:
           Issuance of additional common stock expected to be issued in connection with the merger.        40,000
                                                                                                           ======

                                 eGLOBE, INC.
                   INDEX TO HISTORICAL FINANCIAL STATEMENTS



                                                                                                PAGE
                                                                                             ----------
eGLOBE, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED
 FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED
 SEPTEMBER 30, 1999 AND 1998
Consolidated Balance Sheet  as of September 30, 1999 (unaudited) .........................    F-4-F-5
Consolidated Statements of Operations for the Nine Months Ended
 September 30, 1999 and 1998 (unaudited) .................................................      F-6
Consolidated Statements of Comprehensive Income (Loss) for the Nine Months Ended
 September 30, 1999 and 1998 (unaudited) .................................................      F-7
Consolidated Statements of Cash Flows for the Nine Months Ended
 September 30, 1999 and 1998 (unaudited) .................................................    F-8-F-13
Notes to Consolidated Financial Statements ...............................................   F-14-F-36
eGLOBE, INC. AND SUBSIDIARIES AUDITED CONSOLIDATED FINANCIAL
 STATEMENTS FOR THE NINE MONTHS ENDED DECEMBER 31, 1998 AND
 THE YEARS ENDED MARCH 31, 1998 AND 1997
Report of Independent Certified Public Accountants .......................................      F-37
Consolidated Balance Sheets as of December 31, and
 March 31, 1998 ..........................................................................   F-38-F-39
Consolidated Statements of Operations for the Nine Months
 Ended December 31, 1998, and the Years Ended March 31, 1998 and 1997 ....................      F-40
Consolidated Statements of Stockholders' Equity for the Nine Months Ended
 December 31, 1998, and the Years Ended March 31, 1998 and 1997 ..........................   F-41-F-42
Consolidated Statements of Comprehensive Income (Loss) for the Nine
 Months Ended December 31, 1998 and the Years Ended March 31, 1998 and 1997 ..............      F-43
Consolidated Statements of Cash Flows for the Nine Months Ended
 December 31, 1998, and for the Years Ended March 31, 1998 and 1997 ......................   F-44-F-46
Summary of Accounting Policies ...........................................................   F-47-F-53
Notes to Consolidated Financial Statements ...............................................   F-54-F-75
Schedule II--Valuation and Qualifying Accounts ...........................................      F-76
IDX INTERNATIONAL, INC. AND SUBSIDIARIES
Report of Independent Certified Public Accountants .......................................      F-77
Consolidated Balance Sheet as of November 30, 1998 .......................................      F-78
Consolidated Statement of Operations for the Eleven-Month Period Ended
 November 30, 1998 .......................................................................      F-79
Consolidated Statement of Stockholders' Deficit and Comprehensive Loss for the
 Eleven-Month Period Ended November 30, 1998 .............................................      F-80
Consolidated Statement of Cash Flows for the Eleven-Month Period Ended
 November 30, 1998 .......................................................................      F-81
Summary of Accounting Policies ...........................................................   F-82-F-84
Notes to Consolidated Financial Statements ...............................................   F-85-F-90
Report of Independent Accountants ........................................................      F-91
Consolidated Statements of Financial Position as of December 31, 1996 and 1997 ...........      F-92
Consolidated Statements of Operations for the Period from Inception
 (April 17, 1996) to December 31, 1996 and for the Year Ended December 1, 1997 ...........      F-93
Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the Period from
 Inception (April 17, 1996) to December 31, 1996 and for the Year Ended
 December 31, 1997 .......................................................................      F-94

                                                                                               PAGE
                                                                                           ------------
Consolidated Statements of Cash Flows for the Period from Inception (April 17, 1996)
 to December 31, 1996 and for the Year Ended December 31, 1997 .........................       F-95
Notes to Consolidated Financial Statements .............................................    F-96-F-105
TELEKEY, INC. AND SUBSIDIARY AND TRAVELERS TELESERVICES, INC.
Report of Independent Certified Public Accountants .....................................      F-106
Combined Consolidated Balance Sheets as of December 31, 1998 and 1997 ..................      F-107
Combined Consolidated Statements of Operations for the Years Ended
 December 31, 1998 and 1997 ............................................................      F-108
Combined Consolidated Statements of Stockholders' Deficit for the Years Ended
 December 31, 1998 and 1997 ............................................................      F-109
Combined Consolidated Statements of Cash Flows for the Years Ended December 31,
 1998 and 1997 .........................................................................      F-110
Summary of Accounting Policies .........................................................   F-111-F-113
Notes to Combined Consolidated Financial Statements ....................................   F-114-F-116
CONNECTSOFT COMMUNICATIONS CORPORATION
Report of Independent Certified Public Accountants .....................................      F-117
Combined Statements of Net Liabilities as of July 31, 1998 and May 31, 1998
 (unaudited) ...........................................................................      F-118
Combined Statements of Revenues and Expenses for the Year Ended
 July 31, 1998 and for the Ten Months Ended May 31, 1999 and 1998 (unaudited) ..........      F-119
Notes to Combined Financial Statements .................................................   F-120-F-125
OASIS RESERVATIONS SERVICES, INC.
Independent Auditors' Report ...........................................................      F-126
Balance Sheets as of August 31, 1999 (unaudited) and May 31, 1999 ......................      F-127
Statements of Operations for the Three Months Ended August 31, 1999 and 1998
 (unaudited) and for the Year Ended May 31, 1999 .......................................      F-128
Statements of Shareholder's Equity for the Three Months Ended August 31, 1999
 (unaudited) and for the Year Ended May 31, 1999 .......................................      F-129
Statements of Cash Flows for the Three Months Ended August 31, 1999 and
 1998 unaudited) and for the Year Ended May 31, 1999 ...................................   F-130-F-131
Notes to Financial Statements ..........................................................   F-132-F-137
HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES
Report of Independent Certified Public Accountants .....................................      F-138
Combined Balance Sheet as of July 31, 1999 .............................................      F-139
Combined Statement of Operations for the Nine Months Ended July 31, 1999 ...............      F-140
Combined Statement of Stockholder's and Affiliates' Equity for the Nine Months Ended
 July 31, 1999 .........................................................................      F-141
Combined Statement of Cash Flows for the Nine Months Ended July 31, 1999 ...............      F-142
Notes to Combined Financial Statements .................................................   F-143-F-147
TRANS GLOBAL COMMUNICATIONS, INC.
Report of Independent Auditors .........................................................      F-148
Consolidated Balance Sheets as of September 30, 1999 (unaudited) and December 31,
 1998 and 1997 .........................................................................      F-149

                                                                                             PAGE
                                                                                         ------------
Consolidated Statements of Operations for the Nine Months Ended September 30, 1999
 and 1998 (unaudited) and the Years Ended December 31, 1998, 1997 and 1996 ...........      F-150
Consolidated Statements of Stockholders' Equity (Deficit) for the Nine Months Ended
 September 30, 1999 (unaudited) and the Years Ended December 31, 1998, 1997 and 1996.       F-151
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1999 and
 1998 (unaudited) and the Years Ended December 31, 1998, 1997 and 1996 ...............      F-152
Notes to Consolidated Financial Statements ...........................................   F-153-F-157

                                                                    eGLOBE, INC.
                                                      CONSOLIDATED BALANCE SHEET
                                             AS OF SEPTEMBER 30, 1999(UNAUDITED)





                                                                               SEPTEMBER 30,
                                                                                   1999

ASSETS
CURRENT:
 Cash and cash equivalents ................................................   $ 2,150,611
 Restricted cash ..........................................................       411,827
 Accounts receivable, less allowance of $1,387,764 for doubtful accounts...     8,893,803
 Other current assets .....................................................     1,682,990
                                                                              ------------
TOTAL CURRENT ASSETS ......................................................    13,139,231
PROPERTY AND EQUIPMENT, Net of accumulated depreciation and amortization of
 $16,662,426...............................................................    23,783,105
GOODWILL, net of accumulated amortization of $1,180,634....................     8,808,072
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $4,425,286 ....    22,030,804
OTHER:
   Deposits ...............................................................     1,741,709
   Deferred financing and acquisition costs ...............................       266,800
   Other assets ...........................................................       419,090
TOTAL OTHER ASSETS ........................................................     2,427,599
TOTAL ASSETS ..............................................................   $70,188,811

               See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                                   eGLOBE, INC.

                                                      CONSOLIDATED BALANCE SHEET
                                AS OF SEPTEMBER 30, 1999 (UNAUDITED) (CONTINUED)

--------------------------------------------------------------------------------

                                                                                               SEPTEMBER 30,
                                                                                                   1999

LIABILITIES, MINORITY INTEREST IN LLC AND STOCKHOLDERS' EQUITY
CURRENT:
 Accounts payable ........................................................................    $   9,472,800
 Accrued expenses ........................................................................        9,034,765
 Income taxes payable ....................................................................        1,293,370
 Notes payable and line of credit principally related to acquisitions (Note 6) ...........        2,117,788
 Notes payable and current maturities of long-term debt (Notes 7 and 10) .................        4,040,583
 Deferred revenue (Note 5) ...............................................................        1,706,368
 Other liabilities .......................................................................          659,489

-------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES ................................................................       28,325,163
LONG-TERM DEBT, net of current maturities (Notes 7 and 10) ...............................       14,458,270
TOTAL LIABILITIES ........................................................................       42,783,433
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN LLC (Note 4) ........................................................        2,329,309
STOCKHOLDERS' EQUITY:
 Preferred stock, all series, $.001 par value, 10,000,000 shares authorized, 1,910,130
   shares outstanding (Note 8) ...........................................................            1,910
 Common stock, $.001 par value, 100,000,000 shares authorized, 21,447,291 shares
   outstanding (Note 8) ..................................................................           21,447
 Additional paid-in capital ..............................................................       70,858,756
 Stock to be issued (Note 8) .............................................................       13,911,690
 Accumulated deficit .....................................................................      (59,925,933)
 Accumulated other comprehensive income ..................................................          208,199

-------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY ...............................................................       25,076,069
TOTAL LIABILITIES, MINORITY INTEREST IN LLC AND STOCKHOLDERS' EQUITY .....................    $  70,188,811

              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                                   eGLOBE, INC.

                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                                                         1999                    1998
--------------------------------------------------------------------------------

REVENUE ..........................................................................    $  28,135,964        $  23,151,833
--------------------------------------------------------------------------------

COST OF REVENUE ..................................................................       27,441,664           12,557,048
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................          694,300           10,594,785
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Selling, general and administrative .............................................       17,281,957           10,744,302
 Corporate realignment expense ...................................................               --              967,715
 Settlement costs ................................................................               --              996,532
 Deferred compensation related to acquisitions ...................................        1,111,200                   --
 Depreciation and amortization ...................................................        2,963,336            2,172,511
 Amortization of goodwill and other intangible assets ............................        4,883,156                   --
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................       26,239,649           14,881,060
--------------------------------------------------------------------------------

LOSS FROM OPERATIONS .............................................................      (25,545,349)          (4,286,275)
--------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
 Proxy related litigation expense ................................................               --           (3,530,925)
 Interest expense related to acquisitions ........................................         (564,258)                  --
 Other interest expense ..........................................................       (5,281,084)          (1,249,560)
 Other income (expense) ..........................................................           31,044             (282,565)
--------------------------------------------------------------------------------

TOTAL OTHER EXPENSE ..............................................................       (5,814,298)          (5,063,050)
--------------------------------------------------------------------------------

LOSS BEFORE INCOME TAXES .........................................................      (31,359,647)          (9,349,325)
--------------------------------------------------------------------------------

TAXES ON INCOME ..................................................................               --            1,500,000
--------------------------------------------------------------------------------

NET LOSS .........................................................................      (31,359,647)         (10,849,325)
--------------------------------------------------------------------------------

PREFERRED STOCK DIVIDENDS (NOTE 8) ...............................................       10,782,994                   --
--------------------------------------------------------------------------------

NET LOSS ATTRIBUTABLE TO COMMON STOCK ............................................    $ (42,142,641)       $ (10,849,325)
--------------------------------------------------------------------------------

NET LOSS PER SHARE (NOTE 9):
 Basic ...........................................................................    $       (2.18)       $       (0.62)
 Diluted .........................................................................    $       (2.18)       $       (0.62)
--------------------------------------------------------------------------------

              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                                   eGLOBE, INC.

                         CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                      NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)




--------------------------------------------------------------------------------
                                                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                                                         1999                    1998
--------------------------------------------------------------------------------

NET LOSS .........................................................................    $ (31,359,647)       $ (10,849,325)
FOREIGN CURRENCY TRANSLATION ADJUSTMENTS .........................................          291,266              (12,277)
--------------------------------------------------------------------------------

COMPREHENSIVE NET LOSS ...........................................................    $ (31,068,381)       $ (10,861,602)
--------------------------------------------------------------------------------


              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                                   eGLOBE, INC.

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)




--------------------------------------------------------------------------------
                                                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                                                          1999                    1998
--------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
OPERATING ACTIVITIES:
 Net loss ........................................................................    $ (31,359,647)       $ (10,849,325)
 Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
   Depreciation and amortization .................................................        7,846,492            2,112,024
   Provision for bad debts .......................................................          746,556            1,035,168
   Settlement costs ..............................................................               --              996,532
   Gain on sale of property and equipment ........................................               --             (127,002)
   Deferred compensation .........................................................        1,111,200                   --
   Issuance of options and warrants for services .................................           18,849              220,000
   Amortization of debt discount .................................................        4,601,919              574,716
   Other non-cash interest expense ...............................................          408,290                   --
   Proxy related litigation expense ..............................................               --            3,500,000
   Other, net ....................................................................               --              155,225
 Changes in operating assets and liabilities (net of changes from acquisitions):
   Accounts receivable ...........................................................       (2,665,600)            (195,342)
   Other current assets ..........................................................         (854,157)                  --
   Other assets ..................................................................         (347,231)             125,797
   Accounts payable ..............................................................        2,246,781            1,479,447
   Income taxes payable ..........................................................         (621,285)           1,500,000
   Accrued expenses ..............................................................         (421,366)             969,291
   Deferred revenue ..............................................................          222,302                   --
   Other liabilities .............................................................           52,482             (109,142)
--------------------------------------------------------------------------------

Cash provided by (used in) operating activities ..................................      (19,014,415)           1,387,389
--------------------------------------------------------------------------------


                                                                   eGLOBE, INC.

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
           NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 (UNAUDITED) (CONTINUED)


--------------------------------------------------------------------------------
                                                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                                                          1999                    1998
--------------------------------------------------------------------------------

INVESTING ACTIVITIES:
 Advances to non-affiliates subsequently acquired ................................               --          (2,246,000)
 Proceeds from sale of building ..................................................               --             125,338
 Purchase of Telekey, net of cash acquired .......................................          (95,287)                 --
 Purchase of ConnectSoft, net of cash acquired ...................................       (1,546,140)                 --
 Purchase of Swiftcall, net of cash acquired .....................................         (143,734)
 Purchase of iGLOBE, net of cash acquired ........................................         (300,000)                 --
 Purchases of property, equipment and intangibles ................................         (362,128)         (1,672,559)
 Increase in restricted cash .....................................................         (257,988)                 --
 Other assets ....................................................................         (322,717)           (733,151)
--------------------------------------------------------------------------------

CASH USED IN INVESTING ACTIVITIES ................................................       (3,027,994)         (4,526,372)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES:
 Proceeds from notes payable .....................................................       29,473,080           8,247,787
 Proceeds from issuance of preferred stock .......................................       10,000,000                  --
 Proceeds from capital leases ....................................................          269,925                  --
 Proceeds from exercise of warrants ..............................................          716,254                  --
 Proceeds on sale of common stock ................................................          249,640                  --
 Stock issuance costs ............................................................       (1,151,146)                 --
 Deferred acquisition and financing costs ........................................         (403,098)                 --
 Principal payments on notes payable .............................................      (15,741,131)                 --
 Payments on capital leases ......................................................         (627,635)         (7,255,843)
--------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES ........................................       22,785,889             991,944
--------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .............................          743,480          (2,147,039)
--------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ...................................        1,407,131           3,787,881
--------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD .........................................    $   2,150,611        $  1,640,842
--------------------------------------------------------------------------------


              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                                   eGLOBE, INC.

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                       NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)





SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
                                                                          NINE MONTHS ENDED SEPTEMBER 30,
                                                                             1999                    1998
CASH PAID DURING THE PERIOD FOR:
 Interest ........................................................        $   714,800                   --
 Income taxes ....................................................        $   693,211             $132,536
NONCASH INVESTING AND FINANCING ACTIVITIES:
 Equipment acquired under capital lease obligations ..............        $   765,552                   --

-------------------------------------------------------------------
 Unamortized debt discount related to warrants ...................        $ 9,854,426             $481,283

-------------------------------------------------------------------
 Common stock issued in payment of debt ..........................        $ 1,654,698                   --

-------------------------------------------------------------------
 Preferred stock dividends .......................................        $ 4,750,494                   --

-------------------------------------------------------------------
 Preferred stock issued in payment of debt .......................        $ 4,214,223                   --

-------------------------------------------------------------------
 Preferred stock dividend related to exchange of preferred stock
   for preferred stock ...........................................        $ 6,032,500                   --

-------------------------------------------------------------------
 Value of warrants issued and reflected as debt discount .........        $14,135,250             $576,810

-------------------------------------------------------------------
 Increase in value of preferred stock as a result of changes in
   conversion feature ............................................        $ 1,485,000                   --

-------------------------------------------------------------------


                                                                   eGLOBE, INC.

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
           NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 (UNAUDITED) (CONTINUED)

--------------------------------------------------------------------------------

SUPPLEMENTAL  DISCLOSURES  OF  CASH  FLOW  INFORMATION  (CONTINUED)
CONNECTSOFT ACQUISITION, NET OF CASH ACQUIRED (NOTE 4)
                                                                  NINE MONTHS ENDED SEPTEMBER 30,
                                                                        1999              1998
Working capital deficit, other than cash acquired ..............   $ (2,118,111)          $ --
Property and equipment .........................................        513,437             --
Intangible assets ..............................................      9,120,000             --
Purchase price in excess of the net assets acquired ............        993,440             --
Acquired debt ..................................................     (2,991,876)
Advances to ConnectSoft prior to acquisition by eGlobe .........       (970,750)            --
Issuance of Series G Cumulative Convertible Redeemable
 Preferred stock ...............................................     (3,000,000)            --
Net cash used to acquire ConnectSoft ...........................   $  1,546,140           $ --
SUPPLEMENTAL   DISCLOSURES  OF  CASH  FLOW   INFORMATION   (CONTINUED)
TELEKEY ACQUISITION, NET OF CASH ACQUIRED (NOTE 4)
                                                                  NINE MONTHS ENDED SEPTEMBER 30,
                                                                        1999              1998

Working capital deficit, other than cash acquired ..............   $ (1,284,060)          $ --
Property and equipment .........................................        481,289             --
Intangible assets ..............................................      2,978,000             --
Purchase price in excess of the net assets acquired ............      2,022,436             --
Acquired debt ..................................................     (1,017,065)            --
Notes payable issued in acquisition ............................       (150,000)            --
Issuance of Series F Convertible Preferred Stock ...............         (1,010)            --
Additional paid in capital .....................................     (1,955,613)            --
Stock to be issued .............................................       (978,690)            --
Net cash used to acquire Telekey ...............................   $     95,287           $ --

              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                                   eGLOBE, INC.

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
           NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 (UNAUDITED) (CONTINUED)

--------------------------------------------------------------------------------

SUPPLEMENTAL   DISCLOSURES  OF  CASH  FLOW  INFORMATION   (CONTINUED)
SWIFTCALL ACQUISITION, NET OF CASH ACQUIRED (NOTE 4)
                                                                       NINE MONTHS ENDED SEPTEMBER 30,
                                                                          1999                   1998
Working capital deficit, other than cash acquired .............      $  (1,528,107)              $ --
Property and equipment ........................................          4,961,841                 --
Stock to be issued ............................................         (3,290,000)                --
Net cash used to acquire Swiftcall ............................      $     143,734               $ --

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION (CONTINUED)
ORS ACQUISITION, NET OF CASH ACQUIRED (NOTE 4)


                                                                      NINE MONTHS ENDED SEPTEMBER 30,
                                                                         1999               1998
Working capital surplus, other than cash acquired .........       $     78,806               $--
Property and equipment ....................................            671,244                --
Intangible assets in LLC ..................................          1,580,000                --
Minority interest .........................................         (2,330,050)               --
Net cash used to acquire ORS ..............................       $         --               $--

              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                                   eGLOBE, INC.

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
           NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 (UNAUDITED) (CONTINUED)

--------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION (CONTINUED)
iGLOBE ACQUISITION, NET OF CASH ACQUIRED (NOTE 4)
                                                                      NINE MONTHS ENDED SEPTEMBER 30,
                                                                         1999               1998
Working capital deficit, other than cash acquired .........       $   (107,000)              $ --
Property and equipment ....................................          5,577,000                 --
Intangible assets .........................................          2,640,000                 --
Investment in Joint Venture ...............................          1,950,000                 --
Deposits ..................................................            900,000                 --
Purchase price in excess of net assets acquired ...........            376,000                 --
Acquired debt .............................................         (1,393,000)                --
Stock to be issued ........................................         (9,643,000)                --
Net cash used to acquire iGLOBE ...........................       $    300,000               $ --

              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                   eGLOBE, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included, consisting only of normal recurring accruals. Operating results for the nine month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Form 10-K for the nine months ended December 31, 1998.

     The accompanying financial statements include the accounts of the Company, its wholly-owned subsidiaries and its controlling interest in a partnership. All material intercompany transactions and balances have been eliminated in consolidation. Certain consolidated financial amounts have been reclassified for consistent presentation. In December 1998, the Company acquired IDX International, Inc. ("IDX"), a supplier of Internet Protocol ("IP") transmission services, principally to telecommunications carriers, in 14 countries. Also, in December 1998, the Company acquired UCI Tele Networks, LTD. ("UCI"), a development stage calling card business with contracts to provide calling card services in Cyprus and Greece. In February 1999, the Company completed the acquisition of Telekey, Inc. ("Telekey"), a provider of card-based telecommunications services. In June 1999, the Company, through its newly formed subsidiary, Vogo Networks, LLC ("Vogo"), purchased substantially all of the assets of ConnectSoft Communications Corporation ("ConnectSoft"), which developed and continues to enhance a server based communication system that integrates various forms of messaging, Internet and web content, personal services, and provides telephone access to Internet content (including email and e-commerce functions). In August 1999, the Company completed the acquisition of Swiftcall Equipment and Services (USA) ("Swiftcall"), a telecommunications company, and certain network operating equipment held by an affiliate of Swiftcall. Effective August 1, 1999, the Company assumed operational control of Highpoint International Telecom, Inc. and certain assets and operations of Highpoint Carrier Services, Inc. and Vitacom, Inc. (collectively "Highpoint"). The three entities were majority owned subsidiaries of Highpoint Telecommunications Inc. ("HGP"), a publicly traded company on the Canadian Venture Exchange. On October 14, 1999 substantially all of the operating assets of Highpoint were transferred to iGLOBE, Inc. ("iGLOBE"), a newly formed subsidiary of HGP and the Company acquired all of the issued and outstanding common stock of iGLOBE. iGLOBE possesses an infrastructure supplying Internet Protocol ("IP") services, particularly voice over IP, throughout Latin America. In September 1999, the Company acting through a newly formed subsidiary, acquired control of Oasis Reservations Services, Inc. ("ORS"), a Miami based transaction support services and call center to the travel industry, from its sole stockholder, Outsourced Automated Services and Integrated Solutions, Inc. ("Oasis"). The Company and Oasis formed eGlobe/Oasis LLC ("LLC") which is responsible for conducting ORS' operations. The Company manages and controls the LLC. (See Notes 4 and 8 for further discussion).


     Recent Accounting Pronouncements

     The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for fiscal years beginning after September 15, 2000. Management believes that the adoption of SFAS No. 133 will have no material effect on its financial statements.

                                  eGLOBE, INC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

NOTE 2 -- CHANGE OF COMPANY NAME


     At the annual meeting of the stockholders of the Company on June 16, 1999, the stockholders approved and adopted a proposal for amending the Certificate of Incorporation to change the name of the Company from Executive TeleCard, Ltd. to eGlobe, Inc. The amended Certificate of Incorporation has been filed with and accepted by the State of Delaware.


NOTE  3  --  MANAGEMENT'S  PLAN


     As of September 30, 1999, the Company had a net working capital deficiency of $15.2 million. This net working capital deficiency resulted principally from a loss from operations of $25.5 million (including depreciation, amortization and other non-cash charges) for the nine months ended September 30, 1999. Also contributing to the working capital deficiency was $4.0 million in current maturities of long-term debt, short-term indebtedness of $2.1 million related to acquisitions, and $18.5 million in accounts payable and accrued expenses. The $4.0 million of long-term debt currently due consists primarily of $1.0 million due to a stockholder on April 18, 2000 and term note payments over the one-year period ending September 30, 2000 which are due to EXTL Investors, the Company's largest stockholder. The indebtedness related to the acquisitions includes $0.1 million related to the Telekey acquisition in February 1999, $0.5 million related to the UCI acquisition effective in December 1998, and an estimated $1.2 million related to the iGLOBE acquisition effective as of August 1999 . See Note 4 for further discussion.


     On an operating level, the Company is renegotiating its relationship with an entity that was formerly one of its largest customers. At September 30, 1999, 21.7% of the Company's net accounts receivable of $8.9 million was due from this entity to which extended credit terms have been granted. The new arrangement will assure more effective and timely collection of receivables from that customer and will permit renewed growth in the customer's business. This arrangement will also assist in the collection of certain amounts due to the Company under the extended credit terms -- the anticipated arrangement will include the Company managing the cash collections from the ultimate users of the services supplied to the customer.


     If the Company meets its projections of reaching breakeven in the second quarter of 2000, the estimated capital requirements through September 2000, needed to continue to fund certain anticipated operating losses, to meet the pre-existing liabilities and notes payable obligations, to purchase capital equipment, to finance the modest growth plan and to meet the needs of the Company's announced acquisition program (excluding Trans Global Communications, Inc. ("Trans Global") which is discussed below) will approximate $24.3 million. The funding requirements as discussed below do not account for synergies as the result of recently completed acquisitions, the pending merger with Trans Global as discussed below nor the cash flow benefits from the sale of unnecessary equipment.


     The Company anticipates seeking to meet these cash needs from (1) proceeds from the exercise of options and warrants of $1.2 million, (2) proceeds of $3.2 million from the sale of Series N Convertible Preferred Stock, ("Series N Preferred"), (3) net proceeds under a financing agreement secured by securities of $5.0 million and (4) proceeds of $15.0 million from the sale of Series P Convertible Preferred Stock of $15.0 million, with the possibility that some of this total will be diminished by secured, asset-based financing. These capital transactions are discussed below:


   1.Subsequent to September 30, 1999, the Company has received proceeds, totaling $1.2 million, from the exercise of various options and warrants. These exercises occurred primarily as a result of the improvement in the Company's stock price during the month of January 2000.

                                  eGLOBE, INC
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

   2.The Company was involved in an equity financing program to raise up to $15.0 million through the sale of preferred stock. As of January 14, 2000, the Company has received proceeds of approximately $3.2 million from the sale of the Series N Convertible Preferred Stock. See Note 10 for discussion.

   3.In December 1999, the Company entered into a secured promissory note agreement with a lender for an initial net principal amount of $5.0 million. The note bears interest at 10% per annum and is payable in three payments commencing on December 23, 2000. The note agreement also provides for additional principal amounts of up to $4.7 million (subject to Board approval) to be drawn based on the 5-day average bid price of the Company's common stock being held by the lender as security on the loan. As of January 28, 2000, the Company has not received any proceeds under the note agreement. See Note 10 for further discussion.

   4.On January 28, 2000, the Company received proceeds of $15.0 million from the sale of Series P Convertible Preferred Stock. See Note 10 for discussion.

     In addition to the firm financing commitments discussed previously, the Company is proceeding with other financing opportunities, which have not been finalized. These opportunities could potentially result in additional capital of up to $29.7 million from the following sources:

   1.In December 1999, the Company entered into a non-binding agreement with an asset-based lender, which upon satisfactory completion of due diligence, could provide the Company with up to $10.0 million in financing. Cash receipts from trade receivables would be used to pay down the principal and interest on the loan.


   2.The Company is working with another potential equity-based investor, under which preferred stock would be sold to the investor and up to $15.0 million in proceeds could be received once the agreement is finalized.


   3.The same lender that has entered into a secured promissory note agreement for an initial net principal amount of $5.0 million has also included stipulations in that same agreement that would provide for an additional note in the principal amount of up to $4.7 million, if so requested by our board of directors and if any required approval by our stockholder is obtained. See further discussion at Note 10.


     There is a risk that the Company will not reach breakeven as projected and will continue to incur operating losses. If this occurs and should the Company be unsuccessful in its efforts to raise additional funds to cover such losses, then its plans would have to be sharply curtailed and its business would be adversely affected.


     As documented further in Note 10, the Company signed a definitive agreement to merge with Trans Global, a leading provider of international voice and data services to carriers in several markets around the world. Upon the closure of this merger agreement, it is anticipated that the Company will require additional funds to meet the cash requirements of Trans Global of approximately $20.5 million needed to run its business, repay indebtedness incurred in connection with upgrading its facilities, fund anticipated expansions and meet pre-existing cash obligations through September 30, 2000. It is anticipated that approximately $10.6 million of this capital will be needed in the first quarter of 2000 and approximately $9.9 million in the second and third quarter of 2000. When the proposed merger is completed, the Company anticipates that it will be able to raise $10.0 million to $15.0 million in additional funds through debt and equity financings to meet these additional needs. There can be no assurance that the merger will be completed and if and when completed there are certain business
                                  eGLOBE, INC
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

risks related to the merger that may negatively impact the liquidity of the Company. Further, there can be no assurance that subsequent to the successful completion of the merger with Trans Global that the Company will be able to raise the additional capital or generate funds from operations sufficient to meet its obligations and planned requirements for growth. Should the Company be unable to raise additional funds from these or other sources, then its plans would need to be sharply curtailed and its business would be adversely affected.

NOTE 4 -- ACQUISITIONS

IDX

     On December 2, 1998, the Company acquired all of the common and preferred stock of IDX, a privately-held IP based fax and telephone company, for (a) 500,000 shares of the Company's Series B Convertible Preferred Stock ("Series B Preferred") originally valued at $3.5 million which were convertible into 2,500,000 shares (2,000,000 shares until stockholder approval was obtained on June 16, 1999 and subject to adjustment as described below) of common stock; (b) warrants ("IDX Warrants") to purchase up to an additional 2,500,000 shares of common stock (subject to stockholder approval which was obtained on June 16, 1999 and an adjustment as described below); (c) $5.0 million in 7.75% convertible subordinated promissory notes ("IDX Notes") (subject to adjustment as described below); (d) $1.5 million in bridge loan advances to IDX made by the Company prior to the acquisition which were converted into part of the purchase price plus associated accrued interest of $0.04 million; (e) $0.4 million for IDX dividends accrued and unpaid on IDX's Preferred Stock under a convertible subordinated promissory note and (f) direct costs associated with the acquisition of $0.6 million. The Company also advanced approximately $0.4 million to IDX prior to acquisition under an agreement to provide IDX up to $2.3 million for working capital purposes over the next twelve months. These pre-acquisition advances were not considered part of the purchase price. This acquisition was accounted for using the purchase method of accounting. The shares of Series B Preferred, IDX Warrants and IDX Notes were subject to certain adjustments related to IDX's ability to achieve certain performance criteria, working capital levels and price guarantees for the Series B Preferred and IDX Warrants providing IDX met its performance objectives.

     At the Company's annual meeting in June 1999, the stockholders approved the increase of the convertibility of the Series B Preferred and IDX Warrants as discussed in (a) and (b) above, respectively. As a result, the acquired goodwill associated with the IDX purchase was increased by approximately $1.5 million in the second quarter to reflect the higher conversion feature approved in June 1999. As a result, the preliminary purchase price allocation resulted in goodwill of $12.6 million as of June 30, 1999.

     The Company obtained a final appraisal of IDX's assets from independent appraisers in the third quarter. This appraisal resulted in a net reclassification of approximately $4.1 million of IDX's acquired goodwill to other identifiable intangibles. These other identifiable intangibles consist of assembled and trained workforce, partnership network and non-compete agreements and are being amortized on a straight-line basis from one to four years. Goodwill is being amortized on a straight-line basis over seven years.

     In July 1999, the Company renegotiated the terms of the IDX purchase agreement with the IDX stockholders as follows;

       (a) The 500,000 shares of Series B Preferred were reacquired by the Company in exchange for 500,000 shares of Series H Convertible Preferred Stock ("Series H Preferred"), a par value of $.001 per share.

       (b) The Company reacquired the original IDX Warrants in exchange for new warrants to acquire up to 1,250,000 shares of the Company's common stock, subject to IDX meeting certain revenue, traffic and EBDITA levels at September 30, 2000 or December 31, 2000 if not achieved by September 30, 2000.

                                  eGLOBE, INC
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

       (c) The Company reaquired the outstanding IDX Notes of $1.5 million and $2.5 million (previously due in June 1999 and October 1999, respectively) in exchange for 400,000 shares of Series I Convertible Optional Redemption Preferred Stock ("Series I Preferred"), par value of $.001 per share. (See
    Note 6 for further discussion).

       (d) The maturity date of the convertible subordinated promissory note, face value of $418,024, was extended to July 15, 1999 from May 31, 1999, and subsequently paid by issuance of 140,599 shares of common stock.

       (e) The Company waived its right to reduce the principal balance of the $2.5 million note payable by certain claims as provided for under the terms of the original IDX purchase agreement.

     The shares of the Series H Preferred Stock convert automatically into up to 3,750,000 shares of common stock, subject to adjustment as described below, on January 31, 2000 or earlier if the 15 day average closing sales price of common stock is equal or greater than $6.00. Providing the Series H Preferred has not been converted, the Company has guaranteed a price of $6.00 per common stock share on January 31, 2000. If the market price of the common stock is less than $6.00 per share on January 31, 2000, the Company will issue additional common stock upon conversion of the Series H Preferred Stock based on the ratio of $6.00 to the market price (as defined, but not less than $3.333 per share) but not more than 3.0 million additional shares of common stock.(See Notes 8 and 10 for further discussion).

     As a result of the July 1999 exchange agreement, the Company recorded the excess of the fair market value of the new preferred stock issuances and the warrants over the carrying value of the reacquired preferred stock, warrants and notes payable as a dividend to Series B Preferred stockholders of approximately $6.0 million. See Note 10 for discussion of subsequent negotiations and issuance of eGlobe stock options.

     The financial statements of the Company as of September 30, 1999 reflect the preliminary allocation of the purchase price. The Company will determine the final purchase price allocation based on final review and resolution of the contingent purchase price elements discussed above. Goodwill may materially increase when these contingencies are resolved.

     At the acquisition date, the stockholders of IDX originally received Series B Preferred Stock and warrants as discussed above, which were ultimately convertible into common stock subject to IDX meeting its performance objectives. These stockholders in turn granted preferred stock and warrants, each of which was convertible into a maximum of 240,000 shares of the Company's common stock, to IDX employees. The increase in the market price during the first nine months of 1999 of the underlying common stock granted by the IDX stockholders to certain employees has resulted in a charge to income of $0.5 million. The actual number of common shares issued upon conversion of the preferred stock and warrants will ultimately be determined by the achievement, by IDX, of certain performance goals and the market price of the Company's stock over the contingency period of up to twelve months from the date of acquisition. The stock grants are performance based and will be adjusted each reporting period (but not below zero) for the changes in the stock price until the shares and/or warrants (if and when) issued are converted to common stock. See Note 10 for discussion of subsequent negotiations and issuance of eGlobe stock options.

UCI

     As discussed in Note 1, in December 1998, the Company acquired UCI. The Company obtained a final appraisal of UCI's assets from independent appraisers completed in the third quarter of 1999. This appraisal resulted in a net reclassification of approximately $0.5 million of UCI's acquired goodwill to other identifiable intangibles. The other identifiable intangible relates to the value of certain contracts and is being amortized on a straight-line basis over two years. Goodwill is being amortized on a straight-line basis over seven years. The preliminary purchase price allocation will be finalized pending resolution of certain purchase price contingencies.

                                  eGLOBE, INC
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

TELEKEY

     On February 12, 1999, the Company completed the acquisition of Telekey for which it paid: (i.) $0.1 million at closing; (ii) issued a promissory note for $0.2 million payable in equal monthly installments over one year; (iii) issued 1,010,000 shares of Series F Convertible Preferred Stock ("Series F Preferred"); and (iv) agreed to issue at least 505,000 and up to an additional 1,010,000 shares of Series F Preferred two years from the date of closing (or upon a change of control or certain events of default if they occur before the end of two years), subject to Telekey meeting certain revenue and EBITDA objectives. See Notes 6 and 8 for further discussion.

     This acquisition has been accounted for using the purchase method of accounting. The financial statements of the Company reflect the preliminary allocation of the purchase price. The initial preliminary purchase price allocation based on management's review and preliminary appraisals resulted in acquired goodwill of $3.5 million and an acquired intangible of approximately $1.5 million related to the value of certain distribution networks. These acquired intangibles are being amortized on a straight-line basis over their estimated useful lives of seven years. The Company obtained a final appraisal of Telekey's assets from independent appraisers in the third quarter of 1999. This appraisal resulted in a net reclassification of approximately $2.5 million of Telekey's goodwill to other identifiable intangibles. These other identifiable intangibles are being amortized on a straight-line basis over the useful lives of three to seven years. The final purchase price allocation has not been finalized pending resolution of several purchase price elements, which are contingent upon the following:

       (a) Telekey's ability to achieve certain revenue and EBITDA objectives two years from the date of closing (or upon a change of control or certain events of default if they occur before the end of two years) may limit the amount of additional shares to be issued (with at least 505,000 being issued and up to a maximum of 1,010,000 shares of Series F Preferred being issued) as well as eliminate the Company's price guarantee as discussed in (b) below.

       (b) The Company guaranteed a price of $4.00 per common stock share at December 31, 1999 to recipients of the common stock issuable upon the conversion of the Series F Preferred subject to Telekey's achievement of certain defined revenue and EBITDA objectives. If the market price was less than $4.00 on December 31, 1999, the Company would issue additional shares of common stock upon the conversion of the Series F Preferred based on the ratio of $4.00 to the market price, but not more than an aggregate of 600,000 additional shares of common stock. On December 31, 1999, the market price of the Company's common stock was greater than $4.00. On January 3, 2000, the former stockholders of Telekey converted their combined 1,010,000 shares of Series F Preferred Stock into a total of 1,209,584 shares of common stock.

     Based on the contingent purchase price elements as listed above, goodwill associated with the acquisition may materially increase when these contingencies are resolved.

     At the acquisition date, the stockholders of Telekey received Series F Preferred Stock as discussed above, which in January 2000 was converted into common stock. In addition, the stockholders may receive additional shares of Series F Preferred Stock subject to Telekey meeting its performance objectives. These stockholders in turn have agreed to grant upon conversion of the Series F Preferred a total of 240,000 shares of eGlobe common stock to certain Telekey employees. Of this total, 60,000 shares will be issued only if Telekey meets certain performance objectives. As of September 30, 1999, the value of the underlying non-contingent 180,000 shares of common stock granted by the Telekey stockholders to certain employees has resulted in a charge to income of $0.5 million. The stock grants are performance based and will be adjusted each reporting period (but not less than zero) for the changes in the stock price until the shares are issued to the employees.

                                  eGLOBE, INC
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

CONNECTSOFT


     In June 1999, the Company, through its subsidiary Vogo, purchased substantially all the assets of Connectsoft, for (a) one share of the Company's 6% Series G Cumulative Convertible Redeemable Preferred Stock ("Series G Preferred") valued at $3.0 million; (b) assumed liabilities of approximately $5.0 million, consisting primarily of long-term lease obligations; (c) $1.8 million in advances to Connectsoft made by the Company prior to the acquisition which were converted into part of the purchase price and (d) direct costs associated with the acquisition of $0.4 million. This acquisition has been accounted for under the purchase method of accounting. The financial statements of the Company reflect the preliminary allocation of the purchase price. The preliminary allocation has resulted in acquired intangibles of $10.1 million that are being amortized on a straight-line basis over their estimated useful lives. The acquired intangibles consist of goodwill of $1.0 million to be amortized over seven years, existing technology of $8.4 million to be amortized over five years and other identified intangibles of $0.7 million to be amortized over seven years. The allocation of the purchase price was based on appraisals performed by a third party.


     The Company also borrowed $0.5 million from the seller which bears interest at a variable rate (8.0% at September 30, 1999). Principal and interest payments are due in twelve (12) equal monthly payments commencing on September 1, 1999. The remaining principal and accrued interest also become due on the first date on which (i) the Company receives in any transaction or series of transactions any equity or debt financing of at least $50.0 million or (ii) Vogo receives in any transaction or series of transactions any equity or debt financing of at least $5.0 million. (See Notes 6 and 8 for further discussion).


     In August 1999, the Company issued 30 shares of Series K Cumulative Convertible Preferred Stock ("Series K Preferred") in exchange for its Series G Preferred held by the seller of Connectsoft. (See Note 8 for further discussion).


SWIFTCALL


     In August 1999, the Company acquired all the common stock of Swiftcall, a privately-held telecommunications company, and certain network operating equipment held by an affiliate of Swiftcall. The aggregate purchase price equaled $3.3 million, due in two equal payments on December 3, 1999 and June 1, 2000. The agreement provided that payments could be made at the option of the Company, in whole or in part, (i) in cash or (ii) in stock, by issuing to the stockholder of Swiftcall the number of shares of common stock of the Company equal to the first payment amount or the second payment amount, as the case may be, divided by the market price as defined. On August 12, 1999, the Company elected to make payment on both notes by issuing common stock.


     As part of the transaction, the former stockholder of Swiftcall, who also owns VIP Communications, Inc., ("VIP") a calling card company in Reston, Virginia, agreed to cause VIP to purchase services from the Company, of the type presently being purchased by VIP from the Company's IDX subsidiary, which result in revenue to the Company of at least $500,000 during the 12 months ending August 3, 2000. Any revenue shortfall must be paid in cash by the former stockholder of Swiftcall. The Company may offset any shortfall outstanding on September 1, 2000 by depositing the applicable portion of the second payment into escrow.


     This acquisition has been accounting for using the purchase method of accounting. The financial statements of the Company reflect the final allocation of the purchase price. The final allocation of the purchase price was based on appraisals performed by a third party. The final allocation has resulted in acquired property and equipment valued at approximately $5.0 million that is being depreciated on a straight-line basis of seven years.

                                  eGLOBE, INC
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

iGLOBE

     Effective August 1, 1999, the Company assumed operational control of Highpoint International Telecom, Inc. and certain assets and operations of Highpoint Carrier Services, Inc, and Vitacom, Inc. (collectively "Highpoint"). The three entities were majority owned subsidiaries of Highpoint Telecommunications Inc. ("HGP"), a publicly traded company on the Canadian Venture Exchange. On October 14, 1999 substantially all of the operating assets of Highpoint were transferred to iGLOBE, Inc. ("iGLOBE"), a newly formed subsidiary of HGP and the Company acquired all of the issued and outstanding common stock of iGLOBE. iGLOBE possesses an infrastructure supplying Internet Protocol ("IP") services, particularly voice over IP, throughout Latin America. In July 1999, the Company and Highpoint agreed that the Company would manage the business of Highpoint and would take responsibility for the ongoing financial condition of Highpoint from August 1, 1999, pursuant to a Transition Services and Management Agreement ("TSA"). Pursuant to this agreement, HGP financed working capital through the closing date to Highpoint for which the Company has issued a note payable of $1.2 million. The purchase price consisted of (i) one share of 20% Series M Convertible Preferred Stock ("Series M Preferred") valued at $9.6 million, (ii) direct acquisition costs of approximately $0.3 million, and (iii) HGP was given a non-voting beneficial 20% interest of the equity interest subscribed or held by the Company in a yet-to-be-completed joint venture known as IP Solutions B.V.

     The one share of Series M Preferred, par value $.001, has a liquidation value of $9.0 million and carries an annual cumulative dividend of 20% which will accrue and be payable annually or at conversion in cash or shares of common stock, at the option of the Company. The premium of $643,000 will be amortized as deemed preferred dividends over the one-year period from the issuance date.

     The Series M Preferred is convertible, at the option of the holder, one year after the issue date at a conversion price of $2.385. The Company will record a dividend to the iGLOBE stockholders of approximately $1.4 million for the beneficial conversion feature based on the excess of the common stock closing price on the effective date of the acquisition over the conversion price. This dividend will be amortized as a deemed preferred dividend over the one-year period from the date of issuance. The Company has the right to repurchase the Series M Preferred for cash upon a determination by eGlobe's Board that it has sufficient cash to fund operations and make the purchase. The share of Series M Preferred shall automatically be converted into shares of common stock, based on the then-effective conversion rate, on the earliest to occur of (but no earlier than one year from issuance) (i) the first date as of which the last reported sales price of the common stock is $5.00 or more for any 10 consecutive trading days during any period in which Series M Preferred is outstanding, (ii) the date that is seven years after the issue date, or (iii) the date upon which the Company closes a public offering of equity securities of the Company at a price of at least $4.00 per share and with gross proceeds of at least $20.0 million.

     The acquisition has been accounted for using the purchase method of accounting. The financial statements of the Company reflect the preliminary allocation of the purchase price. This initial preliminary purchase price allocation based on management's review and preliminary appraisals and resulted in acquired goodwill of $0.4 million and acquired intangibles of $4.6 million related to a customer base, licenses and operating agreements, a sales agreement, and an assembled workforce. The goodwill is being amortized on a straight-line basis over seven years and the acquired intangibles are being amortized on a straight-line basis over the estimated useful lives of three years. The Company will determine the final purchase price allocation based on completion of management's review and final appraisals of iGLOBE's assets.


ORS

     In September 1999, the Company, acting through a newly formed subsidiary, acquired control of ORS from its sole stockholder, Outsourced Automated Services and Integrated Solutions, Inc. ("Oasis"). The Company and Oasis formed eGlobe/Oasis Reservations LLC, a limited liability company ("LLC"),
                                  eGLOBE, INC
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

which is responsible for conducting the business operations of ORS. The Company manages and controls the LLC and receives 90% of the profits and losses from ORS' business. The LLC was funded by contributions effected by the members under a Contribution Agreement ("Contribution Agreement"). Oasis contributed all the outstanding shares of ORS as its contribution to the LLC, which the Company valued at approximately $2.4 million. The Company contributed 1.5 million shares of its common stock valued at $3.0 million on the date of issuance and warrants to purchase additional shares of its common stock to the LLC. The warrants are exercisable for the shares of common stock as discussed below:

       (a) shares equal to the difference between $3.0 million and the value of the Company's 1.5 million share contribution on the date that the shares of common stock (including the shares underlying the warrants) contributed to the LLC are registered with the SEC if the value of the 1.5 million shares on that date is less than $3.0 million;

       (b) shares equal to $100,000 of the Company's common stock for each 30-day period beyond 90 days following the date of contribution that the shares of the Company's common stock (including the shares underlying the warrants) contributed to the LLC remain unregistered;

       (c) shares equal to up to $2.0 million of the Company's common stock, subject to adjustment based upon ORS achieving certain revenue and EBITDA targets during the measurement period of August 1, 1999 to January 31, 2000: provided however, that Oasis may select a different period if: (i) ORS obtains a new customer contract at any time between the closing date and March 31, 2000 and (ii) the Company enters into a new contract with a specific customer at any time between the closing date and March 31, 2000. If either of these events occur, then Oasis may select as the measurement period, in its discretion, any of the following; (x) the period from August 1, 1999 to January 31, 2000, (y) the period from September 1, 1999 to February 29, 2000 or (z) the period from October 1, 1999 to March 31, 2000;

       (d) additional shares based upon (1) ORS achieving certain revenue and EBIDTA targets, and (2) the Company's share price at the date of registration of the shares for this transaction. Under certain circumstances, these shares may be equal to the greater of (A) 50% of the incremental revenue for the Second Measurement Period (as defined in the agreements) over $9.0 million or (B) four times the incremental Adjusted EBITDA (as defined in the agreements) for the Second Measurement Period (as defined in the agreements) over $1.0 million provided, however, that such number of shares shall not exceed the greater of; (i) 1,000,000 shares of the Company's common stock or (ii) that the number of shares of the Company's common stock determined by dividing $8.0 million by the Second Measurement Period Date Market Value (as defined in the agreements); and provided further, that if the basis for issuance of such shares is incremental revenue over $9.0 million then EBITDA for the Second Measurement Period must be at least $1.0 million for the revenue between $9.0 million and $12.0 million or at least $1.5 million for revenue above $12.0 million. In addition, the LLC may receive 0.5 million shares of the Company's common stock if the revenue for the Second Measurement Period is equal to or greater than $37.0 million and the Adjusted EBITDA for the Second Measurement Period is equal to or greater than $5.0 million.

     According to the Operating Agreement, the net profits and net losses of the LLC will be allocated 90% to the Company and 10% to Oasis. Proceeds from the sale of the Company's common stock or warrants would be allocated 90% to the Company and 10% to Oasis. Proceeds from the sale of the ORS stock or its assets will be allocated 100% to Oasis until Oasis has received distributions of at least $9.0 million and then 90% to Oasis and 10% to the Company. Pursuant to the LLC's Operating Agreement, the LLC is an interim step to full ownership of ORS by the Company. Once the Company has either raised $10 million in new capital or generated three consecutive months of positive cash flow and registered the shares issued in this transaction, the LLC will be dissolved and ORS will become a wholly owned subsidiary of the Company. Under these circumstances, Oasis would receive the shares of common stock and warrants contributed to the LLC by the Company. Additionally, even if these
                                  eGLOBE, INC
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

conditions are not fulfilled, Oasis has the right to redeem its interest in the LLC at any time in exchange for the shares of common stock and the warrants issued to the LLC by the Company. On January 28, 2000, the Company issued Preferred Stock for $15.0 million as discussed further in Note 10. Following the registration of the shares issued to the LLC, Oasis will exchange its interest in the LLC for the eGlobe Common Stock and Warrants.

     This acquisition has been accounted for using the purchase method of accounting. The financial statements of the Company reflect the preliminary allocation of the purchase price based on preliminary appraisals of ORS's assets. The Company has not completed the review of the purchase price allocation and will determine the final allocation based on final appraisals and resolution of the contingencies discussed earlier.

     As the Company controls the operations of the LLC, the LLC has been included in the Consolidated Financial Statements with Oasis' interest in the LLC recorded as a Minority Interest in the LLC.


     In connection with the purchase and installation of equipment and leasehold improvements at ORS' new facility in Miami, Florida, Oasis agreed to loan ORS up to $451,400. The loan is required to be repaid in six equal quarterly principal installments beginning November 30, 1999. The Company guaranteed ORS'
obligations under this loan and granted Oasis a security interest in its ownership interest in the LLC. Subsequent to September 30, 1999, the Company borrowed $451,400. The Company was unable to make the first scheduled principal payment and obtained a waiver from Oasis for this event of default through February 14, 2000.


     Pro Forma Results of Operations


     As discussed earlier, the Company acquired IDX on December 2, 1998 and UCI on December 31, 1998. The results of operations for these two acquisitions are included in the consolidated results of operations for the nine months ended September 30, 1999.


     The following unaudited pro forma consolidated results of operations are presented as if the IDX, UCI, Telekey, Connectsoft, Swiftcall, iGLOBE and the ORS acquisitions had been made at the beginning of the periods presented. Since Telekey was acquired in February 1999, the Company has included Telekey's January 1999 results in its pro forma results of operations for the nine months ended September 30, 1999 for comparative purposes. Since Connectsoft was acquired in June 1999, the Company has included Connectsoft's January through May 1999 results in its pro forma results of operations for the nine months ended September 30, 1999 for comparative purposes. Since Swiftcall was acquired in August 1999, the Company has included Swiftcall's January through July 1999 results in its pro forma results of operations for the nine months ended September 30, 1999 for comparative purposes. Since the Company assumed operational control of iGLOBE effective August 1, 1999, the Company has included iGLOBE's January through July 1999 results in its pro forma results of operations for the nine months ended September 30, 1999. Since ORS was acquired in September 1999, the Company has included ORS' January through August 1999 results in its pro forma results of operations for the nine months ended September 30 1999 for comparative purposes. Also, the subsequent increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders, the renegotiations of the terms of IDX purchase agreement, the reclassification of acquired goodwill to other identifiable intangibles and the exchange of the Series G Preferred Stock for the Series K Preferred Stock were assumed to have occurred on January 1, 1998.





                                                        PRO FORMA RESULTS FOR THE
                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                  -------------------------------------
                                                         1999                1998
                                                  -----------------   -----------------
Net Revenue ...................................     $  37,307,000       $  35,125,000
Net Loss ......................................     $ (41,563,000)      $ (25,058,000)
Net Loss Attributable to Common Stock .........     $ (47,891,000)      $ (31,904,000)

                                  eGLOBE, INC
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



Net Loss Per Share (Basic and Diluted) .........    $(2.47)     $(1.79)

NOTE 5 -- DEFERRED REVENUE

     Some revenues from the Company's card services business come from supplying underlying services to issuers of prepaid cards. Those issuers prepay some or all of the services provided. Payments received in advance for such services are recorded in the accompanying balance sheets as deferred revenue. Consequently, revenues from such services are recognized as the cards are used and service provided. When a card for which service has been contracted expires without being fully used (cards have effective lives of up to one year), then the unused value is referred to as breakage and recorded as revenue at the date of expiration. In addition, the Company, through its recent acquisition of ORS, has deferred revenue related to certain reservations service contracts. Customers are required to pay the Company for reservation services in advance based on forecasted amounts. These advance payments are recorded by the Company as deferred revenue, which is subsequently recognized as revenue when the related services are performed.

                                  eGLOBE, INC
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

NOTE 6 -- NOTES PAYABLE AND LINE OF CREDIT PRINCIPALLY RELATED TO ACQUISITIONS

     At September 30, 1999 notes payable and lines of credit principally related to acquisitions consisted of the following:

                                                                                           SEPTEMBER 30,
                                                                                               1999
                                                                                          --------------
12 % unsecured term note payable to an investor, interest and principal payable
 in September 1999. (1)................................................................    $   250,000
Convertible subordinated promissory note for acquisition of IDX, interest and
 principal repaid March 1999 through issuance of common stock and warrants. (2)                     --
Convertible subordinated promissory note for acquisition of IDX, interest and
 principal paid in August 1999 through issuance of common stock. (2) ..................             --
Convertible subordinated promissory note for acquisition of IDX, interest and
 principal paid in August 1999 through issuance of preferred stock. (2) ...............             --
Convertible subordinated promissory note for acquisition of IDX, interest and
 principal paid in August 1999 through issuance of preferred stock.(2) ................             --
8% promissory note for acquisition of UCI, $250,000 payable in August, 1999, and
 $250,000 plus interest payable December 1999. (3).....................................        500,000
Line of credit of Telekey, principal due on demand, interest payable quarterly at a
 variable rate (8.25% at September 30, 1999), expires in October 1999. (4) ............        100,000
Non-interest bearing note for acquisition of Telekey, payable in equal monthly
 principal payments over one year. (4) ................................................         62,500
Short term note due to seller of iGLOBE, due in November 1999. (5) ....................      1,205,288
                                                                                           -----------
Total notes payable and line of credit. ...............................................    $ 2,117,788
                                                                                           ===========

----------
(1) In September 1998, a subsidiary of the Company entered into a bridge loan agreement with an investor for $250,000. The proceeds were advanced to Connectsoft, a company acquired in September 1999 as discussed in Note 4. In connection with this transaction, the lender was granted warrants to purchase 25,000 shares of the Company's common stock at a price of $2.00 per share. The value assigned to the warrants of $26,351 was recorded as a discount to the note and has been fully amortized as of September 30, 1999 as additional interest expense. The warrants expire on September 1, 2003, and as of September 30, 1999 these warrants have not been exercised. As part of the acquisition of Connectsoft, the Company renegotiated the terms of this note with the investor in July 1999. Pursuant to the renegotiations, the original note was replaced with a new note dated July 14, 1999 with a face value of $276,408 representing $250,000 of principal plus $26,408 of accrued interest due on the original note. The new note has a maturity date of September 12, 1999. In connection with this new note, the lender was granted warrants to purchase 25,000 shares of the Company's common stock at a price of $2.82 per share. The value of $33,979 assigned to the warrants was recorded as a discount to the note and amortized over the term of the loan. The warrants expire on July 14, 2004. At September 30, 1999 these warrants have not been exercised. On January 28, 2000, the Company paid the principal and interest in full.

(2) In connection with the IDX acquisition, the Company issued $5.0 million convertible subordinated promissory notes and a $0.4 million note payable for accrued but unpaid dividends owed by IDX. The notes bore interest at LIBOR plus 2.5% (7.75% as defined). Each of the notes, plus accrued interest, could be paid in cash or shares of the Company's common stock, at the sole discretion of the Company. In March 1999, the Company elected to pay the first note, which had a face value of $1.0 million, plus accrued interest, in shares of common stock and issued 431,728 shares of common stock to discharge this indebtedness. In connection with the discharge of this indebtedness, IDX stockholders were granted warrants expiring March 23, 2002 to purchase 43,173 shares of the Company's common stock at a price of $2.37 per share. The value assigned to the warrants of $62,341 was recorded as interest expense in March 1999. At September 30, 1999, these warrants have not been exercised.

     In July 1999, the Company renegotiated the terms of the purchase agreement with IDX stockholders. As a result of the renegotiations, the Company exchanged the notes payable of $1.5 million and $2.5 million for 400,000 shares of Series I Preferred Stock valued at $4.0 million. In addition, the maturity date of the $418,024 note was extended to July 15, 1999 from May 31, 1999. The Company elected to pay this note with shares of common stock and issued 140,599 shares of common stock to discharge this indebtedness. See Notes 4 and 8 for further discussion.

                                  eGLOBE, INC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

(3) December 31, 1998, the Company acquired UCI. In connection with this transaction, the Company issued a promissory note for $0.5 million bearing interest at 8% due June 27, 1999. In connection with the note, UCI was granted warrants expiring in December 31, 2003 to purchase 50,000 shares of the Company's common stock at a price of $1.63 per share. The value assigned to the warrants of $42,967 was recorded as a discount to the note and was amortized through June 1999 as additional interest expense. At September 30, 1999, these warrants have not been exercised. In August 1999, the Company completed renegotiation of the terms of this note. In November 1999, the Company paid $250,000 with the remaining $250,000 plus accrued interest payable on December 31, 1999. The Company has obtained a waiver from the noteholder for the scheduled payment through February 14, 2000.


(4) February 12, 1999, the Company acquired Telekey. In connection with this transaction, the Company issued a non-interest bearing note for $150,000. (See Note 4). Telekey also had a $1.0 million line of credit due on demand and bearing interest at a variable rate (8.25% at September 30, 1999), to facilitate operational financing needs. The line of credit was personally guaranteed by previous stockholders of Telekey. This line of credit expired in October 1999 and the balance was repaid on November 2, 1999.


(5) Effective August 1, 1999, the Company acquired iGLOBE. In connection with this transaction, Highpoint financed working capital through the closing date to iGLOBE for which the Company issued a note payable of $1.2 million. (See Note 4 for further discussion). The note was due November 1999, subject to agreement by both parties on the amount owed. The Company and Highpoint are currently negotiating the amount of the principal balance.


NOTE 7 -- NOTES PAYABLE AND LONG-TERM DEBT

     At September 30, 1999, notes payable and long-term debt consisted of the following:





                                                                                        SEPTEMBER 30,
                                                                                            1999
                                                                                       --------------
8.875% unsecured term note payable to a telecommunications company. (1) ............    $        --
8.875% unsecured term note payable to a stockholder, interest and principal
 payable December 1999, net of unamortized discount of $63,121. (2) ................        936,879
8% promissory note for acquisition of UCI, interest and principal payable June
 2000. (3) .........................................................................        500,000
8% mortgage note, payable monthly, including interest through March 2010, with an April 2010 balloon payment; secured by deed of trust on the related land and
 building ..........................................................................        296,706
10% promissory note of Telekey payable to a telecommunication company,
 interest payable quarterly, principal due December 2000. (4) ......................        453,817
Promissory note with interest at a variable rate (8.0% at September 30, 1999), principal and interest payable in twelve equal monthly installments commencing
 September 1999. (5) ...............................................................        500,000
5% Secured Note Payable, net of unamortized discount of $9,791,305 (6)..............     10,208,695
Capitalized lease obligations (7) ..................................................      5,602,756
                                                                                        -----------
Total ..............................................................................     18,498,853
Less current maturities, net of unamortized discount of $3,626,977..................      4,040,583
                                                                                        -----------
Total long-term debt ...............................................................    $14,458,270
                                                                                        ===========

----------
(1) In February 1998, the Company borrowed $7.5 million from a telecommunications company. In connection with this transaction, the lender was granted warrants expiring February 23, 2001 to purchase 500,000 shares of the Company's common stock at a price of $3.03 per share. The value of approximately $0.5 million assigned to such warrants when granted in connection with the above note agreement was recorded as a discount to long-term debt. The discount was amortized over the term of the note as interest expense. In January 1999, pursuant to the anti-dilution provisions of the loan agreement, the exercise price of the warrants was adjusted to $1.5125 per share, resulting in additional debt discount of $0.2 million. This amount was amortized over the remaining term of the note. In July 1999, this note plus accrued interest was repaid and the remaining unamortized discount was recorded as interest expense. At September 30, 1999, these warrants have not been exercised.

(2) In September 1998, the Company borrowed $1.0 million from an existing stockholder. In connection with this transaction, the lender was granted warrants expiring September 2001 to purchase 67,000 shares of the Company's common stock at a price of $3.03 per share. The stockholder also received as consideration for the loan, the repricing and extension of a warrant for 55,000
                                  eGLOBE, INC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

    shares exercisable before February 2001 at a price of $3.75 per share. The value assigned to such warrants, including the revision of terms, of approximately $68,846, was recorded as a discount to the note payable and is being amortized over the term of the note as interest expense. In January 1999, the exercise price of the 122,000 warrants was lowered to $1.5125 per share and the expiration dates were extended through January 31, 2002. The value of $19,480 assigned to the revision in terms was recorded as additional debt discount and is being amortized to interest expense through December 31, 1999. In August 1999, the Company entered into a stock purchase agreement with the lender. Under this agreement, the lender agreed to purchase 160,257 shares of common stock of the Company at a price per share of $1.56 and received a warrant to purchase 60,000 shares of common stock of the Company at a price per share of $1.00. Additionally, the lender acquired an option to exchange the principal of the note (up to a maximum amount of $500,000) for: (1) shares of common stock of the Company at a price per share of $1.56 and (2) warrants to purchase shares of common stock of the Company at a price of $1.00 (60,000 shares per $250,000 of debt exchanged). The value of the maximum number of warrants that would be issued upon exercise of the option of $70,637 was recorded as additional debt discount and is being amortized to interest expense through December 1999. (See Note 8 for further discussion). The Company and the stockholder have extended the maturity date to April 2000.

(3) On December 31, 1998, the Company acquired UCI. In connection with this transaction, the Company issued a $0.5 million note with 8% interest payable monthly due no later than September 30, 2000.

(4) Telekey, acquired in February, 1999, has an outstanding promissory note for $0.454 million bearing interest payable quarterly at 10% due on December 31, 2000.

(5) On June 17, 1999, the Company through its subsidiary Vogo purchased substantially all the assets of ConnectSoft. In connection with this purchase, the Company issued a $0.5 million note to the seller. The note bears interest at a variable rate (8% at September 30, 1999) and principal and interest payments are due in twelve equal monthly payments commencing on September 1, 1999. The remaining principal and accrued interest also become due on the first date on which (i) the Company receives in any transaction or series of transactions any equity or debt financing of at least $50.0 million or (ii) Vogo receives in any transaction or series of transactions any equity or debt financing of at least $5.0 million. (See Notes 4 and 8 for further discussion). The Company has obtained a waiver from the noteholder for delinquent principal payments through February 14, 2000.

(6) In April 1999, the Company received a financing commitment of $20.0 million in the form of long-term debt from its largest stockholder ("Lender"). Under the terms of the Loan and Note Purchase Agreement ("Agreement"), in April 1999, the Company received an unsecured loan ("Loan") of $7.0 million bearing interest at 8% payable monthly with principal and remaining interest due on the earlier of (i) April 2000, (ii) the date of closing of an offering by the Company from which the Company receives net proceeds of $30.0 million or more, and (iii) the closing of the $20.0 million purchase of the Company's 5% Secured Notes. As additional consideration, the Lender received warrants to purchase 1,500,000 shares of the Company's common stock at an exercise price of $0.01 per share, of which 500,000 warrants were immediately exercisable and were exercised in September 1999, and 1,000,000 warrants were exercisable only in the event that the stockholders did not approve the repayment of a $20.0 million credit facility committed by the Lender in shares of the Company's common stock and grant of warrants to purchase 5,000,000 shares of the Company's common stock or the Company elected not to draw it down. The 1,000,000 warrants did not become exercisable because both the stockholder approval was received and the Company elected to draw down the funds as discussed below. The value of approximately $2.9 million assigned to the 500,000 warrants was recorded as a discount to the note payable and amortized through July 1999 when the note was repaid.


  Under the Agreement, in July 1999, the Lender purchased $20.0 million of 5% Secured Notes ("Notes") dated June 30, 1999 at the Company's request. The transactions contemplated by the Agreement were approved by the Company's stockholders at the annual stockholders meeting in June 1999. The initial $7.0 million Loan was repaid from the proceeds of the Notes. Additionally, proceeds from the Notes were used to repay the note payable, discussed in note (1), and accrued interest totaling $8.4 million.


  Principal and interest on the Notes are payable over three years in monthly installments of $377,000 commencing August 1, 1999 with a balloon payment for the remaining balance of $8.6 million due on the earlier to occur of (i) June 30, 2002, or (ii) the date of closing of an offering ("Qualified Offering") by the Company of debt or equity securities, in a single transaction or series of related transactions, from which the Company receives net proceeds of $100.0 million or more. Alternatively, the Company may elect to pay up to 50% of the original principal amount of the Notes in shares of the Company's common stock, at its option, if: (i) the closing price of the Company's common stock is $8.00 per share for more than 15 consecutive trading days; (ii) the Company completes a public offering of equity securities at a price of at least $5.00 per share and with proceeds of at least $30.0 million; or (iii) the Company completes an offering of securities with proceeds in excess of $100.0 million. Also, under the Agreement, the Lender purchased an Accounts Receivable Revolving Credit Note ("Revolver") for an amount up to the lesser of (1) 50% of eligible receivables (as defined) or (2) the aggregate amount of principal that has been repaid to date. Principal and interest on the Revolver are payable on the earliest to occur of (i) the third anniversary of the agreement, June 30, 2002, or (ii) the date of closing of a Qualified Offering as defined above. At September 30, 1999, the balance on the Notes was
  $19,432,318 and the balance on the Revolver was $567,682 totaling $20.0 million less an unamortized discount of $9,791,305 for a net amount of $10,208,695. These Notes and Revolver are secured by substantially all of the Company's existing operating assets, although the Company can pursue certain additional financing, including secured debt or lease financing, for certain capital expenditures. The Agreement contains certain debt covenants and restrictions by and on the Company, as defined. The Company is currently in arrears on scheduled principal payments under this debt facility. In addition, the Company is in default under certain other of its debt agreements. The Company has obtained a waiver through February 14, 2000 from the Lender for the above defaults.

   As additional consideration for the Notes, the Lender was granted warrants to purchase 5,000,000 shares of the Company's common stock at an exercise price of $1.00 per share. The warrants expire in three years. The value assigned such warrants of
                                  eGLOBE, INC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

    approximately $10.7 million was recorded as a discount to the Notes and is being amortized over the term of the Notes as additional interest expense. At September 30, 1999, these warrants have not been exercised.


    In August 1999, the Company and the Lender agreed to exchange $4.0 million of the Notes for shares of Series J Cumulative Convertible Preferred Stock. (See Note 10 for further discussion of the transaction).


(7) The Company is committed under capital leases for certain property and equipment. These leases are for terms of 36 months and bear interest ranging from 8.49% to 9.07%.


    In June 1999, the Company acquired certain capital lease obligations related to the ConnectSoft acquisition. These leases were then refinanced for a total of $2,992,000 with a term of 36 months and bear interest at rates ranging from 10.24% to 11.40% and contain certain buyout options at the end of the lease terms.


NOTE 8 -- STOCKHOLDERS' EQUITY

     Preferred Stock and Redeemable Preferred Stock

     At the June 16, 1999 annual stockholder meeting, a proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized preferred stock to 10,000,000 was approved and adopted. Par value for all preferred stock remained at $.001 per share. In addition, the stockholders also approved and adopted a prohibition on stockholders increasing their percentage of ownership of the Company above 30% of the outstanding stock or 40% on a fully diluted basis other than by a tender offer resulting in the stockholder owning 85% or more of the outstanding common stock. The following is a summary of the Company's series of preferred stock and the amounts authorized and outstanding at September 30, 1999 and December 31, 1998:

       Series B Convertible Preferred Stock, 500,000 shares authorized, and 0 and 500,000 shares, respectively, issued and outstanding (eliminated in December 1999)

       8%  Series  C  Cumulative   Convertible   Preferred   Stock,  275  shares
   authorized, 0 and 75 shares, respectively, issued and outstanding (eliminated in December 1999)

       8%  Series  D  Cumulative   Convertible   Preferred   Stock,  125  shares
   authorized, 50 and 0 shares, respectively, issued and outstanding ($5.0 million aggregate liquidation preference)

       8%  Series  E  Cumulative   Convertible   Preferred   Stock,  125  shares
   authorized, 50 and 0 shares, respectively, issued and outstanding

       Series F Convertible Preferred Stock, 2,020,000 authorized, 1,010,000 and 0 shares, respectively, issued and outstanding

       6% Series G Cumulative Convertible Redeemable Preferred Stock, 1 share authorized, no shares issued and outstanding (eliminated in December 1999)

       Series H Convertible Preferred Stock, 500,000 shares authorized, 500,000 and 0 shares, respectively, issued and outstanding

       8% Series I Convertible Optional Redemption Preferred Stock, 400,000 shares authorized, 400,000 and 0 shares, respectively, issued and outstanding

       5% Series K Cumulative Convertible Preferred Stock, 30 shares authorized, 30 and 0 shares, respectively, issued and outstanding ($3.0 million aggregate liquidation preference)

     Following is a detailed discussion of each series of preferred stock outstanding at September 30, 1999:

Series B Convertible Preferred Stock

     On December 2, 1998, the Company issued 500,000 shares of Series B Preferred Stock in connection with the acquisition of IDX. In July 1999, the Company renegotiated the terms of the IDX purchase agreement with the IDX stockholders. As a result of the renegotiations, the Series B Preferred Stock was reacquired by the Company in exchange for 500,000 shares of Series H Preferred Stock. (See Note 4 for further discussion).

                                  eGLOBE, INC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

Series C Cumulative Convertible Preferred Stock

     In February 1999, the Company issued 3,000,000 shares of common stock in exchange for the 75 shares of outstanding Series C Cumulative Convertible Preferred Stock (convertible into 1,875,000 shares of common stock on the exchange date) to Mr. Ronald Jensen, the Company's largest stockholder. The market value of the 1,125,000 incremental shares of common stock issued was recorded as a preferred stock dividend of approximately $2.2 million with a corresponding credit to paid-in capital. This transaction was contemporaneous with the Company's issuance of Series E Preferred stock to an affiliate of Mr. Jensen, which is discussed below.


     Series D Cumulative Convertible Preferred Stock

     In January 1999, the Company issued 30 shares of Series D Cumulative Convertible Preferred Stock ("Series D Preferred") to a private investment firm for $3.0 million. The holder agreed to purchase 20 additional shares of Series D Preferred stock for $2.0 million upon registration of the common stock issuable upon conversion of this preferred stock. In connection with this transaction, the Company issued warrants to purchase 112,500 shares of common stock with an exercise price of $0.01 per share and warrants to purchase 60,000 shares of common stock with an exercise price of $1.60 per share. The value assigned to such warrants when granted was approximately $0.3 million and was originally recorded as a discount to the Series D Preferred.

     Upon the Company's registration in May 1999 of the common stock issuable upon the conversion of the Series D Preferred, the investor purchased 20 additional shares of Series D Preferred and the following warrants for $2.0 million. The Company issued warrants to purchase 75,000 shares of common stock with an exercise price of $.01 per share and warrants to purchase 40,000 shares of common stock with an exercise price of $1.60. The value assigned to these warrants when granted was approximately $0.3 million and was originally recorded as a discount to the Series D Preferred.

     The discounts associated with the value of the warrants were amortized as deemed preferred dividends over the periods from the dates of the grants to the dates that the Series D Preferred could first be converted into common stock defined as 90 days from issuance. On August 20, 1999, the exercise price of $1.60 for 100,000 warrants was lowered to $1.44 per share. The value assigned to this revision in terms was recorded as a preferred stock dividend. In connection with the revision in terms, the investor exercised the warrants to purchase 100,000 shares at a price of $1.44 per share and warrants to purchase 75,000 shares at $0.01 per share.

     The Series D Preferred stock carries an annual dividend of 8%, payable quarterly beginning December 31, 1999. The Company has accrued approximately $126,000 in cumulative Series D Preferred dividends as of September 30, 1999. The shares of Series D Preferred stock are convertible, at the holder's option, into shares of the Company's common stock any time after 90 days from issuance at a conversion price equal to the lesser of $1.60 or, in the case of the Company's failure to achieve positive EBITDA or to close a $20.0 million public offering by the third fiscal quarter of 1999, the market price just prior to the conversion date. The Company did not achieve either of these targets; therefore, the conversion price will be the lesser of $1.60 or market price. The shares of Series D Preferred stock will automatically convert into common stock upon the earliest of (i) the first date on which the market price of the common stock is $5.00 or more per share for any 20 consecutive trading days, (ii) the date on which 80% or more of the Series D Preferred stock has been converted into common stock, or (iii) the date the Company closes a public offering of equity securities at a price of at least $3.00 per share with gross proceeds of at least $20 million.

     Due to the Company's failure to consummate a specific merger transaction by May 30, 1999, the Company issued to the investor a warrant exercisable August 1, 1999 to purchase 76,923 shares of common stock with an exercise price of $.01 per share. The value assigned to the warrant when granted
                                  eGLOBE, INC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

was approximately $0.3 million and was recorded as a preferred stock dividend. The warrant is exercisable for three years. In August 1999 the investor exercised the warrants to purchase 76,923 shares at a price of $.01 per share.


     As additional consideration, the Company agreed to issue to the investor for no additional consideration, additional warrants to purchase the number of shares of common stock equal to $0.3 million (based on the market price of the common stock on the last trading day prior to July 1, 2000, or pay $0.3 million in cash, if the Company does not achieve, in the fiscal quarter commencing July 1, 2000, an aggregate amount of gross revenues equal to or in excess of 200% of the aggregate amount of gross revenues achieved by the Company in the fiscal quarter ended December 31, 1998.


     The shares of Series D Preferred stock must be redeemed if it ceases to be convertible (which would happen if the number of shares of common stock issuable upon conversion of the Series D Preferred stock exceeded 19.9% of the number of shares of common stock outstanding when the Series D Preferred stock was issued, less shares reserved for issuance under warrants). Redemption is in cash at a price equal to the liquidation preference of the Series D Preferred stock at the holder's option or the Company's option 45 days after the Series D Preferred stock ceases to be convertible. The Company received stockholder approval to increase the number of shares issuable and will issue the full amount of common stock upon conversion of the Series D Preferred stock even if the number of shares exceeds the 19.9% maximum number.


     See Note 10 for discussion of the conversion of the shares of Series D Preferred stock subsequent to September 30, 1999.


     Series E Cumulative Convertible Preferred Stock


     In February 1999, the Company issued 50 shares of Series E Cumulative Convertible Redeemable Preferred Stock ("Series E Preferred") to the Company's largest stockholder, for $5.0 million. The Series E Preferred carries an annual dividend of 8%, payable quarterly beginning December 31, 2000. The Company has accrued approximately $0.2 million in Cumulative Series E Preferred dividends as of September 30, 1999. As additional consideration, the Company issued to the holder three year warrants to purchase 723,000 shares of common stock at $2.125 per share and 277,000 shares of common stock at $0.01 per share. The value assigned to such warrants when granted was approximately $1.1 million and was recorded as a deemed dividend because the Series E Preferred stock was convertible at the election of the holder at the issuance date.


     The Series E Preferred holder had the option to elect to make the shares of Series E Preferred stock convertible into shares of common stock (rather than redeemable) at any time after issuance. The Company could have elected to make the shares of Series E Preferred stock convertible, but only if (i) it had positive EBITDA for at least one of the first three fiscal quarters of 1999 or
(ii) completed a public offering of equity securities for a price of at least $3.00 per share and with gross proceeds to the Company of at least $20 million on or before the end of the third fiscal quarter of 1999. In connection with a debt placement concluded in April 1999, the Series E Preferred holder elected to make such shares convertible; accordingly, such shares are no longer redeemable. As a result, the carrying value of the Series E Preferred stock was reclassified from Redeemable Preferred Stock to Stockholders' Equity as permanent equity in April 1999.


     The shares of Series E Preferred stock will automatically be converted into shares of the Company's common stock, on the earliest to occur of (x) the first date as of which the last reported sales price of the Company's common stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which the Series E Preferred stock is outstanding, (y) the date that 80% or more of the Series E Preferred stock has been converted into common stock, or (z) the Company completes a public offering
                                  eGLOBE, INC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

of equity securities at a price of at least $3.00 per share and with gross proceeds to the Company of at least $20 million. The initial conversion price for the Series E Preferred stock is $2.125, subject to adjustment if the Company issues common stock for less than the conversion price.

     Series F Convertible Preferred Stock

     As discussed in Note 4, on February 12, 1999, the Company completed the acquisition of Telekey. The purchase consideration included the issuance of 1,010,000 shares of Series F Convertible Preferred Stock ("Series F Preferred"). The Company also agreed to issue at least 505,000 and up to an additional 1,010,000 shares of Series F Preferred two years from the date of closing (or upon a change of control or certain events of default if they occur before the end of two years), subject to Telekey meeting certain revenue and EBITDA objectives.

     The shares of Series F Preferred initially issued will automatically convert into shares of common stock on the earlier to occur of (a) the first date as of which the market price is $4.00 or more for any 15 consecutive trading days during any period that the Series F Preferred stock is outstanding, or (b) July 1, 2001. The Company guaranteed a price of $4.00 per share at December 31, 1999 to recipients of the common stock issuable upon the conversion of the Series F Preferred, subject to Telekey's achievement of certain defined revenue and EBITDA objectives. If the market price less than $4.00 on December 31, 1999, the Company would issue additional shares of common stock upon conversion of the Series F Preferred based on the ratio of $4.00 to the market price, but not more than an aggregate of 606,000 additional shares of common stock. On December 31, 1999, the market price of the Company's common stock exceeded $4.00. On January 3, 2000, the former stockholders of Telekey converted their combined 1,010,000 shares of Series F Preferred Stock into a total of 1,209,584 shares of common stock.

     The holders of the Series F Preferred Stock are not entitled to dividends unless declared by the Board of Directors. The shares of Series F Preferred Stock are not redeemable.

     Series G Cumulative Convertible Redeemable Preferred Stock

     In connection with the purchase of substantially all of the assets of ConnectSoft in June 1999, as discussed in Note 4, the Company issued one share of 6% Series G Cumulative Convertible Redeemable Preferred Stock ("Series G Preferred") valued at $3.0 million. The Series G Preferred carried an annual dividend of 6%, payable annually beginning September 30, 2000. In August 1999, the Company issued 30 shares of Series K Cumulative Convertible Preferred Stock in exchange for the one share of Series G Preferred. This exchange is discussed in more detail below.

     Series H Convertible Preferred Stock

     In July 1999, the Company issued 500,000 shares of Series H Convertible Preferred Stock ("Series H Preferred") in exchange for 500,000 shares of Series B Preferred. See Note 4 for discussion of renegotiation. The shares of Series H Preferred Stock convert automatically into a maximum of 3,750,000 shares of common stock, subject to adjustment as described below, on January 31, 2000 or earlier if the 15 day average closing sale price of the common stock is equal to or greater than $6.00. Providing the Series H Preferred has not been converted, the Company has guaranteed a price of $6.00 per share on January 31, 2000. If the market price of the common stock is less than $6.00 per share on January 31, 2000, the Company will issue additional shares of common stock upon the conversion of the Series H Preferred Stock based on the ratio of $6.00 to the market price (as defined, but not less than $3.3333 per share), but not more than 3.0 million additional shares of common stock. See Note 10 for discussion of subsequent renegotiations related to this preferred stock.

     Series I Convertible Optional Redemption Preferred Stock

     In July 1999, the Company issued 400,000 shares of Series I Convertible Optional Redemption Preferred Stock ("Series I Preferred") in exchange for notes payable of $4.0 million due to the IDX stockholders. See Note 4 for discussion of renegotiation. The Company may redeem 150,000 shares of
                                  eGLOBE, INC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

Series I Preferred Stock prior to February 14, 2000 and the remainder prior to July 17, 2000 at a price of $10.00 per share plus 8% of the value of the Series I Preferred Stock per annum from December 2, 1998 through the date of redemption. The redemption, solely at the option of the Company, may be made in cash, common stock or a combination of the two. Any Series I Preferred Stock not redeemed by the applicable date will be converted automatically into common stock based on a conversion price of $10.00 per share plus 8% per annum of the value of the Series I Preferred Stock from December 2, 1998 through the date of conversion divided by the greater of the market price of the common stock on the date of conversion or $2.00 up to a maximum of 3.9 million shares of common stock.

     Series K Cumulative Convertible Preferred Stock

     In August 1999, the Company issued 30 shares of Series K CumulativeConvertible Preferred Stock ("Series K Preferred") valued at $3.0 million in exchange for the one share of its Series G Preferred held by the seller of ConnectSoft.

     The Series K Preferred carries an annual dividend of 5% which is payable quarterly, beginning December 31, 2000. The Company has accrued approximately $15,200 in cumulative Series K Preferred dividends as of September 30, 1999. The shares of Series K Preferred are convertible, at the holder's option, into shares of the Company's common stock at any time at a conversion price equal to $1.56. The shares of Series K Preferred are also convertible into the Company's common stock at a lower price upon a change of control (as defined) if the market price of the Company's common stock on the date immediately preceding the change of control is less than the conversion price. The shares of Series K Preferred will automatically be converted into the Company's common stock, on the earliest to occur of (i) the first date as of which the last reported sales price of the Company's common stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which Series K Preferred is outstanding, (ii) the date that 80% or more of the Series K Preferred the Company has issued has been converted into the Company's common stock, or (iii) the Company completes a public offering of equity securities at a price of at least $3.00 per share and with gross proceeds to the Company of at least $20.0 million.

     The carrying value of the Series G Preferred exceeded the fair value of the Series K Preferred because of accrued dividends that were not paid pursuant to the exchange. The excess of $36,411 reduced the loss attributable to common stock in the third quarter.


     Common Stock

     As discussed earlier, in February 1999, the Company issued 3,000,000 shares of common stock in exchange for the 75 outstanding shares of Series C Preferred stock.

     In March 1999, the Company elected to pay the IDX $1.0 million promissory note and accrued interest with shares of common stock. The Company issued 431,728 shares of common stock and warrants to purchase 43,173 shares of common stock to discharge this indebtedness. In July 1999, the Company issued 140,599 shares of common stock in repayment of $418,024 related to the IDX acquisition. In addition, in July 1999, the Company repaid a $200,000 note payable and related accrued interest with 125,000 shares of common stock. In connection with this transaction, the Company also issued 40,000 five-year warrants to purchase common shares at an exercise price of $1.60 and warrant to purchase 40,000 common shares at an exercise price of $1.00 per share.

     In April 1999, the Company received a financing commitment of $20.0 million in the form of long-term debt from its largest stockholder ("Lender"). Under the Agreement, in April 1999, the Company received an unsecured loan of $7.0 million. As additional consideration, the Company issued the Lender warrants to purchase 1,500,000 shares of the Company's common shares at an exercise of $0.01 per share. Of this total, 500,000 warrants were immediately exercisable and the value of approximately $2.9 million was recorded as a discount to the note payable and amortized through July 1999 when the note was repaid. The remaining
                                  eGLOBE, INC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

1,000,000 warrants were contingent and were cancelled in July 1999. Under this debt agreement, the Lender purchased $20.0 million Notes in July 1999 and the initial $7.0 note was repaid with the proceeds. As additional consideration for the Notes, the Lender was granted warrants to purchase 5,000,000 shares of the Company's common stock at an exercise price of $1.00 per share. The warrants expire in three equal installments over the three years following issuance. The value assigned to the warrants of $10.7 million was recorded in July 1999 as a discount to the Notes to be amortized during the term of the Notes as additional interest. (See Notes 7 and 10 for further discussion.)

     In June 1999, the Company issued to a former employee 54,473 shares of the Company's common stock in settlement of certain potential claims.

     In August 1999, the Company entered into a stock purchase agreement with a long time stockholder and a lender. Under this agreement, for $250,000, the investor purchased 160,257 shares of common stock, warrants valued at $80,311 to purchase 60,000 shares of common stock at an exercise price of $1.00 per share and the option to exchange the principal of an existing note (up to a maximum amount of $500,000) for shares of common stock at a price per share of $1.56 and a warrant to purchase shares of common stock at a price of $1.00 (60,000 per $250,000 of debt exchanged). (See Note 7 for further discussion).

     In August 1999, the Company received proceeds of approximately $716,000 from the exercise of warrants to acquire 668,518 shares of common stock. Also, in September 1999, the Lender, as discussed earlier, exercised 500,000 warrants for $0.01 per share.

     In September 1999, the Company issued 1.5 million shares of common stock and warrants to purchase additional shares of common stock in connection with its acquisition of control of ORS. (See Note 4 for further discussion.)

     See Notes 6, 7 and 8 (Preferred Stock) for discussion of warrants issued in connection with debt renegotiations and issuances of preferred stock as well as preferred stock conversions subsequent to September 30, 1999. See Note 10 for additional discussion of transactions occurring subsequent to September 30, 1999 that will result in the issuance of shares of convertible preferred stock, common stock and warrants as well as preferred stock conversions for common stock.


Employee and Director Stock Option Plan

     On June 16, 1999, the Company's stockholders adopted an amendment to increase the number of shares of the Company's common stock that may be issued to employees by 1.5 million shares under the Company's 1995 Employee Stock Option and Appreciation Rights Plan. This increase includes the reduction of the number of shares available for issuance under the Company's 1995 Director Stock Option and Appreciation Rights Plan by 0.4 million shares.


NOTE 9 - BASIC NET LOSS PER LOSS PER SHARE OF COMMON STOCK

     Earnings (loss) per share are calculated in accordance with SFAS No. 128, "Earnings Per Share". The net loss of $42.1 million attributable to common stock for the nine months ended September 30, 1999 includes preferred stock dividends of $10.8 million. For the nine month period ended September 30, 1998, the Company had no preferred stock dividends. The weighted average shares outstanding for the nine month periods ended September 30, 1999 and 1998, respectively, were 19,374,944 and 17,594,628. Common stock options and warrants of 10,643,115 and 3,430,781 for the nine months ended September 30, 1999 and 1998, respectively were not included in diluted earnings (loss) per share as the effect was antidilutive due to the Company recording a loss in the periods presented.

     In addition, convertible preferred stock, stock to be issued and convertible debt convertible into 19.6 million shares of common stock were not included in diluted earnings (loss) per share for the three and nine months ended September 30, 1999 due to the losses for the respective periods.

                                  eGLOBE, INC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

     Subsequent to September 30, 1999, the Company issued additional common stock as well as preferred stock and warrants convertible into 5.7 million shares of common stock. Also, the Company renegotiated the terms of certain preferred stock issuances and certain preferred stock was converted into common stock. (See Note 10 for discussion). In addition, certain contingently issuable warrants related to recent acquisitions have not been included in the computation of diluted earnings (loss) per share as the contingencies had not been met as of September 30, 1999. See Note 4.


NOTE 10 - SUBSEQUENT EVENTS


     Debt Exchange For Preferred Stock

     In August 1999, the Company reached an agreement with EXTL Investors whereby the Company would issue to EXTL Investors 40 shares of 5% Series J Cumulative Convertible Preferred Stock ("Series J Preferred") as prepayment of $4.0 million of the outstanding $20.0 million Secured Notes issued to EXTL Investors. (See Note 7 for discussion.) The exchange was finalized in November 1999. At the date of exchange, the carrying value of the $4.0 million Notes, net of the unamortized discount of approximately $1.9 million, was approximately $2.1 million. The excess of the fair value of the Series J Preferred over the carrying value of the note of $1.9 million will be recorded as an extraordinary loss on debt extinguishment in November 1999. As a result of this agreement, the $4.0 million is not subject to redraw under the Revolver.


     Series N Cumulative Convertible Preferred Stock

     On October 15, 1999, the Company sold 1,895 shares of 8% Series N cumulative Convertible Preferred Stock ("Series N Preferred") and 219,047 warrants for proceeds of $1.9 million. In December 1999, the Company sold an additional 1,400 shares of Series N Preferred and 128,046 warrants for proceeds of $1.3 million. The Series N Preferred carries an 8% annual dividend payable in cash or common stock at the holder's option, or in the absence of an election of the holder, at the election of the Company. The shares of Series N Preferred stock are immediately convertible, at the holder's option, into shares of the Company's common stock at a conversion price equal to the greater of $2.125 and 101% of the average closing market price per share of common stock for the 15 trading days prior to the binding commitment of the holder to invest (provided however that no shares of Series N Preferred sold after the first issuance shall have an initial conversion price below the initial conversion of the shares sold at first issuance) or 85% of the market price per share of common stock, computing the market price per share for the purpose of such conversion as equal to the average closing market price per share for the five trading days immediately prior to the conversion date, provided however that the conversion price shall not be greater than the greater of $3.25 or 150% of the initial conversion price.

     Series N Preferred shall automatically convert into shares of common stock on the earliest to occur of: (i) the date that is the fifth anniversary of the issuance of Series N Preferred; (ii) the first date of which the last reported sales price of the common stock on Nasdaq is $6.00 or more for any 15 consecutive trading days during any period in which Series N Preferred is outstanding; (iii) the date that 80% or more of the Series N Preferred issued by the Company, has been converted into common stock, the holders thereof have agreed with the Company in writing to convert such Series N Preferred into common stock or a combination of the foregoing; or (iv) the Company closes a public offering of equity securities of the Company with gross proceeds of at least $25.0 million. In December 1999 and January 2000, all shares of the Series N Preferred converted into 959,938 shares of eGlobe common stock.

     The warrants are exercisable one year from issuance and expire three years from issuance. The exercise prices vary from $3 to $7.5 per share. In addition, the holders may elect to make a cash-less exercise. The value of the warrants will be recorded as a dividend at the issuance dates because the Series N Preferred is immediately convertible.

                                  eGLOBE, INC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

     Acquisition of Coast International, Inc.

     On December 2, 1999, the Company completed the acquisition of Coast International, Inc. ("Coast") for which it issued 882,904 shares of common stock and 16,100 shares of Series O Convertible Preferred Stock ("Series O Preferred") for a combined valued of approximately $12.6 million. The Series O Preferred Stock is convertible into a maximum of 3,220,000 shares of common stock and has a liquidation value of $16,100,000. Coast develops innovative Internet products and services and through its wholly owned subsidiary, Interactive Media Works ("IMW"), has recently begun offering an interactive response system which interfaces seamlessly with traditional voice telephone, with Voice over IP, and with data access from the Internet and the World Wide Web.

     The transaction will be accounted for under the purchase method of accounting. The shares of Series O Preferred Stock are convertible, at the holder's option, into shares of common stock at any time after the later of (A) one year after the date of issuance and (B) the date eGlobe has received stockholder approval for such conversion and the applicable Hart-Scott-Rodino waiting period has expired or terminated (the "Clearance Date"), at a conversion price equal to $5.00. The shares of Series O Preferred Stock will automatically be converted into shares of common stock, on the earliest to occur of (i) the fifth anniversary of the first issuance of Series O Preferred Stock, (ii) the first date as of which the last reported sales price of common stock on Nasdaq is $6.00 or more for any 15 consecutive trading days during any period in which Series O Preferred Stock is outstanding, (iii)the date that 80% or more of the Series O Preferred Stock eGlobe has issued has been converted into common stock, or (iv) eGlobe completes a public offering of equity securities with gross proceeds to eGlobe of at least $25 million at a price per share of $5.00.
Notwithstanding the foregoing, the Series O Preferred Stock will not be converted into eGlobe common stock prior to eGlobe's receipt of stockholder approval for such conversion and the expiration or termination of the applicable Hart-Scott-Rodino waiting period. If the events listed in the preceding sentence occur prior to the Clearance Date, the automatic conversion will occur on the Clearance Date. On January 27, 2000, the closing sales price of the Company's common stock was $6.00 or more for 15 consecutive trading days and accordingly, on the Clearance Date, the outstanding Series O Preferred Stock will be convertible into 3,220,000 shares.

     Proposed Merger With Trans Global Communications, Inc.

     On December 16, 1999, the Company signed a definitive agreement to merge with Trans Global Communications, Inc. ("Trans Global"), a leading provider of international voice and data services to carriers in several markets around the world. Under the proposed merger agreement, the Company will exchange up to 40,000,000 shares of its common stock for the stock of Trans Global. The merger is subject to approval of shareholders of both companies and other regulatory approvals. If the merger is approved, former Trans Global stockholders will hold a significant number of the Company's outstanding common stock, on a fully diluted basis, assuming the conversion of outstanding preferred stock and options and warrants. The companies expect to hold shareholders' meetings and conclude the merger in the first quarter of 2000.

     The merger agreement provides for an escrow to support the indemnity obligations of the Trans Global stockholders and eGlobe under the merger agreement. The escrow will consist of (i) 5% of the aggregate number of shares of eGlobe common stock issuable to Trans Global stockholders under the merger agreement, which will be withheld and deposited into escrow to support the indemnity obligations of the Trans Global stockholders under the merger agreement, and (ii) an equal number of shares which will be deposited by eGlobe to support the indemnity obligations of the Trans Global stockholders under the merger agreement. The escrowed shares will be held for one year or longer and will be released only in accordance with the terms of the escrow agreement.

     Upon completion of the merger, a number of Trans Global directors and officers will assume management and director positions with eGlobe. The merger is expected to be accounted for as a pooling of interests. If the merger is consummated, the Company will restate, retroactively at the effective time
                                  eGLOBE, INC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

of the merger, its consolidated financial statements to include the assets, liabilities, stockholders' equity and results of operations of Trans Global, as if the companies had been combined at the first date covered by the combined financial statements.

     The merger is expected to qualify as a tax-free reorganization for tax purposes. The eGlobe common shares issued to Trans Global stockholders in connection with the merger will be restricted under applicable securities laws. However, the merger agreement requires eGlobe to use its best efforts, within 90 days after the effective time of the merger, to prepare and file a registration statement covering the resale of the eGlobe common stock by the Trans Global stockholders, and to maintain the effectiveness of this registration statement.


     Renegotiation of IDX Consideration

     In December 1999, the Company and the IDX stockholders agreed to reduce the Series H preferred stock and warrants consideration paid to the IDX stockholders by a value equivalent to the consideration paid by eGlobe for 4,500 shares of IDX. In exchange, the IDX stockholders will not issue the original preferred stock and warrants to certain IDX employees or other parties as originally granted. See Note 4 for further discussion. The Company agreed to issue its options to these employees and others related to IDX. The options will have an exercise price of $1.20 and a three-year term. The options will vest 75% at March 31, 2000 and the other 25% will vest on an accelerated basis if IDX meets its earn out or in three years if it does not. The Company also agreed to issue 150,000 shares of common stock as payment of the original consideration allocated as purchase consideration for an acquisition of a subsidiary by IDX prior to the Company's purchase of IDX.

     As a result of the above renegotiation, the Company will record the reduction in consideration of approximately $ 1.5 million to be paid to the IDX stockholders as a negative dividend and reduce the loss attributable to common stock in the fourth quarter of 1999. As discussed further in Note 4, in July 1999 the Company reacquired the original preferred stock and warrants given to the IDX stockholders in exchange for new preferred stock and warrants. The excess of the fair value of the new preferred stock and warrants as compared to the carrying value of the reacquired stock and warrants was recorded as a dividend in July 1999. The December 1999 renegotiation reduces the fair value of the new preferred stock and warrants; therefore, the value will reduce the original dividend.


     Issuance of Stock for Swiftcall Acquisition

     In December 1999, the Company elected to issue 526,063 shares of common stock amounting to $1,645,000 as payment for the first of two installment payments under the Swiftcall Acquisition Agreement dated July 12, 1999. The final payment is payable June 1, 2000 in shares of common stock.


     Debt Financing

     On December 23, 1999, the Company entered into a promissory note agreement with a bank for an initial principal amount of $5.3 million. The note agreement also provides for an additional note in a principal amount of up to $4.7 million based on 33% of the product of (a) the number of the Additional Securities (up to a maximum of 4,339,000 shares) pledged, multiplied by (b) the average closing bid price of the Additional Securities for the five trading days immediately prior to the date of issuance of the Additional Securities. The Notes accrue interest at a rate of 10% and are payable in three payments commencing on December 23, 2000. Ten percent of the principal amount shall be due and payable December 23, 2000, fifteen percent shall be due and payable December 23, 2001 and seventy-five percent shall be due and payable December 23, 2002. In connection with the notes , the Company entered into a security and pledge agreement whereby the Company assigned all of the its rights to 4,961,000 shares of common stock (concurrently sold to the bank under a stock purchase agreement discussed below). The Company agreed to provide additional collateral, if necessary, sufficient to maintain a market value ratio
                                  eGLOBE, INC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

of thirty-three (33%) percent loan-to-market value or less, or to pay down the notes to maintain such market ratio. As of Janaury 28, 2000, the Company has not received any proceeds under the note agreement.

     In connection with the notes, the Company entered into a stock purchase agreement with the lender. Under this agreement, the lender purchased 4,961,000 shares of the Company's common stock in exchange for a stock purchase 8% promissory note in the amount of $10.3 million. The obligation of the purchaser under the stock purchase 8% promissory note is secured by a pledge of the stock to the Company. Pursuant to the pledge of the stock, the Company maintains all voting, dividend and proxy rights unless in default of the notes discussed above. In the event that the Company defaults in any of the terms of the notes the lender shall be entitled to sell or otherwise transfer the securities, provided; however, that all such transactions shall cease once the lender obtains proceeds equal to the amount than in default under the notes plus the reasonable expenses of such transactions. When the notes and reasonable expenses have been repaid in full, all remaining securities or other property held by the lender shall be promptly returned to the Company and all agreements (the notes, the stock purchase agreement, and the stock purchase 8% promissory note) shall be no further in force or effect.

Series P Convertible Preferred Stock

     On January 28, 2000, the Company sold shares of Series P Convertible Preferred Stock ("Series P Preferred") and 375,000 Warrants for the proceeds of $15.0 million. The Series P Preferred carries a 5% annual dividend rate. The Series P Preferred stock is convertible into shares of the Company's Common Stock at a conversion price of $12.04 per share, subject to downward adjustment based on the market price of the Company's stock at conversion under certain circumstances. The Series P Preferred will automatically convert in January 2003. The warrants have an exercise price of $12.04 per share.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
eGlobe, Inc.
Denver, Colorado

     We have audited the accompanying consolidated balance sheets of eGlobe, Inc. (formerly Executive TeleCard, Ltd.) and subsidiaries as of December 31, 1998 and March 31, 1998 and the related consolidated statements of operations, stockholders' equity, comprehensive income (loss) and cash flows for the nine months ended December 31, 1998 and for each of the two years in the period ended March 31, 1998. We have also audited the schedule listed in the accompanying index. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eGlobe, Inc. and subsidiaries at December 31, 1998 and March 31, 1998, and the results of their operations and their cash flows for the nine month period ended December 31, 1998 and for each of the two years in the period ended March 31, 1998, in conformity with generally accepted accounting principles.

     Also, in our opinion, the schedule presents fairly, in all material respects, the information set forth therein.


                   /s/ BDO Seidman, LLP

March 19, 1999
except for Note 18, which is as of April 10, 1999
Denver, Colorado
                                                                   eGLOBE, INC.

                                                     CONSOLIDATED BALANCE SHEETS




--------------------------------------------------------------------------------
                                                                                    DECEMBER 31,    MARCH 31,
                                                                                        1998           1998
--------------------------------------------------------------------------------

ASSETS
CURRENT:
 Cash and cash equivalents .......................................................  $ 1,407,131    $ 2,391,206
 Restricted cash .................................................................      100,438             --
 Accounts receivable, less allowance of $986,497 and
   $1,472,197 for doubtful accounts...............................................    6,850,872      7,719,853
 Other current assets ............................................................      494,186        376,604
--------------------------------------------------------------------------------

TOTAL CURRENT ASSETS .............................................................    8,852,627     10,487,663
PROPERTY AND EQUIPMENT, net of accumulated depreciation
 and amortization (Note 1) .......................................................   13,152,410     11,911,310
GOODWILL AND OTHER INTANGIBLE ASSETS, net of accumulated
 amortization of $926,465 and $725,884............................................   12,106,603        203,875
OTHER:
 Advances to a potential joint venture (Note 17) .................................      970,750             --
 Deposits ........................................................................      518,992        233,901
 Deferred financing and acquisition costs ........................................      736,071             --
 Other assets ....................................................................       50,708         63,707
--------------------------------------------------------------------------------

TOTAL OTHER ASSETS ...............................................................    2,276,521        297,608
--------------------------------------------------------------------------------

TOTAL ASSETS .....................................................................  $36,388,161    $22,900,456
--------------------------------------------------------------------------------


              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                                   eGLOBE, INC.

--------------------------------------------------------------------------------
                                                                                     DECEMBER 31,       MARCH 31,
                                                                                         1998             1998
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT:
 Accounts payable ................................................................  $   5,798,055    $   1,135,800
 Accrued expenses (Note 2) .......................................................      6,203,177        4,222,806
 Income taxes payable (Note 12) ..................................................      1,914,655        2,004,944
 Notes payable, principally related to acquisitions (Notes 3
   and 4) ........................................................................      6,298,706               --
 Current maturities of long-term debt (Note 4) ...................................      8,540,214          244,020
 Other liabilities ...............................................................      1,053,292          436,545
--------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES ........................................................     29,808,099        8,044,115
LONG-TERM DEBT, net of current maturities (Note 4) ...............................      1,237,344        7,735,581
--------------------------------------------------------------------------------

TOTAL LIABILITIES ................................................................     31,045,443       15,779,696
--------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 3, 9, 11, 12, 14, 15, 17 and 18)
STOCKHOLDERS' EQUITY (NOTE 11 AND 17):
 Preferred stock, authorized 5,000,000 shares:
   Series B Convertible Preferred Stock $.001 par value,
    500,000 shares authorized and outstanding (Note 6)............................            500               --
   8%  Series  C  Cumulative  Preferred  Stock,  $.001  par  value,  275  shares authorized, 75 shares outstanding
    (Note 7) .....................................................................              1               --
 Common stock, $.001 par value, 100,000,000 shares
   authorized, (16,362,966 and 17,346,766)
  shares outstanding .............................................................         16,362           17,346
 Additional paid-in capital ......................................................     33,975,268       25,046,831
 Stock to be subscribed (Note 8) .................................................             --        3,500,000
 Accumulated deficit .............................................................    (28,566,346)     (21,476,154)
 Accumulated other comprehensive income (loss) ...................................        (83,067)          32,737
--------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY .......................................................      5,342,718        7,120,760
--------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .......................................  $  36,388,161    $  22,900,456
--------------------------------------------------------------------------------


              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                                   eGLOBE, INC.


                                          CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                      NINE MONTHS
                                                                                         ENDED
                                                                                     DECEMBER 31,
                                                                                         1998
--------------------------------------------------------------------------------

REVENUE (NOTE 13) ................................................................  $  22,490,642
COST OF REVENUE ..................................................................     12,619,245
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................      9,871,397
COSTS AND EXPENSES:
 Selling, general and administrative .............................................     12,558,553
 Settlement costs (Note 7) .......................................................        996,532
 Corporate realignment expense (Note 2) ..........................................             --
 Depreciation and amortization ...................................................      2,255,945
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................     15,811,030
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................     (5,939,633)
OTHER INCOME (EXPENSE):
 Interest expense ................................................................     (1,018,049)
 Interest income .................................................................         59,947
 Foreign currency transaction loss ...............................................       (130,757)
 Proxy related litigation expense (Note 8) .......................................       (119,714)
 Other income (expense), net .....................................................         58,014
--------------------------------------------------------------------------------

TOTAL OTHER EXPENSE ..............................................................     (1,150,559)
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE TAXES ON INCOME .............................................     (7,090,192)
TAXES ON INCOME (NOTE 12) ........................................................             --
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................  $  (7,090,192)
--------------------------------------------------------------------------------

NET EARNINGS (LOSS) PER SHARE (NOTE 5):
 Basic ...........................................................................  $       (0.40)
 Diluted .........................................................................  $       (0.40)
--------------------------------------------------------------------------------




                                                                                              YEARS ENDED
                                                                                               MARCH 31,
                                                                                          1998             1997
--------------------------------------------------------------------------------

REVENUE (NOTE 13) ................................................................   $  33,122,767    $ 33,994,375
COST OF REVENUE ..................................................................      18,866,292      17,913,995
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................      14,256,475      16,080,380
COSTS AND EXPENSES:
 Selling, general and administrative .............................................      14,047,864      11,915,864
 Settlement costs (Note 7) .......................................................              --              --
 Corporate realignment expense (Note 2) ..........................................       3,139,191              --
 Depreciation and amortization ...................................................       2,769,844       1,740,952
--------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES .........................................................      19,956,899      13,656,816
--------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ....................................................      (5,700,424)      2,423,564
OTHER INCOME (EXPENSE):
 Interest expense ................................................................      (1,651,236)       (849,073)
 Interest income .................................................................          45,839          51,291
 Foreign currency transaction loss ...............................................        (409,808)        (75,409)
 Proxy related litigation expense (Note 8) .......................................      (3,900,791)       (528,421)
 Other income (expense), net .....................................................         (33,490)             --
--------------------------------------------------------------------------------

TOTAL OTHER EXPENSE ..............................................................      (5,949,486)     (1,401,612)
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE TAXES ON INCOME .............................................     (11,649,910)      1,021,952
TAXES ON INCOME (NOTE 12) ........................................................       1,640,000         248,000
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................   $ (13,289,910)   $    773,952
--------------------------------------------------------------------------------

NET EARNINGS (LOSS) PER SHARE (NOTE 5):
 Basic ...........................................................................   $       (0.78)   $       0.05
 Diluted .........................................................................   $       (0.78)   $       0.05
--------------------------------------------------------------------------------


              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                                   eGLOBE, INC.

                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                             NINE MONTHS ENDED DECEMBER 31, 1998
                                         AND YEARS ENDED MARCH 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                                          COMMON STOCK
                                                                                        SHARES        AMOUNT
--------------------------------------------------------------------------------

BALANCE, APRIL 1, 1996 ...........................................................    15,849,488    $ 15,849
--------------------------------------------------------------------------------

 Stock issued in connection with litigation
   settlement ....................................................................        11,000          11
 Exercise of stock options .......................................................           752           1
 Foreign currency translation adjustment .........................................            --          --
 Net income for the year .........................................................            --          --
--------------------------------------------------------------------------------

BALANCE, MARCH 31, 1997 ..........................................................    15,861,240      15,861
 Stock issued in lieu of cash payments ...........................................        42,178          42
 Stock issued in connection with private
   placement, net (Note 11) ......................................................     1,425,000       1,425
 Stock to be subscribed (Note 8) .................................................            --          --
 Exercise of stock appreciation rights ...........................................        18,348          18
 Issuance of warrants to purchase stock
   (Note 11) .....................................................................            --          --
 Foreign currency translation adjustment .........................................            --          --
 Net loss for the year ...........................................................            --          --
--------------------------------------------------------------------------------

BALANCE, MARCH 31, 1998 ..........................................................    17,346,766      17,346
 Stock issued in connection with litigation
   settlement (Note 8) ...........................................................        28,700          28
 Subscribed stock issued to common escrow
   (Note 8) ......................................................................       350,000         350
 Issuance of warrants to purchase stock
   (Note 11) .....................................................................            --          --
 Stock issued in connection with acquisitions
   (Note 6) ......................................................................        62,500          63
 Exchange of common stock for Series C
   Preferred (Note 7) ............................................................    (1,425,000)     (1,425)
 Compensation costs related to acquisition
   (Note 6) ......................................................................            --          --
 Foreign currency translation adjustment .........................................            --          --
 Net loss for the period .........................................................            --          --
--------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1998 .......................................................    16,362,966    $ 16,362
--------------------------------------------------------------------------------




                                                                                        PREFERRED         PREFERRED
                                                                                     STOCK SERIES B     STOCK SERIES C
                                                                                     SHARES    AMOUNT   SHARES   AMOUNT
--------------------------------------------------------------------------------

BALANCE, APRIL 1, 1996 ...........................................................       --    $  --     --      $ --
--------------------------------------------------------------------------------

 Stock issued in connection with litigation
   settlement ....................................................................       --       --     --        --
 Exercise of stock options .......................................................       --       --     --        --
 Foreign currency translation adjustment .........................................       --       --     --        --
 Net income for the year .........................................................       --       --     --        --
--------------------------------------------------------------------------------

BALANCE, MARCH 31, 1997 ..........................................................       --       --     --        --
 Stock issued in lieu of cash payments ...........................................       --       --     --        --
 Stock issued in connection with private
   placement, net (Note 11) ......................................................       --       --     --        --
 Stock to be subscribed (Note 8) .................................................       --       --     --        --
 Exercise of stock appreciation rights ...........................................       --       --     --        --
 Issuance of warrants to purchase stock
   (Note 11) .....................................................................       --       --     --        --
 Foreign currency translation adjustment .........................................       --       --     --        --
 Net loss for the year ...........................................................       --       --     --        --
--------------------------------------------------------------------------------

BALANCE, MARCH 31, 1998 ..........................................................       --       --     --        --
 Stock issued in connection with litigation
   settlement (Note 8) ...........................................................       --       --     --        --
 Subscribed stock issued to common escrow
   (Note 8) ......................................................................       --       --     --        --
 Issuance of warrants to purchase stock
   (Note 11) .....................................................................       --       --     --        --
 Stock issued in connection with acquisitions
   (Note 6) ......................................................................  500,000      500     --        --
 Exchange of common stock for Series C
   Preferred (Note 7) ............................................................       --       --     75         1
 Compensation costs related to acquisition
   (Note 6) ......................................................................       --       --     --        --
 Foreign currency translation adjustment .........................................       --       --     --        --
 Net loss for the period .........................................................       --       --     --        --
--------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1998 .......................................................  500,000    $ 500     75      $  1
--------------------------------------------------------------------------------


                                                                   eGLOBE, INC.


                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                             NINE MONTHS ENDED DECEMBER 31, 1998
                             AND YEARS ENDED MARCH 31, 1998 AND 1997 (CONTINUED)

--------------------------------------------------------------------------------

                                                                                                      ADDITIONAL
                                                                                     STOCK TO BE       PAID-IN
                                                                                      SUBSCRIBED       CAPITAL
--------------------------------------------------------------------------------

BALANCE, APRIL 1, 1996 ...........................................................  $          --   $ 15,901,574
 Stock issued in connection with litigation
   settlement ....................................................................             --        146,238
 Exercise of stock options .......................................................             --             --
 Foreign currency translation adjustment .........................................             --             --
 Net income for the year .........................................................             --             --
--------------------------------------------------------------------------------

BALANCE, MARCH 31, 1997 ..........................................................             --     16,047,812
 Stock issued in lieu of cash payments ...........................................             --        244,226
 Stock issued in connection with private
   placement, net (Note 11) ......................................................             --      7,481,075
 Stock to be subscribed (Note 8) .................................................      3,500,000             --
 Exercise of stock appreciation rights ...........................................             --        137,530
 Issuance of warrants to purchase stock
   (Note 11) .....................................................................             --      1,136,188
 Foreign currency translation adjustment .........................................             --             --
 Net loss for the year ...........................................................             --             --
--------------------------------------------------------------------------------

BALANCE, MARCH 31, 1998 ..........................................................      3,500,000     25,046,831
 Stock issued in connection with litigation
   settlement (Note 8) ...........................................................             --         81,600
 Subscribed stock issued to common escrow
   (Note 8) ......................................................................     (3,500,000)     3,499,650
 Issuance of warrants to purchase stock
   (Note 11) .....................................................................             --        328,231
 Stock issued in connection with acquisitions
   (Note 6) ......................................................................             --      3,601,000
 Exchange of common stock for Series C
   Preferred (Note 7) ............................................................             --        997,956
 Compensation costs related to acquisition
   (Note 6) ......................................................................             --        420,000
 Foreign currency translation adjustment .........................................             --             --
 Net loss for the period .........................................................             --             --
--------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1998 .......................................................  $          --   $ 33,975,268
--------------------------------------------------------------------------------




                                                                                                       ACCUMULATED
                                                                                                          OTHER
                                                                                      ACCUMULATED     COMPREHENSIVE
                                                                                        DEFICIT       INCOME (LOSS)
--------------------------------------------------------------------------------

BALANCE, APRIL 1, 1996 ...........................................................  $   (8,960,196)    $   82,782
 Stock issued in connection with litigation
   settlement ....................................................................              --             --
 Exercise of stock options .......................................................              --             --
 Foreign currency translation adjustment .........................................              --           (939)
 Net income for the year .........................................................         773,952             --
--------------------------------------------------------------------------------

BALANCE, MARCH 31, 1997 ..........................................................      (8,186,244)        81,843
 Stock issued in lieu of cash payments ...........................................              --             --
 Stock issued in connection with private
   placement, net (Note 11) ......................................................              --             --
 Stock to be subscribed (Note 8) .................................................              --             --
 Exercise of stock appreciation rights ...........................................              --             --
 Issuance of warrants to purchase stock
   (Note 11) .....................................................................              --             --
 Foreign currency translation adjustment .........................................              --        (49,106)
 Net loss for the year ...........................................................     (13,289,910)            --
--------------------------------------------------------------------------------

BALANCE, MARCH 31, 1998 ..........................................................     (21,476,154)        32,737
 Stock issued in connection with litigation
   settlement (Note 8) ...........................................................              --             --
 Subscribed stock issued to common escrow
   (Note 8) ......................................................................              --             --
 Issuance of warrants to purchase stock
   (Note 11) .....................................................................              --             --
 Stock issued in connection with acquisitions
   (Note 6) ......................................................................              --             --
 Exchange of common stock for Series C
   Preferred (Note 7) ............................................................              --             --
 Compensation costs related to acquisition
   (Note 6) ......................................................................              --             --
 Foreign currency translation adjustment .........................................              --       (115,804)
 Net loss for the period .........................................................      (7,090,192)            --
--------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1998 .......................................................  $  (28,566,346)    $  (83,067)
--------------------------------------------------------------------------------




                                                                                         TOTAL
                                                                                     STOCKHOLDERS'
                                                                                        EQUITY
--------------------------------------------------------------------------------

BALANCE, APRIL 1, 1996 ...........................................................  $    7,040,009
 Stock issued in connection with litigation
   settlement ....................................................................         146,249
 Exercise of stock options .......................................................               1
 Foreign currency translation adjustment .........................................            (939)
 Net income for the year .........................................................         773,952
--------------------------------------------------------------------------------

BALANCE, MARCH 31, 1997 ..........................................................       7,959,272
 Stock issued in lieu of cash payments ...........................................         244,268
 Stock issued in connection with private
   placement, net (Note 11) ......................................................       7,482,500
 Stock to be subscribed (Note 8) .................................................       3,500,000
 Exercise of stock appreciation rights ...........................................         137,548
 Issuance of warrants to purchase stock
   (Note 11) .....................................................................       1,136,188
 Foreign currency translation adjustment .........................................         (49,106)
 Net loss for the year ...........................................................     (13,289,910)
--------------------------------------------------------------------------------

BALANCE, MARCH 31, 1998 ..........................................................       7,120,760
 Stock issued in connection with litigation
   settlement (Note 8) ...........................................................          81,628
 Subscribed stock issued to common escrow
   (Note 8) ......................................................................              --
 Issuance of warrants to purchase stock
   (Note 11) .....................................................................         328,231
 Stock issued in connection with acquisitions
   (Note 6) ......................................................................       3,601,563
 Exchange of common stock for Series C
   Preferred (Note 7) ............................................................         996,532
 Compensation costs related to acquisition
   (Note 6) ......................................................................         420,000
 Foreign currency translation adjustment .........................................        (115,804)
 Net loss for the period .........................................................      (7,090,192)
--------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1998 .......................................................  $    5,342,718
--------------------------------------------------------------------------------


              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                                   eGLOBE, INC.

                          CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                                     FOR THE NINE MONTHS ENDED DECEMBER 31, 1998
                                     AND THE YEARS ENDED MARCH 31, 1998 AND 1997




--------------------------------------------------------------------------------
                                                                                      NINE MONTHS
                                                                                         ENDED               YEARS ENDED
                                                                                     DECEMBER 31,             MARCH 31,
                                                                                         1998              1998           1997
--------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................   $ (7,090,192)    $ (13,289,910)   $773,952
FOREIGN CURRENCY TRANSLATION ADJUSTMENTS .........................................       (115,804)          (49,106)       (939)
--------------------------------------------------------------------------------

COMPREHENSIVE NET INCOME (LOSS) ..................................................   $ (7,205,996)    $ (13,339,016)   $773,013
--------------------------------------------------------------------------------


See  accompanying  summary  of  accounting  policies  and  notes to consolidated financial statements
                                                                   eGLOBE, INC.

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS




--------------------------------------------------------------------------------
                                                                                  NINE MONTHS ENDED
                                                                                  DECEMBER 31, 1998
--------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS
OPERATING ACTIVITIES:
 Net income (loss) .............................................................    $ (7,090,192)
 Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
  Depreciation and amortization ................................................       2,255,945
  Provision for bad debts ......................................................         789,187
  Settlement costs (Note 7) ....................................................         996,532
  Common stock issued in lieu of cash payments .................................              --
  Issuance of options and warrants for services (Note 11) ......................         190,417
  Compensation costs related to acquisition (Note 6) ...........................         420,000
  Amortization of debt discount (Note 4) .......................................         254,678
  Proxy related litigation expense (Note 8) ....................................          81,628
  Gain on sale of property and equipment .......................................         (57,002)
  Impairment reserve for assets ................................................              --
  Other, net ...................................................................              --
 Changes in operating assets and liabilities:
  Accounts receivable ..........................................................         886,768
  Other current assets .........................................................         177,494
  Accounts payable .............................................................       3,248,364
  Accrued expenses .............................................................       1,033,420
  Other liabilities ............................................................         371,368
--------------------------------------------------------------------------------

CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ................................       3,558,607
--------------------------------------------------------------------------------

INVESTING ACTIVITIES:
 Acquisitions of property and equipment ........................................      (1,990,368)
 Proceeds from sale of property and equipment ..................................         126,638
 Advances to a potential joint venture (Note 17) ...............................        (970,750)
 Purchase of companies, net of cash acquired (Note 6) ..........................      (2,207,447)
 Restricted cash ...............................................................        (100,438)
 Other assets ..................................................................        (108,863)
--------------------------------------------------------------------------------

CASH USED IN INVESTING ACTIVITIES ..............................................      (5,251,228)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES:
 Proceeds from notes payable (Notes 3 and 4) ...................................       1,450,000
 Deferred financing and acquisition costs ......................................        (524,154)
 Proceeds from issuance of common stock ........................................              --
 Payments on capital leases ....................................................        (197,938)
 Payments on notes payable .....................................................         (19,362)
--------------------------------------------------------------------------------

CASH PROVIDED BY FINANCING ACTIVITIES ..........................................         708,546
--------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH ................................................        (984,075)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD .................................       2,391,206
--------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD .......................................    $  1,407,131
--------------------------------------------------------------------------------




                                                                                       YEARS ENDED MARCH 31,
                                                                                        1998             1997
--------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS
OPERATING ACTIVITIES:
 Net income (loss) .............................................................   $ (13,289,910)   $     773,952
 Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
  Depreciation and amortization ................................................       2,769,844        1,740,952
  Provision for bad debts ......................................................       1,433,939          404,410
  Settlement costs (Note 7) ....................................................              --               --
  Common stock issued in lieu of cash payments .................................         144,268          146,249
  Issuance of options and warrants for services (Note 11) ......................         220,000               --
  Compensation costs related to acquisition (Note 6) ...........................              --               --
  Amortization of debt discount (Note 4) .......................................         478,580               --
  Proxy related litigation expense (Note 8) ....................................       3,500,000               --
  Gain on sale of property and equipment .......................................              --               --
  Impairment reserve for assets ................................................         143,668               --
  Other, net ...................................................................         137,548               --
 Changes in operating assets and liabilities:
  Accounts receivable ..........................................................        (915,661)      (2,359,402)
  Other current assets .........................................................          52,860         (318,437)
  Accounts payable .............................................................         444,673           37,174
  Accrued expenses .............................................................       2,414,406       (2,321,403)
  Other liabilities ............................................................         (39,008)        (114,914)
--------------------------------------------------------------------------------

CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ................................      (2,504,793)      (2,011,419)
--------------------------------------------------------------------------------

INVESTING ACTIVITIES:
 Acquisitions of property and equipment ........................................      (2,150,280)      (5,043,062)
 Proceeds from sale of property and equipment ..................................              --               --
 Advances to a potential joint venture (Note 17) ...............................              --               --
 Purchase of companies, net of cash acquired (Note 6) ..........................              --               --
 Restricted cash ...............................................................              --               --
 Other assets ..................................................................          26,693         (151,013)
--------------------------------------------------------------------------------

CASH USED IN INVESTING ACTIVITIES ..............................................      (2,123,587)      (5,194,075)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES:
 Proceeds from notes payable (Notes 3 and 4) ...................................       7,810,000       10,297,429
 Deferred financing and acquisition costs ......................................              --               --
 Proceeds from issuance of common stock ........................................       7,482,500               --
 Payments on capital leases ....................................................        (447,997)              --
 Payments on notes payable .....................................................      (9,997,397)      (1,869,938)
--------------------------------------------------------------------------------

CASH PROVIDED BY FINANCING ACTIVITIES ..........................................       4,847,106        8,427,491
--------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH ................................................         218,726        1,221,997
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD .................................       2,172,480          950,483
--------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD .......................................   $   2,391,206    $   2,172,480
--------------------------------------------------------------------------------


              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                                   eGLOBE, INC.

--------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
                                                                                    NINE MONTHS ENDED         YEARS ENDED
                                                                                       DECEMBER 31,            MARCH 31,
                                                                                           1998             1998         1997
--------------------------------------------------------------------------------

CASH PAID DURING THE PERIOD FOR:
 Interest ........................................................................       $176,095       $1,267,399    $654,180
 Income taxes ....................................................................       $ 96,000       $  101,181    $ 79,352
--------------------------------------------------------------------------------

NON-CASH INVESTING AND FINANCING ACTIVITIES:
 Equipment acquired under capital lease obligations ..............................       $329,421       $  312,213    $705,660
--------------------------------------------------------------------------------

 Common stock issued for acquisition of equipment ................................       $     --       $  100,000    $     --
--------------------------------------------------------------------------------

 Unamortized debt discount related to warrants ...................................       $321,094       $  437,608    $     --
--------------------------------------------------------------------------------


                                                                    eGLOBE, INC.

--------------------------------------------------------------------------------
SUPPLEMENTAL  DISCLOSURES OF CASH FLOW INFORMATION (CON'T) IDX ACQUISITION,  NET
OF CASH ACQUIRED (NOTE 6)
                                                                                     NINE MONTH
                                                                                    PERIOD ENDED       YEARS ENDED
                                                                                    DECEMBER 31,   MARCH 31,   MARCH 31,
                                                                                        1998          1998       1997
--------------------------------------------------------------------------------

Working capital deficit, other than cash acquired ................................  $   (930,634)     $--         $--
Property and equipment ...........................................................       975,009       --          --
Purchase price in excess of the net assets acquired ..............................    10,917,867       --          --
Other assets .....................................................................       163,229       --          --
Notes payable issued in acquisition ..............................................    (5,418,024)      --          --
Capital stock issued in acquisition ..............................................    (3,500,000)      --          --
--------------------------------------------------------------------------------

Net cash used to acquire IDX .....................................................  $  2,207,447      $--         $--
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
UCI ACQUISITION, NET OF CASH ACQUIRED (NOTE 6)
                                                                                     NINE MONTH
                                                                                    PERIOD ENDED       YEARS ENDED
                                                                                    DECEMBER 31,   MARCH 31,   MARCH 31,
                                                                                        1998          1998       1997
--------------------------------------------------------------------------------

Purchase price in excess of the net assets acquired ..............................  $  1,176,563      $--         $--
Accrued cash payment due in 1999 .................................................       (75,000)      --          --
Note payable issued in acquisition ...............................................    (1,000,000)      --          --
Common stock issued for Acquisition ..............................................      (101,563)      --          --
--------------------------------------------------------------------------------

Net cash used to acquire UCI .....................................................  $         --      $--         $--
--------------------------------------------------------------------------------


              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                                   eGLOBE, INC.
                                                  SUMMARY OF ACCOUNTING POLICIES



ORGANIZATION      eGlobe, Inc. and subsidiaries,  (collectively,  the "Company")
 AND BUSINESS     (formerly Executive TeleCard,  Ltd.) provide services to large telecommunications companies, primarily to telephone companies
                  which  are   dominant  in  their   national   markets  and  to
                  specialized   telephone  companies  and  to  Internet  Service
                  Providers  as well.  The  services of the  Company  enable its customers  to provide  global reach for  "enhanced"  or "value added"  services  that they are  supplying,  to their end user customers.  Prior to 1998,  the entire focus was on supporting calling card services. In 1998, that focus began to change.

                  The key assets of the  Company - its  operating  platforms  in more than 40  countries,  its ability to  originate  telephone calls (and in many cases, provide data access) in more than 90 countries  and  territories,  and its customer  and  operating arrangements  around  the  world  -  permit  extension  of the
                  Company's line of services at  incremental  cost. In 1998, the
                  Company began that extension of services  through  acquisition and  investment.  In December 1998,  the Company  acquired IDX
                  International,  Inc. ("IDX"), a supplier of Internet Protocol,
                  ("IP")     transmission      services,      principally     to
                  telecommunications carriers, in 14 countries. This acquisition allows the Company to offer two additional services,  IP voice and IP, fax to its customer  base.  Also, in December 1998 the
                  Company acquired UCI Tele Network, Ltd. ("UCI"), a development stage calling card business with contracts to provide  calling card  services in Cyprus and Greece  (See Note 6).  During the nine months  ending  December 31, 1998,  the Company  advanced approximately $1.0 million to a software based service company in which the  Company is  considering  making a joint  venture
                  investment.   For  these  advances,  the  Company  received  a
                  technology license and has participated in the development and beta testing of the core software.  This  investment  provides the  basis for a new set of IP and  voice  services  which the
                  Company expects to launch in 1999. (See Note 17).

MANAGEMENT'S      As of December 31, 1998, the Company had a net working capital
 PLAN             deficiency of  $21.0 million resulting  principally from a net loss of $7.1  million for the nine months  ended  December 31,
                  1998,  reclassification  of $8.5 million of debt due in August
                  1999 ($7.5  million)  and  December  1999 ($1.0  million) to a current  liability  as of  December  31,  1998 and  short-term indebtedness  of  $6.3  million  incurred  during  the  fourth calendar quarter of 1998 primarily related to two acquisitions
                  (see Note 6 for further discussion). Of this latter amount, up to $5.4 million  (plus  accrued  interest) may be paid, at the
                  Company's  sole  discretion,  by the issuance of common stock.
                  The first $1.0  million  was repaid by the  issuance of common stock in March 1999.

                                                                   eGLOBE, INC.

MANAGEMENT'S      In January and February 1999,  the Company raised $8.0 million
 PLAN (CONT'D)    in cash  through the issuance of  convertible  preferred stock and  warrants.  The Company  will receive an  additional  $2.0 million upon  registration of the common stock  underlying the convertible  preferred  stock.  (See  Note  17 for  additional information on these issuances). Substantially all of the $8.0 million of proceeds was used in the first calendar  quarter of
                  1999 to support  current  operations  and capital  expenditure requirements  for equipment to support new customer  contracts
                  and   to   pay-down   accounts    payable,    principally   to
                  telecommunications  vendors and professional service firms. On
                  April 9, 1999, the Company entered into a financing commitment totaling  $20.0  million with an  affiliate  of the  Company's largest  stockholder  in the  form  of  long-term  debt.  This
                  commitment   is  subject   to   approval   by  the   Company's
                  stockholders  at its annual meeting  scheduled to occur in the second  calendar  quarter of 1999.  The  Company's  management believes  that there is a high  probability  that  stockholder
                  approval  will  be  obtained  (see  Note  18  for   additional
                  information  on  this  financing).   However,  if  stockholder
                  approval  is not  obtained,  the  Company  will be required to
                  pursue   additional   sources   of   capital,   to  repay  the
                  indebtedness  due in August  1999 of $8.5  million,  including accrued interest of approximately $1.0 million, and to support the business plan of the Company.

                  Under the terms of this commitment, the lender provided the Company with a $7.0 million unsecured loan which is due on the earlier of one year or approval of the $20.0 million facility by the stockholders.

                  The estimated capital requirements for 1999 needed to meet the
                  Company's pre-existing cash obligations of approximately $12.1 million and to finance its growth plan are approximately $50.0 million.  Through  April 10,  1999,  the Company  acquired new funding  and  commitments  in  excess  of $32.0  million:  $10 million from the sale of convertible  stock (of which the $8.0 million has been  received  and $2.0  million will be advanced upon  registration  of the underlying  common  shares);  $20.0 million  in  committed  long-term  debt  which is  subject  to stockholder  approval  (under  the  commitment  the lender has provided a bridge loan of $7.0  million  which the Company has drawn down);  and $2.0 million or more in vendor financing for
                  network   equipment   purchases.   Assuming  that  stockholder
                  approval is forthcoming  for the long-term  debt,  these funds should  permit the  Company to meet a modest  baseline  growth plan. To achieve the growth,  both in the short and long term, that the  business  plan  anticipates,  however,  will require additional capital of $18.0 million.  The Company  anticipates that these cash needs in the latter part of the year will come from (1) a capital  market  financing of debt or equity in the second half of the year of up to $30.0 million and (2) secured equipment-based  financing of up to $10.0 million.  Should the
                  Company  be unable to raise  additional  funds  from  these or other  sources,  then its plans will be sharply  curtailed and its business adversely affected.

                                                                   eGLOBE, INC.

                  Although the Company's  management  believes that  stockholder approval for the  financing by the lender  described  above is probable, in the event approval is not obtained,  there can be no assurance that the Company will raise additional capital or
                  generate  funds  from   operations   sufficient  to  meet  its
                  obligations and planned  requirements.  The lack of sufficient funds from these  sources  would  force the Company to curtail both its existing and planned  levels of operations  and would therefore have an adverse effect on the Company's business.

CHANGE OF         Effective  with  the  period  ended  December  31,  1998,  the
 FISCAL YEAR      stockholders of the Company  approved the change of the fiscal year to a December 31 fiscal year end.  Therefore,  the period ended  December 31, 1998  represents  a  nine-month  period as compared to a twelve month period for fiscal years ended March
                  31, 1998 and 1997.

                  Information   for  the  comparable  nine  month  period  ended
                  December 31, 1997 is summarized below (unaudited):


  Revenue                       $ 25,583,730
  Gross profit                  $ 10,905,014
  Taxes on income               $    140,000
  Net loss                      $ (5,335,692)
  Net loss per common share:
  Basic                         $      (0.31)
  Diluted                       $      (0.31)



BASIS OF          The consolidated  financial  statements have been  prepared in
 PRESENTATION     accordance with  generally accepted  accounting principles and
 AND              include  the  accounts of  the Company  and  its  wholly-owned
 CONSOLIDATION    subsidiaries.   All  material  intercompany  transactions  and
                  balances have been eliminated in consolidation.

FOREIGN           For  subsidiaries  whose  functional  currency  is  the  local
 CURRENCY         currency and  which do  not  operate  in  highly  inflationary
 TRANSLATION      economies,  all  net  monetary  and  non-monetary  assets  and liabilities  are  translated  at  current  exchange  rates and translation  adjustments are included in stockholders' equity.
                  Revenues and expenses are  translated at the weighted  average rate  for  the  period.  Foreign  currency  gains  and  losses resulting  from  transactions  are  included in the results of operations in the period in which the transactions occurred.

USE OF            The preparation  of financial  statements in  conformity  with
 ESTIMATES        generally accepted  accounting principles  requires management to make  estimates  and  assumptions  that affect the reported amounts of assets and liabilities and disclosure of contingent assets  and  liabilities  at  the  date  of  the  consolidated financial  statements and the reported amounts of revenues and expenses  during the reporting  period.  Actual  results could differ from those estimates.

                                                                   eGLOBE, INC.

FINANCIAL         Financial instruments,  which potentially  subject the Company
 INSTRUMENTS      to concentrations of  credit risk consist  principally of cash
 AND              and  cash  equivalents  and  trade  accounts  receivable.  The
 CONCENTRATIONS   Company places  its cash and  temporary cash  investments with
 OF CREDIT RISK   quality financial institutions. Concentrations  of credit risk with respect to trade  accounts  receivable are limited due to the  variety of  customers  and  markets  which  comprise  the
                  Company's   customer   base,   as  well   as  the   geographic
                  diversification  of the customer base.  The Company  routinely assesses the  financial  strength of its  customers  and, as a consequence,  believes  that  its  trade  accounts  receivable credit risk exposure is limited.  Generally,  the Company does not require  collateral or other security to support  customer
                  receivables.   As  of  December  31,  1998,  the  Company  had
                  approximately  30% and 12% in trade accounts  receivable  from two  customers.  In  addition,  a few  of the  Company's  card services  customers,  who accounted for  approximately  40% of revenues  during the fiscal  year ended March 31,  1998,  have
                  during  the  nine  month  period   ended   December  31,  1998
                  substantially  reduced their use of the Company's services and can be expected to end their use of such  services in the near future. As a result,  the Company has experienced a decline in card service  revenue.  At December  31,  1998,  there were no other  significant  concentrations of credit risk.

                  Some of the Company's customers are permitted to choose the currency in which they pay for calling services from among several different currencies determined by the Company. Thus, the Company's earnings may be materially affected by movements in the exchange rate between the U.S. dollar and such other currencies. The Company does not engage in the practice of entering into foreign currency contracts in order to hedge the effects of foreign currency fluctuations.

                  The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximated fair value because of the immediate or short-term maturity of these instruments. The difference between the carrying amount and fair value of the Company's notes payable and long-term debt is not significant.

RESTRICTED        Restricted cash  consists of  $0.1 million on  deposit  with a
 CASH             financial institution to secure a letter of credit issued to a transmission  vendor  related to a new  agreement  whereby the
                  Company will perform platform and transmission services.

PROPERTY          Property  and  equipment  are  recorded  at  cost.  Additions,
 EQUIPMENT,       installation  costs and  major  improvements  of property  and
 DEPRECIATION     equipment are  capitalized.  Expenditures for  maintenance and
 AND              repairs are  expensed as  incurred.  The cost  of property and
 AMORTIZATION     equipment   retired  or  sold,   together   with  the  related
                  accumulated depreciation or amortization, are removed from the appropriate  accounts  and  the  resulting  gain  or  loss  is included in the statement of operations.

                                                                   eGLOBE, INC.

                  Depreciation   and   amortization   is   computed   using  the
                  straight-line  method over the  estimated  useful lives of the related assets ranging from five to twenty years.

                  The Company follows the provisions of the Financial Accounting
                  Standards  Board  ("FASB")  Statement of Financial  Accounting
                  Standards  ("SFAS") No. 121  "Accounting for the Impairment of
                  Long-lived  Assets and for  Long-lived  Assets to Be  Disposed
                  Of". Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The
                  Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows from and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset.

SOFTWARE          SFAS No. 86, "Accounting for the Costs of Computer Software to
 DEVELOPMENT      be  Sold,   Leased,  or  Otherwise  Marketed",   requires  the
 COSTS            capitalization of certain software  development costs incurred subsequent  to the  date  when  technological  feasibility  is established  and  prior  to  the  date  when  the  product  is
                  generally   available  for  licensing.   The  Company  defines
                  technological  feasibility  as  being  attained  at the time a working model of a software product is completed.  Capitalized
                  software   development  costs  will  be  amortized  using  the
                  straight-line  method  over  the  estimated  economic  life of approximately three years.

RESEARCH AND      Research and development costs are expensed as incurred.
 DEVELOPMENT

GOODWILL AND      Intangible assets  consist primarily of goodwill  arising from
 INTANGIBLE       acquisitions and licenses and trademarks which are recorded at
 ASSETS           cost.  Goodwill of $10.9 million and $1.1 million was recorded in connection  with the acquisition of IDX and UCI on December
                  2, 1998 and December 31,  1998,  respectively.  See Note 6 for
                  discussion  of  acquisitions.   Amortization  of  goodwill  is
                  provided   over  seven   years  on  a   straight-line   basis.

                  Amortization is provided on the straight-line  method over ten years for licenses and  trademarks.  Amortization  expense for the nine months  ended  December 31, 1998 and the fiscal years ended March 31, 1998 and 1997 was $0.2 million,  $0.05 million and $0.19  million,  respectively.  At  December  31, 1998 and
                  March 31, 1998, accumulated amortization of goodwill and other
                  intangible   assets  was  $0.93  million  and  $0.73  million,
                  respectively.  The  carrying  value of  intangible  assets  is periodically reviewed and impairments,  if any, are recognized when the expected future benefit to be derived from individual intangible  assets  is  less  than  its  carrying  value.  The carrying value of goodwill will be periodically reviewed based on the future estimated  undiscounted  cash flows to determine if any impairment should be recognized.

                                                                   eGLOBE, INC.

DEFERRED          Deferred financing and acquisition costs represent third party
 FINANCING        costs and expenses incurred  which are directly  traceable  to
 AND              pending  acquisitions  and financing  efforts.  The costs  and
 ACQUISITION      expenses  will  be  matched  with   completed  financings  and
 COSTS            acquisitions  and  accounted for according  to the  underlying
                  transaction.   The  costs   and   expenses   associated   with
                  unsuccessful  efforts  will be expensed in the period in which
                  the   acquisition   or   financing   has  been  deemed  to  be
                  unsuccessful.  The Company  evaluates all pending  acquisition and  financing  costs  quarterly  to determine if any deferred costs should be expensed in the period.

REVENUE           Revenue from the provision of calling card and IP transmission
 RECOGNITION      services is  recognized as  utilized by customers. Billings to customers  are based upon  established  tariffs filed with the
                  United States Federal Communications  Commission, or for usage outside of the tariff  requirements,  at rates  established by the Company.

TAXES ON          The Company  accounts for  income  taxes  under  SFAS No. 109,
 INCOME           "Accounting for  Income Taxes".  Under SFAS No. 109,  deferred tax  assets  and  liabilities  are  determined  based  on  the temporary  differences  between  the tax basis of  assets  and liabilities  and  their  reported  amounts  in  the  financial statements  using  enacted tax rates in effect for the year in which the differences are expected to reverse.

NET EARNINGS      The Company applies SFAS No. 128, "Earnings Per Share" for the
 (LOSS) PER       calculation  of  "Basic"  and  "Diluted"  earnings  (loss) per
 SHARE            share.  Basic earnings  (loss) per share  includes no dilution and is computed by dividing income (loss)  available to common stockholders  by the weighted  average number of common shares outstanding for the period.  Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings (loss) of an entity.

STOCK OPTIONS     The  Company  applies   Accounting  Principles  Board  ("APB")
                  Opinion 25,  "Accounting  for Stock Issued to Employees,"  and
                  related  Interpretations  in  accounting  for all stock option plans.  Under APB  Opinion 25, no  compensation  cost has been recognized  for stock  options  granted  to  employees  as the option  price  equals  or  exceeds  the  market  price  of the underlying  common  stock on the date of grant.  SFAS No. 123,
                  "Accounting  for  Stock-Based   Compensation,"   requires  the
                  Company to provide pro forma information  regarding net income
                  (loss) as if compensation  cost for the Company's stock option plans had been  determined in  accordance  with the fair value based  method  prescribed  in SFAS No.  123.  To  provide  the required pro forma information, the Company estimates the fair value of each  stock  option  at the  grant  date by using the
                  Black-Scholes  option-pricing  model. See Note 11 for required
                  disclosures.   Under  SFAS  No.  123,   compensation  cost  is
                  recognized for stock options granted to  non-employees  at the grant date by using the Black-Scholes option-pricing model.

                                                                   eGLOBE, INC.

CASH              The Company considers  cash and all highly  liquid investments
 EQUIVALENTS      purchased with an original maturity of three months or less to be cash equivalents.

COMPREHENSIVE     During  the  period  ended  December  31,  1998,  the  Company
 INCOME (LOSS)    adopted SFAS No. 130,  "Reporting  Comprehensive Income".  The
                  implementation   of  SFAS   No.   130   required   comparative
                  information  for earlier  years to be restated.  Comprehensive income  (loss)  is  comprised  of net  income  (loss)  and all
                  changes  to   stockholders'   equity,   except  those  due  to
                  investments by  stockholders,  changes in paid-in  capital and distributions  to  stockholders.  The  Company  has elected to report comprehensive income (loss) in a consolidated statement of comprehensive income (loss).

RECENT            The FASB  has recently  issued  SFAS No. 133,  "Accounting for
 ACCOUNTING       Derivative Instruments  and Hedging Activities".  SFAS No. 133
 PRONOUNCE-       requires companies to  record derivatives on the balance sheet
 MENTS            as assets or liabilities, measured at fair market value. Gains or  losses  resulting  from  changes  in the  values  of those derivatives  are  accounted  for  depending  on the use of the derivative and whether it qualifies for hedge accounting.  The key  criterion  for  hedge  accounting  is  that  the  hedging relationship must be highly effective in achieving  offsetting changes in fair value or cash flows. SFAS No. 133 is effective for  fiscal  years  beginning  after  June  15,  1999  and  is currently not applicable to the Company.

RECLASSIFICA-     Certain consolidated  financial amounts have been reclassified
 TIONS            for consistent presentation.

                                  eGLOBE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  PROPERTY AND EQUIPMENT

     Property and equipment at December 31, and March 31, 1998 consisted of the following:





                                                          DECEMBER 31,    MARCH 31,
                                                              1998           1998
                                                         -------------- -------------
Land ...................................................  $   122,300    $   192,300
Buildings and improvements .............................      983,053        941,458
Calling card platform equipment ........................   13,480,369     12,424,718
IP transmission equipment ..............................      887,540             --
Operations center equipment and furniture ..............    8,085,517      7,142,360
Call diverters .........................................    1,400,855      1,400,855
Equipment under capital leases (Note 4) ................    1,278,743        949,322
Internet communications equipment ......................      562,700        563,175
                                                          -----------    -----------
                                                           26,801,077     23,614,188
Less accumulated depreciation and amortization .........   13,648,667     11,702,878
                                                          -----------    -----------
                                                          $13,152,410    $11,911,310
                                                          -----------    -----------

     Property and equipment at December 31, 1998 and March 31, 1998, includes certain telephone, IP transmission equipment and office equipment under capital lease agreements with an original cost of approximately $1.3 million and $1.0 million, respectively and accumulated depreciation of $0.4 million and $0.3 million, respectively. Depreciation expense for the nine month period ended December 31, 1998 and the years ended March 31, 1998 and 1997 was $2.1 million, $2.7 million and $1.6 million, respectively.


2. ACCRUED EXPENSES

     Accrued expenses at December 31, 1998 and March 31, 1998 consisted of the following:





                                              DECEMBER 31,    MARCH 31,
                                                  1998           1998
                                             -------------- -------------
Telephone carriers .........................   $3,091,457    $2,591,511
Corporate realignment expenses .............      350,830       754,849
Legal and professional fees ................      387,130       320,341
Salaries and benefits ......................      513,230       267,681
Interest expense ...........................      646,360        64,714
Costs associated with acquisitions .........      696,955            --
Other ......................................      517,215       223,710
                                               ----------    ----------
                                               $6,203,177    $4,222,806
                                               ----------    ----------

     The Company incurred various realignment expenses during the year ended March 31, 1998 resulting from the review of operations and activities undertaken by new corporate management. These costs, which totaled $3.1 million, included primarily employee severance, legal and consulting fees and the write down of certain investments made in the Company's Internet service development program. The Company does not anticipate further realignment expenses in the future. Costs associated with acquisitions primarily consists of $0.4 million for billing system development costs for a pending acquisition and $0.2 million for legal fees related to the issuance of certain preferred stock subsequent to December 31, 1998.

                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

3. NOTES PAYABLE PRINCIPALLY RELATED TO ACQUISITIONS

     At December 31 and March 31, 1998, current notes payable consisted of the following:





                                                                                    DECEMBER 31,     MARCH 31,
                                                                                        1998           1998
                                                                                   --------------   ----------
12 % unsecured term note payable to an investor, net of unamortized discount
 of $26,351, interest and principal repaid in March 1999 (1) ...................     $  223,649         $--
Convertible subordinated promissory note for acquisition of IDX, interest and principal repaid in March 1999 through issuance of common stock. (2) (See
 Note 6) .......................................................................      1,000,000          --
Convertible subordinated promissory note for acquisition of IDX, interest and
 principal payable May 1999. (2) (See Note 6) ..................................        418,024          --
Convertible subordinated promissory note for acquisition of IDX, interest and
 principal payable June 1999. (2) (See Note 6) .................................      1,500,000          --
Convertible subordinated promissory note for acquisition of IDX, interest and
 principal payable October 1999. (2) (See Note 6) ..............................      2,500,000          --
8% promissory note for acquisition of UCI, interest and principal payable June
 1999, net of unamortized discount of $42,967 (3) (See Note 6) .................        457,033          --
Short-term loan from two officers (See Note 10) ................................        100,000          --
Short-term note payable to an investor in April 1999 ...........................        100,000          --
                                                                                     ----------         ---
Total notes payable ............................................................     $6,298,706         $--
                                                                                     ----------         ---

----------
(1) In September 1998, a subsidiary of the Company entered into a bridge loan agreement with an investor for $250,000. The proceeds were advanced to a company that is developing messaging technology. The Company is in the process of negotiating a joint venture arrangement whereby it would own 50% of this software technology. (See Note 17). In connection with this transaction, the lender was granted warrants to purchase 25,000 shares of the Company's common stock at a price of $2.00 per share. The value assigned to the warrants of $26,351 was recorded as a discount to the note and will be amortized through March 1999 as additional interest expense. The warrants expire on September 1, 2003 and as of December 31, 1998, these warrants have not been exercised. The Company is currently negotiating with the lender to extend this loan. However, there can be no assurance that such extension will be received.


(2) In December 1998, the Company acquired IDX. In connection with this transaction, convertible subordinated promissory notes were issued in the amount of $5.0 million. An additional note of $0.4 million for accrued but unpaid dividends owed by IDX was also issued by the Company and is due May 31, 1999. The notes bear interest at LIBOR plus 2.5% (7.75% at December 31,
    1998). Each of the notes, plus accrued interest, may be paid in cash or shares of the Company's common stock, at the sole discretion of the Company. If the Company elects to pay the notes with common stock, the price of the common stock on the due date of the notes determines the number of shares to be issued. In March 1999, the Company elected to pay the first note
    (including interest) in shares of common stock and issued approximately 474,000 shares of common stock to discharge this indebtedness. (See Note 6 for a description of a possible reduction in the principal amount of the convertible subordinated promissory notes payable).


(3) On December 31, 1998, the Company acquired UCI. In connection with this transaction, the Company issued a promissory note for $0.5 million bearing interest at 8% due June 27, 1999. In connection with the note, UCI was granted warrants to purchase 50,000 shares of the Company's common stock at a price of $1.63 per share. The warrants expire on December 31, 2003. The value assigned to the warrants of $42,967 was recorded as a discount to the note and will be amortized through June 1999 as additional interest expense. At December 31, 1998, these warrants have not been exercised.
    (See Note 6 for further discussion).

                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

4.  LONG-TERM DEBT

     At December 31 and March 31, 1998 long-term debt consisted of the following:





                                                                                      DECEMBER 31,    MARCH 31,
                                                                                          1998           1998
                                                                                     -------------- -------------
8.875% unsecured term note payable to a telecommunications company, interest and principal payable August 1999, net of unamortized discount of $205,932
 and $437,608 (1) ..................................................................   $7,294,068    $7,062,392
8.87% unsecured term note payable to a stockholder, interest and principal
 payable December 1999, net of unamortized discount of $45,844 (2) .................      954,156            --
8% promissory note for acquisition of UCI, interest and principal payable June
 2000 (See Note 6) .................................................................      500,000            --
8% mortgage note, payable monthly, including interest through March 2010, with an April 2010 balloon payment; secured by deed of trust on the related
 land and building .................................................................      305,135       310,000
Capitalized lease obligations ......................................................      724,199       607,209
                                                                                       ----------    ----------
Total ..............................................................................    9,777,558     7,979,601
Less current maturities, net of unamortized discount of $251,776 and $437,608 ......    8,540,214       244,020
                                                                                       ----------    ----------
Total long-term debt ...............................................................   $1,237,344    $7,735,581
                                                                                       ----------    ----------

----------
(1) In February 1998, the Company borrowed $7.5 million from a telecommunications company. In connection with this transaction, the lender was granted warrants to purchase 500,000 shares of the Company's common stock at a price of $3.03 per share. The warrants expire on February 23, 2001. The value assigned to such warrants when granted in connection with the above note agreement was approximately $0.5 million and was recorded as a discount to long-term debt. The discount is being amortized over the term of the note as interest expense. At December 31, 1998, these warrants have not been exercised.


(2) In June 1998, the Company borrowed $1.0 million from an existing stockholder. In connection with this transaction, the lender was granted warrants to purchase 67,000 shares of the Company's common stock at a price of $3.03 per share. The warrants expire in June 2001. The stockholder also received as consideration for the loan the repricing and extension of a warrant for 55,000 shares which is now exercisable on or before February 2001 at a price of $3.75 per share. The value assigned to such warrants, including the revision of terms, was approximately $68,846 and was recorded as a discount to the note payable. The discount is being amortized over the term of the note as interest expense. At December 31, 1998, these warrants have not been exercised. Subsequent to year end, the exercise price of 122,000 warrants was lowered to $1.5125 per share and the expiration dates were extended through January 31, 2002. The value assigned to the revision in terms will be recorded as additional interest expense in 1999.


     Future maturities of long-term debt and future minimum lease payments under capital lease obligations at December 31, 1998 are as follows:





                                                 LONG-TERM        CAPITAL
                                                    DEBT          LEASES           TOTAL
YEARS ENDING DECEMBER 31,                      -------------   ------------   --------------
1999 .......................................    $8,506,956      $ 362,545      $ 8,869,501
2000 .......................................       507,534        321,115          828,649
2001 .......................................         8,159        189,939          198,098
2002 .......................................         8,836             --            8,836
2003 .......................................         9,569             --            9,569
Thereafter .................................       264,081             --          264,081
                                                ----------      ---------      -----------
Total payments .............................     9,305,135        873,599       10,178,734
Less amounts representing interest .........            --        149,400          149,400
                                                ----------      ---------      -----------
Principal payments .........................     9,305,135        724,199       10,029,334
Less current maturities ....................     8,506,956        285,034        8,791,990
                                                ----------      ---------      -----------
Total Long-Term Debt .......................    $  798,179      $ 439,165      $ 1,237,344
                                                ----------      ---------      -----------

     Subsequent  to December  31,  1998,  the Company  entered  into  additional
capital  lease   obligations   requiring   future   minimum  lease  payments  of
approximately $0.6 million through 2001.

                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

5. EARNINGS (LOSS) PER SHARE

     Earnings per share are calculated in accordance with SFAS No. 128, "Earnings Per Share". Under SFAS No. 128, basic earnings (loss) per share is calculated as income (loss) available to common stockholders divided by the weighted average number of common shares outstanding. Diluted earnings per share is calculated as net income (loss) divided by the diluted weighted average number of common shares. The diluted weighted average number of common shares is calculated using the treasury stock method for common stock issuable pursuant to outstanding stock options and common stock warrants. Common stock options and warrants of 44,234 and 203,782 were not included in diluted earning (loss) per share for the nine months ended December 31, 1998 and the fiscal year ended March 31, 1998, respectively, as the effect was antidilutive due to the Company recording a loss for these periods. In addition, convertible preferred stock and convertible subordinated promissory notes convertible into 5,323,926 shares of common stock were not included in diluted earnings (loss) per share for the nine month period ended December 31, 1998 due to the loss for the period.

     Options and warrants to purchase 2,017,317 shares of common stock at exercise prices ranging from $2.56 to $6.61 per share and convertible preferred stock convertible into 1,875,000 shares of common stock were outstanding at December 31, 1998 but were not included in the computation of diluted earnings
(loss) per share because the exercise prices or conversion price were greater than the average market price of the common stock. Options and warrants to purchase 2,049,315 shares of common stock at exercise prices from $3.00 to $6.94 per share were outstanding at March 31, 1998 but were not included in the computation of diluted earnings (loss) per share because the exercise prices were greater than the average market price of the common shares. Options and warrants to purchase 821,087 shares of common stock at exercise prices from $5.75 to $14.88 per share were outstanding at March 31, 1997 but were not included in the computation of diluted earnings (loss) per share because the exercise prices were greater than the average market price of the common shares.

     Contingently issuable warrants to purchase up to 2,500,000 shares of common stock (subject to stockholder approval) related to a recent acquisition have not been included in the computation of diluted earnings (loss) per share as the contingency had not been met as of December 31, 1998. See Note 6.

     Various issuances of convertible preferred stock, relating to financings and acquisitions, have been completed both prior to and subsequent to December 31, 1998 that could have a significant effect on the weighted average number of common shares in future periods. See Notes 11 and 17 for further disclosure.

                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)


                                                      NINE MONTHS
                                                         ENDED
                                                      DECEMBER 31,          MARCH 31,          MARCH 31,
                                                          1998                1998                1997
                                                   -----------------   ------------------   ---------------
Basic Earnings (Loss) Per Share:
 Numerator
   Net earnings (loss) .........................     $  (7,090,192)      $  (13,289,910)     $    773,952
 Denominator
   Weighted average shares outstanding .........        17,736,654           17,082,495        15,861,240
                                                     -------------       --------------      ------------
 Per Share Amounts
   Basic earnings (loss) .......................     $       (0.40)      $        (0.78)     $       0.05
                                                     -------------       --------------      ------------
Diluted Earnings (Loss) Per Share:
 Numerator
   Net earnings (loss) .........................     $  (7,090,192)      $  (13,289,910)     $    773,952
 Denominator
   Weighted average shares outstanding .........        17,736,654           17,082,495        15,861,240
   Effect of dilutive securities Options and
    warrants ...................................                --                   --           297,390
   Weighted average common shares and assumed
    conversions outstanding ....................        17,736,654           17,082,495        16,158,630
                                                     -------------       --------------      ------------
   Per Share Amounts
    Diluted earnings (loss) ....................     $       (0.40)      $        (0.78)     $       0.05
                                                     -------------       --------------      ------------


6. BUSINESS ACQUISITIONS

     All acquisitions, have been accounted for under the purchase method of accounting. The results of operations of the acquired businesses are included in the consolidated financial statements from the date of acquisition.

     IDX -- On December 2, 1998, the Company acquired all of the common and preferred stock of IDX, a privately-held IP based fax and telephony company, for
(a) 500,000 shares of the Company's Series B Convertible Preferred Stock ("Series B Preferred") valued at $3.5 million which are convertible into 2,500,000 shares (2,000,000 shares until stockholder approval is obtained and subject to adjustment as described below) of common stock; (b) warrants ("IDX Warrants") to purchase up to an additional 2,500,000 shares of common stock (subject to stockholder approval as well as adjustment as described below); (c) $5.0 million in 7.75% convertible subordinated promissory notes ("IDX Notes") (subject to adjustment as described below); (d) $1.5 million in bridge loan advances to IDX made by the Company prior to the acquisition which were converted into part of the purchase price plus associated accrued interest of $0.04 million; (e) $0.4 million for IDX dividends accrued and unpaid on IDX's Preferred Stock under a convertible subordinated promissory note and (f) direct costs associated with the acquisition of $0.4 million. The Company also advanced approximately $0.4 million to IDX prior to acquisition under an agreement to provide IDX up to $2.3 million for working capital purposes over the next twelve months. These pre-acquisition advances were not considered part of the purchase price.

     The Company plans to include these requests for the approval of the warrants and additional stock as matters to be voted upon by the stockholders at the next annual meeting. This acquisition has been accounted for under the purchase method of accounting. The financial statements of the Company reflect the preliminary allocation of the purchase price. The preliminary allocation has resulted in acquired goodwill of $10.9 million that is being amortized on a straight-line basis over seven years. The purchase price allocation has not been finalized pending resolution of several purchase price elements, which are contingent upon the following:

   (a) The amounts of Series B Preferred Stock and IDX Warrants to be issued are subject to stockholder approval subsequent to the date of acquisition.

                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

   (b) IDX's ability to achieve certain revenue and EBITDA (EBITDA represents operating income before interest expense, income taxes, depreciation and amortization) objectives twelve months after the acquisition date may limit the amount of warrants to be granted as well as eliminate the Company's price guarantee as discussed in (d) below.

   (c) The shares of Series B Preferred stock are convertible at the holders' option at any time at the then current conversion rate. The shares of Series B Preferred stock will automatically convert into shares of common stock on the earlier to occur of (a) the first date that the 15 day average closing sales price of common stock is equal to or greater than $8.00 or (b) 30 days after the later to occur of (i) December 2, 1999 or
       (ii) the receipt of any necessary stockholder approval relating to the issuance of the common stock upon such conversion. The Company has guaranteed a price of $8.00 per share on December 2, 1999, subject to IDX's achievement of certain revenue and EBITDA objectives. If the market price of the common stock is less than $8.00 on December 2, 1999, and IDX has met its performance objectives, the Company will issue additional shares of common stock upon conversion of the Series B Preferred stock (subject to the receipt of any necessary stockholder approval) based on the ratio of $8.00 to the market price (as defined, but not less than $3.3333 per share), but not more than 3.5 million additional shares of common stock will be issued.

   (d) The Company has guaranteed a price of $8.00 per common stock share relative to the warrants issuable as of December 2, 1999, subject to IDX's achievement of certain revenue and EBITDA objectives. If these objectives are achieved and the market price of the common stock is less than $8.00 on December 2, 1999, the Company will issue additional shares of common stock upon exercise of the IDX Warrants based on the ratio of $8.00 to the market price (as defined, but not less than $3.3333 per share), up to a maximum of 3.5 million additional shares of common stock. However, if the average closing sales price of the common stock for any 15 consecutive days equals or is greater than $8.00 per share prior to December 2, 1999 there is no price guarantee upon exercise of the warrants. The IDX warrants cannot be issued until stockholder approval is obtained.

   (e) IDX must meet certain working capital levels at the date of acquisition. To the extent that IDX has a working capital deficiency, as defined, as of the date of acquisition, the Company may reduce the number of shares of the Series B Preferred Stock currently held by the stockholders and may in some circumstances reduce the amount outstanding on the principal balance of the third IDX note referred to below.

   (f) The Company is obligated to pay accrued but unpaid dividends ("Accrued Dividends") on IDX's previously outstanding preferred stock under an interest bearing convertible subordinated promissory note in the principal amount of approximately $0.4 million due May 31, 1999. The Company, however, is entitled to reduce the $2.5 million principal balance of the third IDX Note as discussed below and in Note 3 by the amount of the Accrued Dividends and certain defined amounts unless offset by proceeds from the sale of an IDX subsidiary and a note issued to IDX by an option holder. The Company may also elect to pay this obligation in cash or in shares of common stock.

   (g) The IDX Notes consist of four separate notes and are payable in cash or common stock at the Company's sole discretion. The notes have varying maturity dates through October 31, 1999. See Note 3 for the terms and conditions of the IDX Notes. Payment of the IDX Notes is subject to adjustment upon the resolution of certain contingencies as discussed above.

     Based on the contingent purchase price elements as listed above, goodwill associated with the acquisition may materially increase when these contingencies are resolved.

     The holders of the Series B Preferred Stock are not entitled to dividends unless declared by the Board of Directors. The shares of Series B Preferred Stock are not redeemable. Further, the Company
                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

has agreed to register for resale the shares of common stock underlying the conversion rights of the holders of the Series B Preferred Stock, the IDX warrants and the IDX Notes.

     At the acquisition date, the stockholders of IDX received Series B Preferred Stock and warrants as discussed above, which are ultimately convertible into common stock subject to IDX meeting its performance objectives. These stockholders in turn granted preferred stock and warrants, each of which is convertible into a maximum of 240,000 shares of the Company's common stock, to IDX employees. The underlying common stock granted by the IDX stockholders to certain employees has been initially valued as $420,000 of compensation. The actual number of common shares issued upon conversion of the preferred stock and warrants will ultimately be determined by stockholder approval, the achievement, by IDX, of certain performance goals and the market price of the Company's stock over the contingency period of up to twelve months from the date of acquisition. The stock grants are performance based and will be adjusted each reporting period (but not below zero) for the changes in stock price until the shares and/or warrants (if and when) issued are converted to common stock.

     The following unaudited pro forma consolidated results of operations are presented as if the IDX acquisition had been made at the beginning of the periods presented. For March 31, 1998 pro forma results, IDX amounts include its December 31, 1997 year end as compared to the Company's March 31, 1998 year end. The one month period of IDX for December 1998, is included in the Company's results of operations for the nine months ended December 31, 1998. As a result, for comparative purposes, the Company has included an eight month period of IDX from April 1, 1998 through November 30, 1998 in its nine months ended December 31, 1998 pro forma results below.





                                                          PERIODS ENDED
                                             -------------------------------------
                                                DECEMBER 31,         MARCH 31,
                                                    1998                1998
                                             -----------------   -----------------
Net Revenues .............................     $  24,251,500       $  33,690,777
Net Loss .................................     $ (10,053,116)      $ (16,548,510)
Basic and Diluted Loss Per Share .........     $       (0.47)      $       (0.85)

     UCI -- On December 31, 1998, the Company acquired all of the common stock issued and outstanding of UCI, a privately-held corporation established under the laws of the Republic of Cyprus, for 125,000 shares of common stock (50% delivered at the acquisition date and 50% to be delivered February 1, 2000, subject to adjustment), and $2.1 million payable as follows: (a) $75,000 payable in cash in January 1999; (b) $0.5 million in the form of a note, with 8% interest payable monthly due June 30, 1999; (c) $0.5 million in the form of a note, with 8% interest payable monthly due no later than June 30, 2000; (d) $1.0 million in the form of a non-interest bearing note ("Anniversary Payment") to be paid on February 1, 2000 or December 31, 2000, depending on the percentage of projected revenue achieved, subject to adjustment; and (e) warrants to purchase 50,000 shares of common stock with an exercise price of $1.63 per share. See
Note 3 for the terms and conditions of the two $0.5 million UCI Notes. The 62,500 shares of common stock issued at the acquisition date were valued at $101,563. The Company has agreed to register for resale the shares of common stock and UCI warrants.

     This acquisition has been accounted for under the purchase method of accounting. The financial statements of the Company reflect the preliminary purchase price allocation. The purchase price allocation has not been finalized pending resolution of several purchase price elements, which are contingent upon the following:

   (a) If the closing sales price on NASDAQ of the Company's common stock on February 1, 2000 is less than $8.00, additional shares will be issued determined by subtracting (i) $1.0 million divided by the closing sales price on February 1, 2000 from (ii) 125,000. These shares as well as the 62,500 shares to be delivered are subject to adjustment as discussed below.

                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

   (b) If UCI does not achieve 100% of its $3.0 million projected revenue target as of February 1, 2000, for each 10% by which the projected revenue is less than 100% of the projected revenue target, there will be a 10% reduction in the Anniversary Payment and the number of shares issuable pursuant to (a).


   (c) If UCI achieves more than 100% of its $3.0 million projected revenue target as of December 31, 1999, there will be a 10% increase in the Anniversary Payment, not to exceed $0.3 million due and payable as of December 31, 2000.


   (d) If the Company completes a private financing and receives between $10 million to $19.9 million or $20 million, it will be required to repay 50% or 100%, respectively, of the outstanding principal and interest of the first note as discussed above.


   (e) If after the date of acquisition, a contract with a major customer of UCI is cancelled and it is not reinstated or replaced by June 30, 1999, the principal amount of the first and second note as discussed above will be adjusted.


     Based on the contingent purchase price elements as listed above, goodwill associated with the acquisition may increase when these contingencies are resolved. UCI had minimal operations prior to the acquisition and the aggregate value of the non-contingent consideration of $1.2 million has been recorded as goodwill and will be amortized, on a straight-line basis, over seven years. The effects of the acquisition of UCI are not material to net revenues, net earnings or earnings per share for pro forma information purposes and, accordingly, has not been included in the pro forma presentation presented for IDX above.


7.  SETTLEMENT WITH PRINCIPAL STOCKHOLDER


     In November 1998, the Company reached an agreement with Its former chairman, Mr. Ronald Jensen, who is also the Company's largest stockholder. The agreement concerned settlement of his unreimbursed costs and other potential claims.


     Mr. Jensen had purchased $7.5 million of eGlobe's common stock in a private placement in June 1997 and later was elected Chairman of the Board of Directors. After approximately three months, Mr. Jensen resigned his position citing both other business demands and the demands presented by the challenges of the Company. During his tenure as Chairman, Mr. Jensen incurred staff and other costs which were not billed to the Company. Also, Mr. Jensen subsequently communicated with the Company's current management indicating that there were a number of issues raised during his involvement with the Company relating to the provisions of his share purchase agreement which could result in claims against the Company.


     In order to resolve all current and potential issues, Mr. Jensen and the Company agreed to exchange his current holding of 1,425,000 shares of common stock for 75 shares of 8% Series C Cumulative Convertible Preferred Stock ("Series C Preferred"), which management estimated to have a fair market value of approximately $3.4 million and a face value of $7.5 million. The terms of the Series C Preferred stock permit Mr. Jensen to convert the face value of the preferred stock to common stock at 90% of market price, subject to a minimum conversion price of $4.00 per share and a maximum of $6.00 per share. The difference between the estimated fair value of the preferred stock issued and the market value of the common stock surrendered resulted in a one-time non-cash charge to the Company's statement of operations of approximately $1.0 million for the quarter ended September 30, 1998, with a corresponding credit to stockholders' equity. See Note 11 for further discussion of the terms of the Series C Preferred.


     In February 1999, contemporaneous with a financing transaction between the Company and Mr. Jensen, the conversion terms of the Series C Preferred were amended and Mr. Jensen agreed to exchange his Series C Preferred for 3,000,000 shares of common stock. See Note 17 for further discussion.

                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

8.  PROXY RELATED LITIGATION AND SETTLEMENT COSTS

     The Company, its former auditors, certain of its present and former directors and others were defendants in a consolidated securities class action which alleged that certain public filings and reports made by the Company, including its Forms 10-K for the 1991, 1992, 1993 and 1994 fiscal years (i) did not present fairly the financial condition of the Company and its earnings; and
(ii) failed to disclose the role of a consultant to the Company.

     The Company and its former auditors vigorously opposed the action, however, the Company decided it was in the stockholders' best interest to curtail costly legal proceedings and settle the case.

     Under the Stipulation of Settlement dated April 2, 1998, the Company issued 350,000 shares of its common stock into a Settlement Fund that will be distributed among the Class. Settlement becomes effective only upon entry of a final judgment by the Court and upon entry of final judgments in two related Delaware Actions (which as of March 31, 1999 have not yet been received), and upon the expiration of the time to appeal or upon exhaustion of appellate review in this action, were any appeal to be taken.

     As a result of the above action and related matters, the Company recorded $0.1 million, $3.9 million and $0.5 million in costs and expenses during the nine months ended December 31, 1998 and the years ended March 31, 1998 and 1997. Included in the March 31, 1998 amount, is a charge of $3.5 million which represented the value assigned to the 350,000 shares of common stock referred to above, which were valued at $10.00 per share pursuant to the terms of the settlement agreement. Such value relates to the Company's obligation to issue additional stock if the market price of the Company's stock is less than $10.00 per share during the defined periods. The Company has no obligation to issue additional stock if its share price is above $10.00 per share for fifteen consecutive days during the two year period after all shares have been distributed to the Class. As of December 31, 1998, all of the shares have not been distributed to the Class and therefore the start of the two year window has not commenced.

     Additionally, the Company settled with another stockholder related to the same securities class action in May 1998 and issued that stockholder 28,700 shares of common stock at the market price at the date of settlement for a total value of $0.08 million.


9.  OTHER LITIGATION

     The Company is a defendant in an action brought by a Colorado reseller of transmission services. The lawsuit arises out of a transaction wherein the plaintiff and the Company contemplated forming a limited liability company for purposes of developing sales opportunities generated by the plaintiff. The Company and the plaintiff were unable to arrive at a definitive agreement on their arrangement and the plaintiff sued, claiming breach of a noncircumvention agreement, notwithstanding the fact that the plaintiff agreed to and was a part of the transaction. The Company believes this claim is without merit and plans to defend this action vigorously.

     A former officer of the Company who was terminated in the fall of 1997 filed suit against the Company in July 1998. The executive entered into a termination agreement. The Company made the determination that there were items which the executive failed to disclose to the Company and therefore the Company ceased making payments to the executive pending further investigation. The executive sued, claiming employment benefits including expenses, vacation pay and rights to options. The Company is defending this action vigorously and believes that it ultimately will prevail.

     The Company and its subsidiaries are also parties to various other legal actions and various claims arising in the ordinary course of business. Management of the Company believes that the disposition of such other actions and claims will not have a material effect on the financial position, operating results or cash flows of the Company.

                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

10.  RELATED PARTY TRANSACTIONS

     On December 31, 1998, two officers of the Company each loaned $0.05 million to the Company for short term needs. The loans were repaid, including a 1% fee, in February 1999.

     In June 1998, an existing  stockholder loaned the Company $1.0 million. See
Note 4 for a description of this transaction. Subsequent to December 31, 1998, this same stockholder loaned $0.2 million to the Company for short term needs. This $0.2 million note was subsequently converted into 125,000 shares of common stock. See Note 17 for further discussion.

     As described in Notes 17 and 18, an affiliate of the Company's largest stockholder made two financing commitments to the Company subsequent to year end totaling $25.0 million.


11.  STOCKHOLDERS' EQUITY


     Common Stock

     On June 3, 1997, the Board of Directors approved the sale of 1,425,000 shares of the Company's common stock for $7.5 million to Mr. Ronald Jensen. Proceeds of $3.0 million from the sale were used to reduce long-term debt. The remainder of the proceeds was used for working capital. In November 1998, the Company agreed to issue shares of Series C Preferred Stock in exchange for the 1,425,000 shares of common stock as described in Note 7. In February 1999, contemporaneous with a financing transaction between the Company and Mr. Jensen (see Note 17), Mr. Jensen agreed to exchange his Series C Preferred for 3,000,000 shares of common stock.

     As described in Note 8, during the nine months period ended December 31, 1998 and year ended March 31, 1998, the Company agreed to issue 28,700 shares and 350,000 shares of common stock in connection with the settlement of litigation.

     As described below and in Note 6, in December 1998 the Company made two acquisitions. The equity consideration paid to date for these acquisitions includes the issuance of Series B Preferred Stock convertible into 2,000,000 (subject to stockholder approval the preferred will be convertible into 2,500,000) shares of common stock and the issuance of 62,500 shares of common stock. Equity consideration paid for these acquisitions is subject to adjustment upon resolution of certain contingencies as discussed in Note 6.


     Preferred Stock

     Per the Company's restated certificate of incorporation and as approved by the Company's stockholders on May 14, 1996, the Board of Directors was given the authority to issue up to 5,000,000 shares of preferred stock without obtaining further stockholder approval. The preferred stock can be issued in series. The rights and preferences of preferred stock are established by the Company's Board of Directors upon issuance of each series. As of December 31, 1998, the following series of stock were authorized by the Board of Directors.


     Series B Convertible Preferred Stock

     In connection with the IDX acquisition, the Company issued 500,000 shares of Series B Convertible Preferred Stock ("Series B"), certain warrants and promissory notes in the original principal amount of $5.0 million subject to adjustment in exchange for all the outstanding common and preferred shares of IDX. (See Note 6 for further information regarding the IDX acquisition). The shares of Series B stock are convertible at the holders' option at any time at the then current conversion rate (currently at a 4 to 1 ratio of common stock to preferred). The shares of Series B will automatically convert into shares of common stock on the earlier to occur of (a) the first date that the 15 day average closing sales price of
                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

common stock is equal to or greater than $8.00 or (b) 30 days after the later to occur of (i) December 2, 1999 or (ii) the receipt of any necessary stockholder approval relating to the issuance of the common stock upon such conversion. The Company has guaranteed a price of $8.00 per share on December 2, 1999, subject to IDX's achievement of certain revenue and EBITDA objectives. If the market price of the common stock is less than $8.00 per share on December 2, 1999 and IDX has met its performance objectives, the Company will issue additional shares of common stock upon conversion of the Series B stock (subject to stockholder approval) based on the ratio of $8.00 to the market price (as defined, but not less than $3.3333 per share), but not more the 3.5 million additional shares of common stock will be issued. The Series B stock has no stated liquidation preferences, is not redeemable and has weighted voting rights equal to 25% of the number of common shares into which it can be converted. The holders of the Series B stock are not entitled to dividends unless declared by the Board of Directors.


     8% Series C Cumulative Convertible Preferred Stock

     The Company authorized 275 shares of 8% Series C Cumulative Convertible Preferred Stock ("Series C"), with a par value of $.001 per share. These shares can be issued in different series. All series have identical rights, preferences, privileges and restrictions. The holders of Series C stock are entitled to receive cumulative annual dividends at 8% of the liquidation price ($0.1 million per share) when declared by the Board of Directors. Dividends accrue from the issuance date of the stock and are fully cumulative. Cumulative dividends shall be payable quarterly beginning September 30, 2000 when declared by the Board of Directors. The terms of the Series C stock permit the holders to convert the Series C stock into the number of common shares equal to the face value of the preferred stock divided by 90% of the market price, but with a minimum conversion price of $4.00 per share and an maximum conversion price of $6.00 per share, subject to adjustment if the Company issues common stock for less than the conversion price. If the holder of the Series C stock converts the Series C stock to common stock, all rights to accrued dividends shall be waived. If the Company does not achieve certain gross revenue targets by a specific date, the Company will issue warrants to purchase 5,000 shares of common stock for each share of Series C stock at an exercise price of $0.01 per share. The warrants will be issuable and exercisable only if the last reported sales price of the common stock has not exceeded a price per share equal to 125% of the initial conversion price of the Series C stock to common stock. The Series C has no voting rights unless the dividend payments are in arrears for six quarters. Should that occur, the holders of the Series C stock have the right to elect a director to the Board. The Company must obtain an affirmative vote representing at least 66 2/3% of the outstanding shares of Series C stock before the Company can issue any preferred stock which would be senior to or pari passu with the Series C stock. This condition excludes Series A preferred stock.

     In November 1998, in connection with a settlement with the Company's largest stockholder (see Note 7), 75 shares of Series C stock were issued to Mr. Ronald Jensen in exchange for 1,425,000 shares of common stock to resolve issues relating to the provisions of his share purchase agreement which could have resulted in claims against the Company. Under the Series C stock agreement, if at July 1, 1999 the Company did not achieve certain revenue tests, 5,000 warrants would be issued for each share of Series C stock held by Mr. Jensen. These warrants would have had an exercise price of $0.01 per share and would have been issuable and exercisable contingent upon certain stock prices of the Company's common stock. Mr. Jensen waived all rights to accrued dividends and warrants upon conversion of the Series C stock into 3,000,000 shares of common stock. See Note 17 for further discussion.


     Series A Participating Preferred stock

     In February 1997, the Company adopted a rights plan and entered into a stockholders rights agreement that provides for the issuance of rights for each share of common stock outstanding on February 28, 1997. Each right represents the right to purchase one one-hundredth of a share of the Company's Series A Participating Preferred Stock ("Series A") at a price of $70 per one-hundredth of
                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

a share of Series A, subject to adjustment. All shares issued between the date of adoption of the Rights Agreement and the distribution date (as defined in the Rights Agreement) will have the Rights attached to them. The Rights become exerciseable upon the occurrence of certain defined change of control triggering events. The Rights will have certain anti-takeover effects, as they will cause substantial dilution to a person or group that acquires a substantial interest in the Company without the prior approval of the Company's Board of Directors.


     Employee Stock Option and Appreciation Rights Plan

     On December 14, 1995, the Board of Directors adopted the Employee Stock Option and Appreciation Rights Plan (the "Employee Plan"), expiring December 15, 2005, reserving for issuance 1,000,000 shares of the Company's common stock. The Employee Plan was amended and restated in its entirety during the year ended March 31, 1998, including an increase in the number of shares available for grant to 1,750,000 representing an increase of 750,000 shares.

     The Employee Plan provides for grants to key employees, advisors or consultants to the Company at the discretion of the Compensation Committee of the Board of Directors, of stock options to purchase common stock of the Company. The Employee Plan provides for the grant of both "incentive stock options," as defined in the Internal Revenue Code of 1986, as amended, and nonqualified stock options. Options that are granted under the Employee Plan that are incentive stock options may only be granted to employees (including employee-directors) of the Company.

     Stock options granted under the Employee Plan must have an exercise price equal in value to the fair market value, as defined, of the Company's common stock on the date of grant. Any options granted under the Employee Plan must be exercised within ten years of the date they were granted. Under the Employee Plan, Stock Appreciation Rights ("SAR's") may also be granted in connection with the granting of an option and may be exercised in lieu of the exercise of the option. A SAR is exercisable at the same time or times that the related option is exercisable. The Company will pay the SAR in shares of common stock equal in value to the excess of the fair market value, at the date of exercise, of a share of common stock over the exercise price of the related option. The exercise of a SAR automatically results in the cancellation of the related option on a share-for-share basis.

     During the nine months ended December 31, 1998 and the fiscal years ended March 31, 1998 and 1997, the Compensation Committee of the Board of Directors granted options to purchase an aggregate of 996,941, 1,584,629 and 439,600, respectively, shares of common stock to its employees under the Employee Plan at exercise prices from $1.469 to $3.813 per share for the nine months ended December 31, 1998, $2.32 to $3.12 per share for the year ended March 31, 1998 and $5.75 to $9.00 per share for 1997. The employees were also granted SAR's in tandem with the options granted to them in connection with grants prior to December 5, 1997.

     As of December 31, 1998, options outstanding under this Employee Plan exceeded the shares available for grant by 390,109 shares. It is management's intention to request stockholder approval to merge the Director Plan (see below) into the Employee Plan, thereby permitting shares currently reserved for issuance under the Director Plan to be used to remedy this deficiency.


     Directors Stock Option and Appreciation Rights Plan

     On December 14, 1995, the Board of Directors adopted the Directors Stock Option and Appreciation Rights Plan (the "Director Plan"), expiring December 14, 2005. There are 870,000 shares of the Company's common stock reserved for issuance under the Director Plan. The Director Plan was amended and restated in its entirety during the year ended March 31, 1998 so that it now closely resembles the Employee Plan. In the nine month period ended December 31, 1998, the Director Plan was amended so that grants of options to directors are at the discretion of the Board of Directors or the Compensation Committee. In November 1997 and April 1998, each director (other than members of the
                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

Compensation Committee) was granted an option under the Director Plan, each to purchase 10,000 shares of common stock, with each option being effective for five years commencing on April 1, 1998 and 1999, respectively, and with each option vesting only upon the achievement of certain corporate economic and financial goals. By December 31, 1998, all of these options, totaling 120,000 options, were forfeited because not all of the corporate and financial goals were met. Prior to the amendments to the Director Plan, each director received an automatic grant of ten year options and a corresponding SAR to purchase 10,000 shares of common stock on the third Friday in December in each calendar year. During the nine months ended December 31, 1998 and the fiscal years ended March 31, 1998 and 1997, the Compensation Committee of the Board of Directors confirmed the grant of total options (including options with vesting contingencies, to purchase 240,000, 85,000, and 60,000, respectively, shares of common stock to its directors pursuant to the Company's Director Plan at exercise prices of $1.81 to $3.19 per share for the nine month period ended December 31, 1998, $2.63 to $2.69 per share for the year ended March 31, 1998 and $5.75 per share for 1997. These exercise prices were equal to the fair market value of the shares on the date of grants. During the nine months ended December 31, 1998, the Company recorded $184,788 in compensation expense related to these director warrants.


     Warrants

     In connection with the issuance of debt, the Board of Directors granted warrants to purchase an aggregate of 92,000, 949,267 and 466,667 shares of common stock, respectively, during the nine months ended December 31, 1998 and the two fiscal years ended March 31, 1998 and 1997, at exercise prices ranging from $2.00 to $3.03 per share for the nine months ended December 31, 1998, $0.01 to $6.61 per share for year ended March 31, 1998 and $7.88 to $14.88 for fiscal 1997. As a result of the 10% stock split in 1996, certain warrants were increased from 150,000 to 165,000. During the year ended March 31, 1998, 466,667 of the warrants granted above were cancelled as the terms of the related debt were renegotiated. The fair value of warrants at the grant date was recorded as unamortized discount against the related debt. These discounts are being amortized to interest expense over the term of the loans using the effective interest method. Additional interest expense related to these warrants for the nine month period ended December 31, 1998 and the year ended March 31, 1998 was $254,678 and $478,580, respectively. There was no unamortized interest expense for the year ended March 31, 1997.

     In the nine months ended December 31, 1998 and the years ended March 31, 1998 and 1997, the Board of Directors granted warrants to purchase an aggregate of 2,500, 91,200 and 238,800 shares of common stock, respectively, to non-affiliates at exercise prices of $2.00 per share for the nine month period ended December 31, 1998, $2.75 per share for the years ended March 31, 1998 and $6.88 to $6.98 for 1997. The fair value of these warrants at the date of grant was recorded based on the underlying transactions. The warrants are exercisable for periods ranging from 12 to 60 months. During the nine months ended December 31, 1998, 318,000 of the warrants granted above expired.

     During the nine months ended December 31, 1998, the Board of Directors granted warrants to purchase an aggregate of 2,550,000 (2,050,000 until stockholder approval) shares of common stock to the stockholders or owners of companies acquired as an element of the purchase price at exercise prices of $0.01 to $1.63. The warrants to purchase 2,500,000 (2,000,000 until stockholder approval) shares of common stock are exercisable contingent upon the acquired company meeting certain revenue and EBITDA objectives twelve months from the date of acquisition. See Note 6 for further information. SFAS No. 123, "Accounting for Stock-Based Compensation" requires the Company to provide pro forma information regarding net income (loss) and net earnings (loss) per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the nine months ended December 31, 1998 and the fiscal years ended March 31, 1998 and 1997, respectively: no expected dividend yields for all periods; expected volatility of 55%, 55% and
                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

65%;  risk-free  interest rates of 4.51%, 5.82% and 5.91%; and expected lives of
3.65 years, 2 years and 1.5 years for the Plans and stock awards.

     Under the accounting provisions for SFAS No. 123, the Company's net earnings (loss) and per earnings (loss) per share would have been decreased by the pro forma amounts indicated below:





                                         NINE MONTHS
                                            ENDED                     YEARS ENDED
                                         DECEMBER 31,          MARCH 31,          MARCH 31,
                                             1998                1998                1997
                                      -----------------   ------------------   ---------------
Net Earnings (Loss) ...............
 As Reported ......................     $  (7,090,192)      $  (13,289,910)      $   733,952
 Pro Forma ........................     $  (7,440,099)      $  (13,457,713)      $  (801,214)
Earnings (Loss) Per Share .........
 Basic:
   As Reported ....................     $       (0.40)      $        (0.78)      $      0.05
   Pro Forma ......................     $       (0.42)      $        (0.79)      $     (0.05)
 Diluted:
   As Reported ....................     $       (0.40)      $        (0.78)      $      0.05
   Pro Forma ......................     $       (0.42)      $        (0.79)      $     (0.05)


     A summary of the status of the Company's stock option plans and outstanding warrants as of December 31, 1998 and March 31, 1998 and 1997 and changes during the nine months and years ending on those dates is presented below:





                                               DECEMBER 31,                   MARCH 31,                    MARCH 31,
                                                   1998                          1998                        1997
                                       ----------------------------   --------------------------   -------------------------
                                                          WEIGHTED                     WEIGHTED                     WEIGHTED
                                                           AVERAGE                      AVERAGE                     AVERAGE
                                          NUMBER OF       EXERCISE      NUMBER OF      EXERCISE      NUMBER OF      EXERCISE
                                            SHARES          PRICE         SHARES         PRICE         SHARES        PRICE
                                       ---------------   ----------   -------------   ----------   -------------   ---------
Outstanding, Beginning of
 Period ............................       3,412,489      $  3.96       1,706,832     $  6.58        1,000,042      $ 5.55
 Granted ...........................       4,256,441      $  0.78       2,710,096     $  3.47          849,267      $ 7.64
 Expired ...........................      (1,037,604)     $  4.13        (986,091)    $  6.87         (141,725)     $ 5.52
 Exercised .........................              --           --         (18,348)    $  5.75             (752)     $ 5.26
Outstanding, End of Period .........       6,631,326      $  1.92       3,412,489     $  3.96        1,706,832      $ 6.58
Exercisable, End of Period .........       1,991,216      $  3.86       1,875,860     $  5.02        1,302,095      $ 6.78
                                          ----------      -------       ---------     -------        ---------      ------
Weighted Average Fair Value of
 Options and Warrants
 Granted During the Period .........    $       1.43                   $     1.41                   $     1.85
                                        ------------                   ----------                   ----------

     Included in the above table are certain options and warrants that are contingent based on various future performance measures. (See Notes 5 and 11).

                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

     The following table summarizes information about stock options and warrants outstanding at December 31, 1998:





                              OUTSTANDING                       EXERCISABLE
                      ----------------------------   ----------------------------------
                                       WEIGHTED                              WEIGHTED
                                       REMAINING                            REMAINING
 RANGE OF EXERCISE     NUMBER OF      CONTRACTUAL                          CONTRACTUAL
       PRICES            SHARES      LIFE (YEARS)     NUMBER OF SHARES     LIFE (YEARS)
-------------------   -----------   --------------   ------------------   -------------
   $       0.01        2,890,000          0.91               15,000             0.11
   $  1.47-2.03          776,209          4.19              420,599             4.37
   $  2.25-2.88          656,500          4.96              240,000             4.37
   $  3.00-4.50        1,620,000          3.04              627,000             1.40
   $  5.45-6.61          688,617          3.99              688,617             3.99
                       ---------          ----              -------             ----
   Total
   $  0.01-6.61        6,631,326          2.54            1,991,216             3.75
                       ---------          ----            ---------             ----

12. TAXES ON INCOME

     During the year ended March 31, 1998, the Company undertook a study to simplify its organizational and tax structure and identified potential international tax issues. In connection with this study, the Company determined that it had potential tax liabilities and recorded an additional tax provision of $1.5 million to reserve against liabilities which might arise under the existing structure. Upon completion of this study in January 1999, the Company initiated discussions with the Internal Revenue Service related to the U. S. Federal income tax issues identified by the study and filed with the IRS returns for the Company for the years ended March 31, 1991 through 1998 reflecting these findings. No additional tax reserve was recorded as of December 31, 1998 after completion of the study. The eventual outcome of these discussions and of any other issues cannot be predicted with certainty. Taxes on income for the nine months ended December 31, 1998 and the years ended March 31, 1998 and 1997, consisted of the following:





                                           DECEMBER 31,       MARCH 31,        MARCH 31,
                                               1998              1998             1997
                                          --------------   ---------------   -------------
Current:
 Federal ..............................     $       --      $         --      $   70,000
 Foreign ..............................             --           140,000         166,000
 State ................................             --                --          12,000
 Other ................................             --         1,500,000              --
                                            ----------      ------------      ----------
Total Current .........................             --         1,640,000         248,000
                                            ----------      ------------      ----------
Deferred: .............................
 Federal ..............................       (416,000)       (1,830,000)       (584,000)
 State ................................        (37,000)         (163,000)        (52,000)
                                            ----------      ------------      ----------
                                              (453,000)       (1,993,000)       (636,000)
Change in valuation allowance .........        453,000         1,993,000         636,000
                                            ----------      ------------      ----------
 Total ................................     $       --      $  1,640,000      $  248,000
                                            ----------      ------------      ----------


                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

     As of December 31, 1998 and March 31, 1998 and 1997, the net deferred tax asset recorded and its approximate tax effect consisted of the following:





                                                DECEMBER 31,       MARCH 31,        MARCH 31,
                                                    1998             1998             1997
                                               --------------   --------------   --------------
Net operating loss carry- forwards .........    $  6,041,000     $  3,496,000     $  3,036,000
Nondeductible expense accruals .............       1,525,000        1,295,000               --
Foreign net operating loss carryforwards.            260,000               --               --
Other ......................................         431,000          269,000           31,000
                                                ------------     ------------     ------------
                                                   8,257,000        5,060,000        3,067,000
Valuation allowance ........................      (8,257,000)      (5,060,000)      (3,067,000)
                                                ------------     ------------     ------------
Net deferred tax asset .....................    $         --     $         --     $         --
                                                ------------     ------------     ------------

     The acquisition of IDX in December 1998 included a net deferred tax asset of $2.7 million. This net deferred tax asset consists primarily of U.S. and foreign net operating losses. The acquisition also included a valuation allowance equal to the net deferred tax asset acquired. For the years ended December 31, 1998 and March 31, 1998 and 1997, a reconciliation of the United States Federal statutory rate to the effective rate is shown below:





                                                               DECEMBER 31,              MARCH 31,
                                                                   1998             1998            1997
                                                              --------------   -------------   -------------
Federal Tax (Benefit), Computed at Statutory Rate .........        (34.0)%          (34.0)%         (34.0)%
State Tax (Benefit), Net of Federal Tax Benefit ...........        ( 1.0)           ( 1.0)            1.0
Effect of Foreign Operations ..............................         29.0             19.0           (74.0)
Additional Taxes ..........................................           --             13.0              --
Change in Valuation Allowance .............................          6.0             17.0            62.0
                                                                   -----            -----           -----
Total .....................................................            0%            14.0%           23.0%
                                                                   -----            -----           -----

     As of December 31, 1998, the Company has net operating loss carryforwards available of approximately $16.3 million which can offset future years U.S. taxable income. Such carryforwards expire in various years through 2018 and are subject to limitation under the Internal Revenue Code of 1986, as amended.

     Included in the net operating loss carryforwards are approximately $6.0 million acquired in the IDX acquisition. As a result of the change in ownership, as defined by Section 382 of the Internal Revenue Code, the net operating loss carryforwards acquired are limited in use to approximately $330,000 per year and must be offset only by taxable income generated from IDX.

                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

13. SEGMENT INFORMATION

     The Company is engaged in one business segment - Telecommunications Services. For purposes of allocating revenues by country, the Company uses the physical location of its customers as its basis.

     The following table presents information about the Company by geographic area:





                                                          ASIA
FOR THE NINE MONTHS ENDING              EUROPE          PACIFIC
DECEMBER 31, 1998                  --------------- -----------------
Revenue ..........................   $ 1,966,765     $   5,949,077
Operating Loss ...................   $  (482,628)    $  (1,460,017)
Identifiable Long Lived
 Assets ..........................   $ 5,687,947     $   4,962,397
FOR THE YEARS ENDING MARCH 31,
 1998
Revenue ..........................   $ 3,468,336     $  10,294,483
Operating Loss ...................   $  (596,900)    $  (1,771,679)
Identifiable Long Lived
 Assets ..........................   $ 4,880,910     $   7,169,872
FOR THE YEARS ENDING MARCH 31,
 1997
Revenue ..........................   $ 6,169,378     $  10,574,659
Operating Income (Loss) ..........   $   439,834     $     753,900
Identifiable Long Lived
 Assets ..........................   $ 6,744,909     $   4,734,010



                                         NORTH
                                        AMERICA
                                       (EXCLUDING          LATIN
FOR THE NINE MONTHS ENDING              MEXICO)           AMERICA           OTHER            TOTALS
DECEMBER 31, 1998                  ----------------- ----------------- --------------- -----------------
Revenue ..........................   $   9,009,306     $   5,243,688     $   321,806     $  22,490,642
Operating Loss ...................   $  (2,631,110)    $  (1,286,901)    $   (78,977)    $  (5,939,633)
Identifiable Long Lived
 Assets ..........................   $  11,237,235     $   1,470,903     $   923,076     $  24,281,558
FOR THE YEARS ENDING MARCH 31,
 1998
Revenue ..........................   $  10,061,519     $   8,248,078     $ 1,050,351     $  33,122,767
Operating Loss ...................   $  (1,731,586)    $  (1,419,494)    $  (180,765)    $  (5,700,424)
Identifiable Long Lived
 Assets ..........................   $   8,616,014     $   1,032,352     $   997,433     $  22,696,581
FOR THE YEARS ENDING MARCH 31,
 1997
Revenue ..........................   $   8,220,081     $   1,486,779     $ 7,543,478     $  33,994,375
Operating Income (Loss) ..........   $     586,034     $     537,797     $   105,999     $   2,423,564
Identifiable Long Lived
 Assets ..........................   $  10,417,279     $   1,219,323     $   564,165     $  23,679,686

     For the nine months ended December 31, 1998 and the Information years ended March 31, 1998 and 1997 revenues from significant customers consisted of the following:





               DECEMBER 31,     MARCH 31,     MARCH 31,
                   1998            1998         1997
Customer:
A .........        19%            18%            15%
B .........        16%            14%             9%
C .........        10%            11%            12%

14. COMMITMENTS AND CONTINGENCIES


     Employment Agreements

     The Company and certain of its subsidiaries have agreements with certain key employees expiring at varying times over the next three years. The Company's remaining aggregate commitment at December 31, 1998 under such agreements is approximately $1.2 million.


     Carrier Arrangements

     The Company has entered into agreements with certain long-distance carriers in the United States and with telephone utilities in various foreign countries to transmit telephone signals domestically and internationally. The Company is entirely dependent upon the cooperation of the telephone utilities with which it has made arrangements for its operational and certain of its administrative requirements. The Company's arrangements are nonexclusive and take various forms. Although some of these arrangements are embodied in formal contracts, a telephone utility could cease to accommodate the Company's
                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

arrangements at any time. The Company does not foresee any threat to existing arrangements with these utilities, however, depending upon the location of the telephone utility, such action could have a material adverse affect on the Company's financial position, operating results or cash flows.


     Telecommunication Lines

     In its normal course of business, the Company enters into agreements for the use of long distance telecommunication lines. As of December 31, 1998, future minimum annual payments under such agreements are as follows:





YEARS ENDING DECEMBER 31,          TOTAL
---------------------------   --------------
  1999 ....................    $ 1,705,412
  2000 ....................        535,109
  2001 ....................        421,728
  2002 ....................         70,288
                               -----------
                               $ 2,732,537
                               -----------


     Lease Agreements

     The Company leases office space and equipment under various operating leases. As of December 31, 1998, remaining minimum annual rental commitments under noncancelable operating leases are as follows:





YEARS ENDED DECEMBER 31,          TOTAL
--------------------------   --------------
  1999 ...................    $ 1,230,586
  2000 ...................        344,294
  2001 ...................        233,377
  2002 ...................        176,895
  2003 ...................        180,895
                              -----------
                              $ 2,166,047
                              -----------


     Rent expense for the periods ended December 31, 1998 and March 31, 1998 and
1997  was  approximately   $0.5  million,   $0.6  million,   and  $0.4  million,
respectively.


15. GOVERNMENT REGULATIONS

     The telecommunications card industry is highly competitive and subject to extensive government regulations, both in the United States and abroad. Pursuant to the Federal Communications Act, the Federal Communications Commission ("FCC") is required to regulate the telecommunications industry in the United States. Under current FCC policy, telecommunication carriers, including the Company, who resell the domestic services of other carriers and who do not own telecommunication facilities of their own, are considered to be non-dominant and, as a result, are subject to the least rigorous regulation. Telecommunications activities are also subject to government regulations in every country throughout the world. The Company has numerous licenses, agreements, or equipment approvals in foreign countries where operations are conducted. To date, the Company has not been required to comply or been notified that it cannot comply with any material international regulations in order to pursue its existing business activities. There can be no assurances, however, that in the current United States regulatory environment, including the present level of FCC regulations, that the Company will continue to be considered non-dominant and that various foreign governmental authorities will not seek to assert jurisdiction over the Company's rates or other aspects of its services. Such changes could have a material adverse affect on the Company's financial condition, operating results or cash flows.

                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

     In certain countries where the Company, through its subsidiary IDX, has current or planned operations, the Company may not have the necessary regulatory approvals to conduct all or part of its voice and fax store-and-forward services. In these jurisdictions, the requirements and level of telecommunications deregulation is varied, including internet protocol telephony. Management believes that the degree of active monitoring and enforcement of such regulation is limited. Statutory provisions for penalties vary, but could include fines and/or termination of the Company's operations in the associated jurisdiction. Management believes that the likelihood of significant penalties or injunctive relief is remote. To date, the Company has not been required to comply or been notified that it cannot comply with any material international regulations in order to pursue its existing business activities. There can be no assurance, however, that regulatory action against the Company will not occur. Such action could have a material adverse affect on the Company's financial condition, operating results or cash flows.

     The regulation of IP telephony is still evolving. To the Company's, knowledge, there currently are no domestic laws or regulations that govern voice communications over the Internet. The FCC is currently considering whether to impose surcharges or additional regulation upon providers of IP telephony. In addition, several efforts have been made to enact U.S. federal legislation that would either regulate or exempt from regulation services provided over the Internet. State public utility commissions also may retain intrastate jurisdiction and could initiate proceedings to regulate the intrastate aspects of IP telephony. A number of countries currently prohibit IP telephony. Other countries permit but regulate IP telephony. If foreign governments, Congress, the FCC, or state utility commissions prohibit or regulate IP telephony, the Company could be subject to a variety of new regulations or, in certain circumstances, to penalties under foreign or U.S. law, including without limitation, orders to cease operations or to limit future operations, loss of licenses or of license opportunities, fines, seizure of equipment and, in certain foreign jurisdictions, criminal prosecution.


16. FOURTH QUARTER ADJUSTMENTS -- MARCH 31, 1998

     The Company recorded in the fourth quarter of the year ended March 31, 1998 certain adjustments relative to warrants issued in connection with debt, proxy related litigation settlement costs and taxes amounting to an aggregate of $5.5 million which are discussed in Notes 8, 11 and 12 to the consolidated financial statements.


17. SUBSEQUENT EVENTS


     Financings


     Series D Cumulative Convertible Preferred Stock

     In January 1999, the Company issued 30 shares of Series D Cumulative Convertible Preferred Stock ("Series D Preferred") to a private investment firm for $3.0 million. The holder has agreed to purchase 20 additional shares of Series D Preferred stock for $2.0 million upon registration of the common stock issuable upon conversion of this preferred stock. In connection with this transaction, the Company issued warrants to purchase 112,500 shares of common stock with an exercise price of $0.01 per share and warrants to purchase 60,000 shares of common stock with an exercise price of $1.60 per share. The Company will issue additional warrants to purchase 75,000 shares of common stock, with an exercise price of $0.01 per share and warrants to purchase 40,000 shares of common stock with an exercise price of $1.60 per share upon the issuance of the 20 additional shares of Series D Preferred stock. The Series D Preferred stock carries an annual dividend of 8%, payable quarterly beginning December 31, 1999. The shares of Series D Preferred stock are convertible, at the holder's option, into shares of the Company's common stock any time after April 13, 1999 at a conversion price equal to the lesser of $1.60 or, in the case of the Company's failure to achieve positive EBITDA or to close a $20 million public offering by
                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

the third fiscal quarter of 1999, the market price just prior to the conversion date. The shares of Series D Preferred stock will automatically convert into common stock upon the earliest of (i) the first date on which the market price of the common stock is $5.00 or more per share for any 20 consecutive trading days, (ii) the date on which 80% or more of the Series D Preferred stock has been converted into common stock, or (iii) the date the Company closes a public offering of equity securities at a price of at least $3.00 per share with gross proceeds of at least $20 million.

     As additional consideration, the Company agreed to issue to the investor for no additional consideration, additional warrants to purchase the number of shares of common stock equal to $0.3 million (based on the market price of the common stock on the last trading day prior to June 1, 1999 or July 1, 2000, as the case may be), or pay $0.3 million in cash, if the Company does not (i) consummate a specified merger transaction by May 30, 1999, or (ii) achieve, in the fiscal quarter commencing July 1, 2000, an aggregate amount of gross revenues equal to or in excess of 200% of the aggregate amount of gross revenues achieved by the Company in the fiscal quarter ended December 31, 1998.


     The shares of Series D Preferred stock must be redeemed if it ceases to be convertible (which would happen if the number of shares of common stock issuable upon conversion of the Series D Preferred stock exceeded 19.9% of the number of shares of common stock outstanding when the Series D Preferred stock was issued, less shares reserved for issuance under warrants). Redemption is in cash at a price equal to the liquidation preference of the Series D Preferred stock at the holder's option or the Company's option 45 days after the Series D Preferred stock ceases to be convertible. If the Company receives stockholder approval to increase the number of shares issuable, it will issue the full amount of common stock upon conversion of the Series D Preferred stock even if the number of shares exceeds the 19.9% maximum number.


     Series E Cumulative Convertible Redeemable Preferred Stock

     In February 1999, the Company issued 50 shares of Series E Cumulative Convertible Redeemable Preferred stock ("Series E Preferred") to an affiliate of Mr. Ronald Jensen, the Company's largest stockholder, for $5.0 million. The Series E Preferred carries an annual dividend of 8%, payable quarterly beginning December 31, 2000. As additional consideration, the Company agreed to issue to the holder three year warrants to purchase 723,000 shares of common stock at $2.125 per share and 277,000 shares of common stock at $0.01 per share.

     The Series E Preferred holder may elect to make the shares of Series E Preferred stock convertible into shares of common stock (rather than redeemable) at any time after issuance. The Company may elect to make the shares of Series E Preferred stock are convertible, but only if (i) it has positive EBITDA for at least one of the first three fiscal quarters of 1999 or (ii) completes a public offering of equity securities for a price of at least $3.00 per share and with gross proceeds to the Company of at least $20 million on or before the end of the third fiscal quarter of 1999. The shares of Series E Preferred stock will automatically be converted into shares of the Company's common stock, on the earliest to occur of (x) the first date as of which the last reported sales price of the Company's common stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which the Series E Preferred stock is outstanding, (y) the date that 80% or more of the Series E Preferred stock has been converted into common stock, or (z) the Company completes a public offering of equity securities at a price of at least $3.00 per share and with gross proceeds to the Company of at least $20 million. The initial conversion price for the Series E Preferred stock is $2.125, subject to adjustment if the Company issues common stock for less than the conversion price. The shares of the Series E Preferred stock may be redeemed at a price equal to the liquidation preference plus accrued dividends in cash or in common stock, at the Company's option or at the option of any holder, provided that the holder has not previously exercised the convertibility option described, at any time after February, 2004. In connection with a debt placement concluded in April 1999, the Series E Preferred holder elected to make such shares convertible. Accordingly, such shares are no longer redeemable. See Note 18 for additional discussion.

                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

     Contemporaneous with this financing, the Company agreed to issue 3,000,000 shares of common stock in exchange for the 75 shares of Series C Preferred (convertible into 1,875,000 shares of common stock on the exchange date) held by Mr. Jensen. The market value of the 1,125,000 incremental shares of common stock issued will be recorded in the first calendar quarter of 1999 as a preferred stock dividend of approximately $2.7 million with a corresponding credit to paid-in capital.


     Stockholder Equity Financing


     In January 1999, the Company borrowed $0.2 million from an existing stockholder due February 4, 1999. The note had a maturity date of the earlier of
(a) 30 days from the date the note was signed, (b) completion of financing by the Company of not less than $3.0 million, or (c) the completion of the bridge financing by the Company of not less than $1.0 million. The note carried a service fee of 1% of the principal. The agreement provided that if the note was not paid at maturity, the holder would receive 40,000 warrants with an exercise price of $1.00 and a term of 5 years. The note was junior to all existing debt. In March 1999 (maturity date), the stockholder agreed to convert the bridge loan into 125,000 shares of common stock and was granted the 40,000 warrants and an additional 40,000 warrants, exercisable at $1.60 per share with a term of 5 years. The value of the warrants of $0.09 million will be recognized as interest expense in the first quarter of fiscal 1999.


     Acquisitions


     As described in paragraph (2) to Note 3, subsequent to December 31, 1998, the Company decided to pay the first of the Convertible Subordinated Promissory Notes due to IDX in common stock.


     In February 1999, the Company completed the acquisition of Telekey, Inc. ("Telekey"), for which it paid: (i) $0.1 million at closing; (ii) issued a promissory note for $0.2 million payable in equal monthly installments over one year; (iii) issued 1,010,000 shares of Series F Convertible Preferred Stock ("Series F Preferred"); and (iv) agreed to issue at least 505,000 and up to an additional 1,010,000 shares of Series F Preferred two years from the date of closing (or upon a change of control or certain events of default if they occur before the end of two years), subject to Telekey meeting certain revenue and EBITDA objectives.


     The shares of Series F Preferred initially issued will automatically convert into shares of common stock on the earlier to occur of (a) the first date that the 15 day average closing sales price of the common stock is equal to or greater than $4.00 or (b) July 1, 2001. The Company has guaranteed a price of $4.00 per share at December 31, 1999 to recipients of the common stock issuable upon the conversion of the Series F Preferred, subject to Telekey's achievement of certain defined revenue and EBITDA objectives. If the market price is less that $4.00 on December 31, 1999, the Company will issue additional shares of common stock upon conversion of the Series F Preferred based on the ratio of $4.00 to the market price, but not more than an aggregate of 600,000 additional shares of common stock. The Series F Preferred carries no dividend obligation.


     Potential Joint Venture


     The Company is in the process of  negotiating a joint  venture  arrangement whereby it would have a 50% ownership interest of certain software technology related to commercial development of messaging technology. The software developer's current parent company would retain a 50% ownership interest under the proposed arrangement. If this transaction is consummated, the Company will assume its pro rata share of the software development funding needs for working capital and payment of outstanding liabilities. The Company's funding requirement under this proposed arrangement is currently estimated to average $0.2 million per month through the year ending December 31, 1999.

                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

     As of December 31, 1998, the Company had advanced approximately $1.0 million to this software company. Through March 19, 1999, the Company has made additional advances of $0.5 million. The Company owns a non-exclusive license for the technology, the value of which is currently estimated by management to exceed the advances made to date.

     In the event that the joint venture transaction does not occur and the Company is unable to use or sell the licensed technology to generate revenues, the Company will evaluate the recoverability of these advances.


18. FINANCING COMMITMENT

     In April 1999, the Company received a financing commitment of $20.0 million in the form of long-term debt from an affiliate of its largest stockholder ("Lender"). This financing is subject to stockholder approval; but under the terms of the Loan and Note Purchase Agreement ("Agreement"), the Company initially received an unsecured loan ("Loan") of $7.0 million bearing interest at 8% payable monthly with principal due April 2000. As additional consideration, the Lender received warrants to purchase 1,500,000 shares of the Company's common stock at an exercise price of $0.01 per share, of which 500,000 warrants are immediately exercisable and 1,000,000 warrants are exercisable only in the event that the stockholders do not approve the $20.0 million facility or the Company elects not to draw it down.

     Under the Agreement, the Lender also agreed to purchase $20.0 million of 5% Secured Notes ("Notes,") at the Company's request, provided that the Company obtains stockholder approval to issue the Notes at its next stockholder meeting, currently planned to occur during the second quarter of 1999. If stockholder approval is obtained and the Company elects to issue the Notes, the initial $7.0 million Loan must be repaid from the proceeds. Principal and interest on the Notes are payable over three years in monthly installments of $377,000 with a balloon payment of the outstanding balance due on the third anniversary date. However, the Company may elect to pay up to 50% of the original principal amount of the Notes in shares of the Company's common stock, at its option, if: (i) the closing price of the Company's common stock is $8.00 per share for more than 15 consecutive trading days; (ii) the Company completes a public offering of equity securities at a price of at least $5.00 per share and with proceeds of at least $30.0 million; or (iii) the Company completes an offering of securities with proceeds in excess of $100.0 million. These Notes, if issued, will be secured by substantially all of the Company's existing operating assets, although the Company can pursue certain additional financing, including senior debt or lease financing for future capital expenditures and working capital requirements in furtherance of its growth plan.

     As additional consideration for the Notes, if issued, the Lender will receive warrants to purchase 5,000,000 shares of the Company's common stock at an exercise price of $1.00 per share.

     The Agreement contains certain debt covenants and restrictions by and on the Company.

                                 eGLOBE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

                                 eGLOBE, INC.
               SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

   ALLOWANCE FOR DOUBTFUL ACCOUNTS





                                                 BALANCE AT     CHARGED TO                     BALANCE AT
                                                  BEGINNING      COST AND                        END OF
DESCRIPTION                                       OF PERIOD      EXPENSES      DEDUCTIONS        PERIOD
---------------------------------------------   ------------   ------------   ------------   -------------
Nine Months Ended December 31, 1998 .........   $1,472,197     $  789,187     $1,274,887      $  986,497
Year Ended March 31, 1998 ...................   $  372,988     $1,433,939     $  334,730      $1,472,197
Year Ended March 31, 1997 ...................   $  625,864     $  404,410     $  657,286      $  372,988

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
IDX International, Inc.
Reston, Virginia

     We have audited the accompanying consolidated balance sheet of IDX International, Inc. and subsidiaries as of November 30, 1998 and the related consolidated statements of operations, stockholders' deficit and comprehensive loss, and cash flows for the eleven-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IDX International, Inc. and subsidiaries as of November 30, 1998, and the results of their operations and their cash flows for the eleven-month period then ended in conformity with generally accepted accounting principles.



                                        /s/ BDO Seidman, LLP


April 28, 1999
Denver, Colorado

                                       IDX INTERNATIONAL, INC. AND SUBSIDIARIES

                                                      CONSOLIDATED BALANCE SHEET





                                                                                             NOVEMBER 30,
                                                                                                 1998
ASSETS
CURRENT:
 Cash ....................................................................................  $    118,984
 Accounts receivable, less allowance of $125,618 for doubtful accounts....................       706,974
 Note receivable (Note 1) ................................................................       100,000
 Inventory ...............................................................................       187,959
 Other assets (Note 8) ...................................................................       106,676

-------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS .....................................................................     1,220,593
FURNITURE AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION AND AMORTIZATION (NOTE 2) .........       747,577
OTHER ASSETS:
 Equipment for lease, less accumulated depreciation (Note 3) .............................       203,936
 Capitalized software development costs, less accumulated amortization of $20,644.........        23,496
 Goodwill, less accumulated amortization of $55,809 (Note 1)..............................       576,712
 Deposits and other assets ...............................................................       172,029
TOTAL OTHER ASSETS .......................................................................       976,173
TOTAL ASSETS .............................................................................  $  2,944,343
LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND
STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
 Accounts payable ........................................................................  $  1,323,602
 Accrued liabilities .....................................................................       423,192
 Installment obligations under capital lease (Note 4) ....................................        10,973
 Deposits ................................................................................       219,945
 Note payable (Note 9) ...................................................................     1,915,400

-------------------------------------------------------------------------------------------
TOTAL LIABILITIES ........................................................................     3,893,112
MANDATORILY REDEEMABLE PREFERRED STOCK (NOTES 5 AND 9):
 Series A Preferred Stock, no par value, 9,091 shares authorized, issued and outstanding
  (aggregate liquidation preference $2,751,327)...........................................     2,751,327
 Series B Preferred Stock, no par value, 3,821 shares authorized, issued and outstanding
  (aggregate liquidation preference $3,164,823) ..........................................     3,164,823

-------------------------------------------------------------------------------------------
TOTAL MANDATORILY REDEEMABLE PREFERRED STOCK .............................................     5,916,150
COMMITMENTS AND CONTINGENCIES (NOTES 4 AND 11)
STOCKHOLDERS' DEFICIT:
 Common stock, no par value, authorized 43,423 shares; issued and outstanding 22,451           1,124,700
  shares (Note 9).
 Note receivable (Note 6) ................................................................      (399,900)
 Accumulated other comprehensive losses ..................................................       (35,572)
 Accumulated deficit .....................................................................    (7,554,147)

-------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' DEFICIT ..............................................................    (6,864,919)
TOTAL LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT ......  $  2,944,343

              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                       IDX INTERNATIONAL, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                      ELEVEN-MONTH
                                                                                      PERIOD ENDED
                                                                                    NOVEMBER 30, 1998
--------------------------------------------------------------------------------

REVENUE ..........................................................................    $  2,795,421
COST OF REVENUE ..................................................................       3,176,142
--------------------------------------------------------------------------------

GROSS LOSS .......................................................................        (380,721)
OPERATING EXPENSES:
 Selling, general and administrative .............................................       2,779,185
 Depreciation and amortization ...................................................         510,339
 Research and development ........................................................         231,541
--------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES .........................................................       3,521,065
--------------------------------------------------------------------------------

OPERATING LOSS ...................................................................      (3,901,786)
OTHER INCOME (EXPENSE):
 Interest income .................................................................          20,561
 Interest expense ................................................................         (66,541)
 Equity in losses of joint ventures (Note 1) .....................................         (24,577)
 Gain on sale of subsidiaries (Note 1) ...........................................         439,517
 Loss on disposal of furniture and equipment .....................................         (56,334)
 Other ...........................................................................          45,573
--------------------------------------------------------------------------------

TOTAL OTHER INCOME ...............................................................         358,199
--------------------------------------------------------------------------------

NET LOSS .........................................................................    $ (3,543,587)
--------------------------------------------------------------------------------


              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                       IDX INTERNATIONAL, INC. AND SUBSIDIARIES


                                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                                         AND COMPREHENSIVE LOSS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                                  ELEVEN-MONTH PERIOD
                                                                                         ENDED
                                                                                   NOVEMBER 30, 1998
                                                                                      COMMON STOCK
                                                                                 ----------------------
                                                                                  SHARES      AMOUNT
                                                                                 -------- -------------
--------------------------------------------------------------------------------
BALANCE, JANUARY 1, 1998 .......................................................  20,500   $  477,300
 Accretion of Series A and B preferred
   stock (Note 5) ..............................................................      --     (302,500)
 Common stock agreed to be issued in
   business acquisition (Note 1) ...............................................     701      550,000
 Common stock issued for note receivable
   (Note 6) ....................................................................   1,250      399,900
 Foreign currency translation adjustment .......................................      --           --
 Net loss for the eleven-month period ..........................................      --           --
--------------------------------------------------------------------------------

BALANCE, NOVEMBER 30, 1998 .....................................................  22,451   $1,124,700
--------------------------------------------------------------------------------




                                                                                            ELEVEN-MONTH PERIOD ENDED
                                                                                                NOVEMBER 30, 1998
                                                                                                     OTHER
                                                                                      NOTE       COMPREHENSIVE     ACCUMULATED
                                                                                   RECEIVABLE        LOSSES          DEFICIT
                                                                                 -------------- --------------- ----------------
BALANCE, JANUARY 1, 1998 .......................................................   $       --      $ (24,840)     $ (4,010,560)
 Accretion of Series A and B preferred
   stock (Note 5) ..............................................................           --             --                --
 Common stock agreed to be issued in
   business acquisition (Note 1) ...............................................           --             --                --
 Common stock issued for note receivable
   (Note 6) ....................................................................     (399,900)            --                --
 Foreign currency translation adjustment .......................................           --        (10,732)               --
 Net loss for the eleven-month period ..........................................           --             --        (3,543,587)
--------------------------------------------------------------------------------

BALANCE, NOVEMBER 30, 1998 .....................................................   $ (399,900)     $ (35,572)     $ (7,554,147)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                                                    ELEVEN-MONTH PERIOD ENDED
                                                                                        NOVEMBER 30, 1998
                                                                                      TOTAL         ACCUMULATED
                                                                                  STOCKHOLDERS'    COMPREHENSIVE
                                                                                     DEFICIT           LOSS
--------------------------------------------------------------------------------
BALANCE, JANUARY 1, 1998 .......................................................  $ (3,558,100)
 Accretion of Series A and B preferred stock (Note
   5) ..........................................................................      (302,500)
 Common stock agreed to be issued in business
   acquisition (Note 1) ........................................................       550,000
 Common stock issued for note receivable (Note 6)...............................            --
 Foreign currency translation adjustment .......................................       (10,732)    $    (10,732)
 Net loss for the eleven-month period ..........................................    (3,543,587)      (3,543,587)
--------------------------------------------------------------------------------

BALANCE, NOVEMBER 30, 1998 .....................................................  $ (6,864,919)    $ (3,554,319)
--------------------------------------------------------------------------------


              See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                       IDX INTERNATIONAL, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF CASH FLOWS




--------------------------------------------------------------------------------
                                                                                        ELEVEN-MONTH PERIOD
                                                                                      ENDED NOVEMBER 30, 1998
                                                                                    INCREASE (DECREASE) IN CASH
--------------------------------------------------------------------------------

OPERATING ACTIVITIES:
 Net loss ........................................................................         $ (3,543,587)
 Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization .................................................              510,339
   Equity in losses of joint ventures ............................................               24,577
   Loss on disposal of furniture and equipment ...................................               56,334
   Provision for bad debts .......................................................              147,621
   Provision for inventory obsolesence ...........................................              144,203
   Gain on sale of subsidiaries ..................................................             (439,517)
 Changes in operating assets and liabilities:
   Accounts receivable ...........................................................           (1,033,957)
   Inventory .....................................................................             (246,542)
   Other assets ..................................................................              (34,593)
   Accounts payable ..............................................................            1,392,373
   Accrued liabilities ...........................................................              258,645
   Deferred revenue ..............................................................              (30,000)
--------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES ............................................           (2,794,104)
--------------------------------------------------------------------------------

INVESTING ACTIVITIES:
 Investment in equipment for lease ...............................................              (54,767)
 Purchase of furniture and equipment .............................................             (456,612)
 Acquisition of business, net of cash acquired ...................................             (100,000)
 Deposits and other assets .......................................................             (215,853)
--------------------------------------------------------------------------------

NET CASH USED IN INVESTING ACTIVITIES ............................................             (827,232)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES:
 Proceeds from preferred stock subscription receivable ...........................               50,000
 Proceeds from long-term borrowings ..............................................              128,488
 Increase in minority interest in subsidiary .....................................              345,720
 Proceeds from note payable ......................................................            1,915,400
 Principal payments on capital lease obligations .................................               (6,127)
--------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES ........................................            2,433,481
--------------------------------------------------------------------------------

Effect of exchange rate changes on cash ..........................................              (29,301)
--------------------------------------------------------------------------------

Net decrease in cash .............................................................           (1,217,156)
Cash, beginning of period ........................................................            1,336,140
--------------------------------------------------------------------------------

CASH, END OF PERIOD ..............................................................         $    118,984
--------------------------------------------------------------------------------


See  accompanying  summary  of  accounting  policies  and  notes to consolidated financial statements

                   IDX INTERNATIONAL, INC. AND SUBSIDIARIES


SUMMARY OF ACCOUNTING POLICIES


BUSINESS


     IDX International, Inc. (the "Company") was incorporated on April 17, 1996 (inception) as a Virginia corporation. The Company develops and markets voice and data store-and-forward network services for transmitting voice, facsimiles ("faxes") and other forms of digitized information utilizing a global network established by the Company and its international business partners ("IBPs"). The network consists of international private lines, shared access lines and frame relays (collectively telecommunication lines) connected to PC-based dedicated access switches ("CyberPosts") which process and route voice and fax traffic globally over the network.


PRINCIPALS OF CONSOLIDATION


     The consolidated financial statements include the accounts of the Company's United States ("U.S.") and foreign subsidiaries. The Company accounts for its investment in 50% or less owned joint ventures under the equity method of accounting. Intercompany transactions and balances have been eliminated in consolidation.


LIQUIDITY AND CAPITAL RESOURCES


     The Company's ability to generate sufficient revenues and ultimately achieve profitable operations remains uncertain. The Company's future prospects depend upon, among other things, its ability to demonstrate sustained commercial viability of its service and to obtain sufficient working capital.


     During the eleven-month period ended November 30, 1998, the Company incurred a net loss of $3.5 million and negative operating cash flow of $2.8 million. At November 30, 1998, the Company had a stockholders' deficit totaling $6.9 million.


     The Company plans to operate in a fashion to generate both increased revenues and cash flows during 1999. Additionally, in December 1998, the Company was acquired by Executive Telecard Ltd., d.b.a. eGlobe, Inc. ("eGlobe") (see
Note 9). Management believes that eGlobe will provide the Company with financial and operational support which, together with existing cash and anticipated cash flows from operations, should enable the Company to continue operations through the year ending December 31, 1999.


FOREIGN CURRENCY TRANSLATION


     The functional currency of the Company's foreign subsidiaries and joint ventures is the local currency. All assets and liabilities are translated into U.S. dollars at current exchange rates as of the balance sheet date. Revenue and expense items are translated at the average exchange rates prevailing during the period. Cumulative translation gains and losses are reported as accumulated other comprehensive losses in the consolidated statement of stockholders' deficit and are included in comprehensive loss.


USE OF ESTIMATES


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to the consolidated financial statements. Actual results could differ from those estimates.

REVENUE RECOGNITION AND COST OF SALES

     The Company operates and manages certain CyberPosts and licenses the use of CyberPost equipment and associated software to its IBPs. Under such licensing agreements, the Company is generally obligated to provide maintenance and upgrades and IBPs are responsible for the marketing and sale of voice and data store-and-forward services as well as for the operations and management of CyberPosts. Certain IBPs are also stockholders of the Company.

     The Company's revenues are generated principally from (i) routing charges for voice and fax traffic through the network, (ii) licensing and royalty fees and (iii) system hardware and accessory sales. The Company recognizes fixed license fees on the straight-line basis over the service period, royalties and routing charges as services are rendered to the ultimate customer, and system hardware and accessory sales upon delivery and customer acceptance.

     Cost of sales principally consists of telecommunication line charges, local and international access charges, cost of CyberPost accessories, maintenance costs, installation and operator training costs and commissions to CyberPost operators.

     Revenue originating from Taiwan, the United States, Belgium and the United Kingdom approximated 30%, 29%, 17% and 14% of total revenues for the eleven-month period ended November 30, 1998. Revenue from one customer approximated 25% of total revenues for such period.

     The economic crisis in Asia has had a negative impact on the Company's revenues and prospects with Asian customers. The Company expects demand for its services in Asia to increase if and when the affected economies recover. If the economic crisis in Asia continues, demand for the Company's services could be further dampened which could result in a significant adverse impact on the Company's financial condition, results of operations and cash flows.

CASH AND CASH EQUIVALENTS

     The  Company   considers  all   highly-liquid   investments  with  original
maturities of three months or less to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable and cash. The Company in certain instances requires security deposits from its IBPs to be applied against future uncollectible accounts receivable, as needed. In addition, there is an allowance for uncollectible accounts receivable which is based upon the expected collectibility of accounts receivable. The Company's cash is placed with financial institutions which at times may exceed federally insured limits. The Company has not experienced any losses in such cash balances.

INVENTORY

     Inventory primarily consists of computer related supplies for CyberPost equipment. Inventory is stated at the lower of cost or market using the first-in, first-out method.

EQUIPMENT FOR LEASE

     The Company's investment in equipment for lease is stated at cost, net of accumulated depreciation. Depreciation is recorded on a straight-line basis over the equipment's estimated useful life of three years.

FURNITURE AND EQUIPMENT

     Furniture and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of three to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or the estimated useful life of the related improvement.

GOODWILL

     The Company amortizes costs in excess of the fair value of net assets of business acquired, goodwill, using the straight-line method over seven years.


SOFTWARE DEVELOPMENT COSTS

     Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the costs of Computer Software to be Sold, Leased, or Otherwise Marketed", requires the capitalization of certain software development costs incurred subsequent to the date when technological feasibility is established and prior to the date when the product is generally available for licensing. The Company defines technological feasibility as being attained at the time a working model of a software product is completed. The Company has capitalized $44,140 of software development costs. Capitalized software development costs are amortized using the greater of the straight-line method over the estimated economic life of approximately three years or the ratio of current year revenues by product, to the product's total estimated revenues method. Amortization expense for the eleven-month period ended November 30, 1998 was $10,674.


IMPAIRMENT OF LONG-LIVED ASSETS

     Long-lived assets subject to the requirements of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", are evaluated for possible impairment through review of undiscounted expected future cash flows. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset or if changes in facts and circumstances indicate, an impairment loss is recognized.


COMPREHENSIVE LOSS

     The Company has adopted SFAS No. 130, "Reporting Comprehensive Income". Comprehensive loss is comprised of net loss and all changes to stockholders' deficit, except those due to investment by stockholders, changes in paid-in capital and distributions to stockholders.


RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred.


INCOME TAXES

     The Company provides for income taxes using the asset and liability approach. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of the assets and liabilities. A valuation allowance is recorded if, based on the evidence available, management is unable to determine that it is more likely than not that some portion or all of the deferred tax asset will be realized.


STOCK BASED COMPENSATION

     The Company accounts for stock based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for
Stock Issued to Employees" ("APB 25"). Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), provides an alternative accounting method to APB 25 and requires additional pro forma disclosures. The Company accounts for stock based compensation to non-employees in accordance with the provisions of SFAS 123.

                   IDX INTERNATIONAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ACQUISITION AND DISPOSITION OF BUSINESS

     During 1997 the Company established two wholly-owned foreign subsidiaries, IDX Taiwan Ltd. ("IDX Taiwan") and IDX Hong Kong Ltd. ("IDX HK"), and one majority-owned foreign subsidiary, IDX Belgium, N.V. ("IDX Belgium"), to market the Company's store-and-forward services. Upon the formation of IDX Belgium, the Company acquired a 90% interest in IDX Belgium in exchange for contributed capital of $75,600.

     During January 1998, the Company established one wholly-owned foreign subsidiary, IDX Singapore Ltd., and two majority-owned foreign subsidiaries, IDX Europe Services, N.V. ("IDX Europe") and Marvin European Holdings Lmt. ("Marvin") to market the Company's store-and forward services.

     During April 1998, IDX Belgium issued additional shares of its common stock, plus an option to acquire an equal number of its common shares, to a new investor for approximately $350,000 in cash. Upon issuance of the additional shares in April 1998, the Company's interest in IDX Belgium was reduced to 75%.

     In November 1998, the Company sold its interest in IDX Belgium, IDX Europe and Marvin for $130,500, consisting of a note receivable for $100,000 and equipment valued at $30,500. Subsequent to November 30, 1998 the note receivable was collected in full. The sale of these subsidiaries resulted in a gain totaling $439,517.

     In March 1997, the Company formed a joint venture to market the Company's services in Panama. The Company contributed $40,000 for a 20% interest in the joint venture. In September 1998 the operations of this joint venture were suspended indefinitely. During the eleven-month period ended November 30, 1998, the Company's share of losses in this joint venture exceeded its original investment. The loss reflected in the consolidated statement of operations for this period totaled $13,430. As a result, the investment has no carrying value in the accompanying consolidated balance sheet.

     In August 1997, IDX Taiwan formed a joint venture with Orlida Ltd. ("Orlida"), a Taiwanese company, in order to expand the Company's operations in Taiwan. The Company contributed CyberPost equipment with a net book value of $26,000 in exchange for a 33% interest in the joint venture.

     On May 8, 1998, the Company acquired all of the stock of Orlida, in exchange for $100,000 cash and an agreement to issue 700.64 shares of the Company's common stock, valued at $550,000. Such shares were not issued as of November 30, 1998, but have been reflected as issued in the accompanying financial statements. The acquisition was accounted for using the purchase method of accounting and resulted in the recording of goodwill totaling $632,521. Orlida's primary business consists of marketing voice and data store-and-forward services in Taiwan.

     The Company's share of loss from Orlida for the period from January 1, 1998 through the date of acquisition totaled $11,147.

     The following summarized unaudited proforma results of operations assumes the acquisition of Orlida and the dispositions of IDX Belgium, IDX Europe and Marvin had occurred at the beginning of the period presented. The proforma financial information may not necessarily reflect the results of operations of the Company had the acquisition or dispositions of the businesses actually occurred on January 1, 1998.

                   IDX INTERNATIONAL, INC. AND SUBSIDIARIES

                         ELEVEN-MONTH
                         PERIOD ENDED
                       NOVEMBER 30, 1998
                      ------------------
   Revenue ..........    $  2,715,000
   Net loss .........      (3,588,000)


2. FURNITURE AND EQUIPMENT

     Furniture and equipment consisted of the following:





                                                              NOVEMBER 30, 1998
                                                             ------------------
   Equipment ...............................................     $  865,966
   Office and computer equipment ...........................        350,185
   Leasehold improvements ..................................         33,282
   Furniture and fixtures ..................................         18,409
                                                                 ----------
                                                                  1,267,842
   Less accumulated depreciation and amortization ..........        520,265
                                                                 ----------
   Furniture and equipment, net ............................     $  747,577
                                                                 ==========


     Furniture and equipment includes equipment under capital leases with a net book value of $17,708 at November 30, 1998. Depreciation expense, including amortization of equipment under capital leases, was $358,313 for the eleven-month period ended November 30, 1998.


3. EQUIPMENT FOR LEASE

     The Company leases CyberPost equipment to IBPs under operating leases, which are generally for a period of one to five years and contain annual renewal options. The cost of equipment for lease at November 30, 1998 was $376,402, and the related accumulated depreciation was $172,466. Depreciation expense for equipment for lease was $85,543 for the eleven-month period ended November 30, 1998.


4. COMMITMENTS AND CONTINGENCIES


TELECOMMUNICATION LINES

     In its normal course of business, the Company enters into agreements for the use of long distance telecommunication lines. Future minimum payments under such agreements are as follows:





                                                                     PERIODS ENDING
                                                                      DECEMBER 31,
                                                                    ---------------
   1998 -- one month ............................................      $  108,896
   1999 -- year .................................................       1,705,412
   2000 -- year .................................................         535,109
   2001 -- year .................................................         421,728
   2002 -- year .................................................          70,288
                                                                       ----------
   Total future minimum telecommunication line payments .........      $2,841,433
                                                                       ==========


LEASES

     The Company leases its U.S. and foreign facilities under noncancellable operating lease agreements. Rent expense for the eleven-month period ended November 30, 1998 was $188,145. Future minimum lease payments under noncancellable operating leases are as follows:

                   IDX INTERNATIONAL, INC. AND SUBSIDIARIES

                                  PERIODS ENDING
                                   DECEMBER 31,
                                 ---------------
   1998 -- one month .........       $ 17,830
   1999 -- year ..............        247,124
   2000 -- year ..............        132,730
   2001 -- year ..............        136,712
   2002 -- year ..............        140,813
   2003 -- year ..............        145,038
                                     --------
                                     $820,247
                                     ========


CAPITAL LEASE OBLIGATIONS

     Future minimum payments for capital lease obligations are as follows:



   Total future minimum lease payments due in 1999 .........    $13,209
   Less amount representing interest .......................      2,236
                                                                -------
   Total obligations under capital lease ...................    $10,973
                                                                -------


     Interest paid for capital lease obligations during the eleven-month period ended November 30, 1998 was approximately $2,800.

     Subsequent to November 30, 1998, the Company entered into additional capital lease obligations requiring future minimum payments of approximately $992,000 through 2001.


EMPLOYEE SAVINGS PLAN

     On April 1, 1998, the Company adopted a 401(k) Profit Sharing Plan. All employees are eligible to participate in the plan and may contribute up to 15% of their annual compensation. The Company may, at its discretion, match up to 100% of participants' contributions and/or contribute an amount to be allocated among the participants. As of November 30, 1998, no contributions have been made to the plan by the Company.


CONTINGENCIES

     In certain countries where the Company has current or planned operations, the Company may not have the necessary regulatory approvals to conduct all or part of its voice and fax store-and-forward services. In these jurisdictions, the requirements and level of telecommunications' deregulation is varied, including internet protocol telephony. Management believes that the degree of active monitoring and enforcement of such regulations is limited. Statutory provisions for penalties vary, but could include fines and/or termination of the Company's operations in the associated jurisdiction. To date, the Company has not been required to comply or been notified that it cannot comply with any material international regulations in order to pursue its existing business activities. In consultation with legal counsel, management has concluded that the likelihood of significant penalties or injunctive relief is remote. There can be no assurance, however, that regulatory action against the Company will not occur.


5.  MANDATORILY REDEEMABLE PREFERRED STOCK

     During 1997,  the Company  issued 9,091 shares of Series A Preferred  Stock
("Series A"), no par value, and 3,821 shares of Series B Preferred Stock ("Series B"), no par value, for cash totaling $2,499,900 and $3,000,000. The Series A and Series B preferred stock are mandatorily redeemable on January 1, 2002.

                   IDX INTERNATIONAL, INC. AND SUBSIDIARIES

     The holders of the Series A and B preferred stock are entitled to receive cumulative dividends equal to 6% of the respective Series A and B liquidation preference. Accrued unpaid dividends as of November 30, 1998 on the Series A and B preferred stock totaling $251,427 and $164,823 were recognized as an increase to the Series A and B stock carrying values.

     In the event of a liquidation of the Company or a change in control of the Company, the Series A and B preferred stock have liquidation preference to common stock of $275 and $785 per share, plus accrued unpaid dividends.

     As of November 30, 1998, the Company has reserved 17,168 shares of common stock for issuance upon conversion of the Series A and B stock.

     On December 3, 1998, the Series A and B stock was redeemed in connection with the acquisition of the Company (see Note 9).


6. STOCK BASED COMPENSATION

     During September 1996, the Board of Directors approved the grant of an option to purchase 1,250 shares of common stock to an individual who served as a director and consultant to the Company. The option carries an exercise price of $320 per share which was greater than the estimated fair value of common stock on the date of grant and is exercisable at any time during the succeeding three-year period. On November 13, 1998, the option was exercised in exchange for a note receivable of $399,900. The note bears interest at LIBOR plus 250 basis points (7.88% at November 30, 1998) and is payable through the cash proceeds received by the individual from the sale of IDX to eGlobe, as defined in the note agreement (see Note 9).

     During September 1997, the Board of Directors adopted the 1997 Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for awards in the form of restricted stock, stock units, options (including incentive stock options ("ISO"s) and nonstatutory stock options ("NSO"s) or stock appreciation rights ("SAR"s). Employees, directors, and consultants of the Company are eligible for grants and restricted shares, stock units, NSOs and SARs. Only employees of the Company are eligible for ISOs. A total of 4,500 shares of common stock have been reserved for issuance under the Incentive Plan. To date, no awards have been granted under the Incentive Plan.

     Consideration for each award under the Incentive Plan will be established by the Stock Option Committee of the Board of Directors, but in no event shall the option price for ISOs be less than 100% of the fair market value of the stock on the date of grant. Awards will have such terms and be exercisable in such manner and at such times as the Stock Option Committee may determine. However, each ISO must expire within a period of not more than ten years from the date of grant.


7. INCOME TAXES

     A reconciliation of the Company's income tax benefit at the Federal statutory tax rate and income taxes at the Company's effective tax rate follows:



                                                                          ELEVEN-MONTH
                                                                          PERIOD ENDED
                                                                        NOVEMBER 30, 1998
                                                                       ------------------
   Income tax benefit computed at the Federal statutory rate .........    $  1,205,000
   State income tax benefit, net of Federal effect ...................         140,000
   Effect of foreign tax rate differences ............................         (52,000)
   Other permanent differences .......................................         (38,000)
   Change in valuation allowance .....................................      (1,255,000)
                                                                          ------------
                                                                          $         --
                                                                          ============


     Temporary differences between the consolidated financial statement carrying amounts and the tax basis of assets and liabilities that give rise to the significant portions of deferred income taxes follows:

                   IDX INTERNATIONAL, INC. AND SUBSIDIARIES

                                                                NOVEMBER 30, 1998
                                                               -------------------
   Federal and state net operating losses ....................    $  2,281,000
   Foreign net operating losses ..............................         254,000
   Intangibles ...............................................         162,000
   Allowance for doubtful accounts receivable ................          48,000
   Inventory obsolesence reserve .............................          45,000
   Equity investment .........................................           4,000
   Furniture and equipment accumulated depreciation ..........         (50,000)
   Valuation allowance .......................................      (2,744,000)
                                                                  ------------
                                                                  $         --
                                                                  ============


     The Company has incurred operating losses and paid no income tax for the period presented. The income tax benefit from the Company's operating loss carryforwards and other temporary differences at November 30, 1998 was approximately $2,744,000. A full valuation allowance has been recorded against the net deferred tax asset because management currently believes it is more likely than not that the asset will not be realized.

     At November 30, 1998, the Company had net operating loss carryforwards available for U.S. income tax purposes of approximately $6,000,000 which expire in the years 2011 to 2018. Net operating loss carryforwards are subject to review and possible adjustment by the Internal Revenue Service and may be limited in the event of certain cumulative changes in the ownership interests of significant stockholders.


8. RELATED PARTY TRANSACTIONS

     Related party transactions may not be indicative of transactions negotiated at arms length.

     The Company receives consulting services from two of the Company's stockholders, who also serve on the Board of Directors. Compensation related to these services totaled $5,000 for the eleven-month period ended November 30, 1998.

     At November 30, 1998, accounts receivable due from related parties and from officers and employees of the Company totaled $39,204 and are included in other assets in the accompanying balance sheet.


9. SUBSEQUENT EVENTS

     On December 3, 1998, eGlobe acquired 100% of the outstanding shares of the Company's common and preferred stock in exchange for notes payable totaling $5 million, 500,000 shares of eGlobe Series B Preferred Stock initially valued at $3.5 million and contingently issuable warrants to acquire 2,500,000 shares of eGlobe's common stock. The purchase price is subject to eGlobe's stockholder approval, certain working capital adjustments and the preferred stock and warrants are subject to adjustment if certain financial performance goals are not achieved by the Company. In addition, certain key management personnel entered into employment agreements with the Company.

     In connection with the sale of the Company, during the period May through November 1998 eGlobe advanced the Company $1,915,400, bearing interest at 8.5% and has committed to make additional advances to the Company.

                   IDX INTERNATIONAL, INC. AND SUBSIDIARIES

10. SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental disclosure of cash flow information and non-cash investing and financing activities follow:





                                                                              ELEVEN-MONTH
                                                                              PERIOD ENDED
                                                                            NOVEMBER 30, 1998
                                                                           ------------------
   Cash paid for interest ................................................      $ 22,500
   Note receivable received on sale of subsidiary interest ...............       100,000
   Equipment received on sale of subsidiary interest .....................        30,500
   Common stock agreed to be issued in business acquisition ..............       550,000
   Accrued dividends on mandatorily redeemable preferred stock ...........       302,500
   Note receivable received in exchange for exercise of stock option .....       399,900


11. YEAR 2000 ISSUES (UNAUDITED)

     Like other companies, IDX International, Inc. could be adversely affected if the computer systems the Company or its suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

     The Company has implemented a plan to modify its business technologies to be ready for the year 2000 and is in the process of converting critical data processing systems. The project is expected to be substantially complete by October 1999 at an approximate cost of $300,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and
Stockholders of IDX International, Inc.

     In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of IDX International, Inc. and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for the year ended December 31, 1997 and the period from April 17, 1996 (inception) through December 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers LLP

May 15, 1998 except Note 12, which is as of September 11, 1998 and the last paragraph of Note 7, which is as of February 12, 1999

                                       IDX INTERNATIONAL, INC. AND SUBSIDIARIES


                                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
--------------------------------------------------------------------------------

                                                                                           DECEMBER 31,
                                                                                        1996           1997
--------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS:
 Cash and cash equivalents .......................................................  $   19,770    $  1,336,140
 Accounts receivable, less allowance for doubtful accounts, $0 and $82,620........       3,560         148,340
 Other accounts receivable .......................................................      44,260          27,000
 Other assets ....................................................................      68,950          89,490
--------------------------------------------------------------------------------

TOTAL CURRENT ASSETS .............................................................     136,540       1,600,970
 Equipment for lease, net ........................................................     130,000         217,400
 Furniture and equipment, net ....................................................     150,280         986,550
 Capitalized software development costs, net .....................................      44,140          34,170
 Other assets ....................................................................          --         159,290
 Investment in joint ventures ....................................................          --          39,430
--------------------------------------------------------------------------------

TOTAL ASSETS .....................................................................  $  460,960    $  3,037,810
--------------------------------------------------------------------------------

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK
 AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
 Accounts payable ................................................................  $   88,284    $    381,290
 Accrued liabilities .............................................................       9,986         326,290
 Deferred revenue ................................................................          --          30,000
 Current portion of obligations under capital lease ..............................      14,260          17,100
 Deposits ........................................................................     152,600         268,640
 Note payable ....................................................................     200,000              --
--------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES ........................................................     465,130       1,023,320
--------------------------------------------------------------------------------

OBLIGATIONS UNDER CAPITAL LEASE ..................................................      20,490           8,920
NOTE PAYABLE .....................................................................     250,000              --
--------------------------------------------------------------------------------

TOTAL LIABILITIES ................................................................     735,620       1,032,240
--------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES
MANDATORILY REDEEMABLE PREFERRED STOCK:
 Series A Preferred Stock, no par value, 9,091 shares authorized, issued
   and outstanding (aggregate liquidation preference $2,613,670)..................          --       2,613,670
 Series B Preferred Stock, no par value, 3,821 shares authorized, issued
   and outstanding (aggregate liquidation preference $3,000,000)..................          --       3,000,000
 Series B Preferred Stock subscription receivable ................................          --         (50,000)
--------------------------------------------------------------------------------

TOTAL MANDATORILY REDEEMABLE PREFERRED STOCK .....................................          --       5,563,670
--------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIT):
 Common stock, no par value, authorized 43,423 shares; issued and
   outstanding 20,500 shares .....................................................     591,050         477,300
 Cumulative translation adjustment ...............................................          --         (24,840)
 Accumulated deficit .............................................................    (865,710)     (4,010,560)
--------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT) .............................................    (274,660)     (3,558,100)
--------------------------------------------------------------------------------

TOTAL LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
 EQUITY (DEFICIT) ................................................................  $  460,960    $  3,037,810
--------------------------------------------------------------------------------


   The accompanying notes are an integral part of these financial statements.

                                                         IDX INTERNATIONAL, INC.

                                          CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                       FOR THE PERIOD
                                                                                    FROM APRIL 17, 1996       FOR THE
                                                                                       (INCEPTION) TO        YEAR ENDED
                                                                                        DECEMBER 31,        DECEMBER 31,
                                                                                            1996                1997
--------------------------------------------------------------------------------

REVENUE ..........................................................................      $    12,600        $     568,010
COST OF REVENUE ..................................................................           11,180            1,359,090
--------------------------------------------------------------------------------

GROSS PROFIT (LOSS) ..............................................................            1,420             (791,080)
OPERATING EXPENSES:
 Selling, general and administrative .............................................          470,690            1,807,900
 Depreciation and amortization ...................................................           56,120              276,390
 Research and development ........................................................          338,160              264,440
--------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES .........................................................          864,970            2,348,730
--------------------------------------------------------------------------------

OPERATING LOSS ...................................................................         (863,550)          (3,139,810)
--------------------------------------------------------------------------------

INTEREST (EXPENSE) INCOME, NET ...................................................           (2,160)              13,130
--------------------------------------------------------------------------------

NET LOSS BEFORE INCOME TAXES .....................................................         (865,710)          (3,126,680)
BENEFIT FROM INCOME TAXES ........................................................               --                   --
MINORITY INTEREST IN LOSS OF CONSOLIDATED SUBSIDIARY .............................               --                8,400
EQUITY IN LOSS OF JOINT VENTURE ..................................................               --              (26,570)
--------------------------------------------------------------------------------

NET LOSS .........................................................................         (865,710)          (3,144,850)
ACCRETION ON PREFERRED STOCK .....................................................               --              113,750
--------------------------------------------------------------------------------

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS ........................................      $  (865,710)       $  (3,258,600)
--------------------------------------------------------------------------------

BASIC AND DILUTED NET LOSS PER SHARE .............................................      $    (56.82)       $     (158.96)
--------------------------------------------------------------------------------

SHARES USED IN COMPUTING BASIC AND DILUTED NET LOSS PER SHARE ....................           15,235               20,500
--------------------------------------------------------------------------------


  The accompanying notes are an integral part of these financial statements.

                                                         IDX INTERNATIONAL, INC.

                                              CONSOLIDATED STATEMENTS OF CHANGES
                                               IN STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------

                                                                                       COMMON SHARES
                                                                                   ---------------------
                                                                                    NUMBER     AMOUNT
--------------------------------------------------------------------------------

Proceeds from issuance of common
 stock ...........................................................................  20,500   $  452,750
Compensation for non-qualified stock
 options .........................................................................              138,300
Net loss from inception to
 December 31, 1996 ...............................................................
--------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1996 .......................................................  20,500      591,050
 Accretion of Series A preferred
   stock .........................................................................      --     (113,750)
 Foreign currency translation)
   adjustment ....................................................................      --           --
 Net loss for the year ended
   December 31, 1997 .............................................................      --           --
--------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1997 .......................................................  20,500   $  477,300
--------------------------------------------------------------------------------




                                                                                                     CUMULATIVE        TOTAL
                                                                                     ACCUMULATED    TRANSLATION    STOCKHOLDER'S
                                                                                       DEFICIT       ADJUSTMENT   EQUITY (DEFICIT)
--------------------------------------------------------------------------------

Proceeds from issuance of common
 stock ...........................................................................  $         --    $       --     $    452,750
Compensation for non-qualified stock
 options .........................................................................            --            --          138,300
Net loss from inception to
 December 31, 1996 ...............................................................      (865,710)                      (865,710)
--------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1996 .......................................................      (865,710)           --         (247,660)
 Accretion of Series A preferred
   stock .........................................................................            --            --         (113,750)
 Foreign currency translation)
   adjustment ....................................................................            --       (24,840)         (24,840)
 Net loss for the year ended
   December 31, 1997 .............................................................    (3,144,850)           --       (3,144,850)
--------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1997 .......................................................  $ (4,010,560)   $  (24,840)    $ (3,558,100)
--------------------------------------------------------------------------------


   The accompanying notes are an integral part of these financial statements.

                                                         IDX INTERNATIONAL, INC.

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                       FOR THE PERIOD
                                                                                    FROM APRIL 17, 1996       FOR THE
                                                                                       (INCEPTION) TO        YEAR ENDED
                                                                                        DECEMBER 31,        DECEMBER 31,
                                                                                            1996                1997
--------------------------------------------------------------------------------

CASH FLOWS USED IN OPERATING ACTIVITIES:
 Net loss ........................................................................      $ (865,710)        $  (3,144,850)
 Adjustments to reconcile net loss to net cash used in operating period activities:
   Depreciation and amortization expense .........................................          56,120               276,390
   Provision for doubtful accounts ...............................................              --                82,620
   Stock compensation expense ....................................................         138,300                    --
   Increase in accounts receivable ...............................................          (3,560)             (227,510)
   (Increase) decrease in other accounts receivable ..............................         (44,260)               17,260
   Increase in other assets ......................................................         (68,950)              (43,460)
   Increase in accounts payable and accrued liabilities ..........................          98,270               646,370
   Increase in deferred revenue ..................................................              --                30,000
   Increase in deposits ..........................................................         152,600                82,520
--------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES ............................................        (537,190)           (2,280,660)
--------------------------------------------------------------------------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
 Investment in equipment for lease ...............................................        (156,000)             (129,570)
 Purchase of furniture and equipment .............................................        (143,730)           (1,043,890)
 Investment in capitalized software development costs ............................         (44,140)               (4,830)
 Investment in other assets ......................................................              --              (126,070)
 Investment in joint ventures ....................................................              --               (40,000)
--------------------------------------------------------------------------------

NET CASH USED IN INVESTING ACTIVITIES ............................................        (343,870)           (1,344,360)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of preferred stock .......................................              --             5,449,920
 Proceeds from issuance of common stock ..........................................         452,750                    --
 Proceeds from short-term borrowings .............................................         200,000                    --
 Proceeds from long-term borrowings ..............................................         250,000                    --
 Repayment of short and long-term borrowings .....................................              --              (450,000)
 Principal payments on capital lease obligations .................................          (1,920)              (16,860)
--------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES ........................................         900,830             4,983,060
--------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH ..........................................              --               (41,670)
--------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS ........................................          19,770             1,316,370
Cash and cash equivalents, beginning of period ...................................              --                19,770
--------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD .........................................      $   19,770         $   1,336,140
--------------------------------------------------------------------------------


   The accompanying notes are an integral part of these financial statements.

                             IDX INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND NATURE OF OPERATIONS

     IDX International, Inc. (the Company) was incorporated on April 17, 1996 (inception) as a Virginia corporation. The Company develops and markets voice and data store-and-forward network services for transmitting voice, facsimiles (faxes) and other forms of digitized information utilizing a global network established by the Company and its international business partners (IBPs). The network consists of international private lines, shared access lines and frame relays (collectively telecommunication lines) connected to PC-based dedicated access switches (CyberPosts) which process and route voice and fax traffic globally over the network. During the period from inception to December 31, 1996, the Company was a development stage enterprise.


 Subsidiaries

     During 1997, the Company established two wholly-owned foreign subsidiaries, IDX Taiwan Ltd. (IDX Taiwan) and IDX Hong Kong Ltd. (IDX HK), and one majority-owned foreign subsidiary, IDX Belgium, N.V. (IDX Belgium), to market the Company's store-and-forward services. Upon the formation of IDX Belgium, the Company acquired a 90% interest in IDX Belgium in exchange for contributed capital of $75,600, and the minority interest holder acquired a 10% interest in IDX Belgium, as well as options to acquire an additional 16% interest, in exchange for contributed capital of $8,400. Under the terms of the associated Share Option Agreement, the options expire in 2001 and have an exercise price equal to the initial price per share paid by the parties to the agreement upon the formation of IDX Belgium, plus a cumulative annual increase of 3% thereon.

     During April 1998, IDX Belgium issued additional shares of its common stock, plus an option to acquire an equal number of its common shares, to a new investor in exchange for a $380,000 capital contribution. The option to acquire additional shares carries a total exercise price of approximately $380,000. Upon issuance of the additional shares in April 1998, the Company's interest in IDX Belgium was reduced to 75%.

     During January 1998, the Company established one wholly-owned foreign subsidiary, IDX Singapore Ltd., and two majority-owned foreign subsidiaries, IDX Europe Services, N.V., and Marvin European Holdings Lmt., to market the Company's store-and-forward services. Through May 15, 1998, the Company has contributed funding in the form of capital contributions and/or cash advances to these subsidiaries in the amount of $51,000, $50,000 and $0, respectively.


 Joint Ventures

     During the period from inception to December 31, 1996, the Company entered into three joint venture arrangements to market the Company's voice and data store-and-forward services. Of those arrangements, two were dissolved prior to December 31, 1996. The third joint venture has been largely inactive and was terminated in 1998.

     In March 1997, the Company formed another joint venture to market the Company's services in Panama. The Company contributed $40,000 for a 20% interest in the joint venture. In August 1997, IDX Taiwan formed a joint venture with Orlida Ltd. (Orlida), a Taiwanese company, in order to expand the Company's operations in Taiwan (Note 12). The Company contributed CyberPost equipment with a net book value of $26,000 in exchange for a 33% interest in the joint venture.


2. LIQUIDITY AND CAPITAL RESOURCES

     The Company's ability to generate sufficient revenues and ultimately achieve profitable operations remains uncertain. The Company's future prospects depend upon, among other things, its ability to demonstrate sustained commercial viability of its service and to obtain sufficient working capital, both of which raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                            IDX INTERNATIONAL, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

     During the year ended December 31, 1997, the Company incurred a net loss of $3.1 million and negative operating cash flow of $2.3 million. At December 31, 1997, the Company had a stockholders' net capital deficiency of $3.6 million.

     The Company plans to operate in a fashion to generate both increased revenues and cash flows during 1998. Additionally, in March 1998, management entered into a Letter of Intent for the sale of the Company to eGlobe, Ltd. (eGlobe) (Note 12). In the event the sale of the Company is not consummated, the Company intends to issue additional shares of stock during 1998. Management believes that should the sale of the Company be completed, eGlobe will provide the Company with financial and operational support which, together with existing cash and cash flows from operations, should enable the Company to continue operations through the year ending December 31, 1998. In the event the sale is not completed, management believes that the proceeds from other sales of the Company's stock, together with existing cash and cash flows from operations, will provide the Company with sufficient financial support to continue operations through the year ending December 31, 1998. However, there can be no assurance that the sale of the Company or other sales of the Company's stock will be completed or that cash flows from operations will be sufficient to sustain operations through the year ending December 31, 1998.


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to financial statements. Actual results could differ from those estimates.


 Basis of Presentation

     The accompanying consolidated financial statements include the accounts of the Company's U.S. and non-U.S subsidiaries. The Company accounts for its investment in joint ventures under the equity method of accounting. Intercompany transactions and balances have been eliminated.


 Revenue Recognition and Cost of Sales

     The Company operates and manages certain CyberPosts and licenses the use of CyberPost equipment and associated software to its IBPs. Under such licensing agreements, the Company is generally obligated to provide maintenance and upgrades and IBPs are responsible for the marketing and sale of voice and data store-and-forward services as well as for the operations and management of CyberPosts. Certain IBPs are also stockholders of the Company.

     The Company's revenues are generated principally from (i) routing charges for voice and fax traffic through the network, (ii) licensing and royalty fees and (iii) system hardware and accessory sales. The Company recognizes fixed license fees on the straight-line basis over the service period, royalties and routing charges as services are rendered to the ultimate customer, and system hardware and accessory sales upon delivery and customer acceptance.

     Cost of sales principally consists of telecommunication line charges, local and international access charges, cost of CyberPost accessories, maintenance costs, installation and operator training costs and commissions to CyberPost operators.

     Revenue originating from Panama, Taiwan, United Kingdom and Philippines approximated 30%, 25%, 12% and 11% of total revenues for the year ended December 31, 1997, respectively. Revenue from four customers approximated 30%, 12%, 11% and 11% of total revenues for such period.

                            IDX INTERNATIONAL, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

 Cash and Cash Equivalents


     The  Company   considers  all   highly-liquid   investments  with  original
maturities of three months or less to be cash equivalents.


 Concentrations of Credit Risk


     Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable and cash equivalents. The Company in certain instances requires security deposits from its IBP's to be applied against future uncollectible accounts receivable, as needed. At December 31, 1997, $47,520 of such deposits is presented net against outstanding accounts receivable. In addition, there is an allowance for uncollectible accounts receivable which is based upon the expected collectibility of accounts receivable.


 Equipment for Lease


     The Company's investment in equipment for lease is stated at cost, net of accumulated depreciation. Depreciation is recorded on a straight-line basis over the equipments' estimated useful life of three years.


 Furniture and Equipment


     Furniture and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of three to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or the estimated useful life of the related improvement.


 Software Development Costs


     Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed" (SFAS 86), requires the capitalization of certain software development costs incurred subsequent to the date when technological feasibility is established and prior to the date when the product is generally available for licensing. The Company defines technological feasibility as being attained at the time a working model of a software product is completed. The Company capitalized $44,140 and $4,740 of software development costs during the period from inception to December 31, 1996 and the year ended December 31, 1997, respectively. Capitalized software development costs are amortized using the straight-line method over the estimated economic life of three years. The Company began amortizing capitalized software development costs during 1997. Amortization expense for 1997 and accumulated amortization at December 31, 1997 was $14,710.


 Impairment of Long-Lived Assets


     Long-lived assets subject to the requirements of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", are evaluated for possible impairment through review of undiscounted expected future cash flows. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset or if changes in facts and circumstances indicate, an impairment loss is recognized.


 Research and Development


     Research and development costs are expensed as incurred.

                            IDX INTERNATIONAL, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

 Foreign Currency Translation

     The functional currency of the Company's foreign subsidiaries and joint ventures is the local currency. All assets and liabilities are translated into U.S. dollars at current exchange rates as of the balance sheet date. Revenue and expense items are translated at the average exchange rates prevailing during the period. Cumulative translation gains and losses are reported as a separate component of stockholders' equity.


 Income Taxes

     The Company provides for income taxes using the asset and liability approach. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of the assets and liabilities. A valuation allowance is recorded if, based on the evidence available, it is more likely than not that some portion or all of the deferred tax asset will not be realized.


 Fair Value of Financial Instruments

     The carrying amounts reported in the consolidated statement of position for cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short maturity of those instruments. Based upon the offering price of the Series B Preferred Stock, which has similar features to the Series A Preferred Stock, the estimated fair value of the Series A Preferred Stock outstanding is $7.1 million. As the Company issued the Series B Preferred Stock on December 31, 1997, the carrying amount approximates fair value.


 Stock Based Compensation

     The Company accounts for stock based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), provides an alternative accounting method to APB 25 and requires additional pro forma disclosures. The fair value based compensation expense for stock based compensation granted to employees during the period from inception to December 31, 1996, measured in accordance with the provisions of SFAS 123, does not differ significantly from amounts included in net income. The Company accounts for stock based compensation to non-employees in accordance with the provisions of SFAS 123. No stock based compensation was granted and no options previously granted were exercised during 1997.


 Earnings Per Share

     Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128), which replaces the presentation of primary earnings per share (EPS) with a presentation of basic EPS, and requires the dual presentation of basic and diluted EPS on the face of the statement of operations for entities with complex capital structures. Prior period EPS has been restated as required by SFAS 128.

     Securities which could potentially dilute basic EPS in the future consist of convertible mandatorily redeemable preferred stock and common stock options and were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented.


 New Accounting Standard

     In June 1997, Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130) was issued, which establishes standards for reporting and disclosure of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of

                            IDX INTERNATIONAL, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

general-purpose financial statements. SFAS 130, which is effective for fiscal years beginning after December 15, 1997, requires reclassification of financial statements for earlier periods to be provided for comparative purposes. The Company anticipates that implementation of the provisions of SFAS 130 will not have a significant impact on the Company's existing disclosures.


4. FURNITURE AND EQUIPMENT

     Furniture and  equipment is comprised of the following  amounts at December
31:





                                                                1996           1997
                                                            -----------   -------------
Equipment ...............................................    $ 158,400     $1,016,650
Office and computer equipment ...........................       19,490        119,070
Furniture and fixtures ..................................        1,100         46,840
Leasehold improvements ..................................        1,410         31,510
                                                             ---------     ----------
Furniture and equipment, at cost ........................      180,400      1,214,070
Less accumulated depreciation and amortization ..........      (30,120)      (227,520)
                                                             ---------     ----------
Furniture and equipment, net ............................    $ 150,280     $  986,550
                                                             =========     ==========

     Equipment under capital leases with a net book value of $30,610 and $31,615 at December 31, 1996 and 1997, respectively, are included in equipment. Depreciation expense, including amortization of equipment under capital leases, was $30,120 and $197,400 for the period from inception to December 31, 1996 and for the year ended December 31, 1997, respectively.


5. EQUIPMENT FOR LEASE

     The Company leases CyberPost equipment to IBPs under operating leases, which are generally for a period of one to five years and contain annual renewal options. The cost of equipment for lease at December 31, 1996 and 1997 was $156,000 and $307,680, respectively, and the related accumulated depreciation was $26,000 and $90,280, respectively. Depreciation expense for equipment for lease was $26,000 and $64,280 for the period from inception to December 31, 1996 and for the year ended December 31, 1997, respectively.


6. DEBT

     At December 31, 1996 short-term borrowings consisted of a $200,000 note payable due to Telecommunications Development Corporation and long-term borrowings consisted of a $250,000 note payable due to InteliSys, Inc., both of which are parties related to the Company (Note 11). The notes bear interest at 8% and 0%, respectively, and were fully repaid by the Company in January 1997 and October 1997, respectively.

     Interest expense for the period from inception through December 31, 1996 and for the year ended December 31, 1997 was $3,000 and $4,800, respectively. Interest expense during the periods presented does not include imputed interest in connection with the non-interest bearing note payable as such amounts are insignificant.


7. COMMITMENTS AND CONTINGENCIES

     During the period from inception to December 31, 1996, InteliSys entered into long distance telecommunication agreements and capital lease obligations described below. During April 1997, InteliSys announced its decision to discontinue its own operations and the Company assumed certain contractual agreements currently held by InteliSys for leased facilities, office equipment and telecommunication lines utilized by the Company.

                            IDX INTERNATIONAL, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

 Telecommunication Lines

     In its normal course of business, the Company enters into agreements for the use of long distance telecommunication lines. Future minimum payments under such agreements are approximately as follows:





YEARS ENDING
DECEMBER 31:
---------------------------------------------------------------------
       1998 .........................................................    $1,641,000
       1999 .........................................................     1,262,000
       2000 .........................................................        40,000
                                                                         ----------
       Total future minimum telecommunication line payments .........    $2,943,000
                                                                         ==========

 Leases

     Total rent expense for U.S. office facilities shared by the Company and InteliSys for the period from inception through December 31, 1996 and for the three month period ended March 31, 1997 was $53,000 and $23,230, respectively. Of this total, lease expense related to the Company's operations based on space utilized during such periods was $21,000 and $13,940, respectively. Total rent expense incurred by the Company for the period from inception to December 31, 1996 and for the year ended December 31, 1997 was $21,000 and $107,755, respectively. Future minimum lease commitments at December 31, 1997 are $212,000, 68,000, and 44,000 for 1998, 1999 and 2000, respectively. The
Company's U.S. office facility lease expires on December 31, 1998, and is renewable at the option of the Company (Note 12).


 Capital Lease Obligations

     The Company acquired $36,690 and $8,520 of equipment under capital lease obligations during the period from inception to December 31, 1996 and the year ended December 31, 1997, respectively. Interest paid for capital lease obligations during the period was approximately $400 and $3,210, respectively.

     Future payments for the capital leases are as follows:





YEARS ENDING
DECEMBER 31:
--------------------------------------------------------------------
       1998 ........................................................    $  20,350
       1999 ........................................................       10,660
                                                                        ---------
       Total future minimum lease payments .........................       31,010
       Less amount representing interest ...........................       (4,990)
                                                                        ---------
                                                                           26,020
       Less current principal maturities of obligation under capital
        lease ......................................................      (17,100)
                                                                        ---------
       Long-term lease obligation ..................................    $   8,920
                                                                        =========


 Contingencies

     In certain countries where the Company has current or planned operations, the Company may not have the necessary regulatory approvals to conduct all or part of its voice and fax store-and-forward services. In these jurisdictions, the requirements and level of telecommunications' deregulation is varied. Management believes that the degree of active monitoring and enforcement of such regulations is limited. There have been no situations in which any action against the Company or its IBPs have occurred or have been threatened. Statutory provisions for penalties vary, but could include fines and/or termination of the

                            IDX INTERNATIONAL, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

Company's operations in the associated jurisdiction. In consultation with legal counsel, management has concluded that the likelihood of significant penalties or injunctive relief is remote. There can be no assurance, however, that regulatory action against the Company will not occur.


8. MANDATORILY REDEEMABLE PREFERRRED STOCK

     During 1997, the Company amended its Articles of Incorporation to authorize the issuance of 9,091 shares of Series A Preferred Stock (Series A), no par value, and 3,821 shares of Series B Preferred Stock (Series B), no par value.

     In January 1997 and May 1997, the Company sold 3,636 and 5,455 shares of Series A stock, respectively, in which the Company received total proceeds of $2.5 million.

     In September 1997, the Company entered into a Letter of Intent for the sale of 3,821 shares of Series B stock for $3.0 million. Prior to the close of the transaction, the Company received from the purchaser of the Series B stock advances totaling $2.95 million. Upon closing of the transaction in December 1997, such advances were applied against the $3 million. The remaining $50,000 was received in February 1998.

     In preference to holders of common stock, holders of Series A and B stock are entitled to receive cumulative dividends equal to 6% of the respective Series A and B liquidation preference. Accrued unpaid dividends as of December 31, 1997 on the Series A stock in the amount of $113,750 were recognized as an increase to the Series A stock carrying value.

     In the event of a liquidation of the Company or a change in control of the Company, Series A and B stock have liquidation preference to common stock of $275 and $785 per share, respectively, plus accrued unpaid dividends (liquidation preference). After the satisfaction of the liquidation preference, the remaining assets of the Company will be distributed to the holders of common stock on a pro rata basis.

     During the period from January 1999 through December 2001, the Company may redeem all, but not less than all, of the Series A and B stock outstanding for an amount equal to the liquidation preference as of such date. On January 1, 2002, the Company is required to redeem all outstanding shares of Series A and B stock then outstanding for an amount equal to the Series A and B liquidation preference on such date.

     Through December 2001, at the option of the holder, each share of Series A and B stock is convertible into one share of common stock. The conversion rate is subject to adjustment in certain circumstances, such as, but not limited to, if prior to January 1, 1999, the Company issues common stock for less than $275 and $785 per share, respectively, or issues additional shares of Series A and B stock with a conversion rate greater than the effective conversion rate on such date.

     Notwithstanding the foregoing, each outstanding share of Series A and B Stock will automatically convert into common stock immediately preceding the closing of a qualified public offering, as defined.

     Certain matters require the majority or supermajority approval of Series A and B stockholders. On all other matters, holders of Series A and B stock have an equal number of votes per share, on an as converted basis, as to holders of common stock.

     As of December 31, 1997, the Company has reserved 17,168 shares of common stock for issuance upon conversion of the Series A and B stock.


9. STOCK BASED COMPENSATION

     During June 1996, the Board of Directors approved the grant of options to purchase 1,250 and 500 shares of common stock to an officer and a consultant of the Company, respectively, for an exercise price below fair market value. In connection with the grant, the Company recognized $98,800 and $39,500 of compensation and consulting expense, respectively, during the period from inception to December 31, 1996.

                            IDX INTERNATIONAL, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

     During September 1996, the Board of Directors approved the grant of an option to purchase 1,250 shares of common stock to an individual who served as a director and consultant to the Company. The option carries an exercise price of $320 per share which is greater than the estimated fair value of common stock on the date of grant and is exercisable at any time during the succeeding three year period. No compensation expense connected with this option grant has been recognized by the Company.

     During September 1997, the Board of Directors adopted the 1997 Stock Incentive Plan (the Incentive Plan). The Incentive Plan provides for awards in the form of restricted stock, stock units, options (including incentive stock options (ISOs) and nonstatutory stock options (NSOs)) or stock appreciation rights (SARs). Employees, directors, and consultants of the Company are eligible for grants of restricted shares, stock units, NSOs and SARs. Only employees of the Company are eligible for ISOs. A total of 4,500 shares of common stock have been reserved for issuance under the Incentive Plan. No awards have been granted under the Incentive Plan to date.

     Consideration for each award under the Incentive Plan will be established by the Stock Option Committee of the Board of Directors, but in no event shall the option price for ISOs be less than 100% of the fair market value of the stock on the date of grant. Awards will have such terms and be exercisable in such manner and at such times as the Stock Option Committee may determine. However, each ISO must expire within a period of not more than ten years from the date of grant.


10. INCOME TAXES

     The Company has incurred operating losses and paid no U.S. income tax for the periods presented. The income tax benefit from the Company's operating loss carryforwards and other temporary differences at December 31, 1996 and 1997 was approximately $329,000 and $1.5 million, respectively, and have been recognized as a deferred tax asset. A full valuation allowance has been recorded against the deferred tax asset because management currently believes it is more likely than not that the asset will not be realized.

     At December 31, 1997, the Company had net operating loss carryforwards available for U.S. income tax purposes of $2.7 million which expire in 2011 and 2012. Net operating loss carryforwards are subject to review and possible adjustment by the Internal Revenue Service and may be limited in the event of certain cumulative changes in the ownership interests of significant stockholders over a three-year period in excess of 50%.


11. RELATED PARTY TRANSACTIONS

     Related party transactions may not be indicative of transactions negotiated at arms-length.


 InteliSys

     Management and the majority stockholder of the Company also manage and own InteliSys, a computer hardware distributor. Prior to the Company's inception, InteliSys funded the development of the Company's CyberPost technology. This technology was assigned to the Company in exchange for a $250,000 note payable to InteliSys (Note 6), which approximates the costs incurred in developing the technology. Subsequent to the Company's inception and through March 31, 1997, the Company and InteliSys shared certain office facilities, furniture, office equipment and personnel. During the period from inception to December 31, 1996, the Company purchased from InteliSys approximately $202,000 of equipment. In connection with InteliSys' discontinued operations, during October 1997 the Company acquired substantially all of the furniture and equipment of InteliSys for $75,000.

     The costs of these functions, services and goods have been directly charged and/or allocated to the Company using methods management believes are reasonable; primarily specific identification or percentage of respective square footage utilized and/or labor hours incurred.

                            IDX INTERNATIONAL, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

 Consulting Services

     The Company receives consulting services from two of the Company's stockholders, who also serve on the Board of Directors. For the period from inception to December 31, 1996 and for the year ended December 31, 1997, compensation related to these services in cash and stock totaled $67,000 and $80,000, respectively.

     At December 31, 1996 and 1997, accounts receivable due from related parties, including amounts included in other accounts receivable due from officers and employees of the Company, were $43,000 and $32,200, respectively.

     During October 1997, the Company appointed the President of Teleplus, Inc. (Teleplus), a service provider to the Company, as the President of IDX HK. During the period from October to December 1997, while the individual served concurrently as President of both entities, the Company procured services from Teleplus in the amount of $31,350. During December 1997, the individual resigned as President of IDX HK.


12. SUBSEQUENT EVENTS


 Acquisition of the Company

     On March 20, 1998, the Company entered into a Letter of Intent for the sale of the Company to eGlobe. Under the Letter of Intent, eGlobe will acquire 100% of the outstanding shares of the Company's common and preferred stock in exchange for cash, eGlobe Series B Preferred Stock and warrants to acquire shares of eGlobe's common stock. Prior to the consummation of the transaction, key management personnel will be required to execute employment agreements.

     In connection with the above planned sale of the Company, eGlobe advanced the Company $1.1 million, bearing interest at 8.5%, and has committed to make additional advances prior to the closing of the sale of the Company. In the event the sale of the Company to eGlobe is not completed, principle and accrued interest outstanding are payable to eGlobe at the earlier of (i) the date on which the Company has raised additional financing of $2 million or (ii) twelve months from the date it is determined not to complete the sale.


 Acquisition of Significant Customer

     On May 8, 1998, certain of the Company's shareholders acquired all of the stock of Orlida, in exchange for $100,000 cash and 700.64 shares of the Company's common stock, valued at $550,000. The Company in turn has committed to acquire from the aforementioned shareholders 100% of Orlida's stock in exchange for $100,000 and 700.64 shares of the Company's common stock. Orlida's primary business consists of marketing voice and data store-and-forward services in Taiwan and, prior to its proposed acquisition by the Company, Orlida contracted with the Company to route all of its traffic through the Company's network. In addition, Orlida is a party to joint venture with the Company (Note 1).

     On May 11, 1998, the Company entered into a loan agreement with Orlida whereby the Company agreed to lend Orlida up to $100,000, bearing an annual interest rate of 8.5%. Principle and accrued interest outstanding are payable to Company at the earlier of (i) the date of the closing of the proposed acquisition of Orlida by the Company or (ii) May 11, 1999.


 Lease Commitment

     On April 23, 1998, the Company entered into a Letter of Intent for a seven year office facility lease to replace the Company's current office facility lease which expires on December 31, 1998. The estimated annual future minimum commitment under the proposed lease is $140,000.

                            IDX INTERNATIONAL, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

 Employee Savings Plan

     On April 1, 1998, the Company adopted a 401(k) Profit Sharing Plan. All employees are eligible to participate in the plan. The Company may, at its discretion, match up to 100% of participants' contributions and/or contribute an amount to be allocated among the participants.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders
TeleKey, Inc.
Travelers Teleservices, Inc.
Atlanta, Georgia

     We have audited the accompanying combined consolidated balance sheets of TeleKey, Inc. and subsidiary and Travelers Teleservices, Inc. as of December 31, 1998 and 1997 and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of TeleKey, Inc. and subsidiary and Travelers Teleservices, Inc. as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        /s/ BDO Seidman, LLP

Denver, Colorado
March 26, 1999

                  TELEKEY, INC. AND SUBSIDIARY AND TRAVELERS TELESERVICES, INC.

                                           COMBINED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                            DECEMBER 31,
                                                                                        1998            1997
--------------------------------------------------------------------------------

ASSETS
CURRENT:
 Cash ............................................................................  $     49,462   $     89,985
 Restricted cash .................................................................        50,000         50,000
 Accounts receivable, less allowance of $7,500 and $48,142 for doubtful
   accounts ......................................................................        73,062         32,470
 Inventory .......................................................................       120,094         92,261
 Prepaid expenses and other assets ...............................................        64,352         25,435
--------------------------------------------------------------------------------

TOTAL CURRENT ASSETS .............................................................       356,970        290,151
--------------------------------------------------------------------------------

FURNITURE AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION (NOTE 2) ..................       496,825        482,045
GOODWILL, LESS ACCUMULATED AMORTIZATION OF $11,822 (NOTE 1).......................       236,435             --
--------------------------------------------------------------------------------

TOTAL ASSETS .....................................................................  $  1,090,230   $    772,196
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
 Accounts payable ................................................................  $    115,466   $    192,115
ACCRUED LIABILITIES:
 Telecom taxes ...................................................................       710,926        552,361
 Payroll .........................................................................        84,955        147,493
 Credit card charge backs ........................................................        20,000         75,000
 Other ...........................................................................        30,000             --
 Deferred revenues ...............................................................       633,374        948,376
 Line of credit (Note 4) .........................................................       500,000        450,000
 Current portion of obligation under capital lease (Note 3) ......................        14,269         12,422
--------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES ........................................................     2,108,990      2,377,767
OBLIGATION UNDER CAPITAL LEASE, NET OF CURRENT PORTION (NOTE 3) ..................        50,100         64,502
NOTE PAYABLE (NOTE 1) ............................................................       453,817             --
--------------------------------------------------------------------------------

TOTAL LIABILITIES ................................................................     2,612,907      2,442,269
--------------------------------------------------------------------------------

MINORITY INTEREST (NOTE 1) .......................................................            --        746,819
COMMITMENTS AND CONTINGENCIES (NOTES 3, 7 AND 10) ................................
STOCKHOLDERS' DEFICIT (NOTE 8):
 Common stock, no par value -- 100,000 shares authorized, 3,000 issued
   and outstanding ...............................................................       783,757        177,757
 Common stock, no par value -- 1,000 shares authorized, 300 issued and
   outstanding ...................................................................             3             --
 Accumulated deficit .............................................................    (2,306,437)    (2,594,649)
 ------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' DEFICIT ......................................................    (1,522,677)    (2,416,892)
--------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT ......................................  $  1,090,230   $    772,196
--------------------------------------------------------------------------------


          See accompanying summary of accounting policies and notes to combined consolidated financial statements.

                  TELEKEY, INC. AND SUBSIDIARY AND TRAVELERS TELESERVICES, INC.

                                 COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                     YEARS ENDED DECEMBER 31,
                                                                                        1998          1997
--------------------------------------------------------------------------------

REVENUES:
 Service (Note 6) ................................................................  $4,606,587    $  5,649,981
 Other ...........................................................................      98,891          53,074
--------------------------------------------------------------------------------

TOTAL REVENUES ...................................................................   4,705,478       5,703,055
COST OF SERVICES .................................................................   1,294,429       2,303,985
--------------------------------------------------------------------------------

GROSS MARGIN .....................................................................   3,411,049       3,399,070
OPERATING EXPENSES:
Selling and marketing ............................................................   1,144,728       2,490,506
General and administrative .......................................................   1,665,973       2,296,896
Depreciation and amortization ....................................................     191,814         117,203
Excise tax adjustment (Note 5) ...................................................          --        (259,232)
--------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES .........................................................   3,002,515       4,645,373
--------------------------------------------------------------------------------

OPERATING INCOME (LOSS) ..........................................................     408,534      (1,246,303)
OTHER INCOME (EXPENSE):
INTEREST INCOME ..................................................................       5,450          12,258
INTEREST EXPENSE .................................................................     (67,031)        (10,983)
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) .....................................................     (61,581)          1,275
--------------------------------------------------------------------------------

 INCOME (LOSS) BEFORE MINORITY INTEREST IN (INCOME) LOSS OF SUBSIDIARY.                346,953      (1,245,028)
 MINORITY INTEREST IN (INCOME) LOSS OF SUBSIDIARY ................................     (58,741)        248,814
 ------------------------------------------------------------------------------

NET INCOME (LOSS) ................................................................  $  288,212    $   (996,214)
--------------------------------------------------------------------------------


          See accompanying summary of accounting policies and notes to combined consolidated financial statements.

                                                    TELEKEY, INC. AND SUBSIDIARY
                                                AND TRAVELERS TELESERVICES, INC.

                      COMBINED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
--------------------------------------------------------------------------------

                                                                                                            TRAVELERS
                                                                                                          TELESERVICES,
                                                                                      TELEKEY, INC.           INC.
                                                                                       COMMON STOCK       COMMON STOCK
                                                                                   -------------------- -----------------
YEARS ENDED DECEMBER 31, 1997 AND 1998                                              SHARES     AMOUNT    SHARES   AMOUNT
--------------------------------------------------------------------------------

BALANCE, JANUARY 1, 1997 .........................................................  3,000    $174,757       --      $--
--------------------------------------------------------------------------------

 Capital contribution ............................................................     --       3,000       --       --
 Net loss ........................................................................     --          --       --       --
--------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1997 .......................................................  3,000     177,757       --       --
 Issuance of common stock ........................................................     --          --      300        3
 Capital contribution ............................................................     --       6,000       --       --
 Capital contribution for acquisition of ITC's
   20% interest in TeleKey, L.L.C. (Note 1) ......................................     --     600,000       --       --
 Net income ......................................................................     --          --       --       --
--------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1998 .......................................................  3,000    $783,757      300      $ 3
--------------------------------------------------------------------------------




                                                                                                           TOTAL
                                                                                      ACCUMULATED      STOCKHOLDERS'
YEARS ENDED DECEMBER 31, 1997 AND 1998                                                  DEFICIT           DEFICIT
--------------------------------------------------------------------------------

BALANCE, JANUARY 1, 1997 .........................................................   $  (1,598,435)    $  (1,423,678)
--------------------------------------------------------------------------------

 Capital contribution ............................................................              --             3,000
 Net loss ........................................................................        (996,214)         (996,214)
--------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1997 .......................................................      (2,594,649)       (2,416,892)
 Issuance of common stock ........................................................              --                 3
 Capital contribution ............................................................              --             6,000
 Capital contribution for acquisition of ITC's
   20% interest in TeleKey, L.L.C. (Note 1) ......................................              --           600,000
 Net income ......................................................................         288,212           288,212
--------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1998 .......................................................   $  (2,306,437)    $  (1,522,677)
--------------------------------------------------------------------------------


          See accompanying summary of accounting policies and notes to combined consolidated financial statements.

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                                 COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                     YEARS ENDED DECEMBER 31,
INCREASE (DECREASE) IN CASH                                                            1998           1997
--------------------------------------------------------------------------------

OPERATING ACTIVITIES:
 Net income (loss) ...............................................................  $  288,212    $  (996,214)
 Adjustments to reconcile net income (loss) to net cash provided by
   (used in) operating activities:
   Depreciation and amortization .................................................     191,814        117,203
   Minority interest in income (loss) of subsidiary ..............................      58,741       (248,814)
 Changes in operating assets and liabilities:
   Accounts receivable ...........................................................     (40,592)       123,796
   Inventory .....................................................................     (27,833)        42,335
   Prepaid expenses and other assets .............................................     (38,917)         8,223
   Accounts payable ..............................................................     (76,649)        34,609
   Accrued liabilities ...........................................................      71,027        227,279
   Deferred revenues .............................................................    (315,002)       296,697
--------------------------------------------------------------------------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ..............................     110,801       (394,886)
--------------------------------------------------------------------------------

INVESTING ACTIVITIES:
 Purchase of furniture and equipment .............................................    (194,772)      (256,110)
 Acquisition of minority interest ................................................    (600,000)            --
--------------------------------------------------------------------------------

NET CASH USED IN INVESTING ACTIVITIES ............................................    (794,772)      (256,110)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES:
 Proceeds from issuance of common stock ..........................................           3             --
 Proceeds under line of credit ...................................................     525,000        450,000
 Payments on line of credit ......................................................    (475,000)            --
 Capital contributions ...........................................................     606,000          3,000
 Collection of contributions receivable ..........................................          --         80,264
 Change in restricted cash .......................................................          --         (4,752)
 Principal payments on capital lease obligation ..................................     (12,555)        (2,896)
--------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES ........................................     643,448        525,616
--------------------------------------------------------------------------------

Net decrease in cash .............................................................     (40,523)      (125,380)
Cash, beginning of year ..........................................................      89,985        215,365
--------------------------------------------------------------------------------

CASH, END OF YEAR ................................................................  $   49,462    $    89,985
--------------------------------------------------------------------------------


          See accompanying summary of accounting policies and notes to combined consolidated financial statements.

                        TELEKEY, INC. AND SUBSIDIARY AND
                          TRAVELERS TELESERVICES, INC.
                         SUMMARY OF ACCOUNTING POLICIES


 Organization and Business

     The combined consolidated financial statements include the accounts of TeleKey, Inc. and its 100% owned subsidiary, TeleKey, L.L.C. (80% owned through August 24, 1998, see Note 1) and Travelers Teleservices, Inc. an entity with common ownership (collectively the "Companies"). TeleKey, L.L.C. sells prepaid or "debit" telephone cards, providing domestic and international long-distance telephone service from destinations throughout the United States and Canada.
Travelers Teleservices, Inc. was created in 1998 to provide credit card processing services for TeleKey, L.L.C.


 Principals of Consolidation and Combination

     All significant intercompany transactions and balances have been eliminated in combination and consolidation.


 Liquidity and Capital Resources

     The Companies' viability is dependent on their ability to generate sufficient revenues and to limit selling and marketing and general and administration expenses.

     In 1998, the Companies curtailed their growth, significantly reducing their operating expenses, and returned to profitability.

     The Companies plan to operate in a fashion to generate both increased revenues and cash flows during 1999. Additionally, in February 1999, the Companies were acquired by Executive TeleCard, Ltd. d.b.a. eGlobe, Inc. ("eGlobe") (see Note 8). Management believes that eGlobe will provide the Companies with financial and operational support, if necessary, which together with existing cash and anticipated cash flows from operations, should enable the Companies to continue operations through the year ended December 31, 1999.


 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.


 Concentrations of Credit Risk

     Financial instruments that potentially subject the Companies to a concentration of credit risk consist primarily of cash and accounts receivable. The Companies maintain cash balances, which at times may exceed federally insured limits. The Companies have not experienced any losses in their cash balances. Concentrations of credit risk with respect to accounts receivable are generally limited due to customers who are dispersed across geographic areas. The Companies maintain an allowance for potential losses based on management's analysis of possible uncollectible accounts.


 Cash and Cash Equivalents

     The Companies consider all investments with a maturity of three months or less to be cash and cash equivalents.


 Restricted Cash

     The Companies' credit card processing company requires that cash balances be deposited with the processor in order to ensure that any disputed claims by the credit card customers can be readily settled.

                       TELEKEY, INC. AND SUBSIDIARY AND
                         TRAVELERS TELESERVICES, INC.
                 SUMMARY OF ACCOUNTING POLICIES  - (CONTINUED)

 Inventory

     Inventory consists of phone cards and is stated at the lower of cost or market. Cost is determined principally under the average cost method.


 Furniture and Equipment

     Furniture and equipment are stated at cost. Expenditures for renewals and improvements are capitalized in the furniture and equipment accounts. Replacements, maintenance, and repairs which do not improve or extend the lives of the respective assets are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which is five years for all assets. Upon the retirement or sale of assets, the costs of such assets and the related accumulated depreciation are removed from the accounts and the gain or loss, if any, is credited or charged to other income in the accompanying combined consolidated statements of operations.


 Goodwill

     The Companies amortize costs in excess of the fair value of net assets acquired, goodwill using the straight-line method over seven years.


 Long-Lived Assets

     Management periodically evaluates carrying values of long-lived assets including furniture and equipment and goodwill, to determine whether events and circumstances indicate that these assets have been impaired. An asset is considered impaired when undiscounted cash flows to be realized from such asset are less than its carrying value. In that event, a loss is determined based on the amount the carrying value exceeds the fair market value of such assets. Management believes that the long-lived assets in the accompanying combined consolidated balance sheets are appropriately valued.


 Revenue Recognition and Deferred Revenues

     Revenues from debit cards are recognized as the cards are used and the long-distance telephone service is provided. Payments received in advance for debit cards are recorded in the accompanying balance sheets as deferred revenue. These revenues are recognized when the related service is provided, generally over the 12 months following receipt of payment. The prepaid cards generally expire 12 months after the date of sale or last use, whichever occurs later. Unused amounts that expire are referred to as breakage and are recorded as revenues at the date of expiration.

     Direct costs associated with these revenues are also recognized when the related services are provided or expire. Payments related to unrecognized revenues are included as a reduction to the deferred revenue account.


 Cost of Services

     Cost of services includes all expenses incurred in providing long-distance services, including long-distance carrier costs. Also included in cost of services are the card manufacturing costs, which are recorded as the related cards are sold and relieved from inventory at a weighted average cost.


 Advertising Expenses

     The Companies expense the production costs of advertising at the time incurred. Advertising expenses amounted to approximately $204,000 and $853,000 for the years ended December 31, 1998 and 1997, and are included in selling and marketing in the accompanying combined consolidated statements of operations.

                       TELEKEY, INC. AND SUBSIDIARY AND
                         TRAVELERS TELESERVICES, INC.
                 SUMMARY OF ACCOUNTING POLICIES  - (CONTINUED)

 Income Taxes

     TeleKey, Inc. and Travelers Teleservices, Inc. are "S" Corporations and TeleKey, L.L.C. is a limited liability company, all of which are not subject to federal and state income taxes. The taxable income or loss of the Companies are included in the federal and state income tax returns of their owners.
Accordingly, no provision for income taxes has been reflected in the accompanying combined consolidated financial statements.


 Equity Based Compensation

     The Companies account for equity based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), provides an alternative accounting method to APB 25 and requires additional pro forma disclosures.

                        TELEKEY, INC. AND SUBSIDIARY AND
                          TRAVELERS TELESERVICES, INC.
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


1. ACQUISITION OF BUSINESS INTEREST

     On August 24, 1998, TeleKey, Inc. acquired the remaining 20% interest in TeleKey, L.L.C. held by ITC Service Company ("ITC") for $1,053,817, consisting of $600,000 in cash, contributed to TeleKey, Inc. by its stockholders, and a $453,817 note payable, which resulted in the recording of goodwill totaling $248,257. Under the terms of the note agreement, interest is payable quarterly at 10% and principal is due December 31, 2000 or at the date in which there is a change in control, as defined in the note agreement, of TeleKey, Inc. which results in cash consideration to TeleKey, Inc. or its stockholders. The note is personally collateralized by 6,051 shares of ITC Holding Company, Inc.'s (ITC's ultimate parent corporation) common stock held in the aggregate by the stockholders' of TeleKey, Inc.


2. FURNITURE AND EQUIPMENT

     Furniture and equipment consisted of the following:





                                                    DECEMBER 31,
                                               -----------------------
                                                   1998        1997
                                               ----------- -----------
       Computer and telephone equipment ......  $794,946    $653,776
       Furniture and fixtures ................    68,062      68,062
       Machinery and equipment ...............    67,082      25,435
       Software ..............................    11,955          --
                                                --------    --------
                                                 942,045     747,273
       Less accumulated depreciation .........   445,220     265,228
                                                --------    --------
       Furniture and equipment ...............  $496,825    $482,045
                                                --------    --------


     Equipment under capital lease with a net book value of $64,364 and $76,924 at December 31, 1998 and 1997 is included in computer and telephone equipment (see Note 3). Depreciation expense of equipment under capital lease was $15,960 and $1,330 for the years ended December 31, 1998 and 1997.


3. COMMITMENTS


 Telecommunication Lines

     In its normal course of business, TeleKey, L.L.C. enters into agreements for the use of long distance telecommunication lines. Future minimum payments under such agreements in 1999 total $6,800.


 Leases

     The  Companies  lease  their  office   facilities  under  a  noncancellable
operating lease agreement. Rent expense for each of the years ended December 31, 1998 and 1997 was approximately $46,000.

     Future minimum lease payments under the noncancellable operating lease are as follows:





YEARS ENDING
DECEMBER 31,
---------------------
  1999 ..............    $46,000
  2000 ..............     46,000
  2001 ..............      7,000
                         -------
                         $99,000
                         -------


                       TELEKEY, INC. AND SUBSIDIARY AND
                         TRAVELERS TELESERVICES, INC.
      NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

 Employee Savings Plan

     TeleKey, L.L.C. has a simple IRA plan. Under the plan, all employees are eligible to participate immediately, as there are no eligibility period requirements. Employees who contribute are vested immediately, and the plan allows for TeleKey, L.L.C. to match employee contributions dollar for dollar subject to the lesser of 3% of an employee's salary or $6,000. The Company made no contributions to the simple IRA plan during 1997 and $17,700 was contributed to the plan during 1998.


 Capital Lease Obligation

     TeleKey, L.L.C. leases certain computer hardware under a noncancellable capital lease obligation.

     Future minimum payments for the capital lease obligation are as follows:





YEARS ENDING
DECEMBER 31,
-----------------------------------------------------------------------
       1999 ...........................................................    $21,726
       2000 ...........................................................     21,726
       2001 ...........................................................     21,726
       2002 ...........................................................     17,130
                                                                           -------
       Total future minimum lease payments ............................     82,308
       Less amount representing interest ..............................     17,939
                                                                           -------
                                                                            64,369
       Less current portion ...........................................     14,269
                                                                           -------
       Obligation under capital lease, net of current portion .........    $50,100
                                                                           -------


     Interest paid for the capital lease obligation during the years ended December 31, 1998 and 1997 was approximately $9,100 and $2,500.


4. LINE OF CREDIT

     TeleKey, L.L.C. has a $1,000,000 line of credit to facilitate operational financing needs. The line of credit is personally guaranteed by certain members of TeleKey, L.L.C. and is due on demand. Interest is payable quarterly at a variable rate based on the bank's rate (8.25% at December 31, 1998). Borrowings under this facility totaled $500,000 and $450,000 at December 31, 1998 and 1997. The line of credit extends through October 29, 1999.


5. GAIN ON EXCISE TAX ADJUSTMENT

     As a result of the Taxpayer Relief Act of 1997, the Internal Revenue Service ("IRS") determined that the 3% Federal Communication Commerce Tax on prepaid telephone cards be remitted for periods after October 5, 1997. As a result of the IRS determination, an excise tax adjustment for amounts accrued prior to October 5, 1997, totaling $259,232 was recognized in 1997.


6. SIGNIFICANT CUSTOMERS

     In 1998, the Companies recognized approximately 27% of total revenues from two international exchange program groups. In 1997, these customers represent approximately 30% of the Companies' total revenues.


7. EMPLOYEE APPRECIATION RIGHTS PLAN

     On January 30, 1997, TeleKey, L.L.C. adopted the TeleKey, L.L.C. Employee Appreciation Rights Plan, which authorizes the board to grant eligible key individuals certain rights to receive cash payments or, at the option of TeleKey, L.L.C.'s management, other securities equal to a specified percentage of the

                       TELEKEY, INC. AND SUBSIDIARY AND
                         TRAVELERS TELESERVICES, INC.
       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

7. EMPLOYEE APPRECIATION RIGHTS PLAN - (CONTINUED)

appreciation of the value of the common interests of TeleKey, L.L.C. between the date the appreciation right is granted and the date the right is realized. Unless otherwise specified in the individual appreciation right grant, 50% of the rights will vest on the second anniversary of the grant date, with an additional 25% vesting on each of the next two anniversaries of the grant date. Payment of the appreciation rights is contingent upon the consummation of a realization event, as defined in the employee appreciation rights plan. Upon employee termination, TeleKey, L.L.C. shall have the option to purchase all of the vested rights at a price equal to the difference in the fair market value on the purchase date and the grant date. Three employees were awarded rights under the plan in 1997. Under the plan, a realization event had not occurred and accordingly, no compensation expense was recognized in 1998 and 1997.


8. SUBSEQUENT EVENT

     On February 12, 1999, eGlobe acquired 100% of the outstanding shares of the Companies' common stock in exchange for $125,000 in cash, $150,000 in notes payable, 1,010,000 shares of eGlobe Series F Preferred Stock valued at $4,040,000 and an additional 505,000 shares up to a maximum of 1,010,000 shares of contingently issuable eGlobe Series F Preferred Stock. The additional shares of Preferred Stock are issuable if certain financial performance goals are achieved by the Companies. In addition, certain key management personnel entered into employment agreements with eGlobe.


9. SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental information to the combined consolidated statements of cash flows and non cash investing and financial activities are as follows:





                                                               YEARS ENDED DECEMBER
                                                                        31,
                                                               ---------------------
                                                                  1998       1997
      Cash paid for interest .................................  $67,000    $11,000
      Assets acquired under capital lease obligation .........       --     79,820


10. YEAR 2000 ISSUES (UNAUDITED)

     The Companies could be adversely affected if their computer systems or the computer systems their suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Companies' operations.

     The Companies have implemented a plan to modify their business technologies to be ready for the year 2000 and have converted critical data processing systems. The project was completed in February 1999 and resulted in minimal cost to the Companies. The Companies do not expect this effort to have a significant effect on operations.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Connectsoft Communications Corporation
Bellevue, Washington

We have audited the accompanying combined statement of net liabilities of Connectsoft Communications Corporation (the "Company") and the related combined statement of revenues and expenses for the year ended July 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined net liabilities of Connectsoft Communications Corporation as of July 31, 1998 and the results of their operations for the year ended July 31, 1998, in conformity with generally accepted accounting principles.

The accompanying combined financial statements have been prepared assuming that Connectsoft Communications Corporation will continue as a going concern. As discussed in Note 1 to the combined financial statements, Connectsoft Communications Corporation has suffered from recurring net losses and negative cash flow from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ BDO Seidman, LLP

Denver, Colorado
July 21, 1999

                                         CONNECTSOFT COMMUNICATIONS CORPORATION

                                         COMBINED STATEMENTS OF NET LIABILITIES
--------------------------------------------------------------------------------

                                                                                        JULY 31,          MAY 31,
                                                                                          1998              1999
                                                                                                        (UNAUDITED)
--------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS ...................................................................
 Cash ............................................................................   $     116,000     $      35,000
 Trade accounts receivable .......................................................          28,000                --
 Other assets ....................................................................          16,000            20,000
--------------------------------------------------------------------------------

TOTAL CURRENT ASSETS .............................................................         160,000            55,000
PROPERTY AND EQUIPMENT, NET (NOTE 4) .............................................         865,000           513,000
--------------------------------------------------------------------------------

TOTAL ASSETS .....................................................................       1,025,000           568,000
--------------------------------------------------------------------------------

LIABILITIES
CURRENT LIABILITIES
 Accounts payable ................................................................         312,000           292,000
 Accrued liabilities .............................................................         629,000         1,322,000
 Advances from eGlobe (Note 3) ...................................................         550,000         1,867,000
 Capital lease obligations (Note 5) ..............................................       2,808,000         2,943,000
--------------------------------------------------------------------------------

TOTAL LIABILITIES ................................................................       4,299,000         6,424,000
--------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 3, 5, 6, 7 and 8)
NET LIABILITIES (NOTE 3) .........................................................   $  (3,274,000)    $  (5,856,000)
--------------------------------------------------------------------------------


            See accompanying notes to combined financial statements.

                                         CONNECTSOFT COMMUNICATIONS CORPORATION

                                   COMBINED STATEMENTS OF REVENUES AND EXPENSES
--------------------------------------------------------------------------------

                                                                                  YEAR ENDED JULY 31,
                                                                                          1998
--------------------------------------------------------------------------------
REVENUES .......................................................................     $     373,000
COST OF REVENUES ...............................................................           287,000
--------------------------------------------------------------------------------

GROSS PROFIT ...................................................................            86,000
--------------------------------------------------------------------------------

OPERATING EXPENSES:
 Research and development expenses .............................................         2,771,000
 Selling, general and administrative expenses ..................................         1,774,000
--------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES .......................................................         4,545,000
--------------------------------------------------------------------------------

OPERATING LOSS .................................................................        (4,459,000)
 Interest expense ..............................................................           464,000
--------------------------------------------------------------------------------

EXCESS OF EXPENSES OVER REVENUES ...............................................     $  (4,923,000)
--------------------------------------------------------------------------------




                                                                                      TEN MONTHS ENDED MAY 31,
                                                                                        1999              1998
                                                                                    (UNAUDITED)       (UNAUDITED)
REVENUES .......................................................................   $     176,000     $     311,000
COST OF REVENUES ...............................................................         157,000           239,000
--------------------------------------------------------------------------------

GROSS PROFIT ...................................................................          19,000            72,000
--------------------------------------------------------------------------------

OPERATING EXPENSES:
 Research and development expenses .............................................       2,622,000         2,309,000
 Selling, general and administrative expenses ..................................       1,189,000         1,478,000
--------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES .......................................................       3,811,000         3,787,000
--------------------------------------------------------------------------------

OPERATING LOSS .................................................................      (3,792,000)       (3,715,000)
 Interest expense ..............................................................         387,000           387,000
--------------------------------------------------------------------------------

EXCESS OF EXPENSES OVER REVENUES ...............................................   $  (4,179,000)    $  (4,102,000)
--------------------------------------------------------------------------------


            See accompanying notes to combined financial statements.

                    CONNECTSOFT COMMUNICATIONS CORPORATION
                    NOTES TO COMBINED FINANCIAL STATEMENTS


        INFORMATION WITH RESPECT TO MAY 31, 1999 AND 1998 IS UNAUDITED


1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The accompanying statements of net liabilities and revenues and expenses relate to the assets and operations of Connectsoft Communications Corporation ("CCC") and the network operations center of Connectsoft Holding Corp. ("NOC") (collectively, "Connectsoft" or "the Company"). Both entities are wholly owned subsidiaries of American United Global, Inc. ("AUGI"). The combined statements of net liabilities include those assets to be acquired and liabilities to be assumed under an Asset Purchase Agreement by eGlobe, Inc., formerly known as Executive TeleCard, Ltd., ("eGlobe"), a public company with complimentary technologies and customers, through its newly formed subsidiary, Vogo Networks, LLC (see Note 3). The combined statements of net liabilities do not include assets and liabilities of the business that are not intended to be transferred to or assumed by eGlobe under the terms of the Asset Purchase Agreement. Accordingly, the statement of cash flows is not included or applicable to the business being sold.

     Connectsoft has developed, and continues to enhance a server based integrated communication system which it is marketing as Vogo. Vogo is a phone portal that integrates messaging, internet applications, content and personal services. The software is presently being marketed as a service in the United States, with the introduction scheduled for August 1999. The NOC provides internet connectivity and co-location services to corporate customers in the northwestern United States.

     During the periods reflected in the financial statements, the operations of CCC were maintained as a separate entity. The operations of the NOC were incorporated into the financial statements of AUGI and Connectsoft Holding Corp. and include allocations of expenses which management believes represents a reasonable allocation of such costs to present the net liabilities and revenues and expenses of Connectsoft on a standalone basis. These allocations consist of salary and benefit expenses for operations personnel related to the NOC, depreciation expense, communications expenses and interest expense on liabilities assumed in the purchase. All material intercompany accounts and transactions have been eliminated.

     The financial statements have been prepared to substantially comply with the rules and regulations of the Securities and Exchange Commission for businesses acquired. The financial information presented does not necessarily reflect what the financial position and results of operations of Connectsoft would have been had it operated as a standalone entity during the periods presented and may not be indicative of future results.


 Liquidity and Capital Resources

     Per the requirements of the Securities and Exchange Commission for businesses acquired, although Connectsoft has been funded to date by its former parent company and by eGlobe, Connectsoft's combined financial statements are presented on a standalone, going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Connectsoft's ability to generate sufficient revenues and ultimately achieve profitable operations as a standalone entity is uncertain, since the financial statements assume no funding by the former parent company or by eGlobe. Ultimately, Connectsoft's ability to continue as a going concern is dependent upon its ability to demonstrate sustained commercial viability of its service and to obtain sufficient working capital, both of which are uncertain at this time.

     During the twelve-month period ended July 31, 1998, Connectsoft incurred a net loss of $4.9 million and had negative working capital of $4.1 million. At July 31, 1998 and May 31, 1999, Connectsoft's total liabilities exceeded its total assets by $3.3 million and $5.9 million. Connectsoft plans to operate in a fashion to generate both increased revenues and cash flows through the introduction of its phone portal technology scheduled for August 1999. However, no assurance can be given that Connectsoft will, in fact, be able to improve operating results.

                    CONNECTSOFT COMMUNICATIONS CORPORATION
             NOTES TO COMBINED FINANCIAL STATEMENTS  - (CONTINUED)

     As discussed in Notes 3 and 5, in connection with the purchase transaction, eGlobe has advanced Connectsoft through May 31, 1999, $1,867,000, and has successfully refinanced Connectsoft's equipment leases. Connectsoft's management believes that eGlobe will provide Connectsoft with financial and operational support which, together with existing cash and anticipated cash flows from operations, should enable Connectsoft to continue operations. However, the financial statements assume no additional funding by eGlobe. In the absence of such financing, since Connectsoft does not have significant cash resources, there is substantial doubt about Connectsoft's ability to continue as a going concern on a standalone basis. The combined financial statements do not include any adjustments to reflect the possible future effects on May 31, 1999 related to the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of Connectsoft to continue as a going concern.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. The Company assesses the recoverability of its property and equipment at each fiscal year end to determine if an asset impairment has occurred using a cash flow model. No impairments have been recorded to date. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:



       Furniture and fixtures .........   5 years
       Computer equipment .............   3 years


 Software Development Costs

     Software development costs incurred in connection with product development are charged to research and development expense until technological feasibility is established. Thereafter, through general release of the product, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. The establishment of technological feasibility and the ongoing assessment of the recoverability of costs require considerable judgment by the Company with respect to certain external factors, including, but not limited to, anticipated future gross product sales, estimated economic life, and changes in software and hardware technology. Through May 31, 1999 the Company has not developed software to be sold or leased for which technological feasibility has been established and accordingly all software costs have been expensed.


 Income Taxes

     The Company accounts for income taxes using an asset and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax bases of assets and liabilities.

     The Company has incurred net losses for financial reporting and tax purposes since inception. As a result of the sale of assets of the Company, net operating losses generated through June 17, 1999, the date of acquisition by eGlobe will remain with AUGI.


 Revenue Recognition

     The Company recognizes revenue from the license of its proprietary software in accordance with the provisions of Statement of Position ("SOP") 97-2 "Software Revenue Recognition." SOP 97-2 provides guidelines concerning the recognition of revenue of software products. This statement requires, among other things, the individual elements of a contract for the sale of software products to be identified and accounted for separately.

                    CONNECTSOFT COMMUNICATIONS CORPORATION
             NOTES TO COMBINED FINANCIAL STATEMENTS  - (CONTINUED)

     Service revenues for the use of the Company's Vogo service and the NOC are recognized when the service is provided.


 Research and Development

     Expenditures relating to the development of new products and processes, including significant improvements and refinements of existing products, are expensed as incurred.


 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.


 Interim Financial Information

     The financial information as of May 31, 1999 and for the ten month periods ended May 31, 1999 and 1998 is unaudited but includes all adjustments (consisting only of normal recurring accruals) that management considers necessary for a fair presentation of the financial position at such date and the results of operations for those periods. Operating results for the ten months ended May 31, 1999 and 1998 are not necessarily indicative of the results that may be expected for the entire fiscal year.


3. ACQUISITION OF NET LIABILITIES

     On June 17, 1999 (the "Closing Date"), eGlobe, Inc., through its new subsidiary Vogo Networks, LLC ("Vogo"), acquired substantially all of the assets of CCC and NOC. In the transaction, eGlobe acquired software and related technology and intellectual property, as well as a talented and dedicated development team and a half million dollars in cash. The purchase price consisted of preferred stock of eGlobe and the assumption of debt by eGlobe and Vogo totaling approximately $8 million: (1)Vogo has assumed approximately $5 million in liabilities of CCC and NOC, consisting primarily of refinanced long-term lease obligations (Note 5) and non-interest bearing advances from eGlobe totaling $550,000 and $1,867,000 at July 31, 1998 and May 31, 1999; (2)
eGlobe has issued to AUGI its 6% Series G Cumulative Convertible Redeemable Preferred Stock (the "Series G Preferred Stock"), having a liquidation value of $3 million (the "Liquidation Preference"); and (3) eGlobe has issued a note (the "eGlobe Note") to AUGI in the amount of $500,000.

     The Series G Preferred Stock shall be redeemed by eGlobe for cash in an amount equal to the Liquidation Preference on the earlier to occur of five years from the Closing Date or the first date that eGlobe receives in any transaction or series of transactions any equity financing of at least $25 million. The Series G Preferred Stock is convertible from and after October 1, 1999 at the option of the holder, with a conversion price equal to 75% of the market price of eGlobe stock at the time of conversion (but not less than $3.00 per share). The holders of the Series G Preferred Stock are entitled to receive cumulative annual dividends of 6.0% of the Liquidation Preference payable, at the option of eGlobe, in cash, in shares of eGlobe common stock, or a combination of cash and eGlobe common stock.

     The acquisition was effected under an Asset Purchase Agreement, dated as of July 10, 1998, as amended, most recently by an amendment dated June 17, 1999 (the "Purchase Agreement") and related documents.

                    CONNECTSOFT COMMUNICATIONS CORPORATION
             NOTES TO COMBINED FINANCIAL STATEMENTS  - (CONTINUED)

4. PROPERTY AND EQUIPMENT

     Property and equipment are comprised of the following:



                                                 JULY 31,        MAY 31,
                                                   1998            1999
                                               ------------   -------------
       Furniture ...........................   $ 112,000       $   25,000
       Computer equipment ..................   1,130,000          961,000
                                               ---------       ----------
                                               1,242,000          986,000
       Accumulated depreciation ............    (377,000)        (473,000)
                                               ---------       ----------
       Property and equipment, net .........    $865,000       $  513,000
                                               =========       ==========

     Total depreciation expense was $377,000 for the year ended July 31, 1998, and $310,000 and $314,000 for the ten months ended May 31, 1999 and 1998, respectively. Substantially all of the fixed assets have been pledged as collateral under capital lease obligations (Note 5).


5. COMMITMENTS AND CONTINGENCIES


 Operating Leases

     The Company has facilities in Bellevue and Seattle, Washington under operating leases for office space. Future minimum lease payments under non-cancellable leases as of the statement of net liabilities dates are as follows:





YEARS ENDING
JULY 31,
---------------------
  1999 ..............       $20,000 (two months)
  2000 ..............        88,000
  2001 ..............         4,000

     In addition to the above, the leases generally contain requirements for the payment of property taxes, maintenance and insurance expenses. Total rent expense was $209,000 for the year ended July 31, 1999, and $170,000 and $174,000 for the 10 months ended May 31, 1999 and 1998, respectively.

     In August 1998, the Company sublet a portion of its office space to an unrelated third party on terms similar to its own lease. In February 1999 the Company terminated its lease with its landlord and, in a concurrent transaction, sublet a smaller space from the incoming tenant.


 Capital Lease Obligations

     The Company is committed under capital leases for furniture and computer equipment. These leases are for 3 years, bear interest at the rates ranging from 10.48% to 16.5%, are collateralized by furniture and computer equipment and contain buyout clauses at the end of the lease term. Certain of these leases are guaranteed by AUGI. Subsequent to year end, the Company defaulted on these lease payments and thus has recorded the obligations as current. Future minimum lease payments as of the statement of net liabilities date are as follows:



                                                           JULY 31,        MAY 31,
                                                             1998            1999
                                                        -------------   -------------
       Total lease payments .........................    $3,329,000      $3,481,000
       Less amount representing interest ............       521,000         538,000
                                                         ----------      ----------
       Present value of future minimum lease payments    $2,808,000      $2,943,000
                                                         ==========      ==========

     In July 1999, as a part of the purchase transaction, eGlobe successfully refinanced leases. The total amount refinanced was $2,992,000. The new leases are for a term of 36 months, bear interest at rates ranging from 10.24% to 11.40% and contain buyout options at the end of the lease terms. The revised payment schedule as of July 31, 1999 is as follows:

                    CONNECTSOFT COMMUNICATIONS CORPORATION
             NOTES TO COMBINED FINANCIAL STATEMENTS  - (CONTINUED)


       1999 ...................................................           $      52,000 (one month)
       2000 ...................................................               1,169,000
       2001 ...................................................               1,169,000
       2002 ...................................................               1,072,000
                                                                          -------------
       Total annual lease payments ............................               3,462,000
       Less amounts representing interest .....................                 470,000
                                                                          -------------
       Present value of future minimum lease payments .........           $   2,992,000
                                                                          =============


 Telecommunications Lines

     In the normal course of business, the Company enters into agreements for the use of telecommunications lines for network and internet connectivity for its customers. Future minimum payments under such agreements are as follows:





YEARS ENDING
JULY 31,
---------------------
  1999 ..............     $18,000 (two months)
  2000 ..............      54,000


 Legal Proceedings

     The Company is involved in certain legal proceedings that have arisen in the normal course of business. Based on the advice of legal counsel, management does not anticipate that these matters will have a material effect on the Company's combined statements of net liabilities or statements of revenues and expenses.


 Employee Savings Plan

     The Company has a voluntary savings plan pursuant to Section 401(k) of the Internal Revenue Code, whereby eligible participants may contribute a percentage of compensation subject to certain limitations. The Company has the option to make discretionary qualified contributions to the plan, however, no Company contributions were made for the year ended July 31, 1998 and the ten months ended May 31, 1999 and 1998.


6. THIRD PARTY LICENSE AGREEMENTS

     In July 1997 the Company entered into a software license agreement with Data Connection Limited ("DCL") to incorporate DCL's proprietary technology into the Vogo service. The obligations under this agreement, as amended, are comprised of initial development and minimum royalty fees totaling $1,300,000. The agreement calls for additional royalty payments of 5.0% of revenues as defined in the agreement. The term of the agreement is perpetual, but may be terminated by either party upon the other party's material breach, bankruptcy or insolvency. Development and royalty Ffees incurred under this agreement totaled $875,000 for the year ended July 31, 1998 and $606,000 and $275,000 for the ten months ended May 31, 1999 and 1998, respectively. Such costs are included in research and development expenses in the accompanying combined statement of revenues and expenses.


7. JOINT MARKETING AND REVENUE SHARING AGREEMENT

     On May 7, 1999, the Company entered into a non-exclusive Joint Marketing and Revenue Sharing Agreement with a company that provides complimentary services. The two companies will jointly market and share the subscription and net usage revenues from a joint service offering. Costs incurred by each of the respective companies are their own to bear. The agreement expires in two years with a possible one-year extension.

                    CONNECTSOFT COMMUNICATIONS CORPORATION
             NOTES TO COMBINED FINANCIAL STATEMENTS  - (CONTINUED)

8. YEAR 2000 ISSUE (UNAUDITED)

     The Company could be adversely affected if its computer systems, the software it has developed or the computer systems its suppliers or customers use do not properly process and calculate date related information and data from the period surrounding and including January 1, 2000. Additionally, this issue could impact non-computer system devices. The Company believes that its internal systems and its software are Year 2000 compliant. However, it cannot provide assurances as to the readiness of its suppliers or customers computer systems. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Oasis Reservations Services, Inc.

     We have audited the accompanying balance sheet of Oasis Reservations Services, Inc. as of May 31, 1999, and the related statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oasis Reservations Services, Inc. as of May 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Oasis Reservations Services, Inc. will continue as a going concern. Since the Company does not have significant cash resources, there is substantial doubt about the Company's ability to continue as a going concern. This matter is more fully discussed in Note G. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                     /s/ Berkowitz Dick Pollack & Brant LLP



November 4, 1999
Miami, Florida

                       OASIS RESERVATIONS SERVICES, INC.
        A WHOLLY-OWNED SUBSIDIARY OF OUTSOURCED AUTOMATED SERVICES AND
                          INTEGRATED SOLUTIONS, INC.


                                 BALANCE SHEETS





                                                                      AUGUST 31,        MAY 31,
                                                                         1999            1999
                                                                     ------------   --------------
                                                                      (UNAUDITED)
ASSETS
CURRENT ASSETS
 Cash ............................................................    $   2,610      $     2,944
 Accounts receivable -- trade ....................................       94,629           62,715
 Prepaid expenses ................................................      152,348            6,391
                                                                      ---------      -----------
TOTAL CURRENT ASSETS .............................................      249,587           72,050
PROPERTY AND EQUIPMENT, net ......................................      671,244          992,448
OTHER ASSETS .....................................................           --            7,990
                                                                      ---------      -----------
TOTAL ASSETS .....................................................    $ 920,831      $ 1,072,488
                                                                      =========      ===========
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
 Accounts payable ................................................    $ 115,088      $   243,670
 Accrued expenses ................................................      328,544          250,956
 Deferred revenue ................................................           --          216,218
 Deposit .........................................................       20,000           20,000
                                                                      ---------      -----------
TOTAL CURRENT LIABILITIES ........................................      463,632          730,844
ALLOCATED DEFERRED INCOME TAXES ..................................       63,000           17,000
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY
 Common Stock, $.01 par value; 1,000 shares authorized, issued and
   outstanding ...................................................           10               10
 Additional paid-in capital ......................................      469,314          441,064
 Accumulated deficit .............................................      (75,125)        (116,430)
                                                                      ---------      -----------
 TOTAL SHAREHOLDER'S EQUITY ......................................      394,199          324,644
                                                                      ---------      -----------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY .......................    $ 920,831      $ 1,072,488
                                                                      =========      ===========

               See accompanying independent auditors' report and
                         notes to financial statements.

                       OASIS RESERVATIONS SERVICES, INC.
        A WHOLLY-OWNED SUBSIDIARY OF OUTSOURCED AUTOMATED SERVICES AND
                          INTEGRATED SOLUTIONS, INC.


                           STATEMENTS OF OPERATIONS





                                                          FOR THE THREE MONTHS      FOR THE YEAR
                                                            ENDED AUGUST 31,        ENDED MAY 31,
                                                       --------------------------- --------------
                                                            1999          1998          1999
                                                       ------------- ------------- --------------
                                                               (UNAUDITED)
Net Revenues .........................................  $1,455,198    $  905,572     $4,655,785
Revenues from affiliates .............................     275,119            --        541,444
                                                        ----------    ----------     ----------
                                                         1,730,317       905,572      5,197,229
                                                        ----------    ----------     ----------
Cost of revenues:
 Employee leasing costs ..............................   1,310,203       893,252      4,302,196
 Telephone expenses ..................................     124,316        44,592        333,132
                                                        ----------    ----------     ----------
                                                         1,434,519       937,844      4,635,328
                                                        ----------    ----------     ----------
   GROSS PROFIT (LOSS) ...............................     295,798       (32,272)       561,901
Selling, general and administrative expenses .........     209,154       235,144        929,946
                                                        ----------    ----------     ----------
   INCOME (LOSS) FROM
    OPERATIONS .......................................      86,644      (267,416)      (368,045)
Other income (expense):
 Interest income .....................................       1,297           430          4,785
 Interest expense ....................................        (636)           --         (8,478)
 Other income ........................................          --       181,308        181,308
                                                        ----------    ----------     ----------
   INCOME (LOSS) BEFORE PROVISION FOR ALLOCATED
    INCOME TAXES .....................................      87,305       (85,678)      (190,430)
ALLOCATED INCOME
   TAX (EXPENSE) BENEFIT .............................     (46,000)       35,000         74,000
                                                        ----------    ----------     ----------
   NET INCOME (LOSS) .................................  $   41,305    $  (50,678)    $ (116,430)
                                                        ==========    ==========     ==========


               See accompanying independent auditors' report and
                         notes to financial statements.

                       OASIS RESERVATIONS SERVICES, INC.
        A WHOLLY-OWNED SUBSIDIARY OF OUTSOURCED AUTOMATED SERVICES AND
                          INTEGRATED SOLUTIONS, INC.


                      STATEMENTS OF SHAREHOLDER'S EQUITY






                                                    COMMON STOCK         ADDITIONAL
                                                -------------------       PAID-IN        ACCUMULATED
                                                 SHARES     AMOUNT        CAPITAL          DEFICIT          TOTAL
                                                --------   --------   ---------------   ------------   ---------------
Balances -
 June 1, 1998 ...............................                 $--      $         --      $       --     $         --
Contribution of net assets ..................                             2,723,618                        2,723,618
Issuance of Common stock ....................    1,000         10               990                            1,000
Contribution of capital .....................                             1,236,969                        1,236,969
Return of capital -
 Pan American Air Lines, Inc. ...............                            (2,161,589)                      (2,161,589)
Return of capital -
 Foregone income ............................                              (181,308)                        (181,308)
Return of capital -
 World Technology Systems, Inc. .............                              (700,794)                        (700,794)
Return of capital -
 Sun Airways ................................                               (79,755)                         (79,755)
Return of capital -
 A Bargain Airfare ..........................                              (397,067)                        (397,067)
Net loss ....................................                                              (116,430)        (116,430)
                                                 -----        ---      ------------      ----------     ------------
Balances at May 31, 1999 ....................    1,000         10           441,064        (116,430)         324,644
Return of capital -
 A Bargain Airfare (unaudited) ..............                              (190,225)                        (190,225)
Contribution of capital (unaudited) .........                               553,835                          553,835
Return of capital -
 Ft. Lauderdale Call Center (unaudited) .                                  (335,360)                        (335,360)
Net income (unaudited) ......................                                                41,305           41,305
                                                                                         ----------     ------------
Balances at August 31, 1999 (unaudited) .....    1,000        $10      $    469,314      $  (75,125)    $    394,199
                                                 =====        ===      ============      ==========     ============

See accompanying independent auditors' report and notes to financial statements

                    OASIS RESERVATIONS SERVICES, INC.
        A WHOLLY-OWNED SUBSIDIARY OF OUTSOURCED AUTOMATED SERVICES AND
                          INTEGRATED SOLUTIONS, INC.

                           STATEMENTS OF CASH FLOWS





                                                                FOR THE THREE MONTHS
                                                                  ENDED AUGUST 31,            FOR THE YEAR
                                                           ------------------------------        ENDED
                                                                1999            1998          MAY 31, 1999
                                                           -------------   --------------   ---------------
                                                                    (UNAUDITED)
Cash flows from operating activities:
 Net income (loss) .....................................    $   41,305       $  (50,678)     $   (116,430)
                                                            ----------       ----------      ------------
 Adjustments to reconcile net income (loss) to net cash
   used in operating activities:
    Depreciation .......................................        79,676           67,446           313,314
    Allocated deferred tax expense (benefit) ...........        46,000          (35,000)          (74,000)
    Changes in assets and liabilities:
       Increase in accounts receivable .................      (222,139)        (301,085)       (1,398,504)
       Increase in prepaid expenses ....................      (145,957)         (24,325)           (4,597)
       Decrease(increase) in other assets ..............         7,990           (6,290)           (7,990)
       (Decrease) increase in accounts payable .........      (128,582)         (63,640)          142,633
       (Decrease) increase in accrued expenses .........        77,588          (22,134)           97,044
       Increase (decrease) in deferred revenue .........      (216,218)         (27,992)          160,668
       Increase in deposit .............................            --               --            20,000
                                                            ----------       ----------      ------------
          Total adjustments ............................      (501,642)        (413,020)         (751,432)
                                                            ----------       ----------      ------------
       NET CASH USED IN OPERATING
         ACTIVITIES ....................................      (460,337)        (463,698)         (867,862)
                                                            ----------       ----------      ------------
Cash flows from investing activities:
 Purchases of equipment ................................       (33,749)         (75,317)         (367,163)
                                                            ----------       ----------      ------------
       NET CASH USED IN INVESTING
         ACTIVITIES ....................................       (33,749)         (75,317)         (367,163)
                                                            ----------       ----------      ------------
Cash flows from financing activities:
 Contribution of capital ...............................       493,752          554,926         1,236,969
 Issuance of common stock ..............................            --            1,000             1,000
                                                            ----------       ----------      ------------
       NET CASH PROVIDED BY
         FINANCING ACTIVITIES ..........................       493,752          555,926         1,237,969
                                                            ----------       ----------      ------------
       (Decrease) increase in cash .....................          (334)          16,911             2,944
       Cash: beginning of period .......................         2,944               --                --
                                                            ----------       ----------      ------------
       Cash: end of period .............................    $    2,610       $   16,911      $      2,944
                                                            ==========       ==========      ============

                       OASIS RESERVATIONS SERVICES, INC.
        A WHOLLY-OWNED SUBSIDIARY OF OUTSOURCED AUTOMATED SERVICES AND
                          INTEGRATED SOLUTIONS, INC.

                    STATEMENTS OF CASH FLOWS  - (CONTINUED)


SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:

                                     For the Three Months
                                        Ended August 31,    For the Year
                                     ---------------------     Ended
                                        1999      1998      May 31, 1999
                                        ----      ----      -------------
                                           (unaudited)
Cash paid during the period for:
                                        $ 636     $ --          $ 8,478
Interest ...........................   =======   ======        ========
   Income taxes ....................    $ --      $ --           $ --
                                        ====      ====           ====
SUPPLEMENTAL SCHEDULE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES:

     Effective June 1, 1998, Outsourced Automated Services and Integrated Solutions, Inc. contributed net assets of $2,723,618 to the Company as described below:



         Accounts receivable -- trade ...............    $ 2,184,724
         Property and equipment .....................        938,599
         Other assets ...............................          1,794
                                                         -----------
            Total assets contributed ................      3,125,117
                                                         -----------
            Accounts payable ........................        101,037
            Accrued expenses ........................        153,912
            Deferred income .........................         55,550
            Allocated deferred income taxes .........         91,000
                                                         -----------
            Total liabilities assumed ...............        401,499
                                                         -----------
            Net assets contributed ..................    $ 2,723,618
                                                         ===========


     For the year ended May 31, 1999, the Company distributed receivables with a carrying value of approximately $3,520,513 to Outsourced Automated Services and Integrated Solutions, Inc. in the form of capital distributions.

               See accompanying independent auditors' report and
                         notes to financial statements.

                    OASIS RESERVATIONS SERVICES, INC.
        A WHOLLY-OWNED SUBSIDIARY OF OUTSOURCED AUTOMATED SERVICES AND
                          INTEGRATED SOLUTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS
       (INFORMATION AS OF AUGUST 31, 1999 AND FOR THE THREE MONTHS ENDED
                    AUGUST 31, 1999 AND 1998 IS UNAUDITED)


NOTE A -- SUMMARY OF SIGNIFICANT ACCOUTING POLICIES

     The Company: Oasis Reservations Services, Inc. (the "Company") operates two telephone call centers that provide reservations and information services to customers of several commercial air lines and travel distributors.

     The Company is a wholly-owned subsidiary of Outsourced Automated Services and Integrated Solutions, Inc. ("Oasis"), which is a wholly-owned subsidiary of Eastern Automated Services Corporation (EASC), which is a wholly-owned subsidiary of Eastern Air Lines, Inc., ("EAL") (Note H). EAL operated as a debtor-in-possession under Chapter 11 of the Bankruptcy Code from March 9, 1989 until April 18, 1990, at which date the Bankruptcy Court appointed a Trustee to replace the debtor-in-possession. On January 19, 1991, EAL ceased operations and commenced an orderly liquidation of its assets under Chapter 11 of the Bankruptcy Code.

     On September 23, 1994, EAL and Ionosphere Clubs, Inc., a wholly-owned subsidiary of EAL, filed a joint Chapter 11 Plan of Reorganization (the "Plan") and a Disclosure Statement with the Bankruptcy Court. On October 25, 1994, the Bankruptcy Court approved the Disclosure Statement. On December 22, 1994, the proposed Plan was confirmed, and on February 6, 1995, the Plan became effective. On the effective date a reorganized corporation, "Eastern", was established by restating and amending the by-laws and Certificate of Incorporation of Eastern Air Lines, Inc., a Delaware corporation.

     The Company was incorporated in June of 1998 in the State of Delaware. In June 1998, Oasis contributed certain assets and liabilities to the capital of the Company and transferred all reservation services contracts, collection rights and obligations previously entered into by Oasis to the Company.

     Unaudited Interim Financial Information: The interim financial information at August 31, 1999 and for the three months ended August 31, 1999 and 1998 is unaudited but includes all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. Results for the interim period ended August 31, 1999 are not necessarily indicative of results for the entire year.

     Property and Equipment: Property and equipment, including improvements, are recorded at cost. The cost of maintenance and repairs is charged against results of operations as incurred.

     Depreciation and amortization is charged against results of operations over the following estimated service lives: Computer equipment, furniture, and telecommunication equipment, five years; improvements to leased property are amortized over the life of the lease or the life of the improvement, whichever is shorter. For financial reporting purposes, the Company principally uses the straight-line method of depreciation. Depreciation and amortization expense totaled approximately $80,000 and $67,500 for the three months ended August 31, 1999 and 1998, respectively, and $313,300 for the year ended May 31, 1999.

     Comprehensive Income: The Company has no components of other comprehensive income. Accordingly, net income equals comprehensive income for all periods presented.

     Allocated Income Taxes: The Company files a consolidated income tax return with its ultimate Parent EAL. Income taxes are provided for as if the Company were a separate taxpayer.

     Allocated deferred income taxes are recorded based on the future tax effects of the difference between the tax and financial reporting bases of the Company's assets and liabilities. In estimating future tax consequences, expected future events are considered except for potential income tax law or rate changes.

                       OASIS RESERVATIONS SERVICES, INC.
        A WHOLLY-OWNED SUBSIDIARY OF OUTSOURCED AUTOMATED SERVICES AND
                          INTEGRATED SOLUTIONS, INC.

                 NOTES TO FINANCIAL STATEMENTS  - (CONTINUED)

     Deferred Revenue: In accordance with certain reservation service contracts, customers are required to pay the Company for reservation services in advance based on forecasted amounts. These advance payments are recorded by the Company as deferred revenue, which is subsequently recognized as revenue when the related services are performed.

     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

     Cash and Cash Equivalents: For purposes of the cash flow statement, cash equivalents includes time deposits, certificates of deposit and all highly liquid debt investments with original maturities of three months or less.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment is summarized as follows:





                                                              AUGUST 31,       MAY 31,
                                                                 1999            1999
                                                             ------------   -------------
       Computer and telecommunications equipment .........   $ 764,136       $1,035,850
       Furniture and equipment ...........................     116,822          137,452
       Leasehold improvements ............................      90,804           96,500
       Other .............................................      35,960           35,960
                                                             ---------       ----------
                                                             1,007,722        1,305,762
       Less: accumulated depreciation and amortization        (336,478)        (313,314)
                                                             ---------       ----------
                                                             $ 671,244       $  992,448
                                                             =========       ==========


NOTE C -- MAJOR CUSTOMERS

     For the three months ended August 31, 1999 and 1998, the Company had three and four customers which accounted for 79% and 91% of the Company's total revenue for the respective periods then ended. For the three months ended August 31, 1999, revenues from affiliated companies totaled approximately 16% of the Company's total revenues.

     For the year ended May 31, 1999, the Company had four customers which accounted for 81% of the Company's total revenue. Revenue from affiliated companies totaled approximately 10% of the Company's total revenue.

NOTE D -- COMMITMENTS AND CONTINGENCIES

     Leases: The Company occupied office space related to a call center which was provided by EAL on a rent-free basis. The Company vacated this office space as of August 1, 1999. The Company entered into a lease for similar space that commenced August 1, 1999 and expires on July 31, 2004. The lease provides for monthly lease payments of approximately $17,000 in the initial year, which escalate to approximately $22,500 per month in the final year.

     As of August 31, 1999, the Company has prepaid rent in the amount of approximately $111,000.

     In June 1998, the Company assumed a former customer's rights and interest in two lease agreements related to a call center location in Dania, Florida (the "Fort Lauderdale call center"). These leases expire on September 30, 2000 and May 31, 2001 and require monthly payments amounting to $1,500 and $9,500, respectively. The leases provide for, among other things, annual cost of living increases amounting to 4% of the annual Base Rental, as defined, commencing with the second year of the lease agreements (Note H).

                       OASIS RESERVATIONS SERVICES, INC.
        A WHOLLY-OWNED SUBSIDIARY OF OUTSOURCED AUTOMATED SERVICES AND
                          INTEGRATED SOLUTIONS, INC.

                 NOTES TO FINANCIAL STATEMENTS  - (CONTINUED)

     In addition, the Company has various operating lease agreements primarily involving office copiers. These leases are non-cancelable and expire at various dates through 2003.

     Rent expense under all operating leases charged to operations totaled $28,595 and $34,813 for the three months ended August 31, 1999 and 1998, respectively, and $139,993 for the year ended May 31, 1999.

     Minimum lease commitments under all non-cancelable operating leases for each of the twelve month periods subsequent to May 31, 1999 and thereafter are as follows:



  2000 ........................    $  152,033
  2001 ........................       220,225
  2002 ........................       237,069
  2003 ........................       251,545
  2004 ........................       266,697
  Thereafter ..................        44,917
                                   ----------
                                   $1,172,486
                                   ==========


     The Company leases its employees from a professional employment organization, which also performs the Company's human resource and payroll functions. Total employment lease expense incurred by the Company related to this contract amounted to approximately $1,310,200 and $893,300 for the three month period ended August 31, 1999 and 1998, respectively, and $4,302,000 for the year ended May 31, 1999.

     Reservation Services Contracts: The Company has entered into reservation services contracts with its customers which provide for, among other things, assigning agents to handle reservation call volume. These contracts have initial terms ranging from three months to one year. Either party can terminate the contracts after the initial term, subject to certain conditions contained in the contracts.

     Cash Concentration: The Company maintains its cash balances at a bank located in Florida. Each bank account balance is insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risks on cash and cash equivalents.


NOTE E -- RELATED PARTY TRANSACTIONS

     Included in net assets contributed to the capital of the Company at June 1, 1998, was a receivable relating to reservations operations from a former customer of Oasis that had ceased operations and declared bankruptcy. The collection of this receivable balance, amounting to approximately $2,162,000, was guaranteed by EAL as part of a Guaranty Agreement entered into by Oasis and EAL. In July 1998, the Company demanded payment of the receivable balance from EAL. EAL satisfied its obligations to the Company under the Guaranty Agreement by requiring Oasis to effect a capital distribution of the receivable balance from the Company to Oasis.

     In August 1998, EAL owed the Company approximately $181,000 pursuant to the Company's rights under an agreement between Oasis and EAL whereby EAL had guaranteed any and all income foregone by Oasis as a result of Oasis agreeing to provide reservations services to a certain customer. This amount is included in other income in the accompanying statement of operations for the year ended May 31, 1999 and the three months ended August 31, 1998. EAL satisfied its obligations to the Company relating to this receivable by requiring Oasis to effect a capital distribution of this receivable balance from the Company to Oasis.

                       OASIS RESERVATIONS SERVICES, INC.
        A WHOLLY-OWNED SUBSIDIARY OF OUTSOURCED AUTOMATED SERVICES AND
                          INTEGRATED SOLUTIONS, INC.

                 NOTES TO FINANCIAL STATEMENTS  - (CONTINUED)

     During the year ended May 31, 1999, the Company provided reservations services pursuant to reservations contracts with certain customers amounting to approximately $700,000, $79,755 and $397,067 for which no payments have been received by the Company. The payment for services provided under these reservations contracts was guaranteed by EAL. During the year ended May 31, 1999, the Company demanded payment on these receivable balances from EAL. EAL satisfied its obligations to the Company by requiring Oasis to effect capital distributions of these receivable balances from the Company to Oasis.

     The Company provides reservation call services for A Bargain Airfare, a wholly-owned subsidiary of EAL. Revenues from this affiliate for the three months ended August 31, 1999 and for the year ended May 31, 1999 totaled $275,119 and $541,444, respectively.

     Oasis provides certain management and accounting services to the Company. For the three months ended August 31, 1999 and 1998, management and accounting services fees charged to the Company amounted to approximately $25,000 and $44,000, respectively, For the year ended May 31, 1999, these charges amounted to approximately $158,000.

     For the period from June 1, 1998 (Inception) to May 31, 1999, EAL provided the Company with certain executive office space with an estimated fair value amounting to approximately $214,000. No liability or expense related to this executive office space has been recorded in the accompanying financial statements.

     For the year ended May 31, 1999, EAL and/or Oasis paid for all insurance coverage maintained by the Company. The total cost of this insurance coverage was approximately $82,000. No liability or expense relating to this insurance coverage has been recorded in the accompanying financial statements.


NOTE F -- ALLOCATED INCOME TAXES

     The components of allocated income tax (expense) benefit are as follows:





                                  THREE MONTHS          YEAR ENDED
                                ENDED AUGUST 31,         MAY 31,
                            ------------------------   -----------
                                1999          1998         1999
                            ------------   ---------   -----------
  Current:
  Federal ...............    $      --      $    --      $    --
  State .................           --           --           --
                             ---------      -------      -------
                                    --           --           --
                             ---------      -------      -------
  Deferred:
  Federal ...............      (39,000)      30,000       63,000
  State .................       (7,000)       5,000       11,000
                             ---------      -------      -------
                               (46,000)      35,000       74,000
                             ---------      -------      -------
  Total .................    $ (46,000)     $35,000      $74,000
                             =========      =======      =======


                       OASIS RESERVATIONS SERVICES, INC.
        A WHOLLY-OWNED SUBSIDIARY OF OUTSOURCED AUTOMATED SERVICES AND
                          INTEGRATED SOLUTIONS, INC.

                 NOTES TO FINANCIAL STATEMENTS  - (CONTINUED)

   Deferred tax assets (liabilities) are comprised of the following:




                                                    AUGUST 31,       MAY 31,
                                                       1999            1999
                                                   ------------   -------------
       Net operating loss carryforward .........    $  33,000      $   87,000
                                                    ---------      ----------
       Deferred tax assets .....................       33,000          87,000
                                                    ---------      ----------
       Depreciation ............................      (96,000)       (104,000)
                                                    ---------      ----------
       Deferred tax liabilities ................      (96,000)       (104,000)
                                                    ---------      ----------
       Net deferred tax liabilities ............    $ (63,000)     $  (17,000)
                                                    =========      ==========


     The provision for income taxes differs from the amount computed by applying the Federal Statutory rate as follows:





                                                       THREE MONTHS            YEAR ENDED
                                                     ENDED AUGUST 31,           MAY 31,
                                                --------------------------   -------------
                                                   1999           1998            1999
                                                ----------   -------------   -------------
       U.S. Federal Statutory rate applied to
        pretax loss .........................    $30,000       $ (30,000)      $ (65,000)
       State taxes ..........................      5,000          (5,000)        (11,000)
       Depreciation .........................     11,000              --           2,000
                                                 -------       ---------       ---------
                                                 $46,000       $ (35,000)      $ (74,000)
                                                 =======       =========       =========


     As of May 31, 1999, the Company has a net operating loss carryforward for income tax purposes of approximately $87,000 which expires in 2019.


NOTE G -- CAPITAL RESOURCES

     Per the requirements of the Securities and Exchange Commission for businesses acquired, although the Company has been funded to date by EAL, the Company's financial statements are presented on a standalone, going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to generate sufficient revenues and ultimately achieve profitable operations as a standalone entity is uncertain, since the financial statements assume no funding by EAL or by eGlobe (Note H). Ultimately, the Company's ability to continue as a going concern is dependent upon its ability to demonstrate sustained commercial viability of its service and to obtain sufficient working capital, both of which are uncertain at this time.

     The Company's management believes that eGlobe will provide the Company with financial and operational support which, together with existing cash and anticipated cash flows from operations, should enable the Company to continue operations. However, the financial statements assume no additional funding by eGlobe. In the absence of such financing, since the Company does not have significant cash resources, there is substantial doubt about the Company's ability to continue as a going concern on a standalone basis. The financial statements do not include any adjustments to reflect the possible future effects related to the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.


NOTE H -- SUBSEQUENT EVENTS

     On September 15, 1999, eGlobe, a publicly-traded telecommunications and related services corporation ("eGlobe") acting through a newly formed subsidiary, acquired control of the Company from Oasis. eGlobe and Oasis formed eGlobe/Oasis Reservations LLC, a limited liability company

                       OASIS RESERVATIONS SERVICES, INC.
        A WHOLLY-OWNED SUBSIDIARY OF OUTSOURCED AUTOMATED SERVICES AND
                          INTEGRATED SOLUTIONS, INC.

                 NOTES TO FINANCIAL STATEMENTS  - (CONTINUED)

("LLC"), which is responsible for conducting the business operations of the Company. eGlobe manages and controls the LLC. The LLC was funded by contributions effected by the members under a Contribution Agreement
("Contribution Agreement"). Oasis contributed all the shares of the Company's stock as its contribution to the LLC. eGlobe contributed 1.5 million shares of its common stock and warrants to purchase additional shares of its common stock to the LLC.

     According to the Operating Agreement, the net profits and net losses of the LLC will be allocated 90% to eGlobe and 10% to Oasis. Proceeds from the sales of the Company's stock or its assets will be allocated 100% to Oasis until Oasis has received distributions of at least $9 million and then 90% to Oasis and 10% to eGlobe. Pursuant to the LLC's Operating Agreement, the LLC is an interim step to full ownership of the Company by eGlobe. Once eGlobe has either raised $10 million in new capital or generated three consecutive months of positive cash flow and registered the shares issued in this transaction, the LLC will be dissolved and the Company will become a wholly-owned subsidiary of eGlobe. Under these circumstances, Oasis would receive the shares of common stock and warrants contributed to the LLC by eGlobe. Additionally, even if these conditions are not fulfilled, Oasis has the right to redeem its interest in the LLC at any time in exchange for the shares of common stock and the warrants issued to the LLC by eGlobe.

     In connection with the purchase and installation of equipment and leasehold improvements at the Company's new facility in Miami, Florida, on September 15, 1999, Oasis agreed to loan the Company $451,400. Interest will accrue on the unpaid principal balance at the rate of 7% per annum. The loan is required to be repaid in six equal quarterly principal installments of $75,233 beginning November 30, 1999 with a maturity date of January 31, 2001. eGlobe has guaranteed the Company's obligations under this loan and granted Oasis a security interest in eGlobe's ownership interest in the LLC. As of November 4, 1999, the outstanding principal and accrued interest totaled approximately $451,400 and $4,000, respectively.

     On July 15, 1999, the Company made a capital distribution having an approximate net book value of $335,000, to Oasis consisting of all assets, liquidations, rights and obligations of its Fort Lauderdale call center.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Highpoint International Telecom, Inc. and affiliates
Mountain View, California

     We have audited the accompanying combined balance sheet of Highpoint International Telecom, Inc. and affiliates and the related combined statements of operations, stockholder's and affiliates' equity and cash flows for the nine months ended July 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined balance sheet of Highpoint International Telecom, Inc. and affiliates as of July 31, 1999 and the results of their operations and their cash flows for the nine months ended July 31, 1999, in conformity with generally accepted accounting principles.

     The accompanying combined financial statements have been prepared assuming that Highpoint International Telecom, Inc. and affiliates will continue as a going concern. As discussed in Note 1 to the combined financial statements, Highpoint International Telecom, Inc. and affiliates have suffered from recurring net losses and negative cash flow from operations which raise substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ BDO Seidman, LLP



Denver, Colorado
December 16, 1999

                           HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

                                                         COMBINED BALANCE SHEET
--------------------------------------------------------------------------------

                                                                                      JULY 31,
                                                                                        1999
--------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS
 Cash ............................................................................  $   900,000
 Trade accounts receivable, net of allowance for doubtful accounts of $599,000....      822,000
--------------------------------------------------------------------------------

TOTAL CURRENT ASSETS .............................................................    1,722,000
--------------------------------------------------------------------------------

LONG-TERM ASSETS
PROPERTY AND EQUIPMENT, net ......................................................    5,482,000
DEPOSITS .........................................................................      900,000
GOODWILL, NET OF ACCUMULATED AMORTIZATION OF $35,000..............................      114,000
--------------------------------------------------------------------------------

TOTAL LONG TERM ASSETS ...........................................................    6,496,000
--------------------------------------------------------------------------------

                                                                                    $ 8,218,000
--------------------------------------------------------------------------------

LIABILITIES
CURRENT LIABILITIES
 Accounts payable ................................................................  $ 1,640,000
 Accrued liabilities .............................................................      614,000
 Athena purchase obligation ......................................................      799,000
 Current maturities of capital lease obligations .................................      715,000
--------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES ........................................................    3,768,000
LONG TERM LIABILITIES
CAPITAL LEASE OBLIGATIONS ........................................................    1,071,000
--------------------------------------------------------------------------------

TOTAL LIABILITIES ................................................................    4,839,000
--------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES
--------------------------------------------------------------------------------

STOCKHOLDERS' AND AFFILIATES' EQUITY
 Common stock, no par value, 100,000 shares authorized, 1,000 shares issued and
   outstanding ...................................................................       10,000
 Accumulated deficit and net equity of affiliates ................................    3,369,000
--------------------------------------------------------------------------------

TOTAL EQUITY .....................................................................    3,379,000
--------------------------------------------------------------------------------

                                                                                    $ 8,218,000
--------------------------------------------------------------------------------


            See accompanying notes to combined financial statements

                            HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

                                                COMBINED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                                                       JULY 31,
                                                                                         1999
--------------------------------------------------------------------------------

REVENUES .........................................................................  $  5,823,000
COST OF REVENUES .................................................................     5,768,000
--------------------------------------------------------------------------------

GROSS PROFIT .....................................................................        55,000
OPERATING EXPENSES
 Selling, general and administrative expenses ....................................     4,924,000
 Depreciation and amortization ...................................................     1,877,000
--------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES .........................................................     6,801,000
--------------------------------------------------------------------------------

OPERATING LOSS ...................................................................    (6,746,000)
 Interest expense ................................................................      (251,000)
--------------------------------------------------------------------------------

NET LOSS .........................................................................  $ (6,997,000)
--------------------------------------------------------------------------------


            See accompanying notes to combined financial statements

                           HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

                     COMBINED STATEMENT OF STOCKHOLDER'S AND AFFILIATES' EQUITY
--------------------------------------------------------------------------------

                                                                                        COMMON STOCK
                                                                                   -----------------------
                                                                                    NUMBER OF
                                                                                      SHARES      AMOUNT
--------------------------------------------------------------------------------

BALANCE AT NOVEMBER 1, 1998 ......................................................    1,000     $ 10,000
--------------------------------------------------------------------------------

 Contributions from parent .......................................................       --           --
 Net loss for the period .........................................................       --           --
--------------------------------------------------------------------------------

BALANCE AT JULY 31, 1999 .........................................................    1,000     $ 10,000
--------------------------------------------------------------------------------




                                                                                                      CONTRIBUTIONS
                                                                                      ACCUMULATED     AND NET EQUITY
                                                                                        DEFICIT       OF AFFILIATES
--------------------------------------------------------------------------------

BALANCE AT NOVEMBER 1, 1998 ......................................................   $          --    $  3,473,000
--------------------------------------------------------------------------------

 Contributions from parent .......................................................              --       6,893,000
 Net loss for the period .........................................................      (5,462,000)     (1,535,000)
--------------------------------------------------------------------------------

BALANCE AT JULY 31, 1999 .........................................................   $  (5,462,000)   $  8,831,000
--------------------------------------------------------------------------------




                                                                                        TOTAL
--------------------------------------------------------------------------------

BALANCE AT NOVEMBER 1, 1998 ......................................................  $  3,483,000
--------------------------------------------------------------------------------

 Contributions from parent .......................................................     6,893,000
 Net loss for the period .........................................................    (6,997,000)
--------------------------------------------------------------------------------

BALANCE AT JULY 31, 1999 .........................................................  $  3,379,000
--------------------------------------------------------------------------------


            See accompanying notes to combined financial statements

                            HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES

                                                COMBINED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                      NINE MONTHS
                                                                                         ENDED
                                                                                        JULY 31,
                                                                                          1999
--------------------------------------------------------------------------------

OPERATING ACTIVITIES:
 Net loss ........................................................................   $  (6,997,000)
 Adjustments to reconcile net loss to net cash used by operating activities:
   Bad debt expense ..............................................................         277,000
   Depreciation and amortization .................................................       1,877,000
 Changes in operating assets and liabilities:
   Accounts receivable ...........................................................        (951,000)
   Accounts payable ..............................................................       1,383,000
   Accrued liabilities ...........................................................         423,000
--------------------------------------------------------------------------------

NET CASH USED BY OPERATING ACTIVITIES ............................................      (3,988,000)
--------------------------------------------------------------------------------

INVESTING ACTIVITIES:
 Purchase of property and equipment ..............................................      (1,411,000)
 Deposits ........................................................................         (35,000)
--------------------------------------------------------------------------------

NET CASH USED BY INVESTING ACTIVITIES ............................................      (1,446,000)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES:
 Payments on capital lease obligations ...........................................        (559,000)
 Contributions from parent .......................................................       6,893,000
--------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES ........................................       6,334,000
--------------------------------------------------------------------------------

Net increase in cash .............................................................         900,000
Cash, beginning of period ........................................................              --
--------------------------------------------------------------------------------

CASH, END OF PERIOD ..............................................................   $     900,000
--------------------------------------------------------------------------------

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest ...........................................................   $     251,000
--------------------------------------------------------------------------------


            See accompanying notes to combined financial statements

             HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The accompanying financial statements include the assets and operations of Highpoint International Telecom, Inc. ("HIT") and certain assets and operations of Highpoint Carrier Services, Inc. ("HCS") and Vitacom Corporation ("VIT") (collectively, the "Company" or "Highpoint"). The three entities are majority owned subsidiaries of Highpoint Telecommunications, Inc. ("HGP"), a publicly traded company on the Canadian Venture Exchange. On October 14, 1999 substantially all of the operating assets of the Company were transferred to iGLOBE, Inc. ("iGLOBE"), a newly formed subsidiary of HGP. Effective August 1, 1999, eGlobe, Inc. ("eGlobe") assumed operational control of the Company and on October 14, 1999 eGlobe acquired all of the issued and outstanding common stock of iGLOBE. The Company has created an infrastructure supplying Internet Protocol ("IP") services, particularly Voice over IP ("VoIP") throughout Latin America.

     During the nine months ended July 31, 1999 the operations of HIT were maintained as a separate entity. The operations of HCS and VIT purchased by eGlobe were divisions within their respective corporations and include allocations of expenses which management believes represent a reasonable allocation of such expenses to present the divisions on a standalone basis. These allocations consist of salary and benefit expenses for operations personnel related to the Space Segment Satellite operations of VIT and the telecommunications business of HCS, depreciation expense, communications expenses and interest expense. The financial information presented does not necessarily reflect what the financial position and results of operations of the Company would have been had it operated as a standalone entity during the period presented and may not be indicative of future results. The financial statements have been prepared to substantially comply with the rules and regulations of the Securities and Exchange Commission for businesses acquired.

     The combined financial statements include the accounts of HIT, HCS and VIT as described above. All material inter-company accounts and transactions have been eliminated.


 Liquidity and Capital Resources

     Highpoint has been funded to date by HGP. The combined financial statements are presented as a standalone, going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Highpoint's ability to generate sufficient revenues and ultimately achieve profitable operations as a standalone entity is uncertain. Ultimately, Highpoint's ability to continue as a going concern is dependent on its ability to generate sufficient, profitable traffic on its network infrastructure and to obtain sufficient working capital, both of which are uncertain at this time. As such, there is substantial doubt about Highpoint's ability to continue as a going concern. The combined financial statements do not include any adjustments to reflect the possible future effects on July 31, 1999 related to the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of Highpoint to continue as a going concern.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period presented. Actual results could differ from those estimates.


 Goodwill

     Goodwill is being amortized over a three year period using the straight line method. Total amortization expense for the nine months ended July 31, 1999 was $35,000.

             HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS  - (CONTINUED)

 Property and Equipment


     Property and equipment is recorded at cost. The Company assesses the recoverability of its property and equipment to determine if an asset impairment has occurred using a cash flow model. No impairments have been recorded to date. Depreciation is computed over the estimated useful lives of three to five years using the straight-line method.


 Deposits


     The Company provides long-term cash deposits to certain vendors to secure contracts for telecommunications services.


 Income Taxes


     The Company accounts for income taxes using an asset and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax bases of assets and liabilities.


     The Company has incurred net losses for financial reporting and tax purposes since inception. As a result of the transfer of the assets of the Company to iGLOBE, net operating losses generated through August 1, 1999, the effective date that control of the Company was transferred to eGlobe, will remain with HGP.


 Revenue Recognition


     Revenues from telecommunications services are recognized when the service is provided.


3. ACQUISITION OF STOCK OF iGLOBE


     As discussed in Note 1 to the combined financial statement, on October 14, 1999 eGlobe acquired all of the outstanding common stock of iGLOBE. The purchase price consisted of preferred stock of eGlobe with a liquidation value of $9.0 million and assumed liabilities, primarily capital lease obligations of $1.5 million.


     The Series M Preferred Stock carries an annual cumulative dividend of twenty percent, which will accrue and be paid annually or at conversion in cash or eGlobe common stock, at the option of eGlobe, and is convertible into common stock of eGlobe one year after the date of closing of October 14, 1999 at the conversion price of $2.385 or 3,772,003 shares of eGlobe common stock.


     Additionally, HGP received a non-voting beneficial interest in a joint venture business currently known as IP Solutions, B.V. (The "Carried Interest"). The Carried Interest will be equal to twenty percent of the equity interest subscribed to or held by iGLOBE in IP Solutions B.V. at October 14, 1999, subject to certain adjustments.


     The purchase price, with the exception of the Carried Interest was paid in full at closing, however, the number of shares of Series M Preferred Stock equal to twenty five percent of the total value of the Preferred Stock will serve as collateral for a period of one year following the closing for the payment of any indemnifiable claim identified in the Stock Purchase Agreement.


     The acquisition was effected under a Stock Purchase Agreement, dated as of October 14, 1999 (the "Purchase Agreement") and related documents.

             HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS  - (CONTINUED)

4. PROPERTY AND EQUIPMENT


     Property and equipment are comprised of the following:





                                           JULY 31,
                                             1999
                                       ---------------
 Transmission equipment ..............  $  6,617,000
 Billing System ......................     2,049,000
 Leasehold Improvements ..............       415,000
                                        ------------
                                           9,081,000
 Accumulated depreciation ............    (3,599,000)
                                        ------------
 Property and equipment, net .........  $  5,482,000
                                        ============


     Total depreciation expense was $1,842,000 for the nine months ended July 31, 1999. Transmission equipment with a cost of approximately $1,997,000 and related accumulated amortization of $632,000 has been pledged as collateral under capital lease obligations (Note 5).


5. COMMITMENTS AND CONTINGENCIES


 Operating Leases


     The Company leases its facilities in Mountain View and Los Angeles, California and Denver, Colorado under the terms of operating leases. Future minimum lease payments under non-cancelable leases are as follows:





YEARS ENDING
JULY 31,
------------------------------
  2000 .......................  $  811,000
  2001 .......................     720,000
  2002 .......................      89,000
  2003 .......................      80,000
  2004 .......................      81,000
  Thereafter .................     377,000
                                ----------
  Total ......................  $2,158,000
                                ==========


     In addition to the above, the leases generally contain requirements for the payment of property taxes, maintenance and insurance expenses. Total rent expense was $158,000, net of sublease payments for the nine months ended July 31, 1999.


     The Company subleases certain office space at its Mountain View, California location under non-cancelable subleases. Future sublease payments due to the Company under said subleases are as follows:





YEARS ENDING
JULY 31,
-----------------
  2000 ..........  $524,000
  2001 ..........   433,000
                   --------
  Total .........  $957,000
                   ========


             HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS  - (CONTINUED)

 Capital Lease Obligations

     The Company is committed under capital leases for certain transmission equipment. These leases are for terms ranging from 1.5 to 3 years, bear interest at the rate of 14% and are collateralized by the underlying equipment as defined in the lease. Future minimum lease payments are as follows:





YEARS ENDING
JULY 31,
----------------------------------------------------------
  2000 ...................................................  $  916,000
  2001 ...................................................     793,000
  2002 ...................................................     386,000
  2003 ...................................................      19,000
                                                            ----------
  Total annual lease payments ............................   2,114,000
  Amounts representing interest ..........................    (328,000)
                                                            ----------
  Present value of future minimum lease payments .........   1,786,000
  Current portion ........................................    (715,000)
                                                            ----------
                                                            $1,071,000
                                                            ==========

 Telecommunications Lines

     In the normal course of business, the Company enters into agreements for the use of satellite communications and telecommunications lines for telephone, network and internet connectivity for its customers. Future minimum payments under such agreements are as follows:





YEARS ENDING
JULY 31,
-------------------------
  2000 ..................  $2,671,000
  2001 ..................   2,826,000
  2002 ..................   1,454,000
                           ----------
  Total .................  $6,951,000
                           ==========


 Legal Proceedings

     The Company is involved in certain legal proceedings that have arisen in the normal course of business. Based on the advice of legal counsel, management does not anticipate that these matters will have a material effect on the Company's financial position, results of operations or cash flows.


6. EMPLOYEE SAVINGS PLAN

     The Company has a voluntary savings plan pursuant to Section 401(k) of the Internal Revenue Code, whereby eligible participants may contribute a percentage of compensation subject to certain limitations. The Company matches employee contributions to the extent of 1% of the employees' contribution and has the option to make discretionary qualified contributions to the plan. No discretionary Company contributions were made for the nine months ended July 31, 1999.


7. ACQUISITION OF ATHENA INTERNATIONAL, LLC

     Effective November 1, 1998, HGP acquired certain assets of Athena International, LLC, via an asset purchase agreement by and among HGP and Advantage Capital Partners II Limited Partnership and affiliated entities. Consideration for the assets of $2,199,000 consisted of 140,144 shares of HGP common

             HIGHPOINT INTERNATIONAL TELECOM, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS  - (CONTINUED)

stock valued at $776,000, cash of $624,000 and $799,000 of purchase consideration due 60 days after the one year anniversary of the closing date. Additional consideration of $200,000 became payable based on certain earn-out targets which were not achieved. Accordingly, the purchase price does not include the earn-out amount.

     The acquisition has been accounted for using the purchase method of accounting. The assets purchased consisted of a telecommunications billing software system valued at $2,050,000, equipment under capital leases of $1,997,000 and related capital lease obligations of $1,997,000. Goodwill of $149,000 was recorded as a result of the purchase.

     HGP assigned its rights and obligations acquired as a result of the Athena transaction to HIT.


8. RELATED PARTY TRANSACTIONS

     For the nine months ended July 31, 1999, VIT sold telecommunications services totaling $268,000 to Vitacom de Columbia Ltda, a wholly owned subsidiary of VIT. VIT purchased $400,000 of telecommunications services from Vitacom de Mexico SA de CV, another wholly owned subsidiary of VIT. HIT purchased telecommunications services totaling $160,000 from Vitacom de Mexico SA de CV, a sister company of HIT.


9. YEAR 2000 ISSUE (UNAUDITED)

     The Company could be adversely affected if its computer systems or the computer systems its suppliers or customers use do not properly process and calculate date related information and data from the period surrounding and including January 1, 2000. Additionally, this issue could impact non-computer system devices. The Company believes that its internal systems and its software are Year 2000 compliant. However, it cannot provide assurances as to the readiness of its suppliers or customers computer systems. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

                        REPORT OF INDEPENDENT AUDITORS



To the Board of Directors
Trans Global Communications, Inc.

     We have audited the accompanying consolidated balance sheets of Trans Global Communications, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.





November 8, 1999                      /s/ Ernst & Young, LLP

                                               TRANS GLOBAL COMMUNICATIONS, INC.

                                                     CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                     SEPTEMBER 30
                                                                                         1999                DECEMBER 31
                                                                                     (UNAUDITED)         1998            1997
--------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS:
 Cash and cash equivalents .......................................................   $ 2,454,138     $ 2,623,772     $ 1,044,787
 Short-term investments ..........................................................     6,280,464      12,297,955       2,274,700
 Trade accounts receivable, less allowance for
   doubtful accounts of $433,976 at September 30,
   1999, $230,452 at December 31, 1998 and $130,080
   at December 31, 1997 ..........................................................     9,369,207       3,375,499       1,228,781
 Other receivables ...............................................................       622,371         651,219         231,575
 Deferred tax assets .............................................................       645,760          96,024          44,000
 Prepaid expenses and taxes ......................................................       690,408       1,379,487         609,462
--------------------------------------------------------------------------------

TOTAL CURRENT ASSETS .............................................................    20,062,348      20,423,956       5,433,305
PROPERTY, PLANT AND EQUIPMENT, net ...............................................    16,174,972       7,045,678       5,347,356
OTHER ASSETS .....................................................................       246,837         617,865       1,059,356
--------------------------------------------------------------------------------

TOTAL ASSETS .....................................................................   $36,484,157     $28,087,499     $11,840,017
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable ................................................................   $26,343,287     $24,114,661     $ 7,860,097
 Accrued expenses and taxes ......................................................       708,457         712,043         613,616
 Capital lease obligations -- current portion ....................................     1,032,353              --              --
 Notes payable ...................................................................     1,000,000              --       1,665,569
 Interest payable ................................................................         9,112              --          35,033
--------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES ........................................................    29,093,209      24,826,704      10,174,315
DEFERRED TAX LIABILITY ...........................................................       537,000         523,000         329,000
CAPITAL LEASE OBLIGATIONS -- LONG-TERM ...........................................     1,937,135              --              --
ACCOUNTS PAYABLE -- LONG-TERM PORTION ............................................     4,000,000              --              --
--------------------------------------------------------------------------------

TOTAL LIABILITIES ................................................................    35,567,344      25,349,704      10,503,315
--------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY:
 Capital stock -- no par; authorized, issued and
   outstanding 200 shares ........................................................        50,000          50,000          50,000
 Additional paid-in capital ......................................................       132,231         132,231         132,231
 Other comprehensive loss ........................................................        (6,625)         (5,972)           (672)
 Retained earnings ...............................................................       741,207       2,561,536       1,155,143
--------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY .......................................................       916,813       2,737,795       1,336,702
--------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .......................................   $36,484,157     $28,087,499     $11,840,017
--------------------------------------------------------------------------------


                            See accompanying notes.

                                               TRANS GLOBAL COMMUNICATIONS, INC.

                                           CONSOLIDATED STATEMENTS OF OPERATIONS





                                                                                          SEPTEMBER 30
                                                                                       1999            1998
                                                                                           (UNAUDITED)
NET REVENUES ...................................................................   $ 83,955,911    $58,951,943
DIRECT COST OF REVENUE .........................................................     80,198,629     51,976,665
--------------------------------------------------------------------------------

GROSS MARGIN ...................................................................      3,757,282      6,975,278
--------------------------------------------------------------------------------

OTHER COSTS AND EXPENSES:
 Selling, general and administrative ...........................................      4,540,627      3,461,927
 Depreciation ..................................................................      1,725,589      1,048,281
 Bad debt expense ..............................................................        213,928         89,847
--------------------------------------------------------------------------------

TOTAL OTHER COSTS AND EXPENSES .................................................      6,480,144      4,600,055
--------------------------------------------------------------------------------

OPERATING (LOSS) INCOME ........................................................     (2,722,862)     2,375,223
--------------------------------------------------------------------------------

OTHER (EXPENSE) INCOME:
 Interest expense ..............................................................        (98,712)       (42,097)
 Interest income ...............................................................        570,884        356,163
 Other (expense) income ........................................................       (104,639)       (71,893)
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) ...................................................        367,533        242,173
--------------------------------------------------------------------------------

(LOSS) INCOME BEFORE (BENEFIT) PROVISION FOR
 INCOME TAXES ..................................................................     (2,355,329)     2,617,396
(BENEFIT) PROVISION FOR INCOME TAXES ...........................................       (535,000)     1,019,000
--------------------------------------------------------------------------------

NET (LOSS) INCOME ..............................................................   $ (1,820,329)   $ 1,598,396
--------------------------------------------------------------------------------




                                                                                                 DECEMBER 31
                                                                                      1998           1997           1996
NET REVENUES ...................................................................  $85,119,076    $46,473,342    $4,168,885
DIRECT COST OF REVENUE .........................................................   76,240,079     39,885,533     3,876,453
--------------------------------------------------------------------------------

GROSS MARGIN ...................................................................    8,878,997      6,587,809       292,432
--------------------------------------------------------------------------------

OTHER COSTS AND EXPENSES:
 Selling, general and administrative ...........................................    4,953,255      3,076,180       467,995
 Depreciation ..................................................................    1,513,451        757,633       185,598
 Bad debt expense ..............................................................      319,765        130,081            --
--------------------------------------------------------------------------------

TOTAL OTHER COSTS AND EXPENSES .................................................    6,786,471      3,963,894       653,593
--------------------------------------------------------------------------------

OPERATING (LOSS) INCOME ........................................................    2,092,526      2,623,915      (361,161)
--------------------------------------------------------------------------------

OTHER (EXPENSE) INCOME:
 Interest expense ..............................................................      (50,282)      (167,431)      (65,821)
 Interest income ...............................................................      474,078        201,160        27,742
 Other (expense) income ........................................................       25,071       (303,680)      (13,556)
--------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE) ...................................................      448,867       (269,951)      (51,635)
--------------------------------------------------------------------------------

(LOSS) INCOME BEFORE (BENEFIT) PROVISION FOR
 INCOME TAXES ..................................................................    2,541,393      2,353,964      (412,796)
(BENEFIT) PROVISION FOR INCOME TAXES ...........................................    1,135,000        789,000      (137,000)
--------------------------------------------------------------------------------

NET (LOSS) INCOME ..............................................................  $ 1,406,393    $ 1,564,964    $ (275,796)
--------------------------------------------------------------------------------


                            See accompanying notes.

                                               TRANS GLOBAL COMMUNICATIONS, INC.

                       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
                                            NINE MONTHS ENDED SEPTEMBER 30, 1999
            (UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30, 1999)
--------------------------------------------------------------------------------

                                                                                       COMMON STOCK     ADDITIONAL
                                                                                   -------------------    PAID-IN
                                                                                    SHARES    AMOUNT      CAPITAL
--------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1995 .....................................................    200    $50,000     $     --
--------------------------------------------------------------------------------

 Capital contribution ............................................................     --         --      132,231
 Net loss for the year ended
   December 31, 1996 .............................................................     --         --           --
--------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1996 .....................................................    200     50,000      132,231
 Foreign currency translation adjustment .........................................     --         --           --
 Net income for the year ended
   December 31, 1997 .............................................................     --         --           --
--------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1997 .....................................................    200     50,000      132,231
 Foreign currency translation adjustment .........................................     --         --           --
 Net income for the year ended
   December 31, 1998 .............................................................     --         --           --
--------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1998 .....................................................    200     50,000      132,231
 Foreign currency translation adjustment .........................................     --         --           --
 Net loss for nine months ended
   September 30, 1999 (Unaudited) ................................................     --         --           --
--------------------------------------------------------------------------------

BALANCE AT SEPTEMBER 30, 1999 (UNAUDITED) .                                           200    $50,000     $132,231
--------------------------------------------------------------------------------




                                                                                       RETAINED      ACCUMULATED
                                                                                       EARNINGS         OTHER           TOTAL
                                                                                     (ACCUMULATED   COMPREHENSIVE       EQUITY
                                                                                       DEFICIT)          LOSS         (DEFICIT)
--------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1995 .....................................................  $    (134,025)    $     --      $      84,025
--------------------------------------------------------------------------------

 Capital contribution ............................................................             --           --            132,231
 Net loss for the year ended
   December 31, 1996 .............................................................       (275,796)          --           (275,796)
--------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1996 .....................................................       (409,821)          --           (227,590)
 Foreign currency translation adjustment .........................................             --         (672)              (672)
 Net income for the year ended
   December 31, 1997 .............................................................      1,564,964           --          1,564,964
--------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1997 .....................................................      1,155,143         (672)         1,336,702
 Foreign currency translation adjustment .........................................             --       (5,300)            (5,300)
 Net income for the year ended
   December 31, 1998 .............................................................      1,406,393           --          1,406,393
--------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1998 .....................................................      2,561,536       (5,972)         2,737,795
 Foreign currency translation adjustment .........................................             --         (653)              (653)
 Net loss for nine months ended
   September 30, 1999 (Unaudited) ................................................     (1,820,329)          --         (1,820,329)
--------------------------------------------------------------------------------

BALANCE AT SEPTEMBER 30, 1999 (UNAUDITED) .                                         $     741,207     $ (6,625)     $     916,813
--------------------------------------------------------------------------------


                            See accompanying notes.

                                               TRANS GLOBAL COMMUNICATIONS, INC.

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS





                                                                                           SEPTEMBER 30
                                                                                       1999             1998
                                                                                           (UNAUDITED)
OPERATING ACTIVITIES
 Net (loss) income .............................................................   $ (1,820,329)   $   1,598,396
 Adjustments to reconcile net (loss) income to
   net cash provided by operating activities:
   Depreciation ................................................................      1,725,589        1,048,281
   Deferred taxes ..............................................................       (535,736)         (30,775)
 Changes in assets and liabilities:
   Accounts receivable .........................................................     (5,993,708)      (3,167,336)
   Inventories .................................................................             --               --
   Other receivables ...........................................................         28,848         (409,840)
   Foreign currency translation adjustment .....................................           (653)         (15,189)
   Prepaid expenses and taxes ..................................................        689,079            8,330
   Other assets ................................................................        371,028         (113,637)
   Accounts payable ............................................................      6,228,624        9,935,762
   Accrued expenses and taxes ..................................................         (3,586)         407,571
   Interest payable ............................................................          9,112          (35,033)
--------------------------------------------------------------------------------

NET CASH PROVIDED BY OPERATING ACTIVITIES ......................................        698,268        9,226,530
--------------------------------------------------------------------------------

INVESTING ACTIVITIES
 Net sales (purchases) of short-term
   investments .................................................................      6,017,491         (900,300)
 Purchases of property, plant and equipment ....................................     (7,532,816)      (2,606,043)
--------------------------------------------------------------------------------

NET CASH USED IN INVESTING ACTIVITIES ..........................................     (1,515,325)      (3,506,343)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES
 Proceeds from borrowings ......................................................      1,000,000               --
 Repayments of borrowings ......................................................             --       (1,665,569)
 Repayments of capital lease obligations .......................................       (352,577)              --
 Capital contributions .........................................................             --               --
--------------------------------------------------------------------------------

NET CASH PROVIDED BY (USED IN) FINANCING
 ACTIVITIES ....................................................................        647,423       (1,665,569)
--------------------------------------------------------------------------------

Net (decrease) increase in cash and cash
 equivalents ...................................................................       (169,634)       4,054,618
Cash and cash equivalents at beginning of period                                      2,623,772        1,044,787
--------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .....................................   $  2,454,138    $   5,099,405
--------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for interest ................................................   $     17,433    $      79,649
Cash payments made for income taxes ............................................   $     96,796    $     569,241
--------------------------------------------------------------------------------




                                                                                                   DECEMBER 31
                                                                                       1998             1997            1996
OPERATING ACTIVITIES
 Net (loss) income .............................................................  $    1,406,393   $   1,564,964   $    (275,796)
 Adjustments to reconcile net (loss) income to
   net cash provided by operating activities:
   Depreciation ................................................................       1,513,451         757,633         185,598
   Deferred taxes ..............................................................         141,976         422,704        (137,704)
 Changes in assets and liabilities:
   Accounts receivable .........................................................      (2,146,718)       (670,348)       (539,135)
   Inventories .................................................................              --              --          22,003
   Other receivables ...........................................................        (419,644)       (158,113)        (73,461)
   Foreign currency translation adjustment .....................................          (5,300)           (672)             --
   Prepaid expenses and taxes ..................................................        (770,025)       (609,462)             --
   Other assets ................................................................         441,490          34,645        (990,000)
   Accounts payable ............................................................      16,254,565       6,066,150       1,793,944
   Accrued expenses and taxes ..................................................          98,427         220,864         391,300
   Interest payable ............................................................         (35,033)        (30,788)         65,821
--------------------------------------------------------------------------------

NET CASH PROVIDED BY OPERATING ACTIVITIES ......................................      16,479,582       7,597,577         442,570
--------------------------------------------------------------------------------

INVESTING ACTIVITIES
 Net sales (purchases) of short-term
   investments .................................................................     (10,023,255)     (2,274,700)             --
 Purchases of property, plant and equipment ....................................      (3,211,773)     (3,981,303)     (2,102,482)
--------------------------------------------------------------------------------

NET CASH USED IN INVESTING ACTIVITIES ..........................................     (13,235,028)     (6,256,003)     (2,102,482)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES
 Proceeds from borrowings ......................................................              --              --       2,096,321
 Repayments of borrowings ......................................................      (1,665,569)       (866,292)             --
 Repayments of capital lease obligations .......................................              --              --              --
 Capital contributions .........................................................              --              --         132,231
--------------------------------------------------------------------------------

NET CASH PROVIDED BY (USED IN) FINANCING
 ACTIVITIES ....................................................................      (1,665,569)       (866,292)      2,228,552
--------------------------------------------------------------------------------

Net (decrease) increase in cash and cash
 equivalents ...................................................................       1,578,985         475,282         568,640
Cash and cash equivalents at beginning of period                                       1,044,787         569,505             865
--------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .....................................  $    2,623,772   $   1,044,787   $     569,505
--------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for interest ................................................  $       85,637   $     197,837   $          --
Cash payments made for income taxes ............................................  $      569,459   $     905,133   $          --
--------------------------------------------------------------------------------


                             See accompanying notes

                        TRANS GLOBAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1999 AND 1998


1. ORGANIZATION AND MERGER

     Trans Global Communications, Inc. (the "Company") was incorporated in the state of New York on February 22, 1995 as a telecommunications company providing international and domestic long distance telephone services, switching services and co-location services. The Company's customers consist primarily of other telecommunications organizations that resell the Company's services.

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     On December 16, 1999, the Company entered into a definitive agreement to merge with eGlobe, Inc. whereby all of the Company's common stock will be exchanged for 40,000,000 shares of eGlobe, Inc.'s common stock. The Company expects the merger to be completed in the first quarter of 2000.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. In December 1999, the Company agreed to merge with eGlobe, Inc. Should the merger with eGlobe, Inc. not be consummated, the Company would require additional financing to continue as a going concern.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.


 Interim Financial Information

     The unaudited interim information as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, contains all adjustments (consisting of normal recurring accruals) necessary for a fair presentation. Operating results for any interim period are not necessarily indicative of results to be expected for the entire year.


 Revenue Recognition

     Telecommunications revenue is recognized at the time service is provided to the customer. Sales to the top three customers aggregated approximately 68% of net revenues for each of the three years ended December 31, 1998, 1997 and 1996, respectively. Sales to the top three customers aggregated approximately 73% and 65% of net revenues for each of the nine-month periods ended September 30, 1999 and 1998, respectively.


 Direct Cost of Revenue

     Direct cost of revenue consists primarily of network, switching and circuit costs and are recognized as incurred in the providing of telecommunication services. Direct cost of revenue excludes depreciation and amortization expenses.


 Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates market value.

                       TRANS GLOBAL COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

 Short-term Investments

     Short-term investments consist of funds invested in a money market fund which invests in a broad range of money market securities, including, but not limited to, short-term U.S. government and agency securities, bank certificates of deposit and corporate commercial paper. Short-term investments are carried at amortized cost, which approximates fair value.

 Property, Plant and Equipment

     Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three to five years. Leasehold improvements are amortized over the terms of the respective leases or the service lives of the improvements, whichever is shorter.

     Expenditures for maintenance and repairs are expensed as incurred.

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

 Advertising Costs

     Advertising costs, which are included in selling, general and administrative expenses, are charged to expense as incurred. For the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1999 and 1998, advertising expense totaled $126,618, $130,716, $192,261 and $115,078, respectively. There were no advertising expenses for 1996.

 Income Taxes

     The Company accounts for income taxes in accordance with the asset and liability method of accounting for income taxes, as prescribed by the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 109. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting carrying amounts and tax bases of existing assets and liabilities, including the effect of operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of the enactment date.

 Current Vulnerability Due to Certain Concentrations

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and trade accounts receivable. Concentrations of credit risk with respect to trade receivables are limited due to the performance by the Company of ongoing customer credit evaluations. Management regularly monitors the creditworthiness of its customers and believes that it has adequately provided for any exposure to potential credit losses.

     The  Company   maintains   cash   balances  in  several  bank  accounts  at
institutions insured by the Federal Deposit Insurance Corporation up to $100,000. Most of the Company's accounts are in excess of $100,000.

 Fair Value of Financial Instruments

     The estimated fair value of financial instruments has been determined using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

                       TRANS GLOBAL COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

     For notes payable which are short term or have variable interest rates, fair values are based on carrying values. As the notes payable at September 30, 1999 and December 31, 1997 were short term, the fair value of the notes payable approximates their carrying value, due to their short term nature.


 Recently Issued Accounting Standards


     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"). This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. This statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows derivative's gains and losses to offset related results on the hedge item in the income statement, and requires a company to formally document, designate and assess the effectiveness of transactions that receive hedge accounting. This statement is effective for fiscal years beginning after June 15, 2000 and cannot be applied retroactively. The Company believes that the adoption of this standard will not have a material effect on the Company's consolidated results of operations or financial position due to their limited use of derivatives.


3. PROPERTY, PLANT AND EQUIPMENT


     Property, plant and equipment consisted of the following:





                                                                         DECEMBER 31
                                               SEPTEMBER 30    -------------------------------
                                                   1999              1998             1997
                                              --------------   ---------------   -------------
                                                (UNAUDITED)
Switching equipment .......................    $ 10,091,962     $  6,773,906      $4,590,170
Telecom equipment .........................       8,501,221        1,140,034         873,396
Computers and software ....................         495,260          446,826         353,999
Building improvements .....................         997,267          936,627         344,370
Furniture, fixtures and other .............         323,233          256,667         180,352
                                               ------------     ------------      ----------
Total .....................................      20,408,943        9,554,060       6,342,287
                                               ------------     ------------      ----------
Less accumulated depreciation .............      (4,233,971)      (2,508,382)       (994,931)
                                               ------------     ------------      ----------
Net property, plant and equipment .........    $ 16,174,972     $  7,045,678      $5,347,356
                                               ============     ============      ==========

     At September 30, 1999, leased property included in switching equipment was $3,318,177 with accumulated depreciation of $221,212.

                       TRANS GLOBAL COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

4. NOTES PAYABLE


     Notes payable consists of the following:





                                                                               DECEMBER 31
                                                          SEPTEMBER 30    ----------------------
                                                              1999         1998         1997
                                                         --------------   ------   -------------
                                                          (UNAUDITED)
Note payable--Chairman of the Board, payment due on
 demand with interest accruing at 7% .................     $       --      $--      $1,506,569
Note payable--President of the Company, payment due on
 demand with interest accruing at 7% .................             --       --          17,000
Various notes payable, payment due on demand with
 interest accruing at 7% .............................             --       --         142,000
Note payable--payable on or before September 30, 2000
 with interest accruing at prime rate ................      1,000,000       --              --
                                                           ----------      ---      ----------
Notes payable--current portion .......................     $1,000,000      $--      $1,665,569
                                                           ==========      ===      ==========

     The $1 million note payable was paid in October 1999.


5. INCOME TAXES


     Significant components of the Company's deferred tax assets and liabilities consists of the following:





                                                                       DECEMBER 31
                                              SEPTEMBER 30    -----------------------------
                                                  1999             1998            1997
                                             --------------   -------------   -------------
                                               (UNAUDITED)
Deferred tax assets:
Bad debt reserve .........................     $  168,760      $   96,024      $   44,000
Net operating loss carryforwards .........        477,000              --              --
                                               ----------      ----------      ----------
                                                  645,760          96,024          44,000
Deferred tax liabilities:
Depreciation .............................       (537,000)       (523,000)       (329,000)
                                               ----------      ----------      ----------
Net deferred tax liabilities .............     $  108,760      $ (426,976)     $ (285,000)
                                               ==========      ==========      ==========

     The provision (benefit) for income taxes consists of the following:




                                           NINE MONTHS ENDED
                                              SEPTEMBER 30                 YEAR ENDED DECEMBER 31
                                      ---------------------------- ---------------------------------------
                                           1999           1998          1998         1997         1996
                                      -------------- ------------- ------------- ----------- -------------
                                        (UNAUDITED)
Current--Federal ....................   $       --    $  961,000    $1,277,000    $321,000    $       --
Deferred--Federal ...................     (535,000)       58,000      (142,000)    468,000      (137,000)
                                        ----------    ----------    ----------    --------    ----------
Provision (benefit) for income taxes    $ (535,000)   $1,019,000    $1,135,000    $789,000    $ (137,000)
                                        ==========    ==========    ==========    ========    ==========

                       TRANS GLOBAL COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (CONTINUED)

     The differences between income taxes expected at the U.S. federal statutory income tax rate and income taxes provided are as follows:



                                                      NINE MONTHS ENDED
                                                         SEPTEMBER 30                  YEAR ENDED DECEMBER 31
                                                 ---------------------------- ----------------------------------------
                                                      1999           1998          1998         1997         1996
                                                 -------------- ------------- ------------- ----------- --------------
                                                   (UNAUDITED)
Provision (benefit) at federal tax rate (34%)      $ (837,000)   $  803,000    $  787,000    $722,000     $ (140,000)
Foreign losses for which no benefit provided          276,000       151,000       295,000      51,000             --
Non-deductible expenses ........................       26,000        65,000        53,000      16,000          3,000
                                                   ----------    ----------    ----------    --------     ----------
Provision (benefit) for income taxes ...........   $ (535,000)   $1,019,000    $1,135,000    $789,000     $ (137,000)
                                                   ==========    ==========    ==========    ========     ==========

6. RELATED PARTY TRANSACTIONS

     The Company has entered into several two-year leases for the use of its offices with a company that is owned and controlled by one of the Company's shareholders. Four of the leases expire on March 31, 2001. The monthly rent expense for all office leases is $47,400. Rent expense paid to companies owned by Arnold Gumowitz was $262,899 and $209,225 for the years ended December 31, 1998 and 1997, respectively, and $425,627 and $189,758 for the nine months ended September 30, 1999 and 1998, respectively. No rent expense was paid to companies owned by Arnold Gumowitz in 1996.


7. LEASES

     The future minimum payments for all noncancelable operating and capital leases as of September 30, 1999 are as follows:





YEAR ENDING                                               OPERATING         CAPITAL
SEPTEMBER 30:                                               LEASE            LEASES
-----------------------------------------------------   -------------   ---------------
       2000 .........................................    $1,805,366      $  1,254,698
       2001 .........................................       271,831         1,254,698
       2002 .........................................       110,635           836,465
       2003 .........................................        95,167                --
       2004 .........................................       104,683                --
                                                         ----------      ------------
       Total minimum future rental payments .........    $2,387,682         3,345,861
                                                         ==========      ============
       Less interest at 8.88% .......................                        (376,373)
       Less current portion .........................                      (1,032,353)
                                                                         ------------
       Capital lease obligations--long-term .........                    $  1,937,135
                                                                         ============

     For the years ended December 31, 1998, 1997 and the nine months ended September 30, 1999 and 1998, net rent expense totaled $406,814, $304,811, $597,161 and $294,804, respectively. There was no rent expense in 1996.


8. YEAR 2000 COMPLIANCE (UNAUDITED)

     The Company believes that its products and mission-critical internal information systems will function properly in the Year 2000. However, it is reasonably possible that certain third-party components of its product and certain computer systems, software packages and microprocessor-dependent equipment, on which the Company or its customers rely, may not be Year 2000 compliant. The Company continues to evaluate additional appropriate actions that might be required to enhance Year 2000 compliance. The Company does not expect any spending that might be required to have a material effect on its financial position or results of operations.

                                                                     APPENDIX A








                         AGREEMENT AND PLAN OF MERGER




                                 BY AND AMONG

                                 eGLOBE, INC.,

                         eGLOBE MERGER SUB NO. 6, INC.,

                      TRANS GLOBAL COMMUNICATIONS, INC.,

                                      AND

                              THE STOCKHOLDERS OF

                       TRANS GLOBAL COMMUNICATIONS, INC.











                  DATED AS OF THE 16TH DAY OF DECEMBER, 1999

                               TABLE OF CONTENTS



AGREEMENT AND PLAN OF MERGER ...................................................      1
ARTICLE I THE MERGER ...........................................................      2
SECTION 1.1.  The Merger .........................................................    2
SECTION 1.2.  Effective Time .....................................................    2
SECTION 1.3.  Effect of the Merger ...............................................    2
SECTION 1.4.  Certificate of Incorporation; Bylaws ...............................    2
SECTION 1.5.  Directors and Officers .............................................    2
SECTION 1.6.  Tax and Accounting Treatment of the Merger .........................    2
ARTICLE II CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES ..................      3
SECTION 2.1.  Conversion of Securities ...........................................    3
SECTION 2.2.  Exchange of Certificates ...........................................    4
SECTION 2.3.  Escrowed Merger Consideration; Stockholders' Representative ........    4
SECTION 2.4.  Stock Transfer Books ...............................................    5
SECTION 2.5.  Closing ............................................................    5
SECTION 2.6.  Transferability of Acquiror Common Stock ...........................    5
SECTION 2.7.  Dissenting Company Stockholders ....................................    6
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY ......................      7
SECTION 3.1.  Organization and Qualification; Subsidiaries .......................    7
SECTION 3.2.  Certificate of Incorporation and Bylaws ............................    7
SECTION 3.3.  Capitalization .....................................................    7
SECTION 3.4.  Authority ..........................................................    8
SECTION 3.5.  No Conflict; Required Filings and Consents .........................    8
SECTION 3.6.  Financial Statements ...............................................    8
SECTION 3.7.  Accounts Receivable; Billing and Accounting Systems ................    9
SECTION 3.8.  Ownership and Condition of the Company Assets ......................    9
SECTION 3.9.  Material Leases ....................................................    9
SECTION 3.10. Material Contracts .................................................   10
SECTION 3.11. Real Property ......................................................   10
SECTION 3.12. Environmental Matters ..............................................   10
SECTION 3.13. Litigation .........................................................   11
SECTION 3.14. Compliance with Laws; Licenses and Permits .........................   11
SECTION 3.15. Intellectual Property ..............................................   11
SECTION 3.16. Taxes and Assessments ..............................................   12
SECTION 3.17. Employment Matters .................................................   13
SECTION 3.18. Transactions with Related Parties ..................................   14
SECTION 3.19. Insurance ..........................................................   15
SECTION 3.20. Voting Requirements ................................................   15
SECTION 3.21. Compliance with Foreign Corrupt Practices Act ......................   15
SECTION 3.22  No Stock Trading or Short Positions ................................   16
SECTION 3.23. Brokers ............................................................   16
SECTION 3.24. Board Recommendation ...............................................   16
SECTION 3.25. Company Affiliate Agreements .......................................   16
SECTION 3.26. Absence of Undisclosed Liabilities .................................   16
SECTION 3.27. Year 2000 ..........................................................   16
SECTION 3.28. Pooling; Tax Matters ...............................................   16

SECTION 3.29. Proxy Statement .......................................   16
SECTION 3.30. Absence of Certain Changes or Events ..................   17
SECTION 3.31. Disclosure ............................................   17
ARTICLE IV ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE
 COMPANY STOCKHOLDERS .............................................     17
SECTION 4.1.  Title to Company Common Stock .........................   17
SECTION 4.2.  Authority and Capacity ................................   17
SECTION 4.3.  Absence of Violation ..................................   18
SECTION 4.4.  Restrictions and Consents .............................   18
SECTION 4.5.  Binding Obligation ....................................   18
SECTION 4.6.  Investment Agreements .................................   18
SECTION 4.7.  Company Affiliate Agreements ..........................   18
ARTICLE V REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND
 ACQUIROR SUB .....................................................     19
SECTION 5.1.  Organization and Qualification; Subsidiaries ..........   19
SECTION 5.2.  Certificate of Incorporation and Bylaws ...............   19
SECTION 5.3.  Capitalization ........................................   19
SECTION 5.4.  Authority .............................................   20
SECTION 5.5.  No Conflict; Required Filings and Consents ............   20
SECTION 5.6.  Financial Statements ..................................   20
SECTION 5.7.  Agreements ............................................   21
SECTION 5.8.  Litigation ............................................   21
SECTION 5.9.  Taxes and Assessments .................................   21
SECTION 5.10. Voting Requirements ...................................   22
SECTION 5.11. Brokers ...............................................   22
SECTION 5.12. No Prior Activities of Acquiror Sub ...................   23
SECTION 5.13. SEC Documents; Nasdaq Matters .........................   23
SECTION 5.14. Acquiror Common Stock .................................   23
SECTION 5.15. Pooling; Tax Matters ..................................   23
SECTION 5.16  Proxy Statement .......................................   23
SECTION 5.17. Compliance with Laws; Licenses and Permits ............   23
SECTION 5.18. Intellectual Property .................................   24
SECTION 5.19. Employment Matters ....................................   24
SECTION 5.20. Compliance with Foreign Corrupt Practices Act .........   25
SECTION 5.21. Year 2000 .............................................   26
SECTION 5.22. Absence of Certain Changes or Events ..................   26
SECTION 5.23. Absence of Undisclosed Liabilities ....................   26
SECTION 5.24. Transactions with Related Parties .....................   26
SECTION 5.25. Environmental Matters .................................   26
SECTION 5.26. Board Recommendation ..................................   26
SECTION 5.27. Costs of the Merger ...................................   26
SECTION 5.28. Acquiror Affiliate Agreements .........................   27
SECTION 5.29. Disclosure ............................................   27
ARTICLE VI COVENANTS ..............................................     27
SECTION 6.1.  Affirmative Covenants of the Company ..................   27
SECTION 6.2.  Negative Covenants of the Company .....................   27
SECTION 6.3.  Negative Covenants of the Company Stockholders ........   28

SECTION 6.4.  Affirmative Covenants of Acquiror ........................................   29
SECTION 6.5.  Agreement of Acquiror to Consult With the Company ........................   29
ARTICLE VII ADDITIONAL AGREEMENTS ....................................................     29
SECTION 7.1.  Preparation of Proxy Statements; Stockholders Meetings ...................   29
SECTION 7.2.  Consents and Approvals; Filings and Notices ..............................   30
SECTION 7.3.  Access and Information; Financial Statements .............................   31
SECTION 7.4.  Confidentiality ..........................................................   32
SECTION 7.5.  Public Announcements .....................................................   32
SECTION 7.6.  No Solicitation ..........................................................   32
SECTION 7.7.  Blue Sky .................................................................   33
SECTION 7.8.  Affiliates ...............................................................   33
SECTION 7.9.  Employee Matters .........................................................   33
SECTION 7.10. Update Disclosure; Breaches ..............................................   34
SECTION 7.11. Nasdaq Listing ...........................................................   34
SECTION 7.12  Tax Treatment ............................................................   34
SECTION 7.13. Pooling of Interests .....................................................   34
SECTION 7.14. Obligations of Acquiror Sub ..............................................   34
SECTION 7.15. Letters of Accountants ...................................................   34
SECTION 7.16. Investment Agreements ....................................................   35
SECTION 7.17. Board of Directors of Acquiror ...........................................   35
SECTION 7.18. Registration of Acquiror Common Stock ....................................   35
SECTION 7.19. Financing Commitment .....................................................   37
ARTICLE VIII CLOSING CONDITIONS ......................................................     38
SECTION 8.1.  Conditions to Obligations of Each Party ..................................   38
SECTION 8.2.  Additional Conditions to Obligations of Acquiror and Acquiror Sub ........   39
              Additional Conditions to Obligations of the Company and the Company
SECTION 8.3.  Stockholders .............................................................   40
ARTICLE IX TERMINATION, AMENDMENT AND WAIVER .........................................     41
SECTION 9.1.  Termination ..............................................................   41
SECTION 9.2.  Effect of Termination ....................................................   42
SECTION 9.3.  Amendment ................................................................   42
SECTION 9.4.  Waiver ...................................................................   42
ARTICLE X SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES .....................     43
SECTION 10.1. Survival of Representations ..............................................   43
SECTION 10.2. Agreement of the Company Stockholders to Indemnify .......................   43
SECTION 10.3. Agreement of Acquiror to Indemnify .......................................   43
SECTION 10.4. Third Party Claims .......................................................   44
SECTION 10.5  Limitations ..............................................................   45
SECTION 10.6. Payment of Indemnification ...............................................   45
SECTION 10.7. No Recourse Against the Surviving Corporation ............................   45
SECTION 10.8. Exclusive Remedy; Effect of Investigation or Knowledge ...................   46
ARTICLE XI GENERAL PROVISIONS ........................................................     46
SECTION 11.1. Notices ..................................................................   46
SECTION 11.2. Certain Definitions ......................................................   47
SECTION 11.3. Headings .................................................................   52

SECTION 11.4.    Severability .......................................  52
SECTION 11.5.    Entire Agreement ...................................  52
SECTION 11.6.    Specific Performance ...............................  53
SECTION 11.7.    Assignment .........................................  53
SECTION 11.8.    Third Party Beneficiaries ..........................  53
SECTION 11.9.    Governing Law ......................................  53
SECTION 11.10.   Counterparts .......................................  53
SECTION 11.11.   Fees and Expenses ..................................  53
SECTION 11.12.   Obligations of Certain Company Stockholders ........  53

                            EXHIBITS AND SCHEDULES



Exhibit A            Form of Escrow Agreement
Exhibit B-1          Form of Company Affiliate Agreement
Exhibit B-2          Form of Acquiror Affiliate Agreement
Exhibit C            Form of Investment Agreement
Exhibit D-1          Form of Employment Agreement
Exhibit D-2          Form of Non-Competition Agreement
Exhibit E            Form of Opinion to Be Rendered by Counsel to the Company
Exhibit F            Form of Opinion to Be Rendered by Counsel to Acquiror
Schedule 1.5         Directors and Officers of Acquiror Sub
Schedule 2.1         Stockholders Percentages
Schedule 3.1         Company Subsidiaries
Schedule 3.3         Indebtedness
Schedule 3.5         Company Consents
Schedule 3.6         Company Audited Financial Statements
Schedule 3.7         Company Billing and Accounting Systems
Schedule 3.8         Encumbrances on Company Assets
Schedule 3.9         Material Leases
Schedule 3.10        Material Contracts
Schedule 3.11        Company Real Property
Schedule 3.13        Company Litigation
Schedule 3.15        Company Intellectual Property Rights
Schedule 3.16        Company Taxes and Assessments
Schedule 3.17        Company Employment Matters
Schedule 3.17(f)     Documents Relating to Company Benefit Plans
Schedule 3.18        Company Related Party Transactions
Schedule 3.25        Company Affiliates
Schedule 3.30        Company Material Changes
Schedule 4.1         Beneficial Ownership of Company Common Stock
Schedule 5.1         Acquiror's Significant Subsidiaries
Schedule 5.3         Acquiror Capitalization
Schedule 5.5         Acquiror Consents
Schedule 5.7         Acquiror Material Contracts
Schedule 5.8         Acquiror Litigation
Schedule 5.9         Acquiror Taxes and Assessments
Schedule 5.22        Acquiror Material Changes
Schedule 5.24        Acquiror Related Party Transactions
Schedule 6.1         Retained Intercompany Accounts
Schedule 6.5         Acquiror Permitted Transactions
Schedule 7.1         Company Stockholders Subject to Voting Agreement
Schedule 7.9(a)      Company Key Employees to Sign Employment Agreements
Schedule 7.9(b)      Company Key Employees to Sign Non-Competition Agreements

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is entered into this 16th day of December, 1999, by and among eGLOBE, INC., a Delaware corporation ("Acquiror"), eGLOBE MERGER SUB NO. 6, INC., a Delaware corporation ("Acquiror Sub"), TRANS GLOBAL COMMUNICATIONS, INC., a New York corporation (the "Company"), and Arnold S. Gumowitz, Gary S. Gumowitz, Joan Matthews, John W. Hughes, Stephen Levy, Grayson Family Trust, Milton Gumowitz, Michael Gumowitz, Jonathan Gumowitz, Jonathan Lynn, and Rich Patton, the stockholders of the Company (collectively, the "Company Stockholders").

     WHEREAS, Acquiror Sub, upon the terms and subject to the conditions of this Merger Agreement and in accordance with the Business Corporation Law of the State of New York ("New York Law") and the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into the Company (the "Merger");

     WHEREAS, the board of directors of the Company has (i) determined that the Merger is fair to the holders of Company Common Stock (as defined in Section 2.1(a)) and is in the best interests of such stockholders and (ii) approved and adopted this Merger Agreement and the transactions contemplated hereby and recommended approval and adoption of this Merger Agreement and the transactions contemplated hereby by the Company Stockholders;

     WHEREAS,  the board of directors and the sole  stockholder  of Acquiror Sub
have  approved  and  adopted  this  Merger   Agreement   and  the   transactions
contemplated hereby;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify s a tax-free reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests" under United States generally accepted accounting principles ("GAAP") and the rules and regulations of the Securities and Exchange Commission (the "SEC"); and

     WHEREAS, it is intended that the shares of Acquiror Common Stock (as defined in Section 2.1(a)) to be issued hereunder shall be issued to the Company Stockholders pursuant to Section 4(2) of the Securities Act (as defined in Section 11.2) and shall not be registered under the Securities Act or registered or qualified under any state securities laws, except as provided herein;

     NOW,   THEREFORE,  in  consideration  of  the  respective  representations, warranties, covenants and agreements set forth in this Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I

     SECTION 1.1. THE MERGER.

     Upon the terms  and  subject  to the  conditions  set forth in this  Merger
Agreement, and in accordance with New York Law and Delaware Law, at the Effective Time (as defined in Section 1.2) Acquiror Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     SECTION 1.2. EFFECTIVE TIME.

     Subject to the provisions of Section 2.4, as promptly as practicable after the Closing, the parties hereto shall cause the Merger to be consummated by filing this Merger Agreement, certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") with the Secretary of State of the State of New York and the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, New York Law and Delaware Law, respectively (the date and time of the latest to occur of such filings being the "Effective Time").

     SECTION 1.3. EFFECT OF THE MERGER.

     At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of New York Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquiror Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquiror Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.4. CERTIFICATE OF INCORPORATION; BYLAWS.

     (a) At the Effective Time the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall become the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law (as defined in Section 11.2) and such certificate of incorporation.

     (b) At the Effective Time the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

     SECTION 1.5. DIRECTORS AND OFFICERS.

     The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. The names of the directors and officers of Acquiror Sub as of the date hereof are set forth on Schedule 1.5.

     SECTION 1.6. TAX AND ACCOUNTING TREATMENT OF THE MERGER.

     It is intended by the parties hereto that the Merger shall (a) qualify as a reorganization within the meaning of Section 368(a) of the Code, and (b) be accounted for as a "pooling of interests" under GAAP and the rules and regulations of the SEC. The parties hereby adopt this Merger Agreement as a "plan of reorganization" of Acquiror Sub and the Company within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                                  ARTICLE II


              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.1. CONVERSION OF SECURITIES.

     At the Effective Time, as provided in this Merger Agreement, by virtue of the Merger and without any action on the part of Acquiror Sub, the Company or the Company Stockholders:

       (a) Conversion of Company Common Stock.

          (i) Each share of common stock, no par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1(c) or any shares of Company Common Stock ("Company Dissenting Shares") held by any Company Stockholder who elects to exercise dissenters rights under New York Law), shall be converted, subject to Section 2.2(c), into the right to receive a number of shares of common stock, par value $.001 per share, of Acquiror ("Acquiror Common Stock") equal to forty million (40,000,000) divided by the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (as adjusted pursuant to Section 2.01(a)(ii), the "Exchange Ratio"); it being understood that the number of shares of Acquiror Common Stock issuable pursuant to the Merger shall be forty million (40,000,000) (as adjusted pursuant to Section 2.01(a)(ii) and assuming no Company Dissenting Shares).

          (ii) If between the date of this Merger Agreement and the Effective Time the outstanding shares of Acquiror Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

       (b) Cancellation and Retirement of Company Common Stock. All such shares of Company Common Stock referred to in Section 2.1(a) (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1(c)) shall, except as otherwise required under New York Law in respect of Company Dissenting Shares, no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive (i) a certificate representing whole shares of Acquiror Common Stock into which such Company Common Stock was converted pursuant to the Merger and (ii) an amount in cash, without interest, in lieu of fractional shares. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(c) hereof. The holders of certificates which prior to the Effective Time represented shares of Company Common Stock shall cease to have any rights with respect thereto except as otherwise provided herein or by Law.

       (c) Cancellation of Treasury Stock. Any shares of Company Common Stock held in the treasury of the Company and any shares of Company Common Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

       (d) Acquiror Sub Common Stock. Each share of common stock, par value $.01 per share, of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall continue to be one issued and outstanding share of common stock, par value $.01 per share, of the Surviving Corporation, and all of which shall continue to be held by Acquiror.

     SECTION 2.2. EXCHANGE OF CERTIFICATES.

     (a) Exchange Procedures. As soon as practicable following the vote of the Company Stockholders approving the Merger Agreement and the transactions contemplated hereby and prior to the Effective Time, Acquiror shall deliver to each holder of record of a certificate or certificates of Company Common Stock representing outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Acquiror) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock. Upon surrender of a Certificate for cancellation to Acquiror, together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled, as soon as reasonably practicable after the Effective Time, to receive in exchange therefor
(i) a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive in respect of such Certificate (after taking into account all shares of Company Common Stock then held by such holder under all such Certificates so surrendered), less the five percent (5%) of such shares of Acquiror Common Stock to be deposited into escrow pursuant to
Section 2.3(a), and (ii) cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.2(c). The Certificates so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the shares of Acquiror Common Stock and cash in lieu of fractional shares issuable in exchange therefor, except as otherwise required under New York Law in respect of Company Dissenting Shares. No interest will be paid or will accrue on any cash payable pursuant to this Article II.

     (b) No Further Rights in Company Common Stock. All shares of Acquiror Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

     (c) No Fractional Shares. No fractional shares of Acquiror Common Stock shall be issued upon surrender for exchange of the Certificates, and any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock, after aggregating all Certificates delivered by such holder, and rounding down to the nearest whole share, shall receive an amount in cash equal to the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled multiplied by the average closing price of Acquiror Common Stock on The Nasdaq Stock Market for the five (5) trading days immediately preceding the date two (2) days prior to the Closing Date.

     (d) Lost, Stolen or Destroyed Certificates. In the event any certificate evidencing shares of Company Common Stock shall have been lost, stolen or destroyed and not replaced by the Company prior to the Effective Time in the Ordinary Course of Business (as defined in Section 11.2), Acquiror shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock and cash in lieu of fractional shares as may be required pursuant to this
Article II; provided, however, that Acquiror may, in its reasonable discretion and as a condition precedent to the issuance or payment thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror or the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 2.3. ESCROWED MERGER CONSIDERATION; STOCKHOLDERS' REPRESENTATIVE.

     (a)When issuing shares of Acquiror Common Stock pursuant to Section 2.2(a), Acquiror shall withhold from the Company Stockholders (other than the Dissenting Company Stockholders (as defined in Section 2.7)) five percent (5%) of the aggregate number of shares of Acquiror Common Stock issuable to such Company Stockholders pursuant to Section 2.1(a) (subject to Section 2.2(c)). Acquiror will deposit such shares of Acquiror Common Stock (the "Stockholder Escrow Shares"), and will further deposit one or more certificates evidencing an equivalent number of shares of Acquiror Common Stock (the "Acquiror Escrow Shares," and together with the Stockholder Escrow Shares, the "Escrow Shares"), into escrow pursuant to an escrow agreement, substantially in the form of Exhibit A hereto (the "Escrow Agreement"), to be entered into at the Closing (as defined in Section 2.5) among Acquiror, the Stockholders' Representative (as defined in Section 2.3(b)), on behalf of the Company Stockholders (other than the Dissenting Company Stockholders), and an escrow agent mutually acceptable to the parties (the "Escrow Agent"). The Stockholder Escrow Shares shall be held in escrow pursuant to the Escrow Agreement as security for the performance of the indemnity obligations of the Company Stockholders under Section 10.2 of this Merger Agreement and the Acquiror Escrow Shares shall be held in escrow pursuant to the Escrow Agreement as security for the performance of the indemnity obligations of Acquiror under Section 10.3 of this Merger Agreement. The Escrow Shares shall be released only in accordance with the terms of the Escrow Agreement.

     (b) Each Company Stockholder hereby appoints Arnold S. Gumowitz as attorney-in-fact with full power and authority to act for and on behalf of any or all of the Company Stockholders (other than any Dissenting Company Stockholders), with full power of substitution in the premises, in connection with the indemnity provisions of Section 10.2 of this Merger Agreement, the Escrow Agreement and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby and thereby including, without limitation, (i) to review all claims for indemnification asserted by an Acquiror Indemnified Person (as defined in Section 10.2), and, to the extent deemed appropriate, dispute, question the accuracy of, compromise, settle or otherwise resolve any and all such claims, (ii) to compromise on their behalf with Acquiror any claims asserted thereunder, (iii) to authorize payments to be made with respect to any such claims for indemnification, (iv) to execute and deliver on behalf of such Company Stockholders any document or agreement contemplated by or necessary or desirable in connection with this Merger Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby, and (v) to take such further actions including coordinating and administering post-Closing matters related to the rights and obligations of such Company Stockholders as are authorized in this Merger Agreement or the Escrow Agreement (the above named representative, as well as any subsequent representative of such Company Stockholders appointed by a majority vote of such Company Stockholders being referred to herein as the "Stockholders' Representative"). Acquiror and Acquiror Sub shall be entitled to rely on such appointment and treat such Stockholders' Representative as the duly appointed attorney-in-fact of each such Company Stockholder.

     SECTION 2.4. STOCK TRANSFER BOOKS.

     At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to Acquiror for any reason shall, subject to Section 2.2 and Section 2.3, be converted into shares of Acquiror Common Stock issuable in exchange therefor pursuant to Section 2.1(a) and any cash in lieu of fractional shares of Acquiror Common Stock to which the holders thereof are entitled pursuant to Section 2.2(c).

     SECTION 2.5. CLOSING.

     Subject to the terms and conditions of this Merger Agreement, the closing of the Merger (the "Closing") will take place as soon as practicable (but, in any event, within five (5) business days) after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VIII hereof, at the offices of Acquiror, 1250 24th St., NW, Suite 725, Washington, DC 20037, unless another date or place is agreed to in writing by the parties hereto (the date of the Closing being referred to herein as the "Closing Date").

     SECTION 2.6. TRANSFERABILITY OF ACQUIROR COMMON STOCK.

     (a) The shares of Acquiror Common Stock to be issued and delivered to the Company Stockholders in the Merger in accordance with the provisions of this
Article II will not have been registered under the Securities Act or under the securities Laws of any state as of the Effective Time.

Accordingly, such shares of Acquiror Common Stock will not be transferable except in compliance with the Securities Act, any state securities Laws, the rules, regulations and other administrative regulations promulgated under the Securities Act and any state securities Laws and shall bear appropriate legends to this effect. In addition, where applicable, the Escrow Shares shall contain a legend providing notice as to the Escrow Agreement.

     (b) The shares of Acquiror Common Stock to be issued and delivered to the Company Stockholders in the Merger in accordance with the provisions of this
Article II will also be subject to the restrictions contained in the Investment Agreements (as defined in Section 4.6). In addition to the other legends described in this Merger Agreement, the certificates evidencing the shares of Acquiror Common Stock to be issued and delivered to the Company Stockholders in the Merger in accordance with the provisions of this Article II (including the Escrow Shares) will contain a legend providing notice as to the Investment Agreements.

     (c) The shares of Acquiror Common Stock to be issued and delivered to certain Company Stockholders who are or may be "affiliates" of the Company, as such term is used in SEC Accounting Series Release Nos. 130 and 135, will also be subject to the restrictions contained in the Company Affiliate Agreements (as defined in Section 3.25). In addition to the other legends described in this Merger Agreement, the certificates evidencing the shares of Acquiror Common Stock to be issued and delivered to such Company Stockholders in the Merger in accordance with the provisions of this Article II (including the Escrow Shares) will contain a legend providing notice as to the Company Affiliate Agreements.

     (d) If any Company Stockholder who is or may be an "affiliate" of the Company, as such term is used in SEC Accounting Series Release Nos. 130 and 135, refuses to execute a Company Affiliate Agreement, Acquiror may, in lieu of receipt of such Company Affiliate Agreement, be entitled to place appropriate legends on the certificates evidencing the Acquiror Common Stock to be received by such Company Stockholder pursuant to the terms of this Merger Agreement (including the applicable Escrow Shares), and to issue appropriate stock transfer instructions to the transfer agent for Acquiror Common Stock, to the effect that the shares received or to be received by such Company Stockholder pursuant to this Merger Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his or her interest in or risks relating to such shares, pursuant to the requirements set forth in the Company Affiliate Agreement. The foregoing restrictions on the transferability of Acquiror Common Stock shall apply to all purported sales, transfers and other conveyances of the shares received or to be received by any such affiliate
Company Stockholder pursuant to this Merger Agreement and to all purported reductions in the interest in or risks relating to such shares, whether or not such Company Stockholder has exchanged the Certificate previously evidencing the shares of Company Common Stock which were converted into such shares.

     SECTION 2.7. DISSENTING COMPANY STOCKHOLDERS.

     Subject to the terms and conditions of this Merger Agreement, including without limitation Section 7.1 hereof, at and after the Effective Time, any holder of shares of Company Common Stock who complies with Section 623 of New York Law (a "Dissenting Company Stockholder") shall be entitled to obtain payment from the Surviving Corporation of the fair value of such Dissenting Company Stockholder's shares of Company Common Stock as determined pursuant to
Section 623 of New York Law; provided, however, that, to the extent permissible under New York Law, no such payment shall be made unless and until such Dissenting Company Stockholder has surrendered to Acquiror the Certificate representing the shares of Company Common Stock for which payment is being made. The Company shall give Acquiror prompt notice of any demands for appraisal or withdrawals of demands for appraisal received by the Company and any other Documents obtained by the Company pursuant to the provisions of Section 623 of New York Law, and, except with the prior written consent of Acquiror, which shall not be unreasonably withheld, shall not settle or offer to settle any such demands.

                                  ARTICLE III



                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to Acquiror as follows:

     SECTION 3.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has the requisite power and authority to own, operate, lease and otherwise to hold and operate the Company Assets (as defined in Section 11.2) and to carry on its business as now being conducted and as proposed to be conducted and to perform the terms of this Merger Agreement and the transactions contemplated hereby. The Company is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the character of the Company Assets owned, operated or leased or the nature of its activities makes such qualification necessary.

     (b) Except as set forth in Schedule 3.1, the Company has no Subsidiaries (as defined in Section 11.2) and neither the Company nor any Subsidiary has any equity investment or other interest in, nor has the Company or any Subsidiary made advances or loans to (other than for customary credit extended to customers of the Company in the Ordinary Course of Business (as defined in Section 11.2) and reflected in the Financial Statements (as defined in Section 3.6(a)), any Person (as defined in Section 11.2). Schedule 3.1 sets forth (i) the authorized capital stock or other equity interests of each direct and indirect Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary directly or indirectly owned by the Company, and (ii) the nature and amount of any such equity investment, other interest or advance. All of such shares of capital stock or other equity interests of the Subsidiaries directly or indirectly held by the Company have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. The Company directly, or indirectly through wholly owned Subsidiaries, owns all such shares of capital stock or other equity interests of the direct or indirect Subsidiaries free and clear of all Encumbrances (as defined in Section 11.2). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation (as listed in Schedule 3.1), and has the requisite power and authority to own, operate, lease and otherwise to hold and operate the Company Assets and to carry on its business as now being conducted and as proposed to be conducted. Each Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the character of the Company Assets owned, operated or leased or the nature of its activities makes such qualification necessary.

     SECTION 3.2. CERTIFICATE OF INCORPORATION AND BYLAWS.

     The Company has delivered to Acquiror a complete and correct copy of the certificate of incorporation, bylaws and other organizational or governing document of the Company and each Subsidiary, each as amended to date. Such certificates of incorporation, bylaws and other organizational or governing documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.

     SECTION 3.3. CAPITALIZATION.

     (a) The authorized capital stock of the Company consists of 200 shares of Company Common Stock, all of which are duly authorized, validly issued and outstanding, fully paid and nonassessable, and none of which are held in the treasury of the Company. All of the issued and outstanding shares of Company Common Stock are owned beneficially and of record by the Company Stockholders free and clear of all Encumbrances. There are no options, warrants or other rights or Agreements (as defined in Section 11.2) of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Company. There are no outstanding obligations or Agreements of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued in accordance with applicable Laws and are fully paid and nonassessable and not subject to preemptive rights.

     (b) Except as set forth in Schedule 3.3, the Company has no outstanding indebtedness for borrowed money, except for operating expenses incurred in the Ordinary Course of Business.

     SECTION 3.4. AUTHORITY.

     Subject to obtaining the Company Stockholder Approval (as defined in Section 3.20), the execution and delivery of this Merger Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement and the other Agreements contemplated hereby, or to consummate the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Acquiror Sub, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     SECTION 3.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) Except as set forth in Schedule 3.5, the execution and delivery of this Merger Agreement by the Company does not, and the performance by the Company of its obligations under this Merger Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of the Company, (ii) subject to (A) obtaining the consents, approvals, authorizations or permits of, and making the filings with or notifications to, the applicable Government Entity (as defined in Section 11.2) pursuant to the applicable requirements of the HSR Act (as defined in Section 11.2) and the Communications Act (as defined in
Section 11.2), and (B) the filing and recordation of the Certificate of Merger in accordance with New York Law and Delaware Law, conflict with or violate any Law applicable to the Company or any Subsidiary or any of the Company Assets, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which any of the Company Assets is subject.

     (b) Except as set forth in Schedule 3.5 and subject to (A) obtaining the consents, approvals, authorizations or permits of, and making the filings with or notifications to, the applicable Government Entity pursuant to the applicable requirements of the HSR Act and the Communications Act, and (B) the filing and recordation of the Certificate of Merger in accordance with New York Law and Delaware Law, the execution and delivery of this Merger Agreement by the Company does not, and the performance of this Merger Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity.

     SECTION 3.6. FINANCIAL STATEMENTS.

     (a) The Company has prepared an audited consolidated balance sheet of the Company and the Subsidiaries as of the end of each of the fiscal years ended December 31, 1996, 1997 and 1998 (the "Audited Balance Sheets") and the related audited consolidated statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries for such fiscal years (the Audited Balance Sheets and such audited consolidated statements of income, shareholders' equity and cash flows are hereinafter referred to collectively as the "Audited Statements"), in each case audited by Ernst & Young LLP in accordance with generally accepted auditing standards and accompanied by the related report of Ernst & Young LLP. A true and complete copy of the Audited Statements has been delivered to Acquiror and is attached as Schedule 3.6 hereto. The Company has also prepared an unaudited consolidated balance sheet of the Company and the Subsidiaries as of September 30, 1999 (the "Unaudited Balance Sheet") and the related unaudited consolidated statements of income and cash flows of the Company and the Subsidiaries for the nine-month period ended on September 30, 1999 (the Unaudited Balance Sheet and such unaudited consolidated statements of income and cash flows are hereinafter referred to collectively as the "Unaudited Statements" and, together with the Audited Statements, as the "Financial Statements").

     (b) The Financial Statements, including, without limitation, the notes thereto, (i) have been prepared in accordance with the books and records of the Company and the Subsidiaries, and (ii) present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject, in the case of the Unaudited Statements, to normal and recurring year-end adjustments which are not expected to be material in amount. All changes in accounting methods (for financial accounting purposes) made, agreed to, requested or required with respect to the Company or any of the Subsidiaries since January 1, 1999 are reflected in the Financial Statements.

     SECTION 3.7. ACCOUNTS RECEIVABLE; BILLING AND ACCOUNTING SYSTEMS.

     (a) The accounts receivable of the Company and the Subsidiaries reflected on the Audited Balance Sheet as of December 31, 1998, reflected on the Unaudited Balance Sheet as of September 30, 1999 or thereafter acquired by the Company or any Subsidiary have been collected or are bona fide, arose in the Ordinary Course of Business, and to the Company's knowledge, are not subject to any disputes or offsets that might have a Company Material Adverse Effect (as defined in Section 11.2) alone or in the aggregate.

     (b) Except as set forth on Schedule 3.7, the Company or a Subsidiary is the sole and exclusive legal and equitable owner of and has good and marketable title to each component of the billing and accounting systems of the Company and the Subsidiaries, including all Intellectual Property (as defined in Section 3.15(a)) used in such systems. The billing and accounting systems of the Company and the Subsidiaries accurately and appropriately record and process all matters that such systems are designed to record or process, and such systems are Year 2000 Compliant (as defined in Section 11.2).

     SECTION 3.8. OWNERSHIP AND CONDITION OF THE COMPANY ASSETS.

     The Company or a Subsidiary is the sole and exclusive legal and equitable owner of and has good and marketable title to the Company Assets reflected in the Audited Balance Sheets and in the Unaudited Balance Sheet, and all material Company Assets purchased by the Company or by any Subsidiary since December 31, 1998 (except for Company Assets reflected in such Audited Balance Sheets and Unaudited Balance Sheet or acquired since December 31, 1998 which have been sold or otherwise disposed of in the Ordinary Course of Business) and, except as set forth in Schedule 3.8, such Company Assets are free and clear of all Encumbrances. No Person or Government Entity has an option to purchase, right of first refusal or other similar right with respect to all or any part of the Company Assets. All of the personal property of the Company and the Subsidiaries is in good working order and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used.

     SECTION 3.9. MATERIAL LEASES.

     Schedule 3.9 lists and briefly describes all Material Leases (as defined in Section 11.2) under which the Company or any Subsidiary is lessee or lessor of any Company Asset, or holds, manages or operates any Company Asset owned by any third party, or under which any Company Asset owned by the Company or any Subsidiary is held, operated or managed by a third party. The Company or the applicable Subsidiary is the owner and holder of all leasehold estates purported to be granted to the Company or such Subsidiary by the Material Leases described in Schedule 3.9 and the Company or such Subsidiary is the owner of all equipment, machinery and other Company Assets thereon or in buildings and structures thereon, in each case free and clear of all Encumbrances. Each such Material Lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder. Except as set forth on Schedule 3.9, the Company or the applicable Subsidiary has performed in all material respects all obligations thereunder required to be performed by the Company or such Subsidiary. Except as set forth on Schedule 3.9, no party is in default in any material respect under any of the foregoing, and to the Company's knowledge, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

     SECTION 3.10. MATERIAL CONTRACTS.

     Schedule 3.10 lists all Material Contracts (as defined in Section 11.2), and the Company has delivered to Acquiror true and correct copies of all such Agreements. Except to the extent any such Material Contract has previously expired in accordance with its terms, as the same may have been amended from time to time, each Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company or the applicable Subsidiaries and, to the Company's knowledge, the other parties thereto. There have been no threatened cancellations of any such Material Contract and there are no outstanding material disputes thereunder. Except as described in Schedule 3.10, the Company or the applicable Subsidiary has in all material respects performed all the obligations thereunder required to be performed by the Company or such Subsidiary. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any other party, is in default in any material respect under any of the Material Contracts described in Schedule 3.10, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default by the Company or any Subsidiary, except for any such defaults which would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.11. REAL PROPERTY.

     Schedule 3.11 contains a list and brief description of all interests in real estate, easements, rights to access, rights-of-way and other real property interests which are owned, leased, used or held for use by the Company or any Subsidiary, excluding the real property interests granted pursuant to the Material Leases (collectively, the "Real Property"). The Real Property described in Schedule 3.11 constitutes all real property interests necessary to conduct the business and operations of the Company and the Subsidiaries as now conducted. The Company and the Subsidiaries are not aware of any easement or other real property interest, other than those described in Schedule 3.11, that is required, or that has been asserted by a Government Entity or other Person to be required, to conduct the business and operations of the Company and the Subsidiaries. The Company has delivered to Acquiror true and complete copies of all deeds, leases, easements, rights-of-way and other instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments). All Real Property (including the improvements thereon) (a) is in good condition and repair consistent with its present use, (b) is available to the Company or the applicable Subsidiary for immediate use in the conduct of the Company's business and operations, and (c) to the Company's knowledge complies in all material respects with all applicable building or zoning codes and the regulations of any Government Entity.

     SECTION 3.12. ENVIRONMENTAL MATTERS.

     The Company and the Subsidiaries have complied in all material respects and are in material compliance with all Environmental Laws (as defined in Section 11.2), except where the failure so to comply would not have a Company Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither the Company nor any Subsidiary has directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Government Entity or any other Person arising out of or attributable to: (a) the current or past presence at any part of the Real Property of Hazardous Materials (as defined in Section 11.2) or any substances that pose a hazard to human health or an impediment to working conditions; (b) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any

Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (c) the off-site disposal of Hazardous Materials originating on or from the Real Property; (d) any facility operations or procedures of the Company or any Subsidiary which do not conform to requirements of the Environmental Laws; or (e) any violation of Environmental Laws at any part of the Real Property or otherwise arising from the Company's or any Subsidiary's activities involving Hazardous Materials.

     SECTION 3.13. LITIGATION.

     Except as described on Schedule 3.13, there is no action, suit, investigation, claim, proceeding, arbitration or litigation pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary, the Company Assets or the business and operations of the Company or any Subsidiary, at law or in equity, or before or by any court, arbitrator or Government Entity. The Company and the Subsidiaries are not operating under or subject to any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Government Entity.

     SECTION 3.14. COMPLIANCE WITH LAWS; LICENSES AND PERMITS.

     The Company and the Subsidiaries have complied and are in compliance in all material respects with all Laws applicable to the Company, any Subsidiary, the Company Assets and the Company's or any Subsidiary's business and operations, including all U.S., foreign, federal, state and local Laws pertaining to employment or labor, safety, health, environmental protection, zoning and other matters, except where the failure so to comply would not have a Company Material Adverse Effect. The Company and the Subsidiaries have obtained and hold all Licenses (as defined in Section 11.2) (the "Company Licenses") from all Government Entities necessary to conduct the business and operations of the Company and the Subsidiaries as now conducted and as proposed to be conducted and to own, use and maintain the Company Assets, except where the failure to possess any such License would not have a Company Material Adverse Effect. All Company Licenses are valid and in full force and effect, except for any such invalidity or failure to be in full force and effect that would not have a Company Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of or default under any Company License, except for any such violation or default that would not have a Company Material Adverse Effect. All returns, reports, statements and other documents required to be filed by the Company or any Subsidiary with any Government Entity have been filed and complied with and are true, correct and complete in all material respects (and any related fees required to be paid have been paid in full). To the knowledge of the Company, all records of every type and nature relating to the Company Licenses, the Company Assets or the business or operations of the Company or any Subsidiary have been maintained in all material respects in accordance with good business practices and the rules of any Government Entity and are maintained at the Company or the appropriate Subsidiary.

     SECTION 3.15. INTELLECTUAL PROPERTY.

     (a) The Company or a Subsidiary owns, or is licensed or otherwise possesses all necessary rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or marketed in the business of the Company or any Subsidiary as presently conducted and as proposed to be conducted or included or proposed to be included in the Company's or any Subsidiary's products or services or proposed products or services (the "Company Intellectual Property Rights").

     (b) Schedule 3.15 lists all (i) material Company Intellectual Property Rights, (ii) licenses, sublicenses and other Agreements as to which the Company or any Subsidiary is a party and pursuant to which any Person is authorized to use any Intellectual Property, and (iii) licenses, sublicenses and other Agreements as to which the Company or any Subsidiary is a party and pursuant to which the Company or any Subsidiary is authorized to use any Intellectual Property right of any other Person.

     (c) To the knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property Rights, any trade secret material to the Company or any Subsidiary, or any Intellectual Property right of any third party to the extent licensed by or through the Company or any Subsidiary, by any third party, including any employee or former employee of the Company or any Subsidiary.

     (d) Neither the Company nor any Subsidiary is, nor will it be as a result of the execution and delivery of this Merger Agreement or the performance of its obligations under this Merger Agreement, in breach of any license, sublicense or other Agreement relating to the Company Intellectual Property Rights.


     (e) Neither the Company nor any Subsidiary (i) has been served with process, or is aware that any Person is intending to serve process on the Company or any Subsidiary, in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property or other proprietary right of any third party or (ii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or Agreement involving Intellectual Property against any third party. The business of the Company and the Subsidiaries as presently conducted and as proposed to be conducted, and the Company's and the Subsidiaries' products and services or proposed products and services do not infringe any Intellectual Property or other propriety right of any third party.


     SECTION 3.16. TAXES AND ASSESSMENTS.


     (a) Except as described on Schedule 3.16, the Company and the Subsidiaries have paid or reserved for all Taxes (as defined in Section 11.2) due and payable for or with respect to all periods up to and including the date hereof (without regard to whether or not such Taxes are or were disputed), whether or not shown on any Tax Return (as defined in Section 11.2).


     (b) The Company and the Subsidiaries have (or, in the case of Tax Returns becoming due after the date hereof and before the Closing, will have prior to the Closing) duly filed on a timely basis all Tax Returns that they were required to file at or before the Closing. All such Tax Returns were (or, in the case of Tax Returns becoming due after the date hereof and before the Closing, will be) accurate and complete in all material respects. Except as described on
Schedule 3.16, neither the Company nor any Subsidiary is the beneficiary of any extension of time within which to file any Tax Return. No claim that has not been resolved has ever been made by a Government Entity in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction. Neither the Company nor any Subsidiary has given any currently effective waiver of any statute of limitations in respect of Taxes or agreed to any currently effective extension of time with respect to a Tax assessment or deficiency. There are no security interests on any of the Company Assets that arose in connection with any failure (or alleged failure) to pay any Tax.


     (c) The Company and the Subsidiaries have (or, in the case of any such Taxes required to be withheld or paid after the date hereof and before the Closing, will have prior to the Closing) withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.


     (d) Neither the Company nor any Subsidiary, including any director, officer or employee responsible for Tax matters of the Company or any Subsidiary, nor any Company Stockholder, including any director, officer or employee responsible for Tax matters of any Company Stockholder, is aware of any facts or circumstances which could give rise to a reasonable expectation that any Government Entity may assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any liability for Taxes of the Company or any Subsidiary either (i) claimed or raised by any Government Entity in writing or (ii) as to which the Company or any Subsidiary has knowledge based upon personal contact with any agent of such Government Entity. The Company has delivered to Acquiror correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since December 31, 1995. Schedule 3.16 sets forth a complete and accurate list of all Tax Returns filed with respect to the taxable periods of the Company and the Subsidiaries ended on or after December 31, 1995; indicates those Tax Returns that have been audited; and indicates those Tax Returns that currently are the subject of an audit.

     (e) The unpaid Taxes of the Company and the Subsidiaries (i) did not, as of the date of the most recent Unaudited Statement, exceed the reserve for Tax liabilities (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Unaudited Statement and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and the Subsidiaries in filing their Tax Returns.

     (f)  Neither  the  Company  nor any  Subsidiary  has filed a consent  under
Section 341(f) of the Code,  concerning  collapsible  corporations.  Neither the
Company nor any Subsidiary has made any payment, is obligated to make any payment or is a party to any Agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code in connection with the transactions contemplated by this Merger Agreement. Except as set forth on Schedule 3.16, the Company and the Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Except as set forth on Schedule 3.16, neither the Company nor any Subsidiary is a party to any Tax allocation or sharing Agreement. Neither the Company nor any Subsidiary has been a member of an Affiliated Group (as defined in Section 11.2) filing a consolidated federal income Tax Return, other than a group the common parent of which is the Company. Neither the Company nor any Subsidiary has any liability for the Taxes of any other Person under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Agreement or otherwise.

     SECTION 3.17. EMPLOYMENT MATTERS.

     (a) None of the Company, any Subsidiary or any Employee Benefit Plan (as defined in Section 11.2) maintained by the Company or any Subsidiary or to which the Company or any Subsidiary has or has had the obligation to contribute in respect of any current or former employee (such Employee Benefit Plans, collectively, the "Company Benefit Plans") is in violation of any provisions of Law (including without limitation, if any Company Benefit Plan is intended by the Company or any Subsidiary to satisfy the requirements for Tax qualification described in Section 401 of the Code, the Code and the requirements for Tax qualification described in Section 401 thereof), except for any such violation which would not have a Company Material Adverse Effect. Each Company Benefit Plan has been administered in accordance with its terms. No reportable event, within the meaning of Section 4043(c)(1), (2), (3), (5), (6), (7) or (10) of
ERISA (as defined in Section 11.2), has occurred and is continuing with respect to any such Employee Benefit Plan and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan. No Company Benefit Plan is a Multiemployer Plan (as such term is defined in ERISA), is subject to Title IV of ERISA or provides post-retirement medical, life insurance or other benefits except to the extent required to comply with the health care continuation coverage requirements of ERISA and the Code. Except as set forth in Schedule 3.17, neither the Company nor any Subsidiary (i) maintains or has ever maintained any Employee Benefit Plan or Other Arrangement (as defined in Section 11.2), (ii) is or ever has been a party to any Employee Benefit Plan or Other Arrangement or (iii) has any obligations under any Employee Benefit Plan or Other Arrangement.

     (b) There are no collective bargaining or similar Agreements applicable to any employees of the Company or any Subsidiary and neither the Company nor any Subsidiary has any duty to bargain with any labor organization with respect to any such employees. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company or any Subsidiary.

     (c) With respect to any persons employed by the Company or any Subsidiary, to the Company's knowledge, the Company and the Subsidiaries are in compliance with all Laws respecting employment conditions and practices, have withheld all amounts required by any applicable Laws to be withheld from wages or any Taxes or penalties for failure to comply with any of the foregoing, except for any such noncompliance which would not have a Company Material Adverse Effect.

     (d) With respect to any persons  employed by the Company or any Subsidiary,
(i) neither the Company nor any Subsidiary has engaged in any unfair labor practice within the meaning of the National

Labor Relations Act or has violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices, except for any such practice or violation which would not have a Company Material Adverse Effect; and (ii) there are no pending or, to the knowledge of the Company, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company or any Subsidiary before any Government Entity nor, to the knowledge of the Company, does any basis therefor exist.

     (e) No Company Benefit Plan or Other Arrangement of the Company or any Subsidiary, individually or collectively, provides for any payment by the Company or any Subsidiary to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.


     (f) The Company has furnished to Acquiror true and complete copies of each of the following: (i) the documents setting forth the terms of each Company Benefit Plan; (ii) all related trust Agreements or annuity Agreements (and any other funding document) for each Company Benefit Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) on each Company Benefit Plan that have been filed with any Government Entity; (iv) the current summary plan description and subsequent summaries of material modifications for each Company Benefit Plan that is subject to Title I of ERISA; (v) all DOL (as defined in Section 11.2) opinions on any Company Benefit Plan; (vi) all correspondence with the PBGC (as defined in Section 11.2) on any Company Benefit Plan exchanged during the past three (3) years; (vii) all IRS (as defined in
Section 11.2) rulings, opinions or technical advice relating to any Company Benefit Plan and the current IRS determination letter issued with respect to each Company Benefit Plan that is a Qualified Plan (as defined in Section 11.2);
(viii) all current Agreements with service providers or fiduciaries for providing services on behalf of any Company Benefit Plan; and (ix) a true and complete list of the names, positions, rates of compensation and fringe benefits of all employees of the Company and the Subsidiaries; and Acquiror acknowledges receipt of the documents listed in Schedule 3.17(f). For each Other Arrangement of the Company or any Subsidiary, the Company has furnished to Acquiror true and complete copies of each policy, Agreement or other document setting forth or explaining the current terms of such Other Arrangement, all related trust Agreements or other funding documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications, all correspondence with or other submissions to any Government Entity, and all current Agreements with service providers or fiduciaries for providing services on behalf of any such Other Arrangement.


     (g) The Company and the Subsidiaries have made all contributions and other payments required by and due under the terms of each Company Benefit Plan and Other Arrangement of the Company or any Subsidiary and have taken no action during the past three (3) years (other than actions required by Law) relating to any Company Benefit Plan or any such Other Arrangement that will increase Acquiror's, the Surviving Corporation's or any Subsidiary's obligation under any Company Benefit Plan or any such Other Arrangement.


     (h) No Company Benefit Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Company Benefit Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.


     SECTION 3.18. TRANSACTIONS WITH RELATED PARTIES.


     Except as set forth in Schedule 3.18, neither any present or, to the knowledge of the Company, former director, officer, employee with a salary in excess of $60,000, or stockholder of the Company or any Subsidiary who beneficially owns more than 5% of the capital stock of the Company or any Subsidiary, nor any affiliate of such director, officer, employee or stockholder:


     (a) owns, directly or indirectly, any interest in (except for holdings in securities that are listed on a national securities exchange, quoted on a national automated quotation system or regularly traded in the over-the-counter market, where such holdings are not in excess of two percent (2%) of the outstanding class of such securities and are held solely for investment purposes), or is a stockholder, partner, other holder of equity interests, director, officer, employee, consultant or agent of, any Person that is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Company or any Subsidiary, except where the value to such individual of any such arrangement with the Company or any Subsidiary has been less than $60,000 in the last twelve (12) months;

     (b) owns, directly or indirectly, in whole or in part, any assets or property with a fair market value of $60,000 or more which the Company or any Subsidiary currently uses in its business;

     (c) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to, the Company or any Subsidiary, except for claims arising in the Ordinary Course of Business from any such person's service to the Company or any Subsidiary as a director, officer or employee;

     (d) has sold or leased to, or purchased or leased from, the Company or any Subsidiary any assets or property for consideration in excess of $60,000 in the aggregate since January 1, 1995;

     (e) is a party to any Agreement pursuant to which the Company or any Subsidiary provides office space to any such Person, or provides services of any nature to any such Person, other than in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary; or

     (f) has, since January 1, 1995, engaged in any other material transaction with the Company or any Subsidiary involving in excess of $60,000 in any twelve
(12) month period, other than (i) in the Ordinary Course of Business in connection with the employment of such person by the Company or any Subsidiary, and (ii) dividends, distributions and stock issuances to all stockholders on a pro rata basis.

     SECTION 3.19. INSURANCE.

     The Company has made available to Acquiror copies of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the Company Assets or the business and operations of the Company or any Subsidiary. All such policies: (a) are in full force and effect; (b) are sufficient for compliance by the Company and the Subsidiaries with all requirements of applicable Law and of all Licenses and other Agreements to which the Company or any Subsidiary is a party; (c) are valid, outstanding, and enforceable policies; and (d) insure against risks of the kind customarily insured against and in amounts customarily carried by corporations similarly situated and provide adequate insurance coverage for the Company Assets and the business and operations of the Company and the Subsidiaries.

     SECTION 3.20. VOTING REQUIREMENTS.

     The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon (the "Company Stockholder
Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Merger Agreement and the transactions contemplated hereby.

     SECTION 3.21. COMPLIANCE WITH FOREIGN CORRUPT PRACTICES ACT.

     None of the Company, any Subsidiary nor any of their respective officers, directors or, to the knowledge of the Company, any of their respective employees or agents (or stockholders, distributors, representatives or other Persons acting on the express, implied or apparent authority of the Company or of any Subsidiary) has paid, given or received or has offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Government Entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or any Subsidiary (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Subsidiary in obtaining business for or with, or directing business to, any Person, or (b) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company and the Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

     SECTION 3.22 NO STOCK TRADING OR SHORT POSITIONS.

     Neither the Company, any Subsidiary, any Company Stockholder, nor any affiliate or officer of the Company, any Subsidiary or any Company Stockholder has traded, directly or indirectly, or taken a short position, in Acquiror Common Stock subsequent to the signing of a certain letter of intent in connection with this transaction on September 17, 1999.

     SECTION 3.23. BROKERS.

     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company, any Subsidiary, or any Company Stockholder.

     SECTION 3.24. BOARD RECOMMENDATION.

     In compliance with New York Law, the board of directors of the Company has adopted by unanimous written consent a resolution approving and adopting this Merger Agreement and the transactions contemplated hereby and recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the Company Stockholders.

     SECTION 3.25. COMPANY AFFILIATE AGREEMENTS.

     Schedule 3.25 lists all Persons who are or may be "affiliates" of the Company, as such term is used in SEC Accounting Series Release Nos. 130 and 135 (the "Company Affiliates"). The Company Affiliates have indicated to the Company that they intend to execute and deliver to Acquiror affiliate agreements, in substantially the form attached hereto as Exhibit B-1 (the "Company Affiliate Agreements"), in accordance with Section 7.8.

     SECTION 3.26. ABSENCE OF UNDISCLOSED LIABILITIES.

     Except as reflected in the Financial Statements, there are no liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of the Company or any Subsidiary, including but not limited to liabilities for Taxes, of a nature required by GAAP to be reflected, or reserved against, in the Financial Statements and that are not so reflected, or reserved against, in the Financial Statements, except for those liabilities or obligations that have been incurred in the Ordinary Course of Business since the date of the last Financial Statement.

     SECTION 3.27. YEAR 2000.

     The Company and the Subsidiaries will not be materially adversely affected by (a) any failure of any computer hardware, software, firmware or embedded chip technology owned by the Company or any Subsidiary to be Year 2000 Compliant; or
(b) the cost and/or disruption to normal activities caused by work to be carried out to ensure such computer hardware, software or embedded chip technology is Year 2000 Compliant.

     SECTION 3.28. POOLING; TAX MATTERS.

     To the Company's knowledge after reasonable inquiry, neither the Company nor any of its affiliates has taken or agreed to take any action or failed to take any action which action or failure would prevent the Merger from (a) being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the regulations and interpretations of the SEC; or (b) qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 3.29. PROXY STATEMENT.

     The information presented or supplied by the Company or required to be presented or supplied by the Company (except to the extent revised or superseded by amendments or supplements) to the Company Stockholders (the "Company Information") in connection with the Company Stockholders Meeting (as defined in
Section 7.1(a)) or the proxy statement (as amended or supplemented from time to time, the "Acquiror Proxy Statement") relating to the Acquiror Stockholders Meeting (as defined in Section 7.1(c)), shall not (a) in the case of the Company Information, on the date the Company

Information is first presented or otherwise supplied to the Company Stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, or (b) in the case of the Acquiror Proxy Statement, on the date the Acquiror Proxy Statement is first mailed to the stockholders of Acquiror, at the time of the Acquiror Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Merger by or on behalf of the Company for the Company Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Acquiror which is contained in or omitted from the Company Information or the Acquiror Proxy Statement.

     SECTION 3.30. ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Except as set forth in Schedule 3.30, since December 31, 1998 there has been no material adverse change in the business, operations, prospects, condition (financial or otherwise), assets or liabilities of the Company or any Subsidiary.

     SECTION 3.31. DISCLOSURE.

     No representations or warranties by the Company or the Company Stockholders in this Merger Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by the Company or the Company Stockholders to Acquiror or Acquiror Sub pursuant to the provisions of this Merger Agreement (taken collectively), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.



                                  ARTICLE IV



ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
THE COMPANY STOCKHOLDER

     Each Company Stockholder hereby represents and warrants to Acquiror as follows:

     SECTION 4.1. TITLE TO COMPANY COMMON STOCK.

     Except as set forth on Schedule 4.1, such Company Stockholder is and immediately prior to the Effective Time will be the sole legal, beneficial and record owner of the number of shares of Company Common Stock set forth opposite such Company Stockholder's name in the column on Schedule 2.1 entitled "Shares of Company Common Stock." Since the date of issuance or sale of such shares of Company Common Stock to such Company Stockholder, there has been no event, or action taken (or failure to take action) by or against such Company Stockholder, which has resulted or might result in the creation of any Encumbrance on such shares. Such Company Stockholder has and immediately prior to the Effective Time such Company Stockholder will have good, valid and marketable title to such shares of Company Common Stock, free and clear of all Encumbrances, except such restrictions on the transfer of such shares as may be applicable under federal and state securities Laws.

     SECTION 4.2. AUTHORITY AND CAPACITY.

     Such Company Stockholder has full legal right, capacity, power and authority to execute and deliver this Merger Agreement and all other documents and Agreements executed or to be executed by such Company Stockholder pursuant hereto, and to consummate the transactions contemplated hereby and thereby. If such Company Stockholder is an entity, the execution and delivery by such Company Stockholder of this Merger Agreement and all other documents and Agreements executed or to be executed by such Company Stockholder pursuant hereto, and the consummation by such Company

Stockholder of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or trust action, and no other corporate or trust proceedings on the part of such Company Stockholder are necessary to authorize this Merger Agreement and such other documents and Agreements, or to consummate such transactions contemplated hereby and thereby.

     SECTION 4.3. ABSENCE OF VIOLATION.

     The execution, delivery and performance by such Company Stockholder of this Merger Agreement and all other documents and Agreements contemplated hereby to which such Company Stockholder is a party, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Laws having applicability to such Company Stockholder; or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which such Company Stockholder is a party.

     SECTION 4.4. RESTRICTIONS AND CONSENTS.

     Subject to obtaining the consents, approvals, authorizations or permits of, and making the filings with or notifications to, the applicable Government Entity pursuant to the applicable requirements, if any, of the HSR Act and the Communications Act, there are no Agreements, Laws or other restrictions of any kind to which such Company Stockholder is party or subject that would prevent or restrict, or require the consent or filing with or notification to, any Person in connection with, the execution, delivery or performance by such Company Stockholder of this Merger Agreement and all other documents and Agreements contemplated hereby to which such Company Stockholder is a party.

     SECTION 4.5. BINDING OBLIGATION.

     This Merger Agreement constitutes, and each document and Agreement to be executed by such Company Stockholder pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall constitute, a valid and binding obligation of such Company Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     SECTION 4.6. INVESTMENT AGREEMENTS.

     An investment agreement in the form attached hereto as Exhibit C (together with the related investor questionnaire and, if applicable, purchaser's representative certificate, the "Investment Agreement") will be executed and delivered to Acquiror by such Company Stockholder in accordance with Section 7.16, and such Investment Agreement, when so executed and delivered, will constitute a legal, valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with its terms.

     SECTION 4.7. COMPANY AFFILIATE AGREEMENTS.

     If such Company Stockholder is a Company Affiliate, such Company Stockholder will execute and deliver to Acquiror a Company Affiliate Agreement in accordance with Section 7.8, and such Company Affiliate Agreement, when so executed and delivered, will constitute a legal, valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with its terms.

                                   ARTICLE V


                       REPRESENTATIONS AND WARRANTIES OF
                           ACQUIROR AND ACQUIROR SUB

     Acquiror and Acquiror Sub hereby jointly and severally represent and warrant to the Company and the Company Stockholders as follows:

     SECTION 5.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

     (a) Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries (as defined in Section 11.2) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of Acquiror and Acquiror Sub has the requisite power and authority to own, lease, operate and otherwise to hold and operate their respective assets and properties, to carry on its business as now being conducted or proposed to be conducted and to perform the terms of this Merger Agreement and the transactions contemplated hereby. Each of Acquiror's Significant Subsidiaries has the requisite power and authority to own, lease, operate and otherwise to hold and operate its assets and properties and to carry on its business as now being conducted or proposed to be conducted. Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries is duly qualified to conduct business, and is in good standing, in each jurisdiction in which the character of the assets or properties owned, operated or leased by it or the nature of its activities makes such qualification necessary.

     (b) Schedule 5.1 sets forth Acquiror's Significant Subsidiaries and the percentage of the outstanding capital stock or other equity interests of each such Significant Subsidiary directly or indirectly owned by Acquiror. All of such shares of capital stock or other equity interests of such Significant Subsidiaries directly or indirectly held by Acquiror have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. Except as set forth in Schedule 5.1, Acquiror directly, or indirectly through wholly owned subsidiaries, owns all such shares of capital stock or other equity interests of such direct or indirect Significant Subsidiaries free and clear of all Encumbrances.

     SECTION 5.2. CERTIFICATE OF INCORPORATION AND BYLAWS.

     Acquiror has delivered to the Company a complete and correct copy of the certificates of incorporation, bylaws and other organizational or governing
document  of  Acquiror  and  Acquiror  Sub,  each  as  amended  to  date.   Such
certificates of incorporation, bylaws and other organizational or governing documents are in full force and effect. Neither Acquiror nor Acquiror Sub is in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.

     SECTION 5.3. CAPITALIZATION.

     The authorized capital stock of Acquiror consists of: (a) one hundred million (100,000,000) shares of Acquiror Common Stock of which twenty-four million eight hundred ten thousand nine hundred thirty-seven (24,810,937) shares were issued and outstanding as of December 12, 1999; and (b) ten million (10,000,000) shares of preferred stock, par value $.001 per share, of which, as of December 12, 1999: (i) one hundred twenty-five (125) shares of 8% Series D Cumulative Convertible Preferred Stock are authorized, of which fifty (50) shares are issued and outstanding; (ii) one hundred twenty-five (125) shares of 8% Series E Cumulative Convertible Redeemable Preferred Stock are authorized, of which fifty (50) shares are issued and outstanding; (iii) two million twenty thousand (2,020,000) shares of Series F Convertible Preferred Stock are authorized, of which one million ten thousand (1,010,000) shares are issued and outstanding; (iv) five hundred thousand (500,000) shares of Series H Convertible Preferred Stock are authorized, issued and outstanding; (v) four hundred thousand (400,000) shares of Series I Convertible Preferred Stock are authorized, issued and outstanding; (vi) forty (40) shares of 5% Series J Cumulative Convertible Preferred Stock are authorized, issued and outstanding;
(vii) thirty (30) shares of 5% Series K Cumulative Convertible Preferred Stock are authorized, issued and outstanding; (viii) one (1) share of 20% Series M Cumulative Convertible Preferred Stock is authorized, issued and outstanding;
(ix) twenty thousand (20,000) shares of 8% Series N Cumulative Convertible Preferred Stock are authorized, of which one thousand five hundred ten (1,510) shares are issued and outstanding;

and (x) sixteen thousand one hundred (16,100) shares of 10% Series O Cumulative Convertible Preferred Stock are authorized, issued and outstanding. Acquiror is currently proposing to issue shares of Series L Preferred Stock in connection with the renegotiation of the purchase price of a completed acquisition. Except as set forth in Schedule 5.3, there are no options, warrants or other rights or Agreements of any character relating to the issued or unissued capital stock of Acquiror or obligating Acquiror to issue or sell any shares of capital stock of, or other equity interests in, Acquiror, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of Acquiror. Except as set forth in Schedule 5.3, there are no outstanding obligations of Acquiror to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person, and the shares of Acquiror Common Stock to be issued pursuant to this Merger Agreement are not subject to any preemptive rights.

     SECTION 5.4. AUTHORITY.


     Subject to obtaining the requisite approval of Acquiror's stockholders (the "Acquiror Stockholder Approval") for the issuance of Acquiror Common Stock pursuant to the terms of this Merger Agreement (the "Stock Issuance"), the execution and delivery of this Merger Agreement by Acquiror and Acquiror Sub and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Merger Agreement and the other Agreements contemplated hereby, or to consummate the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by Acquiror and Acquiror Sub, and, assuming the due authorization, execution and delivery by the Company and the Company Stockholders, constitutes a legal, valid and binding obligation of Acquiror and Acquiror Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.


     SECTION 5.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.


     (a) Except as set forth in Schedule 5.5, the execution and delivery of this Merger Agreement by Acquiror and Acquiror Sub do not, and the performance by Acquiror and Acquiror Sub of their respective obligations under this Merger Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Acquiror or Acquiror Sub, (ii) subject to (A) obtaining the consents, approvals, authorizations or permits of, and making the filings with or notifications to, the applicable Government Entity pursuant to the applicable requirements of the HSR Act and the Communications Act, and (B) the filing and recordation of the Certificate of Merger in accordance with New York Law and Delaware Law, conflict with or violate any Law applicable to Acquiror or Acquiror Sub, or their respective assets and properties, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time would become a default) under any Agreement, or other instrument or obligation to which Acquiror or Acquiror Sub is a party or by which Acquiror or Acquiror Sub is bound, or by which any of their respective properties or assets is subject.


     (b) Except as set forth in Schedule 5.5 and subject to (A) obtaining the consents, approvals, authorizations or permits of, and making the filings with or notifications to, the applicable Government Entity pursuant to the applicable requirements of the HSR Act and the Communications Act, and (B) the filing and recordation of the Certificate of Merger in accordance with New York Law and Delaware Law, the execution and delivery of this Merger Agreement by Acquiror and Acquiror Sub do not, and the performance of this Merger Agreement by Acquiror and Acquiror Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity.


     SECTION 5.6. FINANCIAL STATEMENTS.


     (a) The financial statements (the "Acquiror Financial Statements") set forth in the Acquiror SEC Documents (as defined in Section 5.13) (i) comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto,

(ii) present fairly in all material respects the consolidated financial condition of Acquiror and its consolidated subsidiaries as of (or for the period ending on) their respective dates (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes) and (iii) have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the absence of footnotes and as permitted by Form 10-Q of the SEC) applied on a consistent basis (except as may be indicated in the notes thereto).

     (b) Acquiror or one of its Significant Subsidiaries or other consolidated subsidiaries is the sole and exclusive legal and equitable owner of and has good and marketable title to the assets and properties reflected on the balance sheets included in the Acquiror Financial Statements, and all material assets and properties purchased by Acquiror or any of its Significant Subsidiaries or other consolidated subsidiaries since the date of the most recent Acquiror Financial Statement (except for assets and properties reflected in such balance sheets or acquired since the date of the most recent Acquiror Financial Statement which have been sold or otherwise disposed of in the Ordinary Course of Business). No Person or Government Entity has an option to purchase, right of first refusal or other similar right with respect to all or any part of such assets or properties. All of the personal property of Acquiror and its Significant Subsidiaries is in good working order and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used.


     SECTION 5.7. AGREEMENTS.


     All Agreements that were, or were required to be, disclosed in or filed as exhibits to the Acquiror SEC Documents, or which involve an annual aggregate expenditure by Acquiror or its Significant Subsidiaries of $100,000 or more (collectively, the "Acquiror Material Contracts") are, except as set forth in
Schedule 5.7 and except to the extent they have previously expired in accordance with their terms, as the same may have been amended from time to time, valid and in full force and effect, and constitute the legal, valid and binding obligation of, and are legally enforceable against, Acquiror or its applicable subsidiaries and, to Acquiror's knowledge, the other parties thereto. There have been no threatened cancellations of any such Acquiror Material Contract and there are no outstanding disputes thereunder, except for any such disputes which would not reasonably be expected to have an Acquiror Material Adverse Effect (as defined in Section 11.2). Neither Acquiror nor any of its Significant Subsidiaries nor, to Acquiror's knowledge, any other party, is in default in any material respect under any of the Acquiror Material Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default by Acquiror or any of its Significant Subsidiaries, except for any such defaults which (a) are disclosed in the Acquiror SEC Documents (as defined in Section 5.13), (b) would not be required to be disclosed in the Acquiror SEC Documents, or (c) would not reasonably be expected to have an Acquiror Material Adverse Effect.


     SECTION 5.8. LITIGATION.


     Except as set forth in Schedule 5.8, there is no action, suit, investigation, claim, proceeding, arbitration or litigation pending or, to the knowledge of Acquiror, threatened against or involving Acquiror, Acquiror Sub, Acquiror's Significant Subsidiaries, or the assets, business and operations of Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, at law or in equity, or before or by any court, arbitrator or Government Entity. None of Acquiror, Acquiror Sub nor any of Acquiror's Significant Subsidiaries is operating under or subject to any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Government Entity.


     SECTION 5.9. TAXES AND ASSESSMENTS.


     (a) Except as set forth on Schedule 5.9, Acquiror and its Significant Subsidiaries have (i) duly and timely paid all Taxes which have become due and payable by them; (ii) neither Acquiror nor any of its Significant Subsidiaries has received, nor does Acquiror have any knowledge of, any notice of deficiency or assessment or proposed deficiency or assessment with respect to any Taxes from any Government Entity; and (iii) to Acquiror's knowledge, there are no audits pending and there are no outstanding Agreements or waivers by Acquiror that extend the statutory period of limitations applicable to any federal, state, local, or foreign Tax returns or Taxes. See Schedule 5.9 for potential additional Tax liabilities. Except as set forth on Schedule 5.9, neither Acquiror nor any of its Significant Subsidiaries, including any officer, director or employee responsible for Tax matters of Acquiror or any of its Significant Subsidiaries, is aware of any facts or circumstances which could give rise to a reasonable expectation that any Government Entity may assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth on Schedule 5.9, all Tax Returns (as such Tax Returns may have been amended or supplemented) filed by Acquiror and its Significant Subsidiaries were, as so amended or supplemented (or, in the case of Tax Returns becoming due after the date hereof and before the Closing, will be) accurate and complete in all material respects.

     (b) Except as set forth on Schedule 5.9, Acquiror and its Significant Subsidiaries have (or, in the case of any such Taxes required to be withheld or paid after the date hereof and before the Closing, will have prior to the Closing) withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (c) The unpaid Taxes of Acquiror and its Significant Subsidiaries (i) did not, as of the date of the most recent Acquiror Financial Statement, exceed the reserve for Tax liabilities (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Acquiror Financial Statement and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Acquiror and its Significant Subsidiaries in filing their Tax Returns.

     (d) Neither Acquiror nor any of its Significant Subsidiaries has filed a consent under Section 341(f) of the Code, concerning collapsible corporations. Neither Acquiror nor any of its Significant Subsidiaries has made any payment, is obligated to make any payment or is a party to any Agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code in connection with the transactions contemplated by this Merger Agreement. Except as set forth on Schedule 5.9, neither Acquiror nor any of its Significant Subsidiaries is a party to any Tax allocation or sharing Agreement. Neither Acquiror nor any of its Significant Subsidiaries has been a member of an Affiliated Group filing a consolidated federal income Tax Return, other than a group the common parent of which is Acquiror. Except as set forth on Schedule 5.9, Acquiror and its Significant Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

     SECTION 5.10. VOTING REQUIREMENTS.

     The affirmative vote of the holders of a majority of the voting rights represented by the outstanding shares of Acquiror Common Stock, the Series F Convertible Preferred Stock of Acquiror and the Series H Convertible Preferred Stock of Acquiror, voting together as a single class, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Stock Issuance.

     SECTION 5.11. BROKERS.

     No broker, finder or investment banker (except for Gerard Klauer Mattison & Co., Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Acquiror.

     SECTION 5.12. NO PRIOR ACTIVITIES OF ACQUIROR SUB.

     Acquiror Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby. Except pursuant to or in connection with this Merger Agreement and the transactions contemplated hereby, Acquiror Sub has not incurred any liabilities or obligations and has no debt of any nature.

     SECTION 5.13. SEC DOCUMENTS; NASDAQ MATTERS.

     Acquiror has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998 (the "Acquiror SEC Documents"). As of their respective dates, the Acquiror SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as defined in Section 11.2), as the case may be, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof Acquiror has complied with all requirements for quotation on The Nasdaq Stock Market and is so quoted and in good standing with The Nasdaq Stock Market.

     SECTION 5.14. ACQUIROR COMMON STOCK.

     The Acquiror Common Stock to be issued and delivered to the Company Stockholders pursuant to the Merger has been duly authorized and, when issued in the Merger in accordance with this Merger Agreement, will be validly issued, fully paid and nonassessable and will have been approved for listing by The Nasdaq Stock Market.

     SECTION 5.15. POOLING; TAX MATTERS.

     To Acquiror's knowledge after reasonable inquiry, neither Acquiror nor any of its affiliates has taken or agreed to take any action or failed to take any action that would prevent the Merger from: (a) being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the regulations and interpretations of the SEC; or (b) qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 5.16 PROXY STATEMENT.

     The information supplied by Acquiror or required to be supplied by Acquiror (except to the extent revised or superseded by amendments or supplements) for inclusion in or with the Company Information or the Acquiror Proxy Statement shall not (a) in the case of the Company Information, on the date the Company Information is first presented or otherwise supplied to the Company Stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, or (b) in the case of the Acquiror Proxy Statement, on the date the Acquiror Proxy Statement is first mailed to the stockholders of Acquiror, at the time of the Acquiror Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies by or on behalf of Acquiror for the Acquiror Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, Acquiror makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company which is contained in or omitted from the Company Information or the Acquiror Proxy Statement.

     SECTION 5.17. COMPLIANCE WITH LAWS; LICENSES AND PERMITS.

     Acquiror and its Significant Subsidiaries have complied and are in compliance in all material respects with all Laws applicable to Acquiror, any such Significant Subsidiary, or any of their respective assets, properties, businesses and operations, including all U.S., foreign, federal, state and local Laws pertaining to employment or labor, safety, health, environmental protection, zoning and other matters, except where the failure so to comply would not have an Acquiror Material Adverse Effect. Acquiror and its Significant Subsidiaries have obtained and hold all Licenses (the "Acquiror Licenses") from all Government Entities necessary to conduct the business and operations of Acquiror and its Significant Subsidiaries as now conducted and as proposed to be conducted and to own, use and maintain the assets and properties of Acquiror and its Significant Subsidiaries, except where the failure to possess any such License would not have an Acquiror Material Adverse Effect. All Acquiror Licenses are valid and in full force and effect, except for any such invalidity or failure to be in full force and effect that would not have an Acquiror Material Adverse Effect, and neither Acquiror nor any of its Significant Subsidiaries is in violation of or default under any Acquiror License, except for any such violation or default that would not have an Acquiror Material Adverse Effect.

     SECTION 5.18. INTELLECTUAL PROPERTY.


     (a) Acquiror or one of its Significant Subsidiaries owns, or is licensed or otherwise possesses all necessary rights to use all Intellectual Property that is used or marketed in the business of Acquiror or any of its Significant Subsidiaries as presently conducted and as proposed to be conducted or included or proposed to be included in Acquiror's or one of its Significant Subsidiaries' products or services or proposed products or services (the "Acquiror Intellectual Property Rights").


     (b) To the knowledge of Acquiror, there is no unauthorized use, disclosure, infringement or misappropriation of any Acquiror Intellectual Property Rights, any trade secret material to Acquiror or any of its Significant Subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Acquiror or any of its Significant Subsidiaries, by any third party, including any employee or former employee of Acquiror or any of its Significant Subsidiaries.


     (c) Neither Acquiror nor any of its Significant Subsidiaries is, nor will it be as a result of the execution and delivery of this Merger Agreement or the performance of its obligations under this Merger Agreement, in breach of any license, sublicense or other Agreement relating to the Acquiror Intellectual Property Rights.


     (d) Neither Acquiror nor any of its Significant Subsidiaries (i) has been served with process, or is aware that any Person is intending to serve process on Acquiror or any of its Significant Subsidiaries, in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property or other proprietary right of any third party or (ii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or Agreement involving Intellectual Property against any third party. The business of Acquiror and its Significant Subsidiaries as presently conducted and as proposed to be conducted, and Acquiror's and its Significant Subsidiaries' products and services or proposed products and services do not infringe any Intellectual Property or other propriety right of any third party.



     SECTION 5.19. EMPLOYMENT MATTERS.


     (a) None of Acquiror, any of its Significant Subsidiaries, nor any Employee Benefit Plan maintained by Acquiror or any of its Significant Subsidiaries or to which Acquiror or any of its Significant Subsidiaries has or has had the obligation to contribute in respect of any current or former employee (such Employee Benefit Plans, collectively, the "Acquiror Benefit Plans") is in violation of any provisions of Law (including without limitation, if any Acquiror Benefit Plan is intended by Acquiror or any of its Significant Subsidiaries to satisfy the requirements for Tax qualification described in
Section 401 of the Code, the Code and the requirements for Tax qualification described in Section 401 thereof), except for any such violation which would not have an Acquiror Material Adverse Effect. Each Acquiror Benefit Plan has been administered in accordance with its terms. No reportable event, within the meaning of Section 4043(c)(1), (2), (3), (5), (6), (7) or (10) of ERISA, has
occurred and is continuing with respect to any Acquiror Benefit Plan and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any Acquiror Benefit Plan. No Acquiror Benefit Plan is a Multiemployer Plan (as such term is defined in ERISA), is subject to Title IV of ERISA or provides post-retirement medical, life insurance or other benefits except to the extent required to comply with the health care continuation coverage requirements of ERISA and the Code.

     (b) There are no collective bargaining or similar Agreements applicable to any employees of Acquiror or any of its Significant Subsidiaries and neither Acquiror nor any of its Significant Subsidiaries has any duty to bargain with any labor organization with respect to any such employees. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by Acquiror or any of its Significant Subsidiaries.

     (c) With respect to any persons employed by Acquiror or any of its Significant Subsidiaries, to Acquiror's knowledge, Acquiror and its Significant Subsidiaries are in compliance with all Laws respecting employment conditions and practices, have withheld all amounts required by any applicable Laws to be withheld from wages or any Taxes or penalties for failure to comply with any of the foregoing, except for any such noncompliance which would not have an Acquiror Material Adverse Effect.

     (d) With respect to any persons employed by Acquiror or any of its Significant Subsidiaries, (i) neither Acquiror nor any of its Significant Subsidiaries has engaged in any unfair labor practice within the meaning of the National Labor Relations Act or has violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices, except for any such practice or violation which would not have an Acquiror Material Adverse Effect; and (ii) there are no pending or, to the knowledge of Acquiror, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Acquiror or any of its Significant Subsidiaries before any Government Entity nor, to the knowledge of Acquiror, does any basis therefor exist.

     (e) No Acquiror Benefit Plan or Other Arrangement of Acquiror or any of its Significant Subsidiaries, individually or collectively, provides for any payment by Acquiror or any of its Significant Subsidiaries to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

     (f) Acquiror and its Significant Subsidiaries have made all contributions and other payments required by and due under the terms of each Acquiror Benefit Plan and Other Arrangement of Acquiror or any of its Significant Subsidiaries and have taken no action during the past three (3) years (other than actions required by Law) relating to any Acquiror Benefit Plan or any such Other Arrangement that will increase Acquiror's or any of its Significant Subsidiary's obligations under any Acquiror Benefit Plan or any such Other Arrangement.

     (g) No Acquiror Benefit Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Acquiror Benefit Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

     SECTION 5.20. COMPLIANCE WITH FOREIGN CORRUPT PRACTICES ACT.

     None of Acquiror, any of its Significant Subsidiaries nor any of their respective officers, directors or, to the knowledge of Acquiror, any of their respective employees or agents (or stockholders, distributors, representatives or other Persons acting on the express, implied or apparent authority of Acquiror or any of its Significant Subsidiaries) has paid, given or received or has offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Government Entity in the United States or elsewhere in connection with or in furtherance of the business of Acquiror or any of its Significant Subsidiaries (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist Acquiror or any of its Significant Subsidiaries in obtaining business for or with, or directing business to, any Person, or (b) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of Acquiror and its Significant Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

     SECTION 5.21. YEAR 2000.

     Acquiror and its Significant Subsidiaries will not be materially adversely affected by (a) any failure of computer hardware, software, firmware or embedded chip technology owned by Acquiror or any of its Significant Subsidiaries to be Year 2000 Compliant; or (b) the cost and/or disruption to normal activities caused by work to be carried out to ensure such computer hardware, software or embedded chip technology is Year 2000 Compliant.

     SECTION 5.22. ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Except as set forth in the Acquiror SEC Documents or in Schedule 5.22, since December 31, 1998 there has been no material adverse change in the business, operations, prospects, condition (financial or otherwise), assets or liabilities of Acquiror or any of its Significant Subsidiaries.

     SECTION 5.23. ABSENCE OF UNDISCLOSED LIABILITIES.

     Except as reflected in the unaudited balance sheet of Acquiror as of September 30, 1999, as included in Acquiror's Form 10-Q filed with the SEC on November 16, 1999, Acquiror has no liabilities, contingent or absolute, matured or unmatured, known or unknown, of a nature required by GAAP to be reflected, or reserved against, in such unaudited balance sheet, except for liabilities incurred in the Ordinary Course of Business since September 30, 1999.

     SECTION 5.24. TRANSACTIONS WITH RELATED PARTIES.

     As of their respective dates, the Acquiror SEC Documents complied in all material respects with the relevant SEC disclosure requirements regarding transactions with related parties, including, where applicable, the requirements of Item 404 of Regulation S-K of the SEC.

     SECTION 5.25. ENVIRONMENTAL MATTERS.

     Acquiror and its Significant Subsidiaries have complied in all material respects and are in material compliance with all Environmental Laws, except where the failure so to comply would not have an Acquiror Material Adverse Effect. There are no pending or, to the knowledge of Acquiror, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither Acquiror nor any or its Significant Subsidiaries has directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Government Entity or any other Person arising out of or attributable to: (a) the current or past presence at any part of Acquiror's or any or its Significant Subsidiaries' real property of Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (b) the current or past release or threatened release into the environment from such real property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (c) the off-site disposal of Hazardous Materials originating on or from such real property; (d) any facility operations or procedures of Acquiror or any or its Significant Subsidiaries which do not conform to requirements of the Environmental Laws; or (e) any violation of Environmental Laws at any part of such real property or otherwise arising from Acquiror's or any or its Significant Subsidiaries' activities involving Hazardous Materials.

     SECTION 5.26. BOARD RECOMMENDATION.

     At a meeting duly called and held on December 16, 1999 in compliance with Delaware Law, the board of directors of Acquiror or an authorized committee thereof has adopted a resolution approving and adopting this Merger Agreement and the transactions contemplated hereby and recommending approval of the Stock Issuance by the Company Stockholders.

     SECTION 5.27. COSTS OF THE MERGER.

     Acquiror has delivered to the Company a schedule as of the date hereof of its known fees and expenses of consummating the Merger together with an estimate of the additional fees and expenses to be incurred.

     SECTION 5.28. ACQUIROR AFFILIATE AGREEMENTS.

     Schedule 5.28 lists all Persons who are or may be "affiliates" of Acquiror, as such term is used in SEC Accounting Series Release Nos. 130 and 135 (the "Acquiror Affiliates"). The Acquiror Affiliates have indicated to Acquiror that they intend to execute and deliver to Acquiror affiliate agreements, in substantially the form attached hereto as Exhibit B-2 (the "Acquiror Affiliate Agreements"), in accordance with Section 7.8.

     SECTION 5.29. DISCLOSURE.

     No representations or warranties by Acquiror or Acquiror Sub in this Merger Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Acquiror or Acquiror Sub to the Company and the Company Stockholders pursuant to the provisions of this Merger Agreement (taken collectively), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.



                                  ARTICLE VI



                                   COVENANTS

     SECTION 6.1. AFFIRMATIVE COVENANTS OF THE COMPANY.

     The Company hereby covenants and agrees that, from the date hereof until the earlier of the Effective Time or termination of this Merger Agreement pursuant to Section 9.1, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by Acquiror, the Company shall, and shall cause each Subsidiary to, (a) operate its business in the usual and ordinary course consistent with past practices and in accordance with applicable Laws;
(b) preserve substantially intact its business organization, maintain its rights and franchises, use its best efforts to retain the services of its respective principal officers and key employees and maintain its relationship with its respective suppliers, contractors, distributors, customers and others having business relationships with it; (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and (d) except as provided on Schedule 6.1, terminate all intercompany accounts between the Company or any Subsidiary and any Company Stockholder or any of its affiliates.

     SECTION 6.2. NEGATIVE COVENANTS OF THE COMPANY.

     Except as expressly contemplated by this Merger Agreement or otherwise consented to in writing by Acquiror, from the date hereof until earlier of the Effective Time or termination of this Merger Agreement pursuant to Section 9.1, the Company shall not, and shall cause each Subsidiary not to, take any of the following actions:

     (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees, except for increases in salary, wages or bonuses payable or to become payable in the Ordinary Course of Business; (ii) grant any severance or termination pay to, or enter into or modify any employment or severance Agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable Law;

     (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock;

     (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

     (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares or securities, or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options in a manner inconsistent with the provisions of this Merger Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

     (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of inventory in the Ordinary Course of Business), or make or commit to make any capital expenditures other than capital expenditures in the Ordinary Course of Business and in amounts which are set forth and described in the Company's 1999 capital budget, a true and complete copy of which has been provided to Acquiror;

     (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or properties except for dispositions in the Ordinary Course of Business;

     (g) propose or adopt any amendments to its certificate of incorporation, bylaws or other comparable charter or organizational documents;

     (h) (i) change any of its methods of accounting in effect at January 1, 1999, or (ii) except with respect to state and federal excise Taxes that may be or become due and payable, make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except as may be required by Law or GAAP, consistently applied;

     (i) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than trade payables incurred in the Ordinary Course of Business and payables incurred in connection with consummation of the transactions contemplated hereunder;

     (j) take any action or fail to take any action where such action or failure to act would or could reasonably be expected to have a Company Material Adverse Effect or result in any of its representations and warranties set forth in this Merger Agreement being untrue or in any of the conditions set forth in Article VIII not being satisfied; or

     (k) agree in writing or otherwise to do any of the foregoing.

     SECTION 6.3. NEGATIVE COVENANTS OF THE COMPANY STOCKHOLDERS.

     Each Company Stockholder hereby agrees prior to the earlier of the Effective Time or termination of this Merger Agreement pursuant to Section 9.1, not to (a) directly or indirectly sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any Agreement with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the shares of Company Common Stock now or hereafter beneficially owned by such Company Stockholder except to the extent such transfer is approved in advance in writing by Acquiror and the transferee of such shares of Company Common Stock, prior to and as a condition to such transfer, agrees to be bound by the terms of this Merger Agreement, (b) grant any proxies, deposit any shares of Company Common Stock now or hereafter beneficially owned by such Company Stockholder into a voting trust or enter into a voting agreement with respect to any such shares or (c) take any action which would have the effect of preventing or inhibiting such Company Stockholder from performing such Company Stockholder's obligations under this Merger Agreement.

     SECTION 6.4. AFFIRMATIVE COVENANTS OF ACQUIROR.

     Acquiror hereby covenants and agrees that, from the date hereof until the earlier of the Effective Time or termination of this Merger Agreement pursuant to Section 9.1, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by the Company, Acquiror shall, and shall cause each of its Significant Subsidiaries to, (a) operate its business consistent with past practices (including without limitation, subject to Section 6.5, pursuing and engaging in acquisition and financing transactions in a manner similar to the manner such transactions have been pursued and engaged in since January 1,
1998) and in accordance with applicable Laws; (b) preserve substantially intact its business organization, maintain its rights and franchises, use its best efforts to retain the services of its respective principal officers and key employees and maintain its relationship with its respective suppliers, contractors, distributors, customers and others having business relationships with it; and (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted.

     SECTION 6.5. AGREEMENT OF ACQUIROR TO CONSULT WITH THE COMPANY.

     From the date hereof until the earlier of the Effective Time or termination of this Merger Agreement pursuant to Section 9.1, Acquiror shall consult with the chairman and/or president of the Company before Acquiror or any of its Significant Subsidiaries undertake any material transactions, except where such transactions are expressly contemplated by this Merger Agreement. In addition, except as expressly contemplated by this Merger Agreement or otherwise consented to in writing by the Company, from the date hereof until the earlier of the Effective Time or termination of this Merger Agreement pursuant to Section 9.1, Acquiror shall not, and shall cause its Significant Subsidiaries not to, take any of the following actions:

     (a) except in connection with the transactions or proposed transactions described on Schedule 6.5, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except where such acquisition or agreement would not be required to be reported by Acquiror on Form 8-K;

     (b) sell, lease, exchange or transfer, or agree to sell, lease, exchange or transfer, in a single transaction or series of related transactions, more than 20% of the assets and properties of Acquiror and its Significant Subsidiaries, taken as a whole;

     (c) take any action or fail to take any action where such action or failure to act would or could reasonably be expected to have an Acquiror Material Adverse Effect or result in any of its representations and warranties set forth in this Merger Agreement being untrue or in any of the conditions set forth in
Article VIII not being satisfied; or

     (d) agree in writing or otherwise to do any of the foregoing.



                                  ARTICLE VII



                             ADDITIONAL AGREEMENTS

     SECTION 7.1. PREPARATION OF PROXY STATEMENTS; STOCKHOLDERS MEETINGS.

     (a) The Company shall, as promptly as practicable, (i) duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") in accordance with New York Law and its certificate of incorporation and bylaws for the purpose of obtaining the Company Stockholder Approval as required by New York Law and otherwise, and (ii) cause the Company Information to be presented or otherwise supplied to the Company's stockholders in accordance with New York Law and the Company's certificate of incorporation and bylaws in connection with the Company Stockholders Meeting. Acquiror shall furnish the Company with all information concerning Acquiror as may reasonably be requested in connection with the Company Information or the Company Stockholder

Approval. The materials submitted to the Company Stockholders shall be subject to review and reasonable approval by Acquiror and shall include, without limitation, information regarding the Company and Acquiror, the terms of the Merger and this Merger Agreement, the unanimous recommendation of the board of directors of the Company in favor of the Merger and this Merger Agreement, and such Agreements, certificates and documents as Acquiror shall reasonably request to be executed by the Company Stockholders in connection with the transactions contemplated hereby. The Company shall use reasonable efforts to solicit from its stockholders proxies or consents in favor of the approval and adoption of this Merger Agreement and the Merger and to secure the vote or consent of stockholders required by New York Law and its certificate of incorporation and bylaws to approve and adopt this Merger Agreement and the Merger. Each Company Stockholder listed on Schedule 7.1 (i) irrevocably agrees, for the period from the date hereof through the date on which the Merger is consummated or the Merger Agreement is terminated in accordance with the terms hereof, whichever is earlier, to cast all votes attributable to the Company Common Stock now or hereafter beneficially owned by such Company Stockholder at any annual or special meeting of stockholders of the Company, including any adjournments or postponements thereof, or written consent of stockholders of the Company in lieu thereof, in favor of the approval and adoption of the Merger Agreement and approval  of the Merger and  against any  Competing  Transaction  (as defined in
Section 11.2), (ii) agrees not to enter into any Agreement the effect of which would be inconsistent with or would violate such Company Stockholder's obligations under this Merger Agreement, and (iii) acknowledges that such Company Stockholder shall not, and will not be eligible to, exercise dissenters rights under Section 623 of New York Law.

     (b) Acquiror shall prepare and, as promptly as practicable following the satisfaction or waiver of the condition set forth in Section 8.1(g), file with the SEC the Acquiror Proxy Statement. Acquiror shall use all reasonable efforts to have the Acquiror Proxy Statement cleared for distribution by the SEC as promptly as practicable after such filing. Acquiror will use all reasonable efforts to cause the Acquiror Proxy Statement to be mailed to Acquiror's stockholders as promptly as practicable after the Acquiror Proxy Statement is cleared for distribution by the SEC. Acquiror shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken by the SEC, The Nasdaq Stock Market or under any applicable state securities Laws in connection with the issuance of Acquiror Common Stock in the Merger. The Company and the Company Stockholders shall furnish Acquiror with all information concerning the Company and the Company Stockholders as may reasonably be requested by Acquiror in connection with the Acquiror Proxy Statement or any such action. If at any time prior to the Effective Time any information relating to the Company Stockholders, the Company or any of the Company's affiliates, officers or directors, should be discovered by the Company or any Company Stockholder which should be set forth in an amendment or supplement to the Acquiror Proxy Statement, so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify Acquiror.

     (c) Acquiror shall, as promptly as practicable after the Acquiror Proxy Statement is cleared for distribution by the SEC, duly call, give notice of, convene and hold a meeting of its stockholders (the "Acquiror Stockholders Meeting") in accordance with Delaware Law, its certificate of incorporation and bylaws for the purpose of obtaining the Acquiror Stockholder Approval for the Stock Issuance.

     SECTION 7.2. CONSENTS AND APPROVALS; FILINGS AND NOTICES.

     The Company, the Company Stockholders and Acquiror shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including (a) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Merger Agreement, (b) obtaining from any Government Entities any Licenses required to be obtained or made by Acquiror, the Company, any of their respective subsidiaries, or any Company Stockholder in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (c) making all necessary filings, and thereafter making any other required submissions, with respect to this Merger Agreement and the Merger required under (i) the Securities Act and any other applicable federal or state securities Laws, (ii) the HSR Act and (iii) any other applicable Law; provided that Acquiror, the Company and the Company Stockholders shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing parties and their advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company, the Company Stockholders and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Merger Agreement. The Company, the Company Stockholders and Acquiror shall use reasonable efforts to as promptly as possible make all filings with, provide all notices to and obtain all consents, waivers and approvals from third parties (i) necessary, proper or advisable to consummate the transactions contemplated in this Merger Agreement, (ii) disclosed or required to be disclosed on Schedule
3.5 or in connection with Section 4.4 (in the case of the Company and the Company Stockholders), or Schedule 5.5 (in the case of Acquiror), as the case may be, or (iii) required to prevent a Company Material Adverse Effect from occurring prior to the Effective Time or an Acquiror Material Adverse Effect from occurring after the Effective Time.

     SECTION 7.3. ACCESS AND INFORMATION; FINANCIAL STATEMENTS.

     (a) From the date hereof until the earlier of the Effective Time or the termination of this Merger Agreement pursuant to Section 9.1, (i) the Company shall afford to Acquiror and its officers, employees, accountants, consultants, legal counsel, and other representatives full and complete access during normal business hours (with reasonable advance notice) to the employees, properties, books, records, Agreements, facilities, premises, and equipment relating to the Company Assets, the Company and the Subsidiaries (including without limitation, operating and financial information with respect to the Company and the Subsidiaries) as Acquiror may reasonably request, provided that Acquiror and its agents, employees and representatives enter into a commercially reasonable confidentiality and nondisclosure agreement with the Company, and (ii) Acquiror shall afford to the Company and its officers, employees, accountants, consultants, legal counsel, and other representatives full and complete access during normal business hours (with reasonable advance notice) to the employees, properties, books, records, Agreements, facilities, premises, and equipment relating to Acquiror and its Significant Subsidiaries (including without limitation, operating and financial information with respect to Acquiror and its Significant Subsidiaries) as the Company may reasonably request, provided that the Company and its agents, employees and representatives enter into a commercially reasonable confidentiality and nondisclosure agreement with Acquiror.

     (b) The Company will furnish to Acquiror copies of all financial statements prepared or caused to be prepared by the Company or any Subsidiary after the date hereof, as promptly as practicable following the preparation thereof. In addition, the Company will cause to be prepared and will furnish to Acquiror by no later than March 10, 2000, if the Effective Time has not occurred by such date, an audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1999 and the related audited consolidated statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries for such fiscal year, in each case audited by Ernst & Young LLP in accordance with generally accepted auditing standards and accompanied by the related report of Ernst & Young LLP. The Company will ensure that such financial statements have been prepared in accordance with the books and records of the Company and the Subsidiaries and present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject to, in the case of unaudited statements, normal and recurring year-end adjustments which are not expected to be material in amount. In the event that Acquiror determines after the Closing that it is necessary or desirable to audit the financial statements of the Company for any period prior to the Closing Date, the Company

Stockholders agree to cooperate with Acquiror, the Surviving Corporation and auditors for Acquiror or the Surviving Corporation to the extent necessary to complete such audit in a timely manner.

     SECTION 7.4. CONFIDENTIALITY.

     Each party shall hold in strict confidence all documents and information concerning the other parties and their respective businesses, assets and properties (except that any party may disclose such documents and information to any Government Entity reviewing the transactions contemplated hereby or as required in any party's judgment pursuant to any legal requirement or in furtherance of the transactions contemplated herein), and if the transactions contemplated hereby should not be consummated, such confidence shall be maintained, and all such documents and information (in whatever form) and copies thereof shall immediately thereafter be destroyed, or returned to the party originally furnishing same, subject to the terms of the existing non-disclosure and non-circumvention agreement dated July 21, 1999 between Acquiror and the Company (the "Confidentiality Agreement").

     SECTION 7.5. PUBLIC ANNOUNCEMENTS.

     Each of the Company Stockholders, the Company and Acquiror shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law.

     SECTION 7.6. NO SOLICITATION.

     From the date hereof until the Effective Time or until this Merger Agreement is terminated in accordance with its terms, the following provisions shall apply:

     (a) The Company shall, and shall cause its directors, officers, employees, representatives, agents and Subsidiaries and their respective directors, officers, employees, representatives and agents to, and the Company Stockholders shall, and shall cause their respective representatives and agents to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction. The Company shall not, and shall cause the Subsidiaries not to, and the Company Stockholders shall not, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or furnish any information or negotiate with any Person or otherwise cooperate in any way in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the directors, officers, employees, agents or representatives of the Company, any Subsidiary or any Company Stockholder to take any such action, and the Company shall, and shall cause the Subsidiaries to, and the Company Stockholders shall, direct and instruct and use its or their reasonable best efforts to cause the directors, officers, employees, agents and representatives of the Company, the Subsidiaries and any Company Stockholder (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company, any Subsidiary or any Company Stockholder) not to take any such action. The Company or the applicable Company Stockholder shall promptly notify Acquiror if any inquiries or proposals with respect to a Competing Transaction are received by the Company, any Subsidiary or such Company Stockholder, or any of its or their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives, and the Company or such Company Stockholder shall promptly inform Acquiror as to the material terms of such inquiry or proposal and, if in writing, promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal, and the Company or such Company Stockholder shall keep Acquiror informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals.

     (b) The Company agrees to insure that neither the board of directors of the Company nor any committee thereof shall, and each Company Stockholder agrees not to (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror or Acquiror Sub, the approval or recommendation by such board of directors or any such committee or Company Stockholder of this Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Competing Transaction or (iii) enter into any Agreement with respect to any Competing Transaction.

     (c) Acquiror agrees to insure that neither the board of directors of Acquiror nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company or the Company Stockholders, the approval or recommendation by such board of directors or any such committee of this Merger Agreement or the Merger, (ii) approve or recommend or enter into any Agreement with respect to any acquisition or disposition of a significant amount of assets (as such terms are defined in Item 2 of Form 8-K) that would be required to be reported by Acquiror on Form 8-K.

     SECTION 7.7. BLUE SKY.

     Acquiror shall use reasonable efforts to obtain prior to the Closing Date any necessary state securities or blue sky permits and approvals required to permit the distribution of the shares of Acquiror Common Stock to be issued in accordance with the provisions of this Merger Agreement.

     SECTION 7.8. AFFILIATES.

     (a) Each Company Stockholder who is or becomes a Company Affiliate prior to the Effective Time shall use its best efforts, and the Company shall use all reasonable efforts to cause each Company Affiliate, to deliver to Acquiror as promptly as practicable, but in no event later than thirty (30) days prior to the Closing Date, a signed Company Affiliate Agreement substantially in the form attached hereto as Exhibit B-1. Acquiror shall use all reasonable efforts to cause each Acquiror Affiliate to deliver to Acquiror as promptly as practicable, but in no event later than thirty (30) days prior to the Closing Date, a signed Acquiror Affiliate Agreement substantially in the form attached hereto as Exhibit B-2. The Company and Acquiror shall notify each other from time to time of all other Persons who then are or may be deemed to be an "affiliate" of the Company or Acquiror as that term is used in SEC Accounting Series Release Nos. 130 and 135, and shall use all reasonable efforts to cause each such additional Person to execute a Company Affiliate Agreement or an Acquiror Affiliate Agreement, as applicable, as set forth in this Section 7.8(a).

     (b) Shares of Company Common Stock and shares of Acquiror Common Stock held by such affiliates of the Company or Acquiror, as the case may be, shall not be transferable during the thirty (30) day period prior to the Effective Time, and shares of Acquiror Common Stock issued to, or as of the Effective Time held by, such affiliates shall not be transferable until such time as financial results covering at least thirty (30) days of combined operations of the Company and Acquiror have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the signed Company Affiliate Agreement or Acquiror Affiliate Agreement referred to in Section 7.8(a), as applicable. Each Company Stockholder acknowledges and agrees that certain Company Stockholders are or may be deemed to be "affiliates" of the Company as that term is used in SEC Accounting Series Release Nos. 130 and 135. Accordingly, except in the event this Merger Agreement is terminated in accordance with its terms, each Company Stockholder who is so deemed to be an affiliate of the Company agrees not to sell, exchange, transfer, pledge or otherwise dispose of such Company Stockholder's interests in, or reduce such Company Stockholder's risk relative to, any of (i) the shares of Company Common Stock over which such Company Stockholder has or shares voting or dispositive power or (ii) the shares of Acquiror Common Stock (including the applicable Escrow Shares) into which such shares of Company Common Stock are converted upon consummation of the Merger, at any time prior to the Effective Time and, thereafter, until such time as financial results covering at least thirty (30) days of combined operations of the Company and Acquiror have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies. Each Company Stockholder understands that reducing such Company Stockholder's risk relative to such shares of Company Common Stock or Acquiror Common Stock includes, but is not limited to, using such shares to secure a non-recourse loan, purchasing a put option to sell such shares or otherwise entering a put agreement with respect to such shares.

     SECTION 7.9. EMPLOYEE MATTERS.

     The Company and Acquiror shall use their respective reasonable best efforts to (a) cause the Company Key Employees (as defined in Section 11.2) listed in
Schedule 7.9(a) to enter into employment agreements in substantially the form of Acquiror's standard employment agreement for executives, a copy of which is attached hereto as Exhibit D-1 (the "Employment Agreements"), at or prior to the Closing, (b) cause the Company Key Employees listed in
Schedule 7.9(b) to enter into confidentiality and non-competition agreements in substantially the form attached hereto as Exhibit D-2 (the "Non-Competition Agreements") at or prior to the Closing, (c) cause Christopher J. Vizas to enter into a long-term employment and non-competition agreement, the terms of which are reasonably satisfactory to the Company and Acquiror (the "Vizas Employment Agreement"), with Acquiror at or prior to the Closing, and (d) cause Arnold S. Gumowitz to enter into a long-term employment and non-competition agreement, the terms of which are reasonably satisfactory to the Company and Acquiror (the "Gumowitz Employment Agreement"), with Acquiror at or prior to the Closing.

     SECTION 7.10. UPDATE DISCLOSURE; BREACHES.

     From and after the date of this Merger Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto in writing of
(i) any representation or warranty made by it in connection with this Merger Agreement becoming untrue or inaccurate, (ii) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the transactions contemplated by this Merger Agreement not to be satisfied, or (iii) the failure of the Company, any Company Stockholder, or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Merger Agreement which would be likely to result in any condition to the obligations of any party to effect the transactions contemplated by this Merger Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Merger Agreement or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice.

     SECTION 7.11. NASDAQ LISTING.

     Acquiror shall, prior to the Closing Date, file with The Nasdaq Stock Market a Notification for Additional Listing of Shares providing for inclusion for quotation on The Nasdaq Stock Market of the shares of Acquiror Common Stock issuable pursuant to the Merger and shall use reasonable efforts to cause the shares of Acquiror Common Stock to be issued pursuant to the Merger to be approved for quotation on The Nasdaq Stock Market, subject to official notice of issuance, prior to the Closing Date.

     SECTION 7.12 TAX TREATMENT.

     Each of Acquiror, the Company and each Company Stockholder shall use all reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and will characterize the Merger as such a reorganization for purposes of all Tax Returns and other relevant filings. Notwithstanding any other provision of this Merger Agreement, the obligations set forth in this Section 7.12 shall survive the Effective Time without limitation as to time or in any other respect.

     SECTION 7.13. POOLING OF INTERESTS.

     Each of the Company, Acquiror and each Company Stockholder shall use all reasonable efforts to cause the Merger to be accounted for as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion 16 and applicable SEC rules, regulations and policies and shall take no action that would, to the best of their knowledge after reasonable inquiry, cause such accounting treatment not to be obtained.

     SECTION 7.14. OBLIGATIONS OF ACQUIROR SUB.

     Acquiror shall take all action necessary to cause Acquiror Sub to perform its obligations under this Merger Agreement and shall take any and all steps necessary to cause Acquiror Sub to effect the transactions contemplated hereby.


     SECTION 7.15. LETTERS OF ACCOUNTANTS.

     The Company shall use its reasonable best efforts to cause to be delivered to Acquiror "cold comfort" letters of Ernst & Young LLP dated the date on which the Acquiror Proxy Statement is first mailed to the stockholders of Acquiror and the Closing Date, respectively, addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with proxy statements similar to the Acquiror Proxy Statement and transactions such as those contemplated by this Merger Agreement.

     SECTION 7.16. INVESTMENT AGREEMENTS.

     Each Company Stockholder (other than any Dissenting Company Stockholder) shall deliver to Acquiror as promptly as practicable, but in no event later than ten (10) days prior to the Closing Date, a duly executed and completed Investment Agreement substantially in the form attached hereto as Exhibit C.

     SECTION 7.17. BOARD OF DIRECTORS OF ACQUIROR.

     Promptly following the Effective Time, the board of directors of Acquiror will take all actions necessary such that Arnold S. Gumowitz, who as of the date hereof is the Chairman of the Company, Gary S. Gumowitz, who as of the date hereof is the President of the Company, and John W. Hughes, who as of the date hereof is the General Counsel of the Company, shall be appointed to Acquiror's board of directors with a term expiring at the annual meeting of Acquiror's stockholders currently scheduled to be held in the second quarter of calendar year 2000 (the "Year 2000 Meeting") and shall include Arnold S. Gumowitz, Gary
S. Gumowitz and John W. Hughes in the slate of nominees recommended by Acquiror's board of directors to the stockholders of Acquiror at the Year 2000 Meeting. While Arnold S. Gumowitz, Gary S. Gumowitz and/or John W. Hughes is serving as a director of Acquiror, Acquiror shall use its reasonable best efforts to insure that one of them who is so serving as a director is appointed to serve on the executive committee of the board of directors of Acquiror.

     SECTION 7.18. REGISTRATION OF ACQUIROR COMMON STOCK.

     (a) Resale Registration. Subject to Section 7.18(b), within ninety (90) days following the Effective Time, Acquiror and the Company Stockholders (other than any Dissenting Company Stockholders) shall prepare and Acquiror shall file a registration statement (the "Resale Registration Statement") under the Securities Act covering the resale of the Acquiror Common Stock to be issued to such Company Stockholders in the Merger. Acquiror shall thereafter use its reasonable best efforts to have such Resale Registration Statement declared effective by the SEC as soon after the filing as practicable and to keep that Resale Registration Statement effective and current, including through the filing of any amendments and supplements that may be required under provisions of applicable Law, until the earlier of (i) the date the shares of Acquiror Common Stock issued to the Company Stockholders in the Merger and registered pursuant to the Resale Registration Statement have been disposed of by the Company Stockholders, and (ii) the date such Acquiror Common Stock is otherwise eligible for public resale without limitation as to amount under applicable securities Laws. Acquiror may include other shares of Acquiror Common Stock on the Resale Registration Statement. Acquiror agrees to notify each Company
Stockholder with shares of Acquiror Common Stock registered in the Resale Registration Statement (a "Selling Stockholder") (i) when the Resale Registration Statement (or any post-effective amendment thereto) has become effective, (ii) if the SEC has issued any stop order with respect to the Resale Registration Statement or initiated any proceedings for that purpose, and (iii) if Acquiror has received any written notification with respect to the suspension of qualification of any Acquiror Common Stock for sale in any jurisdiction or on any securities exchange or market or with respect to the initiation or threat of any proceeding for such purpose. Acquiror further agrees to furnish each Selling Stockholder such number of copies of a prospectus, in conformity with the requirements of applicable Law, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the disposition of the Acquiror Common Stock owned by such Selling Stockholder.

     (b) Tolling of Resale Registration Obligation. Notwithstanding the requirements of Section 7.18(a), the obligations of Acquiror to file or maintain the effectiveness of the Resale Registration Statement may be tolled by Acquiror for up to 120 days per year if Acquiror is engaged in, or has fixed plans to engage in, a registered public offering of Acquiror Common Stock or is engaged in any other activity which, in the good faith determination of the board of directors of Acquiror, would be materially adversely affected by the filing of the Resale Registration Statement during the period otherwise required by
Section 7.18(a) to the material detriment of Acquiror.

     (c) Notice to Discontinue. Acquiror will give notice to the Selling Stockholders, at any time when a prospectus relating thereto is required to be delivered under applicable Law, of the happening of any event as a result of which the prospectus included in such Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Selling Stockholders shall cease using such prospectus immediately upon receipt of notice from Acquiror to that effect. If so requested by Acquiror, each Selling Stockholder shall return promptly to Acquiror any copies of any prospectus in its possession that contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of the Selling Stockholders, Acquiror shall prepare and furnish to each Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the shares of Acquiror Common Stock registered on the Resale Registration Statement, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     (d) Underwritten Public Offering. Acquiror will use all commercially reasonable efforts to engage in an underwritten public offering of shares of Acquiror Common Stock for its own account or for the account of stockholders of Acquiror within nine (9) months after the Effective Time. Prior to filing a registration statement (an "Acquiror Registration Statement") under the Securities Act in connection with such an underwritten public offering of shares of Acquiror Common Stock during such period, Acquiror will give written notice to the Company Stockholders (other than any Dissenting Company Stockholders) of its intention to do so. Upon the written request of any such Company Stockholder (a "Requesting Stockholder"), received by Acquiror within thirty (30) days after the giving of any such notice by Acquiror, to register for sale pursuant to such Acquiror Registration Statement any shares of Acquiror Common Stock issued to such Requesting Stockholder in the Merger, Acquiror will use its reasonable best efforts to cause the shares of Acquiror Common Stock as to which such registration shall have been so requested to be included in the Acquiror
Registration Statement; provided, however, that the number of such shares of Acquiror Common Stock so requested by such Requesting Stockholder to be included in the Acquiror Registration Statement may be reduced (pro rata on the basis of the relative number of shares of Acquiror Common Stock originally requested by such Requesting Stockholder to be so included compared to the total number of shares of Acquiror Common Stock so requested to be included by all of the Requesting Stockholders and any other stockholders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing or pricing of the shares of Acquiror Common Stock to be sold by Acquiror thereunder. The obligations of Acquiror under this
Section 7.18(d) shall be for the benefit of the Company Stockholders (other than any Dissenting Company Stockholders) and shall survive the Effective Time.

     (e) Costs; Indemnification.

       (i) Acquiror shall bear all costs incurred in preparing and filling the Resale Registration Statement and any Acquiror Registration Statement including, without limitation, all applicable legal, accounting, printing, blue sky and SEC filing fees; provided, however, that Acquiror shall not be responsible for any underwriting commissions or discounts, brokerage fees or legal fees or disbursements incurred by any Person (other than Acquiror) that sells any shares of Acquiror Common Stock under the Resale Registration Statement or any Acquiror Registration Statement. Acquiror shall also bear all costs of keeping the Resale Registration Statement current during the applicable period described in Section 7.18(a).

       (ii) Acquiror will indemnify and hold harmless each Selling Stockholder and each Requesting Stockholder against any losses, claims, damages or liabilities to which such Selling Stockholder or Requesting Stockholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (A) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (1) in the case of the Selling Stockholders, the Resale Registration Statement, any final prospectus contained therein, or any amendment or supplement thereof, or (2) in the case of the Requesting Stockholders, any Acquiror Registration Statement, any final prospectus contained therein, or any amendment or supplement thereof, or (B) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Acquiror will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any Selling Stockholder or any Requesting Stockholder in writing specifically for use in the Resale Registration Statement, any Acquiror Registration Statement or any related prospectus, as the case may be.

          (iii) Each Selling Stockholder and each Requesting Stockholder shall furnish to Acquiror in writing such information with respect to such Selling Stockholder or Requesting Stockholder, as the case may be, as Acquiror may reasonably request or as may be required by Law for use in connection with the Resale Registration Statement and the final prospectus contained therein, or any Acquiror Registration Statement and the final prospectus contained therein, as the case may be. Each Selling Stockholder and each Requesting Stockholder will indemnify and hold harmless Acquiror against any losses, claims, damages or liabilities to which Acquiror may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (A) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (1) in the case of the Selling Stockholders, the Resale Registration Statement, any final prospectus contained therein, or any amendment or supplement thereof, or (2) in the case of the Requesting Stockholders, any Acquiror Registration Statement, any final prospectus contained therein, or any amendment or supplement thereof, or (B) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the same extent as the foregoing indemnity from Acquiror to the Selling Stockholders and the Requesting Stockholders, but only with respect to (X) any such information with respect to such Selling Stockholder or Requesting Stockholder furnished in writing to Acquiror expressly for use therein or (Y) a breach of any obligations of such Selling Stockholder or Requesting Stockholder under this Section 7.18; provided, however, that the liability of each Selling Stockholder under this Section 7.18(e)(iii) shall be limited to the net proceeds received by such Selling Stockholder in the offering to which the Resale Registration Statement or prospectus relates, and the liability of each Requesting Stockholder under this Section 7.18(e)(iii) shall be limited to the net proceeds received by such Requesting Stockholder in the offering to which the Acquiror Registration Statement or prospectus relates.

     (f) Transferability. Except in the case of transfers to family members or to wholly owned companies, without the consent of Acquiror, the rights described in this Section 7.18 shall not be transferable and shall not be afforded to any Person to whom holders of shares of Acquiror Common Stock received in the Merger transfer such shares.

     SECTION 7.19. FINANCING COMMITMENT.

     The parties agree to use their reasonable best efforts from the date hereof until the earlier of the Effective Time or the termination of this Merger Agreement pursuant to Section 9.1 to obtain, or secure reasonably satisfactory arrangements for, debt or equity financing or refinancing for Acquiror and/or the Company reasonably satisfactory to Acquiror and the Company for purposes of meeting the immediate financing needs of Acquiror, the Company and the Surviving Corporation.

                                 ARTICLE VIII


                              CLOSING CONDITIONS

     SECTION 8.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY.

     The respective obligations of parties hereto to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

     (a) Stockholder Approval. Each of the Company Stockholder Approval and Acquiror Stockholder Approval shall have been obtained.

     (b) SEC Clearance of the Acquiror Proxy Statement. The Acquiror Proxy Statement shall have been cleared for distribution by the SEC prior to the mailing of the Acquiror Proxy Statement by Acquiror to its stockholders and no stop order with respect to the Acquiror Proxy Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror or the Company, threatened by the SEC. Acquiror shall have received all other federal or state securities permits and other authorizations necessary to issue Acquiror Common Stock in accordance with the terms of this Merger Agreement in exchange for Company Common Stock and to consummate the Merger.

     (c) No Order. No Government Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the transactions contemplated in this Merger Agreement; provided, however, that the parties shall use their reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted, and any such action or proceeding to be dismissed.

     (d) HSR Act and FCC Approval. The applicable waiting period with respect to the Merger and the other transactions contemplated hereby, together with any extensions thereof, under the HSR Act shall have expired or been terminated. All consents, assignments, filings or notices necessary to be obtained from or made with the Federal Communications Commission in connection with the Merger and the other transactions contemplated hereby shall have been so obtained or made,

     (e) Company Pooling Letter. There shall have been delivered to Acquiror and the Company a letter from the Company's independent accountants, dated the Closing Date and addressed to Acquiror and the Company, reasonably satisfactory in form and substance to Acquiror and the Company, to the effect that (i) after reasonable investigation, the Company's independent accountants are not aware of any fact concerning the Company or any of the Company Stockholders or any affiliates of the Company that could preclude Acquiror from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC, and (ii) the Merger is eligible to be accounted for as a "pooling of interest" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC.

     (f) Acquiror Pooling Letter. There shall have been delivered to Acquiror and the Company a letter from Acquiror's independent accountants, dated the Closing Date and addressed to the Company and Acquiror, reasonably satisfactory in form and substance to Acquiror and the Company, to the effect that Acquiror's independent accountants concur with the conclusions of each of the managements of the Company and Acquiror that no conditions exist with respect to the Company or Acquiror which would preclude accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

     (g) Financing Commitment. Acquiror and/or the Company shall have obtained, or secured reasonably satisfactory arrangements for, debt or equity financing or refinancing reasonably satisfactory to Acquiror and the Company for purposes of meeting the immediate financing needs of Acquiror, the Company and the Surviving Corporation.

     (h) Dissenters' Rights. No more than three percent (3%) of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall be Company Dissenting Shares.


     SECTION 8.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR AND ACQUIROR SUB.


     The obligations of Acquiror and Acquiror Sub to effect the transactions contemplated in this Merger Agreement are also subject to the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:


     (a) Representations and Warranties. The representations and warranties of the Company and the Company Stockholders made in this Merger Agreement shall be true and correct in all material respects, on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time). Acquiror shall have received a certificate of the chief executive officer and the chief financial officer of the Company (as to the Company) and a certificate of each Company Stockholder (as to such Company Stockholder) to that effect.


     (b) Agreements and Covenants. The agreements and covenants of the Company and the Company Stockholders required to be performed or complied with on or before the Closing Date shall have been performed or complied with in all material respects. Acquiror shall have received a certificate of the chief executive officer and the chief financial officer of the Company (as to the Company) and a certificate of each Company Stockholder (as to such Company Stockholder) to that effect.


     (c) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Merger Agreement or otherwise limit the right of the Company, any Subsidiary, the Surviving Corporation or Acquiror to own or operate all or any portion of the business or assets of the Company and the Subsidiaries, other than an action or proceeding instituted or threatened by Acquiror.


     (d) No Company Material Adverse Effect. Since the date of this Merger Agreement, no Company Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Company Material Adverse Effect) shall have occurred and be continuing. Acquiror shall have received a certificate of the chief executive officer and the chief financial officer of the Company, to such officers' knowledge, to that effect.


     (e) Required Consents. The Company and the Company Stockholders shall have delivered to Acquiror at or before the Closing evidence of all consents, assignments, filings or notices necessary to be obtained or made by the Company or any Subsidiary, on the one hand, or any Company Stockholder, on the other hand, in connection with the transactions contemplated by this Merger Agreement, except where the failure to obtain any such consents or assignments or to make any such filings or notices, considered in the aggregate, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.


     (f) Non-Competition Agreements and Employment Agreements. At or before the Closing, (i) each of the Company Key Employees listed on Schedule 7.9(a) shall have executed and delivered to Acquiror an Employment Agreement, (ii) each of the Company Key Employees listed on Schedule 7.9(b) shall have executed and delivered to Acquiror a Non-Competition Agreement, (iii) Arnold S. Gumowitz shall have executed and delivered to Acquiror the Gumowitz Employment Agreement, and (iv) Christopher J. Vizas shall have executed and delivered to Acquiror the Vizas Employment Agreement, except in any such case in the event of the death or disability of any such person.


     (g) Legal  Opinion.  Acquiror shall have received from the law firm of John
W. Hughes, counsel to the Company, an opinion of counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit E.

     (h) Tax Opinion. Acquiror shall have received the opinion of Hogan & Hartson L.L.P., counsel to Acquiror, dated the Closing Date, to the effect that the Merger will not result in taxation to Acquiror or Acquiror Sub under the Code. In rendering such opinion, Hogan & Hartson L.L.P. shall require delivery of and rely upon representation letters delivered by Acquiror, Acquiror Sub and the Company in form and substance reasonably satisfactory to such counsel.

     (i) Investment Agreements. Acquiror shall have received from each Company Stockholder (other than any Dissenting Company Stockholder), and any other Person who is to receive shares of Acquiror Common Stock in the Merger, a duly executed and delivered Investment Agreement. The number of Persons that are to receive shares of Acquiror Common Stock in the Merger and that are not "accredited investors" within the meaning of Rule 501(a) under the Securities Act, shall not exceed thirty-five (35), and each such Person that is not an accredited investor shall have such knowledge and experience in financial and business matters, either alone or with an appropriate purchaser representative that has been appointed by such Company Stockholder, that it is capable of evaluating the merits and risks of the Merger and its investment in Acquiror Common Stock.

     (j) Affiliate Agreements. Acquiror shall have received from each Company Affiliate, and each other Person who is or may be deemed to be an "affiliate" of the Company, as that term is used in SEC Accounting Series Release Nos. 130 and 135, a duly executed and delivered Company Affiliate Agreement, and from each Acquiror Affiliate, and each other Person who is or may be deemed to be an "affiliate" of Acquiror, as that term is used in SEC Accounting Series Release Nos. 130 and 135, a duly executed and delivered Acquiror Affiliate Agreement.

     (k) Escrow Agreement. The Escrow Agent and the Stockholders' Representative shall have executed and delivered the Escrow Agreement.

     (l) Other Closing Documents. The Company and the Company Stockholders shall
have  executed  and/or   delivered  to  Acquiror  such   additional   documents,
certificates, opinions and Agreements as Acquiror may reasonably request.

     SECTION 8.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE COMPANY STOCKHOLDERS.

     The obligations of the Company and the Company Stockholders to effect the transactions contemplated in this Merger Agreement are also subject to the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

     (a) Representations and Warranties. The representations and warranties of Acquiror and Acquiror Sub made in this Merger Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time). The Company shall have received a certificate of the chief executive officer and chief financial officer of Acquiror (as to Acquiror) and Acquiror Sub (as to Acquiror Sub) to that effect.

     (b) Agreements and Covenants. The agreements and covenants of Acquiror and Acquiror Sub required to be performed or complied with on or before the Closing Date shall have been performed or complied with in all material respects. The Company shall have received a certificate of the chief executive officer and chief financial officer of Acquiror (as to Acquiror) and Acquiror Sub (as to Acquiror Sub) to that effect.

     (c) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Merger Agreement or otherwise limit the right of the Company, any Subsidiary, the Surviving Corporation or Acquiror to own or operate all or any portion of the business or assets of the Company and the Subsidiaries, other than an action or proceeding instituted or threatened by the Company.

     (d) Legal Opinion. The Company and the Company Stockholders shall have received from Hogan & Hartson L.L.P., counsel to Acquiror, an opinion of counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit F.

     (e) Tax Opinion. The Company and the Company Stockholders shall have received the opinion of the law firm of John W. Hughes, counsel to the Company, dated the Closing Date, to the effect that the Merger will not result in taxation to the Company or the Company Stockholders (other than any Dissenting Company Stockholders) under the Code. In rendering such opinion, the law firm of John W. Hughes shall require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub, the Company and the Company Stockholders (other than any Dissenting Company Stockholders) in form and substance reasonably satisfactory to such counsel.

     (f) Escrow Agreement. The Escrow Agent and Acquiror shall have executed and delivered the Escrow Agreement.

     (g) No Acquiror Material Adverse Effect. Since the date of this Merger Agreement, no Acquiror Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Acquiror Material Adverse Effect) shall have occurred and be continuing. The Company shall have received a certificate of the chief executive officer and the chief financial officer of Acquiror, to such officers' knowledge, to that effect.

     (h) Required Consents. Acquiror shall have delivered to the Company at or before the Closing evidence of all consents, assignments, filings or notices necessary to be obtained or made by Acquiror or Acquiror Sub in connection with the transactions contemplated by this Merger Agreement, except where the failure to obtain any such consents or assignments or to make any such filings or notices, considered in the aggregate, would not have an Acquiror Material Adverse Effect or a Company Material Adverse Effect.

     (i) Non-Competition Agreements and Employment Agreements. At or before the Closing, Acquiror shall have (i) executed and delivered (A) an Employment Agreement to each of the Company Key Employees listed on Schedule 7.9(a), (B) a Non-Competition Agreement to each of the Company Key Employees listed on
Schedule 7.9(b), and (C) the Gumowitz Employment Agreement to Arnold S. Gumowitz, and (ii) entered into the Vizas Employment Agreement with Christopher
J. Vizas, except in any such case in the event of the death or disability of any such person.

     (j) Other Closing Documents. Acquiror shall have executed and/or delivered to the Company such additional documents, certificates, opinions and Agreements as the Company may reasonably request.


                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

   SECTION 9.1. TERMINATION.

     This Merger  Agreement  may be  terminated at any time prior to the Closing
Date:

     (a) by mutual written consent of Acquiror and the Company;

     (b) by Acquiror if there shall have been any material breach of any representation, warranty, covenant or agreement of the Company or any Company Stockholder contained in this Merger Agreement, and such breach has not been cured within ten (10) business days following receipt by the Company or such Company Stockholder of written notice of such breach;

     (c) by the Company if there shall have been any material breach of any representation, warranty, covenant or agreement of Acquiror or Acquiror Sub contained in this Merger Agreement, and such breach has not been cured within ten (10) business days following receipt by Acquiror of written notice of such breach;

     (d) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Government Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

     (e) by either Acquiror or the Company if the condition set forth in Section 8.1(g) has not been satisfied on or prior to January 31, 2000 (unless such date shall be extended by the mutual written consent of the parties); or

     (f) by either Acquiror or the Company if the Effective Time has not occurred on or prior to April 15, 2000 (unless such date shall be extended by the mutual written consent of the parties); provided, that the right to terminate this Merger Agreement under this Section 9.1(f) shall not be available to any party whose breach of any representation, warranty, covenant or agreement contained in this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such date.

     SECTION 9.2. EFFECT OF TERMINATION.

     In the event of termination of this Merger Agreement by either Acquiror or the Company as provided in Section 9.1, this Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acquiror Sub, the Company, any of their respective directors or officers, or any Company Stockholder, except (i) nothing herein shall relieve any party from liability for any breach hereof, (ii) each party shall be entitled to any remedies at law or in equity for such breach and (iii) Sections 7.4, 9.2, 10.1, 11.6 and 11.11 shall remain in full force and effect and survive any termination of this Merger Agreement. Notwithstanding the foregoing, in the event of termination of this Merger Agreement, (a) no Company Stockholder shall have any liability or obligation for any breach of this Merger Agreement by the Company or any Company Stockholder, (b) the Company agrees to indemnify, defend and hold harmless Acquiror, Acquiror Sub and their officers, directors and stockholders from and against and in respect of all Losses (as defined in Section 11.2) resulting from any such breach, including without limitation breach of representations made by any Company Stockholder, and (c) the sole recourse of Acquiror, Acquiror Sub or any of their officers, directors or stockholders for any breach of this Merger Agreement by the Company or any Company Stockholder shall be against the Company.

     SECTION 9.3. AMENDMENT.

     This Merger Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 9.4. WAIVER.

     At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party,
(b) waive any inaccuracies in the representations and warranties of any other party contained in this Merger Agreement or in any document delivered pursuant to this Merger Agreement, and (c) waive compliance by any other party with any of the Agreements or conditions contained in this Merger Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of the party or parties to be bound thereby. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Merger Agreement or under any other Agreement or document given in connection with or pursuant to this Merger Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

                                   ARTICLE X


            SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

     SECTION 10.1. SURVIVAL OF REPRESENTATIONS.

     All representations, warranties, covenants, indemnities and other Agreements made by any party to this Merger Agreement herein or pursuant hereto, shall be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other Agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other Agreements shall survive the Effective Time, and any investigation, audit or inspection at any time made by or on behalf of any party hereto, as follows: (a) unless otherwise specified below, representations and warranties shall survive for a period of one (1) year after the Effective Time; (b) to the extent required by applicable accounting and SEC rules, regulations and policies in order for the Merger to be accounted for as a "pooling of interests," representations and warranties related to matters that would be expected to be encountered in an audit of financial statements shall survive until the earlier of (i) the first anniversary of the Effective Time and
(ii) the date of completion of the first audit of financial statements containing combined operations of Acquiror and the Company; (c) representations and warranties with respect to Taxes and employee benefit matters shall survive until the expiration of the applicable statute of limitations; (d) representations, warranties and covenants for matters relating to the capital stock of the Company and Acquiror shall continue in full force and effect in perpetuity or, in the case of any such covenants, until fully discharged; and
(e) the covenants and agreements in this Article X and the covenants and agreements which by their terms survive the Effective Time (including, without limitation, the covenants and agreements contained in Sections 7.4, 7.18, 9.2, 10.1, 11.6 and 11.11) shall continue in full force and effect until fully discharged. Notwithstanding anything herein to the contrary, any representation, warranty, covenant or agreement which is the subject of a claim which is asserted in writing prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.

     SECTION 10.2. AGREEMENT OF THE COMPANY STOCKHOLDERS TO INDEMNIFY.

     Subject to the conditions and provisions of this Article X (including without limitation Sections 10.5(a) and 10.6(a)), each Company Stockholder (other than any Dissenting Company Stockholder) hereby agrees, jointly and severally, from and after the Effective Time to indemnify, defend and hold harmless Acquiror and its officers, directors, employees, agents and representatives (collectively, the "Acquiror Indemnified Persons") from and against and in respect of all Losses resulting from, imposed upon or incurred by Acquiror Indemnified Persons, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other Agreements, given or made by a Company Stockholder or the Company in this Merger Agreement or in any document, certificate or Agreement furnished by or on behalf of the Company or a Company Stockholder pursuant to this Merger Agreement. Without limiting the foregoing, such indemnification shall include Losses (i) pursuant to Environmental Laws resulting from any action or omission initiated or occurring, or relating to any action or omission initiated or occurring, prior to the Effective Time (including, without limitation, actions or omissions of predecessors in interest of the Company or the Subsidiaries), and (ii) resulting from the Company's or any Subsidiary's failure to comply with the Code, ERISA, or any other Law pertaining to the Employee Benefit Plans, Other Arrangements or other employee or employment related benefits. It shall be a condition to the right of any Acquiror Indemnified Person to indemnification pursuant to this Section 10.2 that such Acquiror Indemnified Person shall assert a claim for such indemnification within the applicable survival periods set forth in Section 10.1 hereof.

     SECTION 10.3. AGREEMENT OF ACQUIROR TO INDEMNIFY.

     Subject to the conditions and provisions of this Article X (including without limitation Sections 10.5(b) and 10.6(b)), Acquiror hereby agree from and after the Effective Time to indemnify, defend and hold harmless the Company, the Company Stockholders and the officers, directors, employees, agents and representatives of the Company (collectively, the "Company Indemnified

Persons") from and against and in respect of all Losses resulting from, imposed upon or incurred by Company Indemnified Persons, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other Agreements, given or made by Acquiror or Acquiror Sub in this Merger Agreement or in any document, certificate or Agreement furnished by or on behalf of Acquiror or Acquiror Sub pursuant to this Merger Agreement. Without limiting the foregoing, such indemnification shall include Losses (i) pursuant to Environmental Laws resulting from any action or omission initiated or occurring, or relating to any action or omission initiated or occurring, prior to the Effective Time (including, without limitation, actions or omissions of predecessors in interest of Acquiror or its Significant Subsidiaries), and (ii) resulting from Acquiror's or any of its Significant Subsidiary's failure to comply with the Code, ERISA, or any other Law pertaining to the Employee Benefit Plans, Other Arrangements or other employee or employment related benefits. It shall be a condition to the right of any Company Indemnified Person to indemnification pursuant to this Section 10.3 that such Company Indemnified Person shall assert a claim for such indemnification within the applicable survival periods set forth in Section 10.1 hereof.

     SECTION 10.4. THIRD PARTY CLAIMS.

     The obligations and liabilities of the Company Stockholders and Acquiror hereunder with respect to their respective indemnities pursuant to this Article X resulting from any Third Party Claim (as defined in Section 11.2) shall be subject to the following terms and conditions:

     (a) The party seeking indemnification (the "Indemnified Party") must give the party from whom indemnification is sought (the "Indemnifying Party") notice of any Third Party Claim which is asserted against, imposed upon or incurred by the Indemnified Party and which may give rise to liability of the Indemnifying Party pursuant to this Article X, stating (to the extent known or reasonably anticipated) the nature and basis of such Third Party Claim and the amount thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual material damage by reason of such failure.

     (b) Subject to Section 10.4(c) below, the Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Third Party Claim at the Indemnifying Party's risk and expense.

     (c) In the event that (i) the Indemnifying Party shall elect not to undertake such defense, (ii) within a reasonable time after notice from the Indemnified Party of any such Third Party Claim, the Indemnifying Party shall fail to undertake to defend such Third Party Claim, or (iii) there is a reasonable probability that such Third Party Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, then the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party. In the event that the Indemnified Party undertakes the defense of a Third Party Claim under this Section 10.4(c), the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

     (d) Anything in this Section 10.4 to the contrary notwithstanding, (i) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise such Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim in form and substance reasonably satisfactory to the Indemnified Party; (ii) in the event that the Indemnifying Party undertakes the defense of such Third Party Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to participate in the defense, compromise or settlement thereof and the Indemnifying Party and its counsel and other representatives shall cooperate with the Indemnified Party and its counsel and representatives in connection therewith; and (iii) in the event that the Indemnifying Party undertakes the defense of such Third Party Claim, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Third Party Claim and furnish the Indemnified Party with all documents, instruments and information that the Indemnified Party shall reasonably request in connection therewith.


     SECTION 10.5 LIMITATIONS.


     (a) The Company Stockholders shall not have liability under this Article X until the claims for indemnification for Losses by the Acquiror Indemnified Persons exceed an aggregate of $100,000; provided, however, that if the aggregate of such claims exceeds $100,000, the Company Stockholders shall be liable for all such Losses, not just the excess over $100,000; provided, further, that the foregoing limitations shall not apply to any claim for indemnification to the extent such claim is based on fraud, it being expressly understood that, except for any such claims based on fraud, (i) the Stockholder Escrow Shares shall be available to the Acquiror Indemnified Persons as their sole recourse to compensate them for any indemnified Losses under this Article X, (ii) such recourse shall be pursuant to the terms and conditions of the Escrow Agreement, and (iii) no Company Stockholder shall have any liability or obligation to any Acquiror Indemnified Person or any Company Indemnified Person under this Article X in excess of the Stockholder Escrow Shares.


     (b) Acquiror shall not have liability under this Article X until the claims for indemnification for Losses by the Company Indemnified Persons exceed an aggregate of $100,000; provided, however, that if the aggregate of such claims exceeds $100,000, Acquiror shall be liable for all such Losses, not just the excess over $100,000; provided, further, that the foregoing limitations shall not apply to any claim for indemnification to the extent such claim is based on fraud, it being expressly understood that, except for any such claims based on fraud, (i) the Acquiror Escrow Shares shall be available to the Company
Indemnified Persons as their sole recourse to compensate them for any indemnified Losses under this Article X, (ii) such recourse shall be pursuant to the terms and conditions of the Escrow Agreement and (iii) Acquiror shall have no liability or obligation to any Acquiror Indemnified Person or any Company Indemnified Person under this Article X in excess of the Acquiror Escrow Shares.


     SECTION 10.6. PAYMENT OF INDEMNIFICATION.


     (a)From and after the Effective Time, any indemnification payment due by any Company Stockholder to any Acquiror Indemnified Person shall be satisfied only out of the Stockholder Escrow Shares pursuant to the terms and conditions of the Escrow Agreement; provided, however, that nothing herein shall limit (i) the remedies that the Acquiror Indemnified Persons may have for Losses based on fraud, (ii) the equitable remedies of specific performance and injunctive relief that may be available to the Acquiror Indemnified Persons, or (iii) any remedies for Losses that the Acquiror Indemnified Persons may have against the Company in the event of termination of this Merger Agreement.


     (b) From and after the Effective Time, any indemnification payment due by Acquiror to any Company Indemnified Person shall be satisfied only out of the Acquiror Escrow Shares pursuant to the terms and conditions of the Escrow Agreement; provided, however, that nothing herein shall limit (i) the remedies that the Company Indemnified Persons may have for Losses based on fraud, (ii) the equitable remedies of specific performance and injunctive relief that may be available to the Company Indemnified Persons, or (iii) any remedies for Losses that the Company Indemnified Persons may have against Acquiror in the event of termination of this Merger Agreement.


     SECTION 10.7. NO RECOURSE AGAINST THE SURVIVING CORPORATION.


     The Company Stockholders hereby irrevocably waive any and all right to recourse against the Company, any Subsidiary and the Surviving Corporation with respect to any representation, warranty, indemnity or other Agreement or action made or taken by any Company Stockholder, the Company or any Subsidiary pursuant to this Merger Agreement. The Company Stockholders shall not be entitled to contribution from, subrogation to or recovery against the Company, any Subsidiary or the Surviving Corporation with respect to any liability of the Company Stockholders that may arise under or pursuant to this Merger Agreement or the transactions contemplated hereby.

     SECTION 10.8. EXCLUSIVE REMEDY; EFFECT OF INVESTIGATION OR KNOWLEDGE.

     (a) The parties acknowledge that, except in the case of fraud, after the Effective Time the remedies provided in this Article X shall be the exclusive remedies for any misrepresentation or breach of any representation, warranty or covenant, or noncompliance with any conditions or other Agreements, given or made in this Merger Agreement; provided, however, that nothing herein shall be construed or interpreted as limiting or impairing the rights or remedies that any party hereto may have to specific performance and injunctive relief, where available.

     (b) The right to indemnification, payment of Losses or other remedy based on the representations, warranties, covenants and Agreements under this Merger Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Merger Agreement or the Effective Time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or Agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or Agreement, will not affect the right to indemnification, payment of Losses, or other remedy based on such representations, warranties, covenants and Agreements.


                                  ARTICLE XI


                              GENERAL PROVISIONS

     SECTION 11.1. NOTICES.

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

   (a) If to Acquiror or Acquiror Sub:
       eGlobe, Inc.
       1250 24th Street, NW, Suite 725
       Washington, D.C. 20037
       Telecopier No.: (202) 822-8984
       Attention: General Counsel

      with a copy (which shall not constitute notice) to:

       Hogan & Hartson L.L.P.
       Columbia Square
       555 Thirteenth Street, N.W.
       Washington, DC 20004
       Telecopier No.: (202) 637-5910
       Attention: Steven M. Kaufman

   (b) If to the Company:

       Trans Global Communications, Inc.
       421 Seventh Avenue
       New York, NY 10001
       Telecopier No.: (212) 364-3501
       Attention: Arnold S. Gumowitz
       with a copy (which shall not constitute notice) to:

       John W. Hughes, Esq.
       421 Seventh Avenue
       New York, NY 10001
       Telecopier No.: (212) 714-0518

   (c) If to any Company Stockholder, to such Company Stockholder at the address set forth below its or his signature on this Merger Agreement
       With a copy (which shall not constitute notice) to:

       John W. Hughes, Esq.
       421 Seventh Avenue
       New York, NY 10001
       Telecopier No.: (212) 714-0518

   (d) If to the Stockholders' Representative:
       Arnold S. Gumowitz
       421 Seventh Avenue
       New York, NY 10001
       Telecopier No.: (212) 564-7512

       with a copy (which shall not constitute notice) to:

       John W. Hughes, Esq.
       421 Seventh Avenue
       New York, NY 10001
       Telecopier No.: (212) 714-0518

     SECTION 11.2. CERTAIN DEFINITIONS.

     For purposes of this Merger Agreement, the term:"Acquiror" is defined in the preamble to this Merger Agreement.

     "Acquiror Affiliate Agreements" is defined in Section 5.28.

     "Acquiror Affiliates" is defined in Section 5.28.

     "Acquiror Benefit Plans" is defined in Section 5.19(a).

     "Acquiror Common Stock" is defined in Section 2.1(a).

     "Acquiror Escrow Shares" is defined in Section 2.3(a)."Acquiror Financial Statements" is defined in Section 5.6.

     "Acquiror Indemnified Persons" is defined in Section 10.2.

     "Acquiror Intellectual Property Rights" is defined in Section 5.18(a).

     "Acquiror Licenses" is defined in Section 5.17.

     "Acquiror Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), assets or liabilities of Acquiror and its subsidiaries, taken as a whole; provided, however, that any decrease in the trading price of the Acquiror Common Stock on The Nasdaq Stock Market shall be excluded from the determination of Acquiror Material Adverse Effect.

     "Acquiror Material Contracts" is defined in Section 5.7

     "Acquiror Proxy Statement" is defined in Section 3.29.

     "Acquiror Registration Statement" is defined in Section 7.18(d).

     "Acquiror SEC Documents" is defined in Section 5.13.

     "Acquiror Stockholder Approval" is defined in Section 5.4.

     "Acquiror Stockholders Meeting" is defined in Section 7.1(c).

     "Acquiror Sub" is defined in the preamble to this Merger Agreement.

     "affiliate" means, unless otherwise defined herein: (a) with respect to an individual, any member of such individual's family who resides in the same home; and (b) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

     "Affiliated Group" means any affiliated group within the meaning of Section 1504(a) of the Code.

     "Agreement" means any concurrence of understanding and intention between two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

     "Audited Balance Sheets"is defined in Section 3.6(a).

     "Audited Statements"is defined in Section 3.6(a).

     "business day" means a day other than a Saturday, a Sunday or any other day on which commercial banks in the State of New York and in the District of Columbia are authorized or obligated to be closed.

     "Certificate of Merger" is defined in Section 1.2.

     "Certificates" is defined in Section 2.2(a).

     "Closing" is defined in Section 2.5.

     "Closing Date" is defined in Section 2.5.

     "Code" is defined in the preamble to this Merger Agreement.

     "Communications Act" means the Communications Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Company" is defined in the preamble to this Merger Agreement.

     "Company Affiliates" is defined in Section 3.25.

     "Company Affiliate Agreements" is defined in Section 3.25

     "Company Assets" shall mean the assets, rights and properties, whether owned, leased or licensed, real, personal or mixed, tangible or intangible, that are used, useful or held for use in connection with the business of the Company or any Subsidiary.

     "Company Benefit Plans" is defined in Section 3.17(a).

     "Company Common Stock" is defined in Section 2.1(a).

     "Company Dissenting Shares" is defined in Section 2.1(a).

     "Company Intellectual Property Rights" is defined in Section 3.15(a).

     "Company Key Employees" means Gary S. Gumowitz, John W. Hughes, Rich Patton, John Lynn, Andy Miller and Edward Balazs.

     "Company Licenses" is defined in Section 3.14.

     "Company Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), assets or liabilities of the Company and the Subsidiaries, taken as a whole.

     "Company Information" is defined in Section 3.29.

     "Company Stockholder Approval" is defined in Section 3.20.

     "Company   Stockholders"   is  defined  in  the  preamble  to  this  Merger
Agreement.

     "Company Stockholders Meeting" is defined in Section 7.1(a).

     "Competing Transaction" means any of the following involving the Company or the Subsidiaries (other than the transactions contemplated by this Merger Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the Company Assets, or issuance of ten percent (10%) or more of the outstanding voting securities of the Company or any Subsidiary in a single transaction or series of transactions; (iii) any tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of capital stock of the Company or any Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; (iv) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed after the date of this Merger Agreement which beneficially owns or has the right to acquire beneficial ownership of, ten percent (10%) or more of the then outstanding shares of capital stock of the Company or any Subsidiary; or (v) any Agreement to, or public announcement by the Company or any other Person of a proposal, plan or intention to, do any of the foregoing.

     "Confidentiality Agreement" is defined in Section 7.4.

     "control" (including the terms "controlled by" and "under common control with") means, as used with respect to any Person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities, as trustee or executor, by Agreement or otherwise).

     "Delaware Law" is defined in the preamble to this Merger Agreement.

     "Dissenting Company Stockholders" is defined in Section 2.7.

     "DOL" means the United States Department of Labor and its successors.

     "Effective Time" is defined in Section 1.2.

     "Employee Benefit Plan" means, with respect to any Person, any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by such Person; (b) to which such Person contributed or was obligated to contribute or to fund or provide benefits; or
(c) which provides or promises benefits to any person who performs or who has performed services for such Person and because of those services is or has been
(i) a participant therein or (ii) entitled to benefits thereunder.

     "Employment Agreements" is defined in Section 7.9.

     "Encumbrances" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

     "Environmental Laws" means all applicable foreign, federal, state and local Laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment, including, without limitation, Laws relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Escrow Agent" is defined in Section 2.3(a).

     "Escrow Agreement" is defined in Section 2.3(a).

     "Escrow Shares" is defined in Section 2.3(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Ratio" is defined in Section 2.1(a).

     "Financial Statements" is defined in Section 3.6(a).

     "GAAP" is defined in the preamble to this Merger Agreement.

     "Government Entity" means any United States or other national, state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

     "Gumowitz Employment Agreement" is defined in Section 7.9.

     "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Indemnified Party" is defined in Section 10.4(a).

     "Indemnifying Party" is defined in Section 10.4(a).

     "Investment Agreement" is defined in Section 4.6.

     "IRS"  means the United States Internal Revenue Service and its successors.

     "knowledge" means (a) with respect to the Company, the actual, current personal knowledge of Arnold S. Gumowitz, Gary S. Gumowitz, John W. Hughes, Rich Patton, John Lynn, Andy Miller or Edward Balazs, or any Company Stockholder, (b) with respect to any Company Stockholder, the actual, current personal knowledge of such Company Stockholder, and (c) with respect to Acquiror, the actual, current personal knowledge of Christopher J. Vizas, Ron Fried, Anne Haas, Allen Mandel, Bijan Moaveni, or Graeme Brown.

     "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and assets thereof.

     "License" means any franchise, grant, authorization, license, tariff, permit, easement, variance, exemption, consent, certificate, approval or order of any Government Entity.

     "Losses" means all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without
limitation,   interest,   penalties   and   reasonable   attorneys'   fees   and
disbursements.

     "Material Contracts" means, collectively, all Agreements (excluding the Material Leases) which (a) involve an aggregate annual expenditure by the Company or any Subsidiary of $50,000 or more, (b) are not cancelable by the
Company or any Subsidiary without cost on sixty (60) days or less notice, (c) are with any current customer, supplier or distribution partner and have an unexpired term of two (2) or more years, (d) restrict or regulate in any manner the conduct of the business of the Company or any Subsidiary, require the referral of any business by the Company or any Subsidiary, or require or purport to require the payment of money or the acceleration of performance of any obligations of the Company or any Subsidiary by virtue of any of the transactions contemplated hereby, or (e) any other Agreement (excluding any compensation Agreement or arrangement with employees, consultants, attorneys, accountants or advisors for their services) (i) that is material to the Company and the Subsidiaries, taken as a whole, or the conduct of their businesses or operations, or (ii) the absence of which would have a Company Material Adverse Effect; and "Material Contract" means each of the Material Contracts, individually.

     "Material Leases" means, collectively, all leases which (a) involve an aggregate annual expenditure by the Company or any Subsidiary of $50,000 or more, (b) are not cancelable by the Company or any Subsidiary without cost on sixty (60) days or less notice, or (c) have an unexpired term of more than one
(1) year, and "Material Lease" means each of the Material Leases, individually.

     "Merger" is defined in the preamble to this Merger Agreement.

     "Merger Agreement" is defined in the preamble to this Merger Agreement.

     "New York Law" is defined in the preamble to this Merger Agreement.

     "Non-Competition Agreement" is defined in Section 7.9.

     "Ordinary Course of Business" means ordinary course of business consistent with past practices and commercially reasonable business operations.

     "Other Arrangement" means, with respect to any Person, a benefit program or practice of such Person providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not an Employee Benefit Plan.

     "PBGC" means the Pension Benefit Guaranty Corporation or its successors.

     "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, or other entity or group.

     "Qualified Plan" means, with respect to any Person, an Employee Benefit Plan that satisfies, or is intended by such Person to satisfy, the requirements for Tax qualification described in Section 401 of the Code.

     "Real Property" is defined in Section 3.11

     "Resale Registration Statement" is defined in Section 7.18(a).

     "Requesting Stockholder" is defined in Section 7.18(d).

     "SEC" is defined in the preamble to this Merger Agreement.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Selling Stockholder" is defined in Section 7.18(a).

     "Significant Subsidiary" means any subsidiary of Acquiror disclosed in its most recent Annual Report on From 10-K, and any other subsidiary that would constitute a "significant subsidiary" of Acquiror within the meaning of Rule 1-02 of Regulation S-X of the SEC.

     "Stockholder Escrow Shares" is defined in Section 2.3(a).

     "Stockholders' Representative" is defined in Section 2.3(b).

     "Stock Issuance" is defined in Section 5.4.

     "Subsidiary" means a corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise control of such entity.

     "Surviving Corporation" is defined in Section 1.1.

     "Taxes" (including the terms "Tax" and "Taxing") means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Government Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

     "Tax Returns" means all federal, state, local, foreign and other applicable returns, declarations, reports and information statements with respect to Taxes required to be filed with the IRS or any other Government Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary tax returns.

     "Third Party Claim" means any claim or other assertion of liability by a third party.

     "Unaudited Balance Sheet" is defined in Section 3.6(a).

     "Unaudited Statements" is defined in Section 3.6(a).

     "Vizas Employment Agreement" is defined in Section 7.9.

     "Year 2000 Compliant" means that neither performance nor functionality is affected by dates prior to, during or after the year 2000; in particular (i) no value for current date will cause any interruption in operation; (ii) date-based functionality must behave consistently for dates before, during and after the year 2000; (iii) in all interfaces and data storage, the century in any date is specified either explicitly or by unambiguous algorithms or inferencing rules; and (iv) the year 2000 must be recognized as a leap year.

     "Year 2000 Meeting" is defined in Section 7.17.

     SECTION 11.3. HEADINGS.

     The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

     SECTION 11.4. SEVERABILITY.

     If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.


     SECTION 11.5. ENTIRE AGREEMENT.


     This Merger Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto) constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     SECTION 11.6. SPECIFIC PERFORMANCE.

     The transactions contemplated by this Merger Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

     SECTION 11.7. ASSIGNMENT.

     Neither this Merger Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Merger Agreement shall be binding upon, inure to the benefit of and be enforceable against the parties and their respective successors and assigns.

     SECTION 11.8. THIRD PARTY BENEFICIARIES.

     This Merger Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Merger Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement, except for Acquiror Indemnified Persons under Article X hereof and except as otherwise provided in Section 11.7.

     SECTION 11.9. GOVERNING LAW.

     This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware.

     SECTION 11.10. COUNTERPARTS.

     This Merger Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement.

     SECTION 11.11. FEES AND EXPENSES.

     Except as otherwise provided for in this Merger Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection with this Merger Agreement and in the preparation for and consummation of the transactions provided for herein; provided, however, that the filing fee for filing Notification and Report Forms required under the HSR Act in connection with the consummation of the transactions contemplated hereby shall be paid 50% by Acquiror and 50% by the Company.

     SECTION 11.12. OBLIGATIONS OF CERTAIN COMPANY STOCKHOLDERS.

     If the Company Information includes material information relevant to an investment decision with respect to the Merger not provided or made available to the Company Stockholders prior to the date hereof, then except for the terms and conditions of Sections 6.3, 7.4, 7.5, 7.6, 7.8 and 11.11, the Company Stockholders who are not listed on Schedule 7.1 shall not be bound by the terms and conditions of this Merger Agreement until five (5) business days following the date the Company Information is first presented or otherwise supplied to the Company Stockholders, and then only to the extent such Company Stockholders are not Dissenting Company Stockholders.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Merger Agreement, or caused this Merger Agreement to be executed and delivered, as of the date first written above.

                                        eGLOBE, INC.



                                      By:
                                           -------------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------



                                        TRANS GLOBAL COMMUNICATIONS, INC.



                                      By:
                                           -------------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------



                                           -------------------------------------

                                           Name: Arnold S. Gumowitz
                                                --------------------------------

                                           Address:
                                                   -----------------------------



                                           -------------------------------------

                                           Name: Gary S. Gumowitz
                                                --------------------------------

                                           Address:
                                                   -----------------------------



                                           -------------------------------------

                                           Name: Joan Matthews
                                                --------------------------------

                                           Address:
                                                   -----------------------------



                                           -------------------------------------

                                           Name: John W. Hughes
                                                --------------------------------

                                           Address:
                                                   -----------------------------



                                           -------------------------------------

                                           Name: Stephen Levy
                                                --------------------------------

                                           Address:
                                                   -----------------------------



                                           -------------------------------------

                                           Name: Grayson Family Trust
                                                --------------------------------

                                           Address:
                                                   -----------------------------



                                           -------------------------------------

                                           Name: Milton Gumowitz
                                                --------------------------------

                                           Address:
                                                   -----------------------------



                                           -------------------------------------

                                           Name: Michael Gumowitz
                                                --------------------------------

                                           Address:
                                                   -----------------------------

                                           -------------------------------------

                                           Name: Jonathan Gumowitz
                                                --------------------------------

                                           Address:
                                                   -----------------------------



                                           -------------------------------------

                                           Name: Jonathan Lynn
                                                --------------------------------

                                           Address:
                                                   -----------------------------



                                           -------------------------------------

                                           Name: Rich Patton
                                                --------------------------------

                                           Address:
                                                   -----------------------------

                                                                     APPENDIX B



              [LETTERHEAD OF GERARD KLAUER MATTISON & CO., INC.]

December 16, 1999

The Board of Directors
eGlobe, Inc.
1250 24th Street NW
Suite 725
Washington, DC 20037

Members of the Board:

     Gerard Klauer Mattison & Co., Inc. ("Gerard Klauer") understands that eGlobe, Inc. ("eGlobe" or the "Company"), eGlobe Merger Sub No. 6, Inc. ("Merger Sub"), Trans Global Communications, Inc. ("Trans Global") and shareholders of Trans Global have entered into an Agreement and Plan of Merger, dated as of December 16, 1999 (the "Merger Agreement"), whereby, among other things, Merger Sub shall be merged with and into Trans Global (the "Merger") as a result of which each outstanding share of the common stock, no par value, of Trans Global (the "Trans Global Common Stock") shall be converted into and exchanged for a number (the "Exchange Ratio") of shares of the common stock, par value $0.001 per share, of eGlobe (the "eGlobe Common Stock") equal to 40 million divided by the number of shares of Trans Global Common Stock outstanding immediately prior to the effective time of the Merger.

     The Board of Directors of eGlobe has requested the opinion of Gerard Klauer as to the fairness, from a financial point of view, to the Company of the Exchange Ratio to be paid by the Company in the Merger.

     In conducting our analysis and arriving at our opinion, we reviewed the Merger Agreement and held discussions with the managements of the Company and Trans Global regarding the businesses, operations and prospects of the Company and Trans Global as well as such other matters as we considered relevant to our inquiry. We examined certain publicly available business and financial information relating to the Company and certain business and financial information relating to Trans Global, as well as certain forecasts and other information and data for the Company and Trans Global, which were provided to or otherwise discussed with us by the managements of the Company and Trans Global. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things, current and historical market prices and trading volume of eGlobe Common Stock and the financial condition and historical and projected earnings and other operating data of eGlobe and Trans Global. We considered, to the extent publicly available, financial, stock market and other publicly available information relating to the businesses of certain companies whose operations we considered relevant in evaluating the Company and Trans Global and also considered the financial terms of certain other recent transactions that we considered relevant in evaluating the Merger. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

     In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information publicly available or furnished or otherwise communicated to us. With respect to the financial forecasts, projections and other information provided to or otherwise reviewed by us, we have been advised by the managements of the Company and Trans Global that such forecasts, projections and other information were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of the Company and Trans Global as to the expected future competitive, operating and financial performance of the Company and Trans Global. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based. We have assumed, with your consent, that the Merger will be consummated in accordance with its terms as set forth in the Merger Agreement. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Trans Global, and we have not made a physical inspection of the properties or assets of the Company or Trans Global. We have also assumed, with your consent, that the Merger will qualify as a tax-free reorganization for federal income tax purposes and be treated as a pooling of interests in accordance with generally accepted accounting principles. Our opinion, as set forth herein, relates to the relative values of the Company and Trans Global. Our valuation is necessarily based upon information made available to us and business, market, economic, monetary and other conditions as they exist on, and can be evaluated as of, the date of this letter and does not address the underlying business decision of the Company to effect the Merger or any other transaction in which the Company may engage. In addition, we are expressing no opinion as to what the value of eGlobe Common Stock will be when issued to Trans Global stockholders pursuant to the Merger or the price at which eGlobe Common Stock will trade subsequent to the Merger.

     Gerard Klauer, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, divestitures, restructurings, recapitalizations, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Gerard Klauer has acted as financial advisor to the Company in connection with the Merger and will receive a fee for such services. We have in the past provided services to the Company for which we have received compensation and we may in the future perform certain financial advisory services for the Company for which we may receive a fee. In the ordinary course of business, we may actively trade the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a short or long position in such securities. Gerard Klauer and several of its officers are currently shareholders of the Company.

     This opinion has been prepared for the information of the Board of Directors of the Company in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matter relating to the Merger.

     Based upon and subject to the foregoing and based upon such other factors as we consider relevant, we are of the view that, as of the date hereof, the Exchange Ratio to be paid by the Company in the Merger is fair from a financial point of view to the Company.

                                     Very truly yours,




                                     /s/ Gerard Klauer Mattison & Co., Inc.
                                     --------------------------------------
                                     GERARD KLAUER MATTISON & CO., INC.

                                 REVOCABLE PROXY

                                  eGLOBE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

     The undersigned stockholder of eGlobe, Inc. (the "Company") hereby appoints Christopher J. Vizas, W.P. Colin Smith, Jr. and Graeme S.R. Brown, or any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the special meeting of stockholders to be held at _____ a.m., local time, on _________, _______________, 2000, at the _______________________ and at any adjournments or postponements thereof, upon the following matters:


Proposal 1:    To approve  the  issuance  of up to  40,000,000  shares of eGlobe common stock,  par value  $0.001,  to the  stockholders  of Trans
               Global  Communications,  Inc.  and the  deposit of an  additional
               2,000,000 shares in escrow for possible future issuance to these stockholders in payment of any claims, in a merger under an Agreement and Plan of Merger, dated as of December 16, 1999, among eGlobe, a wholly owned subsidiary of eGlobe, Trans Global and the stockholders of Trans Global, under which Trans Global will become a wholly owned subsidiary of eGlobe.


                  FOR                       AGAINST                    ABSTAIN
                  |_|                         |_|                         |_|

Proposal 2:    To approve a proposed amendment to eGlobe's Restated  Certificate of Incorporation to increase the authorized number of shares of eGlobe common stock from 100,000,000 to 200,000,000 shares;


                  FOR                       AGAINST                    ABSTAIN
                  |_|                         |_|                         |_|

Proposal 3:    To approve a proposed  amendment to eGlobe's 1995 Employee  Stock
               Option and Appreciation Rights Plan to increase the number of shares authorized under the Employee Plan from 3,250,000 to 7,000,000 shares of eGlobe common stock;


                  FOR                       AGAINST                    ABSTAIN
                  |_|                         |_|                         |_|

Proposal 4:    To approve a proposal to allow the preferred  stock issued in our recent acquisition of Coast International to become convertible into up to 3,220,000 shares of eGlobe common stock.


                  FOR                       AGAINST                    ABSTAIN
                  |_|                         |_|                        |_|

Other Matters: The proxies are  authorized  to vote upon such other  business as may properly come before the stockholder meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the stockholder meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Share Issuance, the Charter Amendment, the Employee Plan Amendment and the Right to Convert or otherwise, in accordance with the determination of a majority of the eGlobe board of directors.

     This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

|_|   I PLAN TO ATTEND THE ___________, 2000 SPECIAL STOCKHOLDERS MEETING

                                            Date:_______________________ , 2000.




                                            ------------------------------------
                                            (Signature of Stockholder or
                                             Authorized Representative)




                                            ------------------------------------
                                            (Print name)

                                             Please  date  and sign  exactly  as
                                             name appears hereon. Each executor,
                                             administrator,  trustee,  guardian,
                                             attorney-in-fact      and     other
                                             fiduciary  should sign and indicate
                                             his or her full title.  In the case
                                             of stock  ownership  in the name of
                                             two or more  persons,  both persons
                                             should sign.


PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE SPECIAL MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.